BEAR STEARNS ASSET BACKED SECURITIES I LLC,

Depositor,

EMC MORTGAGE CORPORATION,

Seller and Company,

LASALLE BANK NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator,

and

CITIBANK, N.A.

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of February 1, 2007

SACO I TRUST 2007-2

MORTGAGE-BACKED CERTIFICATES, SERIES 2007-2

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II
CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Company, the Master Servicer, and EMC as Seller.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Countersignature and Delivery of Certificates.
Section 2.07	Purposes and Powers of the Trust.

ARTICLE III
ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY THE COMPANY
Section 3.01	The Company.
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers.
Section 3.04	Documents, Records and Funds in Possession of the Company to Be Held for Trustee.
Section 3.05	Optional Purchase of Certain Mortgage Loans.
Section 3.06	Release of Mortgage Files.
Section 3.07	Maintenance of Hazard Insurance.
Section 3.08	Presentment of Claims and Collection of Proceeds.
Section 3.09	Books and Records.
Section 3.10	Custodian to Retain Possession of Certain Insurance Policies and Documents.
Section 3.11	Fidelity Bond, Errors and Omissions Insurance.
Section 3.12	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.13	Servicing Compensation.
Section 3.14	REO Property.
Section 3.15	Liquidation Reports.
Section 3.16	Annual Statement as to Compliance.
Section 3.17	Assessments of Compliance and Attestation Reports.
Section 3.18	Reports Filed with Securities and Exchange Commission.
Section 3.19	Intention of the Parties and Interpretation.

ARTICLE IV
MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER
Section 4.01	Master Servicer.
Section 4.02	Monitoring of Company and Servicer.
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Documents, Records and Funds in Possession of Master Servicer, Company and Servicer To Be Held for Trustee.
Section 4.07	Presentment of Claims and Collection of Proceeds.
Section 4.08	Realization Upon Defaulted Mortgage Loans.
Section 4.09	Compensation of the Master Servicer.
Section 4.10	REO Property.
Section 4.11	UCC.
Section 4.12	Reserve Fund; Payments to and from Swap Administrator; Supplemental Interest Trust.
Section 4.13	Reserved.
Section 4.14	Tax Treatment of Class IO Distribution Amounts in the Event of Resecuritization of Class A, Class M or Class B Certificates.

ARTICLE V
ACCOUNTS
Section 5.01	Collection of Mortgage Loan Payments; Protected Account.
Section 5.02	Permitted Withdrawals From the Protected Account.
Section 5.03	Reports to the Master Servicer.
Section 5.04	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.
Section 5.05	Protected Accounts.
Section 5.06	Master Servicer Collection Account
Section 5.07	Permitted Withdrawals and Transfers from the Master Servicer Collection Account.
Section 5.08	Distribution Account.
Section 5.09	Permitted Withdrawals and Transfers from the Distribution Account.

ARTICLE VI
DISTRIBUTIONS AND ADVANCES
Section 6.01	Advances.
Section 6.02	Compensating Interest Payments.
Section 6.03	REMIC Distributions.
Section 6.04	Distributions.
Section 6.05	Allocation of Realized Losses.
Section 6.06	Monthly Statements to Certificateholders.
Section 6.07	REMIC Designations and REMIC Distributions.

ARTICLE VII
THE CERTIFICATES
Section 7.01	The Certificates.
Section 7.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 7.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 7.04	Persons Deemed Owners.
Section 7.05	Access to List of Certificateholders’ Names and Addresses.
Section 7.06	Book-Entry Certificates.
Section 7.07	Notices to Depository.
Section 7.08	Definitive Certificates.
Section 7.09	Maintenance of Office or Agency.

ARTICLE VIII
THE DEPOSITOR, THE COMPANy AND THE MASTER SERVICER
Section 8.01	Liabilities of the Depositor, the Company and the Master Servicer.
Section 8.02	Merger or Consolidation of the Depositor, the Company or the Master Servicer.
Section 8.03	Indemnification of the Trustee, the Master Servicer and the Securities Administrator.
Section 8.04	Limitations on Liability of the Depositor, the Company, the Master Servicer and Others.
Section 8.05	Master Servicer and Company Not to Resign.
Section 8.06	Successor Master Servicer.
Section 8.07	Sale and Assignment of Master Servicing.

ARTICLE IX
DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY
Section 9.01	Events of Default.
Section 9.02	Trustee to Act; Appointment of Successor.
Section 9.03	Notification to Certificateholders.
Section 9.04	Waiver of Defaults.
Section 9.05	Company Default.
Section 9.06	Waiver of Company Defaults.

ARTICLE X
CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR
Section 10.01	Duties of Trustee and the Securities Administrator.
Section 10.02	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 10.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.
Section 10.04	Trustee and Securities Administrator May Own Certificates.
Section 10.05	Trustee’s and Securities Administrator’s Fees and Expenses.
Section 10.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 10.07	Insurance.
Section 10.08	Resignation and Removal of Trustee and Securities Administrator.
Section 10.09	Successor Trustee or Securities Administrator.
Section 10.10	Merger or Consolidation of Trustee or Securities Administrator.
Section 10.11	Appointment of Co-Trustee or Separate Trustee.
Section 10.12	Tax Matters.
Section 10.13	REMIC-Related Covenants.

ARTICLE XI
TERMINATION
Section 11.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.
Section 11.02	Final Distribution on the Certificates.
Section 11.03	Additional Termination Requirements.

ARTICLE XII
MISCELLANEOUS PROVISIONS
Section 12.01	Amendment.
Section 12.02	Recordation of Agreement; Counterparts.
Section 12.03	Governing Law.
Section 12.04	Intention of Parties.
Section 12.05	Notices.
Section 12.06	Severability of Provisions.
Section 12.07	Assignment.
Section 12.08	Limitation on Rights of Certificateholders.
Section 12.09	Inspection and Audit Rights.
Section 12.10	Certificates Nonassessable and Fully Paid.
Section 12.11	Third Party Rights.

Exhibits
Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class M Certificates
Exhibit A-3	Form of Class B Certificates
Exhibit A-4	Form of Class C Certificates
Exhibit A-5	Form of Class R Certificates
Exhibit A-6	Form of Class X Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Transfer Affidavit
Exhibit D	Form of Transferor Certificate
Exhibit E	Form of Investment Letter (Non-Rule 144A)
Exhibit F	Form of Rule 144A and Related Matters Certificate
Exhibit G	Form of Request for Release
Exhibit H	DTC Letter of Representations
Exhibit I	Schedule of Mortgage Loans with Lost Notes
Exhibit J	Reserved
Exhibit K	Form of Custodial Agreement
Exhibit L	Form of Mortgage Loan Purchase Agreement
Exhibit M	Form of Back-Up Certification
Exhibit N	Swap Agreement
Exhibit O	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit P	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit Q	Additional Disclosure Notification
Exhibit R-1	Form of GMACM Servicing Agreement
Exhibit R-2	Form of GMACM Assignment, Assumption and Recognition Agreement
Exhibit S	Form of Transferor Affidavit

POOLING AND SERVICING AGREEMENT, dated as of February 1, 2007, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and CITIBANK, N.A., a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. On or prior to the Closing Date, the Depositor acquired the Mortgage Loans from the Seller. On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

REMIC I

As provided herein, the Securities Administrator, on behalf of the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund, any Prepayment Charge Waiver Amounts and, for the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Swap Account, the Swap Collateral Account and any rights or obligations in respect of the Swap Administration Agreement) as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-1 Certificates will represent the sole class of Residual Interests (as defined herein) in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
I-1-A	Variable(2)	$3,437,202.14	February 25, 2037
I-1-B	Variable(2)	$3,437,202.14	February 25, 2037
I-2-A	Variable(2)	$3,315,447.16	February 25, 2037
I-2-B	Variable(2)	$3,315,447.16	February 25, 2037
I-3-A	Variable(2)	$3,197,999.69	February 25, 2037
I-3-B	Variable(2)	$3,197,999.69	February 25, 2037
I-4-A	Variable(2)	$3,084,707.47	February 25, 2037
I-4-B	Variable(2)	$3,084,707.47	February 25, 2037
I-5-A	Variable(2)	$2,975,423.62	February 25, 2037
I-5-B	Variable(2)	$2,975,423.62	February 25, 2037
I-6-A	Variable(2)	$2,870,006.46	February 25, 2037
I-6-B	Variable(2)	$2,870,006.46	February 25, 2037
I-7-A	Variable(2)	$2,768,319.29	February 25, 2037
I-7-B	Variable(2)	$2,768,319.29	February 25, 2037
I-8-A	Variable(2)	$2,670,230.27	February 25, 2037
I-8-B	Variable(2)	$2,670,230.27	February 25, 2037
I-9-A	Variable(2)	$2,575,612.20	February 25, 2037
I-9-B	Variable(2)	$2,575,612.20	February 25, 2037
I-10-A	Variable(2)	$2,484,342.36	February 25, 2037
I-10-B	Variable(2)	$2,484,342.36	February 25, 2037
I-11-A	Variable(2)	$2,396,302.41	February 25, 2037
I-11-B	Variable(2)	$2,396,302.41	February 25, 2037
I-12-A	Variable(2)	$2,311,378.13	February 25, 2037
I-12-B	Variable(2)	$2,311,378.13	February 25, 2037
I-13-A	Variable(2)	$2,229,459.39	February 25, 2037
I-13-B	Variable(2)	$2,229,459.39	February 25, 2037
I-14-A	Variable(2)	$2,150,439.93	February 25, 2037
I-14-B	Variable(2)	$2,150,439.93	February 25, 2037
I-15-A	Variable(2)	$2,074,217.22	February 25, 2037
I-15-B	Variable(2)	$2,074,217.22	February 25, 2037
I-16-A	Variable(2)	$2,000,692.39	February 25, 2037
I-16-B	Variable(2)	$2,000,692.39	February 25, 2037
I-17-A	Variable(2)	$1,929,770.05	February 25, 2037
I-17-B	Variable(2)	$1,929,770.05	February 25, 2037
I-18-A	Variable(2)	$1,861,358.17	February 25, 2037
I-18-B	Variable(2)	$1,861,358.17	February 25, 2037
I-19-A	Variable(2)	$1,795,367.98	February 25, 2037
I-19-B	Variable(2)	$1,795,367.98	February 25, 2037
I-20-A	Variable(2)	$1,731,713.85	February 25, 2037
I-20-B	Variable(2)	$1,731,713.85	February 25, 2037
I-21-A	Variable(2)	$1,670,313.17	February 25, 2037
I-21-B	Variable(2)	$1,670,313.17	February 25, 2037
I-22-A	Variable(2)	$1,611,086.26	February 25, 2037
I-22-B	Variable(2)	$1,611,086.26	February 25, 2037
I-23-A	Variable(2)	$1,553,956.23	February 25, 2037
I-23-B	Variable(2)	$1,553,956.23	February 25, 2037
I-24-A	Variable(2)	$1,498,848.93	February 25, 2037
I-24-B	Variable(2)	$1,498,848.93	February 25, 2037
I-25-A	Variable(2)	$1,445,692.83	February 25, 2037
I-25-B	Variable(2)	$1,445,692.83	February 25, 2037
I-26-A	Variable(2)	$1,394,418.91	February 25, 2037
I-26-B	Variable(2)	$1,394,418.91	February 25, 2037
I-27-A	Variable(2)	$1,344,960.61	February 25, 2037
I-27-B	Variable(2)	$1,344,960.61	February 25, 2037
I-28-A	Variable(2)	$1,297,253.71	February 25, 2037
I-28-B	Variable(2)	$1,297,253.71	February 25, 2037
I-29-A	Variable(2)	$1,251,236.26	February 25, 2037
I-29-B	Variable(2)	$1,251,236.26	February 25, 2037
I-30-A	Variable(2)	$1,206,848.50	February 25, 2037
I-30-B	Variable(2)	$1,206,848.50	February 25, 2037
I-31-A	Variable(2)	$1,164,032.79	February 25, 2037
I-31-B	Variable(2)	$1,164,032.79	February 25, 2037
I-32-A	Variable(2)	$1,122,733.52	February 25, 2037
I-32-B	Variable(2)	$1,122,733.52	February 25, 2037
I-33-A	Variable(2)	$1,082,897.04	February 25, 2037
I-33-B	Variable(2)	$1,082,897.04	February 25, 2037
I-34-A	Variable(2)	$1,044,471.61	February 25, 2037
I-34-B	Variable(2)	$1,044,471.61	February 25, 2037
I-35-A	Variable(2)	$1,007,407.30	February 25, 2037
I-35-B	Variable(2)	$1,007,407.30	February 25, 2037
I-36-A	Variable(2)	$971,655.96	February 25, 2037
I-36-B	Variable(2)	$971,655.96	February 25, 2037
I-37-A	Variable(2)	$937,171.15	February 25, 2037
I-37-B	Variable(2)	$937,171.15	February 25, 2037
I-38-A	Variable(2)	$903,908.04	February 25, 2037
I-38-B	Variable(2)	$903,908.04	February 25, 2037
I-39-A	Variable(2)	$871,823.41	February 25, 2037
I-39-B	Variable(2)	$871,823.41	February 25, 2037
I-40-A	Variable(2)	$840,875.57	February 25, 2037
I-40-B	Variable(2)	$840,875.57	February 25, 2037
I-41-A	Variable(2)	$811,024.29	February 25, 2037
I-41-B	Variable(2)	$811,024.29	February 25, 2037
I-42-A	Variable(2)	$782,230.77	February 25, 2037
I-42-B	Variable(2)	$782,230.77	February 25, 2037
I-43-A	Variable(2)	$754,457.58	February 25, 2037
I-43-B	Variable(2)	$754,457.58	February 25, 2037
I-44-A	Variable(2)	$727,668.60	February 25, 2037
I-44-B	Variable(2)	$727,668.60	February 25, 2037
I-45-A	Variable(2)	$19,708,856.45	February 25, 2037
I-45-B	Variable(2)	$19,708,856.45	February 25, 2037
II-1-A	Variable(2)	$502,952.50	February 25, 2037
II-1-B	Variable(2)	$502,952.50	February 25, 2037
II-2-A	Variable(2)	$485,136.57	February 25, 2037
II-2-B	Variable(2)	$485,136.57	February 25, 2037
II-3-A	Variable(2)	$467,950.93	February 25, 2037
II-3-B	Variable(2)	$467,950.93	February 25, 2037
II-4-A	Variable(2)	$451,373.32	February 25, 2037
II-4-B	Variable(2)	$451,373.32	February 25, 2037
II-5-A	Variable(2)	$435,382.24	February 25, 2037
II-5-B	Variable(2)	$435,382.24	February 25, 2037
II-6-A	Variable(2)	$419,956.95	February 25, 2037
II-6-B	Variable(2)	$419,956.95	February 25, 2037
II-7-A	Variable(2)	$405,077.46	February 25, 2037
II-7-B	Variable(2)	$405,077.46	February 25, 2037
II-8-A	Variable(2)	$390,724.47	February 25, 2037
II-8-B	Variable(2)	$390,724.47	February 25, 2037
II-9-A	Variable(2)	$376,879.38	February 25, 2037
II-9-B	Variable(2)	$376,879.38	February 25, 2037
II-10-A	Variable(2)	$363,524.21	February 25, 2037
II-10-B	Variable(2)	$363,524.21	February 25, 2037
II-11-A	Variable(2)	$350,641.67	February 25, 2037
II-11-B	Variable(2)	$350,641.67	February 25, 2037
II-12-A	Variable(2)	$338,215.03	February 25, 2037
II-12-B	Variable(2)	$338,215.03	February 25, 2037
II-13-A	Variable(2)	$326,228.17	February 25, 2037
II-13-B	Variable(2)	$326,228.17	February 25, 2037
II-14-A	Variable(2)	$314,665.56	February 25, 2037
II-14-B	Variable(2)	$314,665.56	February 25, 2037
II-15-A	Variable(2)	$303,512.19	February 25, 2037
II-15-B	Variable(2)	$303,512.19	February 25, 2037
II-16-A	Variable(2)	$292,753.58	February 25, 2037
II-16-B	Variable(2)	$292,753.58	February 25, 2037
II-17-A	Variable(2)	$282,375.79	February 25, 2037
II-17-B	Variable(2)	$282,375.79	February 25, 2037
II-18-A	Variable(2)	$272,365.34	February 25, 2037
II-18-B	Variable(2)	$272,365.34	February 25, 2037
II-19-A	Variable(2)	$262,709.26	February 25, 2037
II-19-B	Variable(2)	$262,709.26	February 25, 2037
II-20-A	Variable(2)	$253,394.99	February 25, 2037
II-20-B	Variable(2)	$253,394.99	February 25, 2037
II-21-A	Variable(2)	$244,410.47	February 25, 2037
II-21-B	Variable(2)	$244,410.47	February 25, 2037
II-22-A	Variable(2)	$235,744.02	February 25, 2037
II-22-B	Variable(2)	$235,744.02	February 25, 2037
II-23-A	Variable(2)	$227,384.41	February 25, 2037
II-23-B	Variable(2)	$227,384.41	February 25, 2037
II-24-A	Variable(2)	$219,320.77	February 25, 2037
II-24-B	Variable(2)	$219,320.77	February 25, 2037
II-25-A	Variable(2)	$211,542.64	February 25, 2037
II-25-B	Variable(2)	$211,542.64	February 25, 2037
II-26-A	Variable(2)	$204,039.93	February 25, 2037
II-26-B	Variable(2)	$204,039.93	February 25, 2037
II-27-A	Variable(2)	$196,802.89	February 25, 2037
II-27-B	Variable(2)	$196,802.89	February 25, 2037
II-28-A	Variable(2)	$189,822.12	February 25, 2037
II-28-B	Variable(2)	$189,822.12	February 25, 2037
II-29-A	Variable(2)	$183,088.56	February 25, 2037
II-29-B	Variable(2)	$183,088.56	February 25, 2037
II-30-A	Variable(2)	$176,593.48	February 25, 2037
II-30-B	Variable(2)	$176,593.48	February 25, 2037
II-31-A	Variable(2)	$170,328.42	February 25, 2037
II-31-B	Variable(2)	$170,328.42	February 25, 2037
II-32-A	Variable(2)	$164,285.26	February 25, 2037
II-32-B	Variable(2)	$164,285.26	February 25, 2037
II-33-A	Variable(2)	$158,456.14	February 25, 2037
II-33-B	Variable(2)	$158,456.14	February 25, 2037
II-34-A	Variable(2)	$152,833.49	February 25, 2037
II-34-B	Variable(2)	$152,833.49	February 25, 2037
II-35-A	Variable(2)	$147,410.02	February 25, 2037
II-35-B	Variable(2)	$147,410.02	February 25, 2037
II-36-A	Variable(2)	$142,178.66	February 25, 2037
II-36-B	Variable(2)	$142,178.66	February 25, 2037
II-37-A	Variable(2)	$137,132.63	February 25, 2037
II-37-B	Variable(2)	$137,132.63	February 25, 2037
II-38-A	Variable(2)	$132,265.37	February 25, 2037
II-38-B	Variable(2)	$132,265.37	February 25, 2037
II-39-A	Variable(2)	$127,570.55	February 25, 2037
II-39-B	Variable(2)	$127,570.55	February 25, 2037
II-40-A	Variable(2)	$123,042.07	February 25, 2037
II-40-B	Variable(2)	$123,042.07	February 25, 2037
II-41-A	Variable(2)	$118,674.05	February 25, 2037
II-41-B	Variable(2)	$118,674.05	February 25, 2037
II-42-A	Variable(2)	$114,460.80	February 25, 2037
II-42-B	Variable(2)	$114,460.80	February 25, 2037
II-43-A	Variable(2)	$110,396.86	February 25, 2037
II-43-B	Variable(2)	$110,396.86	February 25, 2037
II-44-A	Variable(2)	$106,476.93	February 25, 2037
II-44-B	Variable(2)	$106,476.93	February 25, 2037
II-45-A	Variable(2)	$2,883,920.77	February 25, 2037
II-45-B	Variable(2)	$2,883,920.77	February 25, 2037
_____________________________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Securities Administrator on behalf of the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class R-2 Certificates will represent the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	Uncertificated REMIC II Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
AA	Variable(2)	$108,819,024.17	February 25, 2037
I-A	Variable(2)	$691,135.00	February 25, 2037
II-A	Variable(2)	$101,130.00	February 25, 2037
M-1	Variable(2)	$54,410.00	February 25, 2037
M-2	Variable(2)	$60,515.00	February 25, 2037
M-3	Variable(2)	$23,875.00	February 25, 2037
M-4	Variable(2)	$24,980.00	February 25, 2037
M-5	Variable(2)	$23,875.00	February 25, 2037
M-6	Variable(2)	$18,320.00	February 25, 2037
B-1	Variable(2)	$19,435.00	February 25, 2037
ZZ	Variable(2)	$1,203,121.41	February 25, 2037
IO	(2)	(3)	February 25, 2037
1-Sub	Variable(2)	$5,550.46	February 25, 2037
1-Grp	Variable(2)	$19,373.16	February 25, 2037
2-Sub	Variable(2)	$812.20	February 25, 2037
2-Grp	Variable(2)	$2,834.80	February 25, 2037
XX	Variable(2)	$111,011,249.96	February 25, 2037
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest

.
(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.

(3)
REMIC II Regular Interest IO will not have an Uncertificated Principal Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the definition of “Uncertificated Notional Amount” herein.

CERTIFICATES

As provided herein, the Securities Administrator on behalf of the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The Class R-3 Certificates will represent the sole class of Residual Interests in REMIC III for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, Pass-Through Rate, Initial Certificate Principal Balance (or initial Uncertificated Principal Balance, in the case of the Class C Interest and the Class IO Interest) and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each class of Certificates and interests that represents ownership of one or more of the Regular Interests in REMIC III created hereunder. The Trust Fund will also issue the Class X Certificates, as designated below, which will not represent a Regular Interest in any REMIC created hereunder.

Each Certificate, other than the Class C, Class X and Class R Certificates, represents ownership of a Regular Interest in REMIC III and also represents (i) the right to receive certain amounts specified herein in respect of Basis Risk Shortfall Carry Forward Amounts (as defined herein) and (ii) the obligation to pay Class IO Distribution Amounts (as defined herein). The entitlement to principal of the Regular Interest which corresponds to each Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

Designation	Pass-Through Rate	Initial Certificate or Uncertificated Principal Balance	Latest Possible Maturity Date (1)
I-A(2)	Variable(3)	$138,227,000.00	February 25, 2037
II-A(2)	Variable(3)	$20,226,000.00	February 25, 2037
M-1(2)	Variable(3)	$10,882,000.00	February 25, 2037
M-2(2)	Variable(3)	$12,103,000.00	February 25, 2037
M-3(2)	Variable(3)	$4,775,000.00	February 25, 2037
M-4(2)	Variable(3)	$4,996,000.00	February 25, 2037
M-5(2)	Variable(3)	$4,775,000.00	February 25, 2037
M-6(2)	Variable(3)	$3,664,000.00	February 25, 2037
B-1(2)	Variable(3)	$3,887,000.00	February 25, 2037
Class C Interest	Variable(3)(4)	$18,544,641.17	February 25, 2037
Class IO Interest	(5)	(6)	February 25, 2037
X	N/A	N/A	February 25, 2037

______________________________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Regular Interest (as defined herein).

(2) This Class of Certificates represents ownership of a Regular Interest in REMIC III. Any amount distributed on this Class of Certificates on any Distribution Date in excess of the amount distributable on the related Regular Interest in REMIC III on such Distribution Date shall be treated for federal income tax purposes as having been paid from the Reserve Fund or the Supplemental Interest Trust, as applicable, and any amount distributable on the related Regular Interest in REMIC III on such Distribution Date in excess of the amount distributable on such Class of Certificates on such Distribution Date shall be treated for such purposes as having been distributed to the Holders of such Certificates and then paid by such Holders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 4.12 hereof.

(3) Calculated in accordance with the definition of “Pass-Through Rate” herein. Each Regular Interest in REMIC III which corresponds to a Class A, Class M or Class B Certificate will have the same Pass-Through Rate as such Certificate, except with respect to the related Net WAC Cap Rate. The Net WAC Cap Rate for each such Regular Interest in REMIC III and Certificate is specified in the definition of “Net WAC Cap Rate.”

(4)  The Class C Interest will not accrue interest on its Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount as described herein.

(5) For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest IO.

(6) For federal income tax purposes, the Class IO Interest will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest IO.

REMIC IV

As provided herein, the Securities Administrator on behalf of the Trustee will elect to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The Class R-4 Interest represents the sole class of Residual Interests in REMIC IV for purposes of the REMIC Provisions.

The following table sets forth the Class designation, Pass-Through Rate, Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a Regular Interest in REMIC IV created hereunder. Each Class C Certificate represents ownership of a Regular Interest in REMIC IV and also represents (i) the obligation to pay certain amounts specified herein in respect of Basis Risk Shortfall Carry Forward Amounts and (ii) the right to receive Class IO Distribution Amounts.

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
C	Variable(2)	$ 18,544,641.17	February 25, 2037

_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class C Certificates.

(2) The Class C Certificates will not accrue interest on its Uncertificated Principal Balance, but will receive 100% of the amounts received in respect of the Class C Interest.

REMIC V

As provided herein, the Securities Administrator on behalf of the Trustee shall elect to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V”. The Class R-5 Interest represents the sole class of Residual Interests in REMIC V for purposes of the REMIC Provisions.

The following table sets forth the designation, Pass-Through Rate, initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated class of interests that represents a Regular Interest in REMIC V created hereunder:

Designation	Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
IO(2)	(3)	(4)	February 25, 2037
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC V Regular Interest IO.

(2) REMIC V Regular Interest IO will be held as an asset of the Supplemental Interest Trust.

(3) REMIC V Regular Interest IO will not have a Pass-Through Rate, but will receive 100% of the amounts received in respect of the Class IO Interest.

(4) REMIC V Regular Interest IO will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of the Class IO Interest.

The Trust Fund shall be named, and may be referred to as, the “SACO I Trust 2007-2.” The Certificates issued hereunder may be referred to as “Mortgage-Backed Certificates, Series 2007-2” (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Company and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

10-K Filing Deadline: The meaning set forth in Section 3.18(a)(iv).

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage master servicing practices of prudent mortgage master servicing institutions that master service mortgage loans, of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Company or the Servicer).

Accepted Servicing Practices: With respect to each EMC Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans.

Account: The Distribution Account, the Master Servicer Collection Account, Swap Collateral Account, the Reserve Fund, the Swap Account and any Protected Account.

Accrual Period: With respect to the Class A, Class M and Class B Certificates and any Distribution Date, the period from and including the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) to and including the day prior to such Distribution Date. With respect to the Class C Certificates and the Class C Interest and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Class A, Class M and Class B Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period. All calculations of interest on the Class C Certificates and the Class C Interest will be made on the basis of a 360-day year consisting of twelve 30-day months.

Additional Disclosure: As defined in Section 3.18(a)(v).

Additional Disclosure Notification: The form of notice set forth in Exhibit Q.

Additional Form 10-D Disclosure: As defined in Section 3.18(a)(i).

Additional Form 10-K Disclosure: As defined in Section 3.18(a)(iv).

Advance: An advance of delinquent payments of principal and interest in respect of a Mortgage Loan required to be made by the Company as provided in Section 6.01(a) hereof, by the Master Servicer as provided in Section 6.01(b) hereof and by the Servicer as provided in the GMACM Servicing Agreement.

Affected Party: An “Affected Party” as defined in the Swap Agreement.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Amount Held for Future Distribution: As to any Distribution Date and the EMC Mortgage Loans, the aggregate amount held in the Company’s Protected Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the EMC Mortgage Loans due after the related Due Period, (ii) Principal Prepayments received in respect of such Mortgage Loans after the last day of the related Prepayment Period, (iii) Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the prior calendar month. As to any Distribution Date and the Mortgage Loans serviced by the Servicer, the amount as set forth in the GMACM Servicing Agreement.

Annual Statement of Compliance: As defined in Section 3.16.

Applied Realized Loss Amount: With respect to any Distribution Date and any Class of Class A, Class M and Class B Certificates, the sum of the Realized Losses with respect to the Mortgage Loans that have been applied in reduction of the Certificate Principal Balance of a Class of Certificates pursuant to Section 6.05 of this Agreement which have not previously been reimbursed or reduced by any Subsequent Recoveries applied to such Applied Realized Loss Amount.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assessment of Compliance: As defined in Section 3.17.

Assignment Agreement: Shall mean the GMAC Assignment Agreement.

Attestation Report: As defined in Section 3.17.

Attesting Party: As defined in Section 3.17.

Back-Up Certification: As defined in Section 3.18.

Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and any Class of Class A, Class M and Class B Certificates, an amount equal to the sum of (A) the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Though Rate applicable to such Class been calculated at a per annum rate equal to lesser of (i) the related One-Month LIBOR Pass-Through Rate and (ii) 11.00% per annum, over (b) the amount of Current Interest that such Class received on such Distribution Date if the Pass-Through Rate is limited to the related Net WAC Cap Rate and (B) the Basis Risk Shortfall Carry Forward Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate for the current Distribution Date.

Bankruptcy Code: Title 11 of the United States Code.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 7.06). As of the Closing Date, each Class of Regular Certificates (other than the Class C Certificates) constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, Columbia, Maryland, Chicago, Illinois, Minneapolis, Minnesota or any city in which the Corporate Trust Office of the Trustee or the Securities Administrator or the principal office of the Company or the Master Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-6.

Certificate Margin: With respect to the Class I-A Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest I-A, 0.160% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.320% per annum in the case of each Distribution Date thereafter.

With respect to the Class II-A Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest II-A, 0.150% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.300% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-1 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-1, 0.450% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.675% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-2 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-2, 0.490% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.735% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-3 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-3, 0.540% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.810% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-4 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-4, 0.800% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.200% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-5 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-5, 0.900% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.350% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-6 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-6, 1.000% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.500% per annum in the case of each Distribution Date thereafter.

With respect to the Class B-1 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest B-1, 3.000% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 4.500% per annum in the case of each Distribution Date thereafter.

Certificate Notional Amount: With respect to the Class C Certificates and any Distribution Date, an amount equal to the Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period. The initial Certificate Notional Amount of the Class C Certificates shall be $222,079,641.17. For federal income tax purposes, the Certificate Notional Amount for any Distribution Date shall be an amount equal to the Uncertificated Notional Amount for the Class C Interest for such Distribution Date

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any Certificate (other than any Class X, Class C and any Class R Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus, in the case of a Class A, Class M or Class B Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 6.04(b), less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 6.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates. As to the Class C Certificates and as of any Distribution Date, an amount equal to the Uncertificated Principal Balance of the Class C Interest.

Certificate Register: The register maintained pursuant to Section 7.02 hereof.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certification Parties: The meaning set forth in Section 3.18(a)(iv).

Certifying Person: The meaning set forth in Section 3.18(a)(iv).

Class: All Certificates bearing the same Class designation as set forth in Section 7.01 hereof.

Class A Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (ii) the lesser of (a) the product of (1) 42.70% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus the Overcollateralization Floor.

Class A Certificates: The Class I-A Certificates and Class II-A Certificates.

Class I-A Certificate: Any Certificate designated as a “Class I-A Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class I-A Principal Distribution Amount: For any Distribution Date, an amount equal to the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such Distribution Date and the denominator of which is the aggregate Principal Funds for Loan Group I and Loan Group II for such Distribution Date.

Class II-A Certificate: Any Certificate designated as a “Class II-A Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class II-A Principal Distribution Amount: For any Distribution Date, an amount equal to the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such Distribution Date and the denominator of which is the aggregate Principal Funds for Loan Group I and Loan Group II for such Distribution Date.

Class B Certificates: Any of the Class B-1 Certificates.

Class B-1 Certificate: Any Certificate designated as a “Class B-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class B-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class II-A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class II-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (8) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 83.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during prior calendar month) minus the Overcollateralization Floor.

Class C Certificate: Any Certificate designated as a “Class C Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C Certificates herein and evidencing (i) a Regular Interest in REMIC IV, (ii) the obligation to pay Basis Risk Shortfall Carry Forward Amounts, (iii) the right to receive Class IO Distribution Amounts and (iv) the right to receive any Prepayment Charge Waiver Amounts.

Class C Distribution Amount: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class C Interest for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A, Class M and Class B Certificates on such Distribution Date; provided, however, that, on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero, the Class C Distribution Amount shall include the Overcollateralization Amount.

Class C Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class IO Distribution Amount: As defined in Section 4.12 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Swap Administrator on such Distribution Date pursuant to the first and second sentences of Section 4.12(c) in excess of the amount payable on REMIC V Regular Interest IO on such Distribution Date, all as further provided in Section 4.12 hereof.

Class IO Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the holders of REMIC V Regular Interest IO, evidencing a Regular Interest in REMIC V for purposes of the REMIC provisions.

Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class I-A Principal Distribution Amount and Class II-A Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class II-A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 52.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus the Overcollateralization Floor.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class II-A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class II-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 63.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus the Overcollateralization Floor.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class II-A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class II-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 67.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus the Overcollateralization Floor.

Class M-4 Certificate: Any Certificate designated as a “Class M-4 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class II-A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class II-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 72.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus the Overcollateralization Floor.

Class M-5 Certificate: Any Certificate designated as a “Class M-5 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-5 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class II-A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class II-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 76.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus the Overcollateralization Floor.

Class M-6 Certificate: Any Certificate designated as a “Class M-6 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-6 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-6 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class I-A Principal Distribution Amount, the Class II-A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class II-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 79.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus the Overcollateralization Floor.

Class R Certificate: Any of the Class R-1, Class R-2, Class R-3 or Class RX Certificates.

Class R-1 Certificate: Any Certificate designated a “Class R-1 Certificate” on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificates as set forth herein.

Class R-2 Certificate: Any Certificate designated a “Class R-2 Certificate” on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificates as set forth herein.

Class R-3 Certificate: Any Certificate designated a “Class R-3 Certificate” on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class R-3 Certificates as set forth herein.

Class RX Certificate: Any Certificate designated a “Class RX Certificate” on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the ownership of the Class R-4 Interest and Class R-5 Interest and representing the right to the Percentage Interest of distributions provided for the Class RX Certificates as set forth herein.

Class R-4 Interest: The uncertificated Residual Interest in REMIC IV.

Class R-5 Interest: The uncertificated Residual Interest in REMIC V.

Class X Certificate: Any Certificate designated as a “Class X Certificate” on the face thereof, in the form of Exhibit A-6 hereto.

Closing Date: February 28, 2007.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Combined Loan-to-Value Ratio: With respect to any Mortgage Loan and as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) original principal balance of the related Mortgage Loan at such date of determination and (ii) the unpaid principal balance of the related first lien Mortgage Loan as of the date of origination of that Mortgage Loan and the denominator of which is the applicable Appraised Value of the related Mortgaged Property at origination.

Commission: The U.S. Securities and Exchange Commission.

Company: EMC.

Company Default: As defined in Section 9.05 hereof.

Company Information: As defined in Section 3.18(b).

Compensating Interest: With respect to any Distribution Date, (i) in the case of the Company or the Servicer, an amount, not to exceed the Servicing Fee, to be deposited in the Protected Account by the Company or the Servicer with respect to the payment of a Prepayment Interest Shortfall (in the case of the Company, related to a voluntary prepayment as described in Section 6.02(a) hereof and in the case of the Servicer, related to a prepayment as described in the GMACM Servicing Agreement) on a Mortgage Loan subject to this Agreement and (ii) in the case of the Master Servicer, if the Company or a Servicer fails to make such payment, an amount not to exceed that portion of the Master Servicing Fee payable to the Master Servicer to the extent provided in Section 6.02(c) hereof.

Corporate Trust Office: (i) With respect to the Trustee, the designated corporate trust office of the Trustee, currently located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, and (ii) with respect to the Securities Administrator, the designated office of the Securities Administrator currently located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 Attention: Global Securities and Trust Services Group — SACO 2007-2 or at such other address as the Trustee or Securities Administrator, as applicable, may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee, the Master Servicer, the Securities Administrator and EMC or at the principal corporate trust office of any successor Trustee.

Corresponding Certificate: With respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ, IO, 1-Sub, 1-Grp, 2-Sub, 2-Grp and XX), the Certificate with the corresponding designation. With respect to each REMIC III Regular Interest (other than the Class C Interest and the Class IO Interest), the related Certificate representing an ownership therein.

Cumulative Realized Loss Percentage: With respect to the Certificates and any Distribution Date, the percentage obtained by dividing (x) the aggregate Realized Losses on the Mortgage Loans incurred since the related Cut-off Date through the end of the related Due Period by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the related Cut-off Date.

Current Interest: As of any Distribution Date, with respect to the Certificates (other than the Class X Certificates and the Residual Certificates) and interests of each class (other than the Residual Interests), (i) the interest accrued on the Certificate Principal Balance, or Certificate Notional Amount or Uncertificated Notional Amount, as applicable, during the related Accrual Period at the applicable Pass-Through Rate, plus any amount previously distributed with respect to interest for such Certificate or interest that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any Relief Act Interest Shortfalls during the related Due Period, provided, however, that for purposes of calculating Current Interest for any such class, amounts specified in clause (ii) hereof for any such Distribution Date shall be allocated first to the Class C Certificates and the Class C Interest in reduction of amounts otherwise distributable to such Certificates and interest on such Distribution Date and then any excess shall be allocated to each Class of Class A, Class M and Class B Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

Current Specified Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

Custodial Agreement: The Custodial Agreement, dated as of February 28, 2007, among the Depositor, EMC, as Seller, the Master Servicer, the Securities Administrator, the Trustee and Wells Fargo Bank, National Association as Custodian relating to the Mortgage Loans identified in such Custodial Agreement.

Custodian: Wells Fargo, or any successor custodian appointed pursuant to the provisions hereof and the Custodial Agreement.

Cut-off Date: February 1, 2007.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $222,079,641.17.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Defaulting Party: A “Defaulting Party” as defined in the Swap Agreement.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 7.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on. This method of determining delinquencies is also referred to as the OTS method.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Principal Balance or Initial Notional Amount of this Certificate”.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Depositor Information: As defined in Section 3.18(b).

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement between the Issuing Entity and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit H.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee, the Securities Administrator and the Master Servicer), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The segregated trust account or accounts created and maintained by the Securities Administrator pursuant to Section 5.08 in the name of the Trustee for the benefit of the Certificateholders, which shall be entitled “LaSalle Bank National Association, as Securities Administrator, on behalf of Citibank, N.A., as Trustee, in trust for the registered holders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2.” The Distribution Account must be an Eligible Account.

Distribution Account Deposit Date: Two Business Days prior to each Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2007.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from and including the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and satisfactory to the Trustee, the Securities Administrator and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee and the Securities Administrator.

EMC: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns.

EMC Flow Loans: The Mortgage Loans purchased by EMC pursuant to a flow loan purchase agreement.

EMC Mortgage Loans: Those Mortgage Loans serviced by the Company pursuant to the terms of this Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class C Certificates and Residual Certificates.

Estimated Swap Termination Payment: As specified in the Swap Agreement.

Event of Default: As defined in Section 9.01 hereof.

Excess Cashflow: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Remaining Excess Spread for such Distribution Date and (b) the Overcollateralization Release Amount for such Distribution Date.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Exemption: Prohibited Transaction Exemption 90-30, as amended from time to time.

Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of the Current Interest on the Class A, Class M and Class B Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than Interest Carry Forward Amounts paid pursuant to Section 6.04(a)(4)(A)), in each case for such Distribution Date.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (ii) the Excess Spread for such Distribution Date.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Certification: The certification by the Custodian substantially in the form of Exhibit Three to the Custodial Agreement.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by EMC pursuant to or as contemplated by Section 2.03(d) or Section 11.01), a determination made by the Company pursuant to this Agreement or the Servicer pursuant to the GMACM Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company or the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, based solely on information provided by the Company and the Servicer, of each Final Recovery Determination made thereby.

Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

Form 8-K Disclosure Information: The meaning set forth in Section 3.18(a)(iii).

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

GMAC Mortgage, LLC or GMACM: GMAC Mortgage, LLC and any successor thereto.

GMACM Assignment Agreement: The Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit R-2, dated as of February 28, 2007, among EMC, the Trustee and GMACM, evidencing the assignment of the GMACM Servicing Agreement to the Trust.

GMACM Loans: Those Mortgage Loans subject to this Agreement which were purchased by EMC from GMACM pursuant to the GMACM Servicing Agreement.

GMACM Servicing Agreement: The servicing agreement, dated as of May 1, 2001, as amended by Amendment No. 1, dated as of October 1, 2001, Amendment No. 2, dated as of July 31, 2002 and Amendment No. 3, dated as of December 20, 2005 substantially in the form of Exhibit R-1, between EMC and GMACM.

Group I Principal Distribution Amount: With respect to any Distribution Date, the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such Distribution Date and the denominator of which is the Principal Funds for Loan Group I and Loan Group II for such Distribution Date.

Group II Principal Distribution Amount: With respect to any Distribution Date, the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such Distribution Date and the denominator of which is the Principal Funds for Loan Group I and Loan Group II for such Distribution Date.

Indemnified Persons: The Trustee, the Master Servicer, the Company, the Trust Fund and the Securities Administrator, including LaSalle Bank National Association in its individual capacity, and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Individual Certificate: Any Private Certificate registered in the name of a Holder other than the Depository or its nominee.

Initial Certification: The certification by the Custodian substantially in the form of Exhibit One to the Custodial Agreement.

Initial Certificate Principal Balance: With respect to any Certificate (other than the Class X Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy and any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Company, the Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company or the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any insurance policy with respect to the Mortgage Loans.

Interest Carry Forward Amount: As of any Distribution Date and with respect to each Class of Certificates (other than the Class C Certificates and the Residual Certificates), the sum of (i) the excess of (a) the Current Interest for such Class with respect to such Distribution Date and any prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Funds: With respect to each of Loan Group I and Loan Group II any Distribution Date (1) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Mortgage Loans in the related Loan Group less the Servicing Fee and the Master Servicing Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans in the related Loan Group made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest with respect to the Mortgage Loans in the related Loan Group and required to be remitted by the Company or the Master Servicer pursuant to this Agreement and by the Servicer pursuant to the GMACM Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in the related Loan Group collected during the prior calendar month (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan in the related Loan Group repurchased by EMC pursuant to Sections 2.02 and 2.03 and by EMC pursuant to Section 3.05, in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and (f) the interest portion of any proceeds received from the exercise of an Optional Termination relating to such Loan Group, minus (2)(i) all amounts relating to interest required to be reimbursed pursuant to Sections 5.02 and 5.09 or as otherwise set forth in this Agreement and (ii) any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Administrator for payment to the Swap Provider for such Distribution Date and any such payments remaining unpaid for any prior Distribution Dates.

Interim Certification: The certification by the Custodian substantially in the form of Exhibit Two to the Custodial Agreement.

Issuing Entity: The Trust designated as SACO I Trust 2007-2.

LaSalle: LaSalle Bank National Association, and any successor in interest.

Last Scheduled Distribution Date: Solely for purposes of the face of the Certificates, the Distribution Date in February 2037.

Latest Possible Maturity Date: The Distribution Date in the month following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Company or the Servicer has made a Final Recovery Determination with respect thereto.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan Group: Any of Loan Group I or Loan Group II.

Loan Group I or Group I Mortgage Loans: The group of Mortgage Loans belonging to Loan Group I included as such on the Mortgage Loan Schedule.

Loan Group II or Group II Mortgage Loans: The group of Mortgage Loans belonging to Loan Group II included as such on the Mortgage Loan Schedule.

Majority Class C Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class C Certificates.

Marker Rate: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for the REMIC II Regular Interests (other than REMIC II Regular Interests AA, IO, 1-Sub, 1-Grp, 2-Sub, 2-Grp and XX), with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interests ZZ) subject to a cap equal to the least of (i) the One-Month LIBOR Pass-Through Rate for the Corresponding Certificate, (ii) 11.00% per annum and (iii) the related Net WAC Cap Rate for the REMIC III Regular Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date, and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ, IO, 1-Sub, 1-Grp, 2-Sub, 2-Grp and XX) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Master Servicer: LaSalle Bank National Association, in its capacity as master servicer, and its successors and assigns or any Successor Master Servicer appointed as herein provided.

Master Servicer Collection Account: The trust accounts or accounts created and maintained pursuant to Section 5.06 hereof, which shall be entitled “LaSalle Bank National Association, as master servicer, on behalf of Citibank, N.A., as Trustee f/b/o holders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 - Master Servicer Collection Account”. The Master Servicer Collection Account may be a sub-account of the Distribution Account.

Master Servicer Information: As defined in Section 3.18.

Master Servicing Compensation: For any Distribution Date, the Master Servicing Fee for such Distribution Date and any amounts earned on permitted investments or other benefits derived from the Master Servicer Collection Account.

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Master Servicing Fee Rate: 0.03% per annum.

Master Servicing Officer: Any officer of the Master Servicer responsible for the master servicing of the Mortgage Loans.

Maximum Probable Exposure: With respect to each Distribution Date and the Swap Agreement, the amount calculated by the Depositor in accordance with the Seller’s internal risk management process in respect of similar instruments, such calculation to be performed as agreed by the Securities Administrator and the Depositor.

Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Distribution Date on the REMIC II Regular Interests (other than REMIC II Regular Interests AA, ZZ, IO, 1-Sub, 1-Grp, 2-Sub, 2-Grp and XX), with the rate on each such REMIC II Regular Interest subject to a cap equal to the least of (x) the One-Month LIBOR Pass Through Rate for the Corresponding Certificate, (y) 11.00% per annum and (z) the Net WAC Cap Rate for the REMIC III Regular Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date; provided, however, that solely for this purpose, the related cap with respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ, IO, 1-Sub, 1-Grp, 2-Sub, 2-Grp and XX) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Statement: The statement prepared and delivered by the Securities Administrator pursuant to Section 6.06.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a second lien on or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement and the Custodial Agreement.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of February 28, 2007, between EMC as Seller and the Depositor as purchaser, in the form attached hereto as Exhibit L.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 11.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 11.01.

Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Company or the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the Mortgage Loan Schedule being attached hereto as Exhibit B, with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as the case may be, setting forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;
(b)  the property type;
(c)  the Mortgage Interest Rate;
(d)  the Servicing Fee Rate;
(e)  the Master Servicer's Fee Rate;
(f)  the LPMI Fee; if applicable;
(g)  the Net Rate;
(h)  the maturity date;
(i)  the stated original term to maturity;
(j)  the stated remaining term to maturity;
(k)  the original Principal Balance;
(l)  the first payment date;
(m)  the principal and interest payment in effect as of the Cut-off Date;
(n)  the unpaid Principal Balance as of the Cut-off Date;
(o)  the Loan-to-Value Ratio at origination;
(p)  the insurer of any Primary Mortgage Insurance Policy;
(q)  the MIN with respect to each MOM Loan;
(r)  the Loan Group, if applicable;
(s)  a code indicating whether the Mortgage Loan is negatively amortizing;
(t)  the Prepayment Charge, if any;
(u)  lien position (e.g., first lien or second lien);
(v)  a code indicating whether the Mortgage Loan is has a balloon payment;
(w)  a code indicating whether the Mortgage Loan is an interest-only loan;
(x)  the interest-only term, if applicable;
(y)  the Mortgage Loan Seller; and
(z)  the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (m) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: With respect to each Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligors on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate.

Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Swap Administrator, which net payment shall not take into account any Swap Termination Payment.

Net WAC Cap Rate: With respect to any Distribution Date and the Class I-A Certificates, the excess, if any, of (A) a per annum rate equal to the product of (x) the weighted average of the Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on the Stated Principal Balances of such Group I Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Group I Mortgage Loans on such Due Date, and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, over (B) an amount, expressed as a per annum rate, equal to the sum of (i) the Swap Payment payable to the Swap Provider on such Distribution Date and (ii) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such Due Date, multiplied by 12. With respect to any Distribution Date and the REMIC III Regular Interests the ownership of which is represented by the Class I-A Certificates, a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest 1-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

With respect to any Distribution Date and the Class II-A Certificates, the excess, if any, of (A) a per annum rate equal to the product of (x) the weighted average of the Net Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on the Stated Principal Balances of such Group II Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Group II Mortgage Loans on such Due Date, and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, over (B) an amount, expressed as a per annum rate, equal to the sum of (i) the Swap Payment payable to the Swap Provider on such Distribution Date and (ii) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such Due Date, multiplied by 12. With respect to any Distribution Date and the REMIC III Regular Interests the ownership of which is represented by the Class II-A Certificates, a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest 2-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

With respect to any Distribution Date and the Class M Certificates and Class B Certificates, the excess, if any, of (A) a per annum rate equal to the product of (x) the weighted average of the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of each such Loan Group as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such Due Date the aggregate Certificate Principal Balance of the related Class A Certificates, and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, over (B) an amount, expressed as a per annum rate, equal to the sum of (i) the Swap Payment payable to the Swap Provider on such Distribution Date and (ii) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such Due Date, multiplied by 12. With respect to any Distribution Date and the REMIC III Regular Interests the ownership of which is represented by the Class M Certificates and Class B Certificates, a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the Uncertificated REMIC II Pass-Through Rates on (a) REMIC II Regular Interest 1-Sub, subject to a cap and a floor equal to the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest 1-Grp and (b) REMIC II Regular Interest 2-Sub, subject to a cap and a floor equal to the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest 2-Grp, weighted on the basis of the Uncertificated Principal Balances of each such REMIC II Regular Interest immediately prior to such Distribution Date.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Company or the Master Servicer pursuant to this Agreement or the Servicer pursuant to the GMACM Servicing Agreement that, in the good faith judgment of the Company or the Master Servicer or the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: With respect to each Distribution Date and the Swap Agreement, the notional amount for the related calculation period as set forth in the related schedule set forth in Exhibit N.

Offered Certificates: Any of the Class A, Class M and Class B Certificates.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Seller or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller, the Securities Administrator, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period and the Class A Certificates and Class M Certificates, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Reuters Screen LIBOR1 Page, which is the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A Certificates and Class M Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding.

One-Month LIBOR Pass-Through Rate: With respect to each Class A, Class M and Class B Certificate and, for purposes of the definitions of “Marker Rate”, “Maximum Uncertificated Accrued Interest Deferral Amount”, the related REMIC II Regular Interest for which such Certificate is the Corresponding Certificate, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

Opinion of Counsel: A written opinion of counsel, who may be counsel for EMC, the Depositor, the Company or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 8.05, 8.07 or 12.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of EMC, Depositor, the Company and the Master Servicer, (ii) not have any direct financial interest in EMC, the Depositor, the Company or the Master Servicer or in any affiliate of either, and (iii) not be connected with EMC, the Depositor, the Company or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the Trust created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property pursuant to Section 11.01 hereof.

Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of all of the Mortgage Loans is equal to or less than 20% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) over the aggregate Certificate Principal Balance of the Certificates (other than the Class C Certificates) on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Floor: With respect to the Certificates, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for Loan Group I and Loan Group II for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Funds is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Stepdown Date, 8.35% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) 8.35% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) 16.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) the Overcollateralization Floor or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to the Class A, Class M and Class B Certificates and any Distribution Date, a rate per annum equal to the least of (i) the related One-Month LIBOR Pass-Through Rate for such Distribution Date, (ii) 11.00% per annum and (iii) the related Net WAC Cap Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC II Regular Interest (other than REMIC II Regular Interest 1-Sub, 1-Grp, 2-Sub, 2-Grp, XX and IO) equal to the product of (a) the excess, if any, of the Uncertificated REMIC II Pass-Through Rate for such REMIC II Regular Interest over the Marker Rate and (b) a notional amount equal to the Uncertificated Principal Balance of such REMIC II Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC II Regular Interests.

With respect to the Class C Certificate, the Class C Certificate shall not have a Pass-Through Rate, but Current Interest for such Certificate and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class C Interest for such Distribution Date.

With respect to the Class IO Interest, Class IO Interest shall not have a Pass-Through Rate, but Current Interest for such interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest IO for such Distribution Date.

With respect to REMIC V Regular Interest IO, REMIC V Regular Interest IO shall not have a Pass-Through Rate, but Current Interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of mortgage loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee, the Master Servicer and the Securities Administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)  interests in any money market fund (including any such fund managed or advised by the Master Servicer or the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency rating such fund, such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or the Securities Administrator or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (viii) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Securities Administrator shall receive an Opinion of Counsel, at the expense of the Securities Administrator, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in the imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Permitted Transferee: Any Person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code or (v) an electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Securities Administrator based upon an Opinion of Counsel addressed to the Securities Administrator and the Trustee (which shall not be an expense of the Trustee or the Securities Administrator) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Piggyback Loan: A second lien Mortgage Loan originated by the same originator to the same borrower at the same time as the first lien Mortgage Loan, each secured by the same Mortgaged Property.

Prepayment Assumption: A prepayment rate for the Mortgage Loans of 35% CPR.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Charge Waiver Amount: Any amount paid by the Company to the Master Servicer in respect of a waived Prepayment Charge pursuant to Section 5.01(a) or by the Servicer to the Master Servicer pursuant to the GMACM Servicing Agreement.

Prepayment Interest Excess: With respect to any Distribution Date, for each EMC Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment during the related Prepayment Period, or a Principal Prepayment in full during the related Prepayment Period, or that became a Liquidated Loan during the prior calendar month, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.05 or 11.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such Principal Prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) the Master Servicing Fee and (b) the Servicing Fee.

Prepayment Period: As to any Distribution Date (except the first Distribution Date) and each EMC Mortgage Loan, for each Principal Prepayment in full, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs (as to the first Distribution Date and any Mortgage Loan, the period commencing on the Cut-off Date and ending on the 15th day of the month in which such Distribution Date occurs) and for each partial Principal Prepayment, the calendar month prior to the month in which such Distribution Date occurs. As to any Distribution Date and each Mortgage Loan that is not an EMC Mortgage Loan, in accordance with the GMACM Servicing Agreement.

Principal Distribution Amount: With respect to any Distribution Date, an amount equal to (x) the sum of (1) the Principal Funds for Loan Group I and Loan Group II such Distribution Date and (2) any Extra Principal Distribution Amount for such Distribution Date minus (y) the amount of any Overcollateralization Release Amount for such Distribution Date.

Principal Funds: With respect to each of Loan Group I and Loan Group II and any Distribution Date, (1) the sum, without duplication, of (a) all scheduled principal collected on the Mortgage Loans in the related Loan Group during the related Due Period, (b) all Advances relating to principal with respect to the Mortgage Loans in the related Loan Group made on or before the Distribution Account Deposit Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected on the Mortgage Loans in the related Loan Group during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by EMC pursuant to Sections 2.02, 2.03 and by EMC pursuant to Section 3.05, (e) the aggregate of all Substitution Adjustment Amounts on the Mortgage Loans in the related Loan Group for the related Determination Date in connection with the substitution of any Mortgage Loans pursuant to Section 2.03(d), (f) all Liquidation Proceeds and Subsequent Recoveries collected on the Mortgage Loans in the related Loan Group during the prior calendar month (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and (g) the principal portion of any proceeds received from the exercise of a Optional Termination relating to such Loan Group, pursuant to Section 11.01, minus (2)(i) all amounts required to be reimbursed pursuant to Sections 5.02 and 5.09 or as otherwise set forth in this Agreement and (ii) any Net Swap Payments or Swap Termination Payments (not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Administrator for payment to the Swap Provider for such Distribution Date and any such payments remaining unpaid for any prior Distribution Dates, in each case to the extent not paid from Interest Funds.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.05 and 11.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Company or the Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

Private Certificates: Any of the Class X, Class C and Residual Certificates.

Prospectus Supplement: The Prospectus Supplement dated February 27, 2007 relating to the public offering of the Offered Certificates.

Protected Account: Each account established with respect to receipts on the Mortgage Loans and REO Property in accordance with Section 5.01 hereof or by the Servicer in accordance with the GMACM Servicing Agreement. Each Protected Account shall be an Eligible Account.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan required to be purchased pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), net of any Servicing Advances and Advances attributable to principal and payable to the purchaser of the Mortgage Loan if such purchaser is also the Servicer of such Mortgage Loan, (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase, net of any portion of the Servicing Fee and any Servicing Advances and Advances attributable to interest that is payable to the purchaser of the Mortgage Loan if such purchaser is also the Servicer of such Mortgage Loan, plus and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

Rating Agency: Each of S&P and Moody’s. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating category of each Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor or advanced through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Company pursuant to this Agreement or the Servicer pursuant to the GMACM Servicing Agreement which have not been previously reimbursed. Any charged off Mortgage Loan will give rise to a Realized Loss at the time it is charged off, as described in Section 6.01. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) (1) the amount by which the interest portion of a monthly payment or the principal balance of such Mortgage Loan was reduced or (2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the Company or the Servicer, and (b) any such amount with respect to a monthly payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received and not paid due to a Servicing Modification.  In addition, to the extent the Company, the Servicer or the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of Certificates or applied to increase the Excess Spread on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date: With respect to any Distribution Date and the Class A Certificates and Class M Certificates, so long as such Classes of Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and the Class B, Class C, Class X and Residual Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates for such Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate or a Class X Certificate.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

Remaining Excess Spread: With respect to any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC I: The segregated pool of assets described in the Preliminary Statement and Section 6.07(a).

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto. The REMIC I Regular Interests consist of the REMIC I Group I Regular Interests and REMIC I Group II Regular Interests, each as designated in the Preliminary Statement hereto.

REMIC I Group I Regular Interests: REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-45-B as designated in the Preliminary Statement hereto.

REMIC I Group II Regular Interests: REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-45-B as designated in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets described in the Preliminary Statement and Section 6.07(a).

REMIC II Interest Loss Allocation Amount: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and the related REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest AA minus the Marker Rate, divided by (b) 12.

REMIC II Marker Allocation Percentage: 50% of any amount payable or loss allocable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest AA, REMIC II Regular Interest ZZ and each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest IO) minus (ii) the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and the related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate and the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate and REMIC II Regular Interest ZZ.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and (other than REMIC II Regular Interest IO) shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II Required Overcollateralization Amount: 0.50% of the Overcollateralization Target Amount.

REMIC II Sub WAC Allocation Percentage: 50% of any amount payable or loss allocable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest 1-Sub, REMIC II Regular Interest 1-Grp, REMIC II Regular Interest 2-Sub, REMIC II Regular Interest 2-Grp and REMIC II Regular Interest XX.

REMIC II Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each REMIC II Regular Interest ending with the designation “Sub”, equal to the ratio among, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I or the Mortgage Loans in Loan Group II, as applicable, over (y) the current Certificate Principal Balance of the related Class A Certificates.

REMIC III: The segregated pool of assets described in the Preliminary Statement and Section 6.07(a).

REMIC III Regular Interest: The Class C Interest, Class IO Interest or any Regular Interest in REMIC III the ownership of which is represented by any of the Class A, Class M and Class B Certificates.

REMIC IV: The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class RX Certificate (in respect of the Class R-4 Interest), with respect to which a separate REMIC election is to be made.

REMIC V: The segregated pool of assets consisting of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the holders of REMIC V Regular Interest IO and the Class RX Certificate (in respect of the Class R-5 Interest), with respect to which a separate REMIC election is to be made.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

REMIC Regular Interests: The REMIC I Regular Interests and REMIC II Regular Interests.

Remittance Date: Shall mean (i) with respect to the Company, the day that is two Business Days prior to each Distribution Date and (ii) with respect to the Servicer, the Business Day as specified in the GMACM Servicing Agreement.

Remittance Report: Shall mean a report to the Securities Administrator in an electronic format (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders.

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property acquired by the Company or the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (ix) comply with each representation and warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement and (ix) the Custodian has delivered a Final Certification noting no defects or exceptions.

Reportable Event: The meaning set forth in Section 3.18(a)(iii).

Repurchase Price: With respect to each Mortgage Loan, a price equal to (i) the outstanding principal balance of such Mortgage Loan, plus (ii) interest on such outstanding principal balance at the Mortgage Rate (net of the Servicing Fee Rate) from the last date through which interest has been paid to the end of the month of repurchase, less (iii) amounts advanced by the Company, the Servicer or the Master Servicer in respect of such repurchased Mortgage Loan which are being held in the Master Servicer Collection Account for remittance to the Securities Administrator plus (iv) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Request for Release: The Request for Release to be submitted by the Seller, the Company, the Servicer or the Master Servicer to the Custodian substantially in the form of Exhibit G hereto or other form attached as an exhibit to the Custodial Agreement. Each Request for Release furnished to the Custodian by the Seller, the Company, the Servicer or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the Seller, the Company, the Servicer or the Master Servicer, as applicable.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the GMACM Servicing Agreement.

Reserve Fund: Shall mean the separate trust account created and maintained by the Securities Administrator pursuant to Section 4.12 hereof.

Reserve Fund Deposit: With respect to the Reserve Fund, an amount equal to $5,000, which the Depositor shall initially deposit into the Reserve Fund pursuant to Section 4.12 hereof.

Residual Certificates: The Class R-1, Class R-2, Class R-3 and Class RX Certificates (representing ownership of the Class R-4 Interest and Class R-5 Interest), each evidencing the sole class of Residual Interests in the related REMIC.

Residual Interest: The sole class of Residual Interests in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer in its respective Corporate Trust Office with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator as specified by the Trustee or the Securities Administrator, respectively, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: The meaning set forth in Section 3.18(a)(iv).

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator: LaSalle Bank National Association, in its capacity as securities administrator, transfer agent and paying agent hereunder, and its successors and assigns.

Securities Administrator Information: As defined in Section 3.18(b).

Seller: EMC in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Certificates: The Class A Certificates.

Servicer: GMACM.

Servic(es)(ing): In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Servicer or the Company of their servicing obligations hereunder or under the GMACM Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by EMC, the Master Servicer, the Trustee and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit O.

Servicing Fee: As to each EMC Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such EMC Mortgage Loan payable solely from interest collections as of the Due Date in the month preceding the month in which such Distribution Date occurs. As to each Mortgage Loan serviced by the Servicer and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the unpaid principal balance of each such mortgage loan payable solely from interest collections, as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Servicing Fee Rate: 0.5000% per annum.

Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Company or the Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Company or the Servicer in accordance with the terms of this Agreement or the GMACM Servicing Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

Servicing Officer: Any officer of the Company or the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of the Company, whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the Company on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and (ii) in the case of the Servicer, as to which evidence reasonably acceptable to the Master Servicer or the Trustee, of due authorization, by such party has been furnished from time to time to the Master Servicer or the Trustee.

Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Seller or its affiliate of the aggregate Maximum Probable Exposure of the outstanding Class A, Class M and Class B Certificates to the Swap Agreement.

Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Class A, Class M and Class B Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

Sixty-Day Plus Delinquency Percentage: With respect to any Distribution Date, is the arithmetic average for each of the three successive Distribution Dates ending with the applicable Distribution Date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in the payment of principal or interest for the relevant Distribution Date, including any Mortgage Loans in foreclosure, REO and Mortgage Loans with a related Mortgagor subject to bankruptcy proceedings, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding such Distribution Date.

Seller: EMC.

Sponsor: EMC Mortgage Corporation, in its capacity as sponsor hereunder.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period (iii) all Liquidation Proceeds to the extent applied by the Company or the Servicer as recoveries of principal in accordance with Section 3.12 or the GMACM Servicing Agreement with respect to such Mortgage Loan, that were received by the Company or the Servicer as of the close of business on the last day of the calendar month immediately preceding such Distribution Date and (iv) any Realized Losses on such Mortgage Loan incurred during the prior calendar month. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: The earlier to occur of, (I) the first Distribution Date following the Distribution Date for which the Certificate Principal Balance for each of the Class A Certificates has been reduced to zero, and (II) the later to occur of (a) the Distribution Date in March 2010 or (b) the first Distribution Date on which the Current Specified Enhancement Percentage is greater than or equal to 57.30%.

Subordinated Certificates: The Class M, Class B, Class C and Residual Certificates.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 5.02) or surplus amounts held by the Master Servicer, Company and the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by EMC pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property as of the end of the prior calendar month that resulted in a Realized Loss.

Subservicing Agreement: Any agreement entered into between the Company and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Master Servicer: The meaning ascribed to such term pursuant to Section 8.06.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.12 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Swap Administration Agreement, the Swap Account and REMIC V Regular Interest IO. For the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Swap Account and the Swap Administration Agreement do not constitute parts of the Trust Fund or any REMIC.

Supplemental Interest Trust Trustee: LaSalle Bank National Association, not in its individual capacity but solely in its capacity as Supplemental Interest Trust Trustee and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor Supplemental Interest Trust Trustee as may from time to time be serving as successor Supplemental Interest Trust Trustee.

Swap Account: The separate trust account created and maintained by the Swap Administrator, and held within the Supplemental Interest Trust, pursuant to the Swap Administration Agreement.

Swap Administrator: LaSalle Bank National Association, not in its individual capacity, but solely as swap administrator under the Swap Administration Agreement.

Swap Administration Agreement: The Swap Administration Agreement, dated February 28, 2007, pursuant to which the Swap Administrator will make payments to the Swap Provider and the Class A, Class M and Class B Certificateholders, and certain other payments, as such agreement may be amended or supplemented from time to time.

Swap Agreement: The interest rate swap agreement, dated as of February 28, 2007 between the Supplemental Interest Trust Trustee and the Swap Provider, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit N.

Swap Collateral Account: The swap collateral account established under the Swap Administration Agreement.

Swap Credit Support Annex: The credit support annex, dated as of February 28, 2007, between the Supplemental Interest Trust Trustee and the Swap Provider, which is annexed to and forms part of the Swap Agreement.

Swap LIBOR: For any Distribution Date, a per annum rate equal to the Floating Rate Option (as defined in the Swap Agreement) for the related Calculation Period (as defined in the Swap Agreement).

Swap Optional Termination Payment: As defined in Section 11.01.

Swap Provider: The swap provider under the Swap Agreement. Initially, the Swap Provider shall be Bear Stearns Financial Products Inc.

Swap Provider Trigger Event: With respect to any Distribution Date, (i) an Event of Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party, (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party, or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Swap Administrator to the Swap Provider from payments from the Trust Fund, or by the Swap Provider to the Swap Administrator for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof, shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Transfer Affidavit: As defined in Section 7.02(c)(ii).

Trigger Event: With respect to any Distribution Date, a “ Trigger Event” shall have occurred if any of the following tests is not satisfied: (i) the Sixty-Day Plus Delinquency Percentage is less than 13.75% of the Current Specified Enhancement Percentage, or (ii) (A) for any Distribution Date from and including the Distribution Date in March 2009 to and including the Distribution Date in February 2010, the Cumulative Realized Loss Percentage for such Distribution Date is less than 3.20% plus an additional 1/12th of 3.20% for each Distribution Date thereafter up to and including the Distribution Date in February 2010, (B) for any Distribution Date from and including the Distribution Date in March 2010 to and including the Distribution Date in February 2011, the Cumulative Realized Loss Percentage for such Distribution Date is less than 6.40% plus an additional 1/12th of 2.10% for each Distribution Date thereafter up to and including the Distribution Date in February 2011, (C) for any Distribution Date from and including the Distribution Date in March 2011 to and including the Distribution Date in February 2012, the Cumulative Realized Loss Percentage for such Distribution Date is less than 8.50% plus an additional 1/12th of 1.75% for each Distribution Date thereafter up to and including the Distribution Date in February 2012, (D) for any Distribution Date from and including the Distribution Date in March 2012 to and including the Distribution Date in February 2013, the Cumulative Realized Loss Percentage for such Distribution Date is less than 10.25% plus an additional 1/12th of 0.50% for each Distribution Date thereafter up to and including the Distribution Date in February 2013, and (E) for any Distribution Date thereafter, the Cumulative Realized Loss Percentage for such Distribution Date is less than 10.75%.

Trust: As defined in Section 2.07.

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Distribution Account maintained by the Securities Administrator, the Reserve Fund, the Master Servicer Collection Account maintained by the Master Servicer and the Protected Accounts maintained by the Company and each Servicer and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the GMACM Servicing Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (v) the GMACM Servicing Agreement and the Assignment Agreement; (vi) the rights under the Swap Administration Agreement; (vii) the rights under the Mortgage Loan Purchase Agreement; and (viii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. The Reserve Fund shall constitute an asset of the Trust Fund but will not be included in REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V.

Trustee: Citibank, N.A., a national banking association, as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the related Uncertificated Principal Balance or related Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.02).

Uncertificated Notional Amount: With respect to the Class C Interest and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest IO) for such Distribution Date.

With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-45-A and II-1-A through II-45-A
2	I-2-A through I-45-A and II-2-A through II-45-A
3	I-3-A through I-45-A and II-2-A through II-45-A
4	I-4-A through I-45-A and II-2-A through II-45-A
5	I-5-A through I-45-A and II-2-A through II-45-A
6	I-6-A through I-45-A and II-2-A through II-45-A
7	I-7-A through I-45-A and II-2-A through II-45-A
8	I-8-A through I-45-A and II-2-A through II-45-A
9	I-9-A through I-45-A and II-2-A through II-45-A
10	I-10-A through I-45-A and II-10-A through II-45-A
11	I-11-A through I-45-A and II-11-A through II-45-A
12	I-12-A through I-45-A and II-12-A through II-45-A
13	I-13-A through I-45-A and II-13-A through II-45-A
14	I-14-A through I-45-A and II-14-A through II-45-A
15	I-15-A through I-45-A and II-15-A through II-45-A
16	I-16-A through I-45-A and II-16-A through II-45-A
17	I-17-A through I-45-A and II-17-A through II-45-A
18	I-18-A through I-45-A and II-18-A through II-45-A
19	I-19-A through I-45-A and II-19-A through II-45-A
20	I-20-A through I-45-A and II-20-A through II-45-A
21	I-21-A through I-45-A and II-21-A through II-45-A
22	I-22-A through I-45-A and II-22-A through II-45-A
23	I-23-A through I-45-A and II-23-A through II-45-A
24	I-24-A through I-45-A and II-24-A through II-45-A
25	I-25-A through I-45-A and II-25-A through II-45-A
26	I-26-A through I-45-A and II-26-A through II-45-A
27	I-27-A through I-45-A and II-27-A through II-45-A
28	I-28-A through I-45-A and II-28-A through II-45-A
29	I-29-A through I-45-A and II-29-A through II-45-A
30	I-30-A through I-45-A and II-30-A through II-45-A
31	I-31-A through I-45-A and II-31-A through II-45-A
32	I-32-A through I-45-A and II-32-A through II-45-A
33	I-33-A through I-45-A and II-33-A through II-45-A
34	I-34-A through I-45-A and II-34-A through II-45-A
35	I-35-A through I-45-A and II-35-A through II-45-A
36	I-36-A through I-45-A and II-36-A through II-45-A
37	I-37-A through I-45-A and II-37-A through II-45-A
38	I-38-A through I-45-A and II-38-A through II-45-A
39	I-39-A through I-45-A and II-39-A through II-45-A
40	I-40-A through I-45-A and II-40-A through II-45-A
41	I-41-A through I-45-A and II-41-A through II-45-A
42	I-42-A through I-45-A and II-42-A through II-45-A
43	I-43-A through I-45-A and II-43-A through II-45-A
44	I-44-A through I-45-A and II-44-A through II-45-A
45	I-45-A and II-45-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest IO. With respect to REMIC V Regular Interest IO, an amount equal to the Uncertificated Notional Amount of the Class IO Interest.

Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate or Uncertificated REMIC II Pass-Through Rate.

Uncertificated Principal Balance: The amount of REMIC Regular Interests and Class C Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest and Class C Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated principal balance. On each Distribution Date, the Uncertificated Principal Balance of the REMIC Regular Interests shall be reduced by all distributions of principal made on such REMIC Regular Interests on such Distribution Date pursuant to Section 6.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 6.05, and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by interest deferrals as provided in Section 6.07(c)(1)(ii). The Uncertificated Principal Balance of each REMIC Regular Interest and Class C Interest shall never be less than zero. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates then outstanding.

Uncertificated REMIC I Pass-Through Rate: With respect to each REMIC I Group I Regular Interest ending with the designation “A” and any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of Loan Group I multiplied by 2, subject to a maximum rate of 10.2330%. With respect to each REMIC I Group I Regular Interest ending with the designation “B” and any Distribution Date, the greater of (x) a per annum rate equal to the excess, if any, of (1) 2 multiplied by the weighted average Net Mortgage Rate of Loan Group I over (2) 10.2330% and (y) 0.00% per annum.

With respect to each REMIC I Group II Regular Interest ending with the designation “A” and any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of Loan Group II multiplied by 2, subject to a maximum rate of 10.2330%. With respect to each REMIC I Group II Regular Interest ending with the designation “B” and any Distribution Date, the greater of (x) a per annum rate equal to the excess, if any, of (1) 2 multiplied by the weighted average Net Mortgage Rate of Loan Group II over (2) 10.2330% and (y) 0.00% per annum.

Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest AA, each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate, REMIC II Regular Interest ZZ, REMIC II Regular Interest 1-Sub, REMIC II Regular Interest 2-Sub and REMIC II Regular Interest XX, and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests ending with the designation “B” for such Distribution Date and (y) the rates listed below for the REMIC I Regular Interests ending with the designation “A” for such Distribution Date, in each case weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest for such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate

2	I-2-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-2-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A	Uncertificated REMIC I Pass-Through Rate

3	I-3-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-3-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-2-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-2-A	Uncertificated REMIC I Pass-Through Rate

4	I-4-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-4-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-3-A	Uncertificated REMIC I Pass-Through Rate

5	I-5-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-5-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-4-A	Uncertificated REMIC I Pass-Through Rate

6	I-6-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-6-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-5-A	Uncertificated REMIC I Pass-Through Rate

7	I-7-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-7-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-6-A	Uncertificated REMIC I Pass-Through Rate

8	I-8-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-8-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-7-A	Uncertificated REMIC I Pass-Through Rate

9	I-9-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-9-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-8-A	Uncertificated REMIC I Pass-Through Rate

10	I-10-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-10-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-9-A	Uncertificated REMIC I Pass-Through Rate

11	I-11-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-11-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-10-A	Uncertificated REMIC I Pass-Through Rate

12	I-12-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-12-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-11-A	Uncertificated REMIC I Pass-Through Rate

13	I-13-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-13-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-12-A	Uncertificated REMIC I Pass-Through Rate

14	I-14-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-14-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-13-A	Uncertificated REMIC I Pass-Through Rate

15	I-15-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-15-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-14-A	Uncertificated REMIC I Pass-Through Rate

16	I-16-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-16-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-15-A	Uncertificated REMIC I Pass-Through Rate

17	I-17-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-17-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-16-A	Uncertificated REMIC I Pass-Through Rate

18	I-18-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-18-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-17-A	Uncertificated REMIC I Pass-Through Rate

19	I-19-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-19-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-18-A	Uncertificated REMIC I Pass-Through Rate

20	I-20-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-20-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-19-A	Uncertificated REMIC I Pass-Through Rate

21	I-21-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-21-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-20-A	Uncertificated REMIC I Pass-Through Rate

22	I-22-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-22-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-21-A	Uncertificated REMIC I Pass-Through Rate

23	I-23-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-23-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-22-A	Uncertificated REMIC I Pass-Through Rate

24	I-24-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-24-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-23-A	Uncertificated REMIC I Pass-Through Rate

25	I-25-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-25-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-24-A	Uncertificated REMIC I Pass-Through Rate

26	I-26-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-26-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-25-A	Uncertificated REMIC I Pass-Through Rate

27	I-27-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-27-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-26-A	Uncertificated REMIC I Pass-Through Rate

28	I-28-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-28-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-27-A	Uncertificated REMIC I Pass-Through Rate

29	I-29-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-29-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-28-A	Uncertificated REMIC I Pass-Through Rate

30	I-30-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-30-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-29-A	Uncertificated REMIC I Pass-Through Rate

31	I-31-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-31-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-30-A	Uncertificated REMIC I Pass-Through Rate

32	I-32-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-32-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-31-A	Uncertificated REMIC I Pass-Through Rate

33	I-33-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-33-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-32-A	Uncertificated REMIC I Pass-Through Rate

34	I-34-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-34-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-33-A	Uncertificated REMIC I Pass-Through Rate

35	I-35-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-35-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-34-A	Uncertificated REMIC I Pass-Through Rate

36	I-36-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-36-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-35-A	Uncertificated REMIC I Pass-Through Rate

37	I-37-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-37-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-36-A	Uncertificated REMIC I Pass-Through Rate

38	I-38-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-38-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-37-A	Uncertificated REMIC I Pass-Through Rate

39	I-39-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-39-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-38-A	Uncertificated REMIC I Pass-Through Rate

40	I-40-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-40-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-39-A	Uncertificated REMIC I Pass-Through Rate

41	I-41-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-41-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-40-A	Uncertificated REMIC I Pass-Through Rate

42	I-42-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-42-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-41-A	Uncertificated REMIC I Pass-Through Rate

43	I-43-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-43-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-42-A	Uncertificated REMIC I Pass-Through Rate

44	I-44-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-44-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-43-A	Uncertificated REMIC I Pass-Through Rate

45	I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-44-A	Uncertificated REMIC I Pass-Through Rate

thereafter	I-1-A through I-45-A	Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-45-A	Uncertificated REMIC I Pass-Through Rate

With respect to REMIC II Regular Interest 1-Grp and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC I Pass-Through Rates for the REMIC I Group I Regular Interests ending with the designation “B” for such Distribution Date and (y) the rates listed below for the REMIC I Group I Regular Interests ending with the designation “A” for such Distribution Date, in each case, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest for such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate

2	I-2-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A	Uncertificated REMIC I Pass-Through Rate

3	I-3-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-2-A	Uncertificated REMIC I Pass-Through Rate

4	I-4-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC I Pass-Through Rate

5	I-5-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC I Pass-Through Rate

6	I-1-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC I Pass-Through Rate

7	I-7-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC I Pass-Through Rate

8	I-8-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC I Pass-Through Rate

9	I-9-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC I Pass-Through Rate

10	I-10-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC I Pass-Through Rate

11	I-11-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC I Pass-Through Rate

12	I-12-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC I Pass-Through Rate

13	I-13-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC I Pass-Through Rate

14	I-14-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC I Pass-Through Rate

15	I-15-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC I Pass-Through Rate

16	I-16-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC I Pass-Through Rate

17	I-17-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC I Pass-Through Rate

18	I-18-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC I Pass-Through Rate

19	I-19-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC I Pass-Through Rate

20	I-20-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC I Pass-Through Rate

21	I-21-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC I Pass-Through Rate

22	I-22-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC I Pass-Through Rate

23	I-23-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC I Pass-Through Rate

24	I-24-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC I Pass-Through Rate

25	I-25-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC I Pass-Through Rate

26	I-26-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC I Pass-Through Rate

27	I-27-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC I Pass-Through Rate

28	I-28-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC I Pass-Through Rate

29	I-29-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC I Pass-Through Rate

30	I-30-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC I Pass-Through Rate

31	I-31-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC I Pass-Through Rate

32	I-32-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC I Pass-Through Rate

33	I-33-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC I Pass-Through Rate

34	I-34-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC I Pass-Through Rate

35	I-35-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC I Pass-Through Rate

36	I-36-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC I Pass-Through Rate

37	I-37-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC I Pass-Through Rate

38	I-38-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC I Pass-Through Rate

39	I-39-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC I Pass-Through Rate

40	I-40-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC I Pass-Through Rate

41	I-41-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC I Pass-Through Rate

42	I-42-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC I Pass-Through Rate

43	I-43-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC I Pass-Through Rate

44	I-44-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC I Pass-Through Rate

45	I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC I Pass-Through Rate

thereafter	I-1-A through I-45-A	Uncertificated REMIC I Pass-Through Rate

With respect to REMIC II Regular Interest 2-Grp and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC I Pass-Through Rates for the REMIC I Group II Regular Interests ending with the designation “B” for such Distribution Date and (y) the rates listed below for the REMIC I Group II Regular Interests ending with the designation “A” for such Distribution Date, in each case, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest for such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	II-1-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate

2	II-2-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A	Uncertificated REMIC I Pass-Through Rate

3	II-3-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-2-A	Uncertificated REMIC I Pass-Through Rate

4	II-4-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-3-A	Uncertificated REMIC I Pass-Through Rate

5	II-5-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-4-A	Uncertificated REMIC I Pass-Through Rate

6	II-1-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-5-A	Uncertificated REMIC I Pass-Through Rate

7	II-7-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-6-A	Uncertificated REMIC I Pass-Through Rate

8	II-8-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-7-A	Uncertificated REMIC I Pass-Through Rate

9	II-9-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-8-A	Uncertificated REMIC I Pass-Through Rate

10	II-10-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-9-A	Uncertificated REMIC I Pass-Through Rate

11	II-11-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-10-A	Uncertificated REMIC I Pass-Through Rate

12	II-12-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-11-A	Uncertificated REMIC I Pass-Through Rate

13	II-13-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-12-A	Uncertificated REMIC I Pass-Through Rate

14	II-14-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-13-A	Uncertificated REMIC I Pass-Through Rate

15	II-15-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-14-A	Uncertificated REMIC I Pass-Through Rate

16	II-16-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-15-A	Uncertificated REMIC I Pass-Through Rate

17	II-17-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-16-A	Uncertificated REMIC I Pass-Through Rate

18	II-18-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-17-A	Uncertificated REMIC I Pass-Through Rate

19	II-19-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-18-A	Uncertificated REMIC I Pass-Through Rate

20	II-20-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-19-A	Uncertificated REMIC I Pass-Through Rate

21	II-21-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-20-A	Uncertificated REMIC I Pass-Through Rate

22	II-22-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-21-A	Uncertificated REMIC I Pass-Through Rate

23	II-23-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-22-A	Uncertificated REMIC I Pass-Through Rate

24	II-24-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-23-A	Uncertificated REMIC I Pass-Through Rate

25	II-25-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-24-A	Uncertificated REMIC I Pass-Through Rate

26	II-26-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-25-A	Uncertificated REMIC I Pass-Through Rate

27	II-27-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-26-A	Uncertificated REMIC I Pass-Through Rate

28	II-28-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-27-A	Uncertificated REMIC I Pass-Through Rate

29	II-29-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-28-A	Uncertificated REMIC I Pass-Through Rate

30	II-30-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-29-A	Uncertificated REMIC I Pass-Through Rate

31	II-31-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-30-A	Uncertificated REMIC I Pass-Through Rate

32	II-32-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-31-A	Uncertificated REMIC I Pass-Through Rate

33	II-33-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-32-A	Uncertificated REMIC I Pass-Through Rate

34	II-34-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-33-A	Uncertificated REMIC I Pass-Through Rate

35	II-35-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-34-A	Uncertificated REMIC I Pass-Through Rate

36	II-36-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-35-A	Uncertificated REMIC I Pass-Through Rate

37	II-37-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-36-A	Uncertificated REMIC I Pass-Through Rate

38	II-38-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-37-A	Uncertificated REMIC I Pass-Through Rate

39	II-39-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-38-A	Uncertificated REMIC I Pass-Through Rate

40	II-40-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-39-A	Uncertificated REMIC I Pass-Through Rate

41	II-41-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-40-A	Uncertificated REMIC I Pass-Through Rate

42	II-42-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-41-A	Uncertificated REMIC I Pass-Through Rate

43	II-43-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-42-A	Uncertificated REMIC I Pass-Through Rate

44	II-44-A through II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-43-A	Uncertificated REMIC I Pass-Through Rate

45	II-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	II-1-A through II-44-A	Uncertificated REMIC I Pass-Through Rate

thereafter	II-1-A through II-45-A	Uncertificated REMIC I Pass-Through Rate

With respect to REMIC II Regular Interest IO and any Distribution Date, a per annum rate equal to the excess, if any, of (x) the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests ending with the designation “A” for such Distribution Date, over (y) the weighted average of 2 multiplied by Swap LIBOR on the REMIC I Regular Interests ending with the designation “A”, subject to a maximum rate of the Uncertificated REMIC I Pass-Through Rate for each such REMIC I Regular Interest for such Distribution Date, in each case, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest for such Distribution Date.

Unpaid Realized Loss Amount: With respect to the Class A Certificates and as to any Distribution Date is the excess of Applied Realized Loss Amounts with respect to such Class over the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount shall not be applied to reduce the Certificate Principal Balance of such Class.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 92% to the Class A, Class M and Class B Certificates, (ii) 3% to the Class C Certificates until paid in full, (iii) 1% to each of the Class X, Class R-1, Class R-2, Class R-3 Certificates and Class RX Certificates, with the allocation among the Certificates (other than the Class X, Class C and Residual Certificates) to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

Wells Fargo: Wells Fargo Bank, National Association, and any successor in interest.

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of Current Interest for the Class A, Class M, Class B and Class C Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to the GMACM Servicing Agreement, the Company or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class C Interest based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Uncertificated Notional Amount thereof, and thereafter, among the Class A, Class M and Class B Certificates, in each case on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Group I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to the GMACM Servicing Agreement, the Company or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of Loan Group I for any Distribution Date shall be allocated first, to REMIC I Group I Regular Interests ending with the designation “B”, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Group I Regular Interests ending with the designation “A”, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Group II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to the GMACM Servicing Agreement, the Company or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of Loan Group II for any Distribution Date shall be allocated first, to REMIC I Group II Regular Interests ending with the designation “B”, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Group II Regular Interests ending with the designation “A”, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests (other than REMIC II Regular Interest IO) for any Distribution Date, (i) the REMIC II Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter, among REMIC II Regular Interest AA, each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate and REMIC II Regular Interest ZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC II Regular Interest, and (ii) the REMIC II Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to the GMACM Servicing Agreement, the Company or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC II Regular Interest 1-Sub, REMIC II Regular Interest 1-Grp, REMIC II Regular Interest 2-Sub, REMIC II Regular Interest 2-Grp and REMIC II Regular Interest XX, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC II Regular Interest.

ARTICLE II

CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

Pursuant to the Mortgage Loan Purchase Agreement, the Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets sold by it in the Trust Fund.

EMC has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor pursuant to the Mortgage Loan Purchase Agreement and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

In connection with such sale, the Depositor has delivered to, and deposited with, or caused to be delivered to and deposited with, the Trustee or the Custodian, on its behalf, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) in blank or to order of “Citibank, N.A., as Trustee for Certificateholders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2,” or (B) in the case of a loan registered on the MERS system, in blank and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or, for Mortgage Loans other than the EMC Flow Loans, if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is either a MOM Loan or has been assigned in the name of MERS®, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “Citibank, N.A., as Trustee for Certificateholders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form), (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, (v) with respect to any Mortgage Loan (other than any Piggyback Loan), the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such title policy will be delivered within one year of the Closing Date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related Mortgaged Property; and with respect to any Piggyback Loan, the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance issued as to the related first lien Mortgage Loan or, in lieu thereof, a lien search on the related Mortgaged Property that was conducted in connection with the related first lien Mortgage Loan and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage (other than the Mortgages related to the EMC Flow Loans), assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver, or cause to be delivered, a true copy thereof with a certification by such Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; (y) in lieu of the original Mortgage (other than the Mortgages related to the EMC Flow Loans), assignment to the Trustee or in blank or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver, or cause to be delivered, photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I, the Depositor may deliver, or cause to be delivered, a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver, or cause to be delivered, to the Trustee or the Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver, or cause to be delivered, such documents to the Trustee or the Custodian promptly after they are received. EMC shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that EMC need not cause to be recorded (a) any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by EMC to the Trustee or the Custodian on its behalf and each Rating Agency, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the related Seller and its successors and assigns. In the event that either Seller, the Depositor or the Master Servicer or the Securities Administrator gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, EMC shall submit or cause to be submitted for recording as specified above each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Company or the Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, EMC further agrees that it will cause, at EMC’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by EMC to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. EMC further agrees that it will not, and will not permit the Company or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the Custodian on its behalf are and shall be held by or on behalf of the Seller or the Depositor, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. Any such original document delivered to or held by the Depositor, shall be delivered promptly to the Custodian on the Trustee’s behalf.

Whenever it is provided for in this Agreement that any document, evidence or information relating to a Mortgage Loan to be included in a Mortgage File be delivered or supplied to the Trustee, such delivery or supply shall be made to the Custodian pursuant to the Custodial Agreement.

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the Initial Certification received by it from the Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the Custodian on its behalf will deliver one or more Initial Certifications, each in the form of Exhibit One to the Custodial Agreement, to the parties indicated on such exhibit confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to EMC and the Master Servicer and, if reviewed by the Custodian, to the Trustee, one or more Interim Certifications, each substantially in the form of Exhibit Two to the Custodial Agreement. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian on its behalf shall include such information in the exception report attached to the Interim Certification. EMC shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, EMC may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Securities Administrator and the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if EMC fails to correct or cure the defect or deliver such opinion within such period, EMC will, subject to Section 2.03, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of EMC to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(b)  No later than 180 days after the Closing Date, the Trustee or the Custodian on its behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to EMC, and the Master Servicer and, if reviewed by the Custodian, to the Trustee, one or more Final Certifications, each substantially in the form of Exhibit Three to the Custodial Agreement. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify EMC. EMC shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, EMC may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee and the Securities Administrator an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if EMC is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, EMC shall, subject to Section 2.03, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of EMC to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan, if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date. Notwithstanding anything to the contrary, the Trustee shall have no responsibility with respect to the custody or review of Mortgage Files, all of which shall be performed by the Custodian pursuant to the Custodial Agreement, and the Trustee is hereby authorized and directed to enter into the Custodial Agreement. Performance by the Custodian of its obligations under the Custodial Agreement shall satisfy all responsibilities for custody and review of Mortgage Files hereunder. The Trustee shall have no liability for the failure of the Custodian to perform its obligations under the Custodial Agreement.

(c)  In the event that a Mortgage Loan is repurchased by EMC in accordance with subsections 2.02(a) or (b) above or Section 2.03, EMC shall remit the applicable Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and shall provide written notice to the Securities Administrator and the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Master Servicer Collection Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Custodian will release to EMC the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the related Seller, as are necessary to vest in EMC title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Master Servicer Collection Account was made. The Securities Administrator shall promptly use its best efforts to notify each Rating Agency of such repurchase in accordance with Section 12.05. The obligation of EMC to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

(d)  EMC shall deliver to the Trustee or the Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of the Company, the Master Servicer, and EMC as Seller.

(a)  The Company hereby represents and warrants to the Master Servicer, the Depositor, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)  It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to an EMC Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each EMC Mortgage Loan, to service the EMC Mortgage Loans in accordance with the terms of the Mortgage Loan Purchase Agreement and this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(ii)  It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  It is an approved servicer of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect (a) the execution, delivery or enforceability of this Agreement (b) its ability to service the EMC Mortgage Loans, (c) to perform any of its other obligations under this Agreement in accordance with the terms hereof, (d) its business operations, financial conditions, or properties or assets owned by it, or (e) its ability to carry on its business as now conducted.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)  The servicing practices used by the Company in respect of each Mortgage Loan have been, and will continue to be, compliant in all material respects with applicable laws and regulations.

(viii)  As of the Closing Date and except as has been otherwise disclosed to the Master Servicer and the Depositor, or disclosed in any public filing: (1) no default or servicing related performance trigger has occurred as to any other Pass-Through Transfer due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other Pass-Through Transfer has occurred, been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan Pass-Through Transfer, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company’s servicing policies and procedures for similar loans have occurred in the preceding three years outside of the normal changes warranted by regulatory and product type changes in the portfolio; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

(ix)  If so requested by the Depositor or the Master Servicer on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in clause (a)(viii) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(x)  As a condition to the succession to the Company or any subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Company or such subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any subservicer, the Company shall provide to the Master Servicer and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Master Servicer and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Master Servicer and the Depositor, all information reasonably requested by the Master Servicer or the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(xi)  With respect to each Group II Mortgage Loan, information regarding the Mortgagor credit files related to such Mortgage Loan has been and will continue to be furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

(xii)  In connection with the Group II Mortgage Loans, the Master Servicer shall not collect any prepayment premium in any instance when the mortgage debt is accelerated through foreclosure sale or other payment as the result of the mortgagor’s default under the terms of the security instrument.

(b)  LaSalle Bank National Association, in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

(i)  It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator and, is in compliance with the doing business laws of any state, to the extent necessary to ensure its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof;

(ii)  It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(c)  EMC (in its capacity as Seller) hereby represents and warrants to the Depositor and the Trustee as follows, as of the Closing Date:

(i)  EMC is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by EMC in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of the Mortgage Loan Purchase Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  EMC has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of EMC the execution, delivery and performance of this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of EMC, enforceable against EMC in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by EMC, the sale of the Mortgage Loans by EMC under the Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of EMC and will not (A) result in a material breach of any term or provision of the charter or by-laws of EMC or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which EMC is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to EMC of any court, regulatory body, administrative agency or governmental body having jurisdiction over EMC; and EMC is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair EMC’s ability to perform or meet any of its obligations under this Agreement.

(iv)  EMC is an approved Seller of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of EMC’s knowledge, threatened, against EMC that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of EMC to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by EMC of, or compliance by EMC with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, EMC has obtained the same.

(vii)  With respect to each Mortgage Loan as of the Closing Date (or such other date as may be specified in Section 7 of the Mortgage Loan Purchase Agreement), EMC hereby remakes and restates each of the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement to the Depositor and the Trustee to the same extent as if fully set forth herein.

(d)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the related Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. Any breach of a representation or warranty contained in clauses (c), (q) and (s) of Section 7 of the Mortgage Loan Purchase Agreement in respect of a Group II Mortgage Loan and clauses (z) through (ll) of Section 7 of the Mortgage Loan Purchase Agreement shall be deemed to materially adversely affect the interests of the related Certificateholders. EMC, in its capacity as Seller, hereby covenants with respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90 day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee and the Securities Administrator of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a Request for Release. The Seller shall, or cause the related Servicer to, furnish to the Securities Administrator, the Master Servicer and the Trustee the Officer’s Certificate required under Section 2.03(e) relating to such cure. If the Trustee has received (or has given, as the case may be) written notice of such a breach of a representation or warranty, the Trustee shall give prompt written notice to the Master Servicer, the Securities Administrator and the Seller, if within 90 days of its receipt (or giving, as the case may be) of such notice of breach, the Trustee does not receive an Officer’s Certificate as described in the preceding sentence certifying as to the cure of such breached representation or warranty. The Trustee shall give prompt written notice to the parties hereto of EMC’s failure to cure such breach as set forth in the preceding sentence. EMC shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, EMC shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer and Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties with respect to the Mortgage Loans that are made to the best of EMC’s knowledge, if it is discovered by any of the Depositor, the Master Servicer, EMC, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding EMC’s lack of knowledge with respect to the substance of such representation or warranty, EMC (in its capacity as Seller) shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

With respect to any Replacement Mortgage Loan or Loans, EMC (in its capacity as Seller) shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Notwithstanding the foregoing, such substitution must be done within two years of the Closing Date. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by EMC (in its capacity as Seller). For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter EMC (in its capacity as Seller) shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Master Servicer, the Securities Administrator, the Trustee and the Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and EMC shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 7 or Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Master Servicer Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Custodian of a Request for Release for such Mortgage Loan, the Custodian shall release to EMC the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at EMC’s direction such instruments of transfer or assignment as have been prepared by EMC, in each case without recourse, representation or warranty as shall be necessary to vest in EMC, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which EMC substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be deposited into the Master Servicer Collection Account, by EMC upon its delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that EMC (in its capacity as Seller) shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Master Servicer Collection Account maintained by the Master Servicer, on the Determination Date for the Distribution Date in the month following the month during which EMC became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to EMC, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by EMC, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to EMC to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of EMC to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against EMC (in its capacity as Seller) respecting such breach available to the Certificateholders, the Depositor or the Trustee.

(e)  In connection with any repurchase or substitution of a Mortgage Loan or the cure of a breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement pursuant to this Section 2.03, the Seller shall, or cause the related Servicer to, promptly furnish to the Securities Administrator, the Master Servicer and the Trustee an Officer’s Certificate, signed by a duly authorized officer of the Seller or the related servicer, as the case may be, to the effect that such repurchase, substitution or cure has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase, substitution or cure have been satisfied, including the delivery to the the Master Servicer of the Purchase Price or Substitution Adjustment Amount, as applicable, for deposit into the Master Servicer Collection Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, on which the Securities Administrator and the Trustee may rely. It is understood and agreed that the obligation under this Agreement of the Seller to cure the breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement or to repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

(f)  The representations and warranties set forth in this Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof or thereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

(vi) The Depositor has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirement for the past 90 days.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless EMC delivers to the Trustee and the Securities Administrator an Opinion of Counsel, addressed to the Trustee and the Securities Administrator, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or contributions after the Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or a default becoming reasonably foreseeable with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor, the Seller, the Custodian or the Master Servicer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee and the Securities Administrator. In connection therewith, EMC shall either (i) substitute, if the conditions in Section 2.03 with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty in accordance with Section 2.03. The Trustee shall reconvey to EMC the Mortgage Loan to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty in accordance with Section 2.03.

Section 2.06  Countersignature and Delivery of Certificates.

(a)  The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, and the Securities Administrator has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests and the other assets of REMIC III for the benefit of the holders of the Regular Certificates (other than the Class C Certificates), the Class C Interest, the Class IO Interest and the Class R-3 Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates (other than the Class C Certificates), the Class C Interest, the Class IO Interest and the Class R-3 Certificates.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest for the benefit of the Holders of the Class C Certificates and Class RX Certificates (in respect of the Class R-4 Interest). The Trustee acknowledges receipt of the Class C Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and Class RX Certificates (in respect of the Class R-4 Interest).

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class IO Interest for the benefit of the holders of the REMIC V Regular Interest IO and Class RX Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class IO Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC V Regular Interest IO and Class RX Certificates (in respect of the Class R-5 Interest).

Section 2.07  Purposes and Powers of the Trust.

The purpose of the common law trust, created hereunder (the “Trust”), is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom for the benefit of the Certificateholders;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans and the other assets of the Trust Fund;

(c)  to make distributions on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding.

ARTICLE III

ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY THE COMPANY

Section 3.01  The Company.

The Company shall service and administer the EMC Mortgage Loans in accordance with this Agreement and with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related Mortgaged Properties are located. In connection with such servicing and administration, the Company shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable and consistent with the terms of this Agreement and customary servicing practices in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds or Subsequent Recoveries, and (iv) subject to Section 3.12, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any EMC Mortgage Loan; provided that the Company shall take no action that is inconsistent with or prejudices the interests of the Trust Fund, or the Certificateholders or this Agreement in any EMC Mortgage Loan or the rights and interests of the Depositor, the Master Servicer or the Trustee under this Agreement.

Without limiting the generality of the foregoing, the Company, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Company believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the EMC Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Company shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Company to service and administer the EMC Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Company.

In accordance with the standards of the first paragraph of this Section 3.01, the Company shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 5.04, and further as provided in Section 5.02. All costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related EMC Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Company may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

(i)  the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

(ii)  the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

(iii)  the loan evidencing the refinanced senior lien is not subject to negative amortization.

The Trustee shall furnish the Company and the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Company and the Servicer to service and administer the related Mortgage Loans and REO Property, to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the GMACM Servicing Agreement and this Agreement.

Section 3.02  Due-on-Sale Clauses; Assumption Agreements.

(a)  Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Company is not required to exercise such rights with respect to an EMC Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Company is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Company is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Company enters such agreement) by the applicable Required Insurance Policies. The Company, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Company shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Company reasonably believes it is restricted by law from preventing.

(b)  Subject to the Company’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related EMC Mortgage Loan, the Company shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the EMC Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Company in accordance with its servicing standards as then in effect. The Company shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original (and to the Master Servicer a copy) of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Company for entering into an assumption or substitution of liability agreement will be retained by the Company as additional servicing compensation.

Section 3.03  Subservicers.

The Company shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of a subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees of each subservicer from its own funds, and a subservicer’s fee shall not exceed the Servicing Fee payable to the Company hereunder.

At the cost and expense of the Company, without any right of reimbursement from its Protected Account, the Company shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.01, the Company shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Company’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, the Company shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the EMC Mortgage Loans. The Company shall be entitled to enter into an agreement with a subservicer for indemnification of the Company by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the EMC Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Company alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of either the Master Servicer or the Trustee to pay such subservicer’s fees and expenses. For purposes of remittances to the Securities Administrator pursuant to this Agreement, the Company shall be deemed to have received a payment on an EMC Mortgage Loan when a subservicer has received such payment.

Section 3.04  Documents, Records and Funds in Possession of the Company to Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the Company shall transmit to the Trustee or the Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in respect of an EMC Mortgage Loan coming into the possession of the Company from time to time and shall account fully to the Master Servicer for any funds received by the Company or that otherwise are collected by the Company as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Company in respect of any EMC Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries, including but not limited to, any funds on deposit in the Protected Account maintained by the Company, shall be held by the Company for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Company also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account maintained by the Company in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, an EMC Mortgage Loan, except, however, that the Company shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Company under this Agreement.

All funds collected or held by, or under the control of, the Company, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Subsequent Recoveries or Insurance Proceeds, shall be held by the Company for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Company shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Company under this Agreement.

Section 3.05  Optional Purchase of Certain Mortgage Loans.

With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase any such Mortgage Loan or REO Property from the Trust at a price equal to the Purchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter. This right may be assigned by EMC to a third party, including a holder of a Class of Certificates.

If at any time EMC remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Purchase Price for such a Mortgage Loan, and EMC provides to the Master Servicer and Trustee an Officer’s Certificate stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 3.06  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Company or the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Company or the Servicer (pursuant to the GMACM Servicing Agreement), as applicable, will (or if the Company or the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit G hereto signed by a Servicing Officer or Master Servicing Officer (as applicable) or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer or Master Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Company pursuant to Article V or by the Servicer pursuant to the GMACM Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Company or the Servicer or the Master Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Company or the Servicer or the Master Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Company, the Master Servicer or the Servicer (as applicable) is authorized, to give, as agent for the Trustee as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse, representation or warranty) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement and the GMACM Servicing Agreement, as applicable, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Company, the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, pursuant to the Custodial Agreement, upon the request of the Company, the Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer or Master Servicing Officer, as applicable, substantially in the form of Exhibit G (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer or Master Servicing Officer, as applicable), release the related Mortgage File held in its possession or control to the Company, the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Company, the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer or Master Servicing Officer, as applicable similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Company, the Servicer or the Master Servicer.

Section 3.07  Maintenance of Hazard Insurance.

The Company shall cause to be maintained, for each EMC Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Company shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any EMC Mortgage Loan, to the extent described below. Pursuant to Section 5.01, any amounts collected by the Company under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company’s normal servicing procedures) shall be deposited in the Protected Account maintained by the Company. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Securities Administrator for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the EMC Mortgage Loan so permit. Such costs shall be recoverable by the Company out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 5.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the related EMC Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Company shall cause flood insurance to be maintained with respect to such EMC Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related EMC Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the EMC Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.07, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.07, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account maintained by the Company the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Company’s own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the EMC Mortgage Loans, the Company agrees to present, on behalf of itself and the Trustee for the benefit of the Certificateholders claims under any such blanket policy.

Section 3.08  Presentment of Claims and Collection of Proceeds.

The Company shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Required Insurance Policies relating to the EMC Mortgage Loans and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Required Insurance Policies. Any proceeds disbursed to the Company in respect of such Required Insurance Policies shall be promptly deposited in the Protected Account maintained by the Company upon receipt, except that any amounts that are to be applied upon receipt to the repair or restoration of the related Mortgaged Property, which repair or restoration the owner of such Mortgaged Property or EMC, as applicable, has agreed to make as a condition precedent to the presentation of its claims on the related EMC Mortgage Loan under the applicable Insurance Policy, need not be so deposited (or remitted).

Section 3.09  Books and Records.

The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the EMC Mortgage Loans which shall be appropriately identified in the Company’s computer system to clearly reflect the ownership of the EMC Mortgage Loans by the Trust. In particular, the Company shall maintain in its possession, available for inspection by the Master Servicer, the Securities Administrator and the Trustee and shall deliver to the Master Servicer, the Securities Administrator and the Trustee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. The Trustee, the Securities Administrator and the Master Servicer, and any governmental or regulatory agency with jurisdiction over the Trustee, the Securities Administrator or the Master Servicer, as applicable, shall have the right, upon reasonable advance notice to the Company, to inspect and examine the books and records of the Company. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Company complies with the requirements of Accepted Servicing Practices. During the term of this Agreement, the Company shall, upon reasonable advance notice, make available a Servicing Officer to the Master Servicer for answering questions and responding to inquiries.

The Company shall maintain with respect to each EMC Mortgage Loan and shall make available for inspection by the Master Servicer, the Securities Administrator and the Trustee the related servicing file during the time such EMC Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Payments on the Mortgage Loans, including any payoffs, made in accordance with the related Mortgage File will be entered in the Company’s set of books and records no more than two business days after receipt and identification, and allocated to principal or interest as specified in the related Mortgage File.

Section 3.10  Custodian to Retain Possession of Certain Insurance Policies and Documents.

The Custodian on behalf of the Trustee, shall retain possession and custody of the originals (to the extent available) of any certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Company or the Servicer, as applicable, otherwise has fulfilled its obligations under this Agreement or the GMACM Servicing Agreement, as applicable, the Custodian on behalf of the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Company shall promptly deliver or cause to be delivered to the Custodian on behalf of the Trustee, upon the execution or receipt thereof the originals of any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Company from time to time.

Section 3.11  Fidelity Bond, Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the EMC Mortgage Loans and who handle funds, money, documents and papers relating to the EMC Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of an EMC Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this Section 3.11 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The Company shall deliver to the Master Servicer annually (together with the Company’s Annual Statement of Compliance required under Section 3.16 hereof) a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy (along with a copy of such policy then in effect) and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer and the Trustee. The Company shall notify the Master Servicer, the Securities Administrator and the Trustee in writing within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

The Company shall provide to the Master Servicer and the Depositor evidence of the authorization of the person signing any certification or statement, copies or other evidence of fidelity bond and errors and omissions insurance, financial information and reports, and such other information related to the Company or any subservicer engaged by it or the Company’s or such subservicer’s performance hereunder or under the related Subservicing Agreement as may be reasonably requested by the Master Servicer or the Depositor.

Section 3.12  Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)  The Company shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the EMC Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Company shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the EMC Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds or Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Account maintained by the Company pursuant to Section 5.02). If the Company reasonably believes that Liquidation Proceeds with respect to any such EMC Mortgage Loan would not be increased as a result of such foreclosure or other action, such EMC Mortgage Loan will be charged-off and will become a Liquidated Loan. The Company will give notice of any such charge-off and related Final Recovery Determination to the Trustee and the Master Servicer pursuant to Section 5.03. The Company shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 5.02. If the Company has knowledge that a Mortgaged Property that the Company is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Company, the Company will, prior to acquiring the related Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property relating to an EMC Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee’s nominee on behalf of the Certificateholders). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Company shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Certificateholders for the period prior to the sale of such REO Property. The Company shall prepare for and deliver to the Trustee, the Master Servicer and the Securities Administrator a statement with respect to each such REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Securities Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Company no later than the close of business on each Determination Date. The Company shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or reasonably foreseeable default on an EMC Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel addressed to the Trustee and the Securities Administrator (such opinion not to be an expense of the Trustee or the Securities Administrator) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F of the Code or cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Company to foreclose on a defaulted EMC Mortgage Loan shall be subject to a determination by the Company that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Company for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted EMC Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Account maintained by the Company. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related EMC Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

The Liquidation Proceeds from any liquidation of a related EMC Mortgage Loan, net of any payment to the Company as provided above, shall be deposited in the Protected Account upon receipt and made available on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Company as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of related Liquidation Proceeds or any income from a an REO Property, will be applied in the following order of priority: first, to reimburse the Company and the Master Servicer for any related unreimbursed Servicing Advances, Master Servicing Fees and Servicing Fees, pursuant to Section 5.02 or this Section 3.12; second, to reimburse the Company and the Master Servicer for any unreimbursed Advances, pursuant to Section 5.02 or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the EMC Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the EMC Mortgage Loan.

(b)  On each Determination Date, the Company shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the prior calendar month.

(c)  The Company has no intent to foreclose on any EMC Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Company from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such EMC Mortgage Loans including delinquency characteristics in the Company’s discretion so warrant such action.

Section 3.13  Servicing Compensation.

As compensation for its activities hereunder, the Company shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on an EMC Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, other ancillary income, late payment charges, all Prepayment Interest Excess on any EMC Mortgage Loan, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account maintained by the Company shall be retained by the Company to the extent not required to be deposited in the Protected Account maintained by the Company pursuant to Section 5.02. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 5.02.

Section 3.14  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related EMC Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Company shall sell any such REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Company shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)  The Company shall deposit all funds collected and received in connection with the operation of any REO Property in respect of any EMC Mortgage Loan into the Protected Account maintained by the Company.

(c)  The Company and the Master Servicer (as applicable), upon the final disposition of any REO Property in respect of any EMC Mortgage Loan, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees and Master Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees or Master Servicing Fees as well as any unpaid Servicing Fees and Master Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.15  Liquidation Reports.

Upon the foreclosure of any Mortgaged Property relating to an EMC Mortgage Loan or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Company shall submit a liquidation report to the Master Servicer containing such information as shall be mutually acceptable to the Company and the Master Servicer with respect to such Mortgaged Property.

Section 3.16  Annual Statement as to Compliance.

The Company, the Master Servicer and the Securities Administrator shall each deliver to the Securities Administrator and the Depositor, not later than March 15th of each calendar year beginning in 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement and/or other applicable servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, each such party has fulfilled all of its obligations under this Agreement and/or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Company, the Securities Administrator or the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer or subcontractor, such subservicer or subcontractor shall be directed by such delegating party to deliver a similar Annual Statement of Compliance (with respect to any related servicing agreement), to the Securities Administrator and the Depositor as described above as and when required with respect to the Company, the Master Servicer and the Securities Administrator.

Failure of the Master Servicer to comply with this Section 3.16 (including with respect to the time frames required in this Section) shall be deemed an Event of Default with respect to such party, and the Trustee at the direction of the Depositor, shall, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. Failure of the Company to comply with this Section 3.16 (including with respect to the timeframes required in this Section) shall be deemed a Company Default and the Master Servicer shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. Failure of the Securities Administrator to comply with this Section 3.16 (including with respect to the time frames required in this Section) shall be deemed a default and the Trustee at the direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

In the event the Company, the Master Servicer, the Securities Administrator or any subservicer or subcontractor engaged by either such party is terminated or resigns pursuant to the terms of the Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 3.16 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be notwithstanding any such termination or resignation.

Section 3.17  Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Company, the Master Servicer, the Securities Administrator and each Custodian (each, an “Attesting Party”) at its own expense shall each deliver to the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2008, a report signed by an authorized officer of such party regarding such Attesting Party’s Assessment of Compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)  A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)  A statement by such officer that such Attesting Party used the Servicing Criteria attached as Exhibit O hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)  An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an Attestation Report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to such Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit O hereto which are indicated as applicable to the related Attesting Party.

Notwithstanding the foregoing, as to the Securities Administrator and any Custodian, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

On or before March 15th of each calendar year beginning in 2007, each Attesting Party shall furnish to the Securities Administrator and the Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for Attestation Reports issued or adopted by the Public Company Accounting Oversight Board.

Each of the Company, the Securities Administrator and the Master Servicer shall cause any subservicer and each subcontractor engaged by it and determined by it to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report as and when provided above along with an indication of what Servicing Criteria are addressed in such assessment.

Such Assessment of Compliance, as to any subservicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit O hereto which are indicated as applicable to any “primary servicer.” The Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth on Exhibit O and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor (as defined in the related servicing agreement), an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

In addition, for the avoidance of doubt and without duplication, the Company as a Servicer shall (and shall cause each subservicer engaged by it to) provide to the Depositor and the Securities Administrator information concerning the following: (A) any Company Default hereunder and any subservicer event of default under the terms of the related Subservicing Agreement, (B) any merger, consolidation or sale of substantially all of the assets of the Company or, to the best of the Company’s knowledge, any such subservicer, and (C) the Company’s entry into an agreement with a subservicer to perform or assist in the performance of any of the Company’s obligations as Servicer.

In addition, the Company as a Servicer, shall cause each subservicer engaged by it to provide the following information to the Depositor and the Securities Administrator, to the extent applicable, within the timeframes that the Company would otherwise have to provide such information:

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) information regarding material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

Failure of the Master Servicer or the Company, as applicable, to comply with this Section 3.17 (including with respect to the timeframes required in this Section) shall be deemed an Event of Default with respect to the Master Servicer and a Company Default with respect to the Company, and the Master Servicer or the Trustee at the direction of the Depositor shall, in addition to whatever rights the Master Servicer or the Trustee, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the applicable party under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the applicable party for the same. Failure of the Securities Administrator to comply with this Section 3.17 (including with respect to the time frames required in this Section) which failure results in a failure to timely file the Form 10-K shall be deemed a default which may result in the termination of the Securities Administrator pursuant to Section 10.08 of this Agreement and the Depositor shall, in addition to whatever rights the Depositor may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

In the event the Company, the Master Servicer, each Custodian, the Securities Administrator or any subservicer or subcontractor engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of the Agreement, the related Custodial Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 3.17 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.18  Reports Filed with Securities and Exchange Commission.

(a)  (i)Within 15 days after each Distribution Date (subject to permitted exceptions under the Exchange Act), the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date attached thereto; provided that the Securities Administrator shall have received no later than seven (7) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(ii) below. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit Q and by the Trustee to the Securities Administrator and the Depositor and approved by the Depositor pursuant to the paragraph immediately below, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit P) and approval.

(ii)  (A)Within seven (7) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit P and the Trustee shall be required to provide, pursuant to section 3.18(a)(v) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit P or by the Trustee of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor and the Master Servicer for review. No later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website identified in Section 6.06 a final executed copy of each Form 10-D. The signing party at the Master Servicer can be contacted as set forth in Section 12.05. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to either question should be "no." The Securities Administrator shall be entitled to rely on the representations made by the Depositor in Section 2.04(vi) in preparing, executing and/or filing any such Form 10-D.

(B)  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under Sections 3.18(a)(i) and (vi) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Securities Administrator of its duties under this Section 3.18(a)(ii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Company, the Servicer, the Custodians and any subservicers or subcontractors strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the GMACM Servicing Agreement, Custodial Agreements or any other applicable agreement. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed by the Securities Administrator to prepare, arrange for execution or file such Form 10-D.

(iii)  (A)Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, on behalf of the Trust, at the direction of the Depositor, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit P and by the Trustee to the Securities Administrator and the Depositor and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 8-K Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit P) and approval.

(B)  For so long as the Trust is subject to the Exchange Act reporting requirements, (i) no later than 12:00 p.m. New York City time on the 2nd Business Day after the occurrence of a Reportable Event the parties set forth in Exhibit P and the Trustee shall be required pursuant to Section 3.18(a)(v) below to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit P or by the Trustee of their duties under this paragraph or to proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C)  After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than the end of business New York City time on the 3rd Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website identified in Section 6.06 a final executed copy of each Form 8-K. The signing party at the Master Servicer can be contacted as set forth in Section 12.05. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.18(a)(iii) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(iii). It is understood by the parties hereto that the performance by each of the Master Servicer and the Securities Administrator of its duties under this Section 3.18(a)(iii) related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicer, the Company, the Custodians and any subservicers or subcontractors strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the GMACM Servicing Agreement, Custodial Agreements or any other applicable agreement. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed by the Securities Administrator to prepare, arrange for execution or file such Form 8-K.

(iv)  (A)On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable timeframes set forth in this Agreement, (I) an Annual Statement of Compliance for the Master Servicer, the Securities Administrator, the Company, the Servicer and any subservicer or subcontractor (to the extent Regulation AB requires the Annual Statement of Compliance of any such subservicer and subcontractor to be attached to Form 10-K), as described under Section 3.16, (II)(A) the Assessment of Compliance with Servicing Criteria for the Master Servicer, the Company, the Servicer, each subservicer and subcontractor participating in the servicing function, the Securities Administrator and the Custodian, as described under Section 3.17, and (B) if the Assessment of Compliance of the Master Servicer, the Company, the Servicer, each subservicer and subcontractor, the Securities Administrator or the Custodian described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if the Assessment of Compliance of the Master Servicer, the Company, the Servicer, the subservicer, the subcontractor, the Securities Administrator or the Custodian described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm Attestation Report for the Master Servicer, the subservicer, the subcontractor, the Company, the Servicer, the Securities Administrator and the Custodian, as described under Section 3.17, and (B) if any registered public accounting firm Attestation Report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described in this Section 3.18 (a)(iv)(D) below. Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit P and by the Trustee to the Securities Administrator and the Depositor and, pursuant to the paragraph immediately below, approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit P) and approval.

(B)  No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth in Exhibit P and the Trustee shall be required to provide pursuant to Section 3.18(a)(v) below to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit P and the Trustee of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

(C)  After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor and the Master Servicer for review. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to either question should be "no." The Securities Administrator shall be entitled to rely on the representations made by the Depositor in Section 2.04(vi) in preparing, executing and/or filing any such Form 10-K. No later than 12:00 p.m. New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website identified in Section 6.06 a final executed copy of each Form 10-K. The signing party at the Master Servicer can be contacted as set forth in Section 12.05. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under Section 3.18(a)(iv) related to the timely preparation and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Section and Section 3.16 and Section 3.17. It is understood by the parties hereto that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18(a)(iv) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Company, the Servicer, the Custodians and any subservicer or subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any Annual Statement of Compliance and any Assessment of Compliance and attestation pursuant to the GMACM Servicing Agreement, the Custodial Agreements or any other applicable agreement. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed by the Securities Administrator to prepare, arrange for execution or file such Form 10-K.

(D)  Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities Administrator and the Company shall, and each such party shall cause any subservicer or subcontractor engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a “Back-Up Certification”), in the form attached hereto as Exhibit M upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely; provided, however, that the Securities Administrator and the Company shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted as set forth in Section 12.05. In the event the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement or any subcontractor or subservicer is terminated pursuant to the related servicing agreement, the Securities Administrator, subcontractor or subservicer, as applicable, shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18(a)(iv) with respect to the period of time it was subject to this Agreement or the related servicing agreement, as applicable. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or the GMACM Servicing Agreement or Custodial Agreement.

(v)  With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund in the form attached hereto as Exhibit Q, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit P as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 3.18(a)(i) through (iv) above. Each of the Master Servicer, Custodian, Seller, Company and the Depositor hereby agree to notify and provide (to the extent known) to the Securities Administrator and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit P as the responsible party for providing that information. Within five Business Days prior to each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Securities Administrator the Significance Estimate and the Securities Administrator shall use such information to calculate the Significance Percentage. The Securities Administrator shall provide the Significance Percentage to the Depositor by the later of the Distribution Date or (3) three Business Days after the receipt of the Significance Estimate from the Depositor. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Securities Administrator shall deliver written notification to the Depositor and the Swap Provider to that effect. The Securities Administrator shall request and the Depositor shall obtain from the Swap Provider any information required under Regulation AB to the extent required under the Swap Agreement. The Depositor shall be obligated to provide to the Securities Administrator (no later than, in the case of Form 10-D, the seventh calendar day after the Distribution Date and in the case of Form 10-K, March 15th in any year in which a Form 10-K is filed for the Trust) any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K or written notification instructing the Securities Administrator that such Additional Disclosure regarding the Swap Provider is not necessary for such Distribution Date.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the end of the related Due Period, together with a description thereof, no later than the date on which such information is required to be reported to the Securities Administrator and the Depositor by the other parties hereto as set forth under this Section 3.18. In addition, the Trustee shall notify the Securities Administrator and the Depositor of (i) any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Seller, the Securities Administrator, the Master Servicer or the Custodian of the type described under Item 1119 of Regulation AB, and (ii) the occurrence of an Event of Default (with respect to the Master Servicer) actually known to a Responsible Officer of the Trustee together, in each case, with a description thereof, no later than the date on which such information is required to be reported to the Securities Administrator and the Depositor by the other parties hereto as set forth under this Section 3.18. Any notice required to be given by the Trustee to the Securities Administrator and the Depositor pursuant to this paragraph shall be accompanied by an Additional Disclosure Notification form attached hereto as Exhibit Q and shall be submitted in EDGAR-compatible format. Should the identification of any of the Depositor, the Seller, the Securities Administrator, the Master Servicer or the Custodian change, the Depositor shall promptly notify the Trustee.

(vi)  (A)On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the parties hereto will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Securities Administrator will notify the Depositor and the Master Servicer and the parties hereto will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by the appropriate officer of the Master Servicer. The parties hereto acknowledge that the performance by the Securities Administrator of its duties under this Section 3.18(a)(vi) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties performing their duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed by the Securities Administrator to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K.

The parties hereto agree to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control or possession related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator to the extent set forth in this Section 3.18.

(b)  The Securities Administrator shall indemnify and hold harmless each of the Company, the Depositor and the Master Servicer (if the Master Servicer is unaffiliated with the Securities Administrator) and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Sections 3.16, 3.17 and 3.18 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer (if the Master Servicer is unaffiliated with the Securities Administrator) and each of their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, the Annual Statement of Compliance, the Assessment of Compliance, any Additional Disclosure or other information provided by the Securities Administrator pursuant to Section 3.16, 3.17 and 3.18 (the “Securities Administrator Information”), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless each of the Company, the Securities Administrator and the Master Servicer and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.16, 3.17 and 3.18 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 3.18 (the “Depositor Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

The Master Servicer shall indemnify and hold harmless each of the Company, the Securities Administrator (if the Securities Administrator is unaffiliated with the Master Servicer) and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.16, 3.17 and 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance, any Attestation Report, any Additional Disclosure or other information provided by the Master Servicer pursuant to Section 3.16, 3.17 and 3.18 (the “Master Servicer Information”), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

The Company shall indemnify and hold harmless each of the Depositor, the Securities Administrator and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Company under Sections 3.16, 3.17 and 3.18 or the Company’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Company shall indemnify and hold harmless each of the Depositor, the Securities Administrator and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, the Annual Statement of Compliance, the Assessment of Compliance, any Attestation Report, any Additional Disclosure or other information provided by or on behalf of the Company or on behalf of any subservicer or subcontractor of the Company pursuant to Section 3.16, 3.17 and 3.18 (the “Company Information”), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with the Certificates, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification for under this Section 3.18(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 3.18(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)  Nothing shall be construed from the foregoing subsections (a) and (b) to require the Securities Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Securities Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 3.18(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of any obligation under this Agreement.

(d)  Notwithstanding the provisions of Section 11.01, this Section 3.18 may be amended without the consent of the Certificateholders.

Any report, notice or notification to be delivered by the Company, the Master Servicer or the Securities Administrator to the Depositor pursuant to this Section 3.18, may be delivered via facsimile to Reg AB Compliance Manager, via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.

Section 3.19  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Seller, the Depositor and the Master Servicer and the Securities Administrator with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Seller, the Depositor, the Master Servicer or the Securities Administrator for delivery of additional or different information as the Seller, the Depositor, the Master Servicer or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

ARTICLE IV

MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01  Master Servicer.

The Master Servicer shall, beginning on the Closing Date, supervise, monitor and oversee the obligation of the Company and the Servicer to service and administer their respective Mortgage Loans in accordance with the terms of this Agreement and the GMACM Servicing Agreement, respectively and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Company and the Servicers as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive and review certain reports, information and other data provided to the Master Servicer by the Company and the Servicer and shall enforce the obligations, conditions and covenants of the Company and Servicer to the extent set forth in this Agreement and the GMACM Servicing Agreement, respectively. The Master Servicer shall monitor the Company and the Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information described in the previous sentence and received by the Master Servicer on a monthly basis and coordinate corrective adjustments to the Company’s, the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.06 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Company and the Servicer pursuant to this Agreement and the GMACM Servicing Agreement, respectively. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the Company and the Servicer and shall have no liability for any errors in such Mortgage Loan data.

The Master Servicer, the Trustee or the Custodian on its behalf and the Securities Administrator shall provide access to the records and documentation in possession of the Master Servicer, the Trustee or the Custodian on its behalf or the Securities Administrator regarding the related Mortgage Loans and REO Property to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer, the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, neither the Master Servicer, the Trustee, the Custodian nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer, the Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer’s, the Trustee’s, the Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the Company, the Servicer or the Master Servicer, as applicable, any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or security instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or security instrument or otherwise available at law or equity.

Section 4.02  Monitoring of Company and Servicer.

(a) In the review of the Company’s and the Servicer’s activities, the Master Servicer may rely upon the Annual Statement of Compliance of the Company and the Servicer with regard to such Person’s compliance with the terms of this Agreement or the GMACM Servicing Agreement; provided that no such reliance will relieve the Master Servicer of its obligations pursuant to this Agreement. In the event that the Master Servicer, in its judgment, determines that the Company or the Servicer should be terminated in accordance with this Agreement or the GMACM Servicing Agreement, or that a notice should be sent pursuant to this Agreement or the GMACM Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Company under this Agreement and of the Servicer under the GMACM Servicing Agreement, and shall, in the event that the Company or the Servicer fails to perform its obligations in accordance with this Agreement or the GMACM Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Person thereunder and act as servicer of the related Mortgage Loans or to instruct the Trustee to enter into a new servicing agreement with a successor servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer; provided further, if the Servicer or the Company has failed to advance or failed to make a payment so that the Master Servicer has had to advance its own funds, then the Master Servicer may terminate the Servicer or the Company. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the GMACM Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement or the GMACM Servicing Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of the Company or the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement or the GMACM Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Company or the Servicer as a result of an alleged or actual breach of contract or an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement or the GMACM Servicing Agreement) are not fully and timely reimbursed by the Company or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

(d) The Master Servicer shall require the Company and the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement or the GMACM Servicing Agreement, as applicable.

(e) If the Master Servicer acts as a servicer, it will not assume liability for the representations and warranties of the Company or the Servicer, if any, that it replaces.

Section 4.03  Fidelity Bond.

The Master Servicer, at its expense, shall (i) maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder or (ii) self insure if LaSalle maintains with any Rating Agency the equivalent of a long term unsecured debt rating of “A”. The errors and omissions insurance policy and the fidelity bond referred to in (i) above shall be in such form and amount generally acceptable for entities serving as master servicers.

Section 4.04  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trustee and the Securities Administrator, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the GMACM Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.02, shall not permit the Company or the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action, or failure to take action, will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as the case may be.

The Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer, the Company or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 10.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in this Agreement or the GMACM Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall enforce the obligation of the Company and the Servicer to enforce such clauses in accordance with this Agreement or the GMACM Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement or the GMACM Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the GMACM Servicing Agreement.

Section 4.06  Documents, Records and Funds in Possession of Master Servicer, Company and Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit and the Company or the Servicer (to the extent required by this Agreement or the GMACM Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof, or in the case of the Servicer, the GMACM Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer, the Company or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer, the Company or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account, the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Company and the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement or the GMACM Servicing Agreement. The Master Servicer shall, and (to the extent provided in this Agreement or the GMACM Servicing Agreement) shall enforce the obligation of the Company and the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer, the Company and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer, the Company or the Servicer under this Agreement or the GMACM Servicing Agreement.

Section 4.07  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in this Agreement and the GMACM Servicing Agreement) enforce the obligation of the Company or the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Company or the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts that are to be applied upon receipt to the repair or restoration of the related Mortgaged Property, which repair or restoration the owner of such Mortgaged Property or EMC, as applicable, has agreed to make as a condition precedent to the presentation of its claims on the related EMC Mortgage Loan under the applicable Insurance Policy, need not be so deposited (or remitted).

Section 4.08  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall enforce any obligation of the Company and the Servicer (to the extent set forth under this Agreement and the GMACM Servicing Agreement, as applicable) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement or the GMACM Servicing Agreement, as applicable.

Section 4.09  Compensation of the Master Servicer.

The Master Servicer shall be entitled to the Master Servicing Fee on each Distribution Date as compensation for the performance of its obligations hereunder. The Master Servicer will also be entitled to all income realized from any investment of funds or other benefits derived from the Master Servicer Collection Account for the performance of its activities hereunder. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 4.10  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in this Agreement and the GMACM Servicing Agreement, as applicable, cause the Company and the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the GMACM Servicing Agreement, as applicable. The Master Servicer shall enforce any obligations of the Company or the Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement or the GMACM Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)  The Master Servicer shall, to the extent required by this Agreement and the GMACM Servicing Agreement, as applicable, enforce the obligation of the Company and the Servicer, as applicable, to deposit all funds collected and received in connection with the operation of any REO Property in the related Protected Account.

(c)  The Master Servicer and the Company or the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)  To the extent provided in this Agreement or the GMACM Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Company or the Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Collection Account on the next succeeding Remittance Date.

Section 4.11  UCC.

EMC shall file any financing statements, continuation statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 4.12   Reserve Fund; Payments to and from Swap Administrator; Supplemental Interest Trust.

(a)  As of the Closing Date, the Supplemental Interest Trust shall be established and maintained in the name of the Supplemental Interest Trust Trustee, as a separate trust, the corpus of which shall (i) consist of the Swap Account, the Swap Collateral Account, the Swap Agreement REMIC V Regular Interest IO and the Swap Administration Agreement and (ii) be held by the Supplemental Interest Trust Trustee, for the benefit of the Holders of the Class A, Class M and Class B Certificates and the Swap Provider. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement. Amounts in the Swap Account shall, at the written direction of the Majority Class C Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class C Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. In the absence of written instructions to the Securities Administrator, amounts on deposit in the Swap Account shall remain uninvested. All amounts earned on amounts on deposit in the Swap Account shall be taxable to the Majority Class C Certificateholder. Any losses on such investments shall be deposited in the Swap Account by the Majority Class C Certificateholder out of its own funds immediately as realized. In performing its duties hereunder and under the Swap Agreement and the rights in respect of the Swap Administration Agreement, the Supplemental Interest Trust Trustee shall be entitled to the same rights, protections and indemnities as provided to the Securities Administrator hereunder.

(b)  On or before the Closing Date, the Securities Administrator shall establish a Reserve Fund on behalf of the Holders of the Certificates (other than the Class X Certificates). On the Closing Date, the Depositor shall cause an amount equal to the Reserve Fund Deposit to be deposited into the Reserve Fund. The Reserve Fund must be an Eligible Account. The Reserve Fund shall be titled “Reserve Fund, LaSalle Bank National Association, as Securities Administrator on behalf of Citibank, N.A. as Trustee for the benefit of holders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2, Certificates”. The Securities Administrator shall deposit in the Reserve Fund all payments received from the Swap Administrator that are payable to the Trust Fund pursuant to the Swap Administration Agreement. On each Distribution Date, the Securities Administrator shall remit such amounts received from the Swap Administrator to the Holders of the Class A, Class M and Class B Certificates in the manner provided in clause (d) below. In addition, on each Distribution Date as to which there is a Basis Risk Shortfall Carry Forward Amount payable to any Class of Class A, Class M or Class B Certificates, the Securities Administrator shall deposit the amounts distributable pursuant to clauses (C) and (D) of Section 6.04(a)(4) into the Reserve Fund, and the Securities Administrator has been directed by the Class C Certificateholder to distribute any amounts then on deposit in the Reserve Fund to the Holders of the Class A, Class M or Class B Certificates in respect of the Basis Risk Shortfall Carry Forward Amounts for each such Class in the priorities set forth in clauses (C) and (D) of Section 6.04(a)(4). Any amount paid to the Holders of Class A, Class M or Class B Certificates from amounts distributable pursuant to clauses (C) and (D) of Section 6.04(a)(4) pursuant to the preceding sentence in respect of Basis Risk Shortfall Carry Forward Amounts shall be treated as distributed to the Majority Class C Certificateholder in respect of the Class C Certificates and paid by the Majority Class C Certificateholder to the Holders of the Class A, Class M and Class B Certificates, as applicable. Any payments to the Holders of the Class A, Class M and Class B Certificates in respect of Basis Risk Shortfall Carry Forward Amounts, whether pursuant to the second preceding sentence or pursuant to clause (d) below, shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Section 860G(a)(1) of the Code.

(c)  Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator on behalf of the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable by the Swap Administrator, on behalf of the Supplemental Interest Trust Trustee, to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Funds, and to the extent of any such remaining amounts due, from Principal Funds, prior to any distributions to the Certificateholders. On or before each Distribution Date, such amounts shall be remitted to the Swap Administrator, and deposited into the Swap Account, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and for prior Distribution Dates, if any, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator on behalf of the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and for prior Distribution Dates, if any. For federal income tax purposes, such amounts paid to the Supplemental Interest Trust on each Distribution Date shall first be deemed paid to the Supplemental Interest Trust in respect of REMIC V Regular Interest IO to the extent of the amount distributable on such REMIC V Regular Interest IO on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Class A, Class M and Class B Certificates, and the Swap Administrator shall pay the amount set forth in Section 6.04(a)(4) to the Swap Provider. In addition, the Swap Administrator shall remit to the Swap Provider any Swap Optional Termination Payment paid as part of the Mortgage Loan Purchase Price and remitted to the Supplemental Interest Trust pursuant to Section 11.01.

(d)  On or before each Distribution Date, Net Swap Payments payable by the Swap Provider pursuant to the Swap Agreement to the Swap Administrator, on behalf of the Supplemental Interest Trust Trustee, will be deposited by the Swap Administrator, acting on behalf of the Supplemental Interest Trust Trustee, into the Swap Account pursuant to the Swap Administration Agreement. The Swap Administrator shall, to the extent provided in the Swap Administration Agreement, remit amounts on deposit in the Swap Account to the Securities Administrator for deposit into the Reserve Fund. On each Distribution Date, to the extent required, the Securities Administrator shall withdraw such amounts from the Reserve Fund to distribute to the Certificates in the following order of priority:

(i)  first, to the Class A Certificates, on a pro rata basis, to pay (a) Current Interest and any Interest Carry Forward Amount for each such Class to the extent due to the interest portion of a Realized Loss, in each case to the extent not fully paid pursuant to Section 6.04(a)(1) and (b) any Unpaid Realized Loss Amounts for such Class;

(ii)  second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates, in that order, to pay Current Interest to the extent not fully paid pursuant to Section 6.04(a)(1) and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss;

(iii)  third, to pay, first, to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date, on a pro rata basis, based on the entitlement of each such Class, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for each such Class for such Distribution Date; and

(iv)  fourth, to pay as principal to the Class A, Class M and Class B Certificates as part of the Extra Principal Distribution Amount payable under Section 6.04(a)(2) until the Overcollateralization Target Amount has been reached, to the extent not paid from Excess Cashflow pursuant to Section 6.04(a)(4) for such Distribution Date. For the avoidance of doubt, any amounts distributable pursuant to this clause (iv) shall be limited to rebuilding overcollateralization related to Loan to the extent overcollateralization has been reduced through Realized Losses related to Loan.

(e)  The Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Class C Certificateholders shall be the beneficial owners of the Reserve Fund, on a pro rata basis, subject to the power of the Securities Administrator on behalf of the Securities Administrator to transfer amounts under Section 6.04. Amounts in the Reserve Fund shall, at the written direction of the Majority Class C Certificateholder to the Securities Administrator, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Class C Certificateholders, on a pro rata basis, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. In the absence of written instructions to the Securities Administrator, amounts on deposit in the Reserve Fund shall remain uninvested. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class C Certificateholders. Any losses on such investments shall be deposited in the Reserve Fund by the Class C Certificateholders, on a pro rata basis, out of its own funds immediately as realized. The Swap Account, which is created and maintained by the Swap Administrator pursuant to the Swap Administration Agreement, is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall not be an asset of any REMIC created hereunder. The beneficial owner of the Swap Account is identified, and other matters relating to the Swap Account are addressed, in the Swap Administration Agreement.

(f)  The Securities Administrator shall treat the Holders of Certificates (other than the Class C, the Class X and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class C, Class X and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of, with respect to each such Certificate, (i) the amount of interest otherwise payable to the REMIC III Regular Interest relating to such Certificate over (ii) the amount of interest payable to such Certificate at a per annum rate equal to the related Net WAC Cap Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Regular Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Basis Risk Shortfall Carry Forward Amounts with respect to the Holders of the Certificates (other than the Class C, Class X and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C, Class X and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC III and as having been paid by such Holders to the Swap Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class R Certificates and Class X Certificates) shall be treated as representing not only ownership of a Regular Interest in a REMIC, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(g)  Upon a Swap Early Termination other than in connection with the Optional Termination of the Trust, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider selected by the Depositor to enter into a new interest rate swap agreement on terms substantially similar to the Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Swap Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount to the Holders of the Class A, Class M and Class B Certificates or for such other purpose specified in the Swap Administration Agreement in accordance with the terms thereof.

(h)  In the event that the Swap Provider fails to perform any of its obligations under the Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that an Event of Default, Termination Event, or Additional Termination Event (each as defined in the Swap Agreement) occurs with respect to the Swap Agreement, the Supplemental Interest Trust Trustee shall, to the extent it has actual knowledge of such failure, breach or occurance, immediately, but no later than the next Business Day following such failure, breach, or occurrence, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, in accordance with the Swap Agreement.

(i)  In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Swap Agreement, the Supplemental Interest Trust Trustee shall, as soon as practicable, but no later than two (2) Business Days after the Swap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty. The Swap Provider or the Depositor shall promptly provide the Supplemental Interest Trust Trustee with a copy of such Guaranty; provided that, the Supplemental Interest Trust Trustee shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

(j)  The Supplemental Interest Trust Trustee shall cause any replacement swap provider to provide a copy of the replacement interest rate swap agreement to the Depositor.

Section 4.13  Reserved.

Section 4.14  Tax Treatment of Class IO Distribution Amounts in the Event of Resecuritization of Class A, Class M or Class B Certificates.

In the event that any Class A, Class M or Class B Certificate is resecuritized in a REMIC (the “Resecuritization REMIC”), for federal income tax purposes, (i) payments on the REMIC III Regular Interest corresponding to such Class A, Class M or Class B Certificate shall, for the avoidance of doubt, be deemed to include the related Class IO Distribution Amount, and (ii) to the extent provided in the operative documents for the Resecuritization REMIC, (a) payments on the “regular interests” issued by the Resecuritization REMIC shall be deemed to include in the aggregate such Class IO Distribution Amount, and (b) such Class IO Distribution Amount shall be deemed paid to the Holder of the Class C Certificates pursuant to a notional principal contract entered into by the holders of one or more “regular interests” issued by the Resecuritization REMIC (“Resecuritization Holders”) and the Holder of the Class C Certificates. In such event, Class IO Distribution Amounts deemed paid by Resecuritization Holders under clause (b) of the immediately preceding sentence shall be paid on behalf of such holders pursuant to Section 4.12(c) hereof.

ARTICLE V

ACCOUNTS

Section 5.01  Collection of Mortgage Loan Payments; Protected Account.

(a)  The Company shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties related to the EMC Mortgage Loans are located to collect all payments called for under the terms and provisions of the EMC Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge and (ii) extend the Due Dates for payments due on a Mortgage Note related to an EMC Mortgage Loan for a period not greater than 125 days, provided that, EMC shall not extend the payment date of any Mortgage Loan beyond the date of its final maturity date. In the event of any such arrangement, the Company shall make Advances on the related EMC Mortgage Loan during the scheduled period in accordance with the amortization schedule of such EMC Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 6.01. The Company shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) an EMC Mortgage Loan is in default or default is reasonably foreseeable, the Company may also waive, modify or vary any term of any EMC Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, including without limitation, to (1) capitalize any amounts owing on the EMC Mortgage Loan by adding such amount to the outstanding principal balance of the EMC Mortgage Loan, (2) defer such amounts to a later date or the final payment date of such Mortgage Loan, (3) extend the maturity of any such EMC Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date, and/or (4) reduce the related Mortgage Rate (subject to clause (y) below), provided that, in the Company’s determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), or (y) the Company delivers to the Trustee, Securities Administrator and Master Servicer a certification addressed to the Trustee and the Securities Administrator, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such EMC Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, the Company may if it reasonably believes that undertaking such actions would be in the best interest of the Certificateholders, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00% with respect to any EMC Mortgage Loan and (B) amend any Mortgage Note related to an EMC Mortgage Loan to extend the maturity thereof; provided that, EMC shall not extend the payment date of any Mortgage Loan beyond its final maturity date.

In accordance with the standards of the first paragraph of Section 3.01, the Company shall not waive (or permit a sub-servicer to waive) any Prepayment Charge related to an EMC Mortgage Loan unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related EMC Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge, for the benefit of the Class C Certificates, by remitting such amount to the Master Servicer by the Remittance Date. Payments of such waived charges shall not be payments in respect of any Regular Interest.

(b)  The Company shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Company for the benefit of the Trustee on behalf of the Certificateholders and designated “EMC Mortgage Corporation, as servicer on behalf of Citibank, N.A., as Trustee, for the benefit of the certificateholders, in trust for registered Holders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2”. The Company shall deposit or cause to be deposited into the Protected Account on a daily basis within two Business Days of receipt and identification, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the EMC Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the EMC Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)  all payments on account of principal, including Principal Prepayments, on the EMC Mortgage Loans;

(ii)  all payments on account of interest on the EMC Mortgage Loans net of the related Servicing Fee permitted under Section 3.13, if any;

(iii)  all Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds with respect to any EMC Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company’s normal servicing procedures;

(iv)  any amount required to be deposited by the Company pursuant to Section 5.01(c) in connection with any losses on Permitted Investments;

(v)  any amounts required to be deposited by the Company pursuant to Section 3.07;

(vi)  any Prepayment Charges collected on the EMC Mortgage Loans; and

(vii)  any other amounts required to be deposited hereunder.

The foregoing requirements for deposit by the Company into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by the Company. In the event that the Company shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 5.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Company shall maintain adequate records with respect to all withdrawals made pursuant to this Section. Reconciliations will be prepared for the Protected Account within 45 calendar days after the bank statement cut-off date. All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 5.02.

(c)  The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Company, in Permitted Investments which shall mature not later than the Business Day immediately preceding the Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Company as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Company into the Protected Account, out of the Company’s own funds.

(d)  The Company shall give at least 30 days advance notice to the Trustee, the Securities Administrator, the Seller, the Master Servicer, each Rating Agency and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

Section 5.02  Permitted Withdrawals From the Protected Account.

(a)  The Company may from time to time make withdrawals from the Protected Account for the following purposes:

(i)  to pay itself (to the extent not previously paid to or withheld by the Company), as servicing compensation in accordance with Section 3.13, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.13;

(ii)  to reimburse the Company for Advances made by it with respect to the Mortgage Loans, provided, however, that the Company’s right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular EMC Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular EMC Mortgage Loan(s) in respect of which any such Advance was made;

(iii)  to reimburse the Company for any previously made portion of a Servicing Advance or an Advance made by the Company that, in the good faith judgment of the Company, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise (a “Nonrecoverable Advance”), to the extent not reimbursed pursuant to clause (ii) or clause (v);

(iv)  to pay the Company any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Company’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(v)  to pay to EMC (in its capacity as Seller), the Depositor or itself, as applicable, with respect to each EMC Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.05 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased EMC Mortgage Loan;

(vi)  to pay any expenses recoverable by the Company pursuant to Section 8.04 of this Agreement;

(vii)  to withdraw pursuant to Section 5.01 any amount deposited in the Protected Account and not required to be deposited therein; and

(viii)  to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 11.01 hereof.

In addition, no later than 1:00 p.m. New York City time on the Remittance Date, the Company shall withdraw from the Protected Account and remit to the Master Servicer, for deposit in the Master Servicer Collection Account the amount required to be withdrawn therefrom pursuant to Section 5.05 hereof.

With respect to any remittance received by the Master Servicer from EMC after the date on which such remittance was due, EMC shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be remitted to the Master Servicer on the date such late payment is made and shall cover the period commencing with the day following the date on which such remittance was due and ending with the Business Day on which such remittance is made, both inclusive. The payment by EMC of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default with respect to EMC. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by EMC of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default with respect to EMC.

The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Company shall deliver to the Master Servicer an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Company to be a Nonrecoverable Advance and identifying the related EMC Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

Section 5.03  Reports to the Master Servicer.

(a)  On or before the tenth calendar day of each month, the Company shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer loan accounting reports in the investor’s assigned loan number order to document the payment activity on each EMC Mortgage Loan on an individual mortgage loan basis. With respect to each month, such loan accounting reports shall be in the format agreed to by the Company and the Master Servicer, including but not limited to the following information with respect to each EMC Mortgage Loan:

(i)  with respect to each Scheduled Payment (on both an actual and scheduled basis with respect to Mortgage Loan balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the amount of any Prepayment Interest Shortfall);

(ii)  with respect to each Monthly Payment, the amount of such remittance allocable to scheduled interest;

(iii)  the amount of servicing compensation received by the Company during the prior calendar month;

(iv)  the aggregate stated principal balance of the EMC Mortgage Loans;

(v)  the aggregate amount of Advances made by the Company pursuant to Section 6.01;

(vi)  the aggregate of any expenses reimbursed to the Company during the prior calendar month pursuant to Section 5.02;

(vii)  the number and aggregate Stated Principal Balance of the Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, (B) in foreclosure and delinquent and (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(viii)  the amount of any Prepayment Charges collected by the Company and the amount of Prepayment Charges paid by the Company in connection with a waiver that is not permitted under this Agreement, and

(ix)  any other information necessary for the Securities Administrator to prepare the Monthly Statement pursuant to Section 6.06, including any information required to be provided pursuant to Item 1121 of Regulation AB.

On or before the sixteenth calendar day of each month, or if such day is not a Business
Day, the succeeding Business Day, the Company shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer a report of all Principal Prepayments made during the related Prepayment Period.

(b) The Master Servicer and the Securities Administrator shall be entitled to rely conclusively on the data provided by the Company and the Servicer pursuant to Section 5.03(a) above and shall have no liability for any errors in such Mortgage Loan data.

Section 5.04  Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

With respect to each EMC Mortgage Loan, to the extent required by the related Mortgage Note, the Company shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or Servicing Advances by the Company) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Company to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Company out of related collections for any payments made with respect to each EMC Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.07 (with respect to hazard insurance), to refund to any Mortgagors for any EMC Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 11.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 5.05  Protected Accounts.

(a) The Master Servicer shall enforce the obligation of the Company and the Servicer to establish and maintain a Protected Account in accordance with this Agreement and the GMACM Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within one Business Day (or as of such other time specified in the GMACM Servicing Agreement) of receipt and identification all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Company or the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, and advances made from the Company’s or the Servicer’s own funds (less servicing compensation as permitted by this Agreement or the GMACM Servicing Agreement) and all other amounts to be deposited in the Protected Accounts. Each of the Company and the Servicer are hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in this Agreement or the GMACM Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Company or the Servicer, as applicable on behalf of the Trustee for the benefit of Certificateholders.

(b) To the extent provided in this Agreement or the GMACM Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 5.05 shall be paid to the Company or the Servicer under this Agreement or the GMACM Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Company or the Servicer, as the case may be. The Company or the Servicer (to the extent provided in this Agreement or the GMACM Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c) To the extent provided in this Agreement or the GMACM Servicing Agreement and subject to this Article V, on or before 1:00 p.m. New York City time on each Remittance Date, the Company or the Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Company or the Servicer pursuant to this Agreement or the GMACM Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii) Full Principal Prepayments received by the Servicer (as described in the GMACM Servicing Agreement) and Full Principal Prepayments received by the Company with respect to such Mortgage Loans in the related Prepayment Period, with scheduled interest for the related Due Period less the Servicing Fee and the Master Servicing Fee, if any;

(iii) Liquidation Proceeds received by the Company or the Servicer with respect to such Mortgage Loans in the prior calendar month, with scheduled interest for the related Due Deriod less the Servicing Fee and the Master Servicing Fee, if any net of the amount thereof comprising the Servicing Fees;

(iv) Partial Principal Prepayments received by the Company or the Servicer for such Mortgage Loans in the related Prepayment Period, together with any related payments of Compensating Interest;

(v) Any amount to be used as an Advance; and

(vi) The amount of any Prepayment Charges collected with respect to the Mortgage Loans and the amount of any Prepayment Charges paid by the Company or the Servicer in connection with the waiver of a Prepayment Charge in a manner that is not permitted under this Agreement or the GMACM Servicing Agreement.

(d) Withdrawals may be made from a Protected Account by the Company as described in Section 5.02 hereof and by the Master Servicer or the Servicer only to make remittances as provided in Section 5.05(c), 5.06 and 5.07; to reimburse the Master Servicer or the Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 11.01. As provided in Sections 5.05(c) and 5.06(b) certain amounts otherwise due to the Company or the Servicer may be retained by the Company or the Servicer and need not be deposited in the Master Servicer Collection Account.

Section 5.06  Master Servicer Collection Account

(a)  The Master Servicer shall establish and maintain in the name of LaSalle Bank National Association, as Master Servicer, on behalf of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account which shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)  any Advance and any Compensating Interest Payments;

(ii)  any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

(iii)  the Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to Section 2.02 or 2.03, the Repurchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 3.05, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 11.01;

(iv)  any amounts required to be deposited with respect to losses on investments of deposits in the Master Servicer Collection Account; and

(v)  any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

(b)  All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer to the Master Servicer Collection Account.

(c)  The amount at any time credited to the Master Servicer Collection Account may be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments or be held in cash as directed by the Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings from the Master Servicer Collection Account shall be paid to the Master Servicer. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 5.07  Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

(a)  The Master Servicer will make such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 11.01 and from time to time remove amounts deposited in error.

(b)  On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account to pay itself as provided in Section 4.09 and to pay any expenses, costs and liabilities recoverable by the Trustee, the Swap Provider, the Master Servicer, each Custodian or the Securities Administrator pursuant to Sections 4.02, 8.03, 8.04, 9.05 and 10.05; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 8.03(a).

(c)  In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall remit to the Securities Administrator for deposit in the Distribution Account any Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

(d)  No later than 3:00 p.m. New York time on each Distribution Account Deposit Date (or at such other time and date as is mutually agreed upon between the Master Servicer and the Securities Administrator), the Master Servicer will transfer all available funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Master Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(e)  On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account to pay itself any investment income earned on the investment of funds held in the Master Servicer Collection Account.

Section 5.08  Distribution Account.

(a)  The Securities Administrator shall establish and maintain in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(c)  The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Account may be, as directed by the Securities Administrator, held either uninvested or invested in the name of the Trustee or its nominee for the benefit of the certifcateholders, in such Permitted Investments as may be selected by the Securities Administrator on such direction which mature not later than the Business Day immediately preceding the next Distribution Date. Permitted Investments in respect of the Distribution Account shall not be sold or disposed of prior to their maturity. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit the amount of the loss in the Distribution Account from its own funds. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable.

Section 5.09  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will from time to time make or cause to be made such withdrawals or transfers from the Distribution Account as are designated for such transfer or withdrawal pursuant to this Agreement and the GMACM Servicing Agreement (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement; provided that the Securities Administrator shall not be responsible for such determination and may rely on the Master Servicer’s instructions under this Section 5.09):

(i)  to reimburse the Master Servicer, the Company or the Servicer for any unreimbursed Advance or Servicing Advance of its own funds pursuant to this Agreement or the GMACM Servicing Agreement, such right of the Master Servicer, the Company or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(ii)  to reimburse the Master Servicer, the Company or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for unreimbursed amounts expended by the Master Servicer, the Company or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iii)  to reimburse the Master Servicer, the Company or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for unreimbursed expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer, the Company or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)  to reimburse the Master Servicer, the Company or the Servicer for any Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) through (iii);

(v)  to pay the Master Servicer as set forth in Section 4.09;

(vi)  to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 4.02, 8.04(c) and (d) and 12.02 or otherwise reimbursable to it pursuant to this Agreement;

(vii)  to pay to the Master Servicer, as additional master servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Company or the Servicer;

(viii)  to reimburse or pay the Company or the Servicer any such amounts as are due thereto under this Agreement or the GMACM Servicing Agreement and have not been retained by or paid to the Company or the Servicer, to the extent provided herein and in the GMACM Servicing Agreement;

(ix)  to reimburse the Trustee, the Custodian or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement (to the extent not reimbursed from the Master Servicer Collection Account in accordance with Section 5.07);

(x)  to remove amounts deposited in error;

(xi)  to make distributions to the Swap Administrator for payment to the Swap Provider as provided in this Agreement; and

(xii)  to clear and terminate the Distribution Account pursuant to Section 11.01.

(b)  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (iv), inclusive, and (vi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 5.08.

(c)  On each Distribution Date, the Securities Administrator shall distribute the related Interest Remittance Amount and Principal Distribution Amount to the extent of funds on deposit in the Distribution Account to the holders of the related Certificates in accordance with Section 6.04.

ARTICLE VI

DISTRIBUTIONS AND ADVANCES

Section 6.01  Advances.

(a) The Company shall make an Advance with respect to any EMC Mortgage Loan and deposit such Advance in the Master Servicer Collection Account no later than 1:00 p.m. Eastern time on the Remittance Date in immediately available funds. The Servicer shall make an Advance with respect to any Mortgage Loans serviced by it pursuant to the GMACM Servicing Agreement. The Company or the Servicer, as applicable, shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Company or the Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Company or the Servicer, as the case may be, shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders funds constituting the portion of such Advance that is not deemed Nonrecoverable, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency, and the Trustee an Officer’s Certificate setting forth the basis for such determination.

The Company or the Servicer shall discontinue making advances with respect to any Mortgage Loan that becomes 60 days Delinquent without delivering an Officer’s Certificate. In addition, subject to Section 4.08 of the Agreement, the Company or the Servicer must charge off a Mortgage Loan at the time such Mortgage Loan, as applicable, becomes 180 days Delinquent unless the Company or the Servicer reasonably believes that it may be able to obtain a net recovery through foreclosure proceedings or other conversion of the related Mortgage Loan. Once a Mortgage Loan is charged off, the Company or the Servicer shall not be entitled to any additional Servicing Fee for such Mortgage Loan, except to the extent of any unpaid Servicing Fees and expenses which shall be reimbursable from any recoveries on such Mortgage Loan, and the Mortgage Loan shall be treated as a Liquidated Loan giving rise to a Realized Loss. If the Company or the Servicer determines that a significant net recovery is possible through foreclosure proceedings or other disposition of the related Mortgage Loan that becomes 60 days Delinquent, the Company or the Servicer may continue making advances on such Mortgage Loan. To the extent the Company or the Servicer, as applicable, determines that a proposed Advance would not be a Nonrecoverable Advance and in its sole discretion reinstates and subsequently makes additional Advances for such Mortgage Loan, such Advances shall be reimbursable from any Subsequent Recoveries or as otherwise provided for in this Agreement.

Unless specific Subsequent Recoveries are anticipated, as applicable, on a particular Mortgage Loan that is charged off as described in the preceding paragraph or the GMACM Servicing Agreement, such charged off Mortgage Loan will be released from the Trust Fund, and will be transferred to the Class X Certificateholders. If any Subsequent Recoveries are anticipated on such charged off Mortgage Loans, the release of such Mortgage Loan from the Trust Fund will be delayed until the Distribution Date after receipt of such Subsequent Recoveries. After the release of any charged off Mortgage Loan, the Class X Certificateholders will be entitled to any amounts subsequently received in respect of any such released Mortgage Loans, subject to any fees or expenses owed to the Master Servicer. Such Class X Certificateholder may designate any servicer to service any such released mortgage loan and the Class X Certificateholder may sell any such released Mortgage Loan to a third party. To the extent the servicing of such released Mortgage Loan is not transferred from the Company or the Servicer, the servicing of such released Mortgage Loan and the fees therefor shall be governed by this Agreement or the GMACM Servicing Agreement, as applicable.

In lieu of making all or a portion of such Advance from its own funds, the Company may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amounts Held for Future Distribution has been used by the Company in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Company by depositing such amount in the Distribution Account no later than the close of business on the Remittance Date immediately preceding the Distribution Account Deposit Date on which such funds are required to be distributed pursuant to this Agreement.

The Company shall be entitled to be reimbursed from the Protected Account for all Advances of its own funds made pursuant to this Section as provided in Section 5.02. The obligation to make Advances with respect to any EMC Mortgage Loan shall continue until such EMC Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.01.

(b) If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the Company or the Servicer was required to make an Advance pursuant to this Agreement or the GMACM Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which shall be used for an Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Master Servicing Fee and the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the Company or the Servicer is required to do so under this Agreement or the GMACM Servicing Agreement, as applicable. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. The Master Servicer may rely on any non-recoverability determination of the Company or the Servicer.

Subject to and in accordance with the provisions of Article IX hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 6.01.

Section 6.02  Compensating Interest Payments.

(a)  In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any EMC Mortgage Loan, the Company shall, to the extent of the Servicing Fee for such Distribution Date, remit to the Master Servicer for deposit into the Master Servicer Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to such Prepayment Interest Shortfall; and in case of such deposit, the Company shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator, the Trust Fund or the Certificateholders.

(b)  The Master Servicer shall enforce the obligation of the Company or the Servicer under this Agreement or the GMACM Servicing Agreement to remit any required Compensating Interest to the Master Servicer Collection Account on the Remittance Date.

(c)  The Master Servicer shall be required to remit the amount of any such Prepayment Interest Shortfalls required to be paid by the related Servicer pursuant to Section 6.02(a), to the extent of the Master Servicing Compensation for such Distribution Date, in the event the Company or the Servicer fails to do so.

Section 6.03  REMIC Distributions.

On each Distribution Date, the Securities Administrator shall be deemed to have allocated distributions to the REMIC Regular Interests and the REMIC III Regular Interests in accordance with Section 6.07 hereof.

Section 6.04  Distributions.

(a)  Subject to Section 4.12(c), on each Distribution Date, an amount equal to the Interest Funds for each Loan Group and Principal Funds for each Loan Group for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of any such funds in the Distribution Account and distributed in the following order of priority:

(1)  Interest Funds shall be distributed in the following manner and order of priority:

(A)  From Interest Funds in respect of:

(i) Loan Group I, to the Class I-A Certificates, the Current Interest and any Interest Carry Forward Amount for such Class; and

(ii) Loan Group II, to the Class II-A Certificates, the Current Interest and any Interest Carry Forward Amount for such Class;

(B)  From Interest Funds in respect of:

(i)  Loan Group I, to the Class II-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such Class, in each case to the extent not paid pursuant to clause (1)(A)(ii) above;

(ii)  Loan Group II, to the Class I-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such Class, in each case to the extent not paid pursuant to clause (1)(A)(i) above;

(C)  From remaining Interest Funds in respect of both Loan Groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates, in that order, the Current Interest for each such Class.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount. Any Remaining Excess Spread together with any Overcollateralization Release Amount will be applied as Excess Cashflow and distributed pursuant to clauses (a)(4)(A) through (H) below.

On any Distribution Date, any Relief Act Interest Shortfalls and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated as set forth in the definition of “Current Interest” herein.

(2)  Principal Funds, including any Extra Principal Distribution Amount, shall be distributed in the following manner and order of priority:

(A)  For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

(i)  To the Class A Certificates, the Principal Distribution Amount for such Distribution Date to be distributed as follows:

(1)  From the Group I Principal Distribution Amount for such Distribution Date, to the Class I-A Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

(2)  From the Group II Principal Distribution Amount for such Distribution Date, to the Class II-A Certificates, until the Certificate Principal Balance thereof is reduced to zero;

(ii)  To the Class M-1 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iii)  To the Class M-2 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iv)  To the Class M-3 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(v)  To the Class M-4 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vi)  To the Class M-5 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  To the Class M-6 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

(viii)  To the Class B-1 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

(i)  To the Class A Certificates, the Principal Distribution Amount for such Distribution Date to be distributed as follows:

(1)  From the Group I Principal Distribution Amount for such Distribution Date, to the Class I-A Certificates, the Class I-A Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero; and

(2)  From the Group II Principal Distribution Amount for such Distribution Date, to the Class II-A Certificates, the Class II-A Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ii)  To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iii)  To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iv)  To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(v)  To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vi)  To the Class M-5 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  To the Class M-6 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

(viii)  To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

(3)  Notwithstanding the provisions of clauses (2)(A) and (B) above, if on any Distribution Date the Class A Certificates related to a Loan Group are no longer outstanding, the pro rata portion of the Group I Principal Distribution Amount or Group II Principal Distribution Amount, as applicable, or the Class I-A Principal Distribution Amount or Class II-A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Certificates will be allocated to the remaining Classes of Class A Certificates pro rata in the same manner and order of priority described above.

(4)  Any Excess Cashflow shall be distributed in the following manner and order of priority:

(A)  to the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount due with respect to each such Class to the extent not fully paid pursuant to clause (a)(1) above and Section 4.12(d) and (b) second, any Unpaid Realized Loss Amount for each such Class for such Distribution Date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such Class to the extent not fully paid pursuant to Section 4.12(d);

(B)  from any remaining Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates, in that order, an amount equal to the Interest Carry Forward Amount for each such Class for such Distribution Date, to the extent not fully paid pursuant to Section 4.12(d);

(C)  from any remaining Excess Cashflow otherwise distributable to the Class C Interest and the Class C Certificates, to the Reserve Fund, (i) first, to pay to the Classes of Class A Certificates any Basis Risk Shortfall Carry Forward Amount for such Classes for such Distribution Date, if any, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount for each such Class, to the extent not fully paid pursuant to Section 4.12(d) and to the extent such amount exceeds the amounts then on deposit in the Reserve Fund, and (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

(D)  from any remaining Excess Cashflow otherwise distributable to the Class C Interest and the Class C Certificates, to the Reserve Fund, (i) first, to pay to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates, sequentially in that order, any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date, if any, to the extent not fully paid pursuant to Section 4.12(d) and to the extent such amount exceeds the amounts then on deposit in the Reserve Fund, and (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

(E)  from any remaining Excess Cashflow, first, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such Class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates, in that order, the amount of Relief Act Shortfalls and any Prepayment Interest Shortfalls allocated to such Classes of Certificates, to the extent not previously reimbursed;

(F)  from any remaining Excess Cashflow, to the Swap Administrator for payment to the Swap Provider, any Swap Termination Payments due to a Swap Provider Trigger Event owed by the Trust Fund (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(G)  from any remaining Excess Cashflow, to the Class C Interest and Class C Certificates, an amount equal to the Class C Distribution Amount reduced by amounts distributed in clauses (C) and (D) above; and

(H)  from any remaining Excess Cashflow to each of the Class R-1, Class R-2, Class R-3 and Class RX Certificates, based on the related REMIC in which such amounts remain.

On each Distribution Date, all amounts in respect of Prepayment Charges shall be distributed to the Holders of the Class C Certificates, provided that such distributions shall not be in reduction of the principal balance thereof.

In addition, notwithstanding the foregoing clause (a)(2), to the extent a Class IO Distribution Amount is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate Class of Regular Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and such amount will be paid pursuant to Section 4.12(f).

In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of a Class of Class A, Class M or Class B Certificates has been reduced to zero, that Class of Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfall Carry Forward Amounts.

(b)  In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Company or the Servicer, as applicable, shall deposit such funds into the Protected Account pursuant to Section 5.01(b)(iii) or the GMACM Servicing Agreement. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the related Class of Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.05; provided, however, to the extent that no reductions to a Certificate Principal Balance of any Class of Certificates currently exists as the result of a prior allocation of a Realized Loss, such Subsequent Recoveries will be applied as Excess Cashflow. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(c)  Subject to Section 11.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 11.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(d)  On or before 5:00 p.m. Eastern time on the fourth Business Day immediately preceding each Distribution Date (or at a time and date as is mutually agreed upon by the Securities Administrator and the Master Servicer), the Master Servicer shall deliver the Remittance Report to the Securities Administrator.

Section 6.05  Allocation of Realized Losses.

(a)  All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows: first, to Excess Spread as part of the payment in respect of the Extra Principal Distribution Amount for such Distribution Date; second, to the Class C Interest and Class C Certificates, until the Certificate Principal Balance or Uncertificated Principal Balance thereof, as applicable, has been reduced to zero; third, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the related Class of Class A Certificates, until the Certificate Principal Balance thereof has been reducted to zero; and fourteenth, to the unrelated Class of Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

(b)  Any allocation of Realized Losses to a Class of Certificates or the Class C Interest on any Distribution Date shall be made by reducing the Certificate Principal Balance or Uncertificated Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to the Excess Spread shall be made by reducing the amount otherwise payable in respect of the Class C Interest and the Class C Certificates pursuant to clause (G) of Section 6.04(a)(4).

Once Realized Losses have been allocated to a Class of Class A, Class M or Class B Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(c) (i) All Realized Losses on the Mortgage Loans in Loan Group I shall be allocated on each Distribution Date to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-45-B, starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Group I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests. All Realized Losses on the Mortgage Loans in Loan Group II shall be allocated on each Distribution Date to REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-45-B, starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Group II Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(ii) The REMIC II Marker Percentage of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC II Regular Interests in the following specified percentages: first, to Uncertificated Accrued Interest payable to REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount (without duplication of shortfalls allocated pursuant to Section 1.02), 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest B-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest B-1 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-6 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-6 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-5 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-5 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-4 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-4 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-3 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-3 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-2 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-2 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-1 has been reduced to zero; tenth, to the Uncertificated Principal Balance of REMIC II Regular Interest II-AA, 98.00%, to the Uncertificated Principal Balances of the related REMIC II Regular Interests I-A and II-A, 1.00% on a pro rata basis, and to the Uncertificated Principal Balance of REMIC II Regular Interest II-ZZ, 1.00%, until the Uncertificated Principal Balances of such REMIC II Regular Interests I-A and II-A have been reduced to zero; and eleventh, to the Uncertificated Principal Balance of REMIC II Regular Interest II-AA, 98.00%, to the Uncertificated Principal Balances of the unrelated REMIC III Regular Interests I-A and II-A,1.00% on a pro rata basis, and to the Uncertificated Principal Balance of REMIC II Regular Interest II-ZZ, 1.00%, until the Uncertificated Principal Balances of such REMIC II Regular Interests I-A and II-A have been reduced to zero.

(iii) The REMIC II Sub WAC Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation “Grp” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation “Sub”, so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates related to such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, to REMIC II Regular Interest XX.

Section 6.06  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Swap Provider, the Master Servicer and the Depositor a statement setting forth for the Certificates:

(i)  the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

(ii)  the total cash flows received and the general sources thereof;

(iii)  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Company or the Servicer for the related Due Period;

(iv)  the amount of the related distribution to Holders of the Class A, Class M and Class B Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

(v)  the amount of such distribution to Holders of the Class A, Class M and Class B Certificates allocable to interest and the portion thereof (if any), provided by the Swap Agreement and the amount of coverage remaining;

(vi)  the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the Class A, Class M and Class B Certificates (if any);

(vii)  the Pass-Through Rate for each Class of Class A, Class M and Class B Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the related Net WAC Cap Rate;

(viii)  the Certificate Principal Balance of the Class A, Class M and Class B Certificates before and after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

(ix)  the number and Stated Principal Balance of all the Mortgage Loans for such Distribution Date, together with updated pool composition information including the following: weighted average mortgage rate and weighted average remaining term;

(x)  the aggregate amount of Advances included in the distribution on such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances as of the end of the Due Period, and the general source of funds for reimbursements;

(xi)  the number and aggregate Stated Principal Balance of the Mortgage Loans (A) Delinquent, exclusive of Mortgage Loans in foreclosure, (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, (B) in foreclosure and Delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)  the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

(xiii)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such Mortgage Loans as of the end of the prior calendar month;

(xiv)  whether a Trigger Event exists;

(xv)  information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

(xvi)  the total number and principal balance of any real estate owned or REO Properties as of the end of the prior calendar month;

(xvii)  the cumulative Realized Losses through the end of the preceding month;

(xviii)  the amount of the distribution made on such Distribution Date to the Holders of the Class C Certificates allocable to Prepayment Charges;

(xix)  the Sixty-Day Plus Delinquency Percentage

(xx)  if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xxi)  material breaches of Mortgage Loan representations or warranties or transaction covenants;

(xxii)  the amount of the Prepayment Charges remitted by the master servicer and the amount on deposit in the reserve fund;

(xxiii)  the amount of any Net Swap Payment payable to the Trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the Trust and any Swap Termination Payment payable to the Swap Provider;

(xxiv)  information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund, if applicable;

(xxv)  any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund; and

(xxvi)  each Mortgage Loan that has been released to the Class X Certificateholder pursuant to Section 6.01.

The Depositor covenants that if there is a material change in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund that it will notify the Securities Administrator five calendar days before each Distribution Date, and if no such notification occurs, the Securities Administrator has no obligation to report with respect to (xxv). The Depositor covenants to the Securities Administrator that there will be no new issuance of securities backed by the same asset pool, so the Securities Administrator will only be responsible in (xxiv) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund.

The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Securities Administrator by the Master Servicer (in a format agreed to by the Securities Administrator and the Master Servicer) no later than four (4) Business Days (or at a time and date as is mutually agreed upon by the Securities Administrator and the Master Servicer), prior to the Distribution Date. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Securities Administrator by the Master Servicer, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Securities Administrator shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the parties hereto, the Certificateholders, the Swap Provider and each Rating Agency via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at www.etrustee.net. Assistance in using the website can be obtained by calling the Securities Administrator at (312) 904-6709. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

As a condition to access the Securities Administrator’s internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

(b)  The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Company and the Servicer. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 6.06 to each Rating Agency on its website at www.etrustee.net.

(c)  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(iv) and (a)(v) of this Section 6.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  The Securities Administrator shall furnish quarterly to the Holders of the Residual Certificates each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i) The original projected principal and interest cash flows on the Closing Date on each class of Regular Interests and Residual Interests created hereunder and on the related Mortgage Loans, based on the Prepayment Assumption;

(ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of Regular Interests and Residual Interests created hereunder and the related Mortgage Loans, based on the Prepayment Assumption;

(iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of Regular Interests or Residual Interests created hereunder and to the related Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v) The treatment of losses realized with respect to the related Mortgage Loans or the Regular Interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such Regular Interests or bad debt deductions claimed with respect to the related Mortgage Loans;

(vi) The amount and timing of any non-interest expenses of a REMIC; and

(vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 10.12.

Section 6.07  REMIC Designations and REMIC Distributions.

(a)  The Securities Administrator on behalf of the Trustee shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Master Servicer Collection Account, the Protected Accounts maintained by the Company and the Servicer, any REO Property, any proceeds of the foregoing and any other assets related to the Mortgage Loans subject to this Agreement (other than the Reserve Fund, any Prepayment Charge Waiver Amounts and, for the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Swap Account, the Swap Collateral Account and any rights or obligations in respect of the Swap Administration Agreement). The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III. The Class C Interest shall constitute the assets of REMIC IV. The Class IO Interest shall constitute the assets of REMIC V.

(1) On each Distribution Date, the following amounts with respect to Loan Group I, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Group I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-1 Certificates, as the case may be:

(i) from Interest Funds and Principal Funds for Loan Group I, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, to holders of each of the REMIC I Regular Interests I-1-A through I-45-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii) to the extent of Interest Funds and Principal Funds for Loan Group I, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, remaining after the distribution made pursuant to clause (i) above, to REMIC I Regular Interests I-1-A through I-45-B, starting with the lowest numerical denomination, until the Uncertificated Principal Balances of each such REMIC I Regular Interest is reduced to zero; provided that, for REMIC I Group I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests; and

(iii) any remaining amount to the Holders of the Class R-1 Certificates.

(2) On each Distribution Date, the following amounts with respect to Loan Group II, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Group II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-1 Certificates, as the case may be:

(i) from Interest Funds and Principal Funds for Loan Group II, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, to holders of each of the REMIC I Regular Interests II-1-A through II-45-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii) to the extent of Interest Funds and Principal Funds for Loan Group II, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, remaining after the distribution made pursuant to clause (i) above, to REMIC I Regular Interests II-1-A through II-45-B, starting with the lowest numerical denomination, until the Uncertificated Principal Balances of each such REMIC I Regular Interest is reduced to zero; provided that, for REMIC I Group II Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests; and

(iii) any remaining amount to the Holders of the Class R-1 Certificates.

(3) On each Distribution Date, amounts representing Prepayment Charges on the Mortgage loans shall be deemed distributed to the REMIC I Regular Interests, pro rata, provided that such amounts shall not reduce the Uncertificated Principal Balances of the REMIC I Regular Interests.

(c) (1) On each Distribution Date, the following amounts with respect to all Loan Groups, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-2 Certificates, as the case may be:

(i)  from Interest Funds and Principal Funds for all Loan Groups, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, to the holders of REMIC II Regular Interest IO, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of the REMIC II Marker Allocation Percentage of the Interest Funds and Principal Funds for all Loan Groups, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, remaining after the distribution pursuant to clause (i), to the holders of each REMIC II Regular Interest (other than REMIC II Regular Interests 1-Sub, 1-Grp, 2-Sub, 2-Grp, XX and IO), pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the holders of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates for each such REMIC II Regular Interest, and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by such amount;

(iii) to the extent of the REMIC II Sub WAC Allocation Percentage of the Interest Funds and Principal Funds for all Loan Groups, in each case, determined without regard to the related clause (2)(ii) of the definitions thereof, remaining after the distribution pursuant to clause (i), to the holders of REMIC II Regular Interest 1-Sub, REMIC II Regular Interest 1-Grp, REMIC II Regular Interest 2-Sub, REMIC II Regular Interest 2-Grp and REMIC II Regular Interest XX, pro rata, an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(iv) to the holders of REMIC II Regular Interests (other than REMIC II Regular Interests 1-Sub, 1-Grp, 2-Sub, 2-Grp, XX and IO) in an amount equal to the REMIC II Marker Allocation Percentage of the remainder of the Interest Funds and Principal Funds for all Loan Groups, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, for such Distribution Date after the distributions made pursuant to clauses (i), (ii) and (iii) above, allocated as follows:

(A)  98% of such remainder to the holders of REMIC II Regular Interest AA, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(B)  2% of such remainder, first, to the holders of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate, in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates for each such REMIC II Regular Interest, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and second, to the holders of REMIC II Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

(C) any remaining amount to the Holders of the Class R-2 Certificates; and

(v) to the holders of REMIC II Regular Interest 1-Sub, REMIC II Regular Interest 1-Grp, REMIC II Regular Interest 2-Sub, REMIC II Regular Interest 2-Grp and REMIC II Regular Interest XX, in an amount equal to the REMIC II Sub WAC Allocation Percentage of the remainder of the Interest Funds and Principal Funds for all Loan Groups, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, after the distributions made pursuant to clauses (i), (ii) and (iii) above, first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation “Grp” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation “Sub”, so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates related to such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); third, to REMIC II Regular Interest XX, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and fourth, any remaining amount to the Holders of the Class R-2 Certificates.

(2) On each Distribution Date, 100% of the Prepayment Charges deemed distributed on the REMIC I Regular Interests shall be distributed, pro rata, to the holders of the REMIC II Regular Interests (other than REMIC II Regular Interest IO), provided that such amounts shall not reduce the Uncertificated Principal Balances of the REMIC II Regular Interests.

(d) On each Distribution Date, interest shall be deemed payable from REMIC III to the holders of each REMIC III Regular Interest the ownership of which is represented by the Class A, Class M and Class B Certificates at a pass-through rate equal to the lesser of (i) the Pass-Through Rate for the Corresponding Certificate determined without regard to the related Net WAC Cap Rate and (ii) the Net WAC Cap Rate for the REMIC III Regular Interest the ownership of which is represented by the Corresponding Certificate for such Distribution Date, in each case on a principal balance equal to the Certificate Principal Balance of the Corresponding Certificate for such Distribution Date. For the avoidance of doubt, principal shall be payable to, and shortfalls, losses and prepayments shall be allocable to, the REMIC III Regular Interests the ownership of which is represented by the Class A, Class M and Class B Certificates as such amounts are payable and allocable to the Corresponding Certificates.

(e) On each Distribution Date, an amount equal to the aggregate amount distributed pursuant to Sections 6.04(a)(4)(C), (D) and (G) on such date shall be deemed distributed from REMIC III to REMIC IV in respect of the Class C Distribution Amount distributable to the Class C Interest, and 100% of the Prepayment Charges deemed distributed on the REMIC II Regular Interests shall be deemed distributed from REMIC III to REMIC IV in respect of the Class C Interest.

(f) On each Distribution Date, 100% of the amounts deemed distributed on REMIC II Regular Interest IO on such date shall be deemed distributed by REMIC III to REMIC V in respect of the Class IO Interest. Such amounts shall be deemed distributed by REMIC V in respect of REMIC V Regular Interest IO for deposit into the Supplemental Interest Trust.

ARTICLE VII

THE CERTIFICATES

Section 7.01  The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-6. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance or Notional Amount
I-A	$100,000	$1.00	$138,227,000.00
II-A	$100,000	$1.00	$20,226,000.00
M-1	$100,000	$1.00	$10,882,000.00
M-2	$100,000	$1.00	$12,103,000.00
M-3	$100,000	$1.00	$4,775,000.00
M-4	$100,000	$1.00	$4,996,000.00
M-5	$100,000	$1.00	$4,775,000.00
M-6	$100,000	$1.00	$3,664,000.00
B-1	$100,000	$1.00	$3,887,000.00
C	10%	1%	$222,079,641.17(1)
X	100%	N/A	N/A
R-1	100%	N/A	N/A
R-2	100%	N/A	N/A
R-3	100%	N/A	N/A
RX	100%	N/A	N/A

(1) This is a Notional Amount.

The Class X Certificates will be issued as a single Certificate and will not have a have Certificate Principal Balance. The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 7.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 7.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  Subject to Section 7.07 and, in the case of any Global Certificate or Private Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose, the Securities Administrator shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Percentage Interest, but bearing a different number.

(c)  Subject to Section 7.02(g), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by Holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Section 7.02(c) and in accordance with the rules of the Depository:

(i)  In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 7.02(h).

(ii)  In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 7.02(h).

(iii)  In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iv)  No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB.

(d)  Subject to Section 7.02(g), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Section 7.02(d) and in accordance with the rules of the Depository:

(i)  A Holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)  A Holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iii)  A Holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(e)  (i)Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Securities Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(f)  Any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate shall bear the applicable legends set forth in Exhibit A-2.

(g)  Subject to the restrictions on transfer and exchange set forth in this Section 7.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 7.01 above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator in the case of transfer and a written request for exchange in the case of exchange. The Holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within a reasonable time period of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or Holder (in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered Holder in person, or by a duly authorized attorney-in-fact.

(h)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Securities Administrator in writing the facts (or shall be deemed to certify in the case of a Book-Entry Certificate) surrounding the Transfer by (x)(i) the delivery to the Securities Administrator by the Certificateholder desiring to effect such transfer of a certificate substantially in the form set forth in Exhibit D (the “Transferor Certificate”) and (ii) the delivery by the Certificateholder’s prospective transferee of (A) a letter in substantially the form of Exhibit E (the “Investment Letter”) if the prospective transferee is an Institutional Accredited Investor or (B) a letter in substantially the form of Exhibit F (the “Rule 144A and Related Matters Certificate”) if the prospective transferee is a QIB or (y) there shall be delivered to the Trustee and the Securities Administrator an Opinion of Counsel addressed to the Trustee and the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor and the Trustee and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee or the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB. The Securities Administrator shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Securities Administrator and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of any Class C Certificate shall be made unless the proposed transferee of such Class C Certificate (1) provides to the Securities Administrator the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator on behalf of the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such form (a) upon expiration of any such form, (b) as required under then applicable U.S. Treasury regulations and (c) promptly upon learning that such form has become obsolete or incorrect, each as a condition to such transfer. In addition, no transfer of any Class C Certificate shall be made if such transfer would cause the Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, or continue to be so treated, unless (i) each proposed transferee of such Class C Certificate complies with the foregoing conditions, and (ii) the proposed majority holder of the Class C Certificates (or each holder, if there is or would be no majority holder) (A) provides, or causes to be provided, on behalf of the Supplemental Interest Trust, if applicable, to the Securities Administrator, the appropriate tax certification form that would be required from the Supplemental Interest Trust to eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator on behalf of the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (B) agrees to update such form (x) upon expiration of any such form, (y) as required under then applicable U.S. Treasury regulations and (z) promptly upon learning that such form has become obsolete or incorrect. If, under applicable U.S. Treasury regulations, such tax certification form may only be signed by a trustee acting on behalf of the Supplemental Interest Trust, then the Supplemental Interest Trust Trustee shall sign such certification form if so requested by a holder of the Class C Certificates. Upon receipt of any tax certification form pursuant to the preceding conditions from a holder of any Class C Certificate, the Securities Administrator shall forward such tax certification form to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee shall forward such tax certification form provided to it to the Swap Provider. Each holder of a Class C Certificate and each transferee thereof shall be deemed to have consented to the Supplemental Interest Trust Trustee forwarding to the Swap Provider any tax certification form it has provided and updated in accordance with these transfer restrictions. Any purported sales or transfers of any Class C Certificate to a transferee which does not comply with the requirements of this paragraph shall be deemed null and void under this Agreement.

The Securities Administrator shall be entitled to rely conclusively on any certificate required by this Section 7.02 to be executed in connection with the transfer of any Certificate, and shall be entitled to presume conclusively the continuing accuracy thereof from time to time, in each case without further inquiry or investigation.

The Securities Administrator shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the 1933 Act, applicable state securities laws, ERISA or the Code; except that if a Certificate is required by the terms of this Section 7.02 to be provided to the Securities Administrator by a prospective transferor or transferee, the Securities Administrator shall examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 7.02 and that if an opinion of counsel is provided, the Securities Administrator shall examine the same to determine whether it meets the requirements hereof.

No Transfer of an ERISA Restricted Certificate shall be made at any time unless either (i) the transferee of such Certificate provides a representation, or is deemed to represent in the case of a Global Certificate, to the Securities Administrator acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not a Plan, or a Person acting on behalf of a Plan or using the assets of a Plan, or (ii) in the case of any such Certificate presented for registration in the name of a Plan, or a trustee of a Plan or any other person acting on behalf of a Plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the Trustee, the Securities Administrator and the Master Servicer and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such Certificate are permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Master Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Master Servicer or the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee and the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. Neither the Trustee, the Securities Administrator nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and neither the Trustee nor the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. Neither the Trustee, the Securities Administrator nor the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 7.02(h) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement.

Prior to the termination of the related Supplemental Interest Trust, no Transfer of a related Class A Certificate shall be made unless either (i) the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator, or is deemed to represent in the case of a Global Certificate, that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either a "Plan"), or a Person acting on behalf of a Plan or using the assets a Plan, or (ii) the transferee provides a representation, or is deemed to represent in the case of the Global Certificate that (A) such plan is an accredited investor within the meaning of the Exemption and (B) the proposed transfer or holding of such Certificate are eligible for exemptive relief under PTCE 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23.

Each beneficial owner of a related Class M Certificate or Class B Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets" or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Section I of PTCE 95-60 have been satisfied.

Neither the Trustee, the Securities Administrator nor the Master Servicer will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of this Section 7.02 shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. Neither the Securities Administrator shall have any liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan at the time it became a Holder or, at such subsequent time as it became a Plan or Person acting on behalf of a Plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not a Plan or Person acting on behalf of a Plan.

(i)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subsection (b) above, the Securities Administrator and the Depositor shall have been furnished with an affidavit and agreement of the initial owner or the proposed transferee in the form attached hereto as Exhibit C (a “Transferee Affidavit”) and an affidavit of the transferor in the form attached hereto as Exhibit W (a “Transferor Affidavit”).

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate, (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (D) to provide the Securities Administrator and the Depositor with a Transferor Affidavit.

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 7.02(i) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 7.02(i), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. Neither the Securities Administrator nor the Trustee shall be under liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 7.02(h) and this Section 7.02(i) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transferee Affidavit and Transferor Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

(v)  The Master Servicer shall make available within 60 days of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 7.02(i) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel addressed to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Seller or the Master Servicer to the effect that the elimination of such restrictions, or any Transfer of a Residual Certificate allowed by such elimination, will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Securities Administrator and furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(j)  The preparation and delivery of all certificates and opinions referred to above in this Section 7.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller, the Securities Administrator or the Master Servicer.

Section 7.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save the Securities Administrator and the Trustee harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 7.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 7.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 7.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 7.04  Persons Deemed Owners.

The Securities Administrator, the Trustee and any agent of the Securities Administrator, the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee, nor any agent of the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

Section 7.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders, or in the case of Book-Entry Certificates, Certificate Owners (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders or Certificate Owners desire to communicate with other Certificateholders or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders or Certificate Owners propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder and Certificate Owner, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 7.06  Book-Entry Certificates.

The Regular Certificates (other than the Class C Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 7.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 7.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 7.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

The Private Certificates shall initially be held in fully registered certificated form. If at any time the Holders of all of the Certificates of one or more such Classes request that the Securities Administrator cause such Class to become Global Certificates, the Depositor (with the assistance of the Securities Administrator) will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded. If at anytime there are to be Global Certificates, the Global Certificates shall be delivered to the Depository by the Depositor or deposited with the Securities Administrator as custodian for the Depository.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

Section 7.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 7.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor or (b) the Depositor, with the consent of Depository Participants, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.

In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner’s Voting Rights in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent Voting Right in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Principal Balance of the definitive Certificate, (ii) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a definitive Certificate evidencing such Certificate Owner’s Voting Rights in such Class of Certificates and (iii) the Securities Administrator shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the Certificate Principal Balance of such Class of Certificates by the amount of the definitive Certificates.

Section 7.09  Maintenance of Office or Agency.

The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies located at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, IL 60603, Attn: Global Securities and Trust Services Group - SACO 07-2, where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its Corporate Trust Office, as the office for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VIII

THE DEPOSITOR, THE COMPANY AND THE MASTER SERVICER

Section 8.01  Liabilities of the Depositor, the Company and the Master Servicer.

Each of the Depositor, the Company and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 8.02  Merger or Consolidation of the Depositor, the Company or the Master Servicer.

(a)  Each of the Depositor, the Company and the Master Servicer will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation, a corporation under the laws of the state of its incorporation or as a national banking association under federal law, as applicable, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  Any Person into which the Depositor, the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Company or the Master Servicer, shall be the successor of the Depositor, the Company or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.03  Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)  The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the affected Indemnified Person shall have given the Master Servicer and EMC written notice thereof promptly after such Person shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder except to the extent the Master Servicer is prejudiced thereby. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)  The Company agrees to indemnify the Indemnified Persons and to hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Persons may sustain in any way related to (i) the failure of the Company to perform in any way its duties hereunder and service the EMC Mortgage Loans in strict compliance with the terms of this Agreement, (ii) breach of any representation or warranty of the Company contained herein or (iii) incurred by reason of the Company’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Company shall immediately notify the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the EMC Mortgage Loans, assume (with the consent of the Master Servicer and the Trustee and with counsel reasonably satisfactory to the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure of the Company to give such notice shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 8.03(b) shall survive termination of this Agreement.

(c)  EMC will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to subsection (b) above. Such indemnification shall survive termination of this Agreement.

Section 8.04  Limitations on Liability of the Depositor, the Company, the Master Servicer and Others.

(a)  Subject to the obligation of the Company and the Master Servicer to indemnify the Indemnified Persons pursuant to Section 8.03, neither the Depositor, the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Company and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Depositor, the Company, the Master Servicer and the Securities Administrator and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Depositor, the Company, the Master Servicer, the Securities Administrator, the Trustee, the Custodian, LaSalle Bank National Association in its individual capacity and any director, officer, employee or agent of the Depositor, the Company, the Master Servicer, the Securities Administrator, the Trustee and the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to, or the performance of their obligations under, this Agreement, the GMACM Assignment Agreement, the Custodial Agreement, the Certificates or the GMACM Servicing Agreement, other than (i) in the case of the Company, the Master Servicer or the Securities Administrator, any such loss, liability or expense related to the Company’s or the Master Servicer’s or Securities Administrator’s failure to perform its respective duties in compliance with this Agreement or (ii) in the case of the Company, the Master Servicer or the Securities Administrator, any such loss, liability or expense incurred by reason of the Company’s or the Master Servicer’s or the Securities Administrator’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable, (iii) in the case of the Trustee, any such loss, liability or expense incurred by reason of the Trustee’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder, or by reason of its reckless disregard of obligations and duties hereunder and (iv) in the case of the Custodian, any such loss, liability or expense incurred by reason of the Custodian’s willful misfeasance, bad faith or negligence in the performance of its duties under the Custodial Agreement, or by reason of its reckless disregard of obligations and duties thereunder. Such indemnification shall survive termination of this Agreement.

(d)  None of the Depositor, the Company, the Master Servicer or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 5.06. Nothing in this Subsection 8.04(d) shall affect the Master Servicer’s obligation to master service the Mortgage Loans pursuant to Section 4.01.

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)  The Master Servicer shall not be liable for any acts or omissions of the Company or the Servicer.

(g)  The Master Servicer may perform any of its duties hereunder or exercise its rights hereunder either directly of through Affiliates, agents or attorneys.

Section 8.05  Master Servicer and Company Not to Resign.

(a)  Except as provided in Section 8.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior consent of the Trustee (which consent shall not be unreasonably withheld or delayed) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel, addressed to and delivered to, the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 9.02 hereof. The Trustee shall notify each Rating Agency of the resignation of the Master Servicer.

(b)  The Company shall not resign from the obligations and duties hereby imposed on it except (i) upon the assignment of its servicing duties with respect to all or a portion of the EMC Mortgage Loans to an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing that has a net worth of not less than $15,000,000 and with the prior written consent of the Master Servicer (which consent shall not be unreasonably withheld or delayed) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect addressed to and delivered, to the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No appointment of a successor to the Company shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in clause (i) above, and (c) such successor has agreed to assume the obligations of the Company hereunder to the extent of the EMC Mortgage Loans to be serviced by such successor. The Company shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer and the Trustee. No such resignation shall become effective until a qualified successor or the Master Servicer shall have assumed the Company’s responsibilities and obligations hereunder. The Company shall notify the Master Servicer, the Trustee and the Rating Agencies of the resignation of the Company or the assignment of all or a portion of its servicing duties hereunder in accordance with this Section 8.05.

Section 8.06  Successor Master Servicer.

In connection with the appointment of any Successor Master Servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such Successor Master Servicer out of payments on the Mortgage Loans as EMC or the Trustee and such Successor Master Servicer shall agree. If the Successor Master Servicer does not agree that such market value is a fair price, such Successor Master Servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any Successor Master Servicer exceed that permitted the Master Servicer hereunder without the consent of all of the Certificateholders.

Section 8.07  Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement and EMC may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below) and meets the eligibility requirements herein to serve as Master Servicer and Securities Administrator; (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each responsibility, covenant and condition of the Master Servicer and the Securities Administrator under this Agreement and the Custodial Agreement from and after the effective date of such assumption agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Securities Administrator and the Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been satisfied and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay, from its own funds and without any right of reimbursement, the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE IX

DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY

Section 9.01  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i)  any failure by the Master Servicer to remit to the Securities Administrator any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder (other than any Advance), which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)  other than with respect to clause (viii) below, any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)  the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 8.05 or 8.07;

(vii)  The Master Servicer fails to deposit or cause to be deposited in the Distribution Account any Advance required to be made by the Master Servicer (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the first Business Day preceding the Distribution Date; or

(viii)  failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.16, 3.17 or 3.18.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall in the case of any Event of Default described in clauses (i) through (vi) and clause (viii) above, by notice in writing to the Master Servicer and the Swap Provider, with a copy to each Rating Agency may, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall only terminate the Master Servicer for an Event of Default as described in clause (viii) above upon direction from the Depositor. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any Successor Master Servicer appointed pursuant to Section 9.02 (a “Successor Master Servicer” and, if applicable, “Successor Securities Administrator”). Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article IV, subject, in the case of the Trustee, to Section 9.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer and, if applicable, the terminated Securities Administrator, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII or Article X. The Master Servicer and, if applicable, the Securities Administrator agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s and, if applicable, the Securities Administrator’s responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Master Servicer Collection Account maintained pursuant to Section 5.05, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify each Rating Agency of the occurrence of an Event of Default actually known to a Responsible Officer of the Trustee. The Securities Administrator shall promptly notify the Trustee in writing of the occurrence of an Event of Default under clauses (i) or (vii) above.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Section 5.02 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 9.01 shall occur, the Trustee shall, at the direction of the Depositor, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Holder of the Certificates or to reimbursement of monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 9.02 to carry out the duties of the Master Servicer, including the obligation to make any monthly Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 9.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 9.02  Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 9.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a Successor Master Servicer; provided, further, however that, pursuant to Article V hereof, the Trustee in its capacity as Successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or the GMACM Servicing Agreement with respect to which the Company or the Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 9.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 9.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer and the Securities Administrator to deliver or provide, or any delay in delivering or providing, any monies, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or the Successor Master Servicer to master service the Mortgage Loans properly and effectively, to the extent not previously paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 10.05.

Section 9.03  Notification to Certificateholders.

(a)  Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Swap Provider and to each Rating Agency.

(b)  Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Swap Provider notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

Section 9.04  Waiver of Defaults.

The Trustee shall transmit by mail to all Certificateholders and the Swap Provider, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing not less than 51% of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required remittances to the Securities Administrator. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to each Rating Agency.

Section 9.05  Company Default.

In case one or more of the following events of default by the Company (each, a “Company Default”) shall occur and be continuing, that is to say:

(i)  any failure by the Company to remit to the Master Servicer any payment including any Advance required to be made under the terms of this Agreement on any Remittance Date; or

(ii)  failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement (other than Sections 3.16, 3.17 or 3.18) on the part of the Company set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Master Servicer; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v)  the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Company attempts to assign its right to servicing compensation hereunder or the Company attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

(vii)  the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder; or

(viii)  failure by the Company to duly perform, within the required time period, its obligations under Section 3.16, Section 3.17 or Section 3.18;

then, and in each and every such case, so long as a Company Default shall not have been remedied, the Master Servicer, by notice in writing to the Company may, in addition to whatever rights the Master Servicer and the Trustee on behalf of the Certificateholders may have under Section 8.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the EMC Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice, all authority and power of Company under this Agreement, whether with respect to the EMC Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer after a transition period (not to exceed 90 days). Upon written request from the Master Servicer, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Master Servicer’s possession all Mortgage Files relating to the EMC Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the EMC Mortgage Loans and related documents, or otherwise, at the Company’s sole expense. The Company agrees to cooperate with the Master Servicer in effecting the termination of the Company’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to its Protected Account or Escrow Account or thereafter received with respect to the EMC Mortgage Loans or any related REO Property.

The costs and expenses of the Master Servicer in connection with the termination of the Company, appointment of a successor to the Company, and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or other successor to the Company to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or such successor to service the related Mortgage Loans properly and effectively, to the extent not previously paid by the terminated Company, shall be payable to the Master Servicer or such successor pursuant to Section 5.07.

Section 9.06  Waiver of Company Defaults.

The Master Servicer, may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Company Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 10.01  Duties of Trustee and the Securities Administrator.

(a)  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person’s own affairs.

(b)  Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are, on their face, in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, the Company or pursuant to any provision of this Agreement; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)  On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.04 and 11.01 herein.

(d)  No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such knowledge, the Trustee may conclusively assume there is no such default or Event of Default;

(v)  The Securities Administrator shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Securities Administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon);

(vi)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vii)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(viii)  None of the Securities Administrator, the Master Servicer, the Company, the Seller, the Depositor, the Trustee or the Custodian shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Company hereunder, or GMACM under the GMACM Servicing Agreement. The Trustee is hereby authorized and directed to enter into the GMACM Assignment Agreement.

(e)  All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 10.02  Certain Matters Affecting the Trustee and the Securities Administrator.

(a)  Except as otherwise provided in Section 10.01:

(i)  The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Depositor, the Seller, the Company or the Master Servicer or the Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonable to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer, which consents will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)  Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear or ambiguous, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

(viii)  Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 10.07; and

(ix)  Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

The Securities Administrator is hereby directed by the Depositor, as Supplemental Interest Trust Trustee and not in its individual capacity, on or before the Closing Date, to enter into the Swap Agreement on behalf of the Supplemental Interest Trust for the benefit of the Holders of the Class A, Class M and Class B Certificateholders, in the form presented to it by the Depositor. The Swap Administrator shall administer to, and hold, and receive and make all payments under, the Swap Agreement on behalf of the Supplemental Interest Trust and the Supplemental Interest Trust Trustee in accordance with its terms and the provisions of this Agreement and the Swap Administration Agreement. Neither the Supplemental Interest Trust Trustee nor the Swap Administrator shall have any responsibility for the contents, adequacy or sufficiency of the Swap Agreement, including, without limitation, any representations and warranties contained therein. The Swap Agreement will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC.

(b)  The Securities Administrator is hereby directed by the Depositor to execute and deliver the Swap Administration Agreement (and any amendments or supplements to the Swap Administration Agreement as may be requested by the Majority Class C Certificateholder, regarding the distributions to be made to it or its designees thereunder). Amounts payable by the Securities Administrator on any Distribution Date to the Swap Administrator shall be paid by the Securities Administrator as provided herein. The Securities Administrator in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Swap Agreement or the Swap Administration Agreement, including, without limitation, for making any payments thereunder.

It is acknowledged and agreed that the Person serving as Securities Administrator hereunder shall also serve as Swap Administrator under the Swap Administration Agreement and act as Supplemental Interest Trust Trustee under the Swap Agreement. The Securities Administrator, the Swap Administrator and the Supplemental Interest Trust Trustee are hereby directed by the Depositor to execute and deliver the Swap Administration Agreement (and any amendments or supplements to the Swap Administration Agreement as may be requested by the Majority Class C Certificateholder, regarding the distributions to be made to it or its designees thereunder) and the Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Swap Agreement and to make the representations required therein. The Swap Administrator shall not have any liability for any failure or delay in payments to the Trust which are required under the Swap Administration Agreement where such failure or delay is due to the failure or delay of the Swap Provider in making such payment to the Swap Administrator. LaSalle Bank National Association in its individual capacity and as Swap Administrator, the Securities Administrator and the Supplemental Interest Trust Trustee shall be entitled to be indemnified and held harmless by the Trust from and against any and all losses, claims, expenses or other liabilities that arise by reason of or in connection with the performance or observance by each of the Swap Administrator, the Securities Administrator and the Supplemental Interest Trust Trustee of its duties or obligations under the Swap Agreement or the Swap Administration Agreement, except to the extent that the same is due to the Swap Administrator’s, the Securities Administrator’s or the Supplemental Interest Trust Trustee’s gross negligence, willful misconduct or fraud. Any Person appointed as successor trustee pursuant to Section 9.02 shall also be required to serve as successor Swap Administrator and successor supplemental interest trust trustee under the Swap Agreement and the Swap Administration Agreement.

Section 10.03  Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of, the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates), the Custodial Agreement or of any Mortgage Loan. The Securities Administrator’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement, the Custodial Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Securities Administrator nor the Trustee shall be responsible for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trustee hereunder or to record this Agreement.

Section 10.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or the Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 10.05  Trustee’s and Securities Administrator’s Fees and Expenses.

The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement with the Master Servicer and at the expense of the Master Servicer. In addition, the Securities Administrator shall be entitled to any investment income or any other benefits derived on amounts on deposit in the Distribution Account. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 5.07 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, incurred in the course of its respective engagement hereunder, including without limitation in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses, disbursements or advances from EMC and EMC hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 10.06  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $50,000,000, subject to supervision or examination by federal or state authority and rated “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 10.10, rated in one of the two highest long-term debt categories by each Rating Agency or otherwise acceptable to each Rating Agency. The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.08.

Section 10.07  Insurance.

The Trustee and the Securities Administrator, at their own expense, shall at all times (A) maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”) or (B) in the case of the Securities Administrator, self insure if LaSalle Bank National Association maintains with any Rating Agency the equivalent of a long term unsecured debt rating of “A”. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 10.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 10.08  Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator being affiliated with the Master Servicer, in connection with the resignation or termination of the Master Servicer) and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Swap Provider, the Seller, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, (and in the case of the Securities Administrator’s removal, the Trustee may appoint a successor securities administrator) by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable, fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee or the Securities Administrator , as applicable, (and in the case of the Securities Administrator’s ineligibility, the Trustee may appoint a successor securities administrator) and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, the Master Servicer and the successor trustee or successor securities administrator, as applicable.

The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to each of the Master Servicer, the Trustee or Securities Administrator so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to each Rating Agency by the related successor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or securities administrator pursuant to any of the provisions of this Section 10.08 shall become effective upon acceptance of appointment by the successor trustee or securities administrator as provided in Section 10.09 hereof.

Section 10.09  Successor Trustee or Securities Administrator.

Any successor trustee or securities administrator appointed as provided in Section 10.08 hereof shall execute, acknowledge and deliver to the Depositor, to its predecessor trustee or predecessor securities administrator, as applicable, and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or securities administrator shall become effective and such successor trustee or securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. Any Person appointed as successor trustee pursuant to this Section 10.09 shall also be required to serve as successor supplemental interest trust trustee under the Swap Agreement and the Swap Administration Agreement.

No successor trustee or securities administrator shall accept appointment as provided in this Section 10.09 unless at the time of such acceptance such successor trustee or securities administrator shall be eligible under the provisions of Section 10.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or securities administrator as provided in this Section 10.09, the successor trustee or securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 10.10  Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.11  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 10.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)  No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.12  Tax Matters.

It is intended that the Trust Fund shall constitute one or more REMICs, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent for so long as it is also Master Servicer (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee and/or the Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish, or cause to be furnished, to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, provided, however, for the avoidance of doubt, the Securities Administrator shall not be responsible for preparing and filing or causing to be prepared and filed any income tax or information returns with respect to the Class X Certificates; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the Person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator on behalf of the Trustee shall make, or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that could (i) cause the termination of the REMIC status of any REMIC formed hereunder or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); (h) the Securities Administrator shall pay, from the sources specified in this Section 10.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 10.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) none of the Trustee, the Master Servicer or the Securities Administrator shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (l) as and when necessary and appropriate, the Securities Administrator, at the expense of the Trust Fund, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of the Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, and is not paid as otherwise provided for herein, such tax shall be paid (i) by the Master Servicer or the Securities Administrator, if any such tax arises out of or results from a breach by the Master Servicer or the Securities Administrator of any of its obligations under this Agreement, provided, however, in no event shall the Master Servicer or the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any losses other than arising out of a negligent performance by the Master Servicer or the Securities Administrator of its duties and obligations set forth herein, or (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates), (ii) by any party hereto (other than the Master Servicer or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), first, with amounts otherwise to be distributed to the Class R Certificateholders (pro rata), and second, with amounts otherwise to be distributed to the Holders of the following other Certificates in the following order of priority: first, to the Class B-1 Certificates, second, to the Class M-6 Certificates, third, to the Class M-5 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-3 Certificates, sixth, to the Class M-2 Certificates, seventh, to the Class M-1 Certificates, and eighth, to the Class A Certificates, on a pro rata basis. Notwithstanding anything to the contrary contained herein, to the extent that any taxes described in the preceding sentence are payable by the Holder of any such Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other relevant Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such taxes. The Securities Administrator shall include in its Monthly Statement amounts allocated to the relevant Certificates, taking into account the priorities described in the second preceding sentence. The Securities Administrator shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

The Trustee, the Master Servicer and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 10.12, it will promptly notify and provide such information to such other party.

Notwithstanding the foregoing, with respect to the preparation and filing of tax returns in the event that the right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts could be treated as a partnership among the Holders of the Class A, Class M, Class B and Class C Certificates, the Securities Administrator shall not be required to prepare and file partnership tax returns on behalf of the Trust Fund or portion thereof unless it receives additional reasonable compensation for the preparation of such filings and written notification from either an officer or tax counsel for the Depositor recognizing the creation of a partnership for federal income tax purposes.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

Notwithstanding anything to the contrary in this Agreement, the Securities Administrator shall not be obligated to perform any tax preparing, filing or reporting in connection with the Class X Certificates.

For the avoidance of doubt, notwithstanding anything stated to the contrary herein, none of the Supplemental Interest Trust Trustee, the Swap Administrator, the Trustee or the Securities Administrator shall have any responsibility for the entity-level tax filing or tax preparation of the Supplemental Interest Trust.

Section 10.13  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the Company, the Servicer or the Master Servicer to assure such continuing treatment. In furtherance, but not in limitation, of the foregoing, neither the Trustee nor the Securities Administrator shall (unless otherwise expressly permitted in this Agreement) (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and the Securities Administrator has received a REMIC Opinion addressed to the Securities Administrator and the Trustee prepared at the expense of the Trust Fund; (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion; or (c) acquire any assets for any REMIC other than any REO Property after the Startup Day without receipt of a REMIC Opinion.

ARTICLE XI

TERMINATION

Section 11.01  Termination upon Liquidation or Repurchase of all Mortgage Loans.

(i) Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the exercise by the Majority Class C Certificateholder of its right to purchase all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at a price (the “Mortgage Loan Purchase Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer or the Company, as applicable, and the Trustee and (iv) unreimbursed out-of pocket costs of the Company, the Servicer or the Master Servicer, including unreimbursed Servicing Advances and the principal portion of any unreimbursed Advances made on the Mortgage Loans prior to the exercise of such repurchase right (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 10.05 or of the Custodian pursuant to the Custodial Agreement and (vi) any Swap Termination Payment (which shall include any Net Swap Payment payable by the Trust Fund for the final Distribution Date) payable to the Swap Provider which remains unpaid or which is due to the exercise of such option (the “Swap Optional Termination Payment”) and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the Trust Fund created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

(ii) The Majority Class C Certificateholder shall have the right to repurchase all Mortgage Loans and REO Properties at any time at which the aggregate Stated Principal Balance of all of the Mortgage Loans in the Trust Fund is less than or equal to 20% of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans. If the Majority Class C Certificateholder elects to terminate the Trust Fund pursuant to this Section 11.01 (such termination, an “Optional Termination”), the Majority Class C Certificateholder shall, at least 20 days prior to the last date on which notice of such Optional Termination is required to be mailed to the Certificateholders pursuant to Section 11.02(ii), notify in writing (which may be in electronic format) the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Swap Provider of the final Distribution Date on which the Majority Class C Certificateholder intends to terminate the Trust Fund. Upon termination of the Trust Fund, the Certificateholders shall present and surrender the related Certificates at the Corporate Office of the Securities Administrator, as further set forth in Section 11.02.
(iii) In connection with any Optional Termination, four Business Days prior to the final Distribution Date specified in the notice required pursuant to the Section 11.01(ii), the Securities Administrator shall, no later than 4:00 pm New York City time on such day, request from the Swap Provider the amount of the Estimated Swap Termination Payment. The Swap Provider shall, no later than 2:00 pm on the following Business Day, notify in writing (which may be in electronic format) the Securities Administrator of the amount of the Estimated Swap Termination Payment, and the Securities Administrator shall promptly on the same day notify the Majority Class C Certificateholder of the amount of the Estimated Swap Termination Payment.

(iv) Two Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 11.01(ii), (i) the Majority Class C Certificateholder shall, no later than 1:00 pm New York City time on such Business Day, deposit funds in the Distribution Account in an amount equal to the sum of the Mortgage Loan Purchase Price (other than the Swap Optional Termination Payment) and the Estimated Swap Termination Payment, and (ii) if the Securities Administrator shall have determined that the aggregate Stated Principal Balance of all of the Mortgage Loans in the Trust Fund as of the related Determination Date is less than or equal to 20% of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans and that all other requirements of the Optional Termination have been met, including without limitation the deposit required pursuant to the immediately preceding clause (i) as well as the requirements specified in Section 11.03, then the Securities Administrator shall, on such Business Day, provide written notice to the Majority Class C Certificateholder, the Depositor, the Master Servicer, the Custodian and the Swap Provider confirming (a) its receipt of the Mortgage Loan Purchase Price (other than the Swap Optional Termination Payment) and the Estimated Swap Termination Payment and (b) that all other requirements of the Optional Termination have been met. Upon the Securities Administrator’s providing the notice described in the preceding sentence, the Optional Termination shall become irrevocable, the notice to Certificateholders of such Optional Termination provided pursuant to Section 11.02(ii) shall become unrescindable, the Swap Provider shall determine the Swap Optional Termination Payment in accordance with the Swap Agreement, and the Swap Provider shall provide to the Securities Administrator written notice of the amount of the Swap Optional Termination Payment not later than one Business Day prior to the final Distribution Date specified in the notice required pursuant to Section 11.01(ii).

(v) In connection with any Optional Termination, only an amount equal to the Mortgage Loan Purchase Price less any Swap Optional Termination Payment shall be made available for distribution to the Regular Certificates. Any Estimated Swap Termination Payment deposited into the Distribution Account by the Majority Class C Certificateholder shall be withdrawn by the Securities Administrator from the Distribution Account on the final Distribution Date and distributed as follows: (i) to the Supplemental Interest Trust for payment to the Swap Provider in accordance with Section 4.12(c), an amount equal to the Swap Optional Termination Amount calculated pursuant to the Swap Agreement, provided that, in no event shall the amount distributed to the Swap Provider in respect of the Swap Optional Termination Amount exceed the Estimated Swap Termination Payment, and (ii) to the Majority Class C Certificateholder, an amount equal to the excess, if any, of the Estimated Swap Termination Payment over the Swap Optional Termination Payment. The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

(vi) Upon receipt by the Custodian of notice from the Securities Administrator pursuant to Section 11.01(iv) and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Master Servicer, as applicable the Mortgage Files for the Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

(vii)  Notwithstanding the foregoing, the provisions of Section 8.03 hereof shall survive the termination of this Agreement.

Section 11.02  Final Distribution on the Certificates.

(i) If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Master Servicer Collection Account, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the related Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence shall be made only upon presentation and surrender of the Certificates at the Corporate Office of the Securities Administrator.

(ii) Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than two Business Days after the Determination Date in the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates shall be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

(iii) In the event such notice is given, the Master Servicer shall cause all funds in the Master Servicer Collection Account to be remitted to the Securities Administrator for deposit in the Distribution Account on the second Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Master Servicer, as applicable the Mortgage Files for the Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

(iv) Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class in accordance with the Remittance Report the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

(v) In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

Section 11.03  Additional Termination Requirements.

(a) Upon exercise by the Majority Class C Certificateholder of its purchase option as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless each of the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel addressed to the Trustee and the Securities Administrator, at the expense of the Majority Class C Certificateholder, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1) The Majority Class C Certificateholder shall establish a 90-day liquidation period for REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V and notify the Trustee and Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax returns for REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V pursuant to Treasury Regulation Section 1.860F-1. The Majority Class C Certificateholder shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder with respect to each REMIC related to the terminated Trust Fund, as evidenced by an Opinion of Counsel addressed to the Securities Administrator and the Trustee obtained at the expense of the Majority Class C Certificateholder;

(2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Securities Administrator on behalf of the Trustee shall sell all of the assets of REMIC I for cash; and

(3) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I shall terminate at that time.

(b) By their acceptance of the Certificates (other than the Class X Certificates), the Holders thereof hereby authorize the adoption of a 90-day liquidation period and plan of complete liquidation for the each related REMIC, which authorization shall be binding upon all successor Certificateholders.

(c) The Securities Administrator, as agent for each REMIC, hereby agrees to adopt and sign such a plan of complete liquidation meeting the requirements for a qualified liquidation under Section 860F of the Code and any regulations thereunder upon the written request of the Majority Class C Certificateholder and the receipt of the Opinion of Counsel referred to in Section 11.03(a)(1), and to take such other action in connection therewith as may be reasonably requested by the Majority Class C Certificateholder.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01  Amendment.

This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to comply with any changes in the Code, to revise any provisions to reflect the obligations of the parties to this Agreement as they relate to Regulation AB, to change the manner in which the Master Servicer Collection Account maintained by the Master Servicer or the Protected Account maintained by the Company is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee (which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee), adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V at any time prior to the final redemption of the Certificates, provided that the Trustee, the Securities Administrator have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto with the consent of Holders of the Certificates evidencing over 50% of the Voting Rights, or, if applicable, Holders of each Class of Certificates affected thereby, evidencing over 50% of the Voting Rights of such Class or Classes,  for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or the Certificateholders or cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee (i) that such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Notwithstanding any of the other provisions of this section 12.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, the Swap Provider and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 12.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

Section 12.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by each Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Seller to the Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 12.05  Notices.

(a)  The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency and the Swap Provider with respect to each of the following of which a Responsible Officer of the Securities Administrator has actual knowledge:

(i)  Any material change or amendment to this Agreement;

(ii)  The occurrence of any Event of Default that has not been cured;

(iii)  The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

(iv)  The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.05 and 11.01; and

(v)  The final payment to Certificateholders.

(b)  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel and with respect to Regulation AB notifications to the Depositor at regabnotifications@bear.com; (ii) in the case of EMC or the Company, EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (469) 759-4714), attention: President or General Counsel or such other address as may be hereafter furnished to the other parties hereto by the Seller or Company in writing; (iii) in the case of the Trustee, at its Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto, (iv) in the case of the Master Servicer or the Securities Administrator, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group - SACO 07-2) or such other address as may be hereafter furnished to the other parties hereto by the Securities Administrator in writing, (v) in the case of Moody’s, 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring, or such other address as may be hereafter furnished to the other parties hereto by Moody’s in writing, (vi) in the case of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041 or such other address as may be hereafter furnished to the other parties hereto by Standard & Poor’s in writing and (vii) in the case of the Swap Provider, Bear Stearns Financial Products Inc., 383 Madison Avenue, 36th Floor, New York, New York 10179, Attn: DPC Manager. Any notice delivered to EMC, the Master Servicer, the Securities Administrator, the Swap Provider or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 12.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 8.02, this Agreement may not be assigned by the Master Servicer, EMC or the Depositor.

Section 12.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Securities Administrator, as appropriate, a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Securities Administrator, as appropriate to institute such action, suit or proceeding in its own name as Trustee or the Securities Administrator, as appropriate, hereunder and shall have offered to the Trustee or the Securities Administrator, as appropriate, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, as appropriate, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder, the Trustee or the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 12.09  Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor and the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the party requesting such inspection, subject to such party’s right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 10.05 hereof.

Section 12.10  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

Section 12.11  Third Party Rights.

The Swap Provider shall be an express third-party beneficiary of this Agreement to the extent of its express rights to receive any payments under this Agreement or any other express rights of the Swap Provider explicitly stated in this Agreement, and shall have the right to enforce  such rights under this Agreement as if it were a party hereto. The Swap Administrator shall be an express third-party beneficiary of this Agreement to the extent of its express rights to receive any payments under this Agreement or any other express rights of the Swap Administrator explicitly stated in this Agreement, and shall have the right to enforce  such rights under this Agreement as if it were a party hereto.

* * *

IN WITNESS WHEREOF, the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

EMC MORTGAGE CORPORATION, as Seller and Company

By:	/s/ Dana Dillard
Name:	Dana Dillard
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator

By:	/s/ Rita Lopez
Name:	Rita Lopez
Title:	Vice President

CITIBANK, N.A., as Trustee

By:	/s/ Cirino Emanuele
Name:	Cirino Emanuele
Title:	Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 28th day of February, 2007, before me, a notary public in and for said State, appeared Baron Silverstein, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On this 28th day of February, 2007, before me, a notary public in and for said State, appeared _______________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF ____________	)
) ss.:
COUNTY OF ___________	)

On this 28th day of February, 2007, before me, a notary public in and for said State, appeared ___________, personally known to me on the basis of satisfactory evidence to be a(n) __________________ of LaSalle Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 28th day of February, 2007, before me, a notary public in and for said State, appeared ________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Citibank, N.A. that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A

Form of Class [I][II]-A Certificates

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 7.02(h) OF THE POOLING AND SERVICING AGREEMENT

Certificate No. 1	Adjustable Rate

Class [I][II]-A

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2007	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: March 26, 2007	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: [ ] 25, 2037

SACO I TRUST 2007-2
MORTGAGE-BACKED CERTIFICATE
SERIES 2007-2

evidencing a fractional undivided interest in the distributions allocable to the Class [I][II]-A Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end, second lien, one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed rate mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and as company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”), and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights, or, if applicable, Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate shall be deemed to make the representations in Section 7.02(h) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2007	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [I][II]-A Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

Form of Class M-[1][2][3][4][5][6] Certificates

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [THE CLASS M-1 CERTIFICATES] [,] [THE CLASS M-2 CERTIFICATES] [,] [THE CLASS M-3 CERTIFICATES] [,] [THE CLASS M-4 CERTIFICATES] [AND] [THE CLASS M-5 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(h) OF THE POOLING AND SERVICING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1	Adjustable Rate

Class M-[1][2][3][4][5][6] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2007	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: March 26, 2007	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: [ ] 25, 2037

SACO I TRUST 2007-2
MORTGAGE-BACKED CERTIFICATE
SERIES 2007-2

evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end, second lien, one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed rate mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and as company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”), and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights, or, if applicable, Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(h) of the Pooling and Servicing Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2007	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3][4][5][6] Certificates referred to in the within-mentioned Agreement.
LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

Form of Class B-[1]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(h) OF THE POOLING AND SERVICING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [_]	Adjustable Rate

Class B-[1] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2007	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: March 26, 2007	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: [ ], 2037

SACO I TRUST 2007-2
MORTGAGE-BACKED CERTIFICATE
SERIES 2007-2

evidencing a fractional undivided interest in the distributions allocable to the Class B-[1] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end, second lien, one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed rate mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and as company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”), and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights, or, if applicable, Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(h) of the Pooling and Servicing Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2007	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

Form of Class C Certificates

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CERTIFICATE (1) PROVIDES TO THE SECURITIES ADMINISTRATOR THE APPROPRIATE TAX CERTIFICATION FORM THAT WOULD ELIMINATE ANY WITHHOLDING OR DEDUCTION FOR TAXES FROM AMOUNTS PAYABLE BY THE SWAP PROVIDER, PURSUANT TO THE SWAP AGREEMENT, TO THE SWAP ADMINISTRATOR ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO), TOGETHER WITH ANY APPLICABLE ATTACHMENTS) AND (2) AGREES TO UPDATE SUCH FORM (A) UPON EXPIRATION OF ANY SUCH FORM, (B) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (C) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, EACH AS A CONDITION TO SUCH TRANSFER. IN ADDITION, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE IF SUCH TRANSFER WOULD CAUSE THE SUPPLEMENTAL INTEREST TRUST TO BE BENEFICIALLY OWNED BY TWO OR MORE PERSONS FOR FEDERAL INCOME TAX PURPOSES, OR CONTINUE TO BE SO TREATED, UNLESS (I) EACH PROPOSED TRANSFEREE OF SUCH CERTIFICATE COMPLIES WITH THE FOREGOING CONDITIONS, AND (II) THE PROPOSED MAJORITY HOLDER OF THE CLASS C CERTIFICATES (OR EACH HOLDER, IF THERE IS OR WOULD BE NO MAJORITY HOLDER) (X) PROVIDES, OR CAUSES TO BE PROVIDED, ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST, IF APPLICABLE, TO THE SECURITIES ADMINISTRATOR, THE APPROPRIATE TAX CERTIFICATION FORM THAT WOULD BE REQUIRED FROM THE SUPPLEMENTAL INTEREST TRUST TO ELIMINATE ANY WITHHOLDING OR DEDUCTION FOR TAXES FROM AMOUNTS PAYABLE BY THE SWAP PROVIDER, PURSUANT TO THE SWAP AGREEMENT, TO THE SWAP ADMINISTRATOR ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO), TOGETHER WITH ANY APPLICABLE ATTACHMENTS) AND (Y) AGREES TO UPDATE SUCH FORM (A) UPON EXPIRATION OF SUCH FORM, (B) AS REQUIRED UNDER THEM APPLICABLE U.S. TREASURY REGULATIONS AND (C) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT. UNDER THE AGREEMENT, UPON RECEIPT OF ANY TAX CERTIFICATION FORM PURSUANT TO THESE TRANSFER RESTRICTIONS FROM A HOLDER OF THIS CERTIFICATE, THE SECURITIES ADMINISTRATOR SHALL FORWARD SUCH TAX CERTIFICATION FORM TO THE SUPPLEMENTAL INTEREST TRUST TRUSTEE. THE SUPPLEMENTAL INTEREST TRUST TRUSTEE SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER. EACH HOLDER OF THIS CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE SUPPLEMENTAL INTEREST TRUST TRUSTEE FORWARDING TO THE SWAP PROVIDER ANY TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF THIS CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No.1	Percentage Interest: 100%

Class C

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2007	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: March 26, 2007	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: [ ] 25, 2037

SACO I TRUST 2007-2
MORTGAGE-BACKED CERTIFICATE
SERIES 2007-2

evidencing a fractional undivided interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end, second lien, one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ______________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed rate mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and as company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”), and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator, the Trustee, or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Trustee nor the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class C Certificate will be made unless the Securities Administrator shall have received either (i) the opinion of counsel set forth in Section 7.02(h) of the Agreement or (ii) a representation letter under Section 7.02 of the Agreement, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights, or, if applicable, Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2007	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the within-mentioned Agreement.
LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

Form of Class R-[1][2][3][X] Certificates

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) SUCH TRANSFEREE IS A UNITED STATES PERSON UNDER SECTION 7701 OF THE CODE, (3) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (4) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

Class R-[1][2][3][X]	Percentage Interest: 100%

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2007

First Distribution Date: March 26, 2007

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: [ ] 25, 2037

SACO I TRUST 2007-2
MORTGAGE-BACKED CERTIFICATE
SERIES 2007-2

evidencing a fractional undivided interest in the distributions allocable to the Class R-[1][2][3][X] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end second lien one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed rate mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Class R-[1][2][3][X] Certificate will be made unless the Securities Administrator shall have received either (i) the opinion of counsel set forth in Section 7.02(h) of the Agreement or (ii) a representation letter under Section 7.02 of the Agreement, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights, or, if applicable, Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2007	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R-[1][2][3][X] Certificates referred to in the within-mentioned Agreement.
LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-6

Form of Class X Certificates

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL OR INTEREST.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No.1

Class X	Percentage Interest: 100%

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2007

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [_______________]

SACO I TRUST 2007-2
MORTGAGE-BACKED CERTIFICATE
SERIES 2007-2

evidencing a fractional undivided interest in the distributions allocable to the Class X Certificates.

This Certificate is entitled to distributions with respect to certain Mortgage Loans that are initially assets of the Trust, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that __________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four-family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and as company, LaSalle Bank National Association as Master Servicer and securities administrator (the “Securities Administrator”), and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

No transfer of this Class X Certificate will be made unless the Securities Administrator shall have received either (i) the opinion of counsel set forth in Section 7.02(h) of the Agreement or (ii) a representation letter under Section 7.02 of the Agreement, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate agrees that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights, or, if applicable, Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

The Holder of This Certificate shall be entitled to the rights set forth under the Agreement. Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: _____________, 2007

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The
Information is provided solely by Bear Stearns, not as agent for any issuer,and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the
"Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information
(paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modelling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the
Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the
Information. The assumptions underlying the Information, including structure and collateral, may be modified from timeto time to reflect changed circumstances.
Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents)
and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for
Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a)represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (C) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates.We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to
ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.

STATEMENT REGARDING CBO PRICING

The security evaluation set forth above has been provided at your request as an accommodation to you. We believe it represents an estimate of value given stable market conditions and adequate time to work an order. However, by providing this information, we are not representing that such evaluation has been confirmed by actual trades or that a market exists or will exit for this security now or in the future. You should understand that our evaluation does not represent a bid by Bear Stearns or any other person and it may vary from the value Bear Stearns assigns such security while in our inventory. Additionally, you should consider that under adverse market conditions and/or deteriorating credit conditions in the collateral underlying the CBO, a distressed or forced sale of this instrument could result in proceeds that are far less than the evaluation provided.

   LOAN_ID               EMC_LOAN_NO                LOAN_SEQ                             CITY                           STATE             ZIP_CODE                  PROPTYPE
   -------               -----------                --------                             ----                           -----             --------                  --------
     16836541                   19311760               16836541         ATLANTIC HIGHLANDS                             NJ                       7716         Single Family
     16836516                   19311513               16836516         UNION                                          NJ                       7083         Single Family
     16836527                   19311620               16836527         HOLLYWOOD                                      FL                      33025         Single Family
     16836530                   19311653               16836530         CHULA VISTA                                    CA                      91910         Single Family
     16836533                   19311687               16836533         MIAMI                                          FL                      33155         Single Family
     16836536                   19311711               16836536         BEAUMONT                                       CA                      92223         2-4 Family
     16836514                   19311497               16836514         MIAMI                                          FL                      33126         Condominium
     16836518                   19311539               16836518         NEWARK                                         NJ                       7104         2-4 Family
     16836519                   19311547               16836519         SANTA ANA                                      CA                      92704         Single Family
     16836520                   19311554               16836520         MIAMI                                          FL                      33172         Condominium
     16836521                   19311562               16836521         ELIZABETH                                      NJ                       7206         2-4 Family
     16836522                   19311570               16836522         NORTH MIAMI                                    FL                      33181         Condominium
     16836523                   19311588               16836523         VICTORVILLE                                    CA                      92395         Single Family
     16836525                   19311604               16836525         PARSIPPANY                                     NJ                       7034         Single Family
     16836526                   19311612               16836526         PEMBROKE PINES                                 FL                      33025         Condominium
     16836528                   19311638               16836528         GENESEE                                        WI                      53217         Single Family
     16836529                   19311646               16836529         NORTH MIAMI BEACH                              FL                      33162         Condominium
     16836532                   19311679               16836532         ROMOLAND                                       CA                      92585         Single Family
     16836534                   19311695               16836534         BALDWIN PARK                                   CA                      91706         Single Family
     16836535                   19311703               16836535         SAN DIEGO                                      CA                      92109         Single Family
     16836537                   19311729               16836537         VILLAGE OF PALMETTO BAY                        FL                      33157         Single Family
     16836538                   19311737               16836538         KISSIMMEE                                      FL                      34744         PUD
     16836539                   19311745               16836539         MIAMI                                          FL                      33155         2-4 Family
     16836540                   19311752               16836540         ORLANDO                                        FL                      32826         PUD
     16836542                   19311778               16836542         MORENO VALLEY                                  CA                      92555         Single Family
     16836543                   19311786               16836543         WESTON                                         FL                      33326         Condominium
     16836544                   19311794               16836544         CHANTILLY                                      VA                      20151         Single Family
     16836545                   19311802               16836545         MISSOULA                                       MT                      59802         Condominium
     16836546                   19311810               16836546         BEACHWOOD                                      NJ                       8722         Single Family
     16836547                   19311828               16836547         STUART                                         FL                      34994         Condominium
     16836548                   19311836               16836548         SUNRISE                                        FL                      33322         Condominium
     16836549                   19311844               16836549         WINTER GARDEN                                  FL                      34787         PUD
     16836550                   19311851               16836550         ANAHEIM                                        CA                      92801         Single Family
     16836531                   19311661               16836531         FAR ROCKAWAY                                   NY                      11691         Single Family
     16819878                   19260272               16819878         SAN ANTONIO                                    TX                      78255         PUD
     16819907                   19260561               16819907         FOLSOM                                         CA                      95630         Condominium
     16819926                   19260751               16819926         ELK GROVE                                      CA                      95757         PUD
     16819927                   19260769               16819927         TOLLESON                                       AZ                      85353         PUD
     16819937                   19260868               16819937         LAS VEGAS                                      NV                      89141         PUD
     16819938                   19260876               16819938         FIFE                                           WA                      98424         PUD
     16819965                   19261148               16819965         LAS VEGAS                                      NV                      89122         PUD
     16819971                   19261205               16819971         AURORA                                         CO                      80016         PUD
     16775937                   19081280               16775937         FIFE                                           WA                      98424         PUD
     16775988                   19081793               16775988         N CHARLESTON                                   SC                      29420         PUD
     16819978                   19261270               16819978         DENHAM SPRINGS                                 LA                      70726         Single Family
     16820025                   19261742               16820025         INDIO                                          CA                      92203         PUD
     16819925                   19260744               16819925         MYRTLE BEACH                                   SC                      29588         PUD
     16819930                   19260793               16819930         OAKLEY                                         CA                      94561         Single Family
     16819939                   19260884               16819939         INDIO                                          CA                      92203         PUD
     16775927                   19081181               16775927         MANOR                                          TX                      78653         Single Family
     16775935                   19081264               16775935         VICTORVILLE                                    CA                      92392         Single Family
     16775941                   19081322               16775941         OLIVEHURST                                     CA                      95961         Single Family
     16776006                   19081975               16776006         QUEEN CREEK                                    AZ                      85243         PUD
     16776014                   19082056               16776014         TOLLESON                                       AZ                      85353         PUD
     16775919                   19081108               16775919         LANCASTER                                      CA                      93535         Single Family
     16775921                   19081124               16775921         LANCASTER                                      CA                      93535         Single Family
     16775929                   19081207               16775929         LANCASTER                                      CA                      93535         Single Family
     16775931                   19081223               16775931         BYRON                                          CA                      94514         Single Family
     16775933                   19081249               16775933         TEMPE                                          AZ                      85281         Condominium
     16775940                   19081314               16775940         PATTERSON                                      CA                      95363         PUD
     16775957                   19081488               16775957         BIRMINGHAM                                     AL                      35211         PUD
     16775958                   19081496               16775958         NORTHPORT                                      AL                      35476         PUD
     16775978                   19081694               16775978         OSWEGO                                         IL                      60543         Condominium
     16775981                   19081728               16775981         PALMDALE                                       CA                      93552         Single Family
     16775987                   19081785               16775987         NORTH LAS VEGAS                                NV                      89031         PUD
     16775994                   19081850               16775994         BRENTWOOD                                      CA                      94513         Single Family
     16775997                   19081884               16775997         ATLANTA                                        GA                      30331         PUD
     16819968                   19261171               16819968         WOODBRIDGE                                     VA                      22191         PUD
     16819974                   19261239               16819974         HEBER                                          CA                      92249         Single Family
     16819985                   19261346               16819985         WOODBRIDGE                                     VA                      22191         PUD
     16819990                   19261395               16819990         CASA GRANDE                                    AZ                      85222         PUD
     16820015                   19261643               16820015         CHARLOTTE                                      NC                      28278         PUD
     16819881                   19260306               16819881         FT WORTH                                       TX                      76120         PUD
     16819890                   19260397               16819890         CORONA                                         CA                      92880         Single Family
     16819903                   19260520               16819903         BRENTWOOD                                      CA                      94513         Single Family
     16819934                   19260835               16819934         PATTERSON                                      CA                      95363         PUD
     16673743                   17697558               16673743         NORTH CHARLESTON                               SC                      29406         PUD
     16673943                   17699554               16673943         BURTONSVILLE                                   MD                      20866         PUD
     16673703                   17697152               16673703         MIAMI GARDENS                                  FL                      33169         PUD
     16673713                   17697251               16673713         PHOENIX                                        AZ                      85043         PUD
     16819868                   19260173               16819868         INDIO                                          CA                      92203         PUD
     16819869                   19260181               16819869         SAN ANTONIO                                    TX                      78255         PUD
     16819870                   19260199               16819870         BYRON                                          CA                      94514         Single Family
     16819871                   19260207               16819871         NORTH LAS VEGAS                                NV                      89031         PUD
     16819872                   19260215               16819872         CHINO                                          CA                      91710         Condominium
     16819873                   19260223               16819873         AUSTIN                                         TX                      78739         PUD
     16819874                   19260231               16819874         CHINO                                          CA                      91710         Condominium
     16819876                   19260256               16819876         SAN ANTONIO                                    TX                      78223         PUD
     16819877                   19260264               16819877         CUMMING                                        GA                      30040         PUD
     16819880                   19260298               16819880         QUEEN CREEK                                    AZ                      85242         PUD
     16819884                   19260330               16819884         SAN ANTONIO                                    TX                      78253         PUD
     16819885                   19260348               16819885         BAKERSFIELD                                    CA                      93306         PUD
     16819886                   19260355               16819886         CORONA                                         CA                      92880         Single Family
     16819887                   19260363               16819887         FIFE                                           WA                      98424         PUD
     16819891                   19260405               16819891         LINCOLN                                        CA                      95648         PUD
     16819893                   19260421               16819893         RIVERVIEW                                      FL                      33569         PUD
     16819894                   19260439               16819894         JACKSONVILLE                                   FL                      32226         PUD
     16819895                   19260447               16819895         QUEEN CREEK                                    AZ                      85243         PUD
     16819896                   19260454               16819896         ORLANDO                                        FL                      32832         Condominium
     16819897                   19260462               16819897         BUCKEYE                                        AZ                      85326         PUD
     16819900                   19260496               16819900         DAYTONA                                        FL                      32124         PUD
     16819901                   19260504               16819901         QUEEN CREEK                                    AZ                      85243         PUD
     16819904                   19260538               16819904         QUEEN CREEK, AZ                                AZ                      85243         PUD
     16819905                   19260546               16819905         TOLLESON                                       AZ                      85353         PUD
     16819906                   19260553               16819906         STOCKTON                                       CA                      95209         Single Family
     16819908                   19260579               16819908         ELK GROVE                                      CA                      95757         PUD
     16819910                   19260595               16819910         WEST PALM BEACH                                FL                      33413         PUD
     16819911                   19260603               16819911         LAS VEGAS                                      NV                      89122         PUD
     16819913                   19260629               16819913         VICTORVILLE                                    CA                      92392         Single Family
     16819915                   19260645               16819915         CUMMING                                        GA                      30040         PUD
     16819916                   19260652               16819916         TOLLESON                                       AZ                      85353         PUD
     16819917                   19260660               16819917         SAINT AUGUSTINE                                FL                      32092         PUD
     16819918                   19260678               16819918         CORONA                                         CA                      92880         Single Family
     16819919                   19260686               16819919         ORLANDO                                        FL                      32832         Condominium
     16819920                   19260694               16819920         MCDONOUGH                                      GA                      30252         PUD
     16819921                   19260702               16819921         LAS VEGAS                                      NV                      89122         PUD
     16819922                   19260710               16819922         CUMMING                                        GA                      30040         PUD
     16819923                   19260728               16819923         QUEEN CREEK                                    AZ                      85243         PUD
     16819924                   19260736               16819924         VICTORVILLE                                    CA                      92392         Single Family
     16819928                   19260777               16819928         CHINO                                          CA                      91710         Condominium
     16819929                   19260785               16819929         LAS VEGAS                                      NV                      89122         PUD
     16819932                   19260819               16819932         LAS VEGAS                                      NV                      89122         PUD
     16819933                   19260827               16819933         SANGER                                         CA                      93657         Single Family
     16819936                   19260850               16819936         COOLIDGE                                       AZ                      85228         PUD
     16819940                   19260892               16819940         INDIO                                          CA                      92203         PUD
     16819941                   19260900               16819941         MITCHELLVILLE                                  MD                      20721         PUD
     16819942                   19260918               16819942         SAN ANTONIO                                    TX                      78253         PUD
     16819943                   19260926               16819943         VISALIA                                        CA                      93277         Single Family
     16819944                   19260934               16819944         SANGER                                         CA                      93657         Single Family
     16819945                   19260942               16819945         BOYNTON BEACH                                  FL                      33436         PUD
     16819946                   19260959               16819946         LAS VEGAS                                      NV                      89122         PUD
     16819947                   19260967               16819947         BYRON                                          CA                      94514         Single Family
     16819948                   19260975               16819948         OCALA                                          FL                      34473         Single Family
     16819949                   19260983               16819949         SANGER                                         TX                      76266         PUD
     16819950                   19260991               16819950         LANCASTER                                      TX                      75146         PUD
     16819951                   19261007               16819951         QUEEN CREEK                                    AZ                      85243         PUD
     16819952                   19261015               16819952         ELK GROVE                                      CA                      95757         PUD
     16819954                   19261031               16819954         QUEEN CREEK                                    AZ                      85242         PUD
     16819955                   19261049               16819955         QUEEN CREEK                                    AZ                      85242         PUD
     16819956                   19261056               16819956         EDGECLIFF VILLAGE                              TX                      76134         PUD
     16819957                   19261064               16819957         WEST PALM BEACH                                FL                      33413         PUD
     16819958                   19261072               16819958         CORONA                                         CA                      92880         Single Family
     16819959                   19261080               16819959         HENDERSON                                      NV                      89012         PUD
     16819960                   19261098               16819960         PALMDALE                                       CA                      93552         Single Family
     16819961                   19261106               16819961         NORTH LAS VEGAS                                NV                      89031         PUD
     16819962                   19261114               16819962         HEBER                                          CA                      92249         Single Family
     16819963                   19261122               16819963         STOCKTON                                       CA                      95219         PUD
     16819964                   19261130               16819964         LAS VEGAS                                      NV                      89141         PUD
     16819966                   19261155               16819966         ELK GROVE                                      CA                      95757         PUD
     16819967                   19261163               16819967         LACEY                                          WA                      98513         PUD
     16819969                   19261189               16819969         HEBER                                          CA                      92249         Single Family
     16819970                   19261197               16819970         JACKSONVILLE                                   FL                      32257         Condominium
     16819973                   19261221               16819973         MARICOPA                                       AZ                      85239         PUD
     16819976                   19261254               16819976         TUCSON                                         AZ                      85706         PUD
     16819977                   19261262               16819977         CORONA                                         CA                      92880         Single Family
     16819979                   19261288               16819979         INDIO                                          CA                      92203         PUD
     16819980                   19261296               16819980         VICTORVILLE                                    CA                      92392         Single Family
     16819981                   19261304               16819981         FORT WORTH                                     TX                      76248         PUD
     16819982                   19261312               16819982         LAS VEGAS                                      NV                      89141         PUD
     16819983                   19261320               16819983         QUEEN CREEK                                    AZ                      85242         PUD
     16819984                   19261338               16819984         LINCOLN                                        CA                      95648         Condominium
     16819986                   19261353               16819986         JACKSONVILLE                                   FL                      32277         Condominium
     16819987                   19261361               16819987         NEWNAN                                         GA                      30263         PUD
     16819988                   19261379               16819988         LAS VEGAS                                      NV                      89183         PUD
     16819989                   19261387               16819989         ALBUQUERQUE                                    NM                      87121         Single Family
     16819991                   19261403               16819991         LINCOLN                                        CA                      95648         Condominium
     16819993                   19261429               16819993         LAS VEGAS                                      NV                      89122         PUD
     16819994                   19261437               16819994         LAS VEGAS                                      NV                      89149         PUD
     16819995                   19261445               16819995         LAS VEGAS                                      NV                      89141         PUD
     16819997                   19261460               16819997         OLYMPIA                                        WA                      98502         PUD
     16819998                   19261478               16819998         LAS VEGAS                                      NV                      89131         PUD
     16819999                   19261486               16819999         PALM COAST                                     FL                      32164         Single Family
     16820000                   19261494               16820000         PALM COAST                                     FL                      32164         PUD
     16820001                   19261502               16820001         MC KINNEY                                      TX                      75069         PUD
     16820002                   19261510               16820002         GREENVILLE                                     TX                      75402         PUD
     16820003                   19261528               16820003         VICTORVILLE                                    CA                      92392         Single Family
     16820004                   19261536               16820004         STOCKTON                                       CA                      95209         Single Family
     16820005                   19261544               16820005         AURORA                                         CO                      80013         PUD
     16820006                   19261551               16820006         CORONA                                         CA                      92880         Single Family
     16820007                   19261569               16820007         TERRELL                                        TX                      75160         PUD
     16820008                   19261577               16820008         SAN JACINTO                                    CA                      92582         Single Family
     16820010                   19261593               16820010         RIO RANCHO                                     NM                      87144         PUD
     16820011                   19261601               16820011         HUMBLE                                         TX                      77396         PUD
     16820012                   19261619               16820012         KISSIMMEE                                      FL                      34746         PUD
     16820013                   19261627               16820013         LAS VEGAS                                      NV                      89012         PUD
     16820016                   19261650               16820016         SAINT AUGUSTINE                                FL                      32092         PUD
     16820017                   19261668               16820017         PALM COAST                                     FL                      32164         PUD
     16820018                   19261676               16820018         SUN CITY                                       AZ                      85373         PUD
     16820019                   19261684               16820019         LAS VEGAS                                      NV                      89122         PUD
     16820020                   19261692               16820020         PHOENIX                                        AZ                      85085         PUD
     16820021                   19261700               16820021         RICNMOND                                       CA                      94806         PUD
     16820022                   19261718               16820022         TOLLESON                                       AZ                      85353         PUD
     16820023                   19261726               16820023         POOLER                                         GA                      31322         PUD
     16820024                   19261734               16820024         BLUFFTON                                       SC                      29909         PUD
     16820026                   19261759               16820026         PINGREE GROVE                                  IL                      60140         PUD
     16820027                   19261767               16820027         CEDAR PARK                                     TX                      78613         Condominium
     16820028                   19261775               16820028         AURORA                                         CO                      80016         PUD
     16820029                   19261783               16820029         LINCOLN                                        CA                      95648         PUD
     16820030                   19261791               16820030         COVINGTON                                      GA                      30014         PUD
     16820031                   19261809               16820031         VICTORVILLE                                    CA                      92392         Single Family
     16820032                   19261817               16820032         BIRMINGHAM                                     AL                      35211         PUD
     16673822                   17698341               16673822         MONCKS CORNER                                  SC                      29461         PUD
     16673867                   17698796               16673867         LAS VEGAS                                      NV                      89122         PUD
     16775915                   19081066               16775915         BYRON                                          CA                      94514         Single Family
     16775916                   19081074               16775916         TUCSON                                         AZ                      85741         PUD
     16775917                   19081082               16775917         GAINESVILLE                                    GA                      30507         PUD
     16775918                   19081090               16775918         COLORADO SPRINGS                               CO                      80951         Single Family
     16775920                   19081116               16775920         LANCASTER                                      CA                      93535         Single Family
     16775922                   19081132               16775922         ELK GROVE                                      CA                      95757         PUD
     16775923                   19081140               16775923         LANCASTER                                      CA                      93535         Single Family
     16775924                   19081157               16775924         LANCASTER                                      CA                      93535         Single Family
     16775925                   19081165               16775925         TOLLESON                                       AZ                      85353         PUD
     16775926                   19081173               16775926         TEMPE                                          AZ                      85281         Condominium
     16775928                   19081199               16775928         LANCASTER                                      CA                      93535         Single Family
     16775930                   19081215               16775930         CORONA                                         AZ                      85641         PUD
     16775934                   19081256               16775934         TOLLESON                                       AZ                      85353         PUD
     16775936                   19081272               16775936         LINCOLN                                        CA                      95648         Condominium
     16775938                   19081298               16775938         SPARKS                                         NV                      89436         PUD
     16775939                   19081306               16775939         FORT WORTH                                     TX                      76248         PUD
     16775942                   19081330               16775942         FIFE                                           WA                      98424         PUD
     16775943                   19081348               16775943         LINCOLN                                        CA                      95648         Condominium
     16775944                   19081355               16775944         CALEXICO                                       CA                      92231         Single Family
     16775945                   19081363               16775945         SACRAMENTO                                     CA                      95834         Condominium
     16775946                   19081371               16775946         LINCOLN                                        CA                      95648         Condominium
     16775947                   19081389               16775947         LINCOLN                                        CA                      95648         Condominium
     16775948                   19081397               16775948         QUEEN CREEK                                    AZ                      85242         PUD
     16775949                   19081405               16775949         FRISCO                                         TX                      75035         PUD
     16775950                   19081413               16775950         LINCOLN                                        CA                      95648         Single Family
     16775951                   19081421               16775951         TROUTDALE                                      OR                      97060         PUD
     16775952                   19081439               16775952         PFLUGERVILLE                                   TX                      78660         PUD
     16775953                   19081447               16775953         OLYMPIA                                        WA                      98502         PUD
     16775954                   19081454               16775954         SAN ANTONIO                                    TX                      78254         PUD
     16775955                   19081462               16775955         DENHAM SPRINGS                                 LA                      70706         Single Family
     16775956                   19081470               16775956         SAVANNAH                                       GA                      31419         PUD
     16775959                   19081504               16775959         LAS VEGAS                                      NV                      89123         PUD
     16775960                   19081512               16775960         CEDAR PARK                                     TX                      78613         PUD
     16775961                   19081520               16775961         LANCASTER                                      CA                      93535         Single Family
     16775962                   19081538               16775962         PINSON                                         AL                      35126         PUD
     16775963                   19081546               16775963         BYRON                                          CA                      94514         Single Family
     16775965                   19081561               16775965         TUCSON                                         AZ                      85706         PUD
     16775966                   19081579               16775966         RICHMOND                                       CA                      94806         PUD
     16775968                   19081595               16775968         VICTORVILLE                                    CA                      92392         Single Family
     16775970                   19081611               16775970         HEBER                                          CA                      92249         Single Family
     16775971                   19081629               16775971         LINCOLN                                        CA                      95648         Condominium
     16775972                   19081637               16775972         RIVIERA BEACH                                  FL                      33404         PUD
     16775973                   19081645               16775973         INDIO                                          CA                      92203         PUD
     16775974                   19081652               16775974         HEBER                                          CA                      92249         Single Family
     16775975                   19081660               16775975         PINGREE GROVE                                  IL                      60140         PUD
     16775976                   19081678               16775976         ROCKLIN                                        CA                      95677         Condominium
     16775977                   19081686               16775977         BRENTWOOD                                      CA                      94513         Single Family
     16775979                   19081702               16775979         SAN ANTONIO                                    TX                      78254         PUD
     16775980                   19081710               16775980         LACEY                                          WA                      98513         PUD
     16775982                   19081736               16775982         FORT WORTH                                     TX                      76248         PUD
     16775983                   19081744               16775983         WEST PALM BEACH                                FL                      33413         PUD
     16775984                   19081751               16775984         BAKERSFIELD                                    CA                      93311         PUD
     16775986                   19081777               16775986         MOODY                                          AL                      35004         PUD
     16775989                   19081801               16775989         SANGER                                         CA                      93657         Single Family
     16775990                   19081819               16775990         TANNER                                         AL                      35671         Single Family
     16775991                   19081827               16775991         MILPITAS                                       CA                      95035         Condominium
     16775992                   19081835               16775992         LAS VEGAS                                      NV                      89149         PUD
     16775993                   19081843               16775993         NORTH LAS VEGAS                                NV                      89031         PUD
     16775995                   19081868               16775995         PALMDALE                                       CA                      93552         Single Family
     16775996                   19081876               16775996         SAN JACINTO                                    CA                      92582         Single Family
     16775999                   19081900               16775999         LANCASTER                                      TX                      75146         PUD
     16776000                   19081918               16776000         STOCKTON                                       CA                      95209         Single Family
     16776001                   19081926               16776001         ALBUQUERQUE                                    NM                      87121         Single Family
     16776002                   19081934               16776002         ELK GROVE                                      CA                      95757         PUD
     16776003                   19081942               16776003         PALM BAY                                       FL                      32909         Single Family
     16776004                   19081959               16776004         LAKE ELSINORE                                  CA                      92532         Condominium
     16776005                   19081967               16776005         CORONA                                         AZ                      85641         PUD
     16776007                   19081983               16776007         QUEEN CREEK                                    AZ                      85242         PUD
     16776008                   19081991               16776008         BROOKLET                                       GA                      30415         PUD
     16776009                   19082007               16776009         DOUGLASVILLE                                   GA                      30134         PUD
     16776010                   19082015               16776010         THORNTON                                       CO                      80241         Condominium
     16776011                   19082023               16776011         AURORA                                         CO                      80016         PUD
     16776012                   19082031               16776012         ELK RIVER                                      MN                      55330         PUD
     16776013                   19082049               16776013         BLUFFTON                                       SC                      29909         PUD
     16776015                   19082064               16776015         TEMPE                                          AZ                      85281         Condominium
     16673949                   17699612               16673949         JACKSONVILLE                                   FL                      32210         Condominium
     16673956                   17699687               16673956         HUTTO                                          TX                      78634         PUD
     16673970                   17699828               16673970         WEST JORDAN                                    UT                      84088         Single Family
     16673803                   17698150               16673803         AURORA                                         CO                      80016         PUD
     16673828                   17698408               16673828         HEBER                                          CA                      92249         Single Family
     16673843                   17698556               16673843         RIVERVIEW                                      FL                      33569         PUD
     16673845                   17698572               16673845         GRAND PRAIRIE                                  TX                      75052         PUD
     16673847                   17698598               16673847         JACKSONVILLE                                   FL                      32246         Condominium
     16673853                   17698655               16673853         QUEEN CREEK                                    AZ                      85243         PUD
     16673854                   17698663               16673854         PHOENIX                                        AZ                      85037         PUD
     16673855                   17698671               16673855         FORT WORTH                                     TX                      76177         PUD
     16673856                   17698689               16673856         STOCKTON                                       CA                      95209         Single Family
     16673872                   17698846               16673872         LAS VEGAS                                      NV                      89178         PUD
     16673873                   17698853               16673873         MARICOPA                                       AZ                      85239         PUD
     16673888                   17699000               16673888         CUMMING                                        GA                      30040         PUD
     16673897                   17699091               16673897         CEDAR PARK                                     TX                      78613         PUD
     16673905                   17699174               16673905         FORT MILL                                      SC                      29715         PUD
     16673913                   17699257               16673913         QUEEN CREEK                                    AZ                      85242         PUD
     16673914                   17699265               16673914         SAN JACINTO                                    CA                      92582         Single Family
     16673918                   17699307               16673918         TROUTDALE                                      OR                      97060         PUD
     16673722                   17697343               16673722         ORLANDO                                        FL                      32824         PUD
     16673735                   17697475               16673735         LAS VEGAS                                      NV                      89131         PUD
     16673741                   17697533               16673741         NEW BRAUNFELS                                  TX                      78130         PUD
     16673761                   17697731               16673761         INDIO                                          CA                      92201         PUD
     16673763                   17697756               16673763         LAS VEGAS                                      NV                      89131         PUD
     16673776                   17697889               16673776         CASA GRANDE                                    AZ                      85222         PUD
     16673687                   17696998               16673687         PALMDALE                                       CA                      93552         Single Family
     16673719                   17697319               16673719         SUMMERVILLE                                    SC                      29485         PUD
     16673726                   17697384               16673726         CORONA                                         CA                      92880         Single Family
     16673749                   17697616               16673749         SAN JACINTO                                    CA                      92582         Single Family
     16673756                   17697681               16673756         SAN JACINTO                                    CA                      92582         PUD
     16673788                   17698002               16673788         MIAMI GARDENS                                  FL                      33169         Condominium
     16673802                   17698143               16673802         LAS VEGAS                                      NV                      89178         PUD
     16673809                   17698218               16673809         MC KINNEY                                      TX                      75070         PUD
     16673813                   17698259               16673813         UNION CITY                                     GA                      30291         PUD
     16673848                   17698606               16673848         VICTORVILLE                                    CA                      92392         Single Family
     16673863                   17698754               16673863         STOCKTON                                       CA                      95209         Single Family
     16673866                   17698788               16673866         LAS VEGAS                                      NV                      89131         PUD
     16673890                   17699026               16673890         MYRTLE BEACH                                   SC                      29588         PUD
     16673893                   17699059               16673893         CUMMING                                        GA                      30040         PUD
     16673908                   17699208               16673908         SAN JACINTO                                    CA                      92582         Single Family
     16673912                   17699240               16673912         MORENO VALLEY                                  CA                      92555         PUD
     16673936                   17699489               16673936         TUCSON                                         AZ                      85706         PUD
     16673950                   17699620               16673950         INDIO                                          CA                      92203         PUD
     16673707                   17697194               16673707         SAN JACINTO                                    CA                      92582         Single Family
     16673730                   17697426               16673730         UNION CITY                                     GA                      30291         PUD
     16673734                   17697467               16673734         LAREDO                                         TX                      78045         PUD
     16673740                   17697525               16673740         LAS CRUCES                                     NM                      88011         Single Family
     16673787                   17697996               16673787         CONVERSE                                       TX                      78109         PUD
     16673821                   17698333               16673821         LAS VEGAS                                      NV                      89183         PUD
     16673824                   17698366               16673824         PHOENIX                                        AZ                      85043         PUD
     16673860                   17698721               16673860         CANTON                                         GA                      30115         PUD
     16673869                   17698812               16673869         LOCUST GROVE                                   GA                      30248         PUD
     16673902                   17699141               16673902         CRESTVIEW                                      FL                      32536         PUD
     16673921                   17699331               16673921         KISSIMMEE                                      FL                      34744         PUD
     16673924                   17699364               16673924         PERRIS                                         CA                      92571         Single Family
     16673931                   17699430               16673931         MANOR                                          TX                      78653         PUD
     16673717                   17697293               16673717         SAN JACINTO                                    CA                      92582         Single Family
     16673736                   17697483               16673736         MORENO VALLEY                                  CA                      92555         PUD
     16673898                   17699109               16673898         PHOENIX                                        AZ                      85043         PUD
     16673937                   17699497               16673937         AURORA                                         CO                      80016         PUD
     16673969                   17699810               16673969         TUCSON                                         AZ                      85706         PUD
     16775985                   19081769               16775985         BIRMINGHAM                                     AL                      35211         PUD
     16775998                   19081892               16775998         RIO RANCHO                                     NM                      87144         PUD
     16819975                   19261247               16819975         OAKLEY                                         CA                      94561         Single Family
     16819996                   19261452               16819996         VICTORVILLE                                    CA                      92392         Single Family
     16673685                   17696972               16673685         MITCHELLVILLE                                  MD                      20721         PUD
     16673686                   17696980               16673686         CIBOLO                                         TX                      78108         PUD
     16673688                   17697004               16673688         PALMDALE                                       CA                      93550         Single Family
     16673690                   17697020               16673690         AUSTIN                                         TX                      78739         PUD
     16673691                   17697038               16673691         ALBUQUERQUE                                    NM                      87114         PUD
     16673693                   17697053               16673693         APOPKA                                         FL                      32712         Condominium
     16673694                   17697061               16673694         FORT WORTH                                     TX                      76134         PUD
     16673695                   17697079               16673695         MORENO VALLEY                                  CA                      92555         PUD
     16673696                   17697087               16673696         NEWBERG                                        OR                      97132         PUD
     16673697                   17697095               16673697         MORENO VALLEY                                  CA                      92555         PUD
     16673698                   17697103               16673698         CORONA                                         CA                      92880         Single Family
     16673699                   17697111               16673699         CIBOLO                                         TX                      78108         PUD
     16673700                   17697129               16673700         WEST PALM BEACH                                FL                      33413         PUD
     16673701                   17697137               16673701         CORNELIUS                                      NC                      28031         PUD
     16673702                   17697145               16673702         MIAMI GARDENS                                  FL                      33169         PUD
     16673704                   17697160               16673704         LAS VEGAS                                      NV                      89122         PUD
     16673705                   17697178               16673705         CORONA                                         CA                      92880         Single Family
     16673706                   17697186               16673706         ALBUQUERQUE                                    NM                      87114         PUD
     16673708                   17697202               16673708         ALBUQUERQUE                                    NM                      87114         PUD
     16673709                   17697210               16673709         WOODBRIDGE                                     VA                      22191         PUD
     16673711                   17697236               16673711         RIVERTON                                       UT                      84065         Condominium
     16673712                   17697244               16673712         CASA GRANDE                                    AZ                      85222         PUD
     16673714                   17697269               16673714         BESSEMER                                       AL                      35022         PUD
     16673715                   17697277               16673715         SAINT CLOUD                                    FL                      34769         PUD
     16673716                   17697285               16673716         PHOENIX                                        AZ                      85043         PUD
     16673718                   17697301               16673718         ROSEVILLE                                      CA                      95678         Single Family
     16673720                   17697327               16673720         MYRTLE BEACH                                   SC                      29579         PUD
     16673721                   17697335               16673721         WAIANAE                                        HI                      96792         Condominium
     16673724                   17697368               16673724         ROUND ROCK                                     TX                      78664         PUD
     16673725                   17697376               16673725         STOCKTON                                       CA                      95210         PUD
     16673727                   17697392               16673727         BRENTWOOD                                      CA                      94513         Single Family
     16673728                   17697400               16673728         UNION CITY                                     GA                      30291         PUD
     16673729                   17697418               16673729         BESSEMER                                       AL                      35022         PUD
     16673731                   17697434               16673731         MITCHELLVILLE                                  MD                      20721         PUD
     16673732                   17697442               16673732         PATTERSON                                      CA                      95363         PUD
     16673733                   17697459               16673733         CIBOLO                                         TX                      78108         PUD
     16673737                   17697491               16673737         MCKINNEY                                       TX                      75070         PUD
     16673738                   17697509               16673738         WOODBRIDGE                                     VA                      22191         PUD
     16673739                   17697517               16673739         SAN JACINTO                                    CA                      92582         Single Family
     16673742                   17697541               16673742         OLYMPIA                                        WA                      98502         PUD
     16673744                   17697566               16673744         NEW BRAUNFELS                                  TX                      78130         PUD
     16673746                   17697582               16673746         PERRIS                                         CA                      92571         Single Family
     16673747                   17697590               16673747         STOCKTON                                       CA                      95209         Single Family
     16673748                   17697608               16673748         COLORADO SPRINGS                               CO                      80915         Single Family
     16673750                   17697624               16673750         MARICOPA                                       AZ                      85239         PUD
     16673752                   17697640               16673752         BUDA                                           TX                      78610         PUD
     16673753                   17697657               16673753         SAN ANTONIO                                    TX                      78254         PUD
     16673755                   17697673               16673755         RALEIGH                                        NC                      27614         PUD
     16673757                   17697699               16673757         RICHMOND                                       CA                      94806         PUD
     16673758                   17697707               16673758         PATTERSON                                      CA                      95363         PUD
     16673760                   17697723               16673760         QUEEN CREEK                                    AZ                      85242         PUD
     16673762                   17697749               16673762         HAVRE DE GRACE                                 MD                      21078         PUD
     16673764                   17697764               16673764         RIO RANCHO                                     NM                      87144         PUD
     16673765                   17697772               16673765         FRISCO                                         TX                      75034         PUD
     16673767                   17697798               16673767         FT WORTH                                       TX                      76248         PUD
     16673769                   17697814               16673769         WILDOMAR                                       CA                      92595         PUD
     16673770                   17697822               16673770         NORTH LAS VEGAS                                NV                      89084         PUD
     16673771                   17697830               16673771         BRENTWOOD                                      CA                      94513         Single Family
     16673772                   17697848               16673772         SAN ANTONIO                                    TX                      78254         PUD
     16673773                   17697855               16673773         CONVERSE                                       TX                      78109         PUD
     16673774                   17697863               16673774         STOCKTON                                       CA                      95209         Single Family
     16673775                   17697871               16673775         SAN ANTONIO                                    TX                      78252         PUD
     16673777                   17697897               16673777         SUMMERVILLE                                    SC                      29485         PUD
     16673779                   17697913               16673779         ORLANDO                                        FL                      32824         PUD
     16673780                   17697921               16673780         FRISCO                                         TX                      75035         PUD
     16673781                   17697939               16673781         WOODBRIDGE                                     VA                      22191         PUD
     16673782                   17697947               16673782         LAS VEGAS                                      NV                      89178         PUD
     16673784                   17697962               16673784         DALLAS                                         TX                      75249         PUD
     16673785                   17697970               16673785         SUMMERVILLE                                    SC                      29485         PUD
     16673786                   17697988               16673786         BURLESON                                       TX                      76028         PUD
     16673789                   17698010               16673789         UNION CITY                                     GA                      30291         Single Family
     16673791                   17698036               16673791         LAS VEGAS                                      NV                      89131         PUD
     16673792                   17698044               16673792         BRENTWOOD                                      CA                      94513         Single Family
     16673793                   17698051               16673793         FT WORTH                                       TX                      76177         PUD
     16673794                   17698069               16673794         BRENTWOOD                                      CA                      94513         Single Family
     16673795                   17698077               16673795         FORT WORTH                                     TX                      76108         PUD
     16673796                   17698085               16673796         SPARKS                                         NV                      89436         PUD
     16673797                   17698093               16673797         LAS VEGAS                                      NV                      89131         PUD
     16673798                   17698101               16673798         RIVERTON                                       UT                      84065         Single Family
     16673799                   17698119               16673799         RIVIERA BEACH                                  FL                      33404         PUD
     16673800                   17698127               16673800         RIVIERA BEACH                                  FL                      33404         PUD
     16673801                   17698135               16673801         KNIGHTDALE                                     NC                      27545         PUD
     16673804                   17698168               16673804         WOODBRIDGE                                     VA                      22191         PUD
     16673805                   17698176               16673805         HEBER                                          CA                      92249         Single Family
     16673807                   17698192               16673807         WILDOMAR                                       CA                      92595         PUD
     16673808                   17698200               16673808         ALBUQUERQUE                                    NM                      87121         PUD
     16673810                   17698226               16673810         LANCASTER                                      CA                      93535         Single Family
     16673811                   17698234               16673811         DALLAS                                         TX                      75249         PUD
     16673812                   17698242               16673812         JACKSONVILLE                                   FL                      32257         Condominium
     16673814                   17698267               16673814         SUMMERVILLE                                    SC                      29485         PUD
     16673815                   17698275               16673815         LEANDER                                        TX                      78641         PUD
     16673816                   17698283               16673816         FRISCO                                         TX                      75035         PUD
     16673817                   17698291               16673817         LAS VEGAS                                      NV                      89122         PUD
     16673818                   17698309               16673818         LACEY                                          WA                      98513         PUD
     16673819                   17698317               16673819         ALBUQUERQUE                                    NM                      87121         PUD
     16673820                   17698325               16673820         LAS VEGAS                                      NV                      89131         PUD
     16673823                   17698358               16673823         RIO RANCHO                                     NM                      87144         PUD
     16673825                   17698374               16673825         STAFFORD                                       VA                      22554         PUD
     16673826                   17698382               16673826         MCKINNEY                                       TX                      75070         PUD
     16673827                   17698390               16673827         BUDA                                           TX                      78610         PUD
     16673829                   17698416               16673829         MYRTLE BEACH                                   SC                      29576         PUD
     16673830                   17698424               16673830         GRAND PRAIRIE                                  TX                      75052         PUD
     16673832                   17698440               16673832         ST. AUGUSTINE                                  FL                      32092         PUD
     16673833                   17698457               16673833         FRISCO                                         TX                      75034         PUD
     16673834                   17698465               16673834         FIFE                                           WA                      98424         PUD
     16673835                   17698473               16673835         CASA GRANDE                                    AZ                      85222         PUD
     16673836                   17698481               16673836         LINCOLN                                        CA                      95648         Condominium
     16673837                   17698499               16673837         RIVIERA BEACH                                  FL                      33404         PUD
     16673838                   17698507               16673838         ST. AUGUSTINE                                  FL                      32092         PUD
     16673839                   17698515               16673839         LAS VEGAS                                      NV                      89131         PUD
     16673840                   17698523               16673840         COVINGTON                                      GA                      30014         PUD
     16673841                   17698531               16673841         CANTON                                         GA                      30115         PUD
     16673842                   17698549               16673842         BUCKEYE                                        AZ                      85326         PUD
     16673846                   17698580               16673846         GAINESVILLE                                    VA                      20155         PUD
     16673850                   17698622               16673850         SAN ANTONIO                                    TX                      78245         PUD
     16673851                   17698630               16673851         RIO RANCHO                                     NM                      87144         PUD
     16673852                   17698648               16673852         NEWNAN                                         GA                      30263         PUD
     16673857                   17698697               16673857         CHARLOTTE                                      NC                      28278         PUD
     16673858                   17698705               16673858         SUMMERVILLE                                    SC                      29485         PUD
     16673859                   17698713               16673859         JACKSONVILLE                                   FL                      32218         PUD
     16673861                   17698739               16673861         MYRTLE BEACH                                   SC                      29579         Condominium
     16673862                   17698747               16673862         SAVANNAH                                       TX                      76227         PUD
     16673864                   17698762               16673864         SAN ANTONIO                                    TX                      78223         PUD
     16673865                   17698770               16673865         ARLINGTON                                      TX                      76002         PUD
     16673868                   17698804               16673868         GOODYEAR                                       AZ                      85338         PUD
     16673870                   17698820               16673870         MOUNT PLEASANT                                 SC                      29466         PUD
     16673871                   17698838               16673871         LAS VEGAS                                      NV                      89178         PUD
     16673874                   17698861               16673874         SAN JACINTO                                    CA                      92582         Single Family
     16673875                   17698879               16673875         BUCKEYE                                        AZ                      85326         PUD
     16673876                   17698887               16673876         FAIRBURN                                       GA                      30213         PUD
     16673877                   17698895               16673877         FLORENCE                                       AZ                      85232         PUD
     16673878                   17698903               16673878         FAIRBURN                                       GA                      30213         PUD
     16673879                   17698911               16673879         BESSEMER                                       AL                      35022         PUD
     16673880                   17698929               16673880         RIO RANCHO                                     NM                      87144         PUD
     16673881                   17698937               16673881         FAIRBURN                                       GA                      30213         PUD
     16673882                   17698945               16673882         COOLIDGE                                       AZ                      85228         PUD
     16673883                   17698952               16673883         MC KINNEY                                      TX                      75070         PUD
     16673884                   17698960               16673884         TUCSON                                         AZ                      85706         PUD
     16673885                   17698978               16673885         MORENO VALLEY                                  CA                      92555         Condominium
     16673886                   17698986               16673886         PALMDALE                                       CA                      93552         Single Family
     16673887                   17698994               16673887         WOODBRIDGE                                     VA                      22191         PUD
     16673889                   17699018               16673889         FORT WORTH                                     TX                      76248         PUD
     16673891                   17699034               16673891         ARVADA                                         CO                      80004         Condominium
     16673892                   17699042               16673892         GRAND PRAIRIE                                  TX                      75052         PUD
     16673894                   17699067               16673894         CROWLEY                                        TX                      76036         PUD
     16673895                   17699075               16673895         THORNTON                                       CO                      80233         PUD
     16673896                   17699083               16673896         FORT WORTH                                     TX                      76248         PUD
     16673899                   17699117               16673899         RIO RANCHO                                     NM                      87144         PUD
     16673900                   17699125               16673900         LAS VEGAS                                      NV                      89131         PUD
     16673901                   17699133               16673901         BLUFFTON                                       SC                      29909         PUD
     16673903                   17699158               16673903         FORT WORTH                                     TX                      76248         PUD
     16673904                   17699166               16673904         LAKE ELSINORE                                  CA                      92530         Condominium
     16673906                   17699182               16673906         MARICOPA                                       AZ                      85239         PUD
     16673907                   17699190               16673907         EDGECLIFF VILLAGE                              TX                      76134         PUD
     16673909                   17699216               16673909         LAS VEGAS                                      NV                      89178         PUD
     16673910                   17699224               16673910         GRAND PRAIRIE                                  TX                      75052         PUD
     16673911                   17699232               16673911         CHINO                                          CA                      91710         PUD
     16673915                   17699273               16673915         ALBUQUERQUE                                    NM                      87121         Single Family
     16673916                   17699281               16673916         KYLE                                           TX                      78640         PUD
     16673917                   17699299               16673917         CASA GRANDE                                    AZ                      85222         PUD
     16673919                   17699315               16673919         FLORENCE                                       AZ                      85232         PUD
     16673920                   17699323               16673920         HENDERSON                                      NV                      89015         PUD
     16673922                   17699349               16673922         CONVERSE                                       TX                      78109         PUD
     16673923                   17699356               16673923         JACKSONVILLE                                   FL                      32224         Condominium
     16673925                   17699372               16673925         OCALA                                          FL                      34473         Single Family
     16673926                   17699380               16673926         ORLANDO                                        FL                      32827         Condominium
     16673927                   17699398               16673927         LAKE ELSINORE                                  CA                      92532         Condominium
     16673929                   17699414               16673929         FRISCO                                         TX                      75035         PUD
     16673930                   17699422               16673930         AURORA                                         CO                      80016         PUD
     16673932                   17699448               16673932         OCALA                                          FL                      34473         Single Family
     16673933                   17699455               16673933         DENHAM SPRINGS                                 LA                      70706         Single Family
     16673935                   17699471               16673935         AURORA                                         CO                      80013         Condominium
     16673938                   17699505               16673938         LAS VEGAS                                      NV                      89178         PUD
     16673940                   17699521               16673940         LAS VEGAS                                      NV                      89149         PUD
     16673941                   17699539               16673941         RIVERTON                                       UT                      84065         Single Family
     16673944                   17699562               16673944         CASTLE ROCK                                    CO                      80104         PUD
     16673945                   17699570               16673945         PATTERSON                                      CA                      95363         PUD
     16673946                   17699588               16673946         PHOENIX                                        AZ                      85043         PUD
     16673947                   17699596               16673947         LAS VEGAS                                      NV                      89183         PUD
     16673948                   17699604               16673948         FRISCO                                         TX                      75034         PUD
     16673951                   17699638               16673951         FORT WORTH                                     TX                      76131         PUD
     16673952                   17699646               16673952         SAN ANTONIO                                    TX                      78252         PUD
     16673953                   17699653               16673953         CASTLE ROCK                                    CO                      80108         PUD
     16673954                   17699661               16673954         INDIO                                          CA                      92203         PUD
     16673958                   17699703               16673958         WOODBRIDGE                                     VA                      22191         PUD
     16673959                   17699711               16673959         AURORA                                         CO                      80013         PUD
     16673960                   17699729               16673960         ERIE                                           CO                      80516         PUD
     16673963                   17699752               16673963         POOLER                                         GA                      31322         PUD
     16673964                   17699760               16673964         DENHAM SPRINGS                                 LA                      70706         Single Family
     16673965                   17699778               16673965         MC KINNEY                                      TX                      75070         PUD
     16673966                   17699786               16673966         SAVANNAH                                       TX                      76227         PUD
     16673968                   17699802               16673968         POOLER                                         GA                      31322         PUD
     16673971                   17699836               16673971         LAKE HELEN                                     FL                      32744         PUD
     16673973                   17699851               16673973         LAKEVILLE                                      MN                      55044         Single Family
     16673974                   17699869               16673974         FT WORTH                                       TX                      76177         PUD
     16673975                   17699877               16673975         HUTTO                                          TX                      78634         PUD
     15554747                   12124004               15554747         KENNER                                         LA                      70065         Single Family
     15588585                   11951654               15588585         JACKSON                                        MS                      39204         Single Family
     15588586                   11951662               15588586         JACKSON                                        MS                      39206         Single Family
     15530741                   11814589               15530741         BATON ROUGE                                    LA                      70810         Single Family
     15530744                   11814613               15530744         BATON ROUGE                                    LA                      70810         PUD
     16824829                   19279223               16824829         WESTBURY                                       NY                      11590         Single Family
     16824833                   19279264               16824833         BROOKLYN                                       NY                      11212         2-4 Family
     16824824                   19279173               16824824         BRONX                                          NY                      10466         2-4 Family
     16824825                   19279181               16824825         ELMONT                                         NY                      11003         Single Family
     16824826                   19279199               16824826         WEST BABYLON                                   NY                      11704         Single Family
     16824827                   19279207               16824827         SHIRLEY                                        NY                      11967         Single Family
     16824828                   19279215               16824828         WYANDANCH                                      NY                      11798         Single Family
     16824830                   19279231               16824830         LONG BEACH                                     NY                      11561         2-4 Family
     16824832                   19279256               16824832         BAY SHORE                                      NY                      11706         Single Family
     16824834                   19279272               16824834         BRONX                                          NY                      10456         2-4 Family
     16824835                   19279280               16824835         BRONX                                          NY                      10456         2-4 Family
     16824836                   19279298               16824836         BROOKLYN                                       NY                      11207         2-4 Family
     16824837                   19279306               16824837         BROOKLYN                                       NY                      11233         2-4 Family
     16824838                   19279314               16824838         BROOKLYN                                       NY                      11203         Single Family
     15807568                   14154595               15807568         ST PAUL PARK                                   MN                      55071         Single Family
     16802051                   19209931               16802051         DOWNEY                                         CA                      90241         Single Family
     16802070                   19210129               16802070         COLUMBIA                                       MD                      21044         PUD
     16802032                   19209741               16802032         WOODBRIDGE                                     VA                      22193         Single Family
     16802063                   19210053               16802063         SPRING HILL                                    FL                      34609         Single Family
     16802074                   19210160               16802074         ANAHEIM                                        CA                      92807         Single Family
     16802082                   19210244               16802082         FALLS CHURCH                                   VA                      22044         Hi-Rise Condo
     16802092                   19210343               16802092         CONYERS                                        GA                      30012         Single Family
     16802095                   19210376               16802095         BELL                                           CA                      90201         Single Family
     16802103                   19210459               16802103         INGLEWOOD                                      CA                      90305         Single Family
     16802105                   19210475               16802105         LOS ANGELES                                    CA                      90002         2-4 Family
     16802109                   19210517               16802109         LOS ANGELES                                    CA                      90018         2-4 Family
     16802040                   19209824               16802040         LAS VEGAS                                      NV                      89147         Single Family
     16802047                   19209899               16802047         SPRING VALLEY                                  CA                      91977         Single Family
     16802048                   19209907               16802048         DOWNEY                                         CA                      90241         Single Family
     16802056                   19209980               16802056         SAN DIEGO                                      CA                      92114         Single Family
     16802060                   19210020               16802060         HESPERIA                                       CA                      92345         Single Family
     16802075                   19210178               16802075         (RESEDA AREA),                                 CA                      91335         Condominium
     16802073                   19210152               16802073         AZUSA                                          CA                      91702         Single Family
     16802076                   19210186               16802076         LOS ANGELES                                    CA                      90047         2-4 Family
     16802077                   19210194               16802077         HEMET                                          CA                      92545         Single Family
     16802078                   19210202               16802078         OXNARD                                         CA                      93035         PUD
     16802079                   19210210               16802079         DENVER                                         CO                      80013         Single Family
     16802080                   19210228               16802080         LAS VEGAS                                      NV                      89108         Condominium
     16802081                   19210236               16802081         HUNTINGTON PARK                                CA                      90255         Single Family
     16802083                   19210251               16802083         SAN JACINTO                                    CA                      92583         Single Family
     16802085                   19210277               16802085         BRIDGEPORT                                     CT                       6606         2-4 Family
     16802087                   19210293               16802087         LAS VEGAS                                      NV                      89122         PUD
     16802088                   19210301               16802088         MORENO VALLEY                                  CA                      92555         Single Family
     16802089                   19210319               16802089         CHARLOTTE                                      NC                      28215         Single Family
     16802090                   19210327               16802090         CHULA VISTA                                    CA                      91911         2-4 Family
     16802091                   19210335               16802091         CARSON                                         CA                      90746         Single Family
     16802093                   19210350               16802093         MODESTO                                        CA                      95355         Single Family
     16802094                   19210368               16802094         PARAMOUNT                                      CA                      90723         Condominium
     16802096                   19210384               16802096         SIMI VALLEY                                    CA                      93063         Single Family
     16802097                   19210392               16802097         LEMON GROVE                                    CA                      91945         Single Family
     16802098                   19210400               16802098         GLENDORA                                       CA                      91741         Single Family
     16802099                   19210418               16802099         LAWNDALE                                       CA                      90260         2-4 Family
     16802100                   19210426               16802100         SAINT LOUIS                                    MO                      63104         Single Family
     16802101                   19210434               16802101         HUNTINGTON PARK                                CA                      90255         Single Family
     16802104                   19210467               16802104         COVINA AREA                                    CA                      91722         Single Family
     16802106                   19210483               16802106         ESCONDIDO                                      CA                      92026         Single Family
     16802107                   19210491               16802107         ONTARIO                                        CA                      91764         Condominium
     16802108                   19210509               16802108         PLACENTIA                                      CA                      92870         Single Family
     16802110                   19210525               16802110         ELK GROVE                                      CA                      95757         Single Family
     16802111                   19210533               16802111         MIAMI                                          FL                      33193         Condominium
     16802112                   19210541               16802112         SAN JUAN CAPIST                                CA                      92675         Condominium
     16802033                   19209758               16802033         DEL ARIE AREA                                  CA                      90405         Single Family
     16802034                   19209766               16802034         LAKEWOOD                                       CA                      90715         Single Family
     16802036                   19209782               16802036         WASHINGTON                                     DC                      20011         Single Family
     16802037                   19209790               16802037         PITTSBURG                                      CA                      94565         Single Family
     16802038                   19209808               16802038         MIAMI                                          FL                      33193         Single Family
     16802039                   19209816               16802039         RICHMOND                                       CA                      94804         Single Family
     16802042                   19209840               16802042         HOLLISTER                                      CA                      95023         Single Family
     16802043                   19209857               16802043         INGLEWOOD                                      CA                      90302         Condominium
     16802044                   19209865               16802044         HOMESTEAD                                      FL                      33033         PUD
     16802045                   19209873               16802045         LA MESA                                        CA                      91941         Single Family
     16802046                   19209881               16802046         EL CAJON                                       CA                      92019         Single Family
     16802049                   19209915               16802049         MIAMI                                          FL                      33173         PUD
     16802050                   19209923               16802050         SAN DIEGO                                      CA                      92114         Single Family
     16802052                   19209949               16802052         (CHATSWORTH ARE                                CA                      91311         Condominium
     16802053                   19209956               16802053         HESPERIA                                       CA                      92345         Single Family
     16802054                   19209964               16802054         SAN PABLO                                      CA                      94806         Single Family
     16802057                   19209998               16802057         LAS VEGAS                                      NV                      89118         Single Family
     16802058                   19210004               16802058         SAN DIEGO                                      CA                      92129         PUD
     16802059                   19210012               16802059         RIVERSIDE AREA                                 CA                      92509         PUD
     16802061                   19210038               16802061         GARDENA                                        CA                      90247         Single Family
     16802062                   19210046               16802062         GARDENA                                        CA                      90247         Single Family
     16802066                   19210087               16802066         LOS ANGELES                                    CA                      90018         Single Family
     16802068                   19210103               16802068         DOWNEY                                         CA                      90240         Single Family
     16802069                   19210111               16802069         FRESNO                                         CA                      93705         Single Family
     16802072                   19210145               16802072         SOUTH SAN FRANC                                CA                      94080         Single Family
     16794179                   19058346               16794179         NORTH LAS VEGAS                                NV                      89084         PUD
     16794203                   19058585               16794203         ALBUQUERQUE                                    NM                      87108         2-4 Family
     16794220                   19058759               16794220         SEVIERVILLE                                    TN                      37876         Single Family
     16794233                   19058882               16794233         SEVIERVILLE                                    TN                      37876         PUD
     16794238                   19058932               16794238         GRAND JUNCTION                                 CO                      81503         Single Family
     16794348                   19060037               16794348         PARRISH                                        FL                      34219         PUD
     16794352                   19060078               16794352         DELRAY BEACH                                   FL                      33445         Condominium
     16794355                   19060102               16794355         ORLANDO                                        FL                      32836         PUD
     16794361                   19060169               16794361         MIAMI BEACH                                    FL                      33139         Hi-Rise Condo
     16794364                   19060193               16794364         BRANDON                                        FL                      33511         PUD
     16794384                   19060391               16794384         HIALEAH                                        FL                      33012         Condominium
     16794403                   19060581               16794403         LATHROP                                        CA                      95330         Single Family
     16794503                   19061589               16794503         FARMINGTON HILL                                MI                      48335         Condominium
     16794571                   19062264               16794571         STOCKBRIDGE                                    GA                      30281         PUD
     16794585                   19062405               16794585         COLLEGE PARK                                   GA                      30349         PUD
     16794586                   19062413               16794586         UNION CITY                                     GA                      30291         PUD
     16794587                   19062421               16794587         ACWORTH                                        GA                      30101         Single Family
     16794590                   19062454               16794590         NASHVILLE                                      TN                      37207         2-4 Family
     16794591                   19062462               16794591         NASHVILLE                                      TN                      37207         2-4 Family
     16794592                   19062470               16794592         NASHVILLE                                      TN                      37207         2-4 Family
     16794598                   19062538               16794598         FAIRBURN                                       GA                      30213         PUD
     16794599                   19062546               16794599         FAIRBURN                                       GA                      30213         PUD
     16794608                   19062637               16794608         SEVIERVILLE                                    TN                      37876         Single Family
     16794621                   19062769               16794621         TEMPLE HILLS                                   MD                      20748         Condominium
     16794645                   19063007               16794645         SPRINGFIELD                                    VA                      22152         Single Family
     16794686                   19063411               16794686         DECATUR                                        GA                      30032         Single Family
     16794694                   19063494               16794694         SEVIERVILLE                                    TN                      37876         Single Family
     16794729                   19063841               16794729         SEVIERVILLE                                    TN                      37876         Single Family
     16794751                   19064062               16794751         PEABODY                                        MA                       1960         Single Family
     16794788                   19064435               16794788         MOUNTLAKE TERRA                                WA                      98043         Single Family
     16794791                   19064468               16794791         UNION CITY                                     GA                      30291         PUD
     16794829                   19064849               16794829         BELLEAIR BEACH                                 FL                      33786         Single Family
     16794862                   19065176               16794862         GRAND RAPIDS                                   MI                      49504         2-4 Family
     16795166                   19068212               16795166         FALLS CHURCH                                   VA                      22043         Hi-Rise Condo
     16795189                   19068444               16795189         MERIDEN                                        CT                       6450         Condominium
     16795194                   19068493               16795194         DESOTO                                         TX                      75115         Single Family
     16795238                   19068931               16795238         BLAINE                                         WA                      98230         Single Family
     16795279                   19069343               16795279         NEW HAVEN                                      CT                       6511         2-4 Family
     16795347                   19070028               16795347         HYATTSVILLE                                    MD                      20782         Condominium
     16795394                   19070499               16795394         ASHLAND                                        VA                      23005         Single Family
     16795502                   19071570               16795502         FT. MYERS                                      FL                      33919         Condominium
     16795543                   19071984               16795543         TAYLORS                                        SC                      29687         Single Family
     16795559                   19072149               16795559         JACKSONVILLE                                   FL                      32211         Single Family
     16795581                   19072362               16795581         NORTH PORT                                     FL                      34288         Single Family
     16795593                   19072487               16795593         BAINBRIDGE                                     GA                      39819         Single Family
     16795608                   19072636               16795608         KNOXVILLE                                      TN                      37912         Single Family
     16795630                   19072859               16795630         POULSBO                                        WA                      98370         Condominium
     16795645                   19073006               16795645         BONITA SPRINGS                                 FL                      34135         Single Family
     16795649                   19073048               16795649         ELLENWOOD                                      GA                      30294         PUD
     16795661                   19073162               16795661         COCONUT CREEK                                  FL                      33073         Condominium
     16795666                   19073212               16795666         HIRAM                                          GA                      30141         Single Family
     16795689                   19073444               16795689         ATHENS                                         GA                      30605         Condominium
     16795782                   19074376               16795782         RIVERDALE                                      GA                      30296         Single Family
     16795808                   19074632               16795808         ST AUGUSTINE                                   FL                      32092         PUD
     16795811                   19074665               16795811         LAKE WORTH                                     FL                          0         Single Family
     16795837                   19074921               16795837         COLLEGE PARK                                   GA                      30349         PUD
     16795916                   19075712               16795916         DOUGLASVILLE                                   GA                      30134         PUD
     16795937                   19075928               16795937         LITHONIA                                       GA                      30058         Single Family
     16795941                   19075969               16795941         LITHONIA                                       GA                      30038         PUD
     16795991                   19076462               16795991         MARIETTA                                       GA                      30060         2-4 Family
     16795998                   19076538               16795998         SPRINGFIELD                                    GA                      31329         Single Family
     16796005                   19076603               16796005         MARIETTA                                       GA                      30067         Single Family
     16796039                   19076942               16796039         LITHONIA                                       GA                      30038         Single Family
     16796073                   19077288               16796073         COVINGTON                                      GA                      30014         2-4 Family
     16796104                   19077593               16796104         ATLANTA                                        GA                      30310         2-4 Family
     16796194                   19078492               16796194         ELLENWOOD                                      GA                      30294         Single Family
     16796229                   19078849               16796229         NORTH PORT                                     FL                      34288         Single Family
     16796240                   19078955               16796240         LITHONIA                                       GA                      30058         Single Family
     16796274                   19079292               16796274         MADISON                                        TN                      37115         2-4 Family
     16796343                   19079987               16796343         ALPHARETTA                                     GA                      30004         Single Family
     16796353                   19080084               16796353         WAKE FOREST                                    NC                      27587         PUD
     16796368                   19080233               16796368         SNELLVILLE                                     GA                      30039         Single Family
     16796389                   19080449               16796389         FAIRBURN                                       GA                      30213         Single Family
     16796402                   19080571               16796402         PALM COAST                                     FL                      32137         Hi-Rise Condo
     16793935                   19055904               16793935         OAKLAND                                        CA                      94602         Single Family
     16794017                   19056720               16794017         CHANDLER                                       AZ                      85249         Single Family
     16794054                   19057090               16794054         CLEARWATER                                     FL                      33755         Single Family
     16794063                   19057181               16794063         LONGWOOD                                       FL                      32779         Single Family
     16794070                   19057256               16794070         SARASOTA                                       FL                      34239         Single Family
     16795290                   19069459               16795290         ELKTON                                         MD                      21921         PUD
     16795359                   19070143               16795359         MYRTLE BEACH                                   SC                      29572         Hi-Rise Condo
     16795366                   19070218               16795366         MYRTLE BEACH                                   SC                      29577         Condominium
     16795409                   19070648               16795409         EL DORADO HILLS                                CA                      95762         Single Family
     16795415                   19070705               16795415         FREDERICK                                      MD                      21703         Single Family
     16795418                   19070739               16795418         GAINESVILLE                                    GA                      30507         Single Family
     16795496                   19071513               16795496         CLARKDALE                                      GA                      30122         2-4 Family
     16795500                   19071554               16795500         BRADENTON                                      FL                      34207         Condominium
     16795533                   19071885               16795533         LONGS                                          SC                      29568         Single Family
     16795612                   19072677               16795612         MIDDLEBURG                                     FL                      32068         PUD
     16795660                   19073154               16795660         COCONUT CREEK                                  FL                      33073         Condominium
     16795677                   19073329               16795677         DOUGLASVILLE                                   GA                      30135         Single Family
     16795701                   19073568               16795701         AUGUSTA                                        GA                      30906         Single Family
     16795714                   19073691               16795714         MARIETTA                                       GA                      30008         2-4 Family
     16795747                   19074020               16795747         STOCKBRIDGE                                    GA                      30236         Single Family
     16795759                   19074145               16795759         LARGO                                          FL                      33773         PUD
     16795814                   19074699               16795814         JONESBORO                                      GA                      30236         Single Family
     16795899                   19075548               16795899         RIVERDALE                                      GA                      30296         Single Family
     16795913                   19075688               16795913         CHARLOTTE                                      NC                      28214         PUD
     16795933                   19075886               16795933         CONYERS                                        GA                      30013         Single Family
     16795942                   19075977               16795942         ATLANTA                                        GA                      30316         Single Family
     16795989                   19076447               16795989         CUMMING                                        GA                      30040         Single Family
     16796075                   19077304               16796075         MABLETON                                       GA                      30126         Condominium
     16796083                   19077387               16796083         LILBURN                                        GA                      30047         Single Family
     16796192                   19078476               16796192         ATLANTA                                        GA                      30363         Hi-Rise Condo
     16796315                   19079706               16796315         LOGANVILLE                                     GA                      30052         PUD
     16796357                   19080126               16796357         HAMPTON                                        GA                      30228         Single Family
     16793903                   19055581               16793903         OCEAN CITY                                     MD                      21842         Single Family
     16793964                   19056191               16793964         JONESBORO                                      GA                      30236         PUD
     16794056                   19057116               16794056         BRADENTON                                      FL                      34208         Single Family
     16794058                   19057132               16794058         PORT CHARLOTTE                                 FL                      33948         Single Family
     16794065                   19057207               16794065         SUNRISE                                        FL                      33351         PUD
     16794106                   19057611               16794106         EVERETT                                        WA                      98205         Single Family
     16794216                   19058718               16794216         AUSTIN                                         TX                      78744         2-4 Family
     16794222                   19058775               16794222         KNOXVILLE                                      TN                      37914         Single Family
     16794249                   19059047               16794249         TUSCALOOSA                                     AL                      35405         Single Family
     16794356                   19060110               16794356         TAMPA                                          FL                      33624         PUD
     16794484                   19061399               16794484         DOUGLASVILLE                                   GA                      30134         Single Family
     16794524                   19061795               16794524         NAMPA                                          ID                      83687         PUD
     16794606                   19062611               16794606         KNOXVILLE                                      TN                      37917         Single Family
     16794695                   19063502               16794695         HIRAM                                          GA                      30141         Single Family
     16794697                   19063528               16794697         POWDER SPRINGS                                 GA                      30127         Single Family
     16794709                   19063643               16794709         KNOXVILLE                                      TN                      37915         Single Family
     16794734                   19063890               16794734         KNOXVILLE                                      TN                      37914         Single Family
     16794747                   19064021               16794747         LONE TREE                                      CO                      80124         Condominium
     16794915                   19065705               16794915         WHITEVILLE                                     NC                      28472         Single Family
     16795073                   19067289               16795073         DALLAS                                         GA                      30157         Single Family
     16795186                   19068410               16795186         MYRTLE BEACH                                   SC                      29579         Condominium
     16795204                   19068592               16795204         STERLING                                       VA                      20165         Condominium
     16795225                   19068808               16795225         BOWIE                                          MD                      20720         Single Family
     16795230                   19068857               16795230         DISTRICT HEIGHT                                MD                      20772         Condominium
     16795268                   19069236               16795268         BUFFALO                                        NY                      14214         2-4 Family
     16795272                   19069277               16795272         HOUSTON                                        TX                      77086         Single Family
     16795273                   19069285               16795273         HOUSTON                                        TX                      77044         Single Family
     16795282                   19069376               16795282         BALTIMORE                                      MD                      21224         Single Family
     16795283                   19069384               16795283         BALTIMORE                                      MD                      21206         Single Family
     16794079                   19057348               16794079         ORLANDO                                        FL                      32832         PUD
     16794083                   19057389               16794083         PORT CHARLOTTE                                 FL                      33952         Single Family
     16794092                   19057470               16794092         MEDFORD                                        OR                      97501         Single Family
     16794113                   19057686               16794113         LYNNWOOD                                       WA                      98037         Condominium
     16794148                   19058031               16794148         RIVERDALE                                      GA                      30296         Single Family
     16794202                   19058577               16794202         TUCSON                                         AZ                      85711         Single Family
     16794218                   19058734               16794218         TRENTON                                        MI                      48183         Single Family
     16794270                   19059252               16794270         GRIFFIN                                        GA                      30224         Single Family
     16794297                   19059526               16794297         MILWAUKEE                                      WI                      53216         2-4 Family
     16794310                   19059658               16794310         MINNEAPOLIS                                    MN                      55412         Single Family
     16794312                   19059674               16794312         MINNEAPOLIS                                    MN                      55412         Single Family
     16794313                   19059682               16794313         MINNEAPOLIS                                    MN                      55412         Single Family
     16794330                   19059856               16794330         MANSFIELD                                      OH                      44903         Single Family
     16794331                   19059864               16794331         MANSFIELD                                      OH                      44906         Single Family
     16794349                   19060045               16794349         NORTH PORT                                     FL                      34286         Single Family
     16794357                   19060128               16794357         WEST PALM BEACH                                FL                      33405         Single Family
     16794365                   19060201               16794365         MIAMI                                          FL                      32137         Condominium
     16794366                   19060219               16794366         MIAMI                                          FL                      33137         Condominium
     16794411                   19060664               16794411         LOS ANGELES                                    CA                      90037         Single Family
     16794482                   19061373               16794482         RIVERDALE                                      GA                      30296         Single Family
     16794542                   19061977               16794542         AURORA                                         CO                      80016         PUD
     16794604                   19062595               16794604         RICHMOND                                       VA                      23234         Single Family
     16794646                   19063015               16794646         FULLERTON                                      CA                      92831         Condominium
     16794656                   19063114               16794656         ELK RIVER                                      MN                      55330         Single Family
     16794689                   19063445               16794689         GLEN ALLEN                                     VA                      23060         Single Family
     16794700                   19063551               16794700         HIGHLAND SPRING                                VA                      23075         Single Family
     16794718                   19063734               16794718         ATLANTA                                        GA                      30342         Hi-Rise Condo
     16795026                   19066810               16795026         SANFORD                                        FL                      32771         Single Family
     16795183                   19068386               16795183         CIRCLE PINES                                   MN                      55104         PUD
     16795261                   19069160               16795261         FAIRFAX                                        VA                      22033         Condominium
     16795313                   19069681               16795313         AUBURN                                         GA                      30011         Single Family
     16795321                   19069764               16795321         BANNER ELK                                     NC                      28604         Condominium
     16795328                   19069830               16795328         JACKSONVILLE                                   FL                      32208         Single Family
     16795462                   19071174               16795462         WEST PALM BEACH                                FL                      33411         Condominium
     16795480                   19071356               16795480         EDISON                                         GA                      39846         Single Family
     16795521                   19071760               16795521         GUYTON                                         GA                      31312         Single Family
     16795623                   19072784               16795623         BLUFFTON                                       SC                      29910         Condominium
     16795670                   19073253               16795670         CRESTVIEW                                      FL                      32536         PUD
     16795702                   19073576               16795702         CHARLOTTE                                      NC                      28205         Single Family
     16795790                   19074459               16795790         COLLEGE PARK                                   GA                      30349         Single Family
     16795878                   19075332               16795878         LAWRENCEVILLE                                  GA                      30043         Single Family
     16795927                   19075829               16795927         DAYTON                                         OH                      45417         2-4 Family
     16795980                   19076355               16795980         HOSCHTON                                       GA                      30548         PUD
     16795999                   19076546               16795999         COLUMBUS                                       GA                      31906         Single Family
     16796044                   19076991               16796044         ELLENWOOD                                      GA                      30294         PUD
     16796074                   19077296               16796074         COLUMBUS                                       GA                      31904         Single Family
     16796077                   19077320               16796077         ELLENWOOD                                      GA                      30294         Single Family
     16796149                   19078047               16796149         NORTH MIAMI BEA                                FL                      33162         Condominium
     16796166                   19078211               16796166         COLLEGE PARK                                   GA                      30349         Single Family
     16796200                   19078559               16796200         BRADENTON                                      FL                      34203         PUD
     16796205                   19078609               16796205         SILER CITY                                     NC                      27344         Single Family
     16796215                   19078708               16796215         ATLANTA                                        GA                      30310         Single Family
     16796230                   19078856               16796230         NORTH PORT                                     FL                      34288         Single Family
     16796334                   19079896               16796334         KNOXVILLE                                      TN                      37931         Single Family
     16793936                   19055912               16793936         MIDDLETOWN                                     NY                      10940         Single Family
     16794030                   19056852               16794030         MINNEAPOLIS                                    MN                      55412         Single Family
     16794036                   19056910               16794036         BAILEY                                         CO                      80421         Single Family
     16794037                   19056928               16794037         GOOCHLAND                                      VA                      23063         Single Family
     16794040                   19056951               16794040         PARRISH                                        FL                      34219         PUD
     16796272                   19079276               16796272         ELLENWOOD                                      GA                      30294         Single Family
     16796276                   19079318               16796276         COLLEGE PARK                                   GA                      30349         Single Family
     16796279                   19079342               16796279         WOODSTOCK                                      GA                      30188         Single Family
     16796291                   19079466               16796291         THOMASVILLE                                    GA                      31792         Single Family
     16796296                   19079516               16796296         FORT MILL                                      SC                      29175         Single Family
     16796298                   19079532               16796298         ORLANDO                                        FL                      32821         PUD
     16796299                   19079540               16796299         HAMPTON                                        GA                      30228         PUD
     16796302                   19079573               16796302         MEMPHIS                                        TN                      38128         Single Family
     16796304                   19079599               16796304         CUMMING                                        GA                      30041         Single Family
     16796307                   19079623               16796307         ARCHDALE                                       NC                      27263         PUD
     16796310                   19079656               16796310         CONLEY                                         GA                      30288         Single Family
     16796311                   19079664               16796311         DECATUR                                        GA                      30034         Condominium
     16796312                   19079672               16796312         DECATUR                                        GA                      30034         Condominium
     16796313                   19079680               16796313         DECATUR                                        GA                      30034         Condominium
     16796314                   19079698               16796314         DECATUR                                        GA                      30034         Condominium
     16796316                   19079714               16796316         DECATUR                                        GA                      30034         Condominium
     16796317                   19079722               16796317         DECATUR                                        GA                      30034         Condominium
     16796318                   19079730               16796318         DECATUR                                        GA                      30034         Condominium
     16796319                   19079748               16796319         DOUGLASVILLE                                   GA                      30135         PUD
     16796322                   19079771               16796322         DECATUR                                        GA                      30034         Condominium
     16796331                   19079862               16796331         WOODSTOCK                                      GA                      30188         Single Family
     16796332                   19079870               16796332         JOELTON                                        TN                      37080         Single Family
     16796333                   19079888               16796333         LAGRANGE                                       GA                      30240         Single Family
     16796336                   19079912               16796336         PENSACOLA                                      FL                      32507         Single Family
     16796340                   19079953               16796340         TUCKER                                         GA                      30084         PUD
     16796341                   19079961               16796341         LOGANVILLE                                     GA                      30052         Single Family
     16796344                   19079995               16796344         CHARLOTTE                                      NC                      28262         PUD
     16796351                   19080068               16796351         MIAMI GARDENS                                  FL                      33056         Condominium
     16796352                   19080076               16796352         MARIETTA                                       GA                      30064         PUD
     16796354                   19080092               16796354         DURHAM                                         NC                      27704         Single Family
     16796355                   19080100               16796355         HARRISON                                       TN                      37341         Single Family
     16796369                   19080241               16796369         ALPHARETTA                                     GA                      30005         Single Family
     16796373                   19080282               16796373         PINECREST                                      FL                      33156         Single Family
     16796374                   19080290               16796374         SAVANNAH                                       GA                      31405         Single Family
     16796379                   19080340               16796379         ORLANDO                                        FL                      32832         Single Family
     16796382                   19080373               16796382         JACKSONVILLE                                   FL                      32219         PUD
     16796384                   19080399               16796384         DECATUR                                        GA                      30032         Single Family
     16796385                   19080407               16796385         LAWRENCEVILLE                                  GA                      30044         PUD
     16796390                   19080456               16796390         ATLANTA                                        GA                      30331         Single Family
     16796395                   19080506               16796395         ORLANDO                                        FL                      32814         Single Family
     16796397                   19080522               16796397         NORTH CHARLESTO                                SC                      29405         Single Family
     16796400                   19080555               16796400         MCKENZIE                                       TN                      38201         Single Family
     16796403                   19080589               16796403         ELLENWOOD                                      GA                      30294         Single Family
     16796404                   19080597               16796404         JONESBORO                                      GA                      30236         Single Family
     16796408                   19080639               16796408         PARRISH                                        FL                      34219         Single Family
     16796409                   19080647               16796409         PALMETTO                                       FL                      34221         Single Family
     16796411                   19080662               16796411         LAGRANGE                                       GA                      30240         PUD
     16796413                   19080688               16796413         CHAPEL HILL                                    NC                      27516         Single Family
     16796420                   19080753               16796420         HAMPTON                                        GA                      30228         Single Family
     16796421                   19080761               16796421         HAMPTON                                        GA                      30228         Single Family
     16796422                   19080779               16796422         DECATUR                                        GA                      30034         PUD
     16796427                   19080829               16796427         LITHONIA                                       GA                      30038         Condominium
     16796428                   19080837               16796428         LITHONIA                                       GA                      30038         Condominium
     16796430                   19080852               16796430         CLERMONT                                       FL                      34714         PUD
     16796434                   19080894               16796434         BLACK MOUNTAIN                                 NC                      28711         Single Family
     16795880                   19075357               16795880         SPRING HILL                                    FL                      34608         Single Family
     16795887                   19075423               16795887         CHARLOTTE                                      NC                      28277         PUD
     16795888                   19075431               16795888         CHARLOLTTE                                     NC                      28277         Condominium
     16795890                   19075456               16795890         PLANTATION                                     FL                      33329         Condominium
     16795892                   19075472               16795892         DANIA                                          FL                      33004         Single Family
     16795894                   19075498               16795894         COLLEGE PARK                                   GA                      30349         PUD
     16795895                   19075506               16795895         UNION CITY                                     GA                      30291         PUD
     16795897                   19075522               16795897         COLLEGE PARK                                   GA                      30349         Single Family
     16795898                   19075530               16795898         DECATUR                                        GA                      30034         Condominium
     16795900                   19075555               16795900         UNION CITY                                     GA                      30291         PUD
     16795901                   19075563               16795901         UNION CITY                                     GA                      30291         PUD
     16795902                   19075571               16795902         UNION CITY                                     GA                      30291         PUD
     16795903                   19075589               16795903         UNION CITY                                     GA                      30291         PUD
     16795904                   19075597               16795904         UNION CITY                                     GA                      30291         PUD
     16795905                   19075605               16795905         UNION CITY                                     GA                      30291         PUD
     16795906                   19075613               16795906         UNION CITY                                     GA                      30291         PUD
     16795907                   19075621               16795907         SUWANEE                                        GA                      30024         PUD
     16795909                   19075647               16795909         CUMMING                                        GA                      30040         PUD
     16795910                   19075654               16795910         ATLANTA                                        GA                      30316         PUD
     16795915                   19075704               16795915         ATLANTA                                        GA                      30316         Single Family
     16795917                   19075720               16795917         LEHIGH ACRES                                   FL                      33936         Single Family
     16795918                   19075738               16795918         MEMPHIS                                        TN                      38122         Single Family
     16795924                   19075795               16795924         BLUFFTON                                       SC                          0         Single Family
     16795925                   19075803               16795925         EATONTON                                       GA                      31024         Single Family
     16795926                   19075811               16795926         SPRING HILL                                    FL                      34606         Single Family
     16795930                   19075852               16795930         SNELLVILLE                                     GA                      30039         Single Family
     16795931                   19075860               16795931         LAWRENCEVILLE                                  GA                      30045         Single Family
     16795940                   19075951               16795940         LOGANVILLE                                     GA                      30052         Single Family
     16795943                   19075985               16795943         ST AUGUSTINE BE                                FL                      32084         PUD
     16795947                   19076025               16795947         PIGEON FORGE                                   TN                      37863         Single Family
     16795948                   19076033               16795948         WILMINGTON                                     NC                      28405         PUD
     16795954                   19076090               16795954         CONYERS                                        GA                      30012         Single Family
     16795956                   19076116               16795956         CONYERS                                        GA                      30012         Single Family
     16795959                   19076140               16795959         JONESBORO                                      GA                      30238         Single Family
     16795967                   19076223               16795967         DECATUR                                        GA                      30034         Condominium
     16795968                   19076231               16795968         LAWRENCEVILLE                                  GA                      30045         Single Family
     16795969                   19076249               16795969         HORN LAKE                                      MS                      38637         Single Family
     16795970                   19076256               16795970         HORN LAKE                                      MS                      38637         Single Family
     16795972                   19076272               16795972         CARTERSVILLE                                   GA                      30120         PUD
     16795978                   19076330               16795978         JEFFERSON                                      GA                      30549         Single Family
     16795981                   19076363               16795981         VERO BEACH                                     FL                      32966         Single Family
     16795983                   19076389               16795983         HOLLY SPRINGS                                  NC                      27540         PUD
     16795986                   19076413               16795986         COLUMBUS                                       GA                      31907         Single Family
     16795988                   19076439               16795988         COLUMBUS                                       GA                      31906         Single Family
     16795990                   19076454               16795990         PORT CHARLOTTE                                 FL                      33953         Single Family
     16796023                   19076785               16796023         SORRENTO                                       FL                      32776         PUD
     16796025                   19076801               16796025         SANFORD                                        FL                      32773         PUD
     16796026                   19076819               16796026         ATLANTA                                        GA                      30308         Hi-Rise Condo
     16796028                   19076835               16796028         BUFORD                                         GA                      30519         Single Family
     16796030                   19076850               16796030         CANTON                                         GA                      30114         PUD
     16796032                   19076876               16796032         DECATUR                                        GA                      30030         Condominium
     16796033                   19076884               16796033         ATLANTA                                        GA                      30308         Hi-Rise Condo
     16796034                   19076892               16796034         LITHONIA                                       GA                      30038         Single Family
     16796035                   19076900               16796035         COVINGTON                                      GA                      30016         Single Family
     16796038                   19076934               16796038         ATLANTA                                        GA                      30309         Single Family
     16796041                   19076967               16796041         LAWRENCEVILLE                                  GA                      30043         Single Family
     16796042                   19076975               16796042         SCOTTDALE                                      GA                      30079         2-4 Family
     16796043                   19076983               16796043         SCOTTDALE                                      GA                      30079         2-4 Family
     16796045                   19077007               16796045         TEMPLE                                         GA                      30179         Single Family
     16796051                   19077064               16796051         TEMPLE                                         GA                      30179         PUD
     16796052                   19077072               16796052         ATLANTA                                        GA                      30329         Condominium
     16796053                   19077080               16796053         DOUGLASVILLE                                   GA                      30134         Single Family
     16796055                   19077106               16796055         APOPKA                                         FL                      32712         PUD
     16796063                   19077189               16796063         PANAMA CITY BEA                                FL                      32413         PUD
     16796064                   19077197               16796064         LITHONIA                                       GA                      30038         Single Family
     16796065                   19077205               16796065         LITHONIA                                       GA                      30038         PUD
     16796068                   19077239               16796068         ATLANTA                                        GA                      30318         Single Family
     16796069                   19077247               16796069         CHARLOTTE                                      NC                      28277         PUD
     16796071                   19077262               16796071         ATLANTA                                        GA                      30324         Condominium
     16796076                   19077312               16796076         AUSTELL                                        GA                      30168         Single Family
     16796078                   19077338               16796078         LITHONIA                                       GA                      30038         Single Family
     16796080                   19077353               16796080         TUCKER                                         GA                      30084         Single Family
     16796081                   19077361               16796081         LITHONIA                                       GA                      30038         PUD
     16796085                   19077403               16796085         ACWORTH                                        GA                      30101         PUD
     16796086                   19077411               16796086         CUMMING                                        GA                      30041         Condominium
     16796087                   19077429               16796087         ATLANTA                                        GA                      30312         Condominium
     16796090                   19077452               16796090         ATLANTA                                        GA                      30309         Condominium
     16796094                   19077494               16796094         ATLANTA                                        GA                      30305         Condominium
     16796097                   19077528               16796097         GREEN COVE SPRI                                FL                      32043         Single Family
     16796098                   19077536               16796098         GREEN COVE SPRI                                FL                      32043         Single Family
     16796102                   19077577               16796102         LAWRENCEVILLE                                  GA                      30045         PUD
     16796103                   19077585               16796103         ATLANTA                                        GA                      30312         2-4 Family
     16796107                   19077627               16796107         DECATUR                                        GA                      30034         Single Family
     16796110                   19077650               16796110         ACWORTH                                        GA                      30101         Single Family
     16796112                   19077676               16796112         GREEN COVE SPRI                                FL                      32043         Single Family
     16796114                   19077692               16796114         UNION CITY                                     GA                      30291         PUD
     16796115                   19077700               16796115         LAWRENCEVILLE                                  GA                      30043         Single Family
     16796116                   19077718               16796116         LAWRENCEVILLE                                  GA                      30043         Single Family
     16796121                   19077767               16796121         VIERA                                          FL                      32940         Single Family
     16796122                   19077775               16796122         DOUGLASVILLE                                   GA                      30135         Single Family
     16796124                   19077791               16796124         KISSIMMEE                                      FL                      34746         Single Family
     16796125                   19077809               16796125         ATLANTA                                        GA                      30305         Condominium
     16796126                   19077817               16796126         ATLANTA                                        GA                      30305         Hi-Rise Condo
     16796127                   19077825               16796127         ATLANTA                                        GA                      30305         Condominium
     16796128                   19077833               16796128         DOUGLASVILLE                                   GA                      30135         Single Family
     16796129                   19077841               16796129         SAVANNAH                                       GA                      31410         Single Family
     16796131                   19077866               16796131         DALLAS                                         GA                      30132         Single Family
     16796133                   19077882               16796133         ATLANTA                                        GA                      30305         Single Family
     16796134                   19077890               16796134         JACKSONVILLE                                   FL                      32219         PUD
     16796140                   19077957               16796140         PLANTATION                                     FL                      33328         Single Family
     16796143                   19077981               16796143         MABLETON                                       GA                      30126         PUD
     16796144                   19077999               16796144         ATLANTA                                        GA                      30331         PUD
     16796146                   19078013               16796146         ATLANTA                                        GA                      30331         Single Family
     16796150                   19078054               16796150         DULUTH                                         GA                      30096         PUD
     16796151                   19078062               16796151         MYRTLE BEACH                                   SC                      29579         PUD
     16796152                   19078070               16796152         MYRTLE BEACH                                   SC                      29579         PUD
     16796155                   19078104               16796155         COVINGTON                                      GA                      30016         PUD
     16796156                   19078112               16796156         SNELLVILLE                                     GA                      30039         Single Family
     16796159                   19078146               16796159         MEMPHIS                                        TN                      38119         Condominium
     16796164                   19078195               16796164         COLLEGE PARK                                   GA                      30349         Single Family
     16796165                   19078203               16796165         STOCKBRIDGE                                    GA                      30281         Single Family
     16796170                   19078252               16796170         COLLEGE PARK                                   GA                      30349         PUD
     16796171                   19078260               16796171         DECATUR                                        GA                      30032         Single Family
     16796172                   19078278               16796172         ATLANTA                                        GA                      30331         Single Family
     16796173                   19078286               16796173         STOCKBRIDGE                                    GA                      30281         Single Family
     16796174                   19078294               16796174         COLLEGE PARK                                   GA                      30349         PUD
     16796175                   19078302               16796175         COLLEGE PARK                                   GA                      30349         PUD
     16796187                   19078427               16796187         GASTONIA                                       NC                      28052         Single Family
     16796188                   19078435               16796188         CHARLOTTE                                      NC                      28216         Single Family
     16796198                   19078534               16796198         BRADENTON                                      FL                      34203         PUD
     16796201                   19078567               16796201         LAWRENCEVILLE                                  GA                      30045         PUD
     16796202                   19078575               16796202         VILLA RICA                                     GA                      30180         PUD
     16796204                   19078591               16796204         DOUGLASVILLE                                   GA                      30134         Single Family
     16796209                   19078641               16796209         TAMPA                                          FL                      33647         PUD
     16796210                   19078658               16796210         ST. PETERSBURG                                 FL                      33709         Single Family
     16796212                   19078674               16796212         DECATUR                                        GA                      30032         Condominium
     16795992                   19076470               16795992         DORAVILLE                                      GA                      30340         Condominium
     16795993                   19076488               16795993         ORLANDO                                        FL                      32832         Single Family
     16795994                   19076496               16795994         LAWRENCEVILLE                                  GA                      30044         Single Family
     16795995                   19076504               16795995         ROME                                           GA                      30165         Single Family
     16795996                   19076512               16795996         JONESBORO                                      GA                      30236         Single Family
     16795997                   19076520               16795997         JACKSONVILLE                                   FL                      32208         PUD
     16796000                   19076553               16796000         DAVENPORT                                      FL                      33896         PUD
     16796003                   19076587               16796003         SUWANEE                                        GA                      30024         PUD
     16796004                   19076595               16796004         OAKWOOD                                        GA                      30566         Single Family
     16796006                   19076611               16796006         DOUGLASVILLE                                   GA                      30134         Single Family
     16796007                   19076629               16796007         BRUNSWICK                                      GA                      31525         Single Family
     16796008                   19076637               16796008         JACKSONVILLE                                   FL                      32221         Single Family
     16796010                   19076652               16796010         SANTA ROSA BEAC                                FL                      32459         Condominium
     16796011                   19076660               16796011         SANTA ROSA BEAC                                FL                      32459         Condominium
     16796012                   19076678               16796012         ATLANTA                                        GA                      30310         Single Family
     16796014                   19076694               16796014         MARIETTA                                       GA                      30064         PUD
     16796015                   19076702               16796015         COVINGTON                                      GA                      30016         Single Family
     16796016                   19076710               16796016         DULUTH                                         GA                      30097         PUD
     16796020                   19076751               16796020         MC DONOUGH                                     GA                      30253         PUD
     16796021                   19076769               16796021         KENNESAW                                       GA                      30152         Single Family
     16796216                   19078716               16796216         ATLANTA                                        GA                      30331         Single Family
     16796218                   19078732               16796218         ORLANDO                                        FL                      32821         Condominium
     16796219                   19078740               16796219         ORLANDO                                        FL                      32821         Condominium
     16796221                   19078765               16796221         RALEIGH                                        NC                      27616         PUD
     16796222                   19078773               16796222         DOUGLASVILLE                                   GA                      30134         Single Family
     16796227                   19078823               16796227         CHARLOTTE                                      NC                      28273         Single Family
     16796232                   19078872               16796232         NORTH PORT                                     FL                      34286         Single Family
     16796234                   19078898               16796234         ATLANTA                                        GA                      30311         Single Family
     16796237                   19078922               16796237         MARIETTA                                       GA                      30067         Condominium
     16796239                   19078948               16796239         STONE MOUNTIAN                                 GA                      30082         Single Family
     16796242                   19078971               16796242         CARTERSVILLE                                   GA                      30120         Single Family
     16796244                   19078997               16796244         ALPHARETTA                                     GA                      30005         PUD
     16796246                   19079011               16796246         PONCE INLET                                    FL                      32127         Condominium
     16796247                   19079029               16796247         APOPKA                                         FL                      32712         Single Family
     16796248                   19079037               16796248         HAMPTON                                        GA                      30228         Single Family
     16796255                   19079102               16796255         SMYRNA                                         GA                      30082         PUD
     16796256                   19079110               16796256         PORT SAINT LUCI                                FL                      34853         Single Family
     16796257                   19079128               16796257         FT. WALTON BEAC                                FL                      32547         Single Family
     16796258                   19079136               16796258         GREER                                          SC                      29651         Single Family
     16796259                   19079144               16796259         LAURENS                                        SC                      29360         Single Family
     16796260                   19079151               16796260         ATLANTA                                        GA                      30331         Single Family
     16796263                   19079185               16796263         HAYESVILLE                                     NC                      28904         Single Family
     16796264                   19079193               16796264         ATLANTA                                        GA                      30331         PUD
     16796265                   19079201               16796265         ATLANTA                                        GA                      30305         Hi-Rise Condo
     16796269                   19079243               16796269         ORMOND BEACH                                   FL                      32174         Single Family
     16795710                   19073659               16795710         CANTON                                         GA                      30114         PUD
     16795711                   19073667               16795711         LAWRENCEVILLE                                  GA                      30045         Condominium
     16795716                   19073717               16795716         POWDER SPRINGS                                 GA                      30127         PUD
     16795718                   19073733               16795718         POWDER SPRINGS                                 GA                      30127         Single Family
     16795719                   19073741               16795719         CALHOUN                                        GA                      30701         2-4 Family
     16795720                   19073758               16795720         CALHOUN                                        GA                      30701         2-4 Family
     16795721                   19073766               16795721         FAYETTEVILLE                                   GA                      30214         2-4 Family
     16795724                   19073790               16795724         LAWRENCEVILLE                                  GA                      30044         PUD
     16795725                   19073808               16795725         LAWRENCEVILLE                                  GA                      30044         Single Family
     16795730                   19073857               16795730         ATLANTA                                        GA                      30309         Condominium
     16795734                   19073899               16795734         FAIRBURN                                       GA                      30213         PUD
     16795737                   19073923               16795737         ELLENWOOD                                      GA                      30294         Single Family
     16795741                   19073964               16795741         LAKELAND                                       FL                      33815         2-4 Family
     16795742                   19073972               16795742         LAKELAND                                       FL                      33811         2-4 Family
     16795743                   19073980               16795743         PANAMA CITY                                    FL                      32404         Single Family
     16795751                   19074061               16795751         BROOKSVILLE                                    FL                      34602         Single Family
     16795756                   19074111               16795756         MORROW                                         GA                      30260         PUD
     16795763                   19074186               16795763         FAIRBURN                                       GA                      30213         Single Family
     16795765                   19074202               16795765         JONESBORO                                      GA                      30236         Single Family
     16795771                   19074269               16795771         GAINESVILLE                                    FL                      32606         Single Family
     16795772                   19074277               16795772         BRADENTON                                      FL                      34210         Single Family
     16795773                   19074285               16795773         JACKSONVILLE                                   FL                      32258         Single Family
     16795774                   19074293               16795774         BRADENTON                                      FL                      34207         Single Family
     16795779                   19074343               16795779         COLLEGE PARK                                   GA                      30349         PUD
     16795780                   19074350               16795780         AUSTELL                                        GA                      30168         Single Family
     16795096                   19067511               16795096         AUSTELL                                        GA                      30168         Single Family
     16795097                   19067529               16795097         MORROW                                         GA                      30260         Single Family
     16795109                   19067644               16795109         CAPE CORAL                                     FL                      33504         Single Family
     16795144                   19067990               16795144         ALTAMONTE SPRIN                                FL                      32714         Condominium
     16795149                   19068048               16795149         NEW PRAGUE                                     MN                      56071         Single Family
     16795152                   19068071               16795152         UPPER MARLBORO                                 MD                      20774         Single Family
     16795153                   19068089               16795153         MOLALLA                                        OR                      97038         Single Family
     16795154                   19068097               16795154         MYRTLE BEACH                                   SC                      29577         Hi-Rise Condo
     16795157                   19068121               16795157         BALTIMORE                                      MD                      21229         Single Family
     16795158                   19068139               16795158         FAIRFAX                                        VA                      22030         Condominium
     16795160                   19068154               16795160         WHITMAN                                        MA                       2382         2-4 Family
     16795164                   19068196               16795164         STRASBURG                                      VA                      22657         Single Family
     16795168                   19068238               16795168         CULPEPER                                       VA                      22701         Single Family
     16795178                   19068337               16795178         GAITHERSBURG                                   MD                      20879         PUD
     16795179                   19068345               16795179         MYRTLE BEACH                                   SC                      29577         Hi-Rise Condo
     16795181                   19068360               16795181         LORIS                                          SC                      29569         Single Family
     16795184                   19068394               16795184         ORANGE PARK                                    FL                      32073         Single Family
     16795192                   19068477               16795192         HAWTHORNE                                      CA                      90250         Single Family
     16795195                   19068501               16795195         PAWLING                                        NY                      12564         PUD
     16795196                   19068519               16795196         LUBBOCK                                        TX                      79410         Single Family
     16795205                   19068600               16795205         ALEXANDRIA                                     VA                      22309         Single Family
     16795206                   19068618               16795206         GAINESVILLE                                    GA                      30501         Single Family
     16795214                   19068691               16795214         LAUREL                                         MD                      20707         Single Family
     16795218                   19068733               16795218         ORLANDO                                        FL                      32821         PUD
     16795223                   19068782               16795223         CHAPIN                                         SC                      29036         PUD
     16795229                   19068840               16795229         BALTIMORE                                      MD                      21223         2-4 Family
     16795232                   19068873               16795232         NEW PRAGUE                                     MN                      56071         Single Family
     16795234                   19068899               16795234         ORLANDO                                        FL                      32822         PUD
     16795237                   19068923               16795237         CHESAPEAKE                                     VA                      23321         Single Family
     16795248                   19069038               16795248         FIRESTONE                                      CO                      80504         PUD
     16795249                   19069046               16795249         BRIDGEPORT                                     CT                       6606         2-4 Family
     16795250                   19069053               16795250         FAIRFAX                                        VA                      22031         Condominium
     16795256                   19069111               16795256         OAK ISLAND                                     NC                      28465         Condominium
     16795262                   19069178               16795262         SILVER SPRING                                  MD                      20906         Condominium
     16795263                   19069186               16795263         MILWAUKEE                                      WI                      53211         2-4 Family
     16795264                   19069194               16795264         SAN ANTONIO                                    TX                      78210         Single Family
     16795265                   19069202               16795265         FERNLEY                                        NV                      89408         Single Family
     16795269                   19069244               16795269         WARRENTON                                      VA                      20187         Single Family
     16795270                   19069251               16795270         BALTIMORE                                      MD                      21216         Single Family
     16795274                   19069293               16795274         EAST HADDAM                                    CT                       6423         Single Family
     16795278                   19069335               16795278         SUMMERVILLE                                    SC                      29483         Single Family
     16795281                   19069368               16795281         BALTIMORE                                      MD                      21206         Single Family
     16795286                   19069418               16795286         OMAHA                                          NE                      68142         Single Family
     16795287                   19069426               16795287         ENFIELD                                        CT                       6082         Single Family
     16795288                   19069434               16795288         JANESVILLE                                     WI                      53545         2-4 Family
     16795289                   19069442               16795289         WORTHINGTON                                    OH                      43085         Single Family
     16795292                   19069475               16795292         SAN ANTONIO                                    TX                      78223         PUD
     16795293                   19069483               16795293         MESA                                           AZ                      85202         PUD
     16795294                   19069491               16795294         FAYETTEVILLE                                   NC                      28306         Single Family
     16795295                   19069509               16795295         FAYETTEVILLE                                   NC                      28306         Single Family
     16795296                   19069517               16795296         FOREST HILL                                    TX                      76140         Single Family
     16795297                   19069525               16795297         ARNOLD                                         MO                      63010         Single Family
     16795299                   19069541               16795299         RESTON                                         VA                      20191         Condominium
     16795300                   19069558               16795300         CANAL WINCHESTE                                OH                      43110         Single Family
     16795301                   19069566               16795301         HOUSTON                                        TX                      77043         Condominium
     16795303                   19069582               16795303         HOUSTON                                        TX                      77043         Condominium
     16795304                   19069590               16795304         CYPRESS                                        TX                      77433         Single Family
     16795305                   19069608               16795305         CEDAR HILL                                     TX                      75104         Single Family
     16795307                   19069624               16795307         NEWPORT NEWS                                   VA                      23606         Single Family
     16795310                   19069657               16795310         CIBOLO                                         TX                      78108         Single Family
     16795311                   19069665               16795311         DARLINGTON                                     SC                      29532         Single Family
     16795312                   19069673               16795312         MYRTLE BEACH                                   SC                      29577         Hi-Rise Condo
     16795314                   19069699               16795314         TOPEKA                                         KS                      66604         Single Family
     16795315                   19069707               16795315         TAMPA                                          FL                      33606         2-4 Family
     16795318                   19069731               16795318         BROOKLYN                                       NY                      11238         Single Family
     16795333                   19069889               16795333         VIRGINIA BEACH                                 VA                      23453         PUD
     16795339                   19069947               16795339         DUMFRIES                                       VA                      22025         Single Family
     16795342                   19069970               16795342         SANDY HOOK                                     VA                      23153         PUD
     16795343                   19069988               16795343         NORFOLK                                        VA                      23508         2-4 Family
     16795356                   19070119               16795356         BEND                                           OR                      97701         PUD
     16795367                   19070226               16795367         BARTLESVILLE                                   OK                      74006         Single Family
     16795368                   19070234               16795368         MOUNT POCONO                                   PA                      18344         Condominium
     16795369                   19070242               16795369         SORRENTO                                       FL                      32776         PUD
     16795373                   19070283               16795373         MYRTLE BEACH                                   SC                      29572         Single Family
     16795382                   19070374               16795382         SEABROOK ISLAND                                SC                      29455         Condominium
     16795388                   19070432               16795388         COLLEGE STATION                                TX                      77845         Single Family
     16795390                   19070457               16795390         BOSTON                                         MA                       2115         2-4 Family
     16795401                   19070564               16795401         BRIDGEPORT                                     CT                       6605         2-4 Family
     16795408                   19070630               16795408         KING                                           NC                      27021         Single Family
     16795414                   19070697               16795414         CENTREVILLE                                    VA                      20121         PUD
     16795416                   19070713               16795416         NORFOLK                                        VA                      23509         2-4 Family
     16795419                   19070747               16795419         MIDDLEBURG                                     FL                      32068         Single Family
     16795420                   19070754               16795420         JACKSONVILLE                                   FL                      32257         PUD
     16795423                   19070788               16795423         FRIPP ISLAND                                   SC                      29920         Condominium
     16795424                   19070796               16795424         BONITA SPRINGS                                 FL                      34135         Condominium
     16795425                   19070804               16795425         KENNESAW                                       GA                      30152         PUD
     16795427                   19070820               16795427         MARIETTA                                       GA                      30066         Single Family
     16795429                   19070846               16795429         ALPHARETTA                                     GA                      30004         Single Family
     16795431                   19070861               16795431         COLLEGE PARK                                   GA                      30349         PUD
     16795432                   19070879               16795432         NORCROSS                                       GA                      30093         Single Family
     16795437                   19070929               16795437         MCDONOUGH                                      GA                      30253         Single Family
     16795442                   19070978               16795442         MARIETTA                                       GA                      30060         Single Family
     16795443                   19070986               16795443         VILLA RICA                                     GA                      30180         Single Family
     16795445                   19071000               16795445         HAMPTON                                        GA                      30228         PUD
     16795452                   19071075               16795452         CAPE CORAL                                     FL                      33993         Single Family
     16795454                   19071091               16795454         MIAMI                                          FL                      33015         PUD
     16795455                   19071109               16795455         ATLANTA                                        GA                      30327         Hi-Rise Condo
     16795461                   19071166               16795461         DACULA                                         GA                      30019         PUD
     16795466                   19071216               16795466         GRAYSON GA                                     GA                      30017         Single Family
     16795468                   19071232               16795468         HOUSCHTON                                      GA                      30548         Single Family
     16795469                   19071240               16795469         HARRISBURG                                     NC                      28075         PUD
     16795470                   19071257               16795470         CHARLOTTE                                      NC                      28213         Single Family
     16795475                   19071307               16795475         JONESBORO                                      GA                      30236         Single Family
     16795478                   19071331               16795478         ATLANTA                                        GA                      30324         Condominium
     16795482                   19071372               16795482         HIRAM                                          GA                      30141         Single Family
     16795485                   19071406               16795485         ALPHARETTA                                     GA                      30004         PUD
     16795489                   19071448               16795489         BOWDON                                         GA                      30108         Single Family
     16795490                   19071455               16795490         TALLAPOOSA                                     GA                      30176         Single Family
     16795491                   19071463               16795491         PUNTA GORDA                                    FL                      33950         Single Family
     16795492                   19071471               16795492         GULFPORT                                       FL                      33707         Single Family
     16795494                   19071497               16795494         MARIETTA                                       GA                      30008         Single Family
     16795497                   19071521               16795497         JACKSONVILLE                                   FL                      32277         Single Family
     16795506                   19071612               16795506         ST. JAMES CITY                                 FL                      33956         Single Family
     16795508                   19071638               16795508         PORTSMOUTH                                     VA                      23707         Single Family
     16795509                   19071646               16795509         COLLEGE PARK                                   GA                      30349         PUD
     16795511                   19071661               16795511         ATLANTA                                        GA                      30342         Single Family
     16795514                   19071695               16795514         ATHENS                                         GA                      30605         Condominium
     16795515                   19071703               16795515         ATLANTA                                        GA                      30312         Condominium
     16795516                   19071711               16795516         LOGANVILLE                                     GA                      30052         Single Family
     16795523                   19071786               16795523         EDGEWATER                                      FL                      32141         Single Family
     16795530                   19071851               16795530         WILKESBORO                                     NC                      28697         Single Family
     16795538                   19071935               16795538         NASHVILLE                                      TN                      37205         Single Family
     16795540                   19071950               16795540         CHARLOTTE                                      NC                      28215         Single Family
     16795542                   19071976               16795542         GREENVILLE                                     SC                      29617         Single Family
     16795544                   19071992               16795544         DURHAM                                         NC                      27713         Single Family
     16795545                   19072008               16795545         DURHAM                                         NC                      27713         Single Family
     16795548                   19072032               16795548         CLARKSVILLE                                    TN                      37043         Single Family
     16795551                   19072065               16795551         BRASELTON                                      GA                      30517         PUD
     16795553                   19072081               16795553         ORLANDO                                        FL                      32825         Single Family
     16795561                   19072164               16795561         ATLANTA                                        GA                      30311         Single Family
     16795564                   19072198               16795564         ATLANTA                                        GA                      30309         Condominium
     16795568                   19072230               16795568         HAMPTON                                        GA                      30228         Single Family
     16795573                   19072289               16795573         LOCUST GROVE                                   GA                      30248         Single Family
     16795574                   19072297               16795574         LITHONIA                                       GA                      30058         Single Family
     16795577                   19072321               16795577         INDIAN TRAIL                                   NC                      28079         PUD
     16795579                   19072347               16795579         ATHENS                                         GA                      30606         Single Family
     16795580                   19072354               16795580         ATHENS                                         GA                      30605         2-4 Family
     16795584                   19072396               16795584         MCDONOUGH                                      GA                      30253         PUD
     16795586                   19072412               16795586         ATLANTA                                        GA                      30331         PUD
     16795588                   19072438               16795588         COVINGTON                                      GA                      30016         Single Family
     16795598                   19072537               16795598         OCALA                                          FL                      34471         Single Family
     16795599                   19072545               16795599         LOGANVILLE                                     GA                      30052         PUD
     16795600                   19072552               16795600         DECATUR                                        GA                      30034         Single Family
     16795788                   19074434               16795788         COLLEGE PARK                                   GA                      30349         Single Family
     16795791                   19074467               16795791         COLLEGE PARK                                   GA                      30349         PUD
     16795792                   19074475               16795792         WOODSTOCK                                      GA                      30188         Single Family
     16795798                   19074533               16795798         LOGANVILLE                                     GA                      30052         Single Family
     16795800                   19074558               16795800         FAIRBURN                                       GA                      30213         PUD
     16795801                   19074566               16795801         FAIRBURN                                       GA                      30213         PUD
     16795802                   19074574               16795802         ATLANTA                                        GA                      30349         PUD
     16795803                   19074582               16795803         ATLANTA                                        GA                      30349         PUD
     16795804                   19074590               16795804         MONROE                                         GA                      30655         Single Family
     16795812                   19074673               16795812         FRANKLIN                                       TN                      37064         Single Family
     16795817                   19074723               16795817         COVINGTON                                      GA                      30016         Single Family
     16795821                   19074764               16795821         DOUGLASVILLE                                   GA                      30135         PUD
     16795828                   19074830               16795828         ATLANTA                                        GA                      30309         Hi-Rise Condo
     16795840                   19074954               16795840         LAWRENCEVILLE                                  GA                      30045         PUD
     16795842                   19074970               16795842         CAPE CORAL                                     FL                      33993         Single Family
     16795845                   19075001               16795845         LEHIGH ACRES                                   FL                      33936         Single Family
     16795851                   19075068               16795851         ATLANTA                                        GA                      30309         Hi-Rise Condo
     16795852                   19075076               16795852         DECATUR                                        GA                      30034         PUD
     16795856                   19075118               16795856         ATLANTA                                        GA                      30349         Single Family
     16795858                   19075134               16795858         ATLANTA                                        GA                      30316         PUD
     16795859                   19075142               16795859         ATLANTA                                        GA                      30316         PUD
     16795863                   19075183               16795863         COLUMBUS                                       GA                      31909         Single Family
     16795867                   19075225               16795867         GREER                                          SC                      29651         Single Family
     16795873                   19075282               16795873         NAPLES                                         FL                      34105         Condominium
     16795874                   19075290               16795874         MAULDIN                                        SC                      29662         Single Family
     16795602                   19072578               16795602         MOUNT DORA                                     FL                      32757         Condominium
     16795613                   19072685               16795613         ALBANY                                         GA                      31721         Single Family
     16795614                   19072693               16795614         CAPE CORAL                                     FL                      33909         Single Family
     16795619                   19072743               16795619         HILTON HEAD ISL                                SC                      29928         Condominium
     16795620                   19072750               16795620         HILTON HEAD ISL                                SC                      29928         Condominium
     16795624                   19072792               16795624         ATLANTA                                        GA                      30312         2-4 Family
     16795628                   19072834               16795628         CRESTVIEW                                      FL                      32539         Single Family
     16795631                   19072867               16795631         PEACHTREE CITY                                 GA                      30269         Single Family
     16795639                   19072941               16795639         ALPHARETTA                                     GA                      30004         PUD
     16795640                   19072958               16795640         RIDGE MANOR                                    FL                      33523         PUD
     16795641                   19072966               16795641         ORLANDO                                        FL                      32811         Single Family
     16795644                   19072990               16795644         BRADENTON                                      FL                      34201         Condominium
     16795646                   19073014               16795646         NORTH PORT                                     FL                      34286         Single Family
     16795651                   19073063               16795651         HILTON HEAD ISL                                SC                      29928         Condominium
     16795655                   19073105               16795655         WINSTON SALEM                                  NC                      27107         Single Family
     16795659                   19073147               16795659         COCONUT CREEK                                  FL                      33073         Condominium
     16795663                   19073188               16795663         SPRING HILL                                    FL                      34608         Single Family
     16795664                   19073196               16795664         WINTER HAVEN                                   FL                      33884         PUD
     16795665                   19073204               16795665         SAVANNAH                                       GA                      31406         Single Family
     16795668                   19073238               16795668         NICEVILLE                                      FL                      32578         Single Family
     16795671                   19073261               16795671         PANAMA CITY                                    FL                      32407         PUD
     16795672                   19073279               16795672         CRESTVIEW                                      FL                      32539         PUD
     16795673                   19073287               16795673         CRESTVIEW                                      FL                      32536         Single Family
     16795676                   19073311               16795676         ATLANTA                                        GA                      30319         Single Family
     16795680                   19073352               16795680         ACWORTH                                        GA                      30101         Single Family
     16795681                   19073360               16795681         COVINGTON                                      GA                      30014         PUD
     16795683                   19073386               16795683         BRUNSWICK                                      GA                      31525         2-4 Family
     16795685                   19073402               16795685         LOCUST GROVE                                   GA                      30248         PUD
     16795686                   19073410               16795686         ATLANTA                                        GA                      30344         2-4 Family
     16795687                   19073428               16795687         MABLETON                                       GA                      30126         PUD
     16795691                   19073469               16795691         LOCUST GROVE                                   GA                      30248         PUD
     16795696                   19073519               16795696         ORLANDO                                        FL                      32811         Single Family
     16795697                   19073527               16795697         SUNRISE                                        FL                      33322         Single Family
     16795699                   19073543               16795699         MARTINSVILLE                                   VA                      24112         Single Family
     16795704                   19073592               16795704         DOUGLASVILLE                                   GA                      30135         Single Family
     16795708                   19073634               16795708         SARASOTA                                       FL                      34237         Single Family
     16795709                   19073642               16795709         PARRISH                                        FL                      34219         Single Family
     16794716                   19063718               16794716         FORT WORTH                                     TX                      76248         Single Family
     16794717                   19063726               16794717         FORT WORTH                                     TX                      76120         Single Family
     16794719                   19063742               16794719         MINNEAPOLIS                                    MN                      55430         Single Family
     16794720                   19063759               16794720         MINNEAPOLIS                                    MN                      55412         Single Family
     16794721                   19063767               16794721         MINNEAPOLIS                                    MN                      55412         Single Family
     16794722                   19063775               16794722         OKLAHOMA CITY                                  OK                      73119         Single Family
     16794723                   19063783               16794723         PITTSBURGH                                     PA                      15202         2-4 Family
     16794724                   19063791               16794724         COVINGTON                                      GA                      30016         Single Family
     16794725                   19063809               16794725         MURFREESBORO                                   TN                      37129         Single Family
     16794726                   19063817               16794726         SMYRNA                                         TN                      37167         PUD
     16794728                   19063833               16794728         ATLANTA                                        GA                      30331         Single Family
     16794730                   19063858               16794730         ATLANTA                                        GA                      30310         Single Family
     16794731                   19063866               16794731         DECATUR                                        GA                      30035         Single Family
     16794732                   19063874               16794732         CANON CITY                                     CO                      81212         Single Family
     16794733                   19063882               16794733         CANON CITY                                     CO                      81212         Single Family
     16794735                   19063908               16794735         HOUSTON                                        TX                      77007         Single Family
     16794736                   19063916               16794736         HOUSTON                                        TX                      77007         Single Family
     16794737                   19063924               16794737         BRYAN                                          TX                      77801         2-4 Family
     16794742                   19063973               16794742         IRVING                                         TX                      75061         Single Family
     16794743                   19063981               16794743         DALLAS                                         TX                      75219         2-4 Family
     16794836                   19064914               16794836         WEST PALM BEACH                                FL                      33411         Condominium
     16794837                   19064922               16794837         TAMPA                                          FL                      33613         Condominium
     16794845                   19065002               16794845         PORTLAND                                       OR                      97233         Single Family
     16794852                   19065077               16794852         PORTLAND                                       OR                      97213         Single Family
     16794856                   19065119               16794856         BATTLE GROUND                                  WA                      98604         Single Family
     16794863                   19065184               16794863         BERLIN                                         MD                      21811         Single Family
     16794872                   19065275               16794872         CLEBURNE                                       TX                      76033         Single Family
     16794876                   19065317               16794876         CHANDLER                                       AZ                      85249         PUD
     16794878                   19065333               16794878         ALBUQUERQUE                                    NM                      87107         2-4 Family
     16794927                   19065820               16794927         SAN RAMON                                      CA                      94582         Single Family
     16794935                   19065903               16794935         SIMI VALLEY                                    CA                      93063         Single Family
     16794956                   19066117               16794956         DENVER                                         CO                      80203         Condominium
     16794964                   19066190               16794964         DETROIT                                        MI                      48228         Single Family
     16794967                   19066224               16794967         LANSDALE                                       PA                      19446         Single Family
     16794975                   19066307               16794975         LONE TREE                                      IA                      52755         2-4 Family
     16795008                   19066638               16795008         KNOXVILLE                                      TN                      37920         Condominium
     16795022                   19066778               16795022         BAKERSFIELD                                    CA                      93311         PUD
     16795025                   19066802               16795025         LOS ANGELES                                    CA                      90002         Single Family
     16795030                   19066851               16795030         AUSTIN                                         TX                      78750         Condominium
     16795035                   19066901               16795035         CLEBURNE                                       TX                      76033         Single Family
     16795041                   19066968               16795041         LAND O LAKES                                   FL                      34639         Condominium
     16795050                   19067057               16795050         RIVERSIDE                                      CA                      92505         Single Family
     16795072                   19067271               16795072         MOORE                                          OK                      73160         Single Family
     16795080                   19067354               16795080         EAGAN                                          MN                      55122         Condominium
     16795088                   19067438               16795088         DECATUR                                        GA                      30034         Single Family
     16795094                   19067495               16795094         HAMPTON                                        GA                      30228         Single Family
     16794753                   19064088               16794753         EADS                                           TN                      38028         Single Family
     16794755                   19064104               16794755         VANCOUVER                                      WA                      98664         Single Family
     16794757                   19064120               16794757         VANCOUVER                                      WA                      98683         Single Family
     16794759                   19064146               16794759         BATTLE GROUND                                  WA                      98604         Single Family
     16794760                   19064153               16794760         RIDGEFIELD                                     WA                      98642         Single Family
     16794761                   19064161               16794761         KELSO                                          WA                      98626         2-4 Family
     16794771                   19064260               16794771         PHOENIX                                        AZ                      85041         PUD
     16794773                   19064286               16794773         ALBUQUERQUE                                    NM                      87112         Single Family
     16794776                   19064310               16794776         BAKERSFIELD                                    CA                      93311         PUD
     16794781                   19064369               16794781         TULSA                                          OK                      74114         Single Family
     16794783                   19064385               16794783         TULSA                                          OK                      74134         Single Family
     16794784                   19064393               16794784         TULSA                                          OK                      74145         Single Family
     16794789                   19064443               16794789         RICHMOND                                       VA                      23224         Single Family
     16794796                   19064518               16794796         MONCKS CORNER                                  SC                      29461         Single Family
     16794813                   19064682               16794813         TAMPA                                          FL                      33604         Single Family
     16794814                   19064690               16794814         MIAMI                                          FL                      33167         Single Family
     16794819                   19064740               16794819         UMATILLA                                       FL                      32784         Single Family
     16794824                   19064799               16794824         NEW SMYRNA BEAC                                FL                      32169         PUD
     16793900                   19055557               16793900         LANCASTER                                      TX                      75134         Single Family
     16793902                   19055573               16793902         GERMANTOWN                                     MD                      20874         Single Family
     16793907                   19055623               16793907         WINTERVILLE                                    NC                      28590         Single Family
     16793908                   19055631               16793908         WINTERVILLE                                    NC                      28590         Single Family
     16793909                   19055649               16793909         WINTERVILLE                                    NC                      28590         Single Family
     16793910                   19055656               16793910         MYRTLE BEACH                                   SC                      29577         Single Family
     16793911                   19055664               16793911         JACKSON                                        TN                      38305         Single Family
     16793919                   19055748               16793919         CHICO                                          CA                      95928         Single Family
     16793924                   19055797               16793924         LOS GATOS                                      CA                      95030         PUD
     16793927                   19055821               16793927         WINTERS                                        CA                      95694         Single Family
     16793934                   19055896               16793934         HAYWARD                                        CA                      94541         Single Family
     16793938                   19055938               16793938         WINTERVILLE                                    NC                      28590         PUD
     16793940                   19055953               16793940         RALEIGH                                        NC                      27604         PUD
     16793944                   19055995               16793944         WINTERVILLE                                    NC                      28590         PUD
     16793945                   19056001               16793945         WINTERVILLE                                    NC                      28590         Single Family
     16793949                   19056043               16793949         GREENVILLE                                     NC                      27858         Single Family
     16793950                   19056050               16793950         WINTERSVILLE                                   NC                      28590         Single Family
     16793952                   19056076               16793952         ELLENWOOD                                      GA                      30294         Single Family
     16793955                   19056100               16793955         OLIVE BRANCH                                   MS                      38654         Single Family
     16793959                   19056142               16793959         LA VERGNE                                      TN                      37086         Single Family
     16793965                   19056209               16793965         JONESBORO                                      GA                      30236         PUD
     16793966                   19056217               16793966         RICHMOND                                       VA                      23220         Single Family
     16793967                   19056225               16793967         CLARKSVILLE                                    TN                      37042         Single Family
     16793968                   19056233               16793968         CLARKSVILLE                                    TN                      37040         Single Family
     16793971                   19056266               16793971         MAITLAND                                       FL                      32705         Condominium
     16793972                   19056274               16793972         VENICE                                         FL                      34285         Condominium
     16793975                   19056308               16793975         KISSIMMEE                                      FL                      34741         Condominium
     16793977                   19056324               16793977         LEHIGH ACRES                                   FL                      33971         Single Family
     16793986                   19056415               16793986         BEAUMONT                                       CA                      92223         Single Family
     16793988                   19056431               16793988         DOVER                                          NH                       3820         2-4 Family
     16793989                   19056449               16793989         DORAL                                          FL                      33166         Hi-Rise Condo
     16793990                   19056456               16793990         ALTAMONTE SPRIN                                FL                      32714         Condominium
     16793993                   19056480               16793993         GRANITE CITY                                   IL                      62040         2-4 Family
     16793994                   19056498               16793994         PASCO                                          WA                      99301         Single Family
     16793998                   19056530               16793998         STANWOOD                                       WA                      98292         Single Family
     16793999                   19056548               16793999         ARLINGTON                                      TX                      76010         Single Family
     16794000                   19056555               16794000         MANSFIELD                                      TX                      76063         Single Family
     16794004                   19056597               16794004         GLENN HEIGHTS                                  TX                      75154         Single Family
     16794006                   19056613               16794006         LUBBOCK                                        TX                      79407         Single Family
     16794007                   19056621               16794007         FRISCO                                         TX                      75035         Single Family
     16794012                   19056670               16794012         DALLAS                                         TX                      75248         Single Family
     16794014                   19056696               16794014         GRAND PRAIRIE                                  TX                      75052         PUD
     16794016                   19056712               16794016         FREDERICKSBURG                                 VA                      22408         PUD
     16794020                   19056753               16794020         ALBUQUERQUE                                    NM                      87108         2-4 Family
     16794024                   19056795               16794024         PEORIA                                         AZ                      85383         PUD
     16794041                   19056969               16794041         WEST PALM BEACH                                FL                      33406         2-4 Family
     16794042                   19056977               16794042         NORTH PORT                                     FL                      34287         Single Family
     16794043                   19056985               16794043         PORT CHARLOTTE                                 FL                      33948         Single Family
     16794047                   19057025               16794047         BRADENTON                                      FL                      34210         Condominium
     16794053                   19057082               16794053         ORLANDO                                        FL                      32836         Single Family
     16794057                   19057124               16794057         BRADENTON                                      FL                      34202         PUD
     16794060                   19057157               16794060         DELRAY BEACH                                   FL                      33484         PUD
     16794066                   19057215               16794066         RIVERVIEW                                      FL                      33569         PUD
     16794068                   19057231               16794068         NORTH PORT                                     FL                      34286         Single Family
     16794069                   19057249               16794069         COCOA BEACH                                    FL                      32931         Condominium
     16794071                   19057264               16794071         WEST PALM BEACH                                FL                      33417         Hi-Rise Condo
     16794074                   19057298               16794074         JACKSONVILLE                                   FL                      32256         PUD
     16794075                   19057306               16794075         LAKE WORTH                                     FL                      33463         PUD
     16794077                   19057322               16794077         BRADENTON                                      FL                      34202         PUD
     16794080                   19057355               16794080         TAMPA                                          FL                      33615         Single Family
     16794082                   19057371               16794082         BRADENTON                                      FL                      34205         Single Family
     16794084                   19057397               16794084         BOISE                                          ID                      83703         Single Family
     16794094                   19057496               16794094         NAMPA                                          ID                      83651         PUD
     16794100                   19057553               16794100         VANCOUVER                                      WA                      98685         PUD
     16794101                   19057561               16794101         CALDWELL                                       ID                      83607         PUD
     16794103                   19057587               16794103         HILLSBORO                                      OR                      97123         Single Family
     16794104                   19057595               16794104         PORTLAND                                       OR                      97227         Single Family
     16794105                   19057603               16794105         STANLEY                                        WI                      54768         Single Family
     16794107                   19057629               16794107         GIG HARBOR                                     WA                      98329         PUD
     16794109                   19057645               16794109         TACOMA                                         WA                      98465         Single Family
     16794110                   19057652               16794110         BELLEVUE                                       WA                      98004         Condominium
     16794111                   19057660               16794111         PUYALLUP                                       WA                      98375         Single Family
     16794112                   19057678               16794112         SPANAWAY                                       WA                      98387         Single Family
     16794116                   19057710               16794116         GASTONIA                                       NC                      28053         Single Family
     16794117                   19057728               16794117         GARNER                                         NC                      27529         PUD
     16794118                   19057736               16794118         DURHAM                                         NC                      27701         2-4 Family
     16794121                   19057769               16794121         NEW ALBANY                                     IN                      47150         Single Family
     16794124                   19057793               16794124         GARNER                                         NC                      27529         2-4 Family
     16794129                   19057843               16794129         SANTA ANA                                      CA                      92701         Condominium
     16794130                   19057850               16794130         LOS ANGELES (AR                                CA                      90001         Single Family
     16794131                   19057868               16794131         SAN CLEMENTE                                   CA                      92672         Single Family
     16794134                   19057892               16794134         LOS ANGELES                                    CA                      90044         Single Family
     16794139                   19057942               16794139         BAKERSFIELD                                    CA                      93307         Single Family
     16794143                   19057983               16794143         EL CAJON                                       CA                      92021         Condominium
     16794146                   19058015               16794146         SANTEE                                         CA                      92071         Single Family
     16794153                   19058080               16794153         MURFREESBORO                                   TN                      37129         Single Family
     16794154                   19058098               16794154         WHITE HOUSE                                    TN                      37188         PUD
     16794155                   19058106               16794155         CROWLEY                                        TX                      76036         Single Family
     16794157                   19058122               16794157         CAPE CORAL                                     FL                      33991         Single Family
     16794158                   19058130               16794158         TAMPA                                          FL                      33626         PUD
     16794161                   19058163               16794161         LAS VEGAS                                      NV                      89101         Single Family
     16794164                   19058197               16794164         LAS VEGAS                                      NV                      89130         Single Family
     16794167                   19058221               16794167         SURPRISE                                       AZ                      85379         PUD
     16794170                   19058254               16794170         TUCSON                                         AZ                      85701         2-4 Family
     16794177                   19058320               16794177         HENDERSON                                      NV                      89015         Single Family
     16794184                   19058395               16794184         LAS VEGAS                                      NV                      89141         PUD
     16794187                   19058429               16794187         KINGMAN                                        AZ                      86401         Single Family
     16794188                   19058437               16794188         KINGMAN                                        AZ                      86401         Single Family
     16794189                   19058445               16794189         KINGMAN                                        AZ                      86401         Single Family
     16794191                   19058460               16794191         SHOW LOW                                       AZ                      85901         Single Family
     16794192                   19058478               16794192         TAYLOR                                         AZ                      85937         Single Family
     16794193                   19058486               16794193         SHOW LOW                                       AZ                      85901         Single Family
     16794201                   19058569               16794201         SCOTTSDALE                                     AZ                      85259         Condominium
     16794205                   19058601               16794205         BULLHEAD CITY                                  AZ                      86442         Single Family
     16794207                   19058627               16794207         BULLHEAD CITY                                  AZ                      86442         Single Family
     16794208                   19058635               16794208         BULLHEAD CITY                                  AZ                      86442         Single Family
     16794209                   19058643               16794209         BULLHEAD CITY                                  AZ                      86442         Single Family
     16794210                   19058650               16794210         WICKENBURG                                     AZ                      85390         Single Family
     16794212                   19058676               16794212         AVONDALE                                       AZ                      85323         PUD
     16794213                   19058684               16794213         CASA GRANDE                                    AZ                      85222         Condominium
     16794217                   19058726               16794217         BALTIMORE                                      MD                      21213         Single Family
     16794221                   19058767               16794221         SENATOBIA                                      MS                      38668         2-4 Family
     16794228                   19058833               16794228         ACWORTH                                        GA                      30101         2-4 Family
     16794229                   19058841               16794229         ACWORTH                                        GA                      30101         2-4 Family
     16794230                   19058858               16794230         ACWORTH                                        GA                      30101         2-4 Family
     16794239                   19058940               16794239         WILLIS                                         TX                      77318         Single Family
     16794244                   19058999               16794244         NORRISTOWN                                     PA                      19401         2-4 Family
     16794246                   19059013               16794246         PITTSBURG                                      CA                      94565         Single Family
     16794253                   19059088               16794253         CLEVELAND                                      OH                      44113         2-4 Family
     16794254                   19059096               16794254         POWDER SPRINGS                                 GA                      30127         Single Family
     16794256                   19059112               16794256         GULFPORT                                       MS                      39501         Single Family
     16794257                   19059120               16794257         GULFPORT                                       MS                      39501         Single Family
     16794258                   19059138               16794258         GULFPORT                                       MS                      39501         Single Family
     16794259                   19059146               16794259         GULFPORT                                       MS                      39501         Single Family
     16794260                   19059153               16794260         GULFPORT                                       MS                      39501         Single Family
     16794262                   19059179               16794262         GULFPORT                                       MS                      39501         Single Family
     16794263                   19059187               16794263         GULFPORT                                       MS                      39501         Single Family
     16794264                   19059195               16794264         GULFPORT                                       MS                      39501         Single Family
     16794266                   19059211               16794266         POWDER SPRINGS                                 GA                      30127         Single Family
     16794268                   19059237               16794268         SACRAMENTO                                     CA                      95820         Single Family
     16794272                   19059278               16794272         DECATUR                                        GA                      30034         Single Family
     16794275                   19059302               16794275         RICHMOND                                       VA                      23231         Single Family
     16794276                   19059310               16794276         CLEVELAND                                      OH                      44102         2-4 Family
     16794278                   19059336               16794278         DETROIT                                        MI                      48205         Single Family
     16794279                   19059344               16794279         GRIFFIN                                        GA                      30224         Single Family
     16794281                   19059369               16794281         COVINGTON                                      GA                      30016         PUD
     16794282                   19059377               16794282         BALCH SPRINGS                                  TX                      75180         Single Family
     16794283                   19059385               16794283         CHICAGO                                        IL                      60638         Single Family
     16794284                   19059393               16794284         MINNEAPOLIS                                    MN                      55412         Single Family
     16794286                   19059419               16794286         SAINT PAUL                                     MN                      55117         2-4 Family
     16794290                   19059450               16794290         CHICAGO                                        IL                      60628         Single Family
     16794292                   19059476               16794292         MILWAUKEE                                      WI                      53216         2-4 Family
     16794295                   19059500               16794295         BLOOMINGTON                                    MN                      55431         Single Family
     16794296                   19059518               16794296         EVANSVILLE                                     IN                      47710         2-4 Family
     16794298                   19059534               16794298         EVANSVILLE                                     IN                      47714         Single Family
     16794299                   19059542               16794299         MUNCIE                                         IN                      47302         2-4 Family
     16794302                   19059575               16794302         SARTELL                                        MN                      56377         Single Family
     16794307                   19059625               16794307         COVINGTON                                      GA                      30016         2-4 Family
     16794308                   19059633               16794308         COVINGTON                                      GA                      30016         2-4 Family
     16794309                   19059641               16794309         CONIFER                                        CO                      80433         Single Family
     16794314                   19059690               16794314         AURORA                                         CO                      80014         Condominium
     16794315                   19059708               16794315         THORNTON                                       CO                      80233         Single Family
     16794318                   19059732               16794318         DETROIT                                        MI                      48228         Single Family
     16794319                   19059740               16794319         BYRON                                          MI                      48418         Single Family
     16794320                   19059757               16794320         SOUTH EUCLID                                   OH                      44118         Single Family
     16794321                   19059765               16794321         NOVI                                           MI                      48375         Single Family
     16794325                   19059807               16794325         DETROIT                                        MI                      48235         Single Family
     16794335                   19059906               16794335         BROCKTON                                       MA                       2301         Single Family
     16794337                   19059922               16794337         LEWISTON                                       ME                       4240         2-4 Family
     16794339                   19059948               16794339         WEST PALM BEACH                                FL                      33417         Single Family
     16794340                   19059955               16794340         CELEBRATION                                    FL                      33647         Condominium
     16794345                   19060003               16794345         BRADENTON                                      FL                      34207         2-4 Family
     16794346                   19060011               16794346         PALM COAST                                     FL                      32164         Single Family
     16794347                   19060029               16794347         PALM BAY                                       FL                      32905         Single Family
     16794354                   19060094               16794354         FORT MYERS                                     FL                      33913         Condominium
     16794362                   19060177               16794362         LEHIGH ACRES                                   FL                      33971         Single Family
     16794363                   19060185               16794363         ORLANDO                                        FL                      32836         PUD
     16794367                   19060227               16794367         KISSIMMEE                                      FL                      34741         Condominium
     16794369                   19060243               16794369         ELLENTON                                       FL                      34222         Single Family
     16794380                   19060359               16794380         FORT MYERS                                     FL                      33916         Condominium
     16794383                   19060383               16794383         ST PETE BEACH                                  FL                      33706         Single Family
     16794385                   19060409               16794385         ORLANDO                                        FL                      32812         Condominium
     16794388                   19060433               16794388         DAVENPORT                                      FL                      33837         Single Family
     16794390                   19060458               16794390         SARASOTA                                       FL                      34238         Single Family
     16794395                   19060508               16794395         PLANT CITY                                     FL                      33563         PUD
     16794405                   19060607               16794405         LOS ANGELES ARE                                CA                      90062         Single Family
     16794406                   19060615               16794406         LOS ANGELES                                    CA                      90044         2-4 Family
     16794408                   19060631               16794408         SAN DIEGO                                      CA                      92114         Single Family
     16794409                   19060649               16794409         SAN MARCOS                                     CA                      92078         Condominium
     16794413                   19060680               16794413         BENICIA                                        CA                      94510         Single Family
     16794415                   19060706               16794415         WALNUT CREEK                                   CA                      94598         Condominium
     16794419                   19060748               16794419         HAYWARD                                        CA                      94541         PUD
     16794420                   19060755               16794420         FRESNO                                         CA                      93711         Single Family
     16794424                   19060797               16794424         BENICIA                                        CA                      94510         PUD
     16794427                   19060821               16794427         SAN JOSE                                       CA                      95112         Single Family
     16794432                   19060870               16794432         SAN JOSE                                       CA                      95116         Single Family
     16794434                   19060896               16794434         MONTGOMERY                                     TX                      77356         PUD
     16794435                   19060904               16794435         CONCORD                                        CA                      94519         PUD
     16794439                   19060946               16794439         GASTONIA                                       NC                      28053         Single Family
     16794440                   19060953               16794440         GASTONIA                                       NC                      28053         Single Family
     16794441                   19060961               16794441         GASTONIA                                       NC                      28053         Single Family
     16794443                   19060987               16794443         HOPE MILLS                                     NC                      28348         Single Family
     16794444                   19060995               16794444         CHARLOTTE                                      NC                      28211         Condominium
     16794445                   19061001               16794445         CHARLOTTE                                      NC                      28211         Condominium
     16794447                   19061027               16794447         UNION CITY                                     GA                      30291         Single Family
     16794449                   19061043               16794449         SNELLVILLE                                     GA                      30039         Single Family
     16794450                   19061050               16794450         DALLAS                                         TX                      75248         Single Family
     16794452                   19061076               16794452         SIOUX FALLS                                    SD                      57105         Single Family
     16794455                   19061100               16794455         BALCH SPRINGS                                  TX                      75180         Single Family
     16794456                   19061118               16794456         DALLAS                                         TX                      75217         Single Family
     16794457                   19061126               16794457         MESQUITE                                       TX                      75149         Single Family
     16794458                   19061134               16794458         DALLAS                                         TX                      75217         Single Family
     16794459                   19061142               16794459         DALLAS                                         TX                      75217         Single Family
     16794464                   19061191               16794464         HAMPTON                                        VA                      23666         Single Family
     16794465                   19061209               16794465         LAWRENCEVILLE                                  GA                      30045         2-4 Family
     16794467                   19061225               16794467         ANTIOC                                         TN                      37013         Single Family
     16794468                   19061233               16794468         KENNESAW                                       GA                      30144         Single Family
     16794469                   19061241               16794469         UNION CITY                                     GA                      30291         Single Family
     16794471                   19061266               16794471         COMMERCE CITY                                  CO                      80022         PUD
     16794473                   19061282               16794473         MARIETTA                                       GA                      30060         Single Family
     16794475                   19061308               16794475         UNION CITY                                     GA                      30291         Single Family
     16794476                   19061316               16794476         TEMPLE HILLS                                   MD                      20748         Condominium
     16794485                   19061407               16794485         SHOW LOW                                       AZ                      85901         Single Family
     16794486                   19061415               16794486         BAKERSFIELD                                    CA                      93308         Single Family
     16794487                   19061423               16794487         HAMPTON                                        VA                      23669         Single Family
     16794490                   19061456               16794490         SUWANEE                                        GA                      30024         Single Family
     16794491                   19061464               16794491         ATLANTA                                        GA                      30344         Single Family
     16794492                   19061472               16794492         MALVERN                                        PA                      19355         Single Family
     16794495                   19061506               16794495         LAS VEGAS                                      NV                      89129         Condominium
     16794496                   19061514               16794496         MACON                                          GA                      31204         2-4 Family
     16794497                   19061522               16794497         MURFREESBORO                                   TN                      37129         Single Family
     16794498                   19061530               16794498         NORCROSS                                       GA                      30092         PUD
     16794499                   19061548               16794499         LITHONIA                                       GA                      30058         Single Family
     16794500                   19061555               16794500         FORT WORTH                                     TX                      76137         Single Family
     16794507                   19061621               16794507         FAYETTEVILLE                                   GA                      30215         Single Family
     16794509                   19061647               16794509         BALTIMORE                                      MD                      21229         Single Family
     16794512                   19061670               16794512         WINCHESTER                                     CA                      92596         Single Family
     16794514                   19061696               16794514         ATLANTA                                        GA                      30305         Condominium
     16794519                   19061746               16794519         HUTTO                                          TX                      78634         Single Family
     16794520                   19061753               16794520         BEAVERTON                                      OR                      97007         Single Family
     16794522                   19061779               16794522         PORTLAND                                       OR                      97213         Single Family
     16794523                   19061787               16794523         BATTLE GROUND                                  WA                      98604         Single Family
     16794525                   19061803               16794525         BEAVERTON                                      OR                      97006         Single Family
     16794526                   19061811               16794526         BEAVERTON                                      OR                      97006         PUD
     16794527                   19061829               16794527         BATTLE GROUND                                  WA                      98604         Single Family
     16794528                   19061837               16794528         PORTLAND                                       OR                      97203         Single Family
     16794529                   19061845               16794529         PORTLAND                                       OR                      97266         Single Family
     16794530                   19061852               16794530         PORTLAND                                       OR                      97216         Single Family
     16794532                   19061878               16794532         RIDGEFIELD                                     WA                      98642         Single Family
     16794533                   19061886               16794533         LA CENTER                                      WA                      98629         Single Family
     16794535                   19061902               16794535         BATON ROUGE                                    LA                      70809         Single Family
     16794536                   19061910               16794536         BRYAN                                          TX                      77801         2-4 Family
     16794537                   19061928               16794537         SAN ANTONIO                                    TX                      78248         Single Family
     16794539                   19061944               16794539         BRYAN                                          TX                      77801         2-4 Family
     16794540                   19061951               16794540         DENVER                                         CO                      80207         2-4 Family
     16794543                   19061985               16794543         DENVER                                         CO                      80237         Single Family
     16794549                   19062041               16794549         ATLANTA                                        GA                      30310         Single Family
     16794551                   19062066               16794551         LAWRENCEVILLE                                  GA                      30045         PUD
     16794552                   19062074               16794552         ATLANTA                                        GA                      30331         PUD
     16794554                   19062090               16794554         MCDONOUGH                                      GA                      30252         PUD
     16794561                   19062165               16794561         EAST POINT                                     GA                      30344         Single Family
     16794562                   19062173               16794562         LOGANVILLE                                     GA                      30052         Single Family
     16794565                   19062207               16794565         SMYRNA                                         TN                      37167         PUD
     16794567                   19062223               16794567         ATLANTA                                        GA                      30344         Single Family
     16794569                   19062249               16794569         BROKEN ARROW                                   OK                      74012         Single Family
     16794570                   19062256               16794570         JENKS                                          OK                      74037         Single Family
     16794574                   19062298               16794574         DELANO                                         CA                      93215         Single Family
     16794575                   19062306               16794575         SOLANA BEACH                                   CA                      92075         Single Family
     16794576                   19062314               16794576         SAN DIEGO                                      CA                      92101         Hi-Rise Condo
     16794579                   19062348               16794579         JEFFERSON                                      GA                      30549         Single Family
     16794580                   19062355               16794580         COVINGTON                                      GA                      30016         Single Family
     16794581                   19062363               16794581         CLEVELAND                                      OH                      44105         2-4 Family
     16794582                   19062371               16794582         CLEVELAND                                      OH                      44105         2-4 Family
     16794583                   19062389               16794583         COVINGTON                                      GA                      30016         PUD
     16794584                   19062397               16794584         DENVER                                         CO                      80239         Single Family
     16794588                   19062439               16794588         TAYLORSVILLE                                   GA                      30178         Single Family
     16794589                   19062447               16794589         MEMPHIS                                        TN                      38134         Single Family
     16794593                   19062488               16794593         DETROIT                                        MI                      48219         Single Family
     16794594                   19062496               16794594         MINNEAPOLIS                                    MN                      55412         Single Family
     16794595                   19062504               16794595         MONTGOMERY                                     AL                      36109         Single Family
     16794596                   19062512               16794596         SUWANEE                                        GA                      30024         Single Family
     16794600                   19062553               16794600         ATLANTA                                        GA                      30315         2-4 Family
     16794601                   19062561               16794601         ELLENWOOD                                      GA                      30294         Single Family
     16794602                   19062579               16794602         NEWNAN                                         GA                      30263         Single Family
     16794603                   19062587               16794603         AURORA                                         CO                      80019         Condominium
     16794605                   19062603               16794605         TOMBALL                                        TX                      77375         PUD
     16794607                   19062629               16794607         STOCKBRIDGE                                    GA                      30281         PUD
     16794610                   19062652               16794610         HOGANSVILLE                                    GA                      30230         Single Family
     16794611                   19062660               16794611         CORDOVA                                        TN                      38016         Single Family
     16794613                   19062686               16794613         DECATUR                                        GA                      30034         Single Family
     16794624                   19062793               16794624         SCOTTSDALE                                     AZ                      85259         Condominium
     16794625                   19062801               16794625         PRESCOTT VALLEY                                AZ                      86314         Single Family
     16794626                   19062819               16794626         LAKESIDE                                       AZ                      85929         Single Family
     16794627                   19062827               16794627         CASA GRANDE                                    AZ                      85222         Single Family
     16794628                   19062835               16794628         SNOWFLAKE                                      AZ                      85937         Single Family
     16794630                   19062850               16794630         QUEEN CREEK                                    AZ                      85242         Single Family
     16794631                   19062868               16794631         QUEEN CREEK                                    AZ                      85242         PUD
     16794632                   19062876               16794632         QUEEN CREEK                                    AZ                      85242         PUD
     16794633                   19062884               16794633         QUEEN CREEK                                    AZ                      85242         Single Family
     16794637                   19062926               16794637         AVONDALE                                       AZ                      85323         Single Family
     16794639                   19062942               16794639         AVONDALE                                       AZ                      85323         PUD
     16794644                   19062991               16794644         RUTHER GLEN                                    VA                      22546         PUD
     16794647                   19063023               16794647         LAS VEGAS                                      NV                      89103         Condominium
     16794648                   19063031               16794648         LAS VEGAS                                      NV                      89103         Condominium
     16794650                   19063056               16794650         AURORA                                         CO                      80013         Single Family
     16794651                   19063064               16794651         WASCO                                          CA                      93280         Single Family
     16794653                   19063080               16794653         ELK RIVER                                      MN                      55330         Single Family
     16794654                   19063098               16794654         CHICAGO                                        IL                      60628         Single Family
     16794657                   19063122               16794657         SAUK RAPIDS                                    MN                      56379         Single Family
     16794658                   19063130               16794658         ELK RIVER                                      MN                      55330         Single Family
     16794659                   19063148               16794659         MUNCIE                                         IN                      47302         Single Family
     16794661                   19063163               16794661         MUNCIE                                         IN                      47302         Single Family
     16794677                   19063320               16794677         GREENACRES                                     FL                      33463         Condominium
     16794685                   19063403               16794685         THORNTON                                       CO                      80602         PUD
     16794688                   19063437               16794688         BROKEN ARROW                                   OK                      74012         Single Family
     16794690                   19063452               16794690         RICHMOND                                       VA                      23222         Single Family
     16794691                   19063460               16794691         CLEVELAND                                      OH                      44108         2-4 Family
     16794692                   19063478               16794692         AUSTELL                                        GA                      30106         Single Family
     16794693                   19063486               16794693         AUSTELL                                        GA                      30106         Single Family
     16794699                   19063544               16794699         GLADSTONE                                      MI                      49837         Single Family
     16794701                   19063569               16794701         AUSTELL                                        GA                      30106         Single Family
     16794703                   19063585               16794703         OKLAHOMA CITY                                  OK                      73159         Single Family
     16794706                   19063619               16794706         MEMPHIS                                        TN                      38122         Single Family
     16794707                   19063627               16794707         OWASSO                                         OK                      74055         PUD
     16794708                   19063635               16794708         HAMPTON                                        VA                      23666         Single Family
     16794710                   19063650               16794710         HORNLAKE                                       MS                      38637         Single Family
     16794713                   19063684               16794713         ARLINGTON                                      TX                      76002         Single Family
     16794714                   19063692               16794714         ARLINGTON                                      TX                      76002         Single Family
     16794715                   19063700               16794715         OWASSO                                         OK                      74055         PUD
     16795835                   19074905               16795835         CUMMING                                        GA                      30040         Single Family
     16794001                   19056563               16794001         CEDAR HILL                                     TX                      75104         Single Family
     16795064                   19067198               16795064         NORCROSS                                       GA                      30071         Single Family
     16796213                   19078682               16796213         DECATUR                                        GA                      30032         Condominium
     15541461                   12015756               15541461         LOXLEY                                         AL                      36551         Single Family
     15539772                   11999869               15539772         LAKE CHARLES                                   LA                      70601         Single Family
     15538500                   11987773               15538500         SLIDELL                                        LA                      70460         Single Family
     15538820                   11990769               15538820         NEW ORLEANS                                    LA                      70128         Single Family
     16379158                   16805467               16379158         ALSIP                                          IL                      60803         Single Family
     16628169                   17208265               16628169         PALMDALE                                       CA                      93550         Single Family
     16628222                   17208794               16628222         ROUND ROCK                                     TX                      78664         Single Family
     16627909                   17205667               16627909         HOUSTON                                        TX                      77047         PUD
     16627960                   17206178               16627960         LINDALE                                        TX                      75771         Single Family
     16627966                   17206236               16627966         LANCASTER                                      TX                      75146         PUD
     16627983                   17206400               16627983         COLLEGE PARK                                   GA                      30349         PUD
     16628052                   17207093               16628052         PARKER                                         CO                      80134         PUD
     16628055                   17207127               16628055         CROWLEY                                        TX                      76036         PUD
     16628063                   17207200               16628063         BATON ROUGE                                    LA                      70809         Single Family
     16628107                   17207648               16628107         ELLENWOOD                                      GA                      30294         Single Family
     16394406                   16931651               16394406         ANNAPOLIS                                      MD                      21401         PUD
     16777820                   19084508               16777820         SAN JOSE                                       CA                      95136         Condominium
     16777812                   19084425               16777812         LAKE HAVASU CITY                               AZ                      86406         Single Family
     16777830                   19084607               16777830         MARGATE                                        FL                      33063         PUD
     16777821                   19084516               16777821         CAPE CORAL                                     FL                      33990         Single Family
     16777831                   19084615               16777831         PLANTATION                                     FL                      33313         Single Family
     16777822                   19084524               16777822         MIAMI                                          FL                      33157         Single Family
     16777813                   19084433               16777813         WANTAGH                                        NY                      11793         Single Family
     16777823                   19084532               16777823         PORT ST LUCIE                                  FL                      34987         Condominium
     16777832                   19084623               16777832         NEW SMYRNA BEACH                               FL                      32168         PUD
     16777814                   19084441               16777814         VICTORVILLE                                    CA                      92392         Single Family
     16777824                   19084540               16777824         SICKLERVILLE                                   NJ                       8081         Single Family
     16777833                   19084631               16777833         WEST PALM BEACH                                FL                      33411         Condominium
     16777825                   19084557               16777825         HERNDON                                        VA                      20170         PUD
     16777817                   19084474               16777817         CAPITOL HEIGHTS                                MD                      20743         Single Family
     16777827                   19084573               16777827         BOYNTON BEACH                                  FL                      33436         PUD
     16777819                   19084490               16777819         LOS ANGELES                                    CA                      90044         2-4 Family
     16777828                   19084581               16777828         BOCA RATON                                     FL                      33433         PUD
     16728994                   18876417               16728994         RANCHO MIRAGE                                  CA                      92270         PUD
     16777829                   19084599               16777829         LAND O LAKES                                   FL                      34637         Single Family
     16814925                   19227941               16814925         ONTARIO                                        CA                      91761         Single Family
     16814926                   19227958               16814926         REHOBOTH BEACH                                 DE                      19971         Condominium
     16814927                   19227966               16814927         ALEXANDRIA                                     VA                      22306         PUD
     16814928                   19227974               16814928         KISSIMMEE                                      FL                      34747         PUD
     16814929                   19227982               16814929         DAVIE                                          FL                      33325         Condominium
     16814930                   19227990               16814930         LAUDERHILL                                     FL                      33319         Single Family
     16814931                   19228006               16814931         CORAL SPRINGS                                  FL                      33067         Condominium
     16814932                   19228014               16814932         KISSIMMEE                                      FL                      34747         PUD
     16814933                   19228022               16814933         KISSIMMEE                                      FL                      34747         PUD
     16814934                   19228030               16814934         BOYTON BEACH                                   FL                      33435         Single Family
     16793277                   19209717               16793277         LAUDERHILL                                     FL                      33313         Single Family
     16793269                   19209634               16793269         ORLANDO                                        FL                      32837         Single Family
     16793270                   19209642               16793270         MANASSAS PARK                                  VA                      20111         PUD
     16793271                   19209659               16793271         CORAL SPRINGS                                  FL                      33071         Single Family
     16793272                   19209667               16793272         NAPLES                                         FL                      34103         Single Family
     16793273                   19209675               16793273         COCONUT CREEK                                  FL                      33073         PUD
     16793274                   19209683               16793274         KISSIMMEE                                      FL                      34744         PUD
     16793237                   19209311               16793237         PLYMOUTH                                       MA                       2360         Single Family
     16793238                   19209329               16793238         FORT MEYERS                                    FL                      33905         Single Family
     16793239                   19209337               16793239         GARFIELD                                       NJ                       7026         Single Family
     16793240                   19209345               16793240         PLANT CITY                                     FL                      33563         Condominium
     16793241                   19209352               16793241         MIRAMAR                                        FL                      33027         PUD
     16793242                   19209360               16793242         MIAMI                                          FL                      33184         Single Family
     16793244                   19209386               16793244         IRVINE                                         CA                      92612         PUD
     16793246                   19209402               16793246         HOLLYWOOD                                      FL                      33020         Single Family
     16793248                   19209428               16793248         BOCA RATON                                     FL                      33431         Condominium
     16793249                   19209436               16793249         MASSAPEQUA                                     NY                      11758         Single Family
     16793250                   19209444               16793250         WEST MILFORD                                   NJ                       7480         Single Family
     16793251                   19209451               16793251         FORT LAUDERDALE                                FL                      33312         PUD
     16793252                   19209469               16793252         ZEPHYRHILLS                                    FL                      33542         Single Family
     16793254                   19209485               16793254         POMPANO BEACH                                  FL                      33064         Single Family
     16793255                   19209493               16793255         NEWARK                                         NJ                       7112         2-4 Family
     16793257                   19209519               16793257         TARPON SPRINGS                                 FL                      34688         Single Family
     16793258                   19209527               16793258         ALEXANDRIA                                     VA                      22309         PUD
     16793259                   19209535               16793259         QUINTON TOWNSHIP                               NJ                       8302         Single Family
     16793260                   19209543               16793260         TAMARAC                                        FL                      33321         PUD
     16793261                   19209550               16793261         IRVINGTON                                      NJ                       7111         Single Family
     16793262                   19209568               16793262         BOCA RATON                                     FL                      33433         PUD
     16793263                   19209576               16793263         PORT SAINT LUCIE                               FL                      34986         PUD
     16793264                   19209584               16793264         HIALEAH                                        FL                      33015         PUD
     16793265                   19209592               16793265         PEMBROKE PINES                                 FL                      33025         Condominium
     16793266                   19209600               16793266         DESERT HOT SPRINGS                             CA                      92240         Single Family
     16793267                   19209618               16793267         WELLINGTON                                     FL                      33414         PUD
     16793268                   19209626               16793268         PEMBROKE PINES                                 FL                      33028         PUD
     16610855                   17187527               16610855         WEST PALM BEACH                                FL                      33413         PUD
     16836444                   19308626               16836444         SAINT CLOUD                                    FL                      34772         PUD
     16836445                   19308634               16836445         MERIDIAN                                       ID                      83642         PUD
     16836446                   19308642               16836446         KISSIMMEE                                      FL                      34759         PUD
     16836447                   19308659               16836447         MANTECA                                        CA                      95336         Single Family
     16836448                   19308667               16836448         PALM BAY                                       FL                      32909         Single Family
     16836449                   19308675               16836449         BOISE                                          ID                      83714         PUD
     16836450                   19308683               16836450         COLD SPRINGS                                   NV                      89506         PUD
     16836451                   19308691               16836451         RUTHER GLEN                                    VA                      22546         PUD
     16836452                   19308709               16836452         LAS VEGAS                                      NV                      89113         PUD
     16836453                   19308717               16836453         GILBERT                                        AZ                      85233         PUD
     16836454                   19308725               16836454         CHICAGO                                        IL                      60622         Condominium
     16836455                   19308733               16836455         WASHINGTON                                     DC                      20011         Townhouse
     16836456                   19308741               16836456         FRESNO                                         CA                      93720         PUD
     16836457                   19308758               16836457         NEW HYDE PARK                                  NY                      11040         Single Family
     16836458                   19308766               16836458         LAS VEGAS                                      NV                      89123         PUD
     16836459                   19308774               16836459         KUNA                                           ID                      83634         PUD
     16836460                   19308782               16836460         PALM COAST                                     FL                      32137         Single Family
     16836461                   19308790               16836461         WEST MELBOURNE                                 FL                      32904         PUD
     16836462                   19308808               16836462         CLERMONT                                       FL                      34711         Single Family
     16836463                   19308816               16836463         PARKLAND                                       FL                      33076         PUD
     16836464                   19308824               16836464         HILLSBORO                                      OR                      97124         PUD
     16836465                   19308832               16836465         CUMMING                                        GA                      30040         Single Family
     16836466                   19308840               16836466         MIDDLE RIVER                                   MD                      21220         Single Family
     16836412                   19308303               16836412         GURNEE                                         IL                      60031         PUD
     16836413                   19308311               16836413         JACKSONVILLE                                   FL                      32225         PUD
     16836414                   19308329               16836414         DELRAY BEACH                                   FL                      33484         Single Family
     16836415                   19308337               16836415         MIAMI                                          FL                      33169         Single Family
     16836416                   19308345               16836416         APOPKA                                         FL                      32712         PUD
     16836417                   19308352               16836417         RIVERVIEW                                      FL                      33569         PUD
     16836418                   19308360               16836418         ALTADENA                                       CA                      91001         Single Family
     16836419                   19308378               16836419         FORT LAUDERDALE                                FL                      33315         2-4 Family
     16836420                   19308386               16836420         HESPERIA                                       CA                      92344         Single Family
     16836421                   19308394               16836421         GILBERT                                        AZ                      85299         PUD
     16836422                   19308402               16836422         CAPE CORAL                                     FL                      33904         Single Family
     16836423                   19308410               16836423         VANCOUVER                                      WA                      98682         Single Family
     16836424                   19308428               16836424         DAVIE                                          FL                      33325         PUD
     16836425                   19308436               16836425         CHICAGO                                        IL                      60609         2-4 Family
     16836426                   19308444               16836426         OAKLAND PARK                                   FL                      33334         Single Family
     16836427                   19308451               16836427         WASHINGTON                                     UT                      84780         Single Family
     16836428                   19308469               16836428         CHICAGO                                        IL                      60641         PUD
     16836429                   19308477               16836429         INGLEWOOD                                      CA                      90303         Single Family
     16836430                   19308485               16836430         BELTSVILLE                                     MD                      20705         Single Family
     16836431                   19308493               16836431         LAS VEGAS                                      NV                      89122         PUD
     16836432                   19308501               16836432         ROSEMEAD                                       CA                      91770         Single Family
     16836433                   19308519               16836433         HOLLYWOOD                                      FL                      33023         Single Family
     16836434                   19308527               16836434         ATWATER                                        CA                      95301         Single Family
     16836435                   19308535               16836435         MIAMI                                          FL                      33175         Single Family
     16836437                   19308550               16836437         WOODBRIDGE                                     VA                      22191         Single Family
     16836438                   19308568               16836438         CHICO                                          CA                      95928         Single Family
     16836439                   19308576               16836439         MANASSAS                                       VA                      20110         PUD
     16836440                   19308584               16836440         MIRAMAR                                        FL                      33027         PUD
     16836441                   19308592               16836441         LAS VEGAS                                      NV                      89122         PUD
     16836442                   19308600               16836442         ELK GROVE                                      CA                      95624         Single Family
     16836443                   19308618               16836443         RUNNING SPRINGS                                CA                      92382         Single Family
     16836392                   19308105               16836392         LONG BEACH                                     CA                      90808         Single Family
     16836393                   19308113               16836393         HAGERSTOWN                                     MD                      21741         PUD
     16836394                   19308121               16836394         SANTA ANA                                      CA                      92704         Single Family
     16836395                   19308139               16836395         PARKLAND                                       FL                      33076         PUD
     16836396                   19308147               16836396         MESA                                           AZ                      85201         2-4 Family
     16836397                   19308154               16836397         STOCKTON                                       CA                      95206         Single Family
     16836398                   19308162               16836398         LAKE FOREST                                    CA                      92630         Condominium
     16836399                   19308170               16836399         HIGHLAND BEACH                                 FL                      33487         PUD
     16836400                   19308188               16836400         FORT WASHINGTON                                MD                      20744         Single Family
     16836401                   19308196               16836401         PINON HILLS                                    CA                      92372         Single Family
     16836402                   19308204               16836402         MODESTO                                        CA                      95358         Single Family
     16836403                   19308212               16836403         LATON                                          CA                      93242         Single Family
     16836335                   19307537               16836335         SANTA                                          CA                      93458         Single Family
     16836336                   19307545               16836336         HERNDON                                        VA                      20170         PUD
     16836337                   19307552               16836337         SANTA MARIA                                    CA                      93458         Single Family
     16836338                   19307560               16836338         MANTECA                                        CA                      95337         Single Family
     16836339                   19307578               16836339         FRESNO                                         CA                      93727         Single Family
     16836340                   19307586               16836340         ONTARIO                                        CA                      91762         Single Family
     16836341                   19307594               16836341         SCOTTSDALE                                     AZ                      85251         Single Family
     16836343                   19307610               16836343         TACOMA                                         WA                      98409         Single Family
     16836344                   19307628               16836344         FRESNO                                         CA                      93722         Single Family
     16836345                   19307636               16836345         KENT                                           WA                      98032         2-4 Family
     16836346                   19307644               16836346         PUYALLUP                                       WA                      98374         Single Family
     16836347                   19307651               16836347         HAYWARD                                        CA                      94544         Single Family
     16836348                   19307669               16836348         MERCED                                         CA                      95340         Single Family
     16836349                   19307677               16836349         ANNANDALE                                      VA                      22003         Single Family
     16836350                   19307685               16836350         GILBERT                                        AZ                      85296         PUD
     16836351                   19307693               16836351         QUEEN CREEK                                    AZ                      85242         PUD
     16836352                   19307701               16836352         SPRING                                         TX                      77386         PUD
     16836353                   19307719               16836353         CHINO                                          CA                      91710         Single Family
     16836354                   19307727               16836354         LAUREL                                         MD                      20707         PUD
     16836355                   19307735               16836355         HOLLYWOOD                                      FL                      33027         Condominium
     16836356                   19307743               16836356         FRESNO                                         CA                      93711         Single Family
     16836357                   19307750               16836357         NAMPA                                          ID                      83651         PUD
     16836358                   19307768               16836358         WINTON                                         CA                      95388         Single Family
     16836359                   19307776               16836359         BAKERSFIELD                                    CA                      93307         Single Family
     16836361                   19307792               16836361         WALDORF                                        MD                      20603         PUD
     16836362                   19307800               16836362         SAN JOSE                                       CA                      95132         Single Family
     16836363                   19307818               16836363         CLEARWATER                                     FL                      33765         PUD
     16836364                   19307826               16836364         ST PETERSBURG                                  FL                      33701         2-4 Family
     16836365                   19307834               16836365         CARSON                                         CA                      90746         Condominium
     16836366                   19307842               16836366         EAGLE                                          ID                      83616         PUD
     16836367                   19307859               16836367         MADERA                                         CA                      93638         Single Family
     16836368                   19307867               16836368         SCOTTSDALE                                     AZ                      85255         PUD
     16836369                   19307875               16836369         ST PETERSBURG                                  FL                      33703         Single Family
     16836370                   19307883               16836370         COLUMBUS                                       OH                      43221         Single Family
     16836371                   19307891               16836371         TIGARD                                         OR                      97224         PUD
     16836372                   19307909               16836372         ESCALON                                        CA                      95320         Single Family
     16836374                   19307925               16836374         MODESTO                                        CA                      95355         Single Family
     16836375                   19307933               16836375         TURLOCK                                        CA                      95380         Single Family
     16836376                   19307941               16836376         DES PLAINES                                    IL                      60018         Single Family
     16836377                   19307958               16836377         MORGAN                                         UT                      84050         PUD
     16836378                   19307966               16836378         CORONA                                         CA                      92883         Condominium
     16836379                   19307974               16836379         SANTA ROSA                                     CA                      95407         Condominium
     16836380                   19307982               16836380         POINCIANA                                      FL                      34759         PUD
     16836381                   19307990               16836381         CERES                                          CA                      95307         Single Family
     16836382                   19308006               16836382         MIRA LOMA                                      CA                      91752         Single Family
     16836383                   19308014               16836383         ELIZABETH                                      NJ                       7202         2-4 Family
     16836384                   19308022               16836384         MIRAMAR                                        FL                      33029         PUD
     16836385                   19308030               16836385         SUNRISE                                        FL                      33322         Single Family
     16836386                   19308048               16836386         CERES                                          CA                      95307         Single Family
     16836387                   19308055               16836387         ALBUQUERQUE                                    NM                      87120         PUD
     16836388                   19308063               16836388         ST PETERSBURG                                  FL                      33712         Condominium
     16836389                   19308071               16836389         ATWATER                                        CA                      95301         PUD
     16836390                   19308089               16836390         MORENO VALLEY                                  CA                      92555         PUD
     16836391                   19308097               16836391         LOS BANOS                                      CA                      93635         Single Family
     16836294                   19307123               16836294         CICERO                                         IL                      60804         2-4 Family
     16836295                   19307131               16836295         NAPLES                                         FL                      34120         PUD
     16836296                   19307149               16836296         PHOENIX                                        AZ                      85085         PUD
     16836297                   19307156               16836297         GAITHERSBURG                                   MD                      20879         Single Family
     16836298                   19307164               16836298         LITCHFIELD PARK                                AZ                      85340         PUD
     16836299                   19307172               16836299         VISALIA                                        CA                      93291         Single Family
     16836300                   19307180               16836300         RANCHO CUCAMONGA                               CA                      91730         Single Family
     16836301                   19307198               16836301         LAS VEGAS                                      NV                      89147         Condominium
     16836302                   19307206               16836302         NORTH LAS VEGAS                                NV                      89084         PUD
     16836303                   19307214               16836303         SAN BERNARDINO                                 CA                      92407         Single Family
     16836304                   19307222               16836304         CAPE CORAL                                     FL                      33909         Single Family
     16836305                   19307230               16836305         SAINT AUGUSTINE                                FL                      32092         PUD
     16836306                   19307248               16836306         SARATOGA SPRINGS                               UT                      84045         Single Family
     16836307                   19307255               16836307         GAITHERSBURG                                   MD                      20879         PUD
     16836308                   19307263               16836308         GLENDALE                                       AZ                      85307         PUD
     16836309                   19307271               16836309         GILBERT                                        AZ                      85233         PUD
     16836310                   19307289               16836310         WINDSOR                                        CA                      95492         Single Family
     16836311                   19307297               16836311         SAN MARCOS                                     CA                      92078         Single Family
     16836312                   19307305               16836312         MARINA                                         CA                      93933         Single Family
     16836313                   19307313               16836313         LAGUNA HILLS                                   CA                      92653         Single Family
     16836314                   19307321               16836314         PHOENIX                                        AZ                      85028         Single Family
     16836315                   19307339               16836315         AMERICAN CANYON                                CA                      94503         Single Family
     16836316                   19307347               16836316         IRVINE                                         CA                      92620         PUD
     16836317                   19307354               16836317         RIVERSIDE                                      CA                      92505         Condominium
     16836318                   19307362               16836318         LEHIGH ACRES                                   FL                      33936         Single Family
     16836319                   19307370               16836319         PHOENIX                                        AZ                      85086         PUD
     16836320                   19307388               16836320         COLUMBIA                                       MD                      21044         Single Family
     16836321                   19307396               16836321         CAPE CORAL                                     FL                      33904         Single Family
     16836322                   19307404               16836322         FORT WASHINGTON                                MD                      20744         Single Family
     16836323                   19307412               16836323         UPPER MARLBORO                                 MD                      20772         PUD
     16836324                   19307420               16836324         RIVERSIDE                                      CA                      92506         Single Family
     16836325                   19307438               16836325         MENIFEE                                        CA                      92584         Single Family
     16836326                   19307446               16836326         CANDLER                                        NC                      28715         PUD
     16836327                   19307453               16836327         SACRAMENTO                                     CA                      95834         PUD
     16836328                   19307461               16836328         FONTANA                                        CA                      92336         PUD
     16836329                   19307479               16836329         HOLLYWOOD                                      FL                      33021         Single Family
     16836330                   19307487               16836330         PORTLAND                                       OR                      97229         Condominium
     16836331                   19307495               16836331         POMONA                                         CA                      91768         Single Family
     16836332                   19307503               16836332         DURHAM                                         NC                      27712         Single Family
     16836333                   19307511               16836333         SAN DIEGO                                      CA                      92115         Single Family
     16836289                   19307073               16836289         VALLEJO                                        CA                      94589         Single Family
     16836290                   19307081               16836290         PORTLAND                                       OR                      97219         Single Family
     16836292                   19307107               16836292         ORLANDO                                        FL                      32835         PUD
     16836293                   19307115               16836293         JACKSONVILLE                                   FL                      32259         PUD
     16836404                   19308220               16836404         SPRINGFIELD                                    VA                      22151         Single Family
     16836405                   19308238               16836405         LAS VEGAS                                      NV                      89141         PUD
     16836406                   19308246               16836406         SOUTHWEST RANCHES                              FL                      33331         Single Family
     16836407                   19308253               16836407         NEW PORT RICHEY                                FL                      34655         Single Family
     16836408                   19308261               16836408         NAPLES                                         FL                      34116         Single Family
     16836409                   19308279               16836409         LAKELAND                                       FL                      33813         Single Family
     16836410                   19308287               16836410         WASHINGTON                                     DC                      20009         Condominium
     16836411                   19308295               16836411         LANCASTER                                      CA                      93536         Single Family
     16773596                   19013853               16773596         VICTORVILLE                                    CA                      92392         Single Family
     16971204                   19935857               16971204         FRESNO                                         CA                      93726         Single Family
     16971205                   19935865               16971205         BOCA RATON                                     FL                      33498         PUD
     16971261                   19936426               16971261         GRANADA HILLS AREA                             CA                      91344         Single Family
     16971180                   19935618               16971180         SAN JOSE                                       CA                      95136         Condominium
     16971343                   19937242               16971343         SCOTTSDALE                                     AZ                      85262         PUD
     16971262                   19936434               16971262         BAKERSFIELD                                    CA                      93311         Single Family
     16971181                   19935626               16971181         SAN JOSE                                       CA                      95118         Single Family
     16971263                   19936442               16971263         SAN DIEGO                                      CA                      92105         Single Family
     16971344                   19937259               16971344         STOCKTON                                       CA                      95209         Single Family
     16971182                   19935634               16971182         DINUBA                                         CA                      93618         Single Family
     16971264                   19936459               16971264         MENIFEE                                        CA                      92584         PUD
     16971345                   19937267               16971345         CANYON LAKE                                    CA                      92587         Single Family
     16971183                   19935642               16971183         BELTSVILLE                                     MD                      20705         PUD
     16971184                   19935659               16971184         LAUDERHILL                                     FL                      33313         Condominium
     16971265                   19936467               16971265         PITTSBURG                                      CA                      94565         Single Family
     16971346                   19937275               16971346         ARCADIA                                        CA                      91006         Condominium
     16971347                   19937283               16971347         BELTSVILLE                                     MD                      20705         Condominium
     16971266                   19936475               16971266         PERRIS                                         CA                      92570         Single Family
     16971185                   19935667               16971185         FORT MYERS                                     FL                      33919         Single Family
     16971348                   19937291               16971348         LAS VEGAS                                      NV                      89131         PUD
     16971186                   19935675               16971186         PHOENIX                                        AZ                      85034         Condominium
     16971267                   19936483               16971267         DORAL                                          FL                      33166         Condominium
     16971349                   19937309               16971349         WEST VALLEY CITY                               UT                      84119         Single Family
     16971268                   19936491               16971268         DORAL                                          FL                      33166         Condominium
     16971187                   19935683               16971187         ORLANDO                                        FL                      32819         Condominium
     16971188                   19935691               16971188         DEERFIELD BEACH                                FL                      33441         Townhouse
     16971269                   19936509               16971269         MIAMI                                          FL                      33175         Single Family
     16971189                   19935709               16971189         QUEEN CREEK                                    AZ                      85242         PUD
     16971350                   19937317               16971350         FONTANA                                        CA                      92336         Single Family
     16971270                   19936517               16971270         PEMBROKE PINES                                 FL                      33028         Single Family
     16971351                   19937325               16971351         NAMPA                                          ID                      83686         PUD
     16971271                   19936525               16971271         SPARTANBURG                                    SC                      29301         Single Family
     16971190                   19935717               16971190         JACKSONVILLE BEACH                             FL                      32250         Single Family
     16971352                   19937333               16971352         FRESNO                                         CA                      93706         Single Family
     16971272                   19936533               16971272         GAITHERSBURG                                   MD                      20882         PUD
     16971191                   19935725               16971191         LAKESIDE                                       CA                      92040         PUD
     16971353                   19937341               16971353         GAITHERSBURG                                   MD                      20879         Single Family
     16971273                   19936541               16971273         SAN DIEGO                                      CA                      92117         Townhouse
     16971192                   19935733               16971192         CHICAGO                                        IL                      60625         2-4 Family
     16971354                   19937358               16971354         PALM HARBOR                                    FL                      34683         PUD
     16971355                   19937366               16971355         WOODLAND                                       CA                      95776         Single Family
     16971274                   19936558               16971274         ATWATER                                        CA                      95301         Single Family
     16971193                   19935741               16971193         NORTH LAS VEGAS                                NV                      89081         PUD
     16971194                   19935758               16971194         CHANDLER                                       AZ                      85225         Single Family
     16971356                   19937374               16971356         WELLINGTON                                     FL                      33467         Single Family
     16971275                   19936566               16971275         CLOVIS                                         CA                      93619         Single Family
     16971357                   19937382               16971357         FRESNO                                         CA                      93727         Single Family
     16971276                   19936574               16971276         LIVINGSTON                                     CA                      95334         Single Family
     16971195                   19935766               16971195         TAMARAC                                        FL                      33321         PUD
     16971277                   19936582               16971277         ANTIOCH                                        CA                      94531         Single Family
     16971196                   19935774               16971196         MAURERTOWN                                     VA                      22644         Single Family
     16971358                   19937390               16971358         CHINO                                          CA                      91710         Condominium
     16971359                   19937408               16971359         RESEDA AREA                                    CA                      91335         Single Family
     16971278                   19936590               16971278         SACRAMENTO                                     CA                      95833         PUD
     16971197                   19935782               16971197         CAMARILLO                                      CA                      93010         Single Family
     16971279                   19936608               16971279         KISSIMMEE                                      FL                      34747         PUD
     16971198                   19935790               16971198         SANTA MARIA                                    CA                      93455         Single Family
     16971199                   19935808               16971199         HUNTSVILLE                                     UT                      84317         Condominium
     16971200                   19935816               16971200         CLOVIS                                         CA                      93619         PUD
     16971201                   19935824               16971201         BALDWIN PARK                                   CA                      91706         Single Family
     16971202                   19935832               16971202         ALISO VIEJO                                    CA                      92656         Condominium
     16971203                   19935840               16971203         ATLANTA                                        GA                      30331         Single Family
     16971239                   19936202               16971239         TAMPA                                          FL                      33614         Single Family
     16971393                   19937747               16971393         GILBERT                                        AZ                      85296         Single Family
     16971159                   19935402               16971159         DAMASCUS                                       MD                      20872         Single Family
     16971394                   19937754               16971394         MIRA LOMA                                      CA                      91752         Single Family
     16971395                   19937762               16971395         TAMPA                                          FL                      33635         Single Family
     16971396                   19937770               16971396         GLENDALE                                       AZ                      85304         Single Family
     16971397                   19937788               16971397         SCOTTSDALE                                     AZ                      85260         Single Family
     16971399                   19937804               16971399         QUEEN CREEK                                    AZ                      85242         PUD
     16971400                   19937812               16971400         CHULA VISTA                                    CA                      91913         PUD
     16971401                   19937820               16971401         MILFORD                                        PA                      18337         Single Family
     16971320                   19937010               16971320         CAPE CORAL                                     FL                      33991         Single Family
     16971321                   19937028               16971321         FLORENCE                                       AZ                      85232         PUD
     16971240                   19936210               16971240         PORTLAND                                       OR                      97229         Condominium
     16971402                   19937838               16971402         NIPOMO                                         CA                      93444         Single Family
     16971241                   19936228               16971241         CHINO                                          CA                      91710         Single Family
     16971160                   19935410               16971160         FONTANA                                        CA                      92337         Single Family
     16971403                   19937846               16971403         SAN JOSE                                       CA                      95116         Single Family
     16971322                   19937036               16971322         NORTH LAUDERDALE                               FL                      33068         Single Family
     16971161                   19935428               16971161         HIGLEY                                         AZ                      85236         PUD
     16971323                   19937044               16971323         CHULA VISTA                                    CA                      91913         PUD
     16971404                   19937853               16971404         MERIDIAN                                       ID                      83642         Single Family
     16971242                   19936236               16971242         ISSAQUAH                                       WA                      98029         Single Family
     16971243                   19936244               16971243         MODESTO                                        CA                      95355         Single Family
     16971405                   19937861               16971405         CORAL SPRINGS                                  FL                      33067         PUD
     16971162                   19935436               16971162         NORTH LAS VEGAS                                NV                      89081         PUD
     16971406                   19937879               16971406         BARBERTON                                      OH                      44203         Single Family
     16971163                   19935444               16971163         ESCONDIDO                                      CA                      92029         Single Family
     16971244                   19936251               16971244         MIAMI                                          FL                      33185         PUD
     16971325                   19937069               16971325         MURRIETA                                       CA                      92562         Single Family
     16971245                   19936269               16971245         WICKLIFFE                                      OH                      44092         Single Family
     16971164                   19935451               16971164         WEST PALM BEACH                                FL                      33411         Condominium
     16971326                   19937077               16971326         MONTGOMERY                                     IL                      60538         Single Family
     16971407                   19937887               16971407         SAN DIEGO                                      CA                      92139         Condominium
     16971408                   19937895               16971408         CHANDLER                                       AZ                      85249         PUD
     16971165                   19935469               16971165         ESCALON                                        CA                      95320         Single Family
     16971327                   19937085               16971327         CERES                                          CA                      95307         Single Family
     16971246                   19936277               16971246         BURKE                                          VA                      22015         Single Family
     16971328                   19937093               16971328         NORTH LAS VEGAS                                NV                      89031         Single Family
     16971247                   19936285               16971247         PORT SAINT LUCIE                               FL                      34953         Single Family
     16971409                   19937903               16971409         LARGO                                          FL                      33778         Single Family
     16971166                   19935477               16971166         ATWATER                                        CA                      95301         Single Family
     16971329                   19937101               16971329         RIVERSIDE                                      CA                      92503         Single Family
     16971248                   19936293               16971248         WOODBRIDGE                                     VA                      22193         PUD
     16971167                   19935485               16971167         WEST PALM BEACH                                FL                      33411         Condominium
     16971249                   19936301               16971249         CAPE CORAL                                     FL                      33993         Single Family
     16971169                   19935501               16971169         LANHAM                                         MD                      20706         Single Family
     16971410                   19937911               16971410         LAND O LAKES                                   FL                      34638         PUD
     16971330                   19937119               16971330         CANDLER                                        NC                      28715         Single Family
     16971411                   19937929               16971411         HUMBLE                                         TX                      77346         PUD
     16971331                   19937127               16971331         SAN DIEGO                                      CA                      92127         Condominium
     16971250                   19936319               16971250         CHANTILLY                                      VA                      20151         Single Family
     16971412                   19937937               16971412         PORT CHARLOTTE                                 FL                      33952         Single Family
     16971170                   19935519               16971170         SANTA ROSA                                     CA                      95403         Single Family
     16971251                   19936327               16971251         GOODYEAR                                       AZ                      85338         PUD
     16971332                   19937135               16971332         ATWATER                                        CA                      95301         Single Family
     16971333                   19937143               16971333         WESTON                                         FL                      33332         PUD
     16971252                   19936335               16971252         CAMARILLO                                      CA                      93010         Single Family
     16971171                   19935527               16971171         BUCKEYE                                        AZ                      85326         PUD
     16971334                   19937150               16971334         HENDERSON                                      NV                      89012         PUD
     16971172                   19935535               16971172         QUEEN CREEK                                    AZ                      85242         PUD
     16971253                   19936343               16971253         ANTIOCH                                        CA                      94531         Single Family
     16971254                   19936350               16971254         RIVERSIDE                                      CA                      92508         PUD
     16971173                   19935543               16971173         OLDSMAR                                        FL                      34677         Single Family
     16971335                   19937168               16971335         MIAMI                                          FL                      33193         Condominium
     16971174                   19935550               16971174         EUSTIS                                         FL                      32726         Single Family
     16971336                   19937176               16971336         MENIFEE                                        CA                      92584         Single Family
     16971255                   19936368               16971255         SIGNAL HILL                                    CA                      90755         Condominium
     16971256                   19936376               16971256         WASHINGTON                                     UT                      84780         Single Family
     16971175                   19935568               16971175         RIVERSIDE                                      CA                      92503         Single Family
     16971337                   19937184               16971337         NAPLES                                         FL                      34108         Single Family
     16971257                   19936384               16971257         ORANGE PARK                                    FL                      32073         PUD
     16971338                   19937192               16971338         LA PUENTE AREA                                 CA                      91746         Single Family
     16971176                   19935576               16971176         BAKERSFIELD                                    CA                      93313         Single Family
     16971339                   19937200               16971339         HANFORD                                        CA                      93230         Single Family
     16971258                   19936392               16971258         MARCO ISLAND                                   FL                      34145         Single Family
     16971177                   19935584               16971177         LAKE WORTH                                     FL                      33467         Single Family
     16971259                   19936400               16971259         MONCKS CORNER                                  SC                      29461         Single Family
     16971178                   19935592               16971178         TURLOCK                                        CA                      95380         Single Family
     16971179                   19935600               16971179         SAN BERNARDINO                                 CA                      92404         2-4 Family
     16971340                   19937218               16971340         PEMBROKE PINES                                 FL                      33024         PUD
     16971260                   19936418               16971260         VISTA                                          CA                      92083         Single Family
     16971341                   19937226               16971341         ADELANTO                                       CA                      92301         Single Family
     16971342                   19937234               16971342         LA MESA                                        CA                      91941         Single Family
     16971313                   19936947               16971313         OAKLEY                                         CA                      94561         Single Family
     16971233                   19936145               16971233         WEST PALM BEACH                                FL                      33415         Condominium
     16971314                   19936954               16971314         MERIDIAN                                       ID                      83646         PUD
     16971234                   19936152               16971234         GARFIELD HEIGHTS                               OH                      44125         Single Family
     16971315                   19936962               16971315         LOS BANOS                                      CA                      93635         Single Family
     16971235                   19936160               16971235         MIAMI LAKES                                    FL                      33014         PUD
     16971236                   19936178               16971236         ATWATER                                        CA                      95301         Single Family
     16971317                   19936988               16971317         AUBURN                                         CA                      95603         PUD
     16971318                   19936996               16971318         ROMEOVILLE                                     IL                      60446         Single Family
     16971237                   19936186               16971237         SANTA CLARITA                                  CA                      91350         Single Family
     16971390                   19937713               16971390         SANTA ROSA                                     CA                      95403         Single Family
     16971319                   19937002               16971319         SAINT GEORGE                                   UT                      84770         Single Family
     16971391                   19937721               16971391         MIAMI                                          FL                      33178         Condominium
     16971392                   19937739               16971392         JACKSONVILLE                                   FL                      32208         Single Family
     16971384                   19937655               16971384         CROWN POINT                                    IN                      46307         PUD
     16971385                   19937663               16971385         MIRAMAR                                        FL                      33027         Condominium
     16971386                   19937671               16971386         ALEXANDRIA                                     VA                      22312         Condominium
     16971387                   19937689               16971387         WATERFORD                                      CA                      95386         Single Family
     16971388                   19937697               16971388         SCOTTSDALE                                     AZ                      85255         PUD
     16971389                   19937705               16971389         SACRAMENTO                                     CA                      95823         Single Family
     16971310                   19936913               16971310         WOODBRIDGE                                     VA                      22191         PUD
     16971311                   19936921               16971311         CHICAGO                                        IL                      60651         Single Family
     16971230                   19936111               16971230         WASHINGTON                                     UT                      84780         Single Family
     16971231                   19936129               16971231         MIAMI                                          FL                      33133         Hi-Rise Condo
     16971312                   19936939               16971312         SOUTH SAN FRANCISCO                            CA                      94080         Condominium
     16971232                   19936137               16971232         WOODBRIDGE                                     VA                      22193         Single Family
     16971221                   19936020               16971221         LONG BEACH                                     CA                      90805         Single Family
     16971303                   19936848               16971303         GILBERT                                        AZ                      85296         PUD
     16971222                   19936038               16971222         FRESNO                                         CA                      93704         Single Family
     16971304                   19936855               16971304         BATON ROUGE                                    LA                      70817         Single Family
     16971223                   19936046               16971223         WASHINGTON                                     UT                      84780         Single Family
     16971305                   19936863               16971305         MURRIETA                                       CA                      92563         Single Family
     16971306                   19936871               16971306         RANCHO CUCAMONGA                               CA                      91739         Single Family
     16971225                   19936061               16971225         ATWATER                                        CA                      95301         Single Family
     16971307                   19936889               16971307         FRESNO                                         CA                      93722         Single Family
     16971226                   19936079               16971226         ORLANDO                                        FL                      32839         PUD
     16971227                   19936087               16971227         TAMPA                                          FL                      33613         Condominium
     16971380                   19937614               16971380         FAIRFAX                                        VA                      22030         PUD
     16971308                   19936897               16971308         BRENTWOOD                                      CA                      94513         Single Family
     16971381                   19937622               16971381         SEATTLE                                        WA                      98105         Single Family
     16971228                   19936095               16971228         HAYWARD                                        CA                      94541         Condominium
     16971309                   19936905               16971309         DELHI                                          CA                      95315         Single Family
     16971382                   19937630               16971382         CERES                                          CA                      95307         Single Family
     16971229                   19936103               16971229         VALLEJO                                        CA                      94590         Single Family
     16971383                   19937648               16971383         RENTON                                         WA                      98057         Single Family
     16971295                   19936764               16971295         SACRAMENTO                                     CA                      95821         Single Family
     16971377                   19937580               16971377         NORTH LAS VEGAS                                NV                      89081         PUD
     16971296                   19936772               16971296         ANAHEIM                                        CA                      92801         Condominium
     16971378                   19937598               16971378         SHERWOOD                                       OR                      97140         Single Family
     16971297                   19936780               16971297         FORT WASHINGTON                                MD                      20744         Single Family
     16971298                   19936798               16971298         LANCASTER                                      CA                      93536         Single Family
     16971379                   19937606               16971379         FAIRFIELD                                      CA                      94534         Single Family
     16971299                   19936806               16971299         ORANGE                                         CA                      92869         Single Family
     16971300                   19936814               16971300         MIAMI                                          FL                      33018         Single Family
     16971220                   19936012               16971220         EUGENE                                         OR                      97405         Townhouse
     16971301                   19936822               16971301         DORAL                                          FL                      33178         Condominium
     16971302                   19936830               16971302         ANTHEM                                         AZ                      85086         PUD
     16971219                   19936004               16971219         SONOMA                                         CA                      95476         PUD
     16971373                   19937549               16971373         CLARENCE                                       NY                      14031         Single Family
     16971292                   19936731               16971292         OVIEDO                                         FL                      32765         Single Family
     16971293                   19936749               16971293         MCALLEN                                        TX                      78501         Single Family
     16971374                   19937556               16971374         REDWOOD CITY                                   CA                      94063         Single Family
     16971294                   19936756               16971294         RIO RANCHO                                     NM                      87144         Single Family
     16971375                   19937564               16971375         LEHIGH ACRES                                   FL                      33971         Single Family
     16971376                   19937572               16971376         MIAMI                                          FL                      33131         Hi-Rise Condo
     16971290                   19936715               16971290         ALOHA                                          OR                      97006         Single Family
     16971371                   19937523               16971371         DAVENPORT                                      FL                      33896         PUD
     16971372                   19937531               16971372         BOCA RATON                                     FL                      33446         PUD
     16971291                   19936723               16971291         LAS VEGAS                                      NV                      89122         PUD
     16971281                   19936624               16971281         GARDEN GROVE                                   CA                      92844         Single Family
     16971362                   19937432               16971362         MERCED                                         CA                      95348         Single Family
     16971209                   19935907               16971209         FRESNO                                         CA                      93704         Single Family
     16971282                   19936632               16971282         BAKERSFIELD                                    CA                      93312         Single Family
     16971363                   19937440               16971363         LAND O LAKES                                   FL                      34637         PUD
     16971364                   19937457               16971364         CHICAGO                                        IL                      60644         Single Family
     16971283                   19936640               16971283         REVERE                                         MA                       2151         Single Family
     16971284                   19936657               16971284         FRESNO                                         CA                      93728         Single Family
     16971285                   19936665               16971285         LAS VEGAS                                      NV                      89131         PUD
     16971366                   19937473               16971366         VANCOUVER                                      WA                      98686         Single Family
     16971286                   19936673               16971286         MERIDIAN                                       ID                      83646         PUD
     16971287                   19936681               16971287         PORTLAND                                       OR                      97236         Single Family
     16971368                   19937499               16971368         MESA                                           AZ                      85208         PUD
     16971288                   19936699               16971288         TACOMA                                         WA                      98445         PUD
     16971369                   19937507               16971369         BOCA RATON                                     FL                      33431         PUD
     16971289                   19936707               16971289         PORTLAND                                       OR                      97214         Single Family
     16971210                   19935915               16971210         LOS ANGELES                                    CA                      90065         Single Family
     16971211                   19935923               16971211         EDGEWOOD                                       WA                      98372         Single Family
     16971212                   19935931               16971212         SPRINGFIELD                                    VA                      22150         Single Family
     16971213                   19935949               16971213         CAROL STREAM                                   IL                      60188         Condominium
     16971214                   19935956               16971214         HEMET                                          CA                      92543         Single Family
     16971215                   19935964               16971215         DORAL                                          FL                      33166         Condominium
     16971216                   19935972               16971216         SUNLAND AREA                                   CA                      91040         Single Family
     16971217                   19935980               16971217         DORAL                                          FL                      33178         PUD
     16971370                   19937515               16971370         MIRAMAR                                        FL                      33027         Condominium
     16971218                   19935998               16971218         SANTA ANA                                      CA                      92704         Single Family
     16971207                   19935881               16971207         CHULA VISTA                                    CA                      91911         Single Family
     16971208                   19935899               16971208         MIDDLETON                                      ID                      83644         Single Family
     16971361                   19937424               16971361         COUNTRY CLUB HILLS                             IL                      60478         Single Family
     16971280                   19936616               16971280         CAPE CORAL                                     FL                      33993         Single Family
     16971206                   19935873               16971206         HILLSBORO                                      OR                      97123         Single Family
     16971360                   19937416               16971360         PRINCE FREDERICK                               MD                      20678         Single Family
     16729332                   18875419               16729332         SACRAMENTO                                     CA                      95815         Single Family
     16729333                   18875427               16729333         UNION CITY                                     CA                      94587         Condominium
     16729334                   18875435               16729334         GOODYEAR                                       AZ                      85338         PUD
     16729335                   18875443               16729335         GILBERT                                        AZ                      85296         PUD
     16729336                   18875450               16729336         LOS ANGELES (PA                                CA                      91331         Condominium
     16729346                   18875559               16729346         LIVERMORE                                      CA                      94551         2-4 Family
     16729347                   18875567               16729347         ANTIOCH                                        CA                      94509         Single Family
     16729348                   18875575               16729348         SAN JOSE                                       CA                      95133         PUD
     16729349                   18875583               16729349         SAN RAMON                                      CA                      94583         Condominium
     16729344                   18875534               16729344         TRACY                                          CA                      95377         Single Family
     16729341                   18875500               16729341         SAN JOSE                                       CA                      95123         Condominium
     16729342                   18875518               16729342         PATTERSON                                      CA                      95363         PUD
     16729343                   18875526               16729343         MENIFEE                                        CA                      92584         Single Family
     16729337                   18875468               16729337         LONG BEACH                                     CA                      90802         Condominium
     16729338                   18875476               16729338         ELK GROVE                                      CA                      95757         Single Family
     16729339                   18875484               16729339         PALO ALTO                                      CA                      94303         Single Family
     16728942                   18875898               16728942         WINTER GARDEN                                  FL                      34787         PUD
     16728943                   18875906               16728943         HIGHLAND                                       CA                      92346         Single Family
     16728944                   18875914               16728944         LA PUENTE                                      CA                      91744         Single Family
     16728945                   18875922               16728945         MYRTLE BEACH                                   SC                      29579         PUD
     16728946                   18875930               16728946         PONTIAC                                        MI                      48342         Single Family
     16728947                   18875948               16728947         PONTIAC                                        MI                      48341         Single Family
     16728948                   18875955               16728948         PONTIAC                                        MI                      48342         Single Family
     16728949                   18875963               16728949         ENGLEWOOD                                      CO                      80112         Condominium
     16728950                   18875971               16728950         PHOENIX                                        AZ                      85032         PUD
     16728951                   18875989               16728951         PEMBROKE PINES                                 FL                      33025         PUD
     16728952                   18875997               16728952         FORT MEYERS                                    FL                      33966         PUD
     16728953                   18876003               16728953         WALDORF                                        MD                      20601         PUD
     16728954                   18876011               16728954         QUEEN CREEK                                    AZ                      85242         PUD
     16728955                   18876029               16728955         DECATUR                                        GA                      30034         PUD
     16728956                   18876037               16728956         HYATSVILLE                                     MD                      20785         Condominium
     16728957                   18876045               16728957         KISSIMMEE                                      FL                      34744         PUD
     16728958                   18876052               16728958         RIVERDALE                                      GA                      30274         Single Family
     16728959                   18876060               16728959         ANDERSON                                       CA                      96007         Single Family
     16728960                   18876078               16728960         CLINTON                                        MD                      20735         Single Family
     16728961                   18876086               16728961         BEAR                                           DE                      19701         Single Family
     16728962                   18876094               16728962         PONTIAC                                        MI                      48341         Single Family
     16728963                   18876102               16728963         TUCKER                                         GA                      30084         Single Family
     16728964                   18876110               16728964         PONTIAC                                        MI                      48342         Single Family
     16728965                   18876128               16728965         PONTIAC                                        MI                      48342         Single Family
     16728966                   18876136               16728966         PONTIAC                                        MI                      48341         Single Family
     16728968                   18876151               16728968         GLENN DALE                                     MD                      20769         Single Family
     16728969                   18876169               16728969         SMYRNA                                         GA                      30080         Condominium
     16728970                   18876177               16728970         CARBONDALE                                     CO                      81623         Single Family
     16728971                   18876185               16728971         TUSCALOOSA                                     AL                      35405         Single Family
     16728972                   18876193               16728972         PONTIAC                                        MI                      48341         2-4 Family
     16728975                   18876227               16728975         ORANGE PARK                                    FL                      32065         PUD
     16728976                   18876235               16728976         JACKSONVILLE                                   FL                      32223         PUD
     16728977                   18876243               16728977         WALDORF                                        MD                      20603         PUD
     16728978                   18876250               16728978         CUMMING                                        GA                      30041         PUD
     16728979                   18876268               16728979         ATLANTA                                        GA                      30316         Single Family
     16728980                   18876276               16728980         RENTON                                         WA                      98059         PUD
     16728981                   18876284               16728981         PONTIAC                                        MI                      48341         Single Family
     16728913                   18875609               16728913         NORTH LAS VEGAS                                NV                      89032         Single Family
     16728914                   18875617               16728914         LAS VEGAS                                      NV                      89148         PUD
     16728915                   18875625               16728915         LAS VEGAS                                      NV                      89131         PUD
     16728916                   18875633               16728916         LAS VEGAS                                      NV                      89148         PUD
     16728917                   18875641               16728917         PEORIA                                         AZ                      85345         Single Family
     16728918                   18875658               16728918         LAS VEGAS                                      NV                      89106         Single Family
     16728919                   18875666               16728919         RICHMOND HILL                                  GA                      31324         PUD
     16728920                   18875674               16728920         LITHONIA                                       GA                      30058         Single Family
     16728921                   18875682               16728921         WHITE                                          GA                      30184         PUD
     16728923                   18875708               16728923         FT LAUDERDALE                                  FL                      33324         PUD
     16728924                   18875716               16728924         VAN NUYS                                       CA                      91406         Single Family
     16728925                   18875724               16728925         LA PUENTE                                      CA                      91744         Single Family
     16728926                   18875732               16728926         BESSEMER                                       AL                      35022         Single Family
     16728927                   18875740               16728927         STOCTON                                        CA                      92506         Single Family
     16728928                   18875757               16728928         RIDGECREST                                     CA                      93555         Single Family
     16728930                   18875773               16728930         SYRACUSE                                       UT                      84075         Single Family
     16728931                   18875781               16728931         HOUSTON                                        TX                      77007         Single Family
     16728932                   18875799               16728932         NEWPORT NEWS                                   VA                      23608         Single Family
     16728933                   18875807               16728933         MCDONOUGH                                      GA                      30253         PUD
     16728934                   18875815               16728934         GARDENA                                        CA                      90247         Condominium
     16728935                   18875823               16728935         ROCKLEDGE                                      FL                      32955         Single Family
     16728936                   18875831               16728936         SAN DIEGO                                      CA                      92105         Single Family
     16728937                   18875849               16728937         ESCONDIDO                                      CA                      92029         Single Family
     16728938                   18875856               16728938         TORRANCE                                       CA                      90502         Condominium
     16728939                   18875864               16728939         THE DALLES                                     OR                      97058         Single Family
     16728940                   18875872               16728940         MIAMI                                          FL                      33173         PUD
     16600406                   17151705               16600406         PORTERVILLE                                    CA                      93257         Single Family
     16777446                   19083328               16777446         WAUKEE                                         IA                      50263         Single Family
     16777426                   19083120               16777426         PHOENIX                                        AZ                      85022         Single Family
     16777400                   19082866               16777400         UMATILLA                                       FL                      32784         Single Family
     16777403                   19082890               16777403         SMITHVILLE                                     MO                      64089         Single Family
     16777404                   19082908               16777404         BLAINE                                         MN                      55449         Single Family
     16777406                   19082924               16777406         CONOGA PARK                                    CA                      91306         Single Family
     16777407                   19082932               16777407         LANCASTER                                      CA                      93534         Single Family
     16777408                   19082940               16777408         CERES                                          CA                      95307         Single Family
     16777416                   19083021               16777416         LAS VEGAS                                      NV                      89139         PUD
     16777504                   19083906               16777504         NEWTON                                         IA                      50208         Single Family
     16777506                   19083922               16777506         KANSAS CITY                                    MO                      64155         Single Family
     16777507                   19083930               16777507         SPRINGFIELD                                    MA                       1108         Single Family
     16777508                   19083948               16777508         ASTORIA                                        OR                      97103         Single Family
     16777509                   19083955               16777509         MESA                                           AZ                      85208         Condominium
     16777511                   19083971               16777511         ORLANDO                                        FL                      32810         Single Family
     16777513                   19083997               16777513         CALDWELL                                       ID                      83607         PUD
     16777514                   19084003               16777514         SCOTTSDALE                                     AZ                      85260         Condominium
     16777515                   19084011               16777515         VANCOUVER                                      WA                      98684         Single Family
     16777517                   19084037               16777517         LA QUINTA                                      CA                      92253         PUD
     16777518                   19084045               16777518         WYLIE                                          TX                      75098         PUD
     16777520                   19084060               16777520         KATY                                           TX                      77450         PUD
     16777521                   19084078               16777521         IRVING                                         TX                      75061         Single Family
     16777522                   19084086               16777522         OAKLAND                                        IA                      51560         Single Family
     16777523                   19084094               16777523         NORWALK                                        IA                      50211         Single Family
     16777524                   19084102               16777524         NEWARK                                         CA                      94560         Single Family
     16777525                   19084110               16777525         DESOTO                                         TX                      75115         Single Family
     16777527                   19084136               16777527         INDEPENDENCE                                   MO                      64055         Single Family
     16777528                   19084144               16777528         LAS VEGAS                                      NV                      89128         Single Family
     16777529                   19084151               16777529         ATLANTIC CITY                                  NJ                       8401         Single Family
     16777530                   19084169               16777530         LAKE MARY                                      FL                      32746         PUD
     16777531                   19084177               16777531         DAMON                                          TX                      77430         Single Family
     16777532                   19084185               16777532         VILLA RICA                                     GA                      30180         Single Family
     16777533                   19084193               16777533         BUCKEYE                                        AZ                      85326         PUD
     16777534                   19084201               16777534         EAST LONGMEADOW                                MA                       1028         Single Family
     16777535                   19084219               16777535         NORTH BRANFORD                                 CT                       6471         Single Family
     16777536                   19084227               16777536         MILWAUKIE                                      OR                      97222         Single Family
     16777537                   19084235               16777537         HAMMOND                                        IN                      46327         2-4 Family
     16777538                   19084243               16777538         LAS VEGAS                                      NV                      89149         PUD
     16777539                   19084250               16777539         JOHNSTOWN                                      CO                      80534         PUD
     16777540                   19084268               16777540         MIDLOTHIAN                                     TX                      76065         Single Family
     16777541                   19084276               16777541         ANKENY                                         IA                      50023         Single Family
     16777542                   19084284               16777542         SANTA MARIA                                    CA                      93455         PUD
     16777543                   19084292               16777543         SPOKANE                                        WA                      99207         2-4 Family
     16777544                   19084300               16777544         CEDAR CITY                                     UT                      84720         Single Family
     16777545                   19084318               16777545         SAN JOSE                                       CA                      95120         Single Family
     16777546                   19084326               16777546         DESOTO                                         TX                      75115         Single Family
     16777547                   19084334               16777547         SOUTH FULTON                                   TN                      38257         Single Family
     16777548                   19084342               16777548         SAN ANTONIO                                    TX                      78261         PUD
     16777549                   19084359               16777549         ANKENY                                         IA                      50023         Single Family
     16777550                   19084367               16777550         CEDAR CITY                                     UT                      84720         Single Family
     16777551                   19084375               16777551         MADERA                                         CA                      93631         Single Family
     16777552                   19084383               16777552         DES MOINES                                     IA                      50310         Single Family
     16777553                   19084391               16777553         DECATUR                                        GA                      30034         Single Family
     16782298                   19095256               16782298         NORTH SAINT PAUL                               MN                      55109         PUD
     16777495                   19083815               16777495         LAWRENCE                                       MA                       1843         2-4 Family
     16777496                   19083823               16777496         PHOENIX                                        AZ                      85013         PUD
     16777497                   19083831               16777497         PORTLAND                                       OR                      97220         2-4 Family
     16777498                   19083849               16777498         DES MOINES                                     IA                      50314         Single Family
     16777499                   19083856               16777499         REDMOND                                        WA                      98052         Condominium
     16777500                   19083864               16777500         ST. ANTHONY                                    MN                      55421         Single Family
     16777501                   19083872               16777501         SANTA MARIA                                    CA                      93458         Single Family
     16777502                   19083880               16777502         GALVESTON                                      TX                      77551         Single Family
     16777492                   19083781               16777492         LAWRENCE                                       MA                       1841         2-4 Family
     16777493                   19083799               16777493         WEST DES MOINES                                IA                      50265         Single Family
     16777494                   19083807               16777494         DES MOINES                                     IA                      50312         Single Family
     16777483                   19083690               16777483         LAS VEGAS                                      NV                      89104         Single Family
     16777484                   19083708               16777484         DEARBORN HEIGHTS                               MI                      48127         Single Family
     16777485                   19083716               16777485         CHINO HILLS                                    CA                      91709         Condominium
     16777486                   19083724               16777486         GLENDALE                                       AZ                      85302         PUD
     16777487                   19083732               16777487         GOODYEAR                                       AZ                      85338         PUD
     16777488                   19083740               16777488         SOUTHBOROUGH                                   MA                       1772         Single Family
     16777489                   19083757               16777489         WAILUKU                                        HI                      96793         PUD
     16777490                   19083765               16777490         CRESTLINE                                      CA                      92325         Single Family
     16777434                   19083203               16777434         NASHUA                                         NH                       3060         2-4 Family
     16777435                   19083211               16777435         HIGHLANDS RANCH                                CO                      80129         PUD
     16777438                   19083245               16777438         BRADENTON                                      FL                      34205         Single Family
     16777439                   19083252               16777439         OAKLEY                                         CA                      94561         Single Family
     16777440                   19083260               16777440         IDAHO FALLS                                    ID                      83402         Single Family
     16777441                   19083278               16777441         LOS BANOS                                      CA                      93635         Single Family
     16777444                   19083302               16777444         LAS VEGAS                                      NV                      89156         Single Family
     16777445                   19083310               16777445         LEAGUE CITY                                    TX                      77573         PUD
     16777447                   19083336               16777447         BAKERSFIELD                                    CA                      93312         Single Family
     16777448                   19083344               16777448         PINELLAS PARK                                  FL                      33781         Single Family
     16777449                   19083351               16777449         SAFFORD                                        AZ                      85546         Single Family
     16777450                   19083369               16777450         RIVERSIDE                                      IA                      52327         Single Family
     16777452                   19083385               16777452         HOUSTON                                        TX                      77033         Single Family
     16777453                   19083393               16777453         WORCESTER                                      MA                       1604         Single Family
     16777454                   19083401               16777454         FAIR OAKS                                      CA                      95628         Single Family
     16777455                   19083419               16777455         EVERETT                                        MA                       2149         2-4 Family
     16777457                   19083435               16777457         GUILFORD                                       CT                       6437         Condominium
     16777458                   19083443               16777458         BOISE                                          ID                      83704         Single Family
     16777460                   19083468               16777460         HOUSTON                                        TX                      77063         Condominium
     16777462                   19083484               16777462         MIRA LOMA                                      CA                      91752         Single Family
     16777464                   19083500               16777464         PHOENIX                                        AZ                      85037         Single Family
     16777466                   19083526               16777466         LITTLETON                                      CO                      80123         Condominium
     16777467                   19083534               16777467         PAYSON                                         UT                      84651         2-4 Family
     16777468                   19083542               16777468         NORTH READING                                  MA                       1864         Single Family
     16777469                   19083559               16777469         KEARNEY                                        MO                      64060         Single Family
     16777471                   19083575               16777471         ALBUQUERQUE                                    NM                      87114         PUD
     16777473                   19083591               16777473         SUNRISE                                        FL                      33313         Condominium
     16777474                   19083609               16777474         LILLINGTON                                     NC                      27546         Single Family
     16777476                   19083625               16777476         WEST SACRAMENTO                                CA                      95691         Single Family
     16777477                   19083633               16777477         CHICAGO                                        IL                      60625         2-4 Family
     16777478                   19083641               16777478         EVERETT                                        MA                       2149         Single Family
     16777479                   19083658               16777479         MESA                                           AZ                      85202         PUD
     16777482                   19083682               16777482         SANTA MARIA                                    CA                      93455         Single Family
     16777356                   19082429               16777356         PINEHURST                                      ID                      83850         Single Family
     16777358                   19082445               16777358         TOOELE                                         UT                      84074         Single Family
     16777361                   19082478               16777361         CHANDLER                                       AZ                      85249         PUD
     16777362                   19082486               16777362         BROCKTON                                       MA                       2301         Single Family
     16777370                   19082569               16777370         TAHOE CITY                                     CA                      96145         Single Family
     16777372                   19082585               16777372         MESA                                           AZ                      85208         Condominium
     16777377                   19082635               16777377         WORCESTER                                      MA                       1602         Single Family
     16777382                   19082684               16777382         MCFARLAND                                      CA                      93250         Single Family
     16777386                   19082726               16777386         INDIANAPOLIS                                   IN                      46237         PUD
     16777390                   19082767               16777390         OTTUMWA                                        IA                      52501         Single Family
     16777401                   19082874               16777401         BOISE                                          ID                      83706         Condominium
     16777402                   19082882               16777402         BOISE                                          ID                      83706         Condominium
     16777409                   19082957               16777409         WINTON                                         CA                      95388         Single Family
     16777410                   19082965               16777410         LEAVENWORTH                                    WA                      98826         Single Family
     16777413                   19082999               16777413         BRIGHTON                                       MA                       2135         Single Family
     16777415                   19083013               16777415         MOUNTAIN HOME                                  ID                      83647         Single Family
     16777417                   19083039               16777417         PORTLAND                                       OR                      97214         Single Family
     16777418                   19083047               16777418         LAS VEGAS                                      NV                      89113         PUD
     16777419                   19083054               16777419         SPRINGFIELD                                    MA                       1108         2-4 Family
     16777421                   19083070               16777421         AVONDALE                                       AZ                      85323         PUD
     16777422                   19083088               16777422         WEATHERFORD                                    TX                      76088         Single Family
     16777423                   19083096               16777423         PORTLAND                                       OR                      97217         Single Family
     16777424                   19083104               16777424         WATSONVILLE                                    CA                      95076         Single Family
     16777425                   19083112               16777425         PEORIA                                         AZ                      85345         Single Family
     16777427                   19083138               16777427         MODESTO                                        CA                      95356         Single Family
     16777428                   19083146               16777428         DELANO                                         CA                      93215         Single Family
     16777429                   19083153               16777429         ATLANTA                                        GA                      30315         Single Family
     16777430                   19083161               16777430         INDEPENDENCE                                   MO                      64056         PUD
     16777431                   19083179               16777431         RUTHER GLEN                                    VA                      22546         PUD
     16777432                   19083187               16777432         ANNAPOLIS                                      MD                      21401         PUD
     16777433                   19083195               16777433         ROUND LAKE                                     IL                      60073         PUD
     16730544                   18883165               16730544         QUEEN CREEK                                    AZ                      85242         PUD
     16730546                   18883181               16730546         LAGUNA HILLS                                   CA                      92653         Single Family
     16730549                   18883215               16730549         MOUNTAIN VIEW                                  CA                      94043         Condominium
     16730551                   18883231               16730551         SAN JOSE                                       CA                      95111         Single Family
     16730552                   18883249               16730552         GARDENA                                        CA                      90249         Single Family
     16730553                   18883256               16730553         ST JOHNS                                       AZ                      85936         Single Family
     16730554                   18883264               16730554         SAN JOSE                                       CA                      95124         Single Family
     16730555                   18883272               16730555         LOS ALAMITOS                                   CA                      90720         Single Family
     16730556                   18883280               16730556         POMONA                                         CA                      91767         Single Family
     16730557                   18883298               16730557         CALIFORNIA HOT SPRINGS                         CA                      93207         Single Family
     16730558                   18883306               16730558         WEST SACRAMENTO                                CA                      95605         Single Family
     16730559                   18883314               16730559         SAN DIEGO                                      CA                      92173         Condominium
     16730560                   18883322               16730560         CULVER CITY                                    CA                      90230         Condominium
     16730561                   18883330               16730561         KIHEI                                          HI                      96753         Single Family
     16730562                   18883348               16730562         SANTA MARIA                                    CA                      93458         Single Family
     16730563                   18883355               16730563         LOS ANGELES                                    CA                      90059         Single Family
     16730564                   18883363               16730564         RIALTO                                         CA                      92376         PUD
     16730565                   18883371               16730565         ALSIP                                          IL                      60803         Single Family
     16730566                   18883389               16730566         UPLAND                                         CA                      91784         PUD
     16730567                   18883397               16730567         MORENO VALLEY                                  CA                      92557         PUD
     16730568                   18883405               16730568         SANTA CRUZ                                     CA                      95060         Condominium
     16730569                   18883413               16730569         FOUNTAIN VALLEY                                CA                      92708         Single Family
     16730570                   18883421               16730570         LAUREL                                         MD                      20723         Condominium
     16730571                   18883439               16730571         RIALTO                                         CA                      92376         Single Family
     16730572                   18883447               16730572         LAS VEGAS                                      NV                      89107         Single Family
     16777459                   19083450               16777459         SANTA MARIA                                    CA                      93458         Single Family
     16777461                   19083476               16777461         GILBERT                                        AZ                      85236         PUD
     16777475                   19083617               16777475         QUINCY                                         MA                       2169         Single Family
     16777491                   19083773               16777491         ST. PAUL                                       MN                      55125         PUD
     16777516                   19084029               16777516         ELMWOOD PARK                                   IL                      60707         Single Family
     16777350                   19082361               16777350         SANTA MARIA                                    CA                      93458         Single Family
     16777352                   19082387               16777352         CORONA                                         CA                      92880         Single Family
     16777353                   19082395               16777353         MURFREESBORO                                   TN                      37128         Single Family
     16777354                   19082403               16777354         LAYTON                                         UT                      84041         Single Family
     16777357                   19082437               16777357         WOLFEBORO                                      NH                       3894         Single Family
     16777359                   19082452               16777359         EAST WENATCHEE                                 WA                      98802         Single Family
     16777360                   19082460               16777360         BRIER                                          WA                      98036         Single Family
     16777363                   19082494               16777363         PLEASANT GROVE                                 UT                      84062         Single Family
     16777364                   19082502               16777364         HOUSTON                                        TX                      77015         Single Family
     16730541                   18883132               16730541         SAN FRANCISCO                                  CA                      94112         Single Family
     16600433                   17151978               16600433         CHANDLER                                       AZ                      85248         PUD
     16777365                   19082510               16777365         HIGHLAND                                       UT                      84003         Single Family
     16777366                   19082528               16777366         CEDAR RAPIDS                                   IA                      52402         Single Family
     16777367                   19082536               16777367         MCKINNEY                                       TX                      75070         PUD
     16777368                   19082544               16777368         BLAINE                                         MN                      55449         Condominium
     16777371                   19082577               16777371         BOONE                                          IA                      50036         Single Family
     16777374                   19082601               16777374         BAYVILLE                                       NJ                       8721         Single Family
     16777375                   19082619               16777375         SUPRISE                                        AZ                      85379         PUD
     16777376                   19082627               16777376         EAGLE MOUNTAIN                                 UT                      84005         Single Family
     16777378                   19082643               16777378         AMERICAN FORK                                  UT                      84003         2-4 Family
     16777379                   19082650               16777379         EGG HARBOR TOWNSHIP                            NJ                       8234         Single Family
     16777380                   19082668               16777380         CEDAR CITY                                     UT                      84720         Single Family
     16777381                   19082676               16777381         WEST VALLEY CITY                               UT                      84128         Single Family
     16777383                   19082692               16777383         CARLISLE                                       IA                      50047         Single Family
     16777384                   19082700               16777384         SACRAMENTO                                     CA                      95820         Single Family
     16777388                   19082742               16777388         LOS ANGELES                                    CA                      90042         Single Family
     16777389                   19082759               16777389         ARMONA                                         CA                      93202         Single Family
     16777392                   19082783               16777392         DES MOINES                                     IA                      50310         Single Family
     16777393                   19082791               16777393         DES MOINES                                     IA                      50310         Single Family
     16777394                   19082809               16777394         SUWANEE                                        GA                      30024         PUD
     16777396                   19082825               16777396         HANFORD                                        CA                      93230         Single Family
     16777397                   19082833               16777397         BURLINGTON                                     IA                      52601         Single Family
     16777398                   19082841               16777398         GILBERT                                        AZ                      85296         PUD
     16777399                   19082858               16777399         HUBERT                                         NC                      28539         Single Family
     16840390                   19317064               16840390         COUNTRY CLUB HILLS                             IL                      60478         Single Family
     16840391                   19317072               16840391         LORAIN                                         OH                      44052         2-4 Family
     16840392                   19317080               16840392         LORAIN                                         OH                      44052         2-4 Family
     16840393                   19317098               16840393         CHICAGO                                        IL                      60609         Single Family
     16840394                   19317106               16840394         EVANSTON                                       IL                      60201         2-4 Family
     16840395                   19317114               16840395         DUBUQUE                                        IA                      52001         Single Family
     16840396                   19317122               16840396         WARRENVILLE                                    IL                      60555         Single Family
     16840397                   19317130               16840397         MINNEAPOLIS                                    MN                      55411         Single Family
     16840398                   19317148               16840398         UNIVERSITY PARK                                IL                      60468         Single Family
     16840399                   19317155               16840399         DALLAS                                         GA                      30132         Single Family
     16840380                   19316967               16840380         ATLANTA                                        GA                      30318         Single Family
     16840381                   19316975               16840381         SPRING CREEK                                   NV                      89815         2-4 Family
     16840382                   19316983               16840382         SAINT PAUL                                     MN                      55106         2-4 Family
     16840384                   19317007               16840384         MARKHAM                                        IL                      60428         Single Family
     16840385                   19317015               16840385         DURHAM                                         NC                      27707         Single Family
     16840386                   19317023               16840386         CHICAGO                                        IL                      60636         Single Family
     16840387                   19317031               16840387         CHARLOTTE                                      NC                      28262         Condominium
     16840388                   19317049               16840388         CHARLOTTE                                      NC                      28262         Condominium
     16840479                   19317957               16840479         UPPER MARLBORO                                 MD                      20772         PUD
     16840456                   19317726               16840456         CHESTER                                        VA                      23831         Single Family
     16840457                   19317734               16840457         BUFORD                                         GA                      30518         PUD
     16840458                   19317742               16840458         LITHONIA                                       GA                      30038         Single Family
     16840460                   19317767               16840460         QUEEN CREEK                                    AZ                      85242         PUD
     16840461                   19317775               16840461         MIAMI                                          FL                      33173         Single Family
     16840462                   19317783               16840462         MIRAMAR                                        FL                      33023         Single Family
     16840463                   19317791               16840463         RIVERDALE                                      GA                      30296         Single Family
     16840464                   19317809               16840464         VALDOSTA                                       GA                      31602         Single Family
     16840465                   19317817               16840465         DEALE                                          MD                      20751         Single Family
     16840466                   19317825               16840466         SAVANNAH                                       GA                      31406         Single Family
     16840467                   19317833               16840467         AUSTIN                                         TX                      78744         2-4 Family
     16840468                   19317841               16840468         GEORGETOWN                                     TX                      78626         2-4 Family
     16840469                   19317858               16840469         PLANT CITY                                     FL                      33563         Condominium
     16840470                   19317866               16840470         DALLAS                                         GA                      30157         PUD
     16840471                   19317874               16840471         STONE MOUNTAIN                                 GA                      30088         Single Family
     16840472                   19317882               16840472         LA FAYETTE                                     GA                      30728         Single Family
     16840473                   19317890               16840473         BOWLING GREEN                                  KY                      42103         Single Family
     16840476                   19317924               16840476         STAFFORD                                       VA                      22554         PUD
     16840477                   19317932               16840477         LORTON                                         VA                      22079         PUD
     16840478                   19317940               16840478         RIVERDALE                                      MD                      20737         Single Family
     16840452                   19317684               16840452         ATLANTA                                        GA                      30317         Single Family
     16840453                   19317692               16840453         HOMEWOOD                                       IL                      60480         Single Family
     16840454                   19317700               16840454         SNELLVILLE                                     GA                      30039         PUD
     16840455                   19317718               16840455         JOLIET                                         IL                      60432         Single Family
     16840420                   19317361               16840420         TITUSVILLE                                     FL                      32796         Single Family
     16840421                   19317379               16840421         OTSEGO                                         MN                      55301         Single Family
     16840422                   19317387               16840422         INDIANAPOLIS                                   IN                      46239         PUD
     16840423                   19317395               16840423         COLUMBUS                                       IN                      47201         PUD
     16840424                   19317403               16840424         ATLANTA                                        GA                      30310         Single Family
     16840425                   19317411               16840425         DETROIT                                        MI                      48228         Single Family
     16840426                   19317429               16840426         ATLANTA                                        GA                      30318         Single Family
     16840427                   19317437               16840427         DALLAS                                         GA                      30132         Single Family
     16840428                   19317445               16840428         OTSEGO                                         MN                      55301         Single Family
     16840429                   19317452               16840429         PARK FOREST                                    IL                      60466         Single Family
     16840430                   19317460               16840430         RICHMOND                                       VA                      23223         Single Family
     16840431                   19317478               16840431         PETERSBURG                                     VA                      23805         Single Family
     16840432                   19317486               16840432         RICHMOND                                       VA                      23222         Single Family
     16840433                   19317494               16840433         ATLANTA                                        GA                      30310         Single Family
     16840434                   19317502               16840434         MINNEAPOLIS                                    MN                      55411         2-4 Family
     16840435                   19317510               16840435         STUART                                         FL                      34994         Single Family
     16840436                   19317528               16840436         RIVERDALE                                      GA                      30274         Single Family
     16840437                   19317536               16840437         ATLANTA                                        GA                      30307         Single Family
     16840438                   19317544               16840438         MAPLE GROVE                                    MN                      55369         Single Family
     16840439                   19317551               16840439         GRAND HAVEN                                    MI                      49417         Single Family
     16840440                   19317569               16840440         MARKHAM                                        IL                      60426         Single Family
     16840441                   19317577               16840441         DETROIT                                        MI                      48212         2-4 Family
     16840442                   19317585               16840442         ANOKA                                          MN                      55303         Single Family
     16840443                   19317593               16840443         OAK PARK                                       IL                      60302         Condominium
     16840444                   19317601               16840444         WOODBURY                                       NJ                       8096         Single Family
     16840445                   19317619               16840445         DETROIT                                        MI                      48235         Single Family
     16840446                   19317627               16840446         HARRISBURG                                     PA                      17113         2-4 Family
     16840447                   19317635               16840447         HARRISBURG                                     PA                      17104         2-4 Family
     16840448                   19317643               16840448         ATLANTA                                        GA                      30318         Single Family
     16840449                   19317650               16840449         HANOVER                                        PA                      17331         2-4 Family
     16840450                   19317668               16840450         ATLANTA                                        GA                      30310         Single Family
     16840451                   19317676               16840451         EAST POINT                                     GA                      30344         Single Family
     16840400                   19317163               16840400         UNIVERSITY PARK                                IL                      60468         Single Family
     16840401                   19317171               16840401         HARVEY                                         IL                      60426         Single Family
     16840402                   19317189               16840402         CHICAGO                                        IL                      60639         Single Family
     16840403                   19317197               16840403         FORT LAUDERDALE                                FL                      33321         PUD
     16840404                   19317205               16840404         MARKHAM                                        IL                      60426         Single Family
     16840406                   19317221               16840406         ATLANTA                                        GA                      30315         Single Family
     16840408                   19317247               16840408         UNIVERSITY PARK                                IL                      60468         Single Family
     16840409                   19317254               16840409         UNIVERSITY PARK                                IL                      60468         Single Family
     16840410                   19317262               16840410         COLUMBUS                                       OH                      43211         Single Family
     16840411                   19317270               16840411         ATLANTA                                        GA                      30344         Single Family
     16840412                   19317288               16840412         CHICAGO                                        IL                      60609         2-4 Family
     16840413                   19317296               16840413         FRIDLEY                                        MN                      55432         2-4 Family
     16840414                   19317304               16840414         FARMINGTON                                     MN                      55024         PUD
     16840415                   19317312               16840415         WILLIAMSTON                                    SC                      29697         Single Family
     16840416                   19317320               16840416         WILLIAMSTON                                    SC                      29697         Single Family
     16840417                   19317338               16840417         ATLANTA                                        GA                      30318         Single Family
     16840418                   19317346               16840418         LORAIN                                         OH                      44052         2-4 Family
     16840419                   19317353               16840419         MARKHAM                                        IL                      60426         Single Family
     16840494                   19318104               16840494         HERNDON                                        VA                      20170         Single Family
     16840495                   19318112               16840495         FREDERICK                                      MD                      21703         Single Family
     16840496                   19318120               16840496         GLEN BURNIE                                    MD                      21061         Single Family
     16840497                   19318138               16840497         ESPANOLA                                       NM                      87532         Single Family
     16840498                   19318146               16840498         VALDOSTA                                       GA                      31602         Single Family
     16840499                   19318153               16840499         BEALETON                                       VA                      22712         Condominium
     16840491                   19318070               16840491         MONTGOMERY VILLAGE                             MD                      20886         PUD
     16840492                   19318088               16840492         SILVER SPRING                                  MD                      20906         Condominium
     16840488                   19318047               16840488         CHAMBERSBURG                                   PA                      17201         PUD
     16840489                   19318054               16840489         MANASSAS                                       VA                      20112         PUD
     16840480                   19317965               16840480         FREDERICKSBURG                                 VA                      22406         PUD
     16840481                   19317973               16840481         STAFFORD                                       VA                      22554         PUD
     16840482                   19317981               16840482         CUTLER BAY                                     FL                      33190         PUD
     16840483                   19317999               16840483         BALTIMORE                                      MD                      21237         PUD
     16840484                   19318005               16840484         FREDERICKSBURG                                 VA                      22406         PUD
     16840485                   19318013               16840485         ASHBURN                                        VA                      20147         PUD
     16840486                   19318021               16840486         STAFFORD                                       VA                      22554         PUD
     16769965                   19014042               16769965         LITHONIA                                       GA                      30038         PUD
     16769967                   19014067               16769967         BLOWING ROCK                                   NC                      28605         Single Family
     16769968                   19014075               16769968         HIALEAH                                        FL                      33012         Single Family
     16769970                   19014091               16769970         MIAMI                                          FL                      33131         Hi-Rise Condo
     16769971                   19014109               16769971         CHICAGO                                        IL                      60652         Single Family
     16769972                   19014117               16769972         HARVEST                                        AL                      35749         Single Family
     16769973                   19014125               16769973         LYNCHBURG                                      VA                      24501         Single Family
     16769963                   19014026               16769963         JOLIET                                         IL                      60432         Single Family
     16769962                   19014018               16769962         DAYTONA BEACH                                  FL                      32124         PUD
     16769960                   19013994               16769960         CHARLOTTE                                      NC                      28216         PUD
     16769951                   19013903               16769951         BUFFALO GROVE                                  IL                      60089         Single Family
     16769952                   19013911               16769952         CARY                                           NC                      27518         Single Family
     16769955                   19013945               16769955         CHICAGO                                        IL                      60636         Single Family
     16769956                   19013952               16769956         MIAMI                                          FL                      33186         PUD
     16769957                   19013960               16769957         RIVERVIEW                                      FL                      33569         PUD
     16769950                   19013895               16769950         MIAMI                                          FL                      33196         Single Family
     16769954                   19013937               16769954         GREENWOOD                                      IN                      46143         PUD
     16769959                   19013986               16769959         BLUFFTON                                       SC                      29910         PUD
     16769961                   19014000               16769961         CORAL SPRINGS                                  FL                      33067         Condominium
     16769964                   19014034               16769964         CHICAGO                                        IL                      60609         2-4 Family
     16769966                   19014059               16769966         ROCKMART                                       GA                      30153         Single Family
     16769969                   19014083               16769969         MIRAMAR                                        FL                      33027         PUD
     16769977                   19014166               16769977         CONCORD                                        NC                      28025         PUD
     16769980                   19014190               16769980         EUSTIS                                         FL                      32736         PUD
     16769981                   19014208               16769981         EUSTIS                                         FL                      32736         PUD
     16769974                   19014133               16769974         NAPLES                                         FL                      34116         2-4 Family
     16769976                   19014158               16769976         HIALEAH                                        FL                      33012         Condominium
     16769978                   19014174               16769978         PEMBROKE PINES                                 FL                      33028         PUD
     16769979                   19014182               16769979         RIDGELAND                                      MS                      39157         Single Family
     16609066                   17176736               16609066         PORTLAND                                       OR                      97220         Single Family
     16769065                   18897025               16769065         FALLS CHURCH                                   VA                      22046         Single Family
     16769066                   18897033               16769066         MESA                                           AZ                      85206         PUD
     16769067                   18897041               16769067         RIALTO                                         CA                      92376         Single Family
     16769068                   18897058               16769068         VIRGINIA BEACH                                 VA                      23456         Single Family
     16769069                   18897066               16769069         HIALEAH                                        FL                      33010         Single Family
     16769071                   18897082               16769071         KING CITY                                      CA                      93930         Single Family
     16769072                   18897090               16769072         UNION CITY                                     CA                      94587         Single Family
     16769053                   18896902               16769053         MANASSAS                                       VA                      20110         PUD
     16769054                   18896910               16769054         SALINAS                                        CA                      93905         Single Family
     16769055                   18896928               16769055         KISSIMMEE                                      FL                      34758         PUD
     16769056                   18896936               16769056         TRACY                                          CA                      95376         Single Family
     16769058                   18896951               16769058         AUBURN                                         WA                      98001         Single Family
     16769059                   18896969               16769059         EVERETT                                        WA                      98203         Single Family
     16769061                   18896985               16769061         COVINGTON                                      WA                      98042         Single Family
     16769062                   18896993               16769062         STANTON                                        CA                      90680         Single Family
     16769063                   18897009               16769063         HIALEAH                                        FL                      33010         Single Family
     16768956                   18895938               16768956         FONTANA                                        CA                      92336         Single Family
     16768957                   18895946               16768957         HENDERSON                                      NV                      89012         PUD
     16768959                   18895961               16768959         MADERA                                         CA                      93638         Single Family
     16768961                   18895987               16768961         ALOHA                                          OR                      97007         Single Family
     16768962                   18895995               16768962         MORENO VALLEY                                  CA                      92555         Single Family
     16768963                   18896001               16768963         AURORA                                         CO                      80013         PUD
     16768964                   18896019               16768964         SAN DIEGO                                      CA                      92126         Single Family
     16768965                   18896027               16768965         NORTH LAS VEGAS                                NV                      89030         Single Family
     16768966                   18896035               16768966         SAN DIEGO                                      CA                      92115         Condominium
     16768968                   18896050               16768968         PATTERSON                                      CA                      95363         Single Family
     16768969                   18896068               16768969         POMONA                                         CA                      91766         Single Family
     16768970                   18896076               16768970         GARDEN GROVE                                   CA                      92843         Single Family
     16768971                   18896084               16768971         WEST PALM BEACH                                FL                      33407         Single Family
     16768972                   18896092               16768972         COSTA MESA                                     CA                      92626         Single Family
     16768973                   18896100               16768973         CHANDLER                                       AZ                      85248         PUD
     16768974                   18896118               16768974         ROCKLIN                                        CA                      95765         Single Family
     16768975                   18896126               16768975         SAN BERNARDINO                                 CA                      92404         Single Family
     16768976                   18896134               16768976         SUNRISE                                        FL                      33351         Condominium
     16768977                   18896142               16768977         HEMPSTEAD                                      NY                      11550         Single Family
     16768978                   18896159               16768978         WOODBRIDGE                                     VA                      22191         PUD
     16768980                   18896175               16768980         BOLINGBROOK                                    IL                      60440         Single Family
     16768982                   18896191               16768982         RANCHO CUCAMONGA                               CA                      91701         Single Family
     16768983                   18896209               16768983         FORT LAUDERDALE                                FL                      33312         Single Family
     16768984                   18896217               16768984         SAUGERTIES                                     NY                      12477         Single Family
     16768985                   18896225               16768985         PHOENIX                                        AZ                      85041         Single Family
     16768986                   18896233               16768986         SANTA FE SPRINGS                               CA                      90670         Single Family
     16768988                   18896258               16768988         MERRICK                                        NY                      11566         Single Family
     16768989                   18896266               16768989         LEMOORE                                        CA                      93245         Single Family
     16768991                   18896282               16768991         HAYWARD                                        CA                      94541         Single Family
     16768993                   18896308               16768993         BUENA PARK                                     CA                      90621         Condominium
     16768994                   18896316               16768994         MIDDLETOWN                                     DE                      19709         Single Family
     16768995                   18896324               16768995         SACRAMENTO                                     CA                      95823         Single Family
     16768996                   18896332               16768996         ANAHEIM                                        CA                      92804         Condominium
     16768999                   18896365               16768999         LEMOORE                                        CA                      93245         PUD
     16769000                   18896373               16769000         WOODHAVEN                                      NY                      11421         Single Family
     16769001                   18896381               16769001         HESPERIA                                       CA                      92345         Single Family
     16769002                   18896399               16769002         HYATTSVILLE                                    MD                      20785         Townhouse
     16769003                   18896407               16769003         LONG BEACH                                     CA                      90804         Condominium
     16769004                   18896415               16769004         MODESTO                                        CA                      95354         Single Family
     16769005                   18896423               16769005         BENSENVILLE                                    IL                      60106         Single Family
     16769006                   18896431               16769006         MURRIETA                                       CA                      92563         Single Family
     16769007                   18896449               16769007         MILWAUKIE                                      OR                      97222         Single Family
     16769010                   18896472               16769010         WESTMINSTER                                    CA                      92683         Single Family
     16769011                   18896480               16769011         ANAHEIM                                        CA                      92805         Condominium
     16769012                   18896498               16769012         CORAL SPRINGS                                  FL                      33071         Condominium
     16769015                   18896522               16769015         ROCKLIN                                        CA                      95765         Single Family
     16769017                   18896548               16769017         PALMDALE                                       CA                      93550         Single Family
     16769018                   18896555               16769018         CORAL SPRINGS                                  FL                      33071         Condominium
     16769019                   18896563               16769019         FAIRFIELD                                      CA                      94533         Single Family
     16769020                   18896571               16769020         OAKLAND                                        CA                      94603         Single Family
     16769022                   18896597               16769022         SAN LORENZO                                    CA                      94580         PUD
     16769024                   18896613               16769024         MIAMI                                          FL                      33179         Hi-Rise Condo
     16769025                   18896621               16769025         KENT                                           WA                      98030         Single Family
     16769026                   18896639               16769026         CAPE CORAL                                     FL                      33909         PUD
     16769027                   18896647               16769027         LYNWOOD                                        WA                      98087         PUD
     16769029                   18896662               16769029         UNION CITY                                     CA                      94587         PUD
     16769030                   18896670               16769030         CHULA VISTA                                    CA                      91914         PUD
     16769032                   18896696               16769032         TACOMA                                         WA                      98418         Single Family
     16769034                   18896712               16769034         LOS ANGELES                                    CA                      91306         Condominium
     16769035                   18896720               16769035         MIAMI                                          FL                      33156         PUD
     16769036                   18896738               16769036         MIAMI GARDENS                                  FL                      33056         Single Family
     16769039                   18896761               16769039         INDIO                                          CA                      92201         Single Family
     16769040                   18896779               16769040         CHANDLER                                       AZ                      85249         PUD
     16769041                   18896787               16769041         MIAMI                                          FL                      33125         Condominium
     16769042                   18896795               16769042         PALMETTO BAY                                   FL                      33157         Single Family
     16769043                   18896803               16769043         EUGENE                                         OR                      97401         Single Family
     16769045                   18896829               16769045         SAN JOSE                                       CA                      95122         Single Family
     16769046                   18896837               16769046         LOS ANGELES                                    CA                      90059         Single Family
     16769047                   18896845               16769047         SAN BERNARDINO                                 CA                      92408         Single Family
     16769050                   18896878               16769050         MANASSAS PARK                                  VA                      20111         Condominium
     16769051                   18896886               16769051         AVONDALE                                       AZ                      85323         PUD
     16768948                   18895854               16768948         FORT LAUDERDALE                                FL                      33324         Condominium
     16768949                   18895862               16768949         TORRANCE                                       CA                      90502         Condominium
     16768950                   18895870               16768950         SAN BERNARDINO                                 CA                      92407         Single Family
     16768951                   18895888               16768951         KEMAH                                          TX                      77565         Single Family
     16768952                   18895896               16768952         LAS VEGAS                                      NV                      89115         Single Family
     16768953                   18895904               16768953         CRESTLINE                                      CA                      92325         Single Family
     16768954                   18895912               16768954         FONTANA                                        CA                      92336         Single Family
     16768931                   18895680               16768931         PARAMOUNT                                      CA                      90723         Condominium
     16768933                   18895706               16768933         RUIDOSO                                        NM                      88345         Single Family
     16768935                   18895722               16768935         MILPITAS                                       CA                      95035         Single Family
     16768936                   18895730               16768936         MANTECA                                        CA                      95337         Single Family
     16768937                   18895748               16768937         RIVERSIDE                                      CA                      92508         Single Family
     16768939                   18895763               16768939         COMPTON                                        CA                      90220         PUD
     16768940                   18895771               16768940         MIRAMAR                                        FL                      33023         Single Family
     16768941                   18895789               16768941         VALRICO                                        FL                      33594         PUD
     16768942                   18895797               16768942         RIVERSIDE                                      CA                      92508         PUD
     16768943                   18895805               16768943         ESCONDIDO                                      CA                      92027         PUD
     16768944                   18895813               16768944         SANTEE                                         CA                      92071         Condominium
     16768945                   18895821               16768945         OCEANSIDE                                      CA                      92057         PUD
     16768946                   18895839               16768946         DOWNEY                                         CA                      90240         Single Family
     16768947                   18895847               16768947         NORTH LAS VEGAS                                NV                      89081         PUD
     16768896                   18895334               16768896         LAS VEGAS                                      NV                      89142         Single Family
     16768897                   18895342               16768897         VICTORVILLE                                    CA                      92394         Single Family
     16768898                   18895359               16768898         MIRAMAR                                        FL                      33025         PUD
     16768899                   18895367               16768899         LONG BEACH                                     CA                      90804         Condominium
     16768900                   18895375               16768900         SANTA ANA                                      CA                      92704         Condominium
     16768901                   18895383               16768901         SAN JACINTO                                    CA                      92582         Single Family
     16768902                   18895391               16768902         PHOENIX                                        AZ                      85050         PUD
     16768903                   18895409               16768903         CHULA VISTA                                    CA                      91915         PUD
     16768904                   18895417               16768904         SCOTTSDALE                                     AZ                      85260         PUD
     16768905                   18895425               16768905         ALEXANDRIA                                     VA                      22305         Townhouse
     16768907                   18895441               16768907         RANCHO CUCAMONGA                               CA                      91730         Single Family
     16768908                   18895458               16768908         LAKEWOOD                                       CA                      90715         Single Family
     16768909                   18895466               16768909         LATHROP                                        CA                      95330         Single Family
     16768910                   18895474               16768910         PEORIA                                         AZ                      85383         PUD
     16768911                   18895482               16768911         SAN JOSE                                       CA                      95131         PUD
     16768912                   18895490               16768912         CLINTON                                        MD                      20735         Single Family
     16768913                   18895508               16768913         ANTELOPE                                       CA                      95843         Single Family
     16768914                   18895516               16768914         WILDOMAR                                       CA                      92595         PUD
     16768915                   18895524               16768915         IRVINE                                         CA                      92660         Condominium
     16768916                   18895532               16768916         BRENTWOOD                                      CA                      94513         Single Family
     16768918                   18895557               16768918         MESA                                           AZ                      85209         Single Family
     16768919                   18895565               16768919         PALM CITY                                      FL                      34990         PUD
     16768920                   18895573               16768920         LOS ANGELES                                    CA                      90003         Single Family
     16768922                   18895599               16768922         TEMECULA                                       CA                      92591         Single Family
     16768924                   18895615               16768924         SPRING VALLEY                                  CA                      91977         Single Family
     16768925                   18895623               16768925         CAMARILLO                                      CA                      93012         Single Family
     16768927                   18895649               16768927         AZUSA                                          CA                      91702         Condominium
     16768928                   18895656               16768928         PATTERSON                                      CA                      95363         Single Family
     16768929                   18895664               16768929         RANCHO CUCAMONGA                               CA                      91730         Single Family
     16768930                   18895672               16768930         OCEANSIDE                                      CA                      92057         Single Family
     16769073                   18897108               16769073         SALINAS                                        CA                      93906         Single Family
     16769074                   18897116               16769074         CAPE CORAL                                     FL                      33993         Single Family
     16769075                   18897124               16769075         MORENO VALLEY                                  CA                      92555         Single Family
     16769076                   18897132               16769076         MINNEAPOLIS                                    MN                      55411         Single Family
     16768889                   18895268               16768889         BAY POINT                                      CA                      94565         Single Family
     16768890                   18895276               16768890         SANTA MARIA                                    CA                      93454         PUD
     16768891                   18895284               16768891         BRADENTON                                      FL                      34203         PUD
     16768892                   18895292               16768892         MIAMI                                          FL                      33143         Condominium
     16768893                   18895300               16768893         HESPERIA                                       CA                      92345         Single Family
     16768894                   18895318               16768894         VACAVILLE                                      CA                      95688         Single Family
     16768895                   18895326               16768895         CLINTON                                        MD                      20735         Single Family
     16828242                   19303965               16828242         BELLEVUE                                       WA                      98008         Single Family
     16828243                   19303973               16828243         WESTON                                         FL                      33327         PUD
     16828244                   19303981               16828244         FULLERTON                                      CA                      92832         2-4 Family
     16828245                   19303999               16828245         SANTEE                                         CA                      92071         Single Family
     16828246                   19304005               16828246         FALLS CHURCH                                   VA                      22042         Single Family
     16828247                   19304013               16828247         ANAHEIM                                        CA                      92806         Single Family
     16828248                   19304021               16828248         MESA                                           AZ                      85204         Single Family
     16828249                   19304039               16828249         KISSIMMEE                                      FL                      34758         PUD
     16828250                   19304047               16828250         HOMESTEAD                                      FL                      33033         PUD
     16828251                   19304054               16828251         BRENTWOOD                                      CA                      94513         Single Family
     16828252                   19304062               16828252         MIAMI                                          FL                      33176         Condominium
     16828253                   19304070               16828253         EWA BEACH                                      HI                      96706         Single Family
     16828254                   19304088               16828254         MIRAMAR                                        FL                      33025         Single Family
     16828255                   19304096               16828255         WESTON                                         FL                      33326         PUD
     16828256                   19304104               16828256         SOLEDAD                                        CA                      93960         Single Family
     16828145                   19302991               16828145         MIAMI                                          FL                      33172         Townhouse
     16828146                   19303007               16828146         MIAMI                                          FL                      33125         Condominium
     16828147                   19303015               16828147         SUN CITY                                       CA                      92586         Single Family
     16828148                   19303023               16828148         STRATHMORE                                     CA                      93267         Single Family
     16828149                   19303031               16828149         LONG BEACH                                     CA                      90805         Single Family
     16828150                   19303049               16828150         HUNTINGTON PARK                                CA                      90255         PUD
     16828151                   19303056               16828151         FRESNO                                         CA                      93705         Single Family
     16828154                   19303080               16828154         MIAMI                                          FL                      33177         PUD
     16828155                   19303098               16828155         ONTARIO                                        CA                      91762         Condominium
     16828157                   19303114               16828157         RENO                                           NV                      89523         PUD
     16828158                   19303122               16828158         MORENO VALLEY                                  CA                      92555         Single Family
     16828159                   19303130               16828159         POMONA                                         CA                      91766         Single Family
     16828160                   19303148               16828160         WASHINGTON                                     UT                      84780         PUD
     16828161                   19303155               16828161         PICO RIVERA                                    CA                      90660         Single Family
     16828162                   19303163               16828162         SAN BERNARDINO                                 CA                      92407         Condominium
     16828164                   19303189               16828164         GARDENA                                        CA                      90249         Single Family
     16828166                   19303205               16828166         SAN DIEGO                                      CA                      92103         Condominium
     16828167                   19303213               16828167         UPPER MARLBORO                                 MD                      20772         Single Family
     16828168                   19303221               16828168         SAN JACINTO                                    CA                      92582         Single Family
     16828169                   19303239               16828169         LAS VEGAS                                      NV                      89108         Single Family
     16828170                   19303247               16828170         TRACY                                          CA                      95376         Single Family
     16828172                   19303262               16828172         LOS ANGELES                                    CA                      90022         Single Family
     16828174                   19303288               16828174         FONTANA                                        CA                      92336         Single Family
     16828175                   19303296               16828175         CHINO                                          CA                      91710         Single Family
     16828176                   19303304               16828176         CELEBRATION                                    FL                      34767         Condominium
     16828177                   19303312               16828177         AZUSA                                          CA                      91702         Single Family
     16828178                   19303320               16828178         CORONA                                         CA                      92882         Single Family
     16828179                   19303338               16828179         WHITTIER  AREA                                 CA                      90606         Single Family
     16828180                   19303346               16828180         SANTEE                                         CA                      92071         Condominium
     16828181                   19303353               16828181         RUSKIN                                         FL                      33570         PUD
     16828182                   19303361               16828182         KISSIMMEE                                      FL                      34747         PUD
     16828183                   19303379               16828183         LONG BEACH AREA                                CA                      90807         Condominium
     16828184                   19303387               16828184         RIALTO                                         CA                      92376         PUD
     16828185                   19303395               16828185         LAS VEGAS                                      NV                      89117         PUD
     16828186                   19303403               16828186         LAS VEGAS                                      NV                      89131         PUD
     16828187                   19303411               16828187         FONTANA                                        CA                      92335         Single Family
     16828188                   19303429               16828188         SANTA ANA                                      CA                      92701         Condominium
     16828189                   19303437               16828189         HIGHLAND                                       CA                      92346         Single Family
     16828190                   19303445               16828190         CORONA                                         CA                      92880         Single Family
     16828191                   19303452               16828191         TEMECULA                                       CA                      92591         PUD
     16828193                   19303478               16828193         NORTH MIAMI                                    FL                      33168         Single Family
     16828197                   19303510               16828197         BOYNTON BEACH                                  FL                      33437         PUD
     16828199                   19303536               16828199         RENO                                           NV                      89523         Single Family
     16828200                   19303544               16828200         SANTA CLARITA                                  CA                      91387         Condominium
     16828202                   19303569               16828202         GREEN ACRES                                    FL                      33463         PUD
     16828203                   19303577               16828203         BOWIE                                          MD                      20720         PUD
     16828204                   19303585               16828204         MIAMI                                          FL                      33190         PUD
     16828205                   19303593               16828205         OCCOQUAN                                       VA                      22125         Condominium
     16828206                   19303601               16828206         SPRINGFIELD                                    VA                      22153         Single Family
     16828207                   19303619               16828207         DEERFIELD BEACH                                FL                      33442         Condominium
     16828208                   19303627               16828208         ELK GROVE                                      CA                      95757         Single Family
     16828209                   19303635               16828209         PITTSBURG                                      CA                      94565         PUD
     16828210                   19303643               16828210         LEHIGH ACRES                                   FL                      33936         Single Family
     16828211                   19303650               16828211         STOCKTON                                       CA                      95206         Single Family
     16828212                   19303668               16828212         TRACY                                          CA                      95376         Single Family
     16828213                   19303676               16828213         CAPITOL HEIGHTS                                MD                      20743         Single Family
     16828214                   19303684               16828214         RICHMOND                                       CA                      94801         Single Family
     16828215                   19303692               16828215         FREMONT                                        CA                      94539         Single Family
     16828216                   19303700               16828216         SAN DIEGO                                      CA                      92154         Single Family
     16828217                   19303718               16828217         ARLINGTON                                      VA                      22206         Townhouse
     16828219                   19303734               16828219         GIG HARBOR                                     WA                      98335         PUD
     16828220                   19303742               16828220         ANNANDALE                                      VA                      22003         Single Family
     16828221                   19303759               16828221         PEMBROKE PINES                                 FL                      33028         PUD
     16828222                   19303767               16828222         GLENDALE                                       AZ                      85301         Single Family
     16828223                   19303775               16828223         BURTONSVILLE                                   MD                      20866         PUD
     16828224                   19303783               16828224         ORLANDO                                        FL                      32828         PUD
     16828225                   19303791               16828225         WINDERMERE                                     FL                      34786         PUD
     16828226                   19303809               16828226         SAN JOSE                                       CA                      95136         Condominium
     16828227                   19303817               16828227         PHOENIX                                        AZ                      85037         Single Family
     16828228                   19303825               16828228         SAN JOSE                                       CA                      95112         Single Family
     16828229                   19303833               16828229         HAYWARD                                        CA                      94541         2-4 Family
     16828230                   19303841               16828230         SALINAS                                        CA                      93905         Single Family
     16828231                   19303858               16828231         LONG BEACH                                     CA                      90807         Condominium
     16828232                   19303866               16828232         ALEXANDRIA                                     VA                      22305         Townhouse
     16828233                   19303874               16828233         TACOMA                                         WA                      98404         Single Family
     16828234                   19303882               16828234         LAS VEGAS                                      NV                      89130         PUD
     16828235                   19303890               16828235         COLUMBIA HEIGHTS                               MN                      55421         Single Family
     16828236                   19303908               16828236         SALINAS                                        CA                      93907         Single Family
     16828237                   19303916               16828237         GALT                                           CA                      95632         Single Family
     16828238                   19303924               16828238         LEVITTOWN                                      NY                      11756         Single Family
     16828239                   19303932               16828239         WAUKEGAN                                       IL                      60087         Single Family
     16828240                   19303940               16828240         QUEEN CREEK                                    AZ                      85243         Single Family
     16768923                   18895607               16768923         MIAMI                                          FL                      33175         Single Family
     16768926                   18895631               16768926         ANTIOCH                                        CA                      94509         PUD
     16768932                   18895698               16768932         SANTA MARIA                                    CA                      93455         PUD
     16768934                   18895714               16768934         PEORIA                                         AZ                      85345         PUD
     16768960                   18895979               16768960         SARTELL                                        MN                      56377         Single Family
     16768967                   18896043               16768967         TUCSON                                         AZ                      85747         PUD
     16769008                   18896456               16769008         MANASSAS                                       VA                      20109         Condominium
     16769009                   18896464               16769009         BRIDGEPORT                                     CT                       6604         Single Family
     16769013                   18896506               16769013         MIAMI                                          FL                      33155         Single Family
     16769014                   18896514               16769014         PARKVILLE                                      MD                      21234         Single Family
     16769021                   18896589               16769021         QUEENS VILLAGE                                 NY                      11427         Single Family
     16769028                   18896654               16769028         OAK LAWN                                       IL                      60453         Single Family
     16769038                   18896753               16769038         CARMICHAEL                                     CA                      95608         Single Family
     16769044                   18896811               16769044         CAPE CORAL                                     FL                      33993         Single Family
     16769048                   18896852               16769048         LYNNWOOD                                       WA                      98037         Single Family
     16769052                   18896894               16769052         HYATTSVILLE                                    MD                      20782         Single Family
     16769060                   18896977               16769060         MANASSAS                                       VA                      20112         Single Family
     16769064                   18897017               16769064         SACRAMENTO                                     CA                      95838         Single Family
     16769070                   18897074               16769070         TACOMA                                         WA                      98404         Single Family
     16768992                   18896290               16768992         WESTON                                         FL                      33327         PUD
     16777985                   19085752               16777985         GILROY                                         CA                      95020         PUD
     16777986                   19085760               16777986         MORENO VALLEY                                  CA                      92553         Single Family
     16777988                   19085786               16777988         ESCONDIDO                                      CA                      92027         Single Family
     16777990                   19085802               16777990         SAN DIEGO                                      CA                      92139         PUD
     16777991                   19085810               16777991         LAKESIDE                                       CA                      92040         Single Family
     16777992                   19085828               16777992         CHULA VISTA                                    CA                      91910         Condominium
     16777982                   19085729               16777982         MANTECA                                        CA                      95336         Single Family
     16777983                   19085737               16777983         TURLOCK                                        CA                      95380         Single Family
     16777980                   19085703               16777980         MOUNTAIN HOUSE                                 CA                      95391         Single Family
     16694336                   17743055               16694336         HIRAM                                          GA                      30141         Single Family
     16777890                   19084805               16777890         TEMPLE HILLS                                   MD                      20748         Single Family
     16777892                   19084821               16777892         ROSEDALE                                       NY                      11422         2-4 Family
     16777893                   19084839               16777893         WEST WARWICK                                   RI                       2893         2-4 Family
     16777894                   19084847               16777894         BEDFORD                                        OH                      44146         2-4 Family
     16777895                   19084854               16777895         WILMINGTON                                     DE                      19804         Single Family
     16777896                   19084862               16777896         WORCESTER                                      MA                       1604         Single Family
     16777897                   19084870               16777897         VENICE                                         FL                      34293         PUD
     16777898                   19084888               16777898         KEARNY                                         NJ                       7032         Single Family
     16777883                   19084730               16777883         PROVIDENCE                                     RI                       2907         2-4 Family
     16777884                   19084748               16777884         TOWNSHIP OF BLOOMFIELD                         NJ                       7003         Single Family
     16777886                   19084763               16777886         NORTH BERGEN                                   NJ                       7047         2-4 Family
     16777887                   19084771               16777887         HOLTSVILLE                                     NY                      11742         Single Family
     16777888                   19084789               16777888         PATERSON                                       NJ                       7522         Single Family
     16777889                   19084797               16777889         ROSELLE                                        NJ                       7203         2-4 Family
     16777876                   19084664               16777876         NEWARK                                         NJ                       7104         2-4 Family
     16777877                   19084672               16777877         ELMONT                                         NY                      11003         Single Family
     16777878                   19084680               16777878         SOMERSWORTH                                    NH                       3878         2-4 Family
     16777976                   19085661               16777976         FRESNO                                         CA                      93722         Single Family
     16777977                   19085679               16777977         PHOENIX                                        AZ                      85044         PUD
     16777978                   19085687               16777978         CAMARILLO                                      CA                      93010         Single Family
     16777970                   19085604               16777970         INGLEWOOD                                      CA                      90305         PUD
     16777971                   19085612               16777971         LAS VEGAS                                      NV                      89144         PUD
     16777973                   19085638               16777973         FONTANA                                        CA                      92337         Single Family
     16777974                   19085646               16777974         YUCAIPA                                        CA                      92399         Single Family
     16777975                   19085653               16777975         LOS ANGELES                                    CA                      90042         Single Family
     16777941                   19085315               16777941         WINTER GARDEN                                  FL                      34787         PUD
     16777942                   19085323               16777942         SAINT CLOUD                                    FL                      34772         PUD
     16777943                   19085331               16777943         ST. CLOUD                                      FL                      34772         PUD
     16777944                   19085349               16777944         COLLEGE PARK                                   GA                      30349         PUD
     16777946                   19085364               16777946         FAYETTEVILLE                                   GA                      30215         PUD
     16777950                   19085406               16777950         VICTORVILLE                                    CA                      92394         PUD
     16777951                   19085414               16777951         MONTEBELLO                                     CA                      90640         Single Family
     16777952                   19085422               16777952         PERRIS                                         CA                      92571         Single Family
     16777953                   19085430               16777953         OXNARD                                         CA                      93035         Condominium
     16777956                   19085463               16777956         UPLAND                                         CA                      91786         Single Family
     16777959                   19085497               16777959         MAYWOOD                                        CA                      90270         Single Family
     16777960                   19085505               16777960         LOS ANGELES                                    CA                      90042         Single Family
     16777961                   19085513               16777961         FORT LAUDERDALE                                FL                      33309         Single Family
     16777962                   19085521               16777962         SANTA CLARITA                                  CA                      91387         Single Family
     16777963                   19085539               16777963         ONTARIO                                        CA                      91762         Single Family
     16777964                   19085547               16777964         SOUTH GATE                                     CA                      90280         Single Family
     16777965                   19085554               16777965         TACOMA                                         WA                      98444         Single Family
     16777966                   19085562               16777966         FERNDALE                                       WA                      98248         Condominium
     16777968                   19085588               16777968         HEMET AREA                                     CA                      92544         Single Family
     16777930                   19085208               16777930         LOGAN                                          OH                      43138         Single Family
     16777933                   19085232               16777933         GRAYSON                                        GA                      30017         PUD
     16777934                   19085240               16777934         JONESBORO                                      GA                      30238         PUD
     16777936                   19085265               16777936         ATLANTA                                        GA                      30336         PUD
     16777937                   19085273               16777937         CUMMING                                        GA                      30041         Single Family
     16777938                   19085281               16777938         FAIRBURN                                       GA                      30213         PUD
     16777940                   19085307               16777940         BUFORD                                         GA                      30518         PUD
     16777925                   19085158               16777925         WEST CHICAGO                                   IL                      60185         Single Family
     16777926                   19085166               16777926         PRUDENVILLE                                    MI                      48651         Single Family
     16777927                   19085174               16777927         CHICAGO                                        IL                      60629         Single Family
     16777928                   19085182               16777928         CARY                                           IL                      60013         Single Family
     16777929                   19085190               16777929         HANOVER PARK                                   IL                      60133         Single Family
     16777918                   19085083               16777918         WEST PALM BEACH                                FL                      33417         PUD
     16777919                   19085091               16777919         CASSELBERRY                                    FL                      32707         PUD
     16777920                   19085109               16777920         COVINGTON                                      GA                      30016         Single Family
     16777921                   19085117               16777921         HERMITAGE                                      TN                      37076         Single Family
     16777922                   19085125               16777922         CORAL SPRINGS                                  FL                      33076         PUD
     16777923                   19085133               16777923         WINTER SPRINGS                                 FL                      32708         PUD
     16777924                   19085141               16777924         SCHAUMBURG                                     IL                      60193         Single Family
     16777914                   19085042               16777914         MYRTLE BEACH                                   SC                      29588         PUD
     16777916                   19085067               16777916         POMPANO BEACH                                  FL                      33063         Single Family
     16777900                   19084904               16777900         INDIANAPOLIS                                   IN                      46234         PUD
     16777901                   19084912               16777901         BRONX                                          NY                      10461         Single Family
     16777902                   19084920               16777902         IRVINGTON                                      NJ                       7111         2-4 Family
     16777903                   19084938               16777903         BRISTOW                                        VA                      20136         PUD
     16777905                   19084953               16777905         TOWNSHIP OF  PISCATAWAY                        NJ                       8854         Condominium
     16777907                   19084979               16777907         JACKSONVILLE                                   FL                      32225         PUD
     16777908                   19084987               16777908         HOLLYWOOD                                      FL                      33023         Single Family
     16777910                   19085000               16777910         MOUNT JULIET                                   TN                      37122         PUD
     16777911                   19085018               16777911         BOCA RATON                                     FL                      33433         PUD
     16777913                   19085034               16777913         OLD HICKORY                                    TN                      37138         Single Family
     16778046                   19086362               16778046         EAST ISLIP                                     NY                      11730         Single Family
     16778047                   19086370               16778047         SAN BERNARDINO                                 CA                      92405         Single Family
     16778049                   19086396               16778049         HEBER                                          CA                      92249         Single Family
     16778050                   19086404               16778050         LOMPOC                                         CA                      93436         Single Family
     16777981                   19085711               16777981         BAKERSFIELD                                    CA                      93307         Single Family
     16777984                   19085745               16777984         UPLAND                                         CA                      91786         Single Family
     16777987                   19085778               16777987         SAN DIEGO                                      CA                      92139         Single Family
     16777989                   19085794               16777989         CALEXICO                                       CA                      92231         Single Family
     16778000                   19085901               16778000         MARICOPA                                       AZ                      85239         PUD
     16778001                   19085919               16778001         HOMESTEAD                                      FL                      33033         PUD
     16778004                   19085943               16778004         NORTH LAS VEGAS                                NV                      89081         PUD
     16778006                   19085968               16778006         INDIO                                          CA                      92203         PUD
     16777957                   19085471               16777957         APPLE VALLEY                                   CA                      92307         Single Family
     16777958                   19085489               16777958         DENVER                                         CO                      80209         Single Family
     16777969                   19085596               16777969         NORTH HOLLYWOOD AREA                           CA                      91601         Single Family
     16777972                   19085620               16777972         LANCASTER                                      CA                      93535         Single Family
     16694251                   17742206               16694251         LEXINGTON                                      SC                      29072         PUD
     16694268                   17742370               16694268         TOMS RIVER                                     NJ                       8753         Single Family
     16694269                   17742388               16694269         NEW LENOX                                      IL                      60451         PUD
     16694464                   17744335               16694464         MODESTO                                        CA                      95355         Single Family
     16694588                   17745571               16694588         BELLEVILLE                                     NJ                       7109         Single Family
     16777885                   19084755               16777885         FARMINGTON                                     CT                       6032         Condominium
     16777891                   19084813               16777891         IRVINGTON                                      NJ                       7111         2-4 Family
     16777904                   19084946               16777904         PUNTA GORDA                                    FL                      33983         Single Family
     16777909                   19084995               16777909         WESTON                                         FL                      33327         PUD
     16777912                   19085026               16777912         OLDSMAR                                        FL                      34677         PUD
     16777915                   19085059               16777915         CARY                                           NC                      27518         PUD
     16777917                   19085075               16777917         NASHVILLE                                      TN                      37209         PUD
     16777932                   19085224               16777932         CAPE CORAL                                     FL                      33914         Single Family
     16777935                   19085257               16777935         ATLANTA                                        GA                      30336         PUD
     16777939                   19085299               16777939         FAIRBURN                                       GA                      30213         PUD
     16777945                   19085356               16777945         NEWNAN                                         GA                      30265         PUD
     16777947                   19085372               16777947         DOUGLASVILLE                                   GA                      30135         PUD
     16777948                   19085380               16777948         HIRAM                                          GA                      30141         PUD
     16777949                   19085398               16777949         SARASOTA                                       FL                      34239         Single Family
     16777954                   19085448               16777954         PALMDALE                                       CA                      93551         Single Family
     16777955                   19085455               16777955         OXNARD                                         CA                      93033         Single Family
     16777875                   19084656               16777875         MASPETH                                        NY                      11378         2-4 Family
     16777879                   19084698               16777879         BRIDGEPORT                                     CT                       6606         Single Family
     16777880                   19084706               16777880         PASSAIC                                        NJ                       7055         2-4 Family
     16777881                   19084714               16777881         CORONA                                         NY                      11368         2-4 Family
     16777882                   19084722               16777882         NEWARK                                         NJ                       7105         2-4 Family
     16778028                   19086180               16778028         PERRIS                                         CA                      92571         Single Family
     16778030                   19086206               16778030         SUMMERVILLE                                    SC                      29483         PUD
     16778031                   19086214               16778031         SAN DIEGO                                      CA                      92110         Condominium
     16778032                   19086222               16778032         PFLUGERVILLE                                   TX                      78660         PUD
     16778034                   19086248               16778034         MIAMI                                          FL                      33032         PUD
     16778037                   19086271               16778037         GRAND PRAIRIE                                  TX                      75052         PUD
     16778038                   19086289               16778038         MOUNT DORA                                     FL                      32757         PUD
     16694287                   17742560               16694287         AURORA                                         IL                      60504         Single Family
     16694288                   17742578               16694288         URBANA                                         IL                      61802         PUD
     16778040                   19086305               16778040         LAKEWOOD                                       WA                      98499         Single Family
     16778041                   19086313               16778041         CHULA VISTA                                    CA                      91911         Single Family
     16778042                   19086321               16778042         VICTORVILLE                                    CA                      92394         Single Family
     16778043                   19086339               16778043         LAS VEGAS                                      NV                      89110         PUD
     16778045                   19086354               16778045         BRICK                                          NJ                       8724         Single Family
     16778016                   19086065               16778016         HOUSTON                                        TX                      77379         PUD
     16778018                   19086081               16778018         NORTH LAS VEGAS                                NV                      89081         PUD
     16778020                   19086107               16778020         QUEEN CREEK                                    AZ                      85243         PUD
     16778021                   19086115               16778021         ORLANDO                                        FL                      32829         PUD
     16778023                   19086131               16778023         BAKERSFIELD                                    CA                      93313         Single Family
     16778024                   19086149               16778024         HENDERSON                                      NV                      89052         PUD
     16778025                   19086156               16778025         MIAMI                                          FL                      33172         PUD
     16778026                   19086164               16778026         ELLENTON                                       FL                      34222         PUD
     16694198                   17741679               16694198         NORTH BRUNSWICK                                NJ                       8902         Single Family
     16694137                   17741067               16694137         LACEY TOWNSHIP (FORKED RI                      NJ                       8731         Single Family
     16777979                   19085695               16777979         CORONA AREA                                    CA                      92883         PUD
     16778005                   19085950               16778005         MURRIETA                                       CA                      92562         Single Family
     16778007                   19085976               16778007         SPRING                                         TX                      77379         PUD
     16778011                   19086016               16778011         INDIO                                          CA                      92203         PUD
     16778012                   19086024               16778012         TOLLESON                                       AZ                      85353         PUD
     16778013                   19086032               16778013         LAND O LAKES                                   FL                      34638         PUD
     16778014                   19086040               16778014         SURPRISE                                       AZ                      85379         PUD
     16778015                   19086057               16778015         SACRAMENTO                                     CA                      95823         Single Family
     16694218                   17741877               16694218         RAHWAY                                         NJ                       7065         Condominium
     16694227                   17741968               16694227         COLUMBIA                                       SC                      29223         Single Family
     16694234                   17742032               16694234         SIMPSONVILLE                                   SC                      29680         Single Family
     16778002                   19085927               16778002         FORT WORTH                                     TX                      76179         PUD
     16778003                   19085935               16778003         NORTH LAS VEGAS                                NV                      89031         PUD
     16777993                   19085836               16777993         SAN DIEGO                                      CA                      92109         Single Family
     16777994                   19085844               16777994         LA MESA                                        CA                      91942         PUD
     16777995                   19085851               16777995         NORTH LAS VEGAS                                NV                      89081         PUD
     16777996                   19085869               16777996         MENIFEE                                        CA                      92584         Single Family
     16777997                   19085877               16777997         LAS VEGAS                                      NV                      89107         Single Family
     16777998                   19085885               16777998         CHULA VISTA                                    CA                      91911         Condominium
     16777999                   19085893               16777999         PERRIS                                         CA                      92570         PUD
     16778036                   19086263               16778036         LANCASTER                                      CA                      93536         Single Family
     16778044                   19086347               16778044         STOCKTON                                       CA                      95219         PUD
     16778048                   19086388               16778048         FONTANA                                        CA                      92337         Single Family
     16778022                   19086123               16778022         QUEEN CREEK                                    AZ                      85243         PUD
     16778027                   19086172               16778027         SACRAMENTO                                     CA                      95824         Single Family
     16778029                   19086198               16778029         NORTH LAS VEGAS                                NV                      89081         Condominium
     16778033                   19086230               16778033         SAN RAMON                                      CA                      94583         Single Family
     16778009                   19085992               16778009         RUSKIN                                         FL                      33570         PUD
     16778010                   19086008               16778010         WEST PALM BEACH                                FL                      33409         Condominium
     16778017                   19086073               16778017         HOMESTEAD                                      FL                      33033         PUD
     16828120                   19302900               16828120         EAST ORANGE                                    NJ                       7018         2-4 Family
     16828124                   19302942               16828124         CLEARWATER                                     FL                      33764         Single Family
     16828128                   19302983               16828128         MENIFEE                                        CA                      92584         PUD
     16828119                   19302892               16828119         SPENCER                                        MA                       1562         Single Family
     16828121                   19302918               16828121         PALMETTO                                       FL                      34221         PUD
     16828122                   19302926               16828122         STOCKBRIDGE                                    GA                      30281         Single Family
     16828123                   19302934               16828123         KISSIMMEE                                      FL                      34759         PUD
     16828125                   19302959               16828125         DOUGLASVILLE                                   GA                      30134         PUD
     16828126                   19302967               16828126         TYRONE                                         GA                      30290         PUD
     16828127                   19302975               16828127         FORT LUPTON                                    CO                      80621         Single Family
     16789134                   19205897               16789134         KNOXVILLE                                      TN                      37909         Condominium
     16789169                   19206242               16789169         WALESKA                                        GA                      30183         Single Family
     16789170                   19206259               16789170         SANTA MONICA                                   CA                      90404         Single Family
     16789171                   19206267               16789171         CALEXICO                                       CA                      92231         Single Family
     16789135                   19205905               16789135         COLUMBIA                                       MD                      21045         Condominium
     16789136                   19205913               16789136         HATTIESBURG                                    MS                      39402         Single Family
     16789137                   19205921               16789137         ELKRIDGE                                       MD                      21075         PUD
     16789138                   19205939               16789138         APEX                                           NC                      27502         Single Family
     16789140                   19205954               16789140         HENDERSON                                      NV                      89052         Single Family
     16789141                   19205962               16789141         WATERBURY                                      CT                       6708         Single Family
     16789143                   19205988               16789143         PHOENIX                                        AZ                      85032         Single Family
     16789144                   19205996               16789144         SUSANVILLE                                     CA                      96130         Single Family
     16789145                   19206002               16789145         WEST SACRAMENTO                                CA                      95691         Single Family
     16789146                   19206010               16789146         LAS VEGAS                                      NV                      89148         Single Family
     16789147                   19206028               16789147         ANTIOCH                                        CA                      94531         Single Family
     16789148                   19206036               16789148         SOUTH SAN FRANC                                CA                      94080         Single Family
     16789149                   19206044               16789149         WEST SACRAMENTO                                CA                      95691         Condominium
     16789150                   19206051               16789150         SOUTH LAKE TAHO                                CA                      96150         Single Family
     16789151                   19206069               16789151         SACRAMENTO                                     CA                      95828         Single Family
     16789152                   19206077               16789152         SACRAMENTO                                     CA                      95828         Single Family
     16789153                   19206085               16789153         VACAVILLE                                      CA                      95687         Single Family
     16789154                   19206093               16789154         CHOWCHILLA                                     CA                      93610         Single Family
     16789155                   19206101               16789155         LIVERMORE                                      CA                      94551         Single Family
     16789156                   19206119               16789156         DISCOVERY BAY                                  CA                      94514         Single Family
     16789157                   19206127               16789157         AUBURN                                         CA                      95603         Single Family
     16789158                   19206135               16789158         ROSEVILLE                                      CA                      95678         Single Family
     16789159                   19206143               16789159         MORENO VALLEY                                  CA                      92551         Single Family
     16789160                   19206150               16789160         LOS ANGELES                                    CA                      90011         2-4 Family
     16789161                   19206168               16789161         LAS VEGAS                                      NV                      89110         Single Family
     16789162                   19206176               16789162         ALBUQUERQUE                                    NM                      87110         Single Family
     16789163                   19206184               16789163         LOS ALAMOS                                     NM                      87544         Single Family
     16789164                   19206192               16789164         ALBUQUERQUE                                    NM                      87121         Single Family
     16789167                   19206226               16789167         RIO RANCHO                                     NM                      87124         2-4 Family
     16789168                   19206234               16789168         BELEN                                          NM                      87002         Single Family
     16633376                   17322306               16633376         LOS ANGELES                                    CA                      90002         Single Family
     16633377                   17322314               16633377         HENDERSON                                      NV                      89074         Single Family
     16633491                   17323452               16633491         BECKER TOWNSHIP                                MN                      55308         Single Family
     16598245                   17149535               16598245         MAGNOLIA                                       TX                      77355         PUD
     16633567                   17324211               16633567         HENDERSON                                      NV                      89074         PUD
     16598324                   17150327               16598324         LAS VEGAS                                      NV                      89113         Single Family
     16633624                   17324781               16633624         NORTH LAS VEGAS                                NV                      89032         PUD
     16768792                   18894527               16768792         BLAINE                                         MN                      55434         Single Family
     16768793                   18894535               16768793         MEDFORD                                        NY                      11763         Single Family
     16768782                   18894428               16768782         NOBLESVILLE                                    IN                      46060         PUD
     16768783                   18894436               16768783         PIEDMONT                                       SD                      57769         Single Family
     16768784                   18894444               16768784         DAYTON                                         OH                      45459         Single Family
     16768785                   18894451               16768785         LITTLE ELM                                     TX                      75068         PUD
     16768786                   18894469               16768786         MARICOPA                                       AZ                      85239         PUD
     16768787                   18894477               16768787         GRANDVIEW                                      TX                      76050         Single Family
     16768789                   18894493               16768789         BLAINE                                         MN                      55434         Condominium
     16768790                   18894501               16768790         FISHERS                                        IN                      46038         PUD
     16768791                   18894519               16768791         SOUTH AMBOY                                    NJ                       8879         Single Family
     16768775                   18894352               16768775         HUNTSVILLE                                     AL                      35816         Single Family
     16768776                   18894360               16768776         BRENTWOOD                                      CA                      94513         Single Family
     16768777                   18894378               16768777         PEARLAND                                       TX                      77584         PUD
     16768778                   18894386               16768778         BEREA                                          OH                      44017         Single Family
     16768779                   18894394               16768779         IMLAY CITY                                     MI                      48444         Single Family
     16768780                   18894402               16768780         LOUISVILLE                                     KY                      40220         Single Family
     16768781                   18894410               16768781         LADSON                                         SC                      29456         PUD
     16768725                   18893859               16768725         HEMET                                          CA                      92545         PUD
     16768727                   18893875               16768727         ISLAMORADA                                     FL                      33036         Single Family
     16768728                   18893883               16768728         PERRIS                                         CA                      92571         Single Family
     16768729                   18893891               16768729         HENDERSON                                      NV                      89012         PUD
     16712870                   17804980               16712870         TAMPA                                          FL                      33615         Single Family
     16712871                   17804998               16712871         TAMPA                                          FL                      33614         PUD
     16712872                   17805003               16712872         FORT MYERS                                     FL                      33919         Single Family
     16712873                   17805011               16712873         PANAMA CITY BEACH                              FL                      32413         PUD
     16712874                   17805029               16712874         OVIEDO                                         FL                      32765         PUD
     16712875                   17805037               16712875         LAND O LAKES                                   FL                      34639         PUD
     16712876                   17805045               16712876         PALM BAY                                       FL                      32907         Single Family
     16768730                   18893909               16768730         DRY RIDGE                                      KY                      41035         Single Family
     16712877                   17805052               16712877         KISSIMMEE                                      FL                      34758         PUD
     16768731                   18893917               16768731         FT WORTH                                       TX                      76120         Single Family
     16712878                   17805060               16712878         TALLAHASSEE                                    FL                      32303         Single Family
     16768732                   18893925               16768732         NEW BRAUNFELS                                  TX                      78130         PUD
     16712879                   17805078               16712879         HORSEHEADS                                     NY                      14845         Single Family
     16768733                   18893933               16768733         LAKE WALES                                     FL                      33853         PUD
     16768723                   18893834               16768723         HERTFORD                                       NC                      27944         Single Family
     16712867                   17804956               16712867         BUSHNELL                                       FL                      33513         Single Family
     16768721                   18893818               16768721         MOUNT PLEASANT                                 SC                      29464         Single Family
     16712868                   17804964               16712868         JACKSONVILLE                                   FL                      32219         PUD
     16768722                   18893826               16768722         MYRTLE BEACH                                   SC                      29588         PUD
     16712869                   17804972               16712869         FERNANDINA BEACH                               FL                      32034         PUD
     16768716                   18893768               16768716         TUCSON                                         AZ                      85711         Single Family
     16768717                   18893776               16768717         AUGUSTA                                        GA                      30904         Single Family
     16768718                   18893784               16768718         BEULAVILLE                                     NC                      28518         Single Family
     16768719                   18893792               16768719         HOLLY RIDGE                                    NC                      28445         Single Family
     16712860                   17804881               16712860         SAN ANTONIO                                    TX                      78251         PUD
     16712861                   17804899               16712861         JACKSONVILLE                                   FL                      32256         PUD
     16712862                   17804907               16712862         WINTER SPRINGS                                 FL                      32708         PUD
     16712863                   17804915               16712863         ORLANDO                                        FL                      32807         Single Family
     16712864                   17804923               16712864         ORLANDO                                        FL                      32829         PUD
     16712865                   17804931               16712865         PORT SAINT LUCIE                               FL                      34953         Single Family
     16712866                   17804949               16712866         PERTH AMBOY                                    NJ                       8861         Single Family
     16768720                   18893800               16768720         LITTLE RIVER                                   SC                      29566         PUD
     16768715                   18893750               16768715         BUCKEYE                                        AZ                      85326         Single Family
     16768707                   18893677               16768707         WILSON                                         NC                      27896         Single Family
     16768708                   18893685               16768708         PASADENA                                       CA                      91107         Single Family
     16768709                   18893693               16768709         RIO LINDA                                      CA                      95673         Single Family
     16712850                   17804782               16712850         CORPUS CHRISTI                                 TX                      78418         PUD
     16712851                   17804790               16712851         HOUSTON                                        TX                      77044         PUD
     16712852                   17804808               16712852         SWEENY                                         TX                      77480         Single Family
     16712853                   17804816               16712853         KYLE                                           TX                      78640         PUD
     16712854                   17804824               16712854         LAREDO                                         TX                      78046         PUD
     16712855                   17804832               16712855         FORT WORTH                                     TX                      76248         PUD
     16712856                   17804840               16712856         SAN ANTONIO                                    TX                      78209         Single Family
     16768710                   18893701               16768710         FAIRFIELD                                      CA                      94534         Single Family
     16712857                   17804857               16712857         MANOR                                          TX                      78653         PUD
     16768711                   18893719               16768711         QUEEN CREEK                                    AZ                      85242         PUD
     16712858                   17804865               16712858         SAN ANTONIO                                    TX                      78247         PUD
     16768712                   18893727               16768712         PHOENIX                                        AZ                      85051         Single Family
     16712859                   17804873               16712859         SAN ANTONIO                                    TX                      78245         PUD
     16768713                   18893735               16768713         MEDFORD                                        OR                      97504         Single Family
     16768771                   18894311               16768771         LA MESA                                        CA                      91941         Single Family
     16768772                   18894329               16768772         ATLANTA                                        GA                      30327         Condominium
     16768773                   18894337               16768773         KATY                                           TX                      77449         PUD
     16768774                   18894345               16768774         MISSION                                        TX                      78572         PUD
     16712830                   17804584               16712830         HUTTO                                          TX                      78634         Single Family
     16712831                   17804592               16712831         HOUSTON                                        TX                      77082         PUD
     16712832                   17804600               16712832         WICHITA                                        KS                      67204         Single Family
     16712833                   17804618               16712833         SPRING                                         TX                      77388         PUD
     16712834                   17804626               16712834         TOMBALL                                        TX                      77375         PUD
     16712836                   17804642               16712836         VIRGINIA BEACH                                 VA                      23456         Condominium
     16712837                   17804659               16712837         MISSOURI CITY                                  TX                      77459         PUD
     16712838                   17804667               16712838         LEANDER                                        TX                      78641         PUD
     16712839                   17804675               16712839         GOOCHLAND                                      VA                      23063         Single Family
     16712840                   17804683               16712840         PEARLAND                                       TX                      77581         PUD
     16712841                   17804691               16712841         ROCKWALL                                       TX                      75087         PUD
     16712842                   17804709               16712842         SOUTH PADRE ISLAND                             TX                      78597         Condominium
     16712843                   17804717               16712843         HUMBLE                                         TX                      77338         PUD
     16712844                   17804725               16712844         PORTSMOUTH                                     VA                      23702         Single Family
     16712845                   17804733               16712845         CORPUS CHRISTI                                 TX                      78404         Single Family
     16712846                   17804741               16712846         SAVANNAH                                       TX                      76227         Single Family
     16768700                   18893602               16768700         WILLIAMSTON                                    SC                      29697         Single Family
     16712847                   17804758               16712847         HUMBLE                                         TX                      77396         PUD
     16768701                   18893610               16768701         CHULA VISTA                                    CA                      91910         Single Family
     16712848                   17804766               16712848         DECATUR                                        GA                      30035         Single Family
     16768702                   18893628               16768702         PALMDALE                                       CA                      93552         Single Family
     16712849                   17804774               16712849         LEAGUE CITY                                    TX                      77573         PUD
     16768703                   18893636               16768703         LAKE ELSINORE                                  CA                      92530         Single Family
     16768704                   18893644               16768704         SANTA ANA                                      CA                      92704         Condominium
     16768705                   18893651               16768705         PHOENIX                                        AZ                      85029         Single Family
     16768706                   18893669               16768706         CHULA VISTA                                    CA                      91911         Single Family
     16712829                   17804576               16712829         SPRING                                         TX                      77386         PUD
     16712825                   17804535               16712825         MARYVILLE                                      TN                      37801         Single Family
     16712827                   17804550               16712827         MURFREESBORO                                   TN                      37130         Single Family
     16712828                   17804568               16712828         OCEAN SPRINGS                                  MS                      39565         Single Family
     16712891                   17805193               16712891         MIRAMAR                                        FL                      33027         PUD
     16712892                   17805201               16712892         OPA LOCKA                                      FL                      33054         Single Family
     16712893                   17805219               16712893         MARGATE                                        FL                      33063         Single Family
     16712894                   17805227               16712894         WEST PARK                                      FL                      33023         Single Family
     16712895                   17805235               16712895         SUNRISE                                        FL                      33351         PUD
     16712896                   17805243               16712896         HOLLYWOOD                                      FL                      33024         Condominium
     16768750                   18894105               16768750         COLLEGE PARK                                   GA                      30349         PUD
     16712897                   17805250               16712897         ALEXANDRIA                                     VA                      22305         Single Family
     16712898                   17805268               16712898         MIAMI                                          FL                      33172         Condominium
     16712899                   17805276               16712899         LEHIGH ACRES                                   FL                      33936         Single Family
     16768753                   18894139               16768753         CICERO                                         IL                      60804         Single Family
     16768754                   18894147               16768754         LILBURN                                        GA                      30047         PUD
     16768755                   18894154               16768755         LOGANVILLE                                     GA                      30052         Single Family
     16768756                   18894162               16768756         TUCSON                                         AZ                      85706         PUD
     16768757                   18894170               16768757         BUCKEYE                                        AZ                      85326         PUD
     16768758                   18894188               16768758         LEANDER                                        TX                      78641         PUD
     16768759                   18894196               16768759         FAYETTEVILLE                                   GA                      30214         PUD
     16768760                   18894204               16768760         SNELLVILLE                                     GA                      30039         PUD
     16768761                   18894212               16768761         COLLEGE PARK                                   GA                      30349         Single Family
     16768762                   18894220               16768762         LAS VEGAS                                      NV                      89143         PUD
     16768763                   18894238               16768763         LOUISVILLE                                     KY                      40216         Single Family
     16768764                   18894246               16768764         ARVADA                                         CO                      80007         PUD
     16768765                   18894253               16768765         UNIVERSAL CITY                                 TX                      78148         PUD
     16768766                   18894261               16768766         UNIVERAL CITY                                  TX                      78148         PUD
     16768767                   18894279               16768767         CONVERSE                                       TX                      78109         PUD
     16712820                   17804485               16712820         PELHAM                                         AL                      35124         Single Family
     16712821                   17804493               16712821         AURORA                                         CO                      80012         Single Family
     16712822                   17804501               16712822         SUMMERSET                                      SD                      57718         PUD
     16712824                   17804527               16712824         AURORA                                         CO                      80015         Condominium
     16768768                   18894287               16768768         KATY                                           TX                      77494         PUD
     16768769                   18894295               16768769         MISSOURI CITY                                  TX                      77489         PUD
     16768770                   18894303               16768770         SIMPSONVILLE                                   SC                      29680         PUD
     16712800                   17804287               16712800         LAS VEGAS                                      NV                      89178         PUD
     16712802                   17804303               16712802         GRANBY                                         CO                      80446         Single Family
     16712803                   17804311               16712803         FOUNTAIN                                       CO                      80817         Single Family
     16712804                   17804329               16712804         HENDERSON                                      NV                      89052         PUD
     16712805                   17804337               16712805         HIGHLANDS RANCH                                CO                      80130         PUD
     16712806                   17804345               16712806         AURORA                                         CO                      80012         Single Family
     16712807                   17804352               16712807         LAKEWOOD                                       CO                      80214         Single Family
     16712808                   17804360               16712808         PUEBLO WEST                                    CO                      81007         Single Family
     16712809                   17804378               16712809         LAS VEGAS                                      NV                      89178         PUD
     16712810                   17804386               16712810         THORNTON                                       CO                      80602         PUD
     16712811                   17804394               16712811         LILBURN                                        GA                      30047         2-4 Family
     16712812                   17804402               16712812         LAS VEGAS                                      NV                      89141         PUD
     16712813                   17804410               16712813         LAS VEGAS                                      NV                      89141         PUD
     16712814                   17804428               16712814         LOVELAND                                       CO                      80538         Single Family
     16712815                   17804436               16712815         CLEARWATER                                     FL                      33756         Single Family
     16712816                   17804444               16712816         CENTENNIAL                                     CO                      80016         Single Family
     16712818                   17804469               16712818         BROOKLYN PARK                                  MN                      55443         PUD
     16712819                   17804477               16712819         LAS VEGAS                                      NV                      89141         PUD
     16768693                   18893537               16768693         GERMANTOWN                                     TN                      38138         Single Family
     16768694                   18893545               16768694         LARGO                                          FL                      33770         Single Family
     16768695                   18893552               16768695         NEWNAN                                         GA                      30265         PUD
     16768696                   18893560               16768696         HIRAM                                          GA                      30141         PUD
     16768697                   18893578               16768697         PALESTINE                                      TX                      75803         Single Family
     16768698                   18893586               16768698         MONROE                                         GA                      30656         PUD
     16768699                   18893594               16768699         MABLETON                                       GA                      30126         Single Family
     16768734                   18893941               16768734         CRANDALL                                       TX                      75114         PUD
     16768735                   18893958               16768735         ROWLETT                                        TX                      75089         Single Family
     16768736                   18893966               16768736         LAREDO                                         TX                      78046         PUD
     16768737                   18893974               16768737         CONVERSE                                       TX                      78109         PUD
     16768738                   18893982               16768738         TAMPA                                          FL                      33617         PUD
     16768739                   18893990               16768739         MISSION                                        TX                      78572         PUD
     16712880                   17805086               16712880         GEORGETOWN                                     KY                      40324         PUD
     16712881                   17805094               16712881         KISSIMMEE                                      FL                      34746         Single Family
     16712882                   17805102               16712882         PARKLAND                                       FL                      33076         Single Family
     16712883                   17805110               16712883         TAMPA                                          FL                      33604         Single Family
     16712884                   17805128               16712884         CLIMAX                                         GA                      39834         Single Family
     16712885                   17805136               16712885         LAUDERHILL                                     FL                      33319         PUD
     16712886                   17805144               16712886         SAINT CLOUD                                    FL                      34769         PUD
     16768740                   18894006               16768740         LAS VEGAS                                      NV                      89123         PUD
     16712887                   17805151               16712887         MIAMI                                          FL                      33173         Single Family
     16768741                   18894014               16768741         CHATTANOOGA                                    TN                      37421         Single Family
     16712888                   17805169               16712888         LOS ANGELES                                    CA                      90031         Single Family
     16768742                   18894022               16768742         PARMA                                          OH                      44129         Single Family
     16712889                   17805177               16712889         ESTERO                                         FL                      33928         PUD
     16768743                   18894030               16768743         LITTLE RIVER                                   SC                      29566         Condominium
     16768657                   18893172               16768657         OCALA                                          FL                      34476         PUD
     16768658                   18893180               16768658         JACKSONVILLE                                   FL                      32208         Single Family
     16768744                   18894048               16768744         KINGSTON                                       NY                      12401         Single Family
     16768745                   18894055               16768745         WOODSTOCK                                      GA                      30188         PUD
     16768746                   18894063               16768746         MIRAMAR                                        FL                      33025         Condominium
     16768747                   18894071               16768747         SAN ANTONIO                                    TX                      78255         PUD
     16768748                   18894089               16768748         NORWICH                                        CT                       6360         Single Family
     16768749                   18894097               16768749         LAND O LAKES                                   FL                      34639         Single Family
     16768659                   18893198               16768659         POLK CITY                                      FL                      33868         Single Family
     16768660                   18893206               16768660         KOKOMO                                         IN                      46902         Single Family
     16768661                   18893214               16768661         APOPKA                                         FL                      32703         PUD
     16768662                   18893222               16768662         BIRMINGHAM                                     AL                      35214         Single Family
     16768663                   18893230               16768663         PORT SAINT LUCIE                               FL                      34952         Single Family
     16768664                   18893248               16768664         WINTER PARK                                    FL                      32792         Single Family
     16768665                   18893255               16768665         FORT LAUDERDALE                                FL                      33309         Single Family
     16768666                   18893263               16768666         EAGLE LAKE                                     FL                      33839         PUD
     16768667                   18893271               16768667         HOLLYWOOD                                      FL                      33024         Single Family
     16768668                   18893289               16768668         NORTH MIAMI BEACH                              FL                      33162         2-4 Family
     16768669                   18893297               16768669         ATLANTA                                        GA                      30316         Single Family
     16768670                   18893305               16768670         TAMARAC                                        FL                      33319         PUD
     16768671                   18893313               16768671         KISSIMMEE                                      FL                      34758         PUD
     16768672                   18893321               16768672         QUEENS VILLAGE                                 NY                      11429         Single Family
     16768673                   18893339               16768673         CRANSTON                                       RI                       2920         Single Family
     16768675                   18893354               16768675         WALTHAM                                        MA                       2453         2-4 Family
     16768676                   18893362               16768676         LAUREL                                         MD                      20707         PUD
     16768677                   18893370               16768677         FRANKLIN PARK                                  NJ                       8823         Single Family
     16768678                   18893388               16768678         JAMAICA                                        NY                      11432         Single Family
     16768679                   18893396               16768679         BRADENTON                                      FL                      34210         PUD
     16768680                   18893404               16768680         ROCHESTER                                      NH                      38671         Single Family
     16768681                   18893412               16768681         ADELPHIA                                       NJ                       7710         Single Family
     16768682                   18893420               16768682         SUMTER                                         SC                      29154         Single Family
     16768683                   18893438               16768683         SALISBURY                                      NC                      28144         Single Family
     16768684                   18893446               16768684         COLUMBIA                                       SC                      29229         PUD
     16768685                   18893453               16768685         COLUMBIA                                       SC                      29209         PUD
     16768686                   18893461               16768686         CORDOVA                                        TN                      38016         Single Family
     16768687                   18893479               16768687         MEMPHIS                                        TN                      38133         Single Family
     16768688                   18893487               16768688         OLIVE BRANCH                                   MS                      38654         PUD
     16768689                   18893495               16768689         MILAN                                          TN                      38358         Single Family
     16768690                   18893503               16768690         MEMPHIS                                        TN                      38128         Single Family
     16768691                   18893511               16768691         HERNANDO                                       MS                      38632         Single Family
     16768692                   18893529               16768692         CORDOVA                                        TN                      38018         Single Family
     16712992                   17806209               16712992         KANNAPOLIS                                     NC                      28081         Single Family
     16712993                   17806217               16712993         CHARLOTTE                                      NC                      28215         Single Family
     16712994                   17806225               16712994         LEXINGTON                                      SC                      29073         Single Family
     16712995                   17806233               16712995         PORTSMOUTH                                     VA                      23702         Single Family
     16712996                   17806241               16712996         CHARLOTTE                                      NC                      28262         Condominium
     16768850                   18895102               16768850         OZARK                                          AL                      36360         Single Family
     16712997                   17806258               16712997         WINSTON SALEM                                  NC                      27103         Single Family
     16768851                   18895110               16768851         CHARLOTTE                                      NC                      28277         PUD
     16712998                   17806266               16712998         ARLINGTON                                      TN                      38002         Single Family
     16768852                   18895128               16768852         COLLEGE PARK                                   GA                      30349         PUD
     16712999                   17806274               16712999         MEMPHIS                                        TN                      38125         Single Family
     16768853                   18895136               16768853         ROCKLAND                                       MA                       2370         Condominium
     16768854                   18895144               16768854         VIRGINIA BEACH                                 VA                      23452         Townhouse
     16768855                   18895151               16768855         COLUMBIA                                       SC                      29206         Single Family
     16768856                   18895169               16768856         SMYRNA                                         GA                      30082         Single Family
     16768857                   18895177               16768857         RALEIGH                                        NC                      27617         PUD
     16768858                   18895185               16768858         PLEASANT GROVE                                 AL                      35127         Single Family
     16768859                   18895193               16768859         STONE MOUNTAIN                                 GA                      30083         Single Family
     16768860                   18895201               16768860         HOUSTON                                        TX                      77073         PUD
     16768861                   18895219               16768861         HAMPTON                                        GA                      30228         Single Family
     16768862                   18895227               16768862         PRIOR LAKE                                     MN                      55372         Single Family
     16768863                   18895235               16768863         ANNAPOLIS                                      MD                      21401         Single Family
     16768864                   18895243               16768864         LONSDALE                                       MN                      55046         Single Family
     16768865                   18895250               16768865         PILLAGER                                       MN                      56743         Single Family
     16689741                   17734740               16689741         Las Vegas                                      NV                      89147         Single Family
     16689753                   17734864               16689753         Richmond                                       TX                      77469         PUD
     16712933                   17805615               16712933         JUPITER                                        FL                      33458         PUD
     16712934                   17805623               16712934         MARGATE                                        FL                      33063         Single Family
     16712936                   17805649               16712936         JONESBORO                                      GA                      30238         Single Family
     16712937                   17805656               16712937         IRVINGTON                                      NJ                       7111         Single Family
     16712938                   17805664               16712938         NEW BRITAIN                                    CT                       6052         2-4 Family
     16712939                   17805672               16712939         WOODHAVEN                                      NY                      11421         Single Family
     16712940                   17805680               16712940         BRIDGEPORT                                     CT                       6606         Single Family
     16712941                   17805698               16712941         WINDSOR                                        CT                       6095         Single Family
     16712942                   17805706               16712942         LOWELL                                         MA                       1851         Condominium
     16712943                   17805714               16712943         WILMINGTON                                     DE                      19804         Single Family
     16712944                   17805722               16712944         BROOKLYN                                       NY                      11212         Single Family
     16712945                   17805730               16712945         HAMPTON                                        VA                      23666         Single Family
     16768800                   18894600               16768800         ANTIOCH                                        TN                      37013         Single Family
     16712947                   17805755               16712947         PORTSMOUTH                                     RI                       2871         Single Family
     16768801                   18894618               16768801         CATAULA                                        GA                      31804         Single Family
     16712948                   17805763               16712948         WINDSOR MILL                                   MD                      21244         Condominium
     16768802                   18894626               16768802         INDIANAPOLIS                                   IN                      46259         PUD
     16712949                   17805771               16712949         AUBURN                                         MA                       1501         Single Family
     16768838                   18894980               16768838         NASHVILLE                                      TN                      37205         Single Family
     16768839                   18894998               16768839         MONROE                                         NC                      28110         PUD
     16712980                   17806084               16712980         SOUTH AMBOY                                    NJ                       8879         Single Family
     16712981                   17806092               16712981         SIMPSONVILLE                                   SC                      29681         PUD
     16712982                   17806100               16712982         RIVERDALE                                      GA                      30274         Single Family
     16712983                   17806118               16712983         CHARLOTTE                                      NC                      28215         PUD
     16712984                   17806126               16712984         MISENHEIMER                                    NC                      28109         Single Family
     16712985                   17806134               16712985         RALEIGH                                        NC                      27612         Single Family
     16712986                   17806142               16712986         FAYETTEVILLE                                   NC                      28314         Single Family
     16712987                   17806159               16712987         ALBEMARLE                                      NC                      28001         Single Family
     16768841                   18895011               16768841         PAINESVILLE                                    OH                      44077         PUD
     16712988                   17806167               16712988         CHESNEE                                        SC                      29323         Single Family
     16768842                   18895029               16768842         MARIETTA                                       GA                      30066         PUD
     16712989                   17806175               16712989         NORTH PORT                                     FL                      34288         Single Family
     16768803                   18894634               16768803         BURNSVILLE                                     MN                      55337         PUD
     16768804                   18894642               16768804         HAM LAKE                                       MN                      55304         Single Family
     16768805                   18894659               16768805         ATLANTA                                        GA                      30314         Single Family
     16768806                   18894667               16768806         HAMPTON                                        GA                      30228         2-4 Family
     16768807                   18894675               16768807         FORT MILL                                      SC                      29715         PUD
     16768808                   18894683               16768808         EAST WALPOLE                                   MA                       2032         Single Family
     16768809                   18894691               16768809         CROMWELL                                       CT                       6416         Single Family
     16712950                   17805789               16712950         VIRGINIA BEACH                                 VA                      23462         PUD
     16712951                   17805797               16712951         RICHMOND                                       VA                      23225         Single Family
     16712952                   17805805               16712952         CHARLOTTE                                      NC                      28269         Single Family
     16712953                   17805813               16712953         NEW BEDFORD                                    MA                       2745         Single Family
     16712954                   17805821               16712954         METHUEN                                        MA                       1844         2-4 Family
     16712955                   17805839               16712955         FREDERICKSBURG                                 VA                      22405         PUD
     16712956                   17805847               16712956         MIDDLETOWN                                     CT                       6457         PUD
     16768810                   18894709               16768810         FORTVILLE                                      IN                      46040         PUD
     16712957                   17805854               16712957         ATLANTA                                        GA                      30344         Single Family
     16768811                   18894717               16768811         HAMDEN                                         CT                       6514         Single Family
     16712958                   17805862               16712958         WOODBRIDGE                                     VA                      22191         PUD
     16712959                   17805870               16712959         NEW CASTLE                                     DE                      19720         Single Family
     16768813                   18894733               16768813         WINGATE                                        NC                      28174         Single Family
     16768814                   18894741               16768814         NORTH CHARLESTON                               SC                      29406         Single Family
     16768815                   18894758               16768815         BROOKLYN CENTER                                MN                      55430         Single Family
     16768816                   18894766               16768816         SPRINGFIELD                                    TN                      37172         Single Family
     16768817                   18894774               16768817         DENVER                                         NC                      28037         PUD
     16768818                   18894782               16768818         BRANDON                                        FL                      33510         PUD
     16768819                   18894790               16768819         VALDOSTA                                       GA                      31602         PUD
     16712960                   17805888               16712960         INDIAN HEAD                                    MD                      20640         PUD
     16712961                   17805896               16712961         PHILADELPHIA                                   PA                      19150         Single Family
     16712962                   17805904               16712962         SPOTSYLVANIA                                   VA                      22553         Single Family
     16712963                   17805912               16712963         HAMPTON                                        VA                      23669         Single Family
     16712965                   17805938               16712965         RANDOLPH                                       MA                       2368         Single Family
     16712966                   17805946               16712966         SMYRNA                                         DE                      19977         PUD
     16768820                   18894808               16768820         TYRONE                                         GA                      30290         PUD
     16712967                   17805953               16712967         ROSEDALE                                       NY                      11422         2-4 Family
     16712968                   17805961               16712968         SAUGUS                                         MA                       1906         Single Family
     16768822                   18894824               16768822         BLAINE                                         MN                      55449         Single Family
     16712969                   17805979               16712969         ANSONIA                                        CT                       6401         Single Family
     16768823                   18894832               16768823         CHICAGO                                        IL                      60639         Single Family
     16768824                   18894840               16768824         PEARLAND                                       TX                      77584         PUD
     16768825                   18894857               16768825         MEMPHIS                                        TN                      38141         Single Family
     16768826                   18894865               16768826         BEVERLY                                        MA                       1915         Single Family
     16768827                   18894873               16768827         COLUMBIA                                       SC                      29223         PUD
     16768828                   18894881               16768828         NEW CARLISLE                                   OH                      45344         Single Family
     16768829                   18894899               16768829         HICKORY HILLS                                  IL                      60457         Single Family
     16712970                   17805987               16712970         GILMANTON                                      NH                       3237         Single Family
     16712971                   17805995               16712971         PASADENA                                       MD                      21122         PUD
     16712972                   17806001               16712972         VIRGINIA BEACH                                 VA                      23453         PUD
     16712973                   17806019               16712973         HAMPSTEAD                                      NH                       3841         Single Family
     16712974                   17806027               16712974         MERIDEN                                        CT                       6450         Single Family
     16712975                   17806035               16712975         WORCESTER                                      MA                       1605         Single Family
     16712976                   17806043               16712976         SPRINGFIELD                                    VA                      22152         Single Family
     16768830                   18894907               16768830         CRAWFORDSVILLE                                 IN                      47933         Single Family
     16712977                   17806050               16712977         CHICOPEE                                       MA                       1020         Single Family
     16768831                   18894915               16768831         FOREST LAKE                                    MN                      55025         Single Family
     16712978                   17806068               16712978         ROCKAWAY                                       NJ                       7866         Single Family
     16768832                   18894923               16768832         CONWAY                                         SC                      29527         PUD
     16712979                   17806076               16712979         FORT WASHINGTON                                MD                      20744         PUD
     16768833                   18894931               16768833         LINO LAKES                                     MN                      55014         PUD
     16768834                   18894949               16768834         FRANKLIN                                       NH                       3235         2-4 Family
     16768835                   18894956               16768835         SAINT CLOUD                                    FL                      34772         PUD
     16768836                   18894964               16768836         WOODSTOCK                                      CT                       6281         Single Family
     16768837                   18894972               16768837         BLYTHEWOOD                                     SC                      29016         PUD
     16712930                   17805581               16712930         MIAMI                                          FL                      33185         Single Family
     16712931                   17805599               16712931         TAMARAC                                        FL                      33319         Condominium
     16712932                   17805607               16712932         MIAMI                                          FL                      33142         Single Family
     16712926                   17805540               16712926         PALM BEACH GARDENS                             FL                      33410         Single Family
     16712927                   17805557               16712927         JUPITER                                        FL                      33458         Single Family
     16712929                   17805573               16712929         MIAMI                                          FL                      33186         Condominium
     16712920                   17805482               16712920         WOOSTER                                        OH                      44691         Single Family
     16712921                   17805490               16712921         APOPKA                                         FL                      32712         Single Family
     16712923                   17805516               16712923         PORT ST LUCIE                                  FL                      34953         Single Family
     16712924                   17805524               16712924         CAPE CORAL                                     FL                      33909         Single Family
     16712925                   17805532               16712925         MIAMI                                          FL                      33145         Single Family
     16712919                   17805474               16712919         WELLINGTON                                     FL                      33467         PUD
     16712908                   17805367               16712908         DELAND                                         FL                      32724         Single Family
     16712909                   17805375               16712909         NORFOLK                                        VA                      23513         Single Family
     16712910                   17805383               16712910         GRANDVILLE                                     MI                      49418         Single Family
     16712911                   17805391               16712911         KISSIMMEE                                      FL                      34747         Condominium
     16712912                   17805409               16712912         RIVIERA BEACH                                  FL                      33404         PUD
     16712913                   17805417               16712913         DETROIT                                        MI                      48238         2-4 Family
     16712914                   17805425               16712914         TAMPA                                          FL                      33619         Single Family
     16712915                   17805433               16712915         BOYNTON BEACH                                  FL                      33436         PUD
     16712916                   17805441               16712916         ORLANDO                                        FL                      32810         PUD
     16712917                   17805458               16712917         SPRING HILL                                    FL                      34608         Single Family
     16712918                   17805466               16712918         PASADENA                                       TX                      77506         Single Family
     16712904                   17805326               16712904         PORT SAINT LUCIE                               FL                      34952         Single Family
     16712905                   17805334               16712905         ARCADIA                                        FL                      34266         Single Family
     16712906                   17805342               16712906         PALM CITY                                      FL                      34990         PUD
     16712907                   17805359               16712907         ESTERO                                         FL                      33928         PUD
     16712900                   17805284               16712900         MIAMI                                          FL                      33131         Condominium
     16712901                   17805292               16712901         FORT MEYERS                                    FL                      33913         Single Family
     16712902                   17805300               16712902         HOMESTEAD                                      FL                      33035         Condominium
     16712903                   17805318               16712903         HAMPTON                                        GA                      30228         Single Family
     16768794                   18894543               16768794         COLUMBUS                                       OH                      43219         Single Family
     16768795                   18894550               16768795         BOCA RATON                                     FL                      33487         PUD
     16768796                   18894568               16768796         AVON                                           IN                      46123         PUD
     16768797                   18894576               16768797         MANASSAS                                       VA                      20111         PUD
     16768798                   18894584               16768798         MAUMEE                                         OH                      43537         Single Family
     16768799                   18894592               16768799         CLEVELAND                                      OH                      44109         Single Family
     16713100                   17807280               16713100         BALTIMORE                                      MD                      21224         Single Family
     16713101                   17807298               16713101         MIAMI GARDENS                                  FL                      33169         PUD
     16713102                   17807306               16713102         FAIRHOPE                                       AL                      36532         Single Family
     16713103                   17807314               16713103         PHOENIX                                        AZ                      85037         PUD
     16713104                   17807322               16713104         ARLINGTON                                      TX                      76002         PUD
     16713105                   17807330               16713105         BUCKEYE                                        AZ                      85326         PUD
     16713106                   17807348               16713106         GRAHAMSVILE                                    NY                      12740         Single Family
     16713107                   17807355               16713107         HOUSTON                                        TX                      77095         PUD
     16713108                   17807363               16713108         EDEN PRAIRIE                                   MN                      55344         Condominium
     16713109                   17807371               16713109         FT WORTH                                       TX                      76131         Single Family
     16713110                   17807389               16713110         DURHAM                                         NC                      27704         PUD
     16713112                   17807405               16713112         MISSOULA                                       MT                      59802         Single Family
     16713113                   17807413               16713113         DACULA                                         GA                      30019         PUD
     16713114                   17807421               16713114         CORONA                                         CA                      92880         Single Family
     16713115                   17807439               16713115         KATY                                           TX                      77494         PUD
     16713116                   17807447               16713116         CROCKETT                                       CA                      94525         Single Family
     16713117                   17807454               16713117         WALDORF                                        MD                      20603         PUD
     16713118                   17807462               16713118         DACULA                                         GA                      30019         PUD
     16713119                   17807470               16713119         HOLLYWOOD                                      FL                      33026         PUD
     16713120                   17807488               16713120         MAYER                                          MN                      55360         Single Family
     16713121                   17807496               16713121         TUCSON                                         AZ                      85743         PUD
     16712745                   17803735               16712745         JONESBORO                                      GA                      30236         PUD
     16768600                   18892604               16768600         COLORADO SPRINGS                               CO                      80918         PUD
     16712746                   17803743               16712746         CONYERS                                        GA                      30012         PUD
     16768601                   18892612               16768601         CENTENNIAL                                     CO                      80111         PUD
     16712747                   17803750               16712747         TONEY                                          AL                      35773         Single Family
     16768602                   18892620               16768602         WESTMINSTER                                    CO                      80021         Single Family
     16712748                   17803768               16712748         FAYETTEVILLE                                   GA                      30214         Single Family
     16768603                   18892638               16768603         ERIE                                           CO                      80516         PUD
     16768604                   18892646               16768604         THORNTON                                       CO                      80602         PUD
     16768605                   18892653               16768605         STONE MOUNTAIN                                 GA                      30087         PUD
     16768606                   18892661               16768606         TENNESSEE RIDGE                                TN                      37178         Single Family
     16768607                   18892679               16768607         PLANO                                          TX                      75093         Single Family
     16768608                   18892687               16768608         SPARTA                                         NC                      28675         Single Family
     16768609                   18892695               16768609         HOUSTON                                        TX                      77070         PUD
     16712750                   17803784               16712750         PHOENIX                                        AZ                      85045         PUD
     16712751                   17803792               16712751         SAVANNAH                                       GA                      31415         Single Family
     16712752                   17803800               16712752         LOGANVILLE                                     GA                      30052         Single Family
     16712753                   17803818               16712753         DECATUR                                        GA                      30035         PUD
     16712754                   17803826               16712754         DOUGLASVILLE                                   GA                      30135         Single Family
     16712755                   17803834               16712755         LAWRENCEVILLE                                  GA                      30045         PUD
     16768610                   18892703               16768610         HOUSTON                                        TX                      77003         PUD
     16712756                   17803842               16712756         DULUTH                                         GA                      30096         Single Family
     16768611                   18892711               16768611         HUMBLE                                         TX                      77346         PUD
     16712757                   17803859               16712757         DOUGLASVILLE                                   GA                      30135         PUD
     16768612                   18892729               16768612         ERATH                                          LA                      70533         Single Family
     16712758                   17803867               16712758         LOGANVILLE                                     GA                      30052         Single Family
     16768613                   18892737               16768613         KATY                                           TX                      77493         PUD
     16712759                   17803875               16712759         AUBURN                                         GA                      30011         Single Family
     16768614                   18892745               16768614         LAREDO                                         TX                      78045         PUD
     16768615                   18892752               16768615         HOUSTON                                        TX                      77044         PUD
     16768616                   18892760               16768616         CONVERSE                                       TX                      78109         PUD
     16712725                   17803537               16712725         SAINT MARYS                                    GA                      31558         Single Family
     16712727                   17803552               16712727         ATLANTA                                        GA                      30312         Single Family
     16712728                   17803560               16712728         SHELBYVILLE                                    KY                      40065         Single Family
     16712729                   17803578               16712729         ROCHESTER                                      NY                      14616         Single Family
     16712730                   17803586               16712730         BIRMINGHAM                                     AL                      35223         PUD
     16712731                   17803594               16712731         COURTLAND                                      MS                      38620         Single Family
     16712732                   17803602               16712732         MOBILE                                         AL                      36618         Single Family
     16712733                   17803610               16712733         ROSWELL                                        GA                      30075         Single Family
     16712734                   17803628               16712734         ROSWELL                                        GA                      30075         Single Family
     16712735                   17803636               16712735         COLUMBUS                                       GA                      31907         Single Family
     16712736                   17803644               16712736         CALERA                                         AL                      35040         Single Family
     16712737                   17803651               16712737         DOTHAN                                         AL                      36301         Single Family
     16712738                   17803669               16712738         BRACEVILLE                                     IL                      60407         Single Family
     16712739                   17803677               16712739         RICHMOND                                       VA                      23223         PUD
     16712740                   17803685               16712740         SNELLVILLE                                     GA                      30039         Single Family
     16712741                   17803693               16712741         MONTGOMERY                                     AL                      36106         Single Family
     16712742                   17803701               16712742         PELL CITY                                      AL                      35125         Single Family
     16712743                   17803719               16712743         DENTON                                         TX                      76210         PUD
     16712744                   17803727               16712744         WESTLAKE                                       OH                      44145         Single Family
     16689800                   17735333               16689800         Spring Hill                                    FL                      34606         Single Family
     16768585                   18892455               16768585         BISMARCK                                       ND                      58504         2-4 Family
     16768586                   18892463               16768586         LAS VEGAS                                      NV                      89123         PUD
     16768587                   18892471               16768587         SALT LAKE CITY                                 UT                      84109         Single Family
     16768588                   18892489               16768588         HIGHLANDS RANCH                                CO                      80130         PUD
     16768589                   18892497               16768589         WESTMINSTER                                    CO                      80031         Single Family
     16642662                   17354549               16642662         FLAT ROCK                                      MI                      48134         Single Family
     16768590                   18892505               16768590         THORNTON                                       CO                      80229         PUD
     16768591                   18892513               16768591         CUMMING                                        GA                      30040         PUD
     16768592                   18892521               16768592         VISTA                                          CA                      92083         Single Family
     16768593                   18892539               16768593         RATHDRUM                                       ID                      83858         Single Family
     16768594                   18892547               16768594         LAKEWOOD                                       CO                      80228         Single Family
     16768595                   18892554               16768595         WHEAT RIDGE                                    CO                      80033         Condominium
     16768596                   18892562               16768596         THORNTON                                       CO                      80241         PUD
     16768597                   18892570               16768597         COLORADO SPRINGS                               CO                      80916         Single Family
     16768598                   18892588               16768598         LAS VEGAS                                      NV                      89129         Single Family
     16768599                   18892596               16768599         FORT MORGAN                                    CO                      80701         Single Family
     16768561                   18892216               16768561         GAINESVILLE                                    GA                      30501         Single Family
     16768562                   18892224               16768562         MCDONOUGH                                      GA                      30252         Single Family
     16768563                   18892232               16768563         DECATUR                                        GA                      30035         Single Family
     16768564                   18892240               16768564         LITHIA SPRINGS                                 GA                      30122         Single Family
     16768565                   18892257               16768565         DALLAS                                         GA                      30132         Single Family
     16768566                   18892265               16768566         LOCUST GROVE                                   GA                      30248         Single Family
     16768567                   18892273               16768567         COVINGTON                                      GA                      30014         PUD
     16768568                   18892281               16768568         WAYCROSS                                       GA                      31503         Single Family
     16768569                   18892299               16768569         CUMMING                                        GA                      30040         PUD
     16642640                   17354325               16642640         UNION CITY                                     GA                      30291         PUD
     16768571                   18892315               16768571         COLBERT                                        GA                      30628         Single Family
     16768572                   18892323               16768572         WOODSTOCK                                      GA                      30188         Single Family
     16768573                   18892331               16768573         OCEAN SPRINGS                                  MS                      39564         Condominium
     16768574                   18892349               16768574         SCHERTZ                                        TX                      78154         PUD
     16768578                   18892380               16768578         WILDOMAR                                       CA                      92595         PUD
     16768580                   18892406               16768580         GAINESVILLE                                    GA                      30501         PUD
     16768582                   18892422               16768582         LAS VEGAS                                      NV                      89122         PUD
     16768583                   18892430               16768583         RAINER                                         OR                      97048         Single Family
     16768584                   18892448               16768584         MANDAN                                         ND                      58554         Single Family
     16768558                   18892182               16768558         PINSON                                         AL                      35126         Single Family
     16768559                   18892190               16768559         LAS VEGAS                                      NV                      89102         Single Family
     16768560                   18892208               16768560         NORCROSS                                       GA                      30093         PUD
     16713082                   17807108               16713082         DECATUR                                        GA                      30035         PUD
     16713083                   17807116               16713083         ROUND ROCK                                     TX                      78664         PUD
     16713084                   17807124               16713084         SAN ANTONIO                                    TX                      78254         PUD
     16713085                   17807132               16713085         FOTORIA                                        OH                      44830         Single Family
     16713086                   17807140               16713086         EDMOND                                         OK                      73003         PUD
     16713088                   17807165               16713088         BUCKEYE                                        AZ                      85326         PUD
     16713090                   17807181               16713090         ORANGE                                         MA                       1364         Single Family
     16713091                   17807199               16713091         PLEASANTVILLE                                  NJ                       8232         Condominium
     16713092                   17807207               16713092         OSTEGO                                         MN                      55301         Single Family
     16713093                   17807215               16713093         SAN ANTONIO                                    TX                      78254         Single Family
     16713094                   17807223               16713094         GOODLETTSVILLE                                 TN                      37072         Single Family
     16713095                   17807231               16713095         LAS VEGAS                                      NV                      89122         Single Family
     16713096                   17807249               16713096         SAN ANTONIO                                    TX                      78245         PUD
     16713097                   17807256               16713097         SAN JACINTO                                    CA                      92582         Single Family
     16713098                   17807264               16713098         LAS VEGAS                                      NV                      89178         PUD
     16713099                   17807272               16713099         COLLEGE PARK                                   GA                      30349         PUD
     16713070                   17806985               16713070         BLUFFTON                                       SC                      29909         PUD
     16713071                   17806993               16713071         CASA GRANDE                                    AZ                      85222         PUD
     16713072                   17807009               16713072         SAN ANTONIO                                    TX                      78254         PUD
     16713073                   17807017               16713073         SAN JACINTO                                    CA                      92582         Single Family
     16713074                   17807025               16713074         LAS VEGAS                                      NV                      89122         Single Family
     16713075                   17807033               16713075         KELLER                                         TX                      76248         Single Family
     16713076                   17807041               16713076         LITHONIA                                       GA                      30058         PUD
     16713077                   17807058               16713077         HOUSTON                                        TX                      77095         PUD
     16713078                   17807066               16713078         INVER GROVE HEIGHTS                            MN                      55077         Single Family
     16713079                   17807074               16713079         LAWRENCEVILLE                                  GA                      30045         Single Family
     16713080                   17807082               16713080         MCDONOUGH                                      GA                      30253         PUD
     16713000                   17806282               16713000         MEMPHIS                                        TN                      38128         Single Family
     16713001                   17806290               16713001         OAKLAND                                        TN                      38060         Single Family
     16713002                   17806308               16713002         MEMPHIS                                        TN                      38125         Single Family
     16713003                   17806316               16713003         COLLIERVILLE                                   TN                      38017         Single Family
     16713004                   17806324               16713004         DAHLONEGA                                      GA                      30533         Single Family
     16713005                   17806332               16713005         TUPELO                                         MS                      38801         Single Family
     16713006                   17806340               16713006         MILWAUKEE                                      WI                      53204         Single Family
     16713007                   17806357               16713007         CLEVELAND                                      OH                      44105         2-4 Family
     16713008                   17806365               16713008         PALM HARBOR                                    FL                      34683         Single Family
     16713009                   17806373               16713009         ZIMMERMAN                                      MN                      55398         Single Family
     16713010                   17806381               16713010         PLAINFIELD                                     IL                      60586         Single Family
     16713011                   17806399               16713011         BARNESVILLE                                    OH                      43713         Single Family
     16713012                   17806407               16713012         PALMETTO                                       GA                      30268         PUD
     16713013                   17806415               16713013         FAYETTEVILLE                                   GA                      30215         PUD
     16713014                   17806423               16713014         COLLEGE PARK                                   GA                      30349         PUD
     16713016                   17806449               16713016         CUMMING                                        GA                      30040         PUD
     16713017                   17806456               16713017         CONYERS                                        GA                      30012         PUD
     16713018                   17806464               16713018         OAKWOOD                                        GA                      30566         PUD
     16713019                   17806472               16713019         RICHMOND                                       TX                      77469         PUD
     16406359                   17001512               16406359         COLLEGE PARK                                   GA                      30349         PUD
     16713020                   17806480               16713020         MCCALLA                                        AL                      35111         Single Family
     16713021                   17806498               16713021         DACULA                                         GA                      30019         PUD
     16713022                   17806506               16713022         LITTLE ELM                                     TX                      75068         PUD
     16713023                   17806514               16713023         FAIRBURN                                       GA                      30213         Single Family
     16713024                   17806522               16713024         RESACA                                         GA                      30735         Single Family
     16713025                   17806530               16713025         YELM                                           WA                      98597         PUD
     16713026                   17806548               16713026         BRANDON                                        FL                      33511         PUD
     16713027                   17806555               16713027         SAN BERNARDINO                                 CA                      92407         Single Family
     16713029                   17806571               16713029         SACRAMENTO                                     CA                      95842         Single Family
     16713030                   17806589               16713030         LAKEWOOD                                       CA                      90712         Single Family
     16713031                   17806597               16713031         LOS ANGELES                                    CA                      90042         Condominium
     16713032                   17806605               16713032         SAN PEDRO                                      CA                      90731         Single Family
     16713033                   17806613               16713033         TACOMA                                         WA                      98404         PUD
     16713034                   17806621               16713034         SAN RAFAEL                                     CA                      94903         Condominium
     16713035                   17806639               16713035         SAN DIEGO                                      CA                      92116         Single Family
     16713036                   17806647               16713036         KODIAK                                         AK                      99615         Single Family
     16713037                   17806654               16713037         ATLANTA                                        GA                      30331         PUD
     16713038                   17806662               16713038         CLAYTON                                        CA                      94517         Single Family
     16713040                   17806688               16713040         MARIETTA                                       GA                      30064         PUD
     16713041                   17806696               16713041         DOUGLASVILLE                                   GA                      30135         PUD
     16713042                   17806704               16713042         WEST COVINA                                    CA                      91791         PUD
     16713043                   17806712               16713043         LAKEWOOD                                       WA                      98498         Condominium
     16713044                   17806720               16713044         RIVERSIDE                                      CA                      92509         Single Family
     16713046                   17806746               16713046         CAMARILLO                                      CA                      93010         Single Family
     16713047                   17806753               16713047         CARSON                                         CA                      90745         PUD
     16713048                   17806761               16713048         CLEARLAKE                                      CA                      95422         Single Family
     16713049                   17806779               16713049         LANCASTER                                      CA                      93535         Single Family
     16713050                   17806787               16713050         MYRTLE BEACH                                   SC                      29588         Single Family
     16713052                   17806803               16713052         MIDWAY                                         GA                      31320         Single Family
     16713053                   17806811               16713053         BEAUFORT                                       SC                      29907         Single Family
     16713054                   17806829               16713054         SAVANNAH                                       GA                      31419         PUD
     16713055                   17806837               16713055         GOOSE CREEK                                    SC                      29445         PUD
     16713056                   17806845               16713056         MYRTLE BEACH                                   SC                      29577         Single Family
     16713057                   17806852               16713057         SAVANNAH                                       GA                      31406         Single Family
     16713058                   17806860               16713058         RINCON                                         GA                      31326         PUD
     16713059                   17806878               16713059         HILTON HEAD ISLAND                             SC                      29928         Condominium
     16713060                   17806886               16713060         PERRIS                                         CA                      92570         Single Family
     16713061                   17806894               16713061         GREENSBORO                                     NC                      27405         Single Family
     16713062                   17806902               16713062         ANAHEIM                                        CA                      92807         Single Family
     16713063                   17806910               16713063         LOGANVILLE                                     GA                      30052         PUD
     16713064                   17806928               16713064         LAS VEGAS                                      NV                      89123         PUD
     16713065                   17806936               16713065         BUCKEYE                                        AZ                      85326         PUD
     16713067                   17806951               16713067         MONTEREY                                       IN                      46960         Single Family
     16713068                   17806969               16713068         HAVRE DE GRACE                                 MD                      21078         PUD
     16713069                   17806977               16713069         JACKSON                                        GA                      30233         Single Family
     16713149                   17807777               16713149         FORT LAUDERDALE                                FL                      33311         Single Family
     16713150                   17807785               16713150         DURHAM                                         NC                      27704         Single Family
     16713151                   17807793               16713151         MIDDLETOWN                                     DE                      19709         Single Family
     16713152                   17807801               16713152         WEST VALLEY CITY                               UT                      84119         Single Family
     16712990                   17806183               16712990         WAXHAW                                         NC                      28173         Single Family
     16712991                   17806191               16712991         KERNERSVILLE                                   NC                      27284         Single Family
     16713123                   17807512               16713123         HOLLYWOOD                                      FL                      33026         PUD
     16713124                   17807520               16713124         LEMAY                                          MO                      63125         Single Family
     16713125                   17807538               16713125         WALDORF                                        MD                      20601         Single Family
     16713126                   17807546               16713126         HOUSTON                                        TX                      77095         PUD
     16713127                   17807553               16713127         SANGER                                         TX                      76266         PUD
     16713128                   17807561               16713128         PORT SAINT LUCIE                               FL                      34983         Single Family
     16713129                   17807579               16713129         PERRIS                                         CA                      92571         Single Family
     16713130                   17807587               16713130         LAWRENCEVILLE                                  GA                      30044         Single Family
     16713131                   17807595               16713131         ALBANY                                         OR                      97322         PUD
     16713132                   17807603               16713132         VICTORVILLE                                    CA                      92392         Single Family
     16713133                   17807611               16713133         WACO                                           TX                      76708         Single Family
     16713134                   17807629               16713134         ANNA                                           TX                      75409         PUD
     16713135                   17807637               16713135         WAUKEGAN                                       IL                      60085         Single Family
     16713136                   17807645               16713136         PARMA                                          OH                      44134         Single Family
     16713137                   17807652               16713137         LOGANVILLE                                     GA                      30052         PUD
     16713138                   17807660               16713138         LAWRENCEVILLE                                  GA                      30045         PUD
     16713139                   17807678               16713139         ATLANTA                                        GA                      30318         PUD
     16713140                   17807686               16713140         LITHONIA                                       GA                      30038         PUD
     16713141                   17807694               16713141         LILBURN                                        GA                      30047         PUD
     16713143                   17807710               16713143         SPRING                                         TX                      77379         PUD
     16713144                   17807728               16713144         REYNOLDSBURG                                   OH                      43068         Single Family
     16713145                   17807736               16713145         LAKEWOOD                                       OH                      44107         Single Family
     16713146                   17807744               16713146         FAIRBURN                                       GA                      30213         PUD
     16713147                   17807751               16713147         WELLINGTON                                     FL                      33414         Single Family
     16713148                   17807769               16713148         ATLANTA                                        GA                      30311         PUD
     16768654                   18893149               16768654         KISSIMMEE                                      FL                      34746         PUD
     16768655                   18893156               16768655         MIAMI                                          FL                      33196         PUD
     16768656                   18893164               16768656         SARASOTA                                       FL                      34241         Single Family
     16642453                   17352451               16642453         FAYETTEVILLE                                   NC                      28314         Single Family
     16768846                   18895060               16768846         WILLOUGHBY HILLS                               OH                      44092         PUD
     16768847                   18895078               16768847         DELAWARE                                       OH                      43015         Single Family
     16768848                   18895086               16768848         MEDINA                                         OH                      44256         Single Family
     16768849                   18895094               16768849         DECATUR                                        GA                      30030         Single Family
     16768843                   18895037               16768843         CHARLOTTE HALL                                 MD                      20622         Single Family
     16768844                   18895045               16768844         MERIDEN                                        CT                       6450         Condominium
     16768845                   18895052               16768845         LAS VEGAS                                      NV                      89122         PUD
     16713196                   17808247               16713196         HARRISBURG                                     NC                      28075         Condominium
     16713197                   17808254               16713197         ATLANTA                                        GA                      30331         PUD
     16713198                   17808262               16713198         CHICAGO                                        IL                      60614         Condominium
     16713199                   17808270               16713199         STRONGSVILLE                                   OH                      44136         Single Family
     16713182                   17808106               16713182         MC KEES ROCKS                                  PA                      15136         Single Family
     16713183                   17808114               16713183         NORTHFIELD CTR TWP                             OH                      44067         PUD
     16713184                   17808122               16713184         BLYTHEWOOD                                     SC                      29016         Single Family
     16713185                   17808130               16713185         BROOKLYN PARK                                  MN                      55443         Single Family
     16713186                   17808148               16713186         NORCROSS                                       GA                      30092         Single Family
     16713187                   17808155               16713187         EAST BRUNSWICK                                 NJ                       8816         Townhouse
     16713188                   17808163               16713188         DEERFIELD TWP                                  OH                      44411         Single Family
     16713189                   17808171               16713189         CARMEL                                         IN                      46033         PUD
     16713190                   17808189               16713190         BROCKTON                                       MA                       2301         Condominium
     16713191                   17808197               16713191         MCCALLA                                        AL                      35111         Single Family
     16713193                   17808213               16713193         PLAINFIELD                                     IL                      60586         Single Family
     16713194                   17808221               16713194         AURORA                                         IL                      60502         PUD
     16713195                   17808239               16713195         CINCINNATI                                     OH                      45231         Single Family
     16713153                   17807819               16713153         KATY                                           TX                      77494         PUD
     16713154                   17807827               16713154         ATLANTA                                        GA                      30305         Condominium
     16713155                   17807835               16713155         STAFFORD                                       VA                      22556         PUD
     16713156                   17807843               16713156         LOGAN                                          UT                      84341         PUD
     16713157                   17807850               16713157         WYLIE                                          TX                      75098         Single Family
     16713158                   17807868               16713158         ARLINGTON                                      TX                      76014         Single Family
     16713159                   17807876               16713159         DURHAM                                         NC                      27703         PUD
     16713160                   17807884               16713160         SUGAR HILL                                     GA                      30518         Single Family
     16713161                   17807892               16713161         COLUMBUS                                       OH                      43235         Single Family
     16713162                   17807900               16713162         SOUTH EUCLID                                   OH                      44121         Single Family
     16713163                   17807918               16713163         RICHMOND HEIGHTS                               OH                      44143         Single Family
     16713164                   17807926               16713164         CANAL WINCHESTER                               OH                      43110         Single Family
     16713165                   17807934               16713165         SOUTH ELGIN                                    IL                      60177         Single Family
     16713166                   17807942               16713166         FARMINGTON                                     MN                      55024         Single Family
     16713167                   17807959               16713167         MAPLE HEIGHTS                                  OH                      44137         Single Family
     16713168                   17807967               16713168         COTTONTOWN                                     TN                      37048         Single Family
     16713169                   17807975               16713169         GOSHEN                                         IN                      46528         Single Family
     16713170                   17807983               16713170         HALLANDALE BEACH                               FL                      33009         Single Family
     16713171                   17807991               16713171         DELAWARE                                       OH                      43015         Single Family
     16713172                   17808007               16713172         MENTOR                                         OH                      44060         Single Family
     16713173                   17808015               16713173         ROCHESTER                                      NY                      14612         Single Family
     16713174                   17808023               16713174         STONE MOUNTAIN                                 GA                      30088         Single Family
     16713175                   17808031               16713175         OLD HICKORY                                    TN                      37138         PUD
     16713176                   17808049               16713176         CHARLOTTE                                      NC                      28216         Single Family
     16713177                   17808056               16713177         GAHANNA                                        OH                      43230         Condominium
     16713178                   17808064               16713178         INDEPENDENCE                                   MO                      64058         Single Family
     16713179                   17808072               16713179         WINTER HAVEN                                   FL                      33884         Single Family
     16713180                   17808080               16713180         DEER PARK                                      TX                      77536         Single Family
     16713181                   17808098               16713181         LILBURN                                        GA                      30047         Single Family
     16768652                   18893123               16768652         DORAL                                          FL                      33178         PUD
     16712798                   17804261               16712798         COMMERCE CITY                                  CO                      80022         PUD
     16768653                   18893131               16768653         LAND O LAKES                                   FL                      34638         PUD
     16712799                   17804279               16712799         LAS VEGAS                                      NV                      89178         PUD
     16713200                   17808288               16713200         GREENFIELD                                     IN                      46140         Single Family
     16713201                   17808296               16713201         SHAKER HEIGHTS                                 OH                      44120         2-4 Family
     16713202                   17808304               16713202         SHERRILLS FORD                                 NC                      28673         PUD
     16713203                   17808312               16713203         DALLAS                                         GA                      30157         PUD
     16713204                   17808320               16713204         RINGGOLD                                       GA                      30736         Single Family
     16713205                   17808338               16713205         AVON                                           IN                      46123         Single Family
     16713206                   17808346               16713206         CHARLOTTE                                      NC                      28262         Condominium
     16713207                   17808353               16713207         SHELBYVILLE                                    KY                      40065         Single Family
     16713209                   17808379               16713209         VALDOSTA                                       GA                      31605         Single Family
     16713210                   17808387               16713210         ATLANTA                                        GA                      30331         Single Family
     16713211                   17808395               16713211         GUTHRIE CENTER                                 IA                      50115         Single Family
     16713212                   17808403               16713212         GARDEN CITY                                    MN                      56034         Single Family
     16713213                   17808411               16713213         CHICAGO                                        IL                      60629         Single Family
     16713214                   17808429               16713214         WARRIOR                                        AL                      35180         Single Family
     16713215                   17808437               16713215         CINCINNATI                                     OH                      45240         Single Family
     16713216                   17808445               16713216         TRIANGLE                                       VA                      22172         PUD
     16713217                   17808452               16713217         DULUTH                                         MN                      55806         Single Family
     16713219                   17808478               16713219         SILVER SPRING                                  MD                      20906         Single Family
     16713220                   17808486               16713220         RIVERDALE                                      GA                      30296         Single Family
     16713221                   17808494               16713221         CONYERS                                        GA                      30094         PUD
     16713222                   17808502               16713222         REX                                            GA                      30273         Single Family
     16713223                   17808510               16713223         WHITE PLAINS                                   MD                      20695         Single Family
     16713224                   17808528               16713224         SAINT JOHNS                                    MI                      48879         Single Family
     16713226                   17808544               16713226         INDIANAPOLIS                                   IN                      46239         PUD
     16713227                   17808551               16713227         AUBURN                                         AL                      36830         PUD
     16713228                   17808569               16713228         BEREA                                          OH                      44017         PUD
     16713229                   17808577               16713229         CENTREVILLE                                    VA                      20121         Condominium
     16713230                   17808585               16713230         PASADENA                                       MD                      21122         Single Family
     16713231                   17808593               16713231         MONCLOVA                                       OH                      43542         Single Family
     16713232                   17808601               16713232         BROOKLYN CENTER                                MN                      55429         Single Family
     16713233                   17808619               16713233         CHARLOTTE                                      NC                      28269         Single Family
     16713234                   17808627               16713234         RAMSEY                                         MN                      55303         Single Family
     16713235                   17808635               16713235         RICHMOND                                       VA                      23222         Single Family
     16713236                   17808643               16713236         GREENWOOD                                      IN                      46143         PUD
     16713237                   17808650               16713237         CANAL WINCHESTER                               OH                      43110         PUD
     16713238                   17808668               16713238         SMYRNA                                         TN                      37167         PUD
     16713239                   17808676               16713239         LITHIA SPRINGS                                 GA                      30122         PUD
     16713240                   17808684               16713240         MATTHEWS                                       NC                      28105         PUD
     16713241                   17808692               16713241         GOODYEAR                                       AZ                      85338         Single Family
     16713242                   17808700               16713242         MIDDLEFIELD                                    OH                      44062         Single Family
     16713243                   17808718               16713243         OAK GROVE                                      MN                      55011         Single Family
     16713244                   17808726               16713244         LAWRENCEVILLE                                  GA                      30043         Single Family
     16713245                   17808734               16713245         TOMBALL                                        TX                      77375         Single Family
     16713246                   17808742               16713246         EASTHAM                                        MA                       2642         Single Family
     16713247                   17808759               16713247         LAS VEGAS                                      NV                      89122         PUD
     16713248                   17808767               16713248         LITHONIA                                       GA                      30058         PUD
     16713249                   17808775               16713249         AVON                                           IN                      46123         PUD
     16713250                   17808783               16713250         MONTROSE                                       MN                      55363         Single Family
     16713251                   17808791               16713251         ELKRIDGE                                       MD                      21075         Single Family
     16713252                   17808809               16713252         WOODSTOCK                                      GA                      30188         Single Family
     16713253                   17808817               16713253         ANNANDALE                                      MN                      55302         Single Family
     16713254                   17808825               16713254         GRAYSON                                        GA                      30017         Single Family
     16713255                   17808833               16713255         WILMINGTON                                     NC                      28412         Single Family
     16713256                   17808841               16713256         GLEN BURNIE                                    MD                      21061         Single Family
     16713257                   17808858               16713257         ODENVILLE                                      AL                      35120         Single Family
     16713258                   17808866               16713258         WOODBRIDGE                                     VA                      22193         Single Family
     16713259                   17808874               16713259         DACULA                                         GA                      30019         PUD
     16713260                   17808882               16713260         LOUISVILLE                                     KY                      40228         Single Family
     16768617                   18892778               16768617         VON ORMY                                       TX                      78073         Single Family
     16768618                   18892786               16768618         MCKINNEY                                       TX                      75070         PUD
     16768619                   18892794               16768619         HOUSTON                                        TX                      77073         PUD
     16712760                   17803883               16712760         LITHIA SPRINGS                                 GA                      30122         PUD
     16712761                   17803891               16712761         BYRON                                          GA                      31008         PUD
     16712763                   17803917               16712763         ALPHARETTA                                     GA                      30004         Single Family
     16712764                   17803925               16712764         SNELLVILLE                                     GA                      30039         PUD
     16712765                   17803933               16712765         COLLEGE PARK                                   GA                      30349         PUD
     16768620                   18892802               16768620         MISSION                                        TX                      78572         Single Family
     16712766                   17803941               16712766         ELLENWOOD                                      GA                      30294         PUD
     16768621                   18892810               16768621         TOMAH                                          WI                      54660         Single Family
     16712767                   17803958               16712767         BRADENTON                                      FL                      34209         Single Family
     16768622                   18892828               16768622         AUGUSTA                                        KS                      67010         PUD
     16712768                   17803966               16712768         COVINGTON                                      GA                      30016         PUD
     16712769                   17803974               16712769         PIKE ROAD                                      AL                      36064         PUD
     16768624                   18892844               16768624         GRAND PRAIRIE                                  TX                      75052         PUD
     16768625                   18892851               16768625         PEARLAND                                       TX                      77584         PUD
     16768626                   18892869               16768626         LAND O LAKES                                   FL                      34638         PUD
     16768627                   18892877               16768627         JACKSONVILLE                                   FL                      32205         Single Family
     16768628                   18892885               16768628         PANAMA CITY BEACH                              FL                      32413         PUD
     16712770                   17803982               16712770         RIVERDALE                                      GA                      30274         Single Family
     16712771                   17803990               16712771         GRIFFIN                                        GA                      30224         Single Family
     16712772                   17804006               16712772         ATLANTA                                        GA                      30354         Single Family
     16712774                   17804022               16712774         CUMMING                                        GA                      30041         PUD
     16712775                   17804030               16712775         COLUMBIA                                       SC                      29212         PUD
     16768630                   18892901               16768630         ORLANDO                                        FL                      32828         PUD
     16712776                   17804048               16712776         OXNARD                                         CA                      93036         Condominium
     16768632                   18892927               16768632         DARIEN                                         GA                      31305         Single Family
     16712778                   17804063               16712778         SANTA CLARITA                                  CA                      91350         Single Family
     16768633                   18892935               16768633         SPRING HILL                                    FL                      34608         Single Family
     16712779                   17804071               16712779         COLUMBIA                                       SC                      29229         PUD
     16768634                   18892943               16768634         KISSIMMEE                                      FL                      34747         PUD
     16768635                   18892950               16768635         WINTER GARDEN                                  FL                      34787         PUD
     16768636                   18892968               16768636         SAINT PETERSBURG                               FL                      33710         Single Family
     16768637                   18892976               16768637         HOLLYWOOD                                      FL                      33019         Condominium
     16768638                   18892984               16768638         APOPKA                                         FL                      32703         PUD
     16768639                   18892992               16768639         ORLANDO                                        FL                      32828         PUD
     16712780                   17804089               16712780         BAKERSFIELD                                    CA                      93311         Single Family
     16712781                   17804097               16712781         BRENTWOOD                                      NY                      11717         Single Family
     16712782                   17804105               16712782         MALAGA                                         NJ                       8328         Single Family
     16712783                   17804113               16712783         BAKERSFIELD                                    CA                      93312         Single Family
     16712784                   17804121               16712784         KISSIMMEE                                      FL                      34746         PUD
     16712785                   17804139               16712785         FORT WORTH                                     TX                      76131         PUD
     16768640                   18893008               16768640         TAMPA                                          FL                      33619         Single Family
     16712786                   17804147               16712786         PALMDALE                                       CA                      93551         Single Family
     16768641                   18893016               16768641         NEW PORT RICHEY                                FL                      34652         Single Family
     16712787                   17804154               16712787         GROVE CITY                                     OH                      43123         PUD
     16712788                   17804162               16712788         INDIO                                          CA                      92203         PUD
     16768643                   18893032               16768643         GRAYSON                                        GA                      30017         PUD
     16712789                   17804170               16712789         GROVEPORT                                      OH                      43125         Single Family
     16768644                   18893040               16768644         TAMPA                                          FL                      33619         Single Family
     16768645                   18893057               16768645         WINCHESTER                                     NH                      34702         Single Family
     16768646                   18893065               16768646         LONGWOOD                                       FL                      32779         PUD
     16768647                   18893073               16768647         GREENBACK                                      TN                      37742         Single Family
     16768648                   18893081               16768648         SAINT CLOUD                                    FL                      34769         PUD
     16768649                   18893099               16768649         ST CLOUD                                       FL                      34769         PUD
     16671073                   17690090               16671073         Douglasville                                   GA                      30135         PUD
     16712790                   17804188               16712790         CHAPIN                                         SC                      29036         PUD
     16712791                   17804196               16712791         COLUMBIA                                       SC                      29229         PUD
     16712792                   17804204               16712792         CHARLOTTE                                      MI                      48813         Single Family
     16712793                   17804212               16712793         WALDORF                                        MD                      20602         PUD
     16712795                   17804238               16712795         SURPRISE                                       AZ                      85379         PUD
     16768650                   18893107               16768650         HALLANDALE BEACH                               FL                      33009         Single Family
     16712796                   17804246               16712796         CHESAPEAKE                                     VA                      23320         Condominium
     16768651                   18893115               16768651         HOLLYWOOD                                      FL                      33024         Single Family
     16712797                   17804253               16712797         ATLANTA                                        GA                      30318         PUD
     16729060                   18877076               16729060         SEATTLE                                        WA                      98168         2-4 Family
     16729061                   18877084               16729061         BRENTWOOD                                      CA                      94513         Single Family
     16729062                   18877092               16729062         CORONA                                         CA                      92881         Single Family
     16729063                   18877100               16729063         BAKERSFIELD                                    CA                      93312         Single Family
     16729064                   18877118               16729064         CHANDLER                                       AZ                      85225         PUD
     16729065                   18877126               16729065         SPRING VALLEY                                  CA                      91978         Single Family
     16729066                   18877134               16729066         LOS ANGELES                                    CA                      90056         Condominium
     16729067                   18877142               16729067         MURRIETA                                       CA                      92563         PUD
     16729068                   18877159               16729068         LAS VEGAS                                      NV                      89121         Single Family
     16729069                   18877167               16729069         PORT ORCHARD                                   WA                      98367         Single Family
     16729070                   18877175               16729070         DESERT HOT SPRINGS                             CA                      92240         Single Family
     16729071                   18877183               16729071         CHULA VISTA                                    CA                      91915         PUD
     16729072                   18877191               16729072         LAS VEGAS                                      NV                      89110         PUD
     16729073                   18877209               16729073         WESTON                                         FL                      33327         PUD
     16729074                   18877217               16729074         FEDERAL WAY                                    WA                      98023         PUD
     16729075                   18877225               16729075         COSTA MESA                                     CA                      92626         Single Family
     16729076                   18877233               16729076         THORNTON                                       CO                      80602         PUD
     16729077                   18877241               16729077         LAS VEGAS                                      NV                      89156         PUD
     16729078                   18877258               16729078         BUENA PARK                                     CA                      90620         Single Family
     16729079                   18877266               16729079         WEST PALM BEACH                                FL                      33414         PUD
     16729080                   18877274               16729080         FREMONT                                        CA                      94538         Single Family
     16729081                   18877282               16729081         WINDSOR                                        CA                      95492         Single Family
     16729082                   18877290               16729082         SAN LORENZO                                    CA                      94580         PUD
     16729083                   18877308               16729083         ALHAMBRA                                       CA                      91803         Single Family
     16729084                   18877316               16729084         LAS VEGAS                                      NV                      89108         PUD
     16729085                   18877324               16729085         HENDERSON                                      NV                      89052         PUD
     16729086                   18877332               16729086         WEST PALM BEACH                                FL                      33411         Single Family
     16729087                   18877340               16729087         MORENO VALLEY                                  CA                      92551         Single Family
     16729088                   18877357               16729088         MISSION VIEJO                                  CA                      92691         Single Family
     16729089                   18877365               16729089         SAN JOSE                                       CA                      95111         Condominium
     16729058                   18877050               16729058         CHICAGO                                        IL                      60639         Single Family
     16729059                   18877068               16729059         NEPHI                                          UT                      84648         Single Family
     16729043                   18876904               16729043         VISALIA                                        CA                      93277         Single Family
     16729044                   18876912               16729044         LA MESA                                        CA                      91941         Single Family
     16729045                   18876920               16729045         SANTA ROSA                                     CA                      95404         PUD
     16729046                   18876938               16729046         ADELANTO                                       CA                      92301         Single Family
     16729047                   18876946               16729047         ESCONDIDO                                      CA                      92029         Single Family
     16729048                   18876953               16729048         DAVIE                                          FL                      33325         PUD
     16729049                   18876961               16729049         BOCA RATON                                     FL                      33432         PUD
     16729050                   18876979               16729050         CHULA VISTA                                    CA                      91902         Single Family
     16729051                   18876987               16729051         TEMECULA                                       CA                      92591         Single Family
     16729052                   18876995               16729052         REDONDO BEACH                                  CA                      90278         Condominium
     16729053                   18877001               16729053         CORONA                                         CA                      92880         Single Family
     16729054                   18877019               16729054         SANDWICH                                       IL                      60548         Single Family
     16729055                   18877027               16729055         CLOVIS                                         CA                      93611         Single Family
     16729056                   18877035               16729056         FORT LAUDERDALE                                FL                      33316         Single Family
     16729057                   18877043               16729057         ROSEVILLE                                      CA                      95678         Single Family
     16729040                   18876870               16729040         VICTORVILLE                                    CA                      92392         Single Family
     16729041                   18876888               16729041         TEMECULA                                       CA                      92592         PUD
     16729042                   18876896               16729042         ESCONDIDO                                      CA                      92026         Single Family
     16729021                   18876680               16729021         JUSTICE                                        IL                      60458         Single Family
     16729023                   18876706               16729023         LOS ANGELES                                    CA                      90034         Single Family
     16729024                   18876714               16729024         TAMPA                                          FL                      33615         PUD
     16729025                   18876722               16729025         RIALTO                                         CA                      92376         Single Family
     16729026                   18876730               16729026         ORLANDO                                        FL                      32825         PUD
     16729027                   18876748               16729027         ELK GROVE                                      CA                      95624         Single Family
     16729028                   18876755               16729028         OAK LAWN                                       IL                      60453         Condominium
     16729029                   18876763               16729029         LAS VEGAS                                      NV                      89130         PUD
     16729030                   18876771               16729030         CAPE CORAL                                     FL                      33909         Single Family
     16729031                   18876789               16729031         WHITTIER                                       CA                      90604         Condominium
     16729032                   18876797               16729032         FREDERICK                                      CO                      80530         Single Family
     16729033                   18876805               16729033         SAN DIEGO                                      CA                      92116         Condominium
     16729034                   18876813               16729034         LAS VEGAS                                      NV                      89149         Single Family
     16729035                   18876821               16729035         FREMONT                                        CA                      94538         PUD
     16729036                   18876839               16729036         SANTA FE SPRINGS                               CA                      90670         Single Family
     16729037                   18876847               16729037         LAS VEGAS                                      NV                      89142         Single Family
     16729038                   18876854               16729038         THOUSAND OAKS                                  CA                      91320         PUD
     16729039                   18876862               16729039         TAMPA                                          FL                      33629         Single Family
     16613375                   17189895               16613375         GLENDALE                                       AZ                      85302         PUD
     16769453                   19011626               16769453         CULPEPER                                       VA                      22701         Single Family
     16769454                   19011634               16769454         WOODBRIDGE                                     VA                      22192         PUD
     16769455                   19011642               16769455         CHESAPEAKE                                     VA                      23320         Single Family
     16769456                   19011659               16769456         CHESAPEAKE                                     VA                      23324         Single Family
     16769457                   19011667               16769457         HOUSTON                                        TX                      77084         Single Family
     16769459                   19011683               16769459         KNOXVILLE                                      TN                      37924         Single Family
     16769460                   19011691               16769460         ANDERSON                                       SC                      29621         2-4 Family
     16769461                   19011709               16769461         PRINCE FREDERIC                                MD                      20678         PUD
     16769462                   19011717               16769462         KATY                                           TX                      77449         PUD
     16769450                   19011592               16769450         GAITHERSBURG                                   MD                      20879         Single Family
     16769451                   19011600               16769451         FALLS CHURCH                                   VA                      22041         Single Family
     16769446                   19011550               16769446         LYNCHBURG                                      VA                      24502         PUD
     16769448                   19011576               16769448         WINDSOR MILL                                   MD                      21244         Single Family
     16769445                   19011543               16769445         COLONIAL HEIGHT                                VA                      23834         Single Family
     16769444                   19011535               16769444         ODENTON                                        MD                      21113         PUD
     16769436                   19011451               16769436         ANDERSON                                       SC                      29621         Single Family
     16769437                   19011469               16769437         CHESAPEAKE                                     VA                      23320         Single Family
     16769438                   19011477               16769438         HERNDON                                        VA                      20170         Condominium
     16769439                   19011485               16769439         MANASSAS                                       VA                      20110         PUD
     16769441                   19011501               16769441         MONCKS CORNER                                  SC                      29461         PUD
     16769442                   19011519               16769442         OLNEY                                          MD                      20832         Single Family
     16769481                   19011907               16769481         MARON                                          NC                      27551         Single Family
     16769482                   19011915               16769482         STEPHENS CITY                                  VA                      22655         PUD
     16769484                   19011931               16769484         CAPITAL HEIGHTS                                MD                      20743         Single Family
     16769485                   19011949               16769485         HUNTINGTOWN                                    MD                      20639         PUD
     16769486                   19011956               16769486         WENDELL                                        NC                      27591         Single Family
     16769487                   19011964               16769487         TEMPLE HILLS                                   MD                      20748         Single Family
     16769488                   19011972               16769488         WOODBRIDGE                                     VA                      22191         PUD
     16769489                   19011980               16769489         WEST PALM BEACH                                FL                      33411         Condominium
     16769490                   19011998               16769490         SPRINGFIELD                                    VA                      22152         PUD
     16769491                   19012004               16769491         WINTER SPRINGS                                 FL                      32708         PUD
     16769492                   19012012               16769492         CHARLOTTE                                      NC                      28216         PUD
     16769463                   19011725               16769463         HYATTSVILLE                                    MD                      20783         Single Family
     16769464                   19011733               16769464         MYRTLE BEACH                                   SC                      29588         Condominium
     16769465                   19011741               16769465         WILLIAMSTON                                    SC                      29697         Single Family
     16769466                   19011758               16769466         FAIRFAX                                        VA                      22033         Single Family
     16769467                   19011766               16769467         TAMPA                                          FL                      33634         Single Family
     16769468                   19011774               16769468         SILVER SPRING                                  MD                      20902         Single Family
     16769469                   19011782               16769469         KISSIMMEE                                      FL                      34743         PUD
     16769470                   19011790               16769470         MIAMI                                          FL                      33168         Single Family
     16769471                   19011808               16769471         DAVENPORT                                      FL                      33837         Single Family
     16769472                   19011816               16769472         BELMONT                                        NC                      28012         PUD
     16769473                   19011824               16769473         MIAMI                                          FL                      33157         Single Family
     16769474                   19011832               16769474         MANASSAS                                       VA                      20109         PUD
     16769475                   19011840               16769475         FRIENDSWOOD                                    TX                      77546         PUD
     16769476                   19011857               16769476         BRENTWOOD                                      MD                      20722         Single Family
     16769477                   19011865               16769477         HIALEAH                                        FL                      33012         Single Family
     16769478                   19011873               16769478         HIALEAH                                        FL                      33013         Single Family
     16769479                   19011881               16769479         DURHAM                                         NC                      27707         Single Family

   LOAN_ID                   CURRENT_GROSS_COUPON                   SERV_FEE              MSERV            LPMI            TOTAL_STRIP                  CURRENT_NET_COUPON                   STATED_MAT
   -------                   --------------------                   --------              -----            ----            -----------                  ------------------                   ----------
     16836541                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20370101
     16836516                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361201
     16836527                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361201
     16836530                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16836533                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361201
     16836536                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361201
     16836514                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16836518                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361201
     16836519                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361201
     16836520                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361201
     16836521                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20361201
     16836522                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361201
     16836523                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361201
     16836525                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16836526                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16836528                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361201
     16836529                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20370101
     16836532                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20370101
     16836534                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20370101
     16836535                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361201
     16836537                                          13                   0.5              0.03              0                     0.53                                   12.47                 20220101
     16836538                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20361201
     16836539                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16836540                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16836542                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361201
     16836543                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20220101
     16836544                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211201
     16836545                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20370101
     16836546                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361201
     16836547                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361201
     16836548                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20220101
     16836549                                          11                   0.5              0.03              0                     0.53                                   10.47                 20220101
     16836550                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20370101
     16836531                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361201
     16819878                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211201
     16819907                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16819926                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16819927                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20211201
     16819937                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16819938                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16819965                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20211201
     16819971                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211201
     16775937                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16775988                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211201
     16819978                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211201
     16820025                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211201
     16819925                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16819930                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16819939                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16775927                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16775935                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16775941                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211101
     16776006                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16776014                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16775919                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16775921                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16775929                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16775931                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211101
     16775933                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16775940                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211101
     16775957                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211101
     16775958                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211101
     16775978                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211201
     16775981                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16775987                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211201
     16775994                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16775997                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211201
     16819968                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16819974                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20211201
     16819985                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361201
     16819990                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16820015                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16819881                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211201
     16819890                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16819903                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16819934                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16673743                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673943                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211001
     16673703                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20211001
     16673713                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211001
     16819868                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20210301
     16819869                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20210801
     16819870                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16819871                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16819872                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211201
     16819873                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16819874                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211201
     16819876                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20211201
     16819877                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16819880                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16819884                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211201
     16819885                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16819886                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16819887                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16819891                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20210901
     16819893                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20210901
     16819894                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16819895                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16819896                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16819897                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20210901
     16819900                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16819901                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16819904                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211201
     16819905                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16819906                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211201
     16819908                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20220101
     16819910                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16819911                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20211201
     16819913                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211201
     16819915                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16819916                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16819917                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16819918                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16819919                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16819920                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16819921                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16819922                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211201
     16819923                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211201
     16819924                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20211201
     16819928                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20211201
     16819929                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16819932                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211201
     16819933                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211201
     16819936                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211201
     16819940                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16819941                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16819942                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16819943                                       8.625                   0.5              0.03              0                     0.53                                   8.095                 20211201
     16819944                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211201
     16819945                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16819946                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16819947                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16819948                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361201
     16819949                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211201
     16819950                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16819951                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16819952                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211201
     16819954                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16819955                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16819956                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211201
     16819957                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16819958                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16819959                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16819960                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211201
     16819961                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16819962                                           8                   0.5              0.03              0                     0.53                                    7.47                 20211201
     16819963                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16819964                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16819966                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211201
     16819967                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211201
     16819969                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211201
     16819970                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16819973                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20220101
     16819976                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211201
     16819977                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16819979                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361201
     16819980                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16819981                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16819982                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20211201
     16819983                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16819984                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211201
     16819986                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211201
     16819987                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16819988                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211201
     16819989                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211201
     16819991                                       8.625                   0.5              0.03              0                     0.53                                   8.095                 20211201
     16819993                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211201
     16819994                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211201
     16819995                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211201
     16819997                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16819998                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16819999                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20211201
     16820000                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16820001                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16820002                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16820003                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16820004                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16820005                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16820006                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16820007                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16820008                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16820010                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211201
     16820011                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20220101
     16820012                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16820013                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20220101
     16820016                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20211201
     16820017                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361201
     16820018                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16820019                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211201
     16820020                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16820021                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211201
     16820022                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16820023                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16820024                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211201
     16820026                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20220101
     16820027                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20220101
     16820028                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16820029                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211201
     16820030                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361201
     16820031                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16820032                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211201
     16673822                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16673867                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16775915                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211201
     16775916                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211201
     16775917                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211201
     16775918                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16775920                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16775922                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211201
     16775923                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211101
     16775924                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211101
     16775925                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16775926                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16775928                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211101
     16775930                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211201
     16775934                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16775936                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16775938                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211201
     16775939                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211101
     16775942                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16775943                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16775944                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211201
     16775945                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211101
     16775946                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16775947                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16775948                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16775949                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211101
     16775950                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211101
     16775951                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16775952                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16775953                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16775954                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16775955                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16775956                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20211101
     16775959                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16775960                                       7.875                   0.5              0.03              0                     0.53                                   7.345                 20211201
     16775961                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211201
     16775962                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211101
     16775963                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211101
     16775965                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16775966                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16775968                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211101
     16775970                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211101
     16775971                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16775972                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16775973                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16775974                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16775975                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211201
     16775976                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211201
     16775977                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16775979                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211201
     16775980                                       8.625                   0.5              0.03              0                     0.53                                   8.095                 20211201
     16775982                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16775983                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211201
     16775984                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16775986                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16775989                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211101
     16775990                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16775991                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16775992                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211201
     16775993                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211201
     16775995                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16775996                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16775999                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16776000                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211101
     16776001                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16776002                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16776003                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211201
     16776004                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16776005                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211101
     16776007                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16776008                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211101
     16776009                                        7.75                   0.5              0.03              0                     0.53                                    7.22                 20211201
     16776010                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16776011                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16776012                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16776013                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16776015                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211201
     16673949                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16673956                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20211001
     16673970                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16673803                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211001
     16673828                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16673843                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673845                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211001
     16673847                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16673853                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673854                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673855                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20211001
     16673856                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211001
     16673872                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673873                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673888                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211001
     16673897                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16673905                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673913                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673914                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673918                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211001
     16673722                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211001
     16673735                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211001
     16673741                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673761                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16673763                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16673776                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211001
     16673687                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673719                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211001
     16673726                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673749                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673756                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211001
     16673788                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673802                                         6.5                   0.5              0.03              0                     0.53                                    5.97                 20211001
     16673809                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20211001
     16673813                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673848                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211001
     16673863                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673866                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16673890                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673893                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673908                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16673912                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673936                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211001
     16673950                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16673707                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211001
     16673730                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16673734                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673740                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211001
     16673787                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673821                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211001
     16673824                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673860                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673869                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673902                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20211001
     16673921                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673924                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673931                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16673717                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673736                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16673898                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211001
     16673937                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16673969                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16775985                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16775998                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16819975                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211201
     16819996                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16673685                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211001
     16673686                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673688                                       8.625                   0.5              0.03              0                     0.53                                   8.095                 20211001
     16673690                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211001
     16673691                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211001
     16673693                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211001
     16673694                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211001
     16673695                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211001
     16673696                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16673697                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211001
     16673698                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673699                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16673700                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673701                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16673702                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211001
     16673704                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16673705                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211001
     16673706                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20211001
     16673708                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211001
     16673709                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673711                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211001
     16673712                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16673714                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16673715                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673716                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16673718                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20211001
     16673720                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211001
     16673721                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211001
     16673724                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211001
     16673725                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16673727                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673728                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673729                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673731                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16673732                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673733                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673737                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673738                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16673739                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673742                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16673744                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673746                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211001
     16673747                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211001
     16673748                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673750                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211001
     16673752                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673753                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211001
     16673755                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211001
     16673757                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673758                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673760                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211001
     16673762                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211001
     16673764                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673765                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16673767                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211001
     16673769                                        5.75                   0.5              0.03              0                     0.53                                    5.22                 20211001
     16673770                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673771                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673772                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16673773                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16673774                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20211001
     16673775                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673777                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211001
     16673779                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16673780                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16673781                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673782                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673784                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16673785                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16673786                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673789                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673791                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673792                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16673793                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211001
     16673794                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16673795                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16673796                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211001
     16673797                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673798                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16673799                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673800                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673801                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211001
     16673804                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211001
     16673805                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211001
     16673807                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20211001
     16673808                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673810                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20211001
     16673811                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16673812                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20211001
     16673814                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673815                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673816                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673817                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211001
     16673818                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211001
     16673819                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211001
     16673820                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16673823                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211001
     16673825                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673826                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211007
     16673827                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20211001
     16673829                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211001
     16673830                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673832                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16673833                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673834                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673835                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211001
     16673836                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673837                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673838                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673839                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211001
     16673840                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673841                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673842                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211001
     16673846                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673850                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16673851                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20211001
     16673852                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16673857                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211001
     16673858                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673859                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16673861                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16673862                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673864                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211001
     16673865                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211001
     16673868                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673870                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673871                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211001
     16673874                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673875                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211001
     16673876                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673877                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211001
     16673878                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673879                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16673880                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211001
     16673881                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673882                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20211001
     16673883                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16673884                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673885                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673886                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16673887                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16673889                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16673891                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211001
     16673892                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673894                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673895                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211001
     16673896                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211001
     16673899                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211001
     16673900                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673901                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673903                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211001
     16673904                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673906                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16673907                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673909                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211001
     16673910                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211001
     16673911                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16673915                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211001
     16673916                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16673917                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211001
     16673919                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211001
     16673920                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16673922                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673923                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20211001
     16673925                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673926                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16673927                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211015
     16673929                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673930                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16673932                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673933                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16673935                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16673938                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673940                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211001
     16673941                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20211001
     16673944                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211001
     16673945                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16673946                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211001
     16673947                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673948                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16673951                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673952                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211001
     16673953                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211001
     16673954                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16673958                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211001
     16673959                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16673960                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673963                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211001
     16673964                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16673965                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211001
     16673966                                       8.625                   0.5              0.03              0                     0.53                                   8.095                 20211001
     16673968                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211001
     16673971                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16673973                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16673974                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211001
     16673975                                        7.75                   0.5              0.03              0                     0.53                                    7.22                 20211001
     15554747                                        9.99                   0.5              0.03              0                     0.53                                    9.46                 20200701
     15588585                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20350701
     15588586                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20200701
     15530741                                          10                   0.5              0.03              0                     0.53                                    9.47                 20200701
     15530744                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20200701
     16824829                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211201
     16824833                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16824824                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16824825                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16824826                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16824827                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16824828                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361201
     16824830                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16824832                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16824834                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20361201
     16824835                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361201
     16824836                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16824837                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16824838                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     15807568                                        9.49                   0.5              0.03              0                     0.53                                    8.96                 20351001
     16802051                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20211101
     16802070                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211101
     16802032                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16802063                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16802074                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16802082                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16802092                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16802095                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16802103                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16802105                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16802109                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16802040                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16802047                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20211101
     16802048                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20211101
     16802056                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20211101
     16802060                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16802075                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16802073                                       10.99                   0.5              0.03              0                     0.53                                   10.46                 20211101
     16802076                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16802077                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16802078                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16802079                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16802080                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20211101
     16802081                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211101
     16802083                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16802085                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211201
     16802087                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211201
     16802088                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16802089                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16802090                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16802091                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16802093                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16802094                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16802096                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16802097                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16802098                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16802099                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16802100                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16802101                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16802104                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16802106                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16802107                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16802108                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16802110                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16802111                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16802112                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16802033                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16802034                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211101
     16802036                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20211101
     16802037                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20211001
     16802038                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20211101
     16802039                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211101
     16802042                                        10.7                   0.5              0.03              0                     0.53                                   10.17                 20211101
     16802043                                        10.7                   0.5              0.03              0                     0.53                                   10.17                 20211101
     16802044                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16802045                                        10.7                   0.5              0.03              0                     0.53                                   10.17                 20211101
     16802046                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211101
     16802049                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20211101
     16802050                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20211101
     16802052                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20211101
     16802053                                        10.7                   0.5              0.03              0                     0.53                                   10.17                 20211101
     16802054                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16802057                                        10.7                   0.5              0.03              0                     0.53                                   10.17                 20211101
     16802058                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16802059                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20211101
     16802061                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20211101
     16802062                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20211101
     16802066                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20211101
     16802068                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20211101
     16802069                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20211101
     16802072                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16794179                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20351201
     16794203                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360201
     16794220                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20351201
     16794233                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20351201
     16794238                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351201
     16794348                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360101
     16794352                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360101
     16794355                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360101
     16794361                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16794364                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20351201
     16794384                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360301
     16794403                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20360101
     16794503                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360201
     16794571                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360401
     16794585                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16794586                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16794587                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360301
     16794590                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360301
     16794591                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360301
     16794592                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360301
     16794598                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16794599                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360301
     16794608                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360301
     16794621                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360401
     16794645                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360601
     16794686                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360301
     16794694                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360401
     16794729                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360501
     16794751                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20360501
     16794788                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20360501
     16794791                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20360601
     16794829                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20360801
     16794862                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360701
     16795166                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351101
     16795189                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16795194                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20351101
     16795238                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351201
     16795279                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360301
     16795347                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360801
     16795394                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360901
     16795502                                          16                   0.5              0.03              0                     0.53                                   15.47                 20351201
     16795543                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20360701
     16795559                                          18                   0.5              0.03              0                     0.53                                   17.47                 20360701
     16795581                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360101
     16795593                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351201
     16795608                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360401
     16795630                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351201
     16795645                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20351101
     16795649                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20360301
     16795661                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351201
     16795666                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360101
     16795689                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20351001
     16795782                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20351101
     16795808                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360401
     16795811                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360901
     16795837                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351001
     16795916                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20360201
     16795937                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16795941                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360301
     16795991                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351001
     16795998                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351101
     16796005                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20351101
     16796039                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351101
     16796073                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16796104                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360101
     16796194                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351201
     16796229                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360301
     16796240                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20360501
     16796274                                          19                   0.5              0.03              0                     0.53                                   18.47                 20360501
     16796343                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20360701
     16796353                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20360901
     16796368                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20360901
     16796389                                      16.125                   0.5              0.03              0                     0.53                                  15.595                 20360601
     16796402                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360701
     16793935                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20351201
     16794017                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20351001
     16794054                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20351101
     16794063                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351201
     16794070                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20351201
     16795290                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20360201
     16795359                                          17                   0.5              0.03              0                     0.53                                   16.47                 20360901
     16795366                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20360901
     16795409                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361001
     16795415                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361001
     16795418                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16795496                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360101
     16795500                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360301
     16795533                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16795612                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20351201
     16795660                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351101
     16795677                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351001
     16795701                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351201
     16795714                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351101
     16795747                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16795759                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20360401
     16795814                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20360301
     16795899                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360501
     16795913                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360201
     16795933                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20351101
     16795942                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351201
     16795989                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20360101
     16796075                                          15                   0.5              0.03              0                     0.53                                   14.47                 20351201
     16796083                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360101
     16796192                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360401
     16796315                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360701
     16796357                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360601
     16793903                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16793964                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16794056                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351101
     16794058                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16794065                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351101
     16794106                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16794216                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360101
     16794222                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351101
     16794249                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360101
     16794356                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20351201
     16794484                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16794524                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360201
     16794606                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20360401
     16794695                                       16.75                   0.5              0.03              0                     0.53                                   16.22                 20360401
     16794697                                       16.75                   0.5              0.03              0                     0.53                                   16.22                 20360601
     16794709                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360401
     16794734                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360401
     16794747                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360401
     16794915                                      17.625                   0.5              0.03              0                     0.53                                  17.095                 20360901
     16795073                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20360901
     16795186                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360101
     16795204                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16795225                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351201
     16795230                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351201
     16795268                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360201
     16795272                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360201
     16795273                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360201
     16795282                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16795283                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16794079                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20351201
     16794083                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16794092                                          15                   0.5              0.03              0                     0.53                                   14.47                 20351101
     16794113                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360201
     16794148                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360401
     16794202                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360101
     16794218                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351101
     16794270                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16794297                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20360301
     16794310                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16794312                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360101
     16794313                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16794330                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360901
     16794331                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360901
     16794349                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360101
     16794357                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20351201
     16794365                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360101
     16794366                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360101
     16794411                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360101
     16794482                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360101
     16794542                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360301
     16794604                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360301
     16794646                                       16.75                   0.5              0.03              0                     0.53                                   16.22                 20360301
     16794656                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20360401
     16794689                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360401
     16794700                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360301
     16794718                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360401
     16795026                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360801
     16795183                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351101
     16795261                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360201
     16795313                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360401
     16795321                                      18.875                   0.5              0.03              0                     0.53                                  18.345                 20360601
     16795328                                      18.375                   0.5              0.03              0                     0.53                                  17.845                 20360701
     16795462                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20351201
     16795480                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351201
     16795521                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16795623                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20360501
     16795670                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16795702                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360201
     16795790                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360201
     16795878                                          11                   0.5              0.03              0                     0.53                                   10.47                 20351201
     16795927                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20360601
     16795980                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360901
     16795999                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351001
     16796044                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16796074                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20351201
     16796077                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20360101
     16796149                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16796166                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20360101
     16796200                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360301
     16796205                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20360701
     16796215                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20360301
     16796230                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360201
     16796334                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360701
     16793936                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16794030                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20351101
     16794036                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351101
     16794037                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360101
     16794040                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360101
     16796272                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360401
     16796276                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360601
     16796279                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360201
     16796291                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360301
     16796296                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360401
     16796298                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20360301
     16796299                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360601
     16796302                                      19.125                   0.5              0.03              0                     0.53                                  18.595                 20360501
     16796304                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360701
     16796307                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360701
     16796310                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20360401
     16796311                                      20.125                   0.5              0.03              0                     0.53                                  19.595                 20360601
     16796312                                      20.125                   0.5              0.03              0                     0.53                                  19.595                 20360601
     16796313                                      20.125                   0.5              0.03              0                     0.53                                  19.595                 20360601
     16796314                                      20.125                   0.5              0.03              0                     0.53                                  19.595                 20360601
     16796316                                      20.625                   0.5              0.03              0                     0.53                                  20.095                 20360601
     16796317                                      20.625                   0.5              0.03              0                     0.53                                  20.095                 20360601
     16796318                                      20.625                   0.5              0.03              0                     0.53                                  20.095                 20360601
     16796319                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20360801
     16796322                                          19                   0.5              0.03              0                     0.53                                   18.47                 20360901
     16796331                                      16.125                   0.5              0.03              0                     0.53                                  15.595                 20360701
     16796332                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20360801
     16796333                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360701
     16796336                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360801
     16796340                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360501
     16796341                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360901
     16796344                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20360601
     16796351                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20360801
     16796352                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360901
     16796354                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20360901
     16796355                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360501
     16796369                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360901
     16796373                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20360801
     16796374                                      18.375                   0.5              0.03              0                     0.53                                  17.845                 20360901
     16796379                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360701
     16796382                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360701
     16796384                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20360701
     16796385                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20361001
     16796390                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360901
     16796395                                      18.875                   0.5              0.03              0                     0.53                                  18.345                 20360901
     16796397                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20360901
     16796400                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360901
     16796403                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20360801
     16796404                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20360901
     16796408                                      16.125                   0.5              0.03              0                     0.53                                  15.595                 20360901
     16796409                                        17.5                   0.5              0.03              0                     0.53                                   16.97                 20361001
     16796411                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360601
     16796413                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360901
     16796420                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360801
     16796421                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360801
     16796422                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360901
     16796427                                          19                   0.5              0.03              0                     0.53                                   18.47                 20360901
     16796428                                          19                   0.5              0.03              0                     0.53                                   18.47                 20360901
     16796430                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360901
     16796434                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360901
     16795880                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20351201
     16795887                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351001
     16795888                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351201
     16795890                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351201
     16795892                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16795894                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360301
     16795895                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351101
     16795897                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351201
     16795898                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360201
     16795900                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16795901                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16795902                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16795903                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16795904                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16795905                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16795906                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16795907                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360201
     16795909                                           9                   0.5              0.03              0                     0.53                                    8.47                 20360401
     16795910                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20351101
     16795915                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20360301
     16795917                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360101
     16795918                                      17.625                   0.5              0.03              0                     0.53                                  17.095                 20360601
     16795924                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360301
     16795925                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351101
     16795926                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360901
     16795930                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351101
     16795931                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16795940                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360201
     16795943                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351101
     16795947                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16795948                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351201
     16795954                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20360501
     16795956                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20360901
     16795959                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16795967                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360301
     16795968                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360901
     16795969                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351101
     16795970                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360401
     16795972                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351201
     16795978                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360701
     16795981                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360401
     16795983                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360101
     16795986                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360201
     16795988                                       17.25                   0.5              0.03              0                     0.53                                   16.72                 20360501
     16795990                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16796023                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16796025                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16796026                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16796028                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16796030                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351201
     16796032                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351101
     16796033                                          16                   0.5              0.03              0                     0.53                                   15.47                 20351101
     16796034                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351201
     16796035                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16796038                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351201
     16796041                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351101
     16796042                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351201
     16796043                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351201
     16796045                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351201
     16796051                                          10                   0.5              0.03              0                     0.53                                    9.47                 20351201
     16796052                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16796053                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351201
     16796055                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16796063                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360101
     16796064                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16796065                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16796068                                          15                   0.5              0.03              0                     0.53                                   14.47                 20351201
     16796069                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20351201
     16796071                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16796076                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360101
     16796078                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16796080                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16796081                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16796085                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351201
     16796086                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351201
     16796087                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16796090                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16796094                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360101
     16796097                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360101
     16796098                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360101
     16796102                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360101
     16796103                                       17.75                   0.5              0.03              0                     0.53                                   17.22                 20360101
     16796107                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360101
     16796110                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360201
     16796112                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360201
     16796114                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360201
     16796115                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360401
     16796116                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360201
     16796121                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360301
     16796122                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360201
     16796124                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20360301
     16796125                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360301
     16796126                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360401
     16796127                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360301
     16796128                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16796129                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360301
     16796131                                      17.375                   0.5              0.03              0                     0.53                                  16.845                 20360301
     16796133                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360401
     16796134                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360401
     16796140                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20360901
     16796143                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360101
     16796144                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20360401
     16796146                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360801
     16796150                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351201
     16796151                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360101
     16796152                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360201
     16796155                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360301
     16796156                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360301
     16796159                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360601
     16796164                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360101
     16796165                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360101
     16796170                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360301
     16796171                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20360301
     16796172                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360501
     16796173                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360301
     16796174                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360701
     16796175                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360701
     16796187                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360201
     16796188                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360401
     16796198                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360101
     16796201                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20360901
     16796202                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360101
     16796204                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20360301
     16796209                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360301
     16796210                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360501
     16796212                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360201
     16795992                                          11                   0.5              0.03              0                     0.53                                   10.47                 20351101
     16795993                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360401
     16795994                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16795995                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351001
     16795996                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351101
     16795997                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20351101
     16796000                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351001
     16796003                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351101
     16796004                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351101
     16796006                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16796007                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20351201
     16796008                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351101
     16796010                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351101
     16796011                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351101
     16796012                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20351101
     16796014                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16796015                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16796016                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16796020                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20351101
     16796021                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351101
     16796216                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20360301
     16796218                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360301
     16796219                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360301
     16796221                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360201
     16796222                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360201
     16796227                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20360201
     16796232                                       17.75                   0.5              0.03              0                     0.53                                   17.22                 20361001
     16796234                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360401
     16796237                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360901
     16796239                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360401
     16796242                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360701
     16796244                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20360801
     16796246                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16796247                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360701
     16796248                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360101
     16796255                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360301
     16796256                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20360601
     16796257                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360201
     16796258                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361001
     16796259                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16796260                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360301
     16796263                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360401
     16796264                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20360601
     16796265                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360901
     16796269                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360801
     16795710                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20351001
     16795711                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351001
     16795716                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360101
     16795718                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360101
     16795719                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16795720                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16795721                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360301
     16795724                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20351001
     16795725                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20351001
     16795730                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351101
     16795734                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351101
     16795737                                         7.5                   0.5              0.03              0                     0.53                                    6.97                 20351201
     16795741                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360401
     16795742                                       17.25                   0.5              0.03              0                     0.53                                   16.72                 20360501
     16795743                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351101
     16795751                                        6.25                   0.5              0.03              0                     0.53                                    5.72                 20360401
     16795756                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351201
     16795763                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20360101
     16795765                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16795771                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360101
     16795772                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351201
     16795773                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360301
     16795774                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360701
     16795779                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351001
     16795780                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16795096                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20361001
     16795097                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20361001
     16795109                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20361001
     16795144                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20351001
     16795149                                          16                   0.5              0.03              0                     0.53                                   15.47                 20351201
     16795152                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20351001
     16795153                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20351101
     16795154                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20351001
     16795157                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360101
     16795158                                          11                   0.5              0.03              0                     0.53                                   10.47                 20351001
     16795160                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20351101
     16795164                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351101
     16795168                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351101
     16795178                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351101
     16795179                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20351201
     16795181                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16795184                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16795192                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351201
     16795195                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20351201
     16795196                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351101
     16795205                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351201
     16795206                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20351101
     16795214                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351201
     16795218                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16795223                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351201
     16795229                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20351201
     16795232                                          16                   0.5              0.03              0                     0.53                                   15.47                 20351201
     16795234                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351201
     16795237                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351201
     16795248                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360101
     16795249                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20360101
     16795250                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16795256                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360301
     16795262                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20360201
     16795263                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16795264                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360101
     16795265                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360101
     16795269                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20360101
     16795270                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360101
     16795274                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360301
     16795278                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360201
     16795281                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360301
     16795286                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360201
     16795287                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20210201
     16795288                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20360301
     16795289                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360301
     16795292                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360201
     16795293                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360201
     16795294                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360301
     16795295                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360301
     16795296                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360201
     16795297                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360201
     16795299                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360201
     16795300                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360301
     16795301                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360201
     16795303                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360201
     16795304                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20360201
     16795305                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360201
     16795307                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360301
     16795310                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360301
     16795311                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360401
     16795312                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360601
     16795314                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360401
     16795315                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360501
     16795318                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360601
     16795333                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20360701
     16795339                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360801
     16795342                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20360801
     16795343                                       18.75                   0.5              0.03              0                     0.53                                   18.22                 20360801
     16795356                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360801
     16795367                                        18.5                   0.5              0.03              0                     0.53                                   17.97                 20360901
     16795368                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20360901
     16795369                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360801
     16795373                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360901
     16795382                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20360901
     16795388                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360901
     16795390                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360901
     16795401                                          14                   0.5              0.03              0                     0.53                                   13.47                 20361001
     16795408                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360901
     16795414                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361001
     16795416                                      16.625                   0.5              0.03              0                     0.53                                  16.095                 20361001
     16795419                                          10                   0.5              0.03              0                     0.53                                    9.47                 20351101
     16795420                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351101
     16795423                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16795424                                       16.75                   0.5              0.03              0                     0.53                                   16.22                 20360101
     16795425                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20351101
     16795427                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360501
     16795429                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360101
     16795431                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360201
     16795432                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16795437                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360201
     16795442                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20360401
     16795443                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360401
     16795445                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20360701
     16795452                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360101
     16795454                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360401
     16795455                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360401
     16795461                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20360401
     16795466                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20360601
     16795468                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351101
     16795469                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16795470                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16795475                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360201
     16795478                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20360301
     16795482                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351201
     16795485                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20360401
     16795489                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360101
     16795490                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360101
     16795491                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20360101
     16795492                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360401
     16795494                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351001
     16795497                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20360401
     16795506                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360901
     16795508                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351001
     16795509                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351001
     16795511                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16795514                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351201
     16795515                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360201
     16795516                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20351201
     16795523                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361001
     16795530                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20351201
     16795538                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20360601
     16795540                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20351101
     16795542                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360201
     16795544                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16795545                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16795548                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351201
     16795551                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20350901
     16795553                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351201
     16795561                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351201
     16795564                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20351201
     16795568                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16795573                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351001
     16795574                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360401
     16795577                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360701
     16795579                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351201
     16795580                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351201
     16795584                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360201
     16795586                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20351101
     16795588                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16795598                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360401
     16795599                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351201
     16795600                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360201
     16795788                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351201
     16795791                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360301
     16795792                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360301
     16795798                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20351201
     16795800                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351201
     16795801                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351201
     16795802                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360101
     16795803                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360101
     16795804                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20360101
     16795812                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16795817                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351101
     16795821                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351001
     16795828                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360201
     16795840                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20360701
     16795842                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16795845                                       17.75                   0.5              0.03              0                     0.53                                   17.22                 20360901
     16795851                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360201
     16795852                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360501
     16795856                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20351201
     16795858                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360401
     16795859                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360401
     16795863                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351201
     16795867                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360201
     16795873                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360101
     16795874                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20360701
     16795602                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360201
     16795613                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360101
     16795614                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360201
     16795619                                       17.25                   0.5              0.03              0                     0.53                                   16.72                 20360201
     16795620                                       17.25                   0.5              0.03              0                     0.53                                   16.72                 20360201
     16795624                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16795628                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360201
     16795631                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16795639                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20360401
     16795640                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351201
     16795641                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20360201
     16795644                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360501
     16795646                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360201
     16795651                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16795655                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16795659                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16795663                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351201
     16795664                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360301
     16795665                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351101
     16795668                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20351101
     16795671                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351201
     16795672                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360101
     16795673                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360101
     16795676                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16795680                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351101
     16795681                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351001
     16795683                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351001
     16795685                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351001
     16795686                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351101
     16795687                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351101
     16795691                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351001
     16795696                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351201
     16795697                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20351201
     16795699                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16795704                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20351101
     16795708                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360301
     16795709                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360901
     16794716                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794717                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794719                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360401
     16794720                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360401
     16794721                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360401
     16794722                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360401
     16794723                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360401
     16794724                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360401
     16794725                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20360401
     16794726                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360401
     16794728                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360401
     16794730                                      17.375                   0.5              0.03              0                     0.53                                  16.845                 20360401
     16794731                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20210401
     16794732                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360401
     16794733                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360401
     16794735                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794736                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794737                                          18                   0.5              0.03              0                     0.53                                   17.47                 20360401
     16794742                                      16.625                   0.5              0.03              0                     0.53                                  16.095                 20360901
     16794743                                          18                   0.5              0.03              0                     0.53                                   17.47                 20360801
     16794836                                      18.375                   0.5              0.03              0                     0.53                                  17.845                 20361001
     16794837                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361001
     16794845                                       16.75                   0.5              0.03              0                     0.53                                   16.22                 20360801
     16794852                                       17.25                   0.5              0.03              0                     0.53                                   16.72                 20360901
     16794856                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20361001
     16794863                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360601
     16794872                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360801
     16794876                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361001
     16794878                                      22.375                   0.5              0.03              0                     0.53                                  21.845                 20360801
     16794927                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360801
     16794935                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360901
     16794956                                        17.5                   0.5              0.03              0                     0.53                                   16.97                 20360901
     16794964                                        17.5                   0.5              0.03              0                     0.53                                   16.97                 20361001
     16794967                                      16.625                   0.5              0.03              0                     0.53                                  16.095                 20360701
     16794975                                      18.375                   0.5              0.03              0                     0.53                                  17.845                 20360801
     16795008                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360901
     16795022                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361001
     16795025                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360901
     16795030                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360901
     16795035                                          15                   0.5              0.03              0                     0.53                                   14.47                 20361001
     16795041                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20360801
     16795050                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16795072                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361001
     16795080                                          17                   0.5              0.03              0                     0.53                                   16.47                 20361001
     16795088                                      17.625                   0.5              0.03              0                     0.53                                  17.095                 20361001
     16795094                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20361001
     16794753                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20360701
     16794755                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360401
     16794757                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360501
     16794759                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360501
     16794760                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16794761                                      18.375                   0.5              0.03              0                     0.53                                  17.845                 20360501
     16794771                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16794773                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360501
     16794776                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360501
     16794781                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360601
     16794783                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360601
     16794784                                          16                   0.5              0.03              0                     0.53                                   15.47                 20360601
     16794789                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360501
     16794796                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360701
     16794813                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20360601
     16794814                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360601
     16794819                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360601
     16794824                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360801
     16793900                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20351001
     16793902                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360201
     16793907                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16793908                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16793909                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16793910                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360301
     16793911                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351201
     16793919                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351001
     16793924                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20351101
     16793927                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351101
     16793934                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20351201
     16793938                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360301
     16793940                                          12                   0.5              0.03              0                     0.53                                   11.47                 20351001
     16793944                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20351201
     16793945                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20351201
     16793949                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20351201
     16793950                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20351201
     16793952                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351101
     16793955                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351001
     16793959                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20351101
     16793965                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16793966                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20351101
     16793967                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351201
     16793968                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351101
     16793971                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16793972                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351001
     16793975                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351101
     16793977                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351201
     16793986                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360701
     16793988                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360101
     16793989                                          17                   0.5              0.03              0                     0.53                                   16.47                 20360301
     16793990                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360101
     16793993                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16793994                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20351101
     16793998                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20351001
     16793999                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16794000                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360501
     16794004                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360201
     16794006                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360301
     16794007                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360201
     16794012                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20351201
     16794014                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360401
     16794016                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360101
     16794020                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20351101
     16794024                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351101
     16794041                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20351101
     16794042                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351101
     16794043                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351101
     16794047                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20351201
     16794053                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20351201
     16794057                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351101
     16794060                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351101
     16794066                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351201
     16794068                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351201
     16794069                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351201
     16794071                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360101
     16794074                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20351101
     16794075                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351201
     16794077                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351201
     16794080                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20351201
     16794082                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20351201
     16794084                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20351001
     16794094                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20351201
     16794100                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360101
     16794101                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20351201
     16794103                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360101
     16794104                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360101
     16794105                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16794107                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360101
     16794109                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360101
     16794110                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360101
     16794111                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360101
     16794112                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20360201
     16794116                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20351201
     16794117                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20351101
     16794118                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20351201
     16794121                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360101
     16794124                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20351201
     16794129                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351101
     16794130                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351101
     16794131                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16794134                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20351101
     16794139                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20351201
     16794143                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20351201
     16794146                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20351201
     16794153                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360501
     16794154                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360501
     16794155                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794157                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360201
     16794158                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20360401
     16794161                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16794164                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16794167                                          13                   0.5              0.03              0                     0.53                                   12.47                 20351201
     16794170                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20351201
     16794177                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20351201
     16794184                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16794187                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16794188                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16794189                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360101
     16794191                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360101
     16794192                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360101
     16794193                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360101
     16794201                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360301
     16794205                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16794207                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360201
     16794208                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360201
     16794209                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360201
     16794210                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360201
     16794212                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360301
     16794213                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360301
     16794217                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351101
     16794221                                          14                   0.5              0.03              0                     0.53                                   13.47                 20351201
     16794228                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16794229                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16794230                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20351201
     16794239                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20351101
     16794244                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20351201
     16794246                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20351201
     16794253                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20351201
     16794254                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360101
     16794256                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794257                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794258                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794259                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794260                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794262                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794263                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794264                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794266                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360101
     16794268                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20351201
     16794272                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360101
     16794275                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360301
     16794276                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794278                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360101
     16794279                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16794281                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360101
     16794282                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360101
     16794283                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20351201
     16794284                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20351201
     16794286                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20351201
     16794290                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360101
     16794292                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360101
     16794295                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16794296                                          17                   0.5              0.03              0                     0.53                                   16.47                 20360201
     16794298                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16794299                                      16.625                   0.5              0.03              0                     0.53                                  16.095                 20360301
     16794302                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360301
     16794307                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360101
     16794308                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360101
     16794309                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20351201
     16794314                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360101
     16794315                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360101
     16794318                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360101
     16794319                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360301
     16794320                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360501
     16794321                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20360501
     16794325                                      17.375                   0.5              0.03              0                     0.53                                  16.845                 20360901
     16794335                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360201
     16794337                                        18.5                   0.5              0.03              0                     0.53                                   17.97                 20360501
     16794339                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20351201
     16794340                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360101
     16794345                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20351201
     16794346                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20360101
     16794347                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20351201
     16794354                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360101
     16794362                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360101
     16794363                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20360101
     16794367                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360101
     16794369                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360201
     16794380                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360401
     16794383                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360201
     16794385                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20360301
     16794388                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360401
     16794390                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360301
     16794395                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360401
     16794405                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20351201
     16794406                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20351201
     16794408                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360101
     16794409                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16794413                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20351101
     16794415                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20351201
     16794419                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20351201
     16794420                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16794424                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20360101
     16794427                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20360101
     16794432                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360201
     16794434                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360401
     16794435                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360101
     16794439                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360301
     16794440                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360301
     16794441                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360301
     16794443                                       17.75                   0.5              0.03              0                     0.53                                   17.22                 20360501
     16794444                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360401
     16794445                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360401
     16794447                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360101
     16794449                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360101
     16794450                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360101
     16794452                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20360101
     16794455                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360101
     16794456                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360101
     16794457                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360101
     16794458                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360101
     16794459                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360101
     16794464                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20360101
     16794465                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360101
     16794467                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16794468                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360101
     16794469                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794471                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360101
     16794473                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20360101
     16794475                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360101
     16794476                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16794485                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360101
     16794486                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360101
     16794487                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360101
     16794490                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360101
     16794491                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360101
     16794492                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360101
     16794495                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360301
     16794496                                       17.75                   0.5              0.03              0                     0.53                                   17.22                 20360301
     16794497                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360201
     16794498                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360201
     16794499                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360201
     16794500                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360201
     16794507                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360301
     16794509                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360301
     16794512                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360201
     16794514                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360301
     16794519                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20360101
     16794520                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360101
     16794522                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360301
     16794523                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360301
     16794525                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360301
     16794526                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360301
     16794527                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360301
     16794528                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360301
     16794529                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360401
     16794530                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360401
     16794532                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360401
     16794533                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20360401
     16794535                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360301
     16794536                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20360301
     16794537                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360301
     16794539                                          18                   0.5              0.03              0                     0.53                                   17.47                 20360401
     16794540                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360201
     16794543                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360401
     16794549                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360301
     16794551                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20360201
     16794552                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360201
     16794554                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360301
     16794561                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360301
     16794562                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20360201
     16794565                                          12                   0.5              0.03              0                     0.53                                   11.47                 20360301
     16794567                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360301
     16794569                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360401
     16794570                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360401
     16794574                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20360401
     16794575                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20360301
     16794576                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20360301
     16794579                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360301
     16794580                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20360301
     16794581                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16794582                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360301
     16794583                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360401
     16794584                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360201
     16794588                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360201
     16794589                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20360501
     16794593                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794594                                      16.125                   0.5              0.03              0                     0.53                                  15.595                 20360501
     16794595                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360401
     16794596                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360401
     16794600                                          15                   0.5              0.03              0                     0.53                                   14.47                 20360301
     16794601                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360301
     16794602                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360301
     16794603                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360401
     16794605                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360401
     16794607                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360301
     16794610                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794611                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20360301
     16794613                                      18.875                   0.5              0.03              0                     0.53                                  18.345                 20360401
     16794624                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20360301
     16794625                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360301
     16794626                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360301
     16794627                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360301
     16794628                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360301
     16794630                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360301
     16794631                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360301
     16794632                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360301
     16794633                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360301
     16794637                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794639                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20360401
     16794644                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20360501
     16794647                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360401
     16794648                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20360401
     16794650                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20360401
     16794651                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360501
     16794653                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360301
     16794654                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360301
     16794657                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20360401
     16794658                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20360401
     16794659                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360401
     16794661                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360501
     16794677                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360601
     16794685                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794688                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20360401
     16794690                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20360401
     16794691                                      18.125                   0.5              0.03              0                     0.53                                  17.595                 20360401
     16794692                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360401
     16794693                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360401
     16794699                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360401
     16794701                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20360401
     16794703                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20360401
     16794706                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20360401
     16794707                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20360401
     16794708                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20360301
     16794710                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360401
     16794713                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794714                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20360401
     16794715                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20360401
     16795835                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20351001
     16794001                                          17                   0.5              0.03              0                     0.53                                   16.47                 20360501
     16795064                                      16.625                   0.5              0.03              0                     0.53                                  16.095                 20360901
     16796213                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20360201
     15541461                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20250301
     15539772                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20350501
     15538500                                          11                   0.5              0.03              0                     0.53                                   10.47                 20350401
     15538820                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20200401
     16379158                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20210701
     16628169                                         9.9                   0.5              0.03              0                     0.53                                    9.37                 20210901
     16628222                                       11.39                   0.5              0.03              0                     0.53                                   10.86                 20210901
     16627909                                        9.99                   0.5              0.03              0                     0.53                                    9.46                 20210301
     16627960                                        9.99                   0.5              0.03              0                     0.53                                    9.46                 20210301
     16627966                                        9.99                   0.5              0.03              0                     0.53                                    9.46                 20210301
     16627983                                        12.6                   0.5              0.03              0                     0.53                                   12.07                 20260401
     16628052                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20210501
     16628055                                        9.99                   0.5              0.03              0                     0.53                                    9.46                 20210501
     16628063                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20210601
     16628107                                      12.255                   0.5              0.03              0                     0.53                                  11.725                 20210901
     16394406                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20360701
     16777820                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20361201
     16777812                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20361201
     16777830                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361201
     16777821                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16777831                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361201
     16777822                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20361201
     16777813                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20361201
     16777823                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20361201
     16777832                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361201
     16777814                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361201
     16777824                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20361101
     16777833                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20211201
     16777825                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361101
     16777817                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16777827                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16777819                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20361201
     16777828                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16728994                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20361101
     16777829                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361201
     16814925                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361201
     16814926                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361201
     16814927                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20361201
     16814928                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16814929                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16814930                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20361201
     16814931                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361201
     16814932                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16814933                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16814934                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16793277                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16793269                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16793270                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16793271                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211201
     16793272                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211201
     16793273                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211201
     16793274                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20361201
     16793237                                       8.375                   0.5              0.03              0                     0.53                                   7.845                 20210901
     16793238                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211201
     16793239                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16793240                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361201
     16793241                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361201
     16793242                                          11                   0.5              0.03              0                     0.53                                   10.47                 20361201
     16793244                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20361101
     16793246                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361201
     16793248                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20361201
     16793249                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16793250                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16793251                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16793252                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16793254                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361201
     16793255                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211201
     16793257                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211201
     16793258                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361201
     16793259                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16793260                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16793261                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16793262                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16793263                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20361201
     16793264                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16793265                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20361201
     16793266                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361201
     16793267                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361201
     16793268                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16610855                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20210901
     16836444                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16836445                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16836446                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20361201
     16836447                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16836448                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20211201
     16836449                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20211201
     16836450                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361201
     16836451                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20361201
     16836452                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211201
     16836453                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16836454                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16836455                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361201
     16836456                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16836457                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16836458                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16836459                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211201
     16836460                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211201
     16836461                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16836462                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16836463                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20361201
     16836464                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16836465                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20361201
     16836466                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20211201
     16836412                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211201
     16836413                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361201
     16836414                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16836415                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211201
     16836416                                           8                   0.5              0.03              0                     0.53                                    7.47                 20211201
     16836417                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211201
     16836418                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20361201
     16836419                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211201
     16836420                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20361201
     16836421                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211201
     16836422                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361201
     16836423                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361201
     16836424                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211201
     16836425                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16836426                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16836427                                          11                   0.5              0.03              0                     0.53                                   10.47                 20361201
     16836428                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16836429                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16836430                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211201
     16836431                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361201
     16836432                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16836433                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20220101
     16836434                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361201
     16836435                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211201
     16836437                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211201
     16836438                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16836439                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16836440                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20211201
     16836441                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361201
     16836442                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16836443                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361201
     16836392                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361201
     16836393                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20361201
     16836394                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16836395                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211201
     16836396                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16836397                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361201
     16836398                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361201
     16836399                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361201
     16836400                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361201
     16836401                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211201
     16836402                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16836403                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20361201
     16836335                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16836336                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211201
     16836337                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20361201
     16836338                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16836339                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16836340                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16836341                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211201
     16836343                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211201
     16836344                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16836345                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20361201
     16836346                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211201
     16836347                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16836348                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16836349                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20361201
     16836350                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211201
     16836351                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16836352                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16836353                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16836354                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361201
     16836355                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16836356                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16836357                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16836358                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361201
     16836359                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16836361                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16836362                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16836363                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16836364                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361201
     16836365                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361201
     16836366                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16836367                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16836368                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16836369                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20361201
     16836370                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361201
     16836371                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20211201
     16836372                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16836374                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361201
     16836375                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16836376                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16836377                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211201
     16836378                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211201
     16836379                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16836380                                          11                   0.5              0.03              0                     0.53                                   10.47                 20361201
     16836381                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16836382                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361201
     16836383                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20361201
     16836384                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16836385                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211201
     16836386                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16836387                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211201
     16836388                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361201
     16836389                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20361201
     16836390                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361201
     16836391                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211201
     16836294                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16836295                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211201
     16836296                                           8                   0.5              0.03              0                     0.53                                    7.47                 20211201
     16836297                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16836298                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211201
     16836299                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211201
     16836300                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211201
     16836301                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16836302                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20361201
     16836303                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361201
     16836304                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16836305                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20361201
     16836306                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211201
     16836307                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16836308                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361201
     16836309                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211201
     16836310                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361201
     16836311                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211201
     16836312                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16836313                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16836314                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211201
     16836315                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16836316                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361201
     16836317                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361201
     16836318                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16836319                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16836320                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20361201
     16836321                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211201
     16836322                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20211201
     16836323                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16836324                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16836325                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16836326                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20361201
     16836327                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16836328                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361201
     16836329                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211201
     16836330                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16836331                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16836332                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361201
     16836333                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20361201
     16836289                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20361201
     16836290                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16836292                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211201
     16836293                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211201
     16836404                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361201
     16836405                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361201
     16836406                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361201
     16836407                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361201
     16836408                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211201
     16836409                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16836410                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361201
     16836411                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16773596                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16971204                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20220101
     16971205                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20370101
     16971261                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971180                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20370101
     16971343                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20220101
     16971262                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20220101
     16971181                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971263                                          12                   0.5              0.03              0                     0.53                                   11.47                 20370101
     16971344                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20220101
     16971182                                          12                   0.5              0.03              0                     0.53                                   11.47                 20220101
     16971264                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20370101
     16971345                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20370101
     16971183                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20220101
     16971184                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20370101
     16971265                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20370101
     16971346                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20370101
     16971347                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971266                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20220101
     16971185                                          14                   0.5              0.03              0                     0.53                                   13.47                 20370101
     16971348                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20220101
     16971186                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20220101
     16971267                                          12                   0.5              0.03              0                     0.53                                   11.47                 20220101
     16971349                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20370101
     16971268                                          12                   0.5              0.03              0                     0.53                                   11.47                 20220101
     16971187                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20370101
     16971188                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20370101
     16971269                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20220101
     16971189                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20220101
     16971350                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20370101
     16971270                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20370101
     16971351                                          10                   0.5              0.03              0                     0.53                                    9.47                 20370101
     16971271                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20220101
     16971190                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20370101
     16971352                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20220101
     16971272                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20370101
     16971191                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971353                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971273                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20220101
     16971192                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20220101
     16971354                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20220101
     16971355                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971274                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20370101
     16971193                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20220101
     16971194                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20370101
     16971356                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20370101
     16971275                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20220101
     16971357                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20370101
     16971276                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971195                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971277                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20220101
     16971196                                          10                   0.5              0.03              0                     0.53                                    9.47                 20370101
     16971358                                          12                   0.5              0.03              0                     0.53                                   11.47                 20220101
     16971359                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20220101
     16971278                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20220101
     16971197                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20220101
     16971279                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20370101
     16971198                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20220101
     16971199                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20370101
     16971200                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20220101
     16971201                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971202                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20220101
     16971203                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20370101
     16971239                                           8                   0.5              0.03              0                     0.53                                    7.47                 20370101
     16971393                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20220101
     16971159                                          12                   0.5              0.03              0                     0.53                                   11.47                 20370101
     16971394                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20220101
     16971395                                          10                   0.5              0.03              0                     0.53                                    9.47                 20370201
     16971396                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971397                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20220101
     16971399                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20220101
     16971400                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20220101
     16971401                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20220101
     16971320                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971321                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20220101
     16971240                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20220101
     16971402                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20220101
     16971241                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20370101
     16971160                                          10                   0.5              0.03              0                     0.53                                    9.47                 20220101
     16971403                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20220101
     16971322                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20220101
     16971161                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20220101
     16971323                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20220101
     16971404                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20220201
     16971242                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971243                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20370101
     16971405                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20220101
     16971162                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20370101
     16971406                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20370101
     16971163                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20370101
     16971244                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20370101
     16971325                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20220101
     16971245                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20220101
     16971164                                          12                   0.5              0.03              0                     0.53                                   11.47                 20370101
     16971326                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20220101
     16971407                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971408                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20220101
     16971165                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971327                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971246                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20370101
     16971328                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20220101
     16971247                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20370101
     16971409                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20220101
     16971166                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20220101
     16971329                                          11                   0.5              0.03              0                     0.53                                   10.47                 20370101
     16971248                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20220101
     16971167                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20370101
     16971249                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20220101
     16971169                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20220101
     16971410                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20220101
     16971330                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971411                                          10                   0.5              0.03              0                     0.53                                    9.47                 20220101
     16971331                                          11                   0.5              0.03              0                     0.53                                   10.47                 20220101
     16971250                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971412                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20220101
     16971170                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20220101
     16971251                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20220101
     16971332                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20370101
     16971333                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20220101
     16971252                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20220101
     16971171                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20220101
     16971334                                          11                   0.5              0.03              0                     0.53                                   10.47                 20220101
     16971172                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20220101
     16971253                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971254                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971173                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20220101
     16971335                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971174                                           9                   0.5              0.03              0                     0.53                                    8.47                 20220101
     16971336                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20220101
     16971255                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20370101
     16971256                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20370101
     16971175                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20220101
     16971337                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20220101
     16971257                                          11                   0.5              0.03              0                     0.53                                   10.47                 20220101
     16971338                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971176                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20220101
     16971339                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20220101
     16971258                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20370101
     16971177                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20370101
     16971259                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20220101
     16971178                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20370101
     16971179                                          12                   0.5              0.03              0                     0.53                                   11.47                 20370101
     16971340                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20220101
     16971260                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20220101
     16971341                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20220101
     16971342                                          11                   0.5              0.03              0                     0.53                                   10.47                 20220101
     16971313                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20220101
     16971233                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20370101
     16971314                                          14                   0.5              0.03              0                     0.53                                   13.47                 20220101
     16971234                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20370101
     16971315                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971235                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20220101
     16971236                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971317                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20220101
     16971318                                          11                   0.5              0.03              0                     0.53                                   10.47                 20220101
     16971237                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20220101
     16971390                                          10                   0.5              0.03              0                     0.53                                    9.47                 20220101
     16971319                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20370101
     16971391                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20220101
     16971392                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20220101
     16971384                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971385                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20370101
     16971386                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20220101
     16971387                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20220101
     16971388                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20220101
     16971389                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20220101
     16971310                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20370101
     16971311                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20220101
     16971230                                          11                   0.5              0.03              0                     0.53                                   10.47                 20370101
     16971231                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20370101
     16971312                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971232                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20370101
     16971221                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20220101
     16971303                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20220101
     16971222                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20220101
     16971304                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20370101
     16971223                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20370101
     16971305                                          12                   0.5              0.03              0                     0.53                                   11.47                 20220101
     16971306                                          11                   0.5              0.03              0                     0.53                                   10.47                 20370101
     16971225                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20220101
     16971307                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971226                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20370101
     16971227                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20370101
     16971380                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971308                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971381                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20220101
     16971228                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20220101
     16971309                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20220101
     16971382                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20220101
     16971229                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20220101
     16971383                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20370101
     16971295                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20220101
     16971377                                          12                   0.5              0.03              0                     0.53                                   11.47                 20220101
     16971296                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20220101
     16971378                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20370101
     16971297                                          13                   0.5              0.03              0                     0.53                                   12.47                 20220101
     16971298                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20370101
     16971379                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971299                                          11                   0.5              0.03              0                     0.53                                   10.47                 20220101
     16971300                                          14                   0.5              0.03              0                     0.53                                   13.47                 20370101
     16971220                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20370101
     16971301                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20370101
     16971302                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20220101
     16971219                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971373                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20220101
     16971292                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20220101
     16971293                                          10                   0.5              0.03              0                     0.53                                    9.47                 20220101
     16971374                                          11                   0.5              0.03              0                     0.53                                   10.47                 20370101
     16971294                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20220101
     16971375                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20220101
     16971376                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20370101
     16971290                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20370101
     16971371                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20220101
     16971372                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20370101
     16971291                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20370101
     16971281                                          11                   0.5              0.03              0                     0.53                                   10.47                 20220101
     16971362                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20220101
     16971209                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20220101
     16971282                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20370101
     16971363                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971364                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20220101
     16971283                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20370101
     16971284                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20370101
     16971285                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20220101
     16971366                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20370101
     16971286                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20220101
     16971287                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20220101
     16971368                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20220101
     16971288                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20220101
     16971369                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20220101
     16971289                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20370101
     16971210                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20220101
     16971211                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20370101
     16971212                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20220101
     16971213                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20220101
     16971214                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20220101
     16971215                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20370101
     16971216                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20220101
     16971217                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971370                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20220101
     16971218                                          11                   0.5              0.03              0                     0.53                                   10.47                 20370101
     16971207                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20220101
     16971208                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20370101
     16971361                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20220101
     16971280                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20370101
     16971206                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20220101
     16971360                                          11                   0.5              0.03              0                     0.53                                   10.47                 20370101
     16729332                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16729333                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16729334                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16729335                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211201
     16729336                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16729346                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16729347                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16729348                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16729349                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16729344                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16729341                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16729342                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16729343                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16729337                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16729338                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16729339                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16728942                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361101
     16728943                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20361201
     16728944                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361201
     16728945                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20361101
     16728946                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16728947                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16728948                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16728949                                           9                   0.5              0.03              0                     0.53                                    8.47                 20361101
     16728950                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361101
     16728951                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361101
     16728952                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20361101
     16728953                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361101
     16728954                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16728955                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16728956                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361101
     16728957                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20361101
     16728958                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16728959                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361101
     16728960                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20361201
     16728961                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20361101
     16728962                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16728963                                           8                   0.5              0.03              0                     0.53                                    7.47                 20361101
     16728964                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16728965                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16728966                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16728968                                       12.99                   0.5              0.03              0                     0.53                                   12.46                 20361101
     16728969                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20361201
     16728970                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16728971                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361101
     16728972                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20361101
     16728975                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20361101
     16728976                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16728977                                           9                   0.5              0.03              0                     0.53                                    8.47                 20361101
     16728978                                           7                   0.5              0.03              0                     0.53                                    6.47                 20361101
     16728979                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361201
     16728980                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16728981                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16728913                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20361001
     16728914                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361001
     16728915                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361101
     16728916                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361001
     16728917                                          11                   0.5              0.03              0                     0.53                                   10.47                 20361101
     16728918                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20361101
     16728919                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16728920                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361001
     16728921                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20361001
     16728923                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20361101
     16728924                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361101
     16728925                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361101
     16728926                                         7.5                   0.5              0.03              0                     0.53                                    6.97                 20361101
     16728927                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361101
     16728928                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361101
     16728930                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16728931                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361101
     16728932                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361101
     16728933                                        7.75                   0.5              0.03              0                     0.53                                    7.22                 20361101
     16728934                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16728935                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361101
     16728936                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20361101
     16728937                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16728938                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361101
     16728939                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361101
     16728940                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361101
     16600406                                          11                   0.5              0.03              0                     0.53                                   10.47                 20360901
     16777446                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211101
     16777426                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20361101
     16777400                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20361001
     16777403                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20361001
     16777404                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16777406                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16777407                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211001
     16777408                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16777416                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361101
     16777504                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361201
     16777506                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211201
     16777507                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211101
     16777508                                       6.938                   0.5              0.03              0                     0.53                                   6.408                 20361101
     16777509                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16777511                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20211101
     16777513                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20361101
     16777514                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361101
     16777515                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211201
     16777517                                           7                   0.5              0.03              0                     0.53                                    6.47                 20211101
     16777518                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211101
     16777520                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20211101
     16777521                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16777522                                           8                   0.5              0.03              0                     0.53                                    7.47                 20211201
     16777523                                       7.813                   0.5              0.03              0                     0.53                                   7.283                 20211101
     16777524                                       7.125                   0.5              0.03              0                     0.53                                   6.595                 20211101
     16777525                                       7.625                   0.5              0.03              0                     0.53                                   7.095                 20361101
     16777527                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20361201
     16777528                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361101
     16777529                                      16.375                   0.5              0.03              0                     0.53                                  15.845                 20211101
     16777530                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20361101
     16777531                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20361201
     16777532                                      15.875                   0.5              0.03              0                     0.53                                  15.345                 20361101
     16777533                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20361101
     16777534                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361101
     16777535                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20211201
     16777536                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361201
     16777537                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211201
     16777538                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20361101
     16777539                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361201
     16777540                                       7.375                   0.5              0.03              0                     0.53                                   6.845                 20361101
     16777541                                       7.375                   0.5              0.03              0                     0.53                                   6.845                 20211101
     16777542                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20111201
     16777543                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20361101
     16777544                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20361201
     16777545                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20211201
     16777546                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20361201
     16777547                                       8.125                   0.5              0.03              0                     0.53                                   7.595                 20361101
     16777548                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361201
     16777549                                         7.5                   0.5              0.03              0                     0.53                                    6.97                 20361201
     16777550                                       7.625                   0.5              0.03              0                     0.53                                   7.095                 20211101
     16777551                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211201
     16777552                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361201
     16777553                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20361201
     16782298                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361201
     16777495                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361101
     16777496                                        16.5                   0.5              0.03              0                     0.53                                   15.97                 20211201
     16777497                                       9.125                   0.5              0.03              0                     0.53                                   8.595                 20361101
     16777498                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361101
     16777499                                           9                   0.5              0.03              0                     0.53                                    8.47                 20361101
     16777500                                           8                   0.5              0.03              0                     0.53                                    7.47                 20361101
     16777501                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361201
     16777502                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16777492                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361101
     16777493                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361101
     16777494                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20361101
     16777483                                       16.25                   0.5              0.03              0                     0.53                                   15.72                 20361101
     16777484                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20211101
     16777485                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20361101
     16777486                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211101
     16777487                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211101
     16777488                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211101
     16777489                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16777490                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361101
     16777434                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211101
     16777435                                         7.5                   0.5              0.03              0                     0.53                                    6.97                 20211101
     16777438                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361101
     16777439                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20361101
     16777440                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361101
     16777441                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16777444                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361101
     16777445                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16777447                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361101
     16777448                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211101
     16777449                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16777450                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211101
     16777452                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20361101
     16777453                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211101
     16777454                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20361101
     16777455                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361101
     16777457                                          11                   0.5              0.03              0                     0.53                                   10.47                 20361101
     16777458                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20361201
     16777460                                          15                   0.5              0.03              0                     0.53                                   14.47                 20361101
     16777462                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20361101
     16777464                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20361101
     16777466                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211101
     16777467                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16777468                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361101
     16777469                                          17                   0.5              0.03              0                     0.53                                   16.47                 20361101
     16777471                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361101
     16777473                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20361201
     16777474                                        8.75                   0.5              0.03              0                     0.53                                    8.22                 20361101
     16777476                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211101
     16777477                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211101
     16777478                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20361101
     16777479                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16777482                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20361101
     16777356                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361101
     16777358                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20211101
     16777361                                       6.875                   0.5              0.03              0                     0.53                                   6.345                 20211101
     16777362                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361101
     16777370                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16777372                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361101
     16777377                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361101
     16777382                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16777386                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20361101
     16777390                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361101
     16777401                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20361101
     16777402                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20361101
     16777409                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16777410                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211101
     16777413                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211101
     16777415                                       7.875                   0.5              0.03              0                     0.53                                   7.345                 20211101
     16777417                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211101
     16777418                                       7.625                   0.5              0.03              0                     0.53                                   7.095                 20211201
     16777419                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211101
     16777421                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20361101
     16777422                                         6.5                   0.5              0.03              0                     0.53                                    5.97                 20361101
     16777423                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20211201
     16777424                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16777425                                        8.25                   0.5              0.03              0                     0.53                                    7.72                 20361101
     16777427                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361101
     16777428                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20361101
     16777429                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20211101
     16777430                                       16.75                   0.5              0.03              0                     0.53                                   16.22                 20361101
     16777431                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361101
     16777432                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20361101
     16777433                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16730544                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20361101
     16730546                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20361101
     16730549                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361201
     16730551                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361101
     16730552                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361101
     16730553                                       7.625                   0.5              0.03              0                     0.53                                   7.095                 20361101
     16730554                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16730555                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211101
     16730556                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361101
     16730557                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16730558                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16730559                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16730560                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16730561                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361101
     16730562                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16730563                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16730564                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361101
     16730565                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20361101
     16730566                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211101
     16730567                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20361101
     16730568                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16730569                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20361101
     16730570                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211101
     16730571                                          11                   0.5              0.03              0                     0.53                                   10.47                 20361101
     16730572                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211101
     16777459                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16777461                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20211101
     16777475                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211101
     16777491                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20211101
     16777516                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20361101
     16777350                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361001
     16777352                                       6.625                   0.5              0.03              0                     0.53                                   6.095                 20360901
     16777353                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20360901
     16777354                                           7                   0.5              0.03              0                     0.53                                    6.47                 20361001
     16777357                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20361001
     16777359                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361001
     16777360                                       7.675                   0.5              0.03              0                     0.53                                   7.145                 20311001
     16777363                                         7.5                   0.5              0.03              0                     0.53                                    6.97                 20211001
     16777364                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361001
     16730541                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20361101
     16600433                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20360901
     16777365                                       7.875                   0.5              0.03              0                     0.53                                   7.345                 20211001
     16777366                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20361101
     16777367                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361101
     16777368                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20361001
     16777371                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16777374                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20361101
     16777375                                       9.625                   0.5              0.03              0                     0.53                                   9.095                 20211001
     16777376                                        8.55                   0.5              0.03              0                     0.53                                    8.02                 20311001
     16777378                                      18.875                   0.5              0.03              0                     0.53                                  18.345                 20361001
     16777379                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16777380                                         8.5                   0.5              0.03              0                     0.53                                    7.97                 20361001
     16777381                                         9.5                   0.5              0.03              0                     0.53                                    8.97                 20211001
     16777383                                       7.875                   0.5              0.03              0                     0.53                                   7.345                 20211001
     16777384                                          11                   0.5              0.03              0                     0.53                                   10.47                 20361001
     16777388                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20311001
     16777389                                        11.8                   0.5              0.03              0                     0.53                                   11.27                 20311001
     16777392                                       12.74                   0.5              0.03              0                     0.53                                   12.21                 20211001
     16777393                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211101
     16777394                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16777396                                        6.75                   0.5              0.03              0                     0.53                                    6.22                 20211101
     16777397                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211001
     16777398                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20361101
     16777399                                          17                   0.5              0.03              0                     0.53                                   16.47                 20361001
     16840390                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16840391                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840392                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840393                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361101
     16840394                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16840395                                       17.25                   0.5              0.03              0                     0.53                                   16.72                 20361101
     16840396                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16840397                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361001
     16840398                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16840399                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840380                                          14                   0.5              0.03              0                     0.53                                   13.47                 20360601
     16840381                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361101
     16840382                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20360801
     16840384                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361001
     16840385                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20360901
     16840386                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16840387                                      18.875                   0.5              0.03              0                     0.53                                  18.345                 20361001
     16840388                                      18.875                   0.5              0.03              0                     0.53                                  18.345                 20361001
     16840479                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20360901
     16840456                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20361201
     16840457                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20361201
     16840458                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20361201
     16840460                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16840461                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20361101
     16840462                                       17.99                   0.5              0.03              0                     0.53                                   17.46                 20361101
     16840463                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20361101
     16840464                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361201
     16840465                                      17.375                   0.5              0.03              0                     0.53                                  16.845                 20361101
     16840466                                       17.75                   0.5              0.03              0                     0.53                                   17.22                 20361201
     16840467                                        17.5                   0.5              0.03              0                     0.53                                   16.97                 20361201
     16840468                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20361201
     16840469                                       15.49                   0.5              0.03              0                     0.53                                   14.96                 20361201
     16840470                                       17.49                   0.5              0.03              0                     0.53                                   16.96                 20361201
     16840471                                       14.49                   0.5              0.03              0                     0.53                                   13.96                 20361201
     16840472                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361101
     16840473                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361201
     16840476                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20360901
     16840477                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20360901
     16840478                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20360901
     16840452                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20361201
     16840453                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361201
     16840454                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20361201
     16840455                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361201
     16840420                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840421                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361101
     16840422                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20361101
     16840423                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20361101
     16840424                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840425                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840426                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840427                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840428                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361101
     16840429                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361201
     16840430                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840431                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361201
     16840432                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20361201
     16840433                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840434                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361201
     16840435                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361101
     16840436                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840437                                      15.125                   0.5              0.03              0                     0.53                                  14.595                 20361101
     16840438                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361101
     16840439                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361201
     16840440                                      11.975                   0.5              0.03              0                     0.53                                  11.445                 20361201
     16840441                                       16.75                   0.5              0.03              0                     0.53                                   16.22                 20361201
     16840442                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20361201
     16840443                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361201
     16840444                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20361201
     16840445                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20361201
     16840446                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361201
     16840447                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361201
     16840448                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361201
     16840449                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20361201
     16840450                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361201
     16840451                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361201
     16840400                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16840401                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20361101
     16840402                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20361101
     16840403                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840404                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16840406                                      15.625                   0.5              0.03              0                     0.53                                  15.095                 20361101
     16840408                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16840409                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16840410                                      15.375                   0.5              0.03              0                     0.53                                  14.845                 20361001
     16840411                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20361101
     16840412                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20361101
     16840413                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361101
     16840414                                          10                   0.5              0.03              0                     0.53                                    9.47                 20361101
     16840415                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20361101
     16840416                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20361101
     16840417                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840418                                      17.875                   0.5              0.03              0                     0.53                                  17.345                 20361101
     16840419                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16840494                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20361101
     16840495                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20361201
     16840496                                           8                   0.5              0.03              0                     0.53                                    7.47                 20361101
     16840497                                        13.4                   0.5              0.03              0                     0.53                                   12.87                 20260401
     16840498                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361101
     16840499                                      16.875                   0.5              0.03              0                     0.53                                  16.345                 20211201
     16840491                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20361101
     16840492                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20361101
     16840488                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361001
     16840489                                           9                   0.5              0.03              0                     0.53                                    8.47                 20361001
     16840480                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20360901
     16840481                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20360901
     16840482                                       17.75                   0.5              0.03              0                     0.53                                   17.22                 20360901
     16840483                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20360901
     16840484                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361101
     16840485                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16840486                                      14.875                   0.5              0.03              0                     0.53                                  14.345                 20361001
     16769965                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20361101
     16769967                                       8.375                   0.5              0.03              0                     0.53                                   7.845                 20211101
     16769968                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20211101
     16769970                                        15.5                   0.5              0.03              0                     0.53                                   14.97                 20211101
     16769971                                       8.125                   0.5              0.03              0                     0.53                                   7.595                 20361201
     16769972                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20361101
     16769973                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20211101
     16769963                                       15.75                   0.5              0.03              0                     0.53                                   15.22                 20211201
     16769962                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211201
     16769960                                          16                   0.5              0.03              0                     0.53                                   15.47                 20211101
     16769951                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211101
     16769952                                        7.75                   0.5              0.03              0                     0.53                                    7.22                 20361201
     16769955                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361101
     16769956                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211101
     16769957                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16769950                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211101
     16769954                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20361101
     16769959                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211101
     16769961                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16769964                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16769966                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16769969                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211101
     16769977                                      17.125                   0.5              0.03              0                     0.53                                  16.595                 20361101
     16769980                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211101
     16769981                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211101
     16769974                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211101
     16769976                                      16.625                   0.5              0.03              0                     0.53                                  16.095                 20211101
     16769978                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211201
     16769979                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361201
     16609066                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20210801
     16769065                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211101
     16769066                                        11.6                   0.5              0.03              0                     0.53                                   11.07                 20211101
     16769067                                       12.15                   0.5              0.03              0                     0.53                                   11.62                 20211101
     16769068                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20211101
     16769069                                       11.94                   0.5              0.03              0                     0.53                                   11.41                 20211101
     16769071                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16769072                                       11.81                   0.5              0.03              0                     0.53                                   11.28                 20211101
     16769053                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16769054                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16769055                                       12.15                   0.5              0.03              0                     0.53                                   11.62                 20211101
     16769056                                       12.05                   0.5              0.03              0                     0.53                                   11.52                 20211101
     16769058                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211101
     16769059                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211101
     16769061                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20211101
     16769062                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16769063                                      11.367                   0.5              0.03              0                     0.53                                  10.837                 20211101
     16768956                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361101
     16768957                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16768959                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16768961                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16768962                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16768963                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211101
     16768964                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16768965                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16768966                                        12.9                   0.5              0.03              0                     0.53                                   12.37                 20211001
     16768968                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211101
     16768969                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20210801
     16768970                                       10.35                   0.5              0.03              0                     0.53                                    9.82                 20211001
     16768971                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16768972                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20211001
     16768973                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16768974                                       11.65                   0.5              0.03              0                     0.53                                   11.12                 20211101
     16768975                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16768976                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20211001
     16768977                                      11.965                   0.5              0.03              0                     0.53                                  11.435                 20211001
     16768978                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211101
     16768980                                        12.6                   0.5              0.03              0                     0.53                                   12.07                 20211101
     16768982                                       12.44                   0.5              0.03              0                     0.53                                   11.91                 20211001
     16768983                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16768984                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211101
     16768985                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16768986                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16768988                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211101
     16768989                                      12.275                   0.5              0.03              0                     0.53                                  11.745                 20211101
     16768991                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16768993                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20211001
     16768994                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16768995                                        12.1                   0.5              0.03              0                     0.53                                   11.57                 20211001
     16768996                                       12.05                   0.5              0.03              0                     0.53                                   11.52                 20211001
     16768999                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16769000                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16769001                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211001
     16769002                                        12.8                   0.5              0.03              0                     0.53                                   12.27                 20211001
     16769003                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211101
     16769004                                       12.06                   0.5              0.03              0                     0.53                                   11.53                 20211001
     16769005                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211001
     16769006                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16769007                                        9.99                   0.5              0.03              0                     0.53                                    9.46                 20211001
     16769010                                        12.8                   0.5              0.03              0                     0.53                                   12.27                 20211001
     16769011                                        11.4                   0.5              0.03              0                     0.53                                   10.87                 20211101
     16769012                                       11.24                   0.5              0.03              0                     0.53                                   10.71                 20211101
     16769015                                       12.15                   0.5              0.03              0                     0.53                                   11.62                 20211001
     16769017                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16769018                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16769019                                      12.685                   0.5              0.03              0                     0.53                                  12.155                 20211101
     16769020                                      11.615                   0.5              0.03              0                     0.53                                  11.085                 20211101
     16769022                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20211001
     16769024                                        11.4                   0.5              0.03              0                     0.53                                   10.87                 20211101
     16769025                                       12.99                   0.5              0.03              0                     0.53                                   12.46                 20211101
     16769026                                       12.14                   0.5              0.03              0                     0.53                                   11.61                 20211101
     16769027                                       12.38                   0.5              0.03              0                     0.53                                   11.85                 20211001
     16769029                                       11.84                   0.5              0.03              0                     0.53                                   11.31                 20211001
     16769030                                        11.1                   0.5              0.03              0                     0.53                                   10.57                 20211001
     16769032                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211101
     16769034                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211101
     16769035                                       13.15                   0.5              0.03              0                     0.53                                   12.62                 20361101
     16769036                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20211101
     16769039                                       11.84                   0.5              0.03              0                     0.53                                   11.31                 20211101
     16769040                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211101
     16769041                                       12.84                   0.5              0.03              0                     0.53                                   12.31                 20211101
     16769042                                       10.79                   0.5              0.03              0                     0.53                                   10.26                 20211101
     16769043                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20211101
     16769045                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16769046                                        12.1                   0.5              0.03              0                     0.53                                   11.57                 20211101
     16769047                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361101
     16769050                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20211101
     16769051                                       12.15                   0.5              0.03              0                     0.53                                   11.62                 20211101
     16768948                                       10.65                   0.5              0.03              0                     0.53                                   10.12                 20211001
     16768949                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16768950                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211001
     16768951                                       11.65                   0.5              0.03              0                     0.53                                   11.12                 20211001
     16768952                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16768953                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16768954                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16768931                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20361001
     16768933                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16768935                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16768936                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16768937                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16768939                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16768940                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16768941                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16768942                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16768943                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211001
     16768944                                      12.999                   0.5              0.03              0                     0.53                                  12.469                 20211001
     16768945                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16768946                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16768947                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16768896                                      12.195                   0.5              0.03              0                     0.53                                  11.665                 20210901
     16768897                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16768898                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20210901
     16768899                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16768900                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16768901                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20210901
     16768902                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20211001
     16768903                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211001
     16768904                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20210901
     16768905                                       12.99                   0.5              0.03              0                     0.53                                   12.46                 20210901
     16768907                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20210901
     16768908                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16768909                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16768910                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20210901
     16768911                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211001
     16768912                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16768913                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211001
     16768914                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211001
     16768915                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16768916                                        12.3                   0.5              0.03              0                     0.53                                   11.77                 20211001
     16768918                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20210901
     16768919                                        11.8                   0.5              0.03              0                     0.53                                   11.27                 20210901
     16768920                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20210901
     16768922                                        12.3                   0.5              0.03              0                     0.53                                   11.77                 20211001
     16768924                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16768925                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20210901
     16768927                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16768928                                        11.8                   0.5              0.03              0                     0.53                                   11.27                 20211001
     16768929                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16768930                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20210901
     16769073                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16769074                                       11.85                   0.5              0.03              0                     0.53                                   11.32                 20211101
     16769075                                       12.59                   0.5              0.03              0                     0.53                                   12.06                 20211101
     16769076                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211101
     16768889                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20210801
     16768890                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16768891                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20210901
     16768892                                      13.425                   0.5              0.03              0                     0.53                                  12.895                 20210901
     16768893                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16768894                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16768895                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20210901
     16828242                                       12.63                   0.5              0.03              0                     0.53                                    12.1                 20211101
     16828243                                        11.8                   0.5              0.03              0                     0.53                                   11.27                 20211101
     16828244                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16828245                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828246                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211201
     16828247                                       11.55                   0.5              0.03              0                     0.53                                   11.02                 20211201
     16828248                                       12.14                   0.5              0.03              0                     0.53                                   11.61                 20211201
     16828249                                       11.55                   0.5              0.03              0                     0.53                                   11.02                 20211201
     16828250                                      12.775                   0.5              0.03              0                     0.53                                  12.245                 20211201
     16828251                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211201
     16828252                                       12.04                   0.5              0.03              0                     0.53                                   11.51                 20211201
     16828253                                        10.7                   0.5              0.03              0                     0.53                                   10.17                 20211201
     16828254                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20211201
     16828255                                        12.3                   0.5              0.03              0                     0.53                                   11.77                 20211201
     16828256                                        12.4                   0.5              0.03              0                     0.53                                   11.87                 20211201
     16828145                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211101
     16828146                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211101
     16828147                                       10.65                   0.5              0.03              0                     0.53                                   10.12                 20211001
     16828148                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16828149                                       11.85                   0.5              0.03              0                     0.53                                   11.32                 20211101
     16828150                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828151                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828154                                        12.3                   0.5              0.03              0                     0.53                                   11.77                 20211101
     16828155                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361101
     16828157                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16828158                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828159                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16828160                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16828161                                      12.775                   0.5              0.03              0                     0.53                                  12.245                 20361101
     16828162                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16828164                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16828166                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16828167                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16828168                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828169                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16828170                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16828172                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20211101
     16828174                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16828175                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828176                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16828177                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16828178                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16828179                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16828180                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16828181                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16828182                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16828183                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211101
     16828184                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828185                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16828186                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16828187                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20211101
     16828188                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211201
     16828189                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361101
     16828190                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828191                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16828193                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211101
     16828197                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211201
     16828199                                       12.99                   0.5              0.03              0                     0.53                                   12.46                 20211101
     16828200                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16828202                                        10.9                   0.5              0.03              0                     0.53                                   10.37                 20211101
     16828203                                        12.1                   0.5              0.03              0                     0.53                                   11.57                 20211101
     16828204                                       12.35                   0.5              0.03              0                     0.53                                   11.82                 20211101
     16828205                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16828206                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211101
     16828207                                      12.525                   0.5              0.03              0                     0.53                                  11.995                 20211101
     16828208                                       12.05                   0.5              0.03              0                     0.53                                   11.52                 20211201
     16828209                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16828210                                       12.64                   0.5              0.03              0                     0.53                                   12.11                 20211201
     16828211                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16828212                                       12.15                   0.5              0.03              0                     0.53                                   11.62                 20211101
     16828213                                        11.6                   0.5              0.03              0                     0.53                                   11.07                 20211201
     16828214                                       12.05                   0.5              0.03              0                     0.53                                   11.52                 20211101
     16828215                                       10.65                   0.5              0.03              0                     0.53                                   10.12                 20211201
     16828216                                       12.05                   0.5              0.03              0                     0.53                                   11.52                 20211101
     16828217                                        12.8                   0.5              0.03              0                     0.53                                   12.27                 20211201
     16828219                                       11.85                   0.5              0.03              0                     0.53                                   11.32                 20211201
     16828220                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20211201
     16828221                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20211101
     16828222                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20211201
     16828223                                        12.3                   0.5              0.03              0                     0.53                                   11.77                 20211201
     16828224                                       12.89                   0.5              0.03              0                     0.53                                   12.36                 20211201
     16828225                                       12.21                   0.5              0.03              0                     0.53                                   11.68                 20211201
     16828226                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16828227                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16828228                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16828229                                        10.9                   0.5              0.03              0                     0.53                                   10.37                 20211101
     16828230                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16828231                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211201
     16828232                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211201
     16828233                                       12.35                   0.5              0.03              0                     0.53                                   11.82                 20211201
     16828234                                       11.69                   0.5              0.03              0                     0.53                                   11.16                 20211201
     16828235                                       12.34                   0.5              0.03              0                     0.53                                   11.81                 20211101
     16828236                                       11.65                   0.5              0.03              0                     0.53                                   11.12                 20211101
     16828237                                       12.15                   0.5              0.03              0                     0.53                                   11.62                 20211101
     16828238                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211201
     16828239                                       12.35                   0.5              0.03              0                     0.53                                   11.82                 20211201
     16828240                                       10.99                   0.5              0.03              0                     0.53                                   10.46                 20211101
     16768923                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16768926                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16768932                                          13                   0.5              0.03              0                     0.53                                   12.47                 20210901
     16768934                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16768960                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211001
     16768967                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16769008                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16769009                                      12.695                   0.5              0.03              0                     0.53                                  12.165                 20211101
     16769013                                       13.39                   0.5              0.03              0                     0.53                                   12.86                 20211101
     16769014                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20211101
     16769021                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211101
     16769028                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16769038                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20211101
     16769044                                       12.34                   0.5              0.03              0                     0.53                                   11.81                 20211101
     16769048                                       12.55                   0.5              0.03              0                     0.53                                   12.02                 20211101
     16769052                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16769060                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16769064                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16769070                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20211101
     16768992                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20211101
     16777985                                          12                   0.5              0.03              0                     0.53                                   11.47                 20261101
     16777986                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20261101
     16777988                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20261001
     16777990                                       10.99                   0.5              0.03              0                     0.53                                   10.46                 20261001
     16777991                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20261001
     16777992                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20261001
     16777982                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20261101
     16777983                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20261101
     16777980                                        9.25                   0.5              0.03              0                     0.53                                    8.72                 20261101
     16694336                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20261001
     16777890                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16777892                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20261101
     16777893                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211101
     16777894                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211101
     16777895                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16777896                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20361001
     16777897                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16777898                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16777883                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211101
     16777884                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16777886                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20211101
     16777887                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16777888                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20261101
     16777889                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211101
     16777876                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20211101
     16777877                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16777878                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211101
     16777976                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20261101
     16777977                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211101
     16777978                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211101
     16777970                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20261101
     16777971                                          13                   0.5              0.03              0                     0.53                                   12.47                 20261101
     16777973                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20261101
     16777974                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20261101
     16777975                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20261101
     16777941                                          13                   0.5              0.03              0                     0.53                                   12.47                 20261101
     16777942                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20261101
     16777943                                          11                   0.5              0.03              0                     0.53                                   10.47                 20261101
     16777944                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211101
     16777946                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20261101
     16777950                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20261001
     16777951                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16777952                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16777953                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20261001
     16777956                                          11                   0.5              0.03              0                     0.53                                   10.47                 20261001
     16777959                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211101
     16777960                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20261101
     16777961                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20261101
     16777962                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20261101
     16777963                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20261101
     16777964                                          12                   0.5              0.03              0                     0.53                                   11.47                 20261101
     16777965                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20261101
     16777966                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20261101
     16777968                                          11                   0.5              0.03              0                     0.53                                   10.47                 20261101
     16777930                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20211101
     16777933                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211101
     16777934                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16777936                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211101
     16777937                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20211101
     16777938                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20261101
     16777940                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20261101
     16777925                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211101
     16777926                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211101
     16777927                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211101
     16777928                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16777929                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211101
     16777918                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20261101
     16777919                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16777920                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16777921                                        8.99                   0.5              0.03              0                     0.53                                    8.46                 20211101
     16777922                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20261101
     16777923                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20261101
     16777924                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16777914                                       10.99                   0.5              0.03              0                     0.53                                   10.46                 20361101
     16777916                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20261101
     16777900                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211101
     16777901                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211101
     16777902                                      17.375                   0.5              0.03              0                     0.53                                  16.845                 20211101
     16777903                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211101
     16777905                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211101
     16777907                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20261101
     16777908                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20261101
     16777910                                        8.99                   0.5              0.03              0                     0.53                                    8.46                 20211101
     16777911                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211101
     16777913                                         9.2                   0.5              0.03              0                     0.53                                    8.67                 20211101
     16778046                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16778047                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16778049                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20211001
     16778050                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20261101
     16777981                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20261001
     16777984                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20261101
     16777987                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20261001
     16777989                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20261001
     16778000                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20210801
     16778001                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20210801
     16778004                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20210901
     16778006                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20210901
     16777957                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211101
     16777958                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211101
     16777969                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20261101
     16777972                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20211101
     16694251                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20361001
     16694268                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20210901
     16694269                                          13                   0.5              0.03              0                     0.53                                   12.47                 20210901
     16694464                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20261001
     16694588                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20210901
     16777885                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211001
     16777891                                      14.625                   0.5              0.03              0                     0.53                                  14.095                 20211101
     16777904                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20211101
     16777909                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16777912                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16777915                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16777917                                        8.99                   0.5              0.03              0                     0.53                                    8.46                 20211101
     16777932                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20210901
     16777935                                           9                   0.5              0.03              0                     0.53                                    8.47                 20211101
     16777939                                          12                   0.5              0.03              0                     0.53                                   11.47                 20261101
     16777945                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20211101
     16777947                                       8.625                   0.5              0.03              0                     0.53                                   8.095                 20211101
     16777948                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16777949                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20211101
     16777954                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16777955                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20261101
     16777875                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20211101
     16777879                                       10.99                   0.5              0.03              0                     0.53                                   10.46                 20211101
     16777880                                       14.75                   0.5              0.03              0                     0.53                                   14.22                 20211001
     16777881                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20211001
     16777882                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211101
     16778028                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16778030                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211001
     16778031                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20211001
     16778032                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16778034                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16778037                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20261001
     16778038                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20211001
     16694287                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16694288                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211001
     16778040                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211001
     16778041                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16778042                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16778043                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211001
     16778045                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20261101
     16778016                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20210901
     16778018                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20210901
     16778020                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20210901
     16778021                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16778023                                          10                   0.5              0.03              0                     0.53                                    9.47                 20210901
     16778024                                          12                   0.5              0.03              0                     0.53                                   11.47                 20210901
     16778025                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20210901
     16778026                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16694198                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211001
     16694137                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20210901
     16777979                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20261101
     16778005                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20210901
     16778007                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20210901
     16778011                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20210901
     16778012                                          11                   0.5              0.03              0                     0.53                                   10.47                 20210901
     16778013                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20210901
     16778014                                      14.125                   0.5              0.03              0                     0.53                                  13.595                 20210901
     16778015                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20261001
     16694218                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211001
     16694227                                       11.99                   0.5              0.03              0                     0.53                                   11.46                 20361001
     16694234                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20261001
     16778002                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20210801
     16778003                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20210901
     16777993                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20261101
     16777994                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20261101
     16777995                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20261101
     16777996                                          12                   0.5              0.03              0                     0.53                                   11.47                 20261101
     16777997                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20261101
     16777998                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20261101
     16777999                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20261101
     16778036                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211001
     16778044                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20211001
     16778048                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20261001
     16778022                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20210901
     16778027                                          13                   0.5              0.03              0                     0.53                                   12.47                 20210901
     16778029                                       15.25                   0.5              0.03              0                     0.53                                   14.72                 20211001
     16778033                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211001
     16778009                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20210901
     16778010                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211001
     16778017                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20210901
     16828120                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20210901
     16828124                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211001
     16828128                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20210901
     16828119                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20360901
     16828121                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211001
     16828122                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16828123                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211101
     16828125                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20210901
     16828126                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20210901
     16828127                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20210901
     16789134                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20210901
     16789169                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20211201
     16789170                                      14.375                   0.5              0.03              0                     0.53                                  13.845                 20261001
     16789171                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20261001
     16789135                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20211101
     16789136                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211001
     16789137                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211001
     16789138                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211001
     16789140                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20210701
     16789141                                          14                   0.5              0.03              0                     0.53                                   13.47                 20361001
     16789143                                       14.25                   0.5              0.03              0                     0.53                                   13.72                 20211201
     16789144                                       12.85                   0.5              0.03              0                     0.53                                   12.32                 20210901
     16789145                                        11.1                   0.5              0.03              0                     0.53                                   10.57                 20210901
     16789146                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16789147                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16789148                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211101
     16789149                                      11.925                   0.5              0.03              0                     0.53                                  11.395                 20211101
     16789150                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20211101
     16789151                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211201
     16789152                                         7.5                   0.5              0.03              0                     0.53                                    6.97                 20211101
     16789153                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16789154                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16789155                                       7.375                   0.5              0.03              0                     0.53                                   6.845                 20211201
     16789156                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16789157                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16789158                                       8.625                   0.5              0.03              0                     0.53                                   8.095                 20211201
     16789159                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20211101
     16789160                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211201
     16789161                                        11.4                   0.5              0.03              0                     0.53                                   10.87                 20210901
     16789162                                      13.625                   0.5              0.03              0                     0.53                                  13.095                 20211101
     16789163                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20211001
     16789164                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20211001
     16789167                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211201
     16789168                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211201
     16633376                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20210901
     16633377                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20210901
     16633491                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20360901
     16598245                                      11.625                   0.5              0.03              0                     0.53                                  11.095                 20210901
     16633567                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20210901
     16598324                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20360601
     16633624                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20210901
     16768792                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16768793                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16768782                                       9.575                   0.5              0.03              0                     0.53                                   9.045                 20361101
     16768783                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768784                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20361101
     16768785                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768786                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361101
     16768787                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768789                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16768790                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768791                                          14                   0.5              0.03              0                     0.53                                   13.47                 20361101
     16768775                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361001
     16768776                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16768777                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768778                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768779                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768780                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361001
     16768781                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16768725                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360701
     16768727                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20210701
     16768728                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16768729                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361001
     16712870                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16712871                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16712872                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16712873                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16712874                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16712875                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361001
     16712876                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16768730                                        10.4                   0.5              0.03              0                     0.53                                    9.87                 20361101
     16712877                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768731                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712878                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16768732                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712879                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768733                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768723                                        14.6                   0.5              0.03              0                     0.53                                   14.07                 20361101
     16712867                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768721                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16712868                                       13.55                   0.5              0.03              0                     0.53                                   13.02                 20361001
     16768722                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16712869                                      11.075                   0.5              0.03              0                     0.53                                  10.545                 20361001
     16768716                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768717                                      11.075                   0.5              0.03              0                     0.53                                  10.545                 20361001
     16768718                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361001
     16768719                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16712860                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16712861                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20360801
     16712862                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361001
     16712863                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361101
     16712864                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16712865                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361101
     16712866                                          14                   0.5              0.03              0                     0.53                                   13.47                 20361001
     16768720                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16768715                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768707                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361101
     16768708                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16768709                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16712850                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712851                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712852                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16712853                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712854                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712855                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16712856                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768710                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16712857                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768711                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712858                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768712                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16712859                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768713                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768771                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361101
     16768772                                       13.85                   0.5              0.03              0                     0.53                                   13.32                 20361001
     16768773                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768774                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712830                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20360801
     16712831                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361001
     16712832                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20360901
     16712833                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712834                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16712836                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361001
     16712837                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712838                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712839                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361001
     16712840                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712841                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361001
     16712842                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16712843                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712844                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16712845                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712846                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768700                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361101
     16712847                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768701                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16712848                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16768702                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16712849                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768703                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16768704                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768705                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16768706                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16712829                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712825                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16712827                                         9.1                   0.5              0.03              0                     0.53                                    8.57                 20361001
     16712828                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16712891                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16712892                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16712893                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16712894                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16712895                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16712896                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16768750                                      10.075                   0.5              0.03              0                     0.53                                   9.545                 20361001
     16712897                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712898                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361101
     16712899                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16768753                                        12.9                   0.5              0.03              0                     0.53                                   12.37                 20361101
     16768754                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16768755                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361001
     16768756                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16768757                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768758                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768759                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361001
     16768760                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16768761                                        12.1                   0.5              0.03              0                     0.53                                   11.57                 20361001
     16768762                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16768763                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361001
     16768764                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16768765                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768766                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768767                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712820                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16712821                                        13.7                   0.5              0.03              0                     0.53                                   13.17                 20361101
     16712822                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712824                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16768768                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768769                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768770                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16712800                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16712802                                        9.95                   0.5              0.03              0                     0.53                                    9.42                 20361001
     16712803                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361101
     16712804                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361101
     16712805                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16712806                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20361101
     16712807                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712808                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712809                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16712810                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16712811                                      10.075                   0.5              0.03              0                     0.53                                   9.545                 20361001
     16712812                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361001
     16712813                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712814                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712815                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361001
     16712816                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16712818                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16712819                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768693                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16768694                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361101
     16768695                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768696                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16768697                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768698                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16768699                                         9.8                   0.5              0.03              0                     0.53                                    9.27                 20361101
     16768734                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361001
     16768735                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768736                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768737                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768738                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361001
     16768739                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712880                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361101
     16712881                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712882                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16712883                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16712884                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361101
     16712885                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16712886                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768740                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16712887                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768741                                         9.1                   0.5              0.03              0                     0.53                                    8.57                 20361001
     16712888                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361001
     16768742                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361001
     16712889                                        10.9                   0.5              0.03              0                     0.53                                   10.37                 20361001
     16768743                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16768657                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16768658                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361101
     16768744                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16768745                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16768746                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768747                                         9.7                   0.5              0.03              0                     0.53                                    9.17                 20361001
     16768748                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361101
     16768749                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361001
     16768659                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16768660                                        11.4                   0.5              0.03              0                     0.53                                   10.87                 20361101
     16768661                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16768662                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16768663                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768664                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361101
     16768665                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768666                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361101
     16768667                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768668                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20211101
     16768669                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16768670                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16768671                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768672                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16768673                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16768675                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768676                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361101
     16768677                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16768678                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361101
     16768679                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768680                                      10.075                   0.5              0.03              0                     0.53                                   9.545                 20361101
     16768681                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16768682                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16768683                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361101
     16768684                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16768685                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16768686                                         9.1                   0.5              0.03              0                     0.53                                    8.57                 20361001
     16768687                                         9.1                   0.5              0.03              0                     0.53                                    8.57                 20361001
     16768688                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16768689                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16768690                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16768691                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768692                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16712992                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16712993                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16712994                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16712995                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361001
     16712996                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768850                                       12.55                   0.5              0.03              0                     0.53                                   12.02                 20361101
     16712997                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361001
     16768851                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361101
     16712998                                         9.1                   0.5              0.03              0                     0.53                                    8.57                 20211001
     16768852                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16712999                                         9.1                   0.5              0.03              0                     0.53                                    8.57                 20361001
     16768853                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16768854                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20211101
     16768855                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16768856                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20361101
     16768857                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16768858                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16768859                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768860                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768861                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361101
     16768862                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16768863                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16768864                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16768865                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16689741                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16689753                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16712933                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16712934                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16712936                                      12.925                   0.5              0.03              0                     0.53                                  12.395                 20360901
     16712937                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712938                                        13.4                   0.5              0.03              0                     0.53                                   12.87                 20361001
     16712939                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361001
     16712940                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361101
     16712941                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361001
     16712942                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361001
     16712943                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16712944                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361001
     16712945                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361001
     16768800                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16712947                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16768801                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16712948                                        13.7                   0.5              0.03              0                     0.53                                   13.17                 20361001
     16768802                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16712949                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361001
     16768838                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16768839                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16712980                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16712981                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361001
     16712982                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360901
     16712983                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361001
     16712984                                      13.075                   0.5              0.03              0                     0.53                                  12.545                 20361001
     16712985                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20360901
     16712986                                        11.1                   0.5              0.03              0                     0.53                                   10.57                 20361001
     16712987                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361001
     16768841                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16712988                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16768842                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16712989                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361101
     16768803                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16768804                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16768805                                        11.1                   0.5              0.03              0                     0.53                                   10.57                 20361101
     16768806                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768807                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16768808                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16768809                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16712950                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712951                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361101
     16712952                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16712953                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361001
     16712954                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16712955                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361001
     16712956                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16768810                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361101
     16712957                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16768811                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16712958                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361101
     16712959                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20361001
     16768813                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16768814                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16768815                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16768816                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16768817                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768818                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768819                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20211101
     16712960                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712961                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16712962                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16712963                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16712965                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361101
     16712966                                        14.4                   0.5              0.03              0                     0.53                                   13.87                 20361001
     16768820                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712967                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16712968                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16768822                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16712969                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16768823                                        11.8                   0.5              0.03              0                     0.53                                   11.27                 20361101
     16768824                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768825                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16768826                                        10.4                   0.5              0.03              0                     0.53                                    9.87                 20361101
     16768827                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16768828                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361101
     16768829                                          12                   0.5              0.03              0                     0.53                                   11.47                 20361101
     16712970                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16712971                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16712972                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16712973                                        11.9                   0.5              0.03              0                     0.53                                   11.37                 20361101
     16712974                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361001
     16712975                                        13.9                   0.5              0.03              0                     0.53                                   13.37                 20361001
     16712976                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16768830                                        13.6                   0.5              0.03              0                     0.53                                   13.07                 20361101
     16712977                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16768831                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16712978                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20361101
     16768832                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16712979                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16768833                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16768834                                        11.9                   0.5              0.03              0                     0.53                                   11.37                 20361101
     16768835                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768836                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16768837                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16712930                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712931                                      13.075                   0.5              0.03              0                     0.53                                  12.545                 20361101
     16712932                                      11.075                   0.5              0.03              0                     0.53                                  10.545                 20361101
     16712926                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16712927                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712929                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16712920                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16712921                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712923                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361101
     16712924                                        13.6                   0.5              0.03              0                     0.53                                   13.07                 20361101
     16712925                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16712919                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712908                                      11.075                   0.5              0.03              0                     0.53                                  10.545                 20361001
     16712909                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16712910                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20361001
     16712911                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361001
     16712912                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16712913                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16712914                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16712915                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361101
     16712916                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712917                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16712918                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16712904                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16712905                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16712906                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16712907                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361001
     16712900                                        14.4                   0.5              0.03              0                     0.53                                   13.87                 20361101
     16712901                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361001
     16712902                                        14.1                   0.5              0.03              0                     0.53                                   13.57                 20361001
     16712903                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768794                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768795                                       13.55                   0.5              0.03              0                     0.53                                   13.02                 20361101
     16768796                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16768797                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768798                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16768799                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20361101
     16713100                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16713101                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16713102                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20360901
     16713103                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16713104                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20360901
     16713105                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20360901
     16713106                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16713107                                      13.575                   0.5              0.03              0                     0.53                                  13.045                 20361001
     16713108                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20360901
     16713109                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16713110                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20360901
     16713112                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16713113                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16713114                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20360901
     16713115                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20360901
     16713116                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16713117                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20360901
     16713118                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20360901
     16713119                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16713120                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20361001
     16713121                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361001
     16712745                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768600                                        13.7                   0.5              0.03              0                     0.53                                   13.17                 20361101
     16712746                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361001
     16768601                                       11.55                   0.5              0.03              0                     0.53                                   11.02                 20361101
     16712747                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16768602                                        13.6                   0.5              0.03              0                     0.53                                   13.07                 20361101
     16712748                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16768603                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768604                                        10.4                   0.5              0.03              0                     0.53                                    9.87                 20361101
     16768605                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768606                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16768607                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16768608                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768609                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16712750                                       9.075                   0.5              0.03              0                     0.53                                   8.545                 20361101
     16712751                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361001
     16712752                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20360901
     16712753                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16712754                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16712755                                        12.9                   0.5              0.03              0                     0.53                                   12.37                 20360901
     16768610                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16712756                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16768611                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16712757                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20360901
     16768612                                        12.1                   0.5              0.03              0                     0.53                                   11.57                 20361101
     16712758                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16768613                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16712759                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361001
     16768614                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768615                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768616                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16712725                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20360801
     16712727                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361001
     16712728                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16712729                                      11.075                   0.5              0.03              0                     0.53                                  10.545                 20361001
     16712730                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16712731                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16712732                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16712733                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16712734                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16712735                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16712736                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16712737                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16712738                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361001
     16712739                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361001
     16712740                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361001
     16712741                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16712742                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16712743                                        9.87                   0.5              0.03              0                     0.53                                    9.34                 20361101
     16712744                                        10.4                   0.5              0.03              0                     0.53                                    9.87                 20361001
     16689800                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16768585                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768586                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16768587                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16768588                                        11.1                   0.5              0.03              0                     0.53                                   10.57                 20361101
     16768589                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16642662                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20360801
     16768590                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16768591                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768592                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361101
     16768593                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16768594                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768595                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768596                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768597                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768598                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361101
     16768599                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768561                                       10.85                   0.5              0.03              0                     0.53                                   10.32                 20361101
     16768562                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16768563                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768564                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20360901
     16768565                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16768566                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16768567                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16768568                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361101
     16768569                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16642640                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20360901
     16768571                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16768572                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16768573                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768574                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768578                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16768580                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768582                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16768583                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361101
     16768584                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361101
     16768558                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16768559                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16768560                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16713082                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16713083                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16713084                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16713085                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16713086                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20360901
     16713088                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20360901
     16713090                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16713091                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16713092                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20360801
     16713093                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20360901
     16713094                                         9.3                   0.5              0.03              0                     0.53                                    8.77                 20360901
     16713095                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16713096                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16713097                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20360901
     16713098                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20360901
     16713099                                          13                   0.5              0.03              0                     0.53                                   12.47                 20360901
     16713070                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20360701
     16713071                                      10.925                   0.5              0.03              0                     0.53                                  10.395                 20360801
     16713072                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20360901
     16713073                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20360901
     16713074                                        13.6                   0.5              0.03              0                     0.53                                   13.07                 20361001
     16713075                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20360801
     16713076                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360801
     16713077                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20360801
     16713078                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20361001
     16713079                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361001
     16713080                                       9.575                   0.5              0.03              0                     0.53                                   9.045                 20360901
     16713000                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16713001                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361001
     16713002                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16713003                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16713004                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16713005                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16713006                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20360801
     16713007                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360901
     16713008                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20360801
     16713009                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713010                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361001
     16713011                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20361001
     16713012                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20360901
     16713013                                        13.7                   0.5              0.03              0                     0.53                                   13.17                 20361001
     16713014                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16713016                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16713017                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16713018                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16713019                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16406359                                      11.175                   0.5              0.03              0                     0.53                                  10.645                 20360701
     16713020                                        10.2                   0.5              0.03              0                     0.53                                    9.67                 20361101
     16713021                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16713022                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16713023                                       9.575                   0.5              0.03              0                     0.53                                   9.045                 20361001
     16713024                                       11.35                   0.5              0.03              0                     0.53                                   10.82                 20361101
     16713025                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16713026                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16713027                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16713029                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16713030                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361101
     16713031                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16713032                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361001
     16713033                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16713034                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16713035                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16713036                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16713037                                       14.85                   0.5              0.03              0                     0.53                                   14.32                 20361101
     16713038                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16713040                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16713041                                       13.75                   0.5              0.03              0                     0.53                                   13.22                 20361001
     16713042                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16713043                                        13.8                   0.5              0.03              0                     0.53                                   13.27                 20361101
     16713044                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16713046                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16713047                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16713048                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16713049                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16713050                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20360801
     16713052                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361001
     16713053                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16713054                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20360901
     16713055                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16713056                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361101
     16713057                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361001
     16713058                                       11.05                   0.5              0.03              0                     0.53                                   10.52                 20361001
     16713059                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16713060                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20360801
     16713061                                       13.65                   0.5              0.03              0                     0.53                                   13.12                 20361001
     16713062                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16713063                                      12.925                   0.5              0.03              0                     0.53                                  12.395                 20360501
     16713064                                      10.425                   0.5              0.03              0                     0.53                                   9.895                 20360601
     16713065                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20360901
     16713067                                       13.05                   0.5              0.03              0                     0.53                                   12.52                 20360601
     16713068                                      11.925                   0.5              0.03              0                     0.53                                  11.395                 20360601
     16713069                                       12.05                   0.5              0.03              0                     0.53                                   11.52                 20360801
     16713149                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361001
     16713150                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16713151                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361101
     16713152                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20360801
     16712990                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16712991                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16713123                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361001
     16713124                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16713125                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361001
     16713126                                      11.075                   0.5              0.03              0                     0.53                                  10.545                 20361001
     16713127                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16713128                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361001
     16713129                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16713130                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16713131                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16713132                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16713133                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16713134                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16713135                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16713136                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16713137                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361001
     16713138                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16713139                                        12.6                   0.5              0.03              0                     0.53                                   12.07                 20361001
     16713140                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16713141                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16713143                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16713144                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16713145                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16713146                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16713147                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361001
     16713148                                       10.05                   0.5              0.03              0                     0.53                                    9.52                 20361001
     16768654                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16768655                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768656                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16642453                                        13.6                   0.5              0.03              0                     0.53                                   13.07                 20360901
     16768846                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16768847                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16768848                                        9.95                   0.5              0.03              0                     0.53                                    9.42                 20361101
     16768849                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768843                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16768844                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768845                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16713196                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361101
     16713197                                       9.575                   0.5              0.03              0                     0.53                                   9.045                 20361101
     16713198                                      12.875                   0.5              0.03              0                     0.53                                  12.345                 20361101
     16713199                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361101
     16713182                                       13.45                   0.5              0.03              0                     0.53                                   12.92                 20361101
     16713183                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16713184                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16713185                                       10.45                   0.5              0.03              0                     0.53                                    9.92                 20361101
     16713186                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16713187                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16713188                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16713189                                      11.075                   0.5              0.03              0                     0.53                                  10.545                 20361001
     16713190                                        13.7                   0.5              0.03              0                     0.53                                   13.17                 20361001
     16713191                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16713193                                          13                   0.5              0.03              0                     0.53                                   12.47                 20361101
     16713194                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16713195                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361101
     16713153                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16713154                                      14.325                   0.5              0.03              0                     0.53                                  13.795                 20361001
     16713155                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20361001
     16713156                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361001
     16713157                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16713158                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16713159                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16713160                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16713161                                        12.8                   0.5              0.03              0                     0.53                                   12.27                 20360901
     16713162                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16713163                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361001
     16713164                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361001
     16713165                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361101
     16713166                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713167                                        10.7                   0.5              0.03              0                     0.53                                   10.17                 20361001
     16713168                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16713169                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361101
     16713170                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361001
     16713171                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16713172                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16713173                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16713174                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16713175                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16713176                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16713177                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16713178                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361101
     16713179                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16713180                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16713181                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16768652                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16712798                                        11.8                   0.5              0.03              0                     0.53                                   11.27                 20360701
     16768653                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361101
     16712799                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16713200                                        11.1                   0.5              0.03              0                     0.53                                   10.57                 20361101
     16713201                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16713202                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361001
     16713203                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16713204                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361001
     16713205                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16713206                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16713207                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16713209                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361101
     16713210                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361001
     16713211                                          14                   0.5              0.03              0                     0.53                                   13.47                 20361101
     16713212                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713213                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16713214                                        11.1                   0.5              0.03              0                     0.53                                   10.57                 20361101
     16713215                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16713216                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361001
     16713217                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713219                                      13.075                   0.5              0.03              0                     0.53                                  12.545                 20361101
     16713220                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16713221                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361001
     16713222                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361001
     16713223                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16713224                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16713226                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16713227                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16713228                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16713229                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16713230                                      13.075                   0.5              0.03              0                     0.53                                  12.545                 20361101
     16713231                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361101
     16713232                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713233                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16713234                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713235                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20361101
     16713236                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16713237                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16713238                                         8.9                   0.5              0.03              0                     0.53                                    8.37                 20361101
     16713239                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16713240                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16713241                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16713242                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16713243                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713244                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361101
     16713245                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361101
     16713246                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20361101
     16713247                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16713248                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16713249                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16713250                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713251                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16713252                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16713253                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20361101
     16713254                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16713255                                      10.325                   0.5              0.03              0                     0.53                                   9.795                 20361101
     16713256                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16713257                                      11.325                   0.5              0.03              0                     0.53                                  10.795                 20361101
     16713258                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16713259                                      10.575                   0.5              0.03              0                     0.53                                  10.045                 20361101
     16713260                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768617                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768618                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768619                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16712760                                        10.7                   0.5              0.03              0                     0.53                                   10.17                 20361101
     16712761                                       12.95                   0.5              0.03              0                     0.53                                   12.42                 20361001
     16712763                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361001
     16712764                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361001
     16712765                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361001
     16768620                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16712766                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16768621                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16712767                                        11.7                   0.5              0.03              0                     0.53                                   11.17                 20361101
     16768622                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16712768                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361001
     16712769                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768624                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768625                                        9.85                   0.5              0.03              0                     0.53                                    9.32                 20361101
     16768626                                      11.575                   0.5              0.03              0                     0.53                                  11.045                 20361101
     16768627                                        12.1                   0.5              0.03              0                     0.53                                   11.57                 20361101
     16768628                                      12.575                   0.5              0.03              0                     0.53                                  12.045                 20361101
     16712770                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20361101
     16712771                                        13.3                   0.5              0.03              0                     0.53                                   12.77                 20361001
     16712772                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361101
     16712774                                      10.175                   0.5              0.03              0                     0.53                                   9.645                 20361001
     16712775                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16768630                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20361101
     16712776                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768632                                       9.075                   0.5              0.03              0                     0.53                                   8.545                 20361101
     16712778                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768633                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16712779                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16768634                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16768635                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361101
     16768636                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361101
     16768637                                        13.2                   0.5              0.03              0                     0.53                                   12.67                 20361101
     16768638                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361101
     16768639                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712780                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20361001
     16712781                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361101
     16712782                                        11.1                   0.5              0.03              0                     0.53                                   10.57                 20361001
     16712783                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16712784                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361001
     16712785                                       9.875                   0.5              0.03              0                     0.53                                   9.345                 20361001
     16768640                                       10.95                   0.5              0.03              0                     0.53                                   10.42                 20361101
     16712786                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20361001
     16768641                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16712787                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16712788                                        12.2                   0.5              0.03              0                     0.53                                   11.67                 20361001
     16768643                                      12.825                   0.5              0.03              0                     0.53                                  12.295                 20361101
     16712789                                      10.825                   0.5              0.03              0                     0.53                                  10.295                 20361001
     16768644                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16768645                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20211101
     16768646                                      12.325                   0.5              0.03              0                     0.53                                  11.795                 20361101
     16768647                                         9.1                   0.5              0.03              0                     0.53                                    8.57                 20361101
     16768648                                      13.325                   0.5              0.03              0                     0.53                                  12.795                 20361001
     16768649                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20361001
     16671073                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20360901
     16712790                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16712791                                        10.5                   0.5              0.03              0                     0.53                                    9.97                 20361001
     16712792                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361001
     16712793                                      11.075                   0.5              0.03              0                     0.53                                  10.545                 20361101
     16712795                                       11.45                   0.5              0.03              0                     0.53                                   10.92                 20361101
     16768650                                        11.2                   0.5              0.03              0                     0.53                                   10.67                 20361101
     16712796                                        12.7                   0.5              0.03              0                     0.53                                   12.17                 20361001
     16768651                                      11.825                   0.5              0.03              0                     0.53                                  11.295                 20361101
     16712797                                      12.075                   0.5              0.03              0                     0.53                                  11.545                 20361001
     16729060                                          12                   0.5              0.03              0                     0.53                                   11.47                 20211101
     16729061                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20311101
     16729062                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20311101
     16729063                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16729064                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20311101
     16729065                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20311101
     16729066                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20311101
     16729067                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20311101
     16729068                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20311101
     16729069                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20311101
     16729070                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20311101
     16729071                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20311101
     16729072                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20311101
     16729073                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20311101
     16729074                                          12                   0.5              0.03              0                     0.53                                   11.47                 20311101
     16729075                                          11                   0.5              0.03              0                     0.53                                   10.47                 20311101
     16729076                                      13.125                   0.5              0.03              0                     0.53                                  12.595                 20311101
     16729077                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20311101
     16729078                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20311101
     16729079                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20311101
     16729080                                      10.375                   0.5              0.03              0                     0.53                                   9.845                 20311101
     16729081                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20311101
     16729082                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20311101
     16729083                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20311101
     16729084                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16729085                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20311101
     16729086                                      11.875                   0.5              0.03              0                     0.53                                  11.345                 20311101
     16729087                                      10.125                   0.5              0.03              0                     0.53                                   9.595                 20311101
     16729088                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20311101
     16729089                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20311101
     16729058                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20311101
     16729059                                          14                   0.5              0.03              0                     0.53                                   13.47                 20311101
     16729043                                      13.375                   0.5              0.03              0                     0.53                                  12.845                 20311101
     16729044                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20311101
     16729045                                      11.125                   0.5              0.03              0                     0.53                                  10.595                 20311101
     16729046                                      12.125                   0.5              0.03              0                     0.53                                  11.595                 20311101
     16729047                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16729048                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16729049                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20311101
     16729050                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16729051                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20311101
     16729052                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16729053                                      12.375                   0.5              0.03              0                     0.53                                  11.845                 20311101
     16729054                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20311101
     16729055                                          11                   0.5              0.03              0                     0.53                                   10.47                 20311101
     16729056                                      10.625                   0.5              0.03              0                     0.53                                  10.095                 20311101
     16729057                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20311101
     16729040                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20311101
     16729041                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20311101
     16729042                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20311101
     16729021                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20311101
     16729023                                       9.375                   0.5              0.03              0                     0.53                                   8.845                 20311101
     16729024                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16729025                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20311001
     16729026                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20311101
     16729027                                      11.375                   0.5              0.03              0                     0.53                                  10.845                 20311101
     16729028                                          12                   0.5              0.03              0                     0.53                                   11.47                 20311101
     16729029                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20311101
     16729030                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20311101
     16729031                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20311101
     16729032                                          14                   0.5              0.03              0                     0.53                                   13.47                 20311101
     16729033                                      13.875                   0.5              0.03              0                     0.53                                  13.345                 20311001
     16729034                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20311101
     16729035                                          11                   0.5              0.03              0                     0.53                                   10.47                 20311101
     16729036                                      12.625                   0.5              0.03              0                     0.53                                  12.095                 20311101
     16729037                                        11.5                   0.5              0.03              0                     0.53                                   10.97                 20311001
     16729038                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20311101
     16729039                                          14                   0.5              0.03              0                     0.53                                   13.47                 20311101
     16613375                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20210701
     16769453                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16769454                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16769455                                       12.99                   0.5              0.03              0                     0.53                                   12.46                 20211101
     16769456                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16769457                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211101
     16769459                                        9.38                   0.5              0.03              0                     0.53                                    8.85                 20211101
     16769460                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211101
     16769461                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211101
     16769462                                          13                   0.5              0.03              0                     0.53                                   12.47                 20211101
     16769450                                       11.95                   0.5              0.03              0                     0.53                                   11.42                 20211101
     16769451                                        13.5                   0.5              0.03              0                     0.53                                   12.97                 20211101
     16769446                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211001
     16769448                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211001
     16769445                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211001
     16769444                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211001
     16769436                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20210801
     16769437                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20210801
     16769438                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20210801
     16769439                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20210901
     16769441                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20210901
     16769442                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16769481                                          11                   0.5              0.03              0                     0.53                                   10.47                 20211201
     16769482                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211101
     16769484                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16769485                                       12.65                   0.5              0.03              0                     0.53                                   12.12                 20211101
     16769486                                      10.875                   0.5              0.03              0                     0.53                                  10.345                 20211201
     16769487                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16769488                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211101
     16769489                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16769490                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211101
     16769491                                       12.75                   0.5              0.03              0                     0.53                                   12.22                 20211201
     16769492                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211201
     16769463                                       11.25                   0.5              0.03              0                     0.53                                   10.72                 20211101
     16769464                                        12.5                   0.5              0.03              0                     0.53                                   11.97                 20211101
     16769465                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211101
     16769466                                        9.75                   0.5              0.03              0                     0.53                                    9.22                 20211001
     16769467                                       12.45                   0.5              0.03              0                     0.53                                   11.92                 20211101
     16769468                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211201
     16769469                                       8.875                   0.5              0.03              0                     0.53                                   8.345                 20211101
     16769470                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211101
     16769471                                       12.25                   0.5              0.03              0                     0.53                                   11.72                 20211101
     16769472                                          14                   0.5              0.03              0                     0.53                                   13.47                 20211101
     16769473                                          10                   0.5              0.03              0                     0.53                                    9.47                 20211101
     16769474                                       10.75                   0.5              0.03              0                     0.53                                   10.22                 20211101
     16769475                                       13.25                   0.5              0.03              0                     0.53                                   12.72                 20211201
     16769476                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211101
     16769477                                       10.25                   0.5              0.03              0                     0.53                                    9.72                 20211201
     16769478                                       11.75                   0.5              0.03              0                     0.53                                   11.22                 20211101
     16769479                                        14.5                   0.5              0.03              0                     0.53                                   13.97                 20211101

   LOAN_ID                 STATED_ORIGINAL_TERM                    STATED_REM_TERM                  ORIGINAL_BALANCE                  FIRST_PAY_DATE               PAYMENT                 CURRENT_BALANCE
   -------                 --------------------                    ---------------                  ----------------                  --------------               -------                 ---------------
     16836541                                     360                               359                             49400                       20070201               532.02                          49387.71
     16836516                                     360                               358                             74250                       20070101               814.11                          74214.89
     16836527                                     360                               358                             78200                       20070101               781.87                          78151.15
     16836530                                     360                               358                            111000                       20070101              1163.17                          110939.6
     16836533                                     360                               358                            130000                       20070101              1349.72                         129927.28
     16836536                                     360                               358                             50250                       20070101               546.07                          50225.57
     16836514                                     180                               178                             68000                       20070101               699.46                          67960.89
     16836518                                     360                               358                             95000                       20070101               977.19                          94945.37
     16836519                                     360                               358                            118400                       20070101              1217.88                          118331.9
     16836520                                     360                               358                             37800                       20070101               385.19                          37777.65
     16836521                                     360                               358                             88000                       20070101               1025.3                          87965.87
     16836522                                     360                               358                             42398                       20070101               469.01                           42378.5
     16836523                                     360                               358                             64000                       20070101               633.79                          63958.89
     16836525                                     180                               178                             52000                       20070101               560.02                          51973.99
     16836526                                     180                               178                             47400                       20070101               496.71                           47373.2
     16836528                                     360                               358                             99500                       20070101               985.34                           99436.1
     16836529                                     360                               359                             26000                       20070201               262.45                          25992.13
     16836532                                     360                               359                             71980                       20070201               719.69                          71957.63
     16836534                                     360                               359                             88400                       20070201               875.42                          88371.75
     16836535                                     360                               358                            136000                       20070101              1491.16                         135935.67
     16836537                                     180                               179                             82000                       20070201               907.09                          81981.25
     16836538                                     360                               358                             50000                       20070101                480.9                          49965.14
     16836539                                     180                               178                             87400                       20070101               899.01                          87349.73
     16836540                                     180                               178                             28100                       20070101               272.93                          28080.95
     16836542                                     360                               358                             84000                       20070101               839.87                          83947.51
     16836543                                     180                               179                             44000                       20070201               482.44                          43989.65
     16836544                                     180                               178                             72750                       20070101               826.14                          72719.27
     16836545                                     360                               359                             27000                       20070201               296.04                          26993.65
     16836546                                     360                               358                             50000                       20070101               509.51                          49970.44
     16836547                                     360                               358                             18500                       20070101               201.04                          18490.99
     16836548                                     180                               179                             20500                       20070201               257.17                          20496.95
     16836549                                     180                               179                             43315                       20070201                412.5                          43299.55
     16836550                                     360                               359                             57500                       20070201               585.93                          57483.08
     16836531                                     360                               358                            119780                       20070101              1278.37                         119718.38
     16819878                                     180                               178                             46680                       20070101                530.1                          46660.27
     16819907                                     180                               176                             74536                       20061101               695.78                          74413.69
     16819926                                     180                               178                            125458                       20070101              1171.13                          125363.1
     16819927                                     180                               178                             39077                       20070101               482.41                          39064.61
     16819937                                     180                               178                             51850                       20070101               528.36                          51819.33
     16819938                                     180                               178                             60871                       20070101               661.49                          60841.37
     16819965                                     180                               178                             50897                       20070101                  588                          50876.67
     16819971                                     180                               178                             56000                       20070101               481.13                          55947.53
     16775937                                     180                               178                             71408                       20070101               693.56                          71359.55
     16775988                                     180                               178                             58504                       20070101               502.64                          58449.19
     16819978                                     180                               178                             25000                       20070101               240.45                          24982.56
     16820025                                     180                               178                             69998                       20070101               627.26                          69865.67
     16819925                                     180                               178                             32053                       20070101               351.45                          32037.82
     16819930                                     180                               178                            118000                       20070101              1146.09                         117919.95
     16819939                                     180                               178                             95628                       20070101              1039.19                          95581.47
     16775927                                     180                               178                             36000                       20070101               363.39                          35904.53
     16775935                                     180                               177                             49693                       20061201               482.65                             49607
     16775941                                     180                               177                             71834                       20061201               643.71                          71742.84
     16776006                                     180                               178                             53433                       20070101               503.82                          53393.66
     16776014                                     180                               178                             64133                       20070101               703.18                          64102.66
     16775919                                     180                               178                             59185                       20070101               597.42                          59149.02
     16775921                                     180                               177                             74300                       20061201               764.26                          74235.58
     16775929                                     180                               177                             75998                       20061201               759.86                          75926.42
     16775931                                     180                               177                            102219                       20061201               973.46                         102108.64
     16775933                                     180                               178                             50251                       20070101               478.56                          50214.98
     16775940                                     180                               177                             81666                       20061201               762.34                          81572.93
     16775957                                     180                               177                             25514                       20061201               287.23                          25497.28
     16775958                                     180                               177                             25000                       20061201               281.45                          24983.59
     16775978                                     180                               178                             42114                       20070101                  499                          42098.57
     16775981                                     180                               177                             79398                       20061201               809.07                          79327.22
     16775987                                     180                               178                             51000                       20070101               438.17                          50952.22
     16775994                                     180                               178                            185000                       20070101              1902.94                         184893.59
     16775997                                     180                               178                             45503                       20070101               507.81                          45482.65
     16819968                                     180                               178                             89908                       20070101               873.25                          89846.99
     16819974                                     180                               178                             27999                       20070101               210.35                          27963.16
     16819985                                     360                               358                             89983                       20070101               887.67                          89924.56
     16819990                                     180                               178                             47542                       20070101               489.03                          47514.64
     16820015                                     180                               178                             88675                       20070101                903.6                          88622.56
     16819881                                     180                               178                             33498                       20070101               297.07                          33469.02
     16819890                                     180                               178                            116843                       20070101              1101.71                         116756.97
     16819903                                     180                               178                            226931                       20070101              2161.12                         226768.42
     16819934                                     180                               178                             75459                       20070101                704.4                          75401.92
     16673743                                     180                               176                             29104                       20061101               319.11                          29073.43
     16673943                                     180                               176                             90672                       20061101                941.4                          90569.52
     16673703                                     180                               176                            110604                       20061101               899.92                         110365.82
     16673713                                     180                               176                             47679                       20061101               379.36                          47570.88
     16819868                                     180                               169                             67104                       20060401               703.19                          66893.61
     16819869                                     180                               174                             47423                       20060901               483.25                          47337.14
     16819870                                     180                               178                            136102                       20070101              1144.42                         135967.57
     16819871                                     180                               178                             40635                       20070101               371.71                          40602.55
     16819872                                     180                               178                             78128                       20070101               692.86                          78060.41
     16819873                                     180                               178                             66582                       20070101               559.86                          66516.24
     16819874                                     180                               178                             76270                       20070101               613.69                          76186.36
     16819876                                     180                               178                             31343                       20070101               257.86                          31310.36
     16819877                                     180                               178                             49799                       20070101               437.03                          49753.76
     16819880                                     180                               178                             36570                       20070101               331.11                          36537.99
     16819884                                     180                               178                             34498                       20070101                318.8                          34471.18
     16819885                                     180                               178                             67241                       20070101               634.01                           67191.5
     16819886                                     180                               178                            115998                       20070101              1104.68                          115914.9
     16819887                                     180                               178                             39696                       20070101                400.7                          39671.86
     16819891                                     180                               175                             76308                       20061001               698.02                           76153.7
     16819893                                     180                               175                             33992                       20061001               285.83                          33907.03
     16819894                                     180                               178                             46672                       20070101               489.08                          46646.59
     16819895                                     180                               178                             33000                       20070101               336.28                          32980.47
     16819896                                     180                               178                             53400                       20070101               554.43                          53370.11
     16819897                                     180                               175                             49400                       20061001                438.1                          49291.74
     16819900                                     180                               178                             50363                       20070101               508.37                          50332.39
     16819901                                     180                               178                             38000                       20070101               361.89                           37934.3
     16819904                                     180                               178                             63029                       20070101               535.74                          62968.37
     16819905                                     180                               178                             52317                       20070101               459.12                          52270.52
     16819906                                     180                               178                             89859                       20070101               723.03                          89760.45
     16819908                                     180                               179                             55187                       20070201               557.07                           55170.3
     16819910                                     180                               178                             86190                       20070101               945.02                          86093.67
     16819911                                     180                               178                             40000                       20070101               485.85                          39986.56
     16819913                                     180                               178                             71623                       20070101               621.94                          71557.65
     16819915                                     180                               178                             45980                       20070101               481.83                          45954.97
     16819916                                     180                               178                             53955                       20070101               570.62                          53926.43
     16819917                                     180                               178                             76502                       20070101               728.55                          76447.19
     16819918                                     180                               178                            110000                       20070101              1006.22                         109912.18
     16819919                                     180                               178                             49600                       20070101                510.2                          49571.46
     16819920                                     180                               178                             47073                       20070101               457.21                          47041.05
     16819921                                     180                               178                             73400                       20070101               644.14                          73334.79
     16819922                                     180                               178                             58424                       20070101                539.9                           58378.6
     16819923                                     180                               178                             33519                       20070101               335.14                          33498.05
     16819924                                     180                               178                             79575                       20070101               647.45                          79489.98
     16819928                                     180                               178                             84622                       20070101               696.17                          84533.91
     16819929                                     180                               178                             66715                       20070101               705.56                           66679.7
     16819932                                     180                               178                             44200                       20070101               339.86                          44045.55
     16819933                                     180                               178                             49880                       20070101               498.73                          49848.81
     16819936                                     180                               178                             32407                       20070101               377.58                          32394.43
     16819940                                     180                               178                             87000                       20070101               795.83                          86930.54
     16819941                                     180                               178                            159076                       20070101              1682.34                         158991.83
     16819942                                     180                               178                             31378                       20070101               275.37                          31325.27
     16819943                                     180                               178                             57220                       20070101               445.06                          57152.18
     16819944                                     180                               178                             49483                       20070101               438.83                          49440.18
     16819945                                     180                               178                            100000                       20070101               914.74                          99920.17
     16819946                                     180                               178                             45380                       20070101                449.4                          45350.84
     16819947                                     180                               178                             96217                       20070101               880.14                          96140.18
     16819948                                     360                               358                             30000                       20070101               301.68                          29882.27
     16819949                                     180                               178                             31500                       20070101               273.53                          31471.26
     16819950                                     180                               178                             26400                       20070101               281.76                          26386.17
     16819951                                     180                               178                             44000                       20070101               419.03                          43968.46
     16819952                                     180                               178                             97500                       20070101               846.64                          97411.04
     16819954                                     180                               178                             36206                       20070101               341.39                          36179.34
     16819955                                     180                               178                             35840                       20070101               354.93                          35816.97
     16819956                                     180                               178                             35700                       20070101               274.51                          35656.58
     16819957                                     180                               178                             81398                       20070101               837.28                          81351.17
     16819958                                     180                               178                            122000                       20070101              1337.66                         121942.29
     16819959                                     180                               178                             70476                       20070101               657.89                          70422.68
     16819960                                     180                               178                             81198                       20070101               705.09                           81123.9
     16819961                                     180                               178                             60004                       20070101                582.8                          59963.09
     16819962                                     180                               178                             56198                       20070101               412.37                          56122.31
     16819963                                     180                               178                             79000                       20070101               722.65                          78936.93
     16819964                                     180                               178                             65000                       20070101               619.02                          64953.41
     16819966                                     180                               178                            103499                       20070101               832.78                          103385.5
     16819967                                     180                               178                             39990                       20070101               321.77                          39946.15
     16819969                                     180                               178                             57330                       20070101                487.3                          57274.84
     16819970                                     180                               178                             25706                       20070101               261.95                          25690.79
     16819973                                     180                               179                             35200                       20070201               318.71                          35185.62
     16819976                                     180                               178                             37410                       20070101               421.16                          37393.73
     16819977                                     180                               178                            122000                       20070101              1208.16                         121921.64
     16819979                                     360                               358                            103070                       20070101              1086.05                         103014.84
     16819980                                     180                               178                             75388                       20070101               746.57                          75339.57
     16819981                                     180                               178                             28700                       20070101               314.68                          28686.42
     16819982                                     180                               178                             55380                       20070101               639.79                          55357.88
     16819983                                     180                               178                             24056                       20070101               224.56                           24037.8
     16819984                                     180                               178                             41998                       20070101               372.45                          41961.67
     16819986                                     180                               178                             25000                       20070101               301.18                          24991.34
     16819987                                     180                               178                             31980                       20070101                316.7                          31959.46
     16819988                                     180                               178                             39750                       20070101               389.86                          39723.75
     16819989                                     180                               178                             39268                       20070101               326.62                          39166.54
     16819991                                     180                               178                             63266                       20070101               492.08                          63191.02
     16819993                                     180                               178                             46000                       20070101               508.86                          45978.83
     16819994                                     180                               178                             49300                       20070101               379.08                          49240.05
     16819995                                     180                               178                             35835                       20070101                304.6                          35800.52
     16819997                                     180                               178                             52790                       20070101               583.55                          52545.66
     16819998                                     180                               178                             85000                       20070101               890.72                          84843.35
     16819999                                     180                               178                             33980                       20070101               392.56                          33966.43
     16820000                                     180                               178                             34580                       20070101               359.03                          34560.64
     16820001                                     180                               178                             35798                       20070101               324.12                          35768.64
     16820002                                     180                               178                             25000                       20070101               238.09                          24982.07
     16820003                                     180                               178                             69198                       20070101               711.78                          69157.98
     16820004                                     180                               178                             91100                       20070101               766.02                          91010.02
     16820005                                     180                               178                             56757                       20070101               498.09                          56706.57
     16820006                                     180                               178                            124000                       20070101              1275.48                         123928.69
     16820007                                     180                               178                             25000                       20070101               238.09                          24982.07
     16820008                                     180                               178                             75998                       20070101               767.14                          75951.79
     16820010                                     180                               178                             41950                       20070101               476.38                          41932.28
     16820011                                     180                               179                             23704                       20070201               273.85                          23699.29
     16820012                                     180                               178                             62000                       20070101                661.7                           61968.1
     16820013                                     180                               179                             74089                       20070201               698.58                          74061.85
     16820016                                     180                               178                             63406                       20070101               521.63                          63339.99
     16820017                                     360                               358                             43412                       20070101               457.44                          43345.76
     16820018                                     180                               178                             37980                       20070101               343.88                          37948.84
     16820019                                     180                               178                             75959                       20070101               847.69                          75925.04
     16820020                                     180                               178                             57659                       20070101                632.2                          57631.72
     16820021                                     180                               178                             93293                       20070101               801.54                          93205.58
     16820022                                     180                               178                             54245                       20070101               506.37                          54203.96
     16820023                                     180                               178                             25000                       20070101               247.58                          24983.93
     16820024                                     180                               178                             41288                       20070101               406.58                           41055.5
     16820026                                     180                               179                             44624                       20070201                  498                          44614.08
     16820027                                     180                               179                             28770                       20070201               228.91                          28753.87
     16820028                                     180                               178                             59599                       20070101               545.18                          59551.41
     16820029                                     180                               178                             77800                       20070101               675.58                          77729.01
     16820030                                     360                               358                             56390                       20070101               588.74                          56358.96
     16820031                                     180                               178                             77049                       20070101               785.13                          77003.44
     16820032                                     180                               178                             39300                       20070101               385.45                          39274.04
     16673822                                     180                               176                             35053                       20061101               367.32                          35014.47
     16673867                                     180                               176                             42050                       20061101               416.42                          41772.68
     16775915                                     180                               178                            107660                       20070101               827.82                         107529.08
     16775916                                     180                               178                             59220                       20070101               525.18                          59168.76
     16775917                                     180                               178                             50319                       20070101               450.91                          50276.62
     16775918                                     180                               178                             56810                       20070101               477.69                          56753.89
     16775920                                     180                               177                             79291                       20061201               807.98                          79220.32
     16775922                                     180                               178                             93198                       20070101               741.53                          93093.11
     16775923                                     180                               177                             65960                       20061201               603.37                          65880.65
     16775924                                     180                               177                             80798                       20061201                679.4                          80677.81
     16775925                                     180                               178                             60021                       20070101               605.86                          59984.52
     16775926                                     180                               178                             39261                       20070101               330.13                          39222.22
     16775928                                     180                               177                             37499                       20061201               318.74                          37444.66
     16775930                                     180                               178                             48928                       20070101               420.37                          48882.15
     16775934                                     180                               178                             54193                       20070101               510.99                          54153.08
     16775936                                     180                               177                             54198                       20061201               588.97                          54158.22
     16775938                                     180                               178                             58000                       20070101                  493                           57944.2
     16775939                                     180                               177                             21825                       20061201                258.6                          21812.94
     16775942                                     180                               177                             78572                       20061201                785.6                          78497.99
     16775943                                     180                               177                             51998                       20061201               565.06                          51959.86
     16775944                                     180                               178                             87209                       20070101               781.49                          87135.53
     16775945                                     180                               177                             27100                       20061201               227.88                          26857.28
     16775946                                     180                               177                             62998                       20061201               648.01                          62943.37
     16775947                                     180                               177                             36000                       20061201               356.51                          35965.14
     16775948                                     180                               178                             36805                       20070101               309.48                          36768.64
     16775949                                     180                               177                             28488                       20061201               295.78                          28463.97
     16775950                                     180                               177                             97200                       20061201              1009.18                          97118.02
     16775951                                     180                               178                             50980                       20070101               466.34                           50939.3
     16775952                                     180                               178                             25000                       20070101               266.82                           24953.6
     16775953                                     180                               178                             56941                       20070101               574.77                          56906.39
     16775954                                     180                               178                             42270                       20070101                418.6                          42242.85
     16775955                                     180                               178                             36958                       20070101               401.63                             36940
     16775956                                     180                               177                             36280                       20061201               298.47                          36223.13
     16775959                                     180                               178                             77135                       20070101                727.3                          77078.22
     16775960                                     180                               178                             29239                       20070101               212.01                          29198.61
     16775961                                     180                               178                             73198                       20070101               562.83                             73109
     16775962                                     180                               177                             27590                       20061201               291.79                          27567.97
     16775963                                     180                               177                            120000                       20061201              1042.02                         119632.62
     16775965                                     180                               178                             25000                       20070101               274.11                          24988.18
     16775966                                     180                               177                            103798                       20061201              1027.91                         103697.32
     16775968                                     180                               177                             35011                       20061201               281.71                          34953.18
     16775970                                     180                               177                             67980                       20061201               571.62                          67878.87
     16775971                                     180                               178                             59262                       20070101               615.29                          59228.84
     16775972                                     180                               178                             32686                       20070101               286.85                          32656.94
     16775973                                     180                               177                             79351                       20061201               816.22                          79282.18
     16775974                                     180                               178                             71980                       20070101               605.25                          71944.59
     16775975                                     180                               178                             68536                       20070101               672.18                          68490.75
     16775976                                     180                               178                             47998                       20070101               369.07                          47939.63
     16775977                                     180                               178                            120517                       20070101              1274.55                         120453.23
     16775979                                     180                               178                             46008                       20070101                442.5                          45975.91
     16775980                                     180                               178                             39990                       20070101               311.04                          39938.62
     16775982                                     180                               178                             25125                       20070101               227.49                          25104.39
     16775983                                     180                               178                             40899                       20070101               393.36                          40870.49
     16775984                                     180                               178                             91551                       20070101               932.91                          91496.77
     16775986                                     180                               177                             29950                       20061201               325.47                          29928.01
     16775989                                     180                               177                             55500                       20061201               518.09                          54459.92
     16775990                                     180                               178                             67540                       20070101               707.75                          67503.25
     16775991                                     180                               178                             57000                       20070101               580.84                          56966.28
     16775992                                     180                               178                             51000                       20070101               509.92                          50968.13
     16775993                                     180                               178                             69000                       20070101               530.56                           68896.2
     16775995                                     180                               178                             84398                       20070101               787.84                          84334.17
     16775996                                     180                               177                             86194                       20061201               837.17                          86102.99
     16775999                                     180                               178                             26400                       20070101               281.76                          26385.93
     16776000                                     180                               177                             59388                       20061201                504.8                          59301.93
     16776001                                     180                               178                             39055                       20070101               357.26                          39023.81
     16776002                                     180                               178                            112535                       20070101              1061.09                         112452.14
     16776003                                     180                               178                             44000                       20070101               439.93                          43972.51
     16776004                                     180                               177                             59980                       20061201               593.98                          59921.93
     16776005                                     180                               177                             76076                       20061201               660.61                          75971.44
     16776007                                     180                               178                             32249                       20070101               301.04                          32224.61
     16776008                                     180                               177                             32980                       20061201               277.32                          32930.92
     16776009                                     180                               178                             59000                       20070101               422.69                          58916.43
     16776010                                     180                               178                             38590                       20070101               415.61                          38570.68
     16776011                                     180                               178                             78000                       20070101                713.5                          77937.33
     16776012                                     180                               178                             41700                       20070101               365.95                          41662.95
     16776013                                     180                               178                             46019                       20070101               505.14                          45803.54
     16776015                                     180                               178                             51329                       20070101               459.96                          51285.77
     16673949                                     180                               176                             18633                       20061101               197.06                          18613.06
     16673956                                     180                               176                             25000                       20061101                298.7                          24981.97
     16673970                                     180                               176                             73898                       20061101               689.83                          73785.18
     16673803                                     180                               176                             59120                       20061101               535.28                          59022.18
     16673828                                     180                               176                             63980                       20061101               561.48                          63865.32
     16673843                                     180                               176                             47608                       20061101               439.95                          47533.34
     16673845                                     180                               176                             39113                       20061101               354.14                          39048.27
     16673847                                     180                               176                             38523                       20061101               414.88                          38484.04
     16673853                                     180                               176                             39624                       20061101               396.18                          39572.31
     16673854                                     180                               176                             62296                       20061101               640.79                           62223.6
     16673855                                     180                               176                             35371                       20061101                361.4                          34997.03
     16673856                                     180                               176                             89823                       20061101               747.11                          89639.39
     16673872                                     180                               176                             34932                       20061101               383.01                          34898.58
     16673873                                     180                               176                             38290                       20061101               364.65                          38234.61
     16673888                                     180                               176                             44836                       20061101               435.48                          44774.58
     16673897                                     180                               176                             25000                       20061101               269.25                          24974.69
     16673905                                     180                               176                             64000                       20061101               609.49                          63907.45
     16673913                                     180                               176                             32332                       20061101               280.76                          32272.49
     16673914                                     180                               176                             77998                       20061101               772.41                          77896.84
     16673918                                     180                               176                             63000                       20061101               617.89                          62832.33
     16673722                                     180                               176                             69374                       20061101               628.12                          69259.23
     16673735                                     180                               176                             92001                       20061101               740.27                          91797.68
     16673741                                     180                               176                             31380                       20061101                281.2                          31326.68
     16673761                                     180                               176                             65800                       20061101               632.86                          65707.37
     16673763                                     180                               176                             32981                       20061101               317.21                          32934.57
     16673776                                     180                               176                             28500                       20061101               244.86                          28446.16
     16673687                                     180                               176                             99739                       20061101               921.69                           99582.6
     16673719                                     180                               176                             36338                       20061101               308.87                          35071.04
     16673726                                     180                               176                            122000                       20061101              1115.99                         121803.49
     16673749                                     180                               176                             78000                       20061101               802.32                          77810.72
     16673756                                     180                               176                             89178                       20061101               908.73                          89071.47
     16673788                                     180                               176                             54841                       20061101               548.33                          54771.77
     16673802                                     180                               176                             51000                       20061101               322.36                          50814.06
     16673809                                     180                               176                             41398                       20061101               474.18                          41363.62
     16673813                                     180                               176                             41650                       20061101               384.89                          41579.31
     16673848                                     180                               176                             77053                       20061101               697.65                          76925.51
     16673863                                     180                               176                             77800                       20061101               697.17                           77667.8
     16673866                                     180                               176                             50000                       20061101                480.9                          49929.59
     16673890                                     180                               176                             35569                       20061101               338.74                          35517.54
     16673893                                     180                               176                             41980                       20061101               431.82                           41931.2
     16673908                                     180                               176                             72000                       20061101               678.89                             71893
     16673912                                     180                               176                             97273                       20061101               926.36                          97132.32
     16673936                                     180                               176                             40192                       20061101               452.48                          40156.65
     16673950                                     180                               176                             94283                       20061101               987.99                          94179.35
     16673707                                     180                               176                             38970                       20061101                345.6                          38901.98
     16673730                                     180                               176                             44162                       20061101               471.33                          44116.04
     16673734                                     180                               176                             46266                       20061101                414.6                          46187.36
     16673740                                     180                               176                             38830                       20061101               467.78                          38802.84
     16673787                                     180                               176                             42739                       20061101               382.99                          42666.36
     16673821                                     180                               176                             53800                       20061101               462.23                          53698.36
     16673824                                     180                               176                             49553                       20061101               490.72                          49488.73
     16673860                                     180                               176                             44994                       20061101               411.58                          44921.52
     16673869                                     180                               176                             32698                       20061101               336.34                          32659.39
     16673902                                     180                               176                             41198                       20061101               335.21                          41109.26
     16673921                                     180                               176                             56000                       20061101               512.26                          55909.79
     16673924                                     180                               176                             83450                       20061101                826.4                          83341.78
     16673931                                     180                               176                             15703                       20061101                167.6                          15517.29
     16673717                                     180                               176                             84210                       20061101               841.97                          84103.72
     16673736                                     180                               177                             88821                       20061201               905.09                          88741.83
     16673898                                     180                               176                             50697                       20061101               492.41                          50627.52
     16673937                                     180                               176                             51119                       20061101               477.19                          51040.96
     16673969                                     180                               176                             47523                       20061101                507.2                          47473.56
     16775985                                     180                               177                             26447                       20061201               282.26                          26426.48
     16775998                                     180                               178                            110250                       20070101              1187.36                         110194.83
     16819975                                     180                               178                            113000                       20070101              1086.82                          112921.2
     16819996                                     180                               178                             69198                       20070101               718.45                          69159.28
     16673685                                     180                               176                            116823                       20061101               1292.3                         116714.37
     16673686                                     180                               176                             30358                       20061101               300.64                          30318.08
     16673688                                     180                               176                             56401                       20061101               438.69                          56266.32
     16673690                                     180                               176                             44599                       20061101               358.86                          44141.57
     16673691                                     180                               176                             35002                       20061101               414.73                          34976.06
     16673693                                     180                               176                             38698                       20061101               473.88                          38645.66
     16673694                                     180                               176                             25000                       20061101               259.57                           24971.7
     16673695                                     180                               176                            101186                       20061101              1031.09                         101065.15
     16673696                                     180                               176                             82119                       20061101               720.66                          81971.84
     16673697                                     180                               176                             93436                       20061101               952.12                          93324.39
     16673698                                     180                               176                            117435                       20061101              1019.75                         117218.91
     16673699                                     180                               176                             25505                       20061101               269.74                          25446.55
     16673700                                     180                               176                             95619                       20061101               883.62                          95469.06
     16673701                                     180                               176                             26860                       20061101               281.47                          26830.46
     16673702                                     180                               176                            110132                       20061101              1122.25                         110000.15
     16673704                                     180                               176                             45850                       20061101               402.37                          45767.82
     16673705                                     180                               176                            141689                       20061101              1127.35                         141362.29
     16673706                                     180                               176                             34962                       20061101                410.8                          34935.34
     16673708                                     180                               176                             36807                       20061101               436.12                          36779.72
     16673709                                     180                               176                             75881                       20061101               780.53                           75792.8
     16673711                                     180                               176                             42804                       20061101               363.83                          42720.98
     16673712                                     180                               176                             26519                       20061101               247.55                          26476.06
     16673714                                     180                               176                             29790                       20061101               312.17                          29757.25
     16673715                                     180                               176                             37994                       20061101               416.59                          37957.63
     16673716                                     180                               176                             51254                       20061101               492.96                          51181.84
     16673718                                     180                               176                             42256                       20061101               422.33                          41794.12
     16673720                                     180                               176                             28569                       20061101                280.2                           28530.9
     16673721                                     180                               176                             83025                       20061101               926.55                          82949.92
     16673724                                     180                               176                             25000                       20061101               259.57                           24971.7
     16673725                                     180                               176                             78598                       20061101               793.38                           78501.5
     16673727                                     180                               176                            250000                       20061101              2571.54                         249709.51
     16673728                                     180                               176                             41191                       20061101               407.92                          41137.54
     16673729                                     180                               176                             30850                       20061101               308.46                          30811.04
     16673731                                     180                               176                            170178                       20061101               1717.8                         169969.06
     16673732                                     180                               176                            124700                       20061101              1152.35                         124502.49
     16673733                                     180                               176                             34340                       20061101               314.13                          34284.67
     16673737                                     180                               176                             33806                       20061101               293.56                          33743.78
     16673738                                     180                               176                             70446                       20061101               657.61                          70338.44
     16673739                                     180                               176                             48600                       20061101               462.83                          47977.64
     16673742                                     180                               176                             61560                       20061101                621.4                          61396.91
     16673744                                     180                               176                             26448                       20061101               251.88                          26206.03
     16673746                                     180                               176                             71961                       20061101               852.65                          71907.66
     16673747                                     180                               176                             93672                       20061101                909.8                          93543.72
     16673748                                     180                               176                             52767                       20061101               527.59                           52700.4
     16673750                                     180                               176                             26662                       20061101               294.94                           26637.2
     16673752                                     180                               176                             30830                       20061101                284.9                          30781.65
     16673753                                     180                               176                             32319                       20061101               313.91                           32274.7
     16673755                                     180                               176                             55515                       20061101               646.82                          55470.87
     16673757                                     180                               176                             99709                       20061101              1025.62                          99593.16
     16673758                                     180                               176                             95200                       20061101               951.85                          95079.86
     16673760                                     180                               176                             37195                       20061101               386.18                          37152.94
     16673762                                     180                               176                             60365                       20061101               546.55                          60264.22
     16673764                                     180                               176                             25000                       20061101               274.11                          23772.99
     16673765                                     180                               176                             34745                       20061101               324.34                          34691.76
     16673767                                     180                               176                             28200                       20061101               224.38                          28136.03
     16673769                                     180                               176                            100713                       20061101               587.74                         100289.33
     16673770                                     180                               176                             50250                       20061101               459.66                          50169.06
     16673771                                     180                               176                            174990                       20061101              1799.97                         174786.69
     16673772                                     180                               176                             35964                       20061101               363.03                          35919.82
     16673773                                     180                               176                             40017                       20061101               377.32                          39957.53
     16673774                                     180                               176                             76793                       20061101               631.76                           76631.9
     16673775                                     180                               176                             28003                       20061101               266.68                           27962.3
     16673777                                     180                               176                             53736                       20061101               561.13                          53186.64
     16673779                                     180                               176                             51600                       20061101               496.28                          51527.38
     16673780                                     180                               177                             42878                       20061201               436.93                          42839.63
     16673781                                     180                               176                             73190                       20061101                669.5                          73072.11
     16673782                                     180                               176                             45000                       20061101               445.64                           44941.6
     16673784                                     180                               176                             31500                       20061101               294.05                          31451.91
     16673785                                     180                               176                             22526                       20061101               238.23                          22501.91
     16673786                                     180                               176                             27713                       20061101               263.92                          27672.84
     16673789                                     180                               176                             25270                       20061101               231.16                          25229.28
     16673791                                     180                               176                             83000                       20061101               743.77                          82858.96
     16673792                                     180                               176                            238265                       20061101              2519.82                         238010.25
     16673793                                     180                               176                             26250                       20061101               223.13                          26199.06
     16673794                                     180                               177                            148405                       20061201              1526.52                         148200.87
     16673795                                     180                               176                             25000                       20061101               240.45                           24964.8
     16673796                                     180                               176                             55499                       20061101               539.05                          55422.95
     16673797                                     180                               176                             81800                       20061101               710.31                          81557.58
     16673798                                     180                               176                             69468                       20061101               648.48                          69361.94
     16673799                                     180                               176                             44490                       20061101               440.59                          44432.27
     16673800                                     180                               176                             37262                       20061101               340.86                          37201.94
     16673801                                     180                               176                             14817                       20061101               165.36                          14803.58
     16673804                                     180                               176                             93160                       20061101               1110.6                          92393.91
     16673805                                     180                               176                             55980                       20061101               496.45                           55882.3
     16673807                                     180                               176                             99637                       20061101               748.54                          99380.22
     16673808                                     180                               176                             37769                       20061101               359.69                          37714.36
     16673810                                     180                               176                             53998                       20061101               655.87                          53961.26
     16673811                                     180                               176                             31100                       20061101               337.97                          30879.32
     16673812                                     180                               176                             46208                       20061101               542.94                          46172.76
     16673814                                     180                               176                             40000                       20061101               438.58                          39712.08
     16673815                                     180                               176                             25000                       20061101               247.58                          24226.68
     16673816                                     180                               176                             38200                       20061101               392.94                          38155.58
     16673817                                     180                               176                             40800                       20061101               361.83                          40728.78
     16673818                                     180                               176                             47752                       20061101               575.27                          47718.56
     16673819                                     180                               176                             32323                       20061101               329.38                          32284.36
     16673820                                     180                               176                            125243                       20061101              1312.42                         125105.32
     16673823                                     180                               176                             30017                       20061101               332.05                          29989.08
     16673825                                     180                               176                             61800                       20061101               635.69                          61728.16
     16673826                                     180                               176                             33700                       20061107               327.32                          33653.82
     16673827                                     180                               176                             40800                       20061101               320.98                          40705.05
     16673829                                     180                               176                             39599                       20061101               441.92                          39563.19
     16673830                                     180                               176                             38319                       20061101               364.93                          38263.56
     16673832                                     180                               176                             25000                       20061101               235.73                          24962.83
     16673833                                     180                               176                             40397                       20061101               400.05                           40344.6
     16673834                                     180                               176                             65390                       20061101               647.56                          65305.16
     16673835                                     180                               176                             35400                       20061101               360.73                          35357.44
     16673836                                     180                               176                             51998                       20061101                519.9                          51932.38
     16673837                                     180                               176                             32200                       20061101               294.55                          32148.13
     16673838                                     180                               176                             45558                       20061101               421.01                          45486.53
     16673839                                     180                               176                             73200                       20061101               717.93                          73102.41
     16673840                                     180                               176                             41998                       20061101               399.96                          41937.26
     16673841                                     180                               176                             38998                       20061101               349.47                          38930.09
     16673842                                     180                               176                             27943                       20061101               309.11                          27917.02
     16673846                                     180                               176                            117870                       20061101              1056.24                         117669.72
     16673850                                     180                               176                             32019                       20061101               347.95                          31987.51
     16673851                                     180                               176                             39600                       20061101               311.54                          39507.84
     16673852                                     180                               176                             29835                       20061101               318.42                          29803.96
     16673857                                     180                               176                             45061                       20061101               383.02                          44973.58
     16673858                                     180                               176                             31622                       20061101               316.17                           31582.1
     16673859                                     180                               176                             56242                       20061101               567.72                          56172.93
     16673861                                     180                               176                             25077                       20061101               220.07                          25032.07
     16673862                                     180                               176                             41161                       20061101               391.99                          41101.46
     16673864                                     180                               176                             35459                       20061101               399.19                          33991.14
     16673865                                     180                               176                             37000                       20061101               335.01                          36938.76
     16673868                                     180                               176                             60491                       20061101               604.82                          60414.64
     16673870                                     180                               176                             64000                       20061101               697.57                          63388.62
     16673871                                     180                               176                             50005                       20061101               452.75                          49922.27
     16673874                                     180                               176                             77291                       20061101               671.16                          77148.78
     16673875                                     180                               176                             28795                       20061101               321.35                          28768.96
     16673876                                     180                               176                             41000                       20061101               378.89                          40935.68
     16673877                                     180                               176                             31932                       20061101               372.05                          31849.74
     16673878                                     180                               176                             41000                       20061101               378.89                          40935.68
     16673879                                     180                               176                             25000                       20061101                264.4                          24973.24
     16673880                                     180                               176                             32771                       20061101               272.58                          32702.54
     16673881                                     180                               176                             41000                       20061101               378.89                          40935.68
     16673882                                     180                               176                             30683                       20061101               354.47                          30658.22
     16673883                                     180                               176                             44320                       20061101               417.89                          44254.14
     16673884                                     180                               176                             45058                       20061101               446.21                          44999.56
     16673885                                     180                               176                             57000                       20061101               521.41                          56908.16
     16673886                                     180                               176                             78398                       20061101               851.95                          78250.82
     16673887                                     180                               176                             93805                       20061101              1019.38                          93712.74
     16673889                                     180                               176                             32000                       20061101               292.72                           31947.6
     16673891                                     180                               176                             39178                       20061101               471.98                          39150.56
     16673892                                     180                               176                             38560                       20061101               367.22                          38504.22
     16673894                                     180                               176                             25000                       20061101               274.11                           24976.1
     16673895                                     180                               176                             46990                       20061101                378.1                          46784.26
     16673896                                     180                               176                             31000                       20061101               238.37                          30924.05
     16673899                                     180                               176                             31086                       20061101               343.88                          31057.08
     16673900                                     180                               176                             61372                       20061101               567.14                          61275.77
     16673901                                     180                               176                             50284                       20061101               571.53                           49630.9
     16673903                                     180                               176                             29200                       20061101               224.53                          29128.45
     16673904                                     180                               176                             57983                       20061101               635.75                          57927.55
     16673906                                     180                               176                             52175                       20061101               501.81                          52101.58
     16673907                                     180                               176                             26700                       20061101               284.89                          26435.63
     16673909                                     180                               176                             33750                       20061101               327.81                          33703.74
     16673910                                     180                               176                             39120                       20061101               311.26                          39031.28
     16673911                                     180                               176                             86098                       20061101               902.22                          86003.36
     16673915                                     180                               176                             36464                       20061101                293.4                          36383.42
     16673916                                     180                               176                             25000                       20061101               247.58                          24967.55
     16673917                                     180                               176                             46390                       20061101               481.65                          46337.54
     16673919                                     180                               176                             25000                       20061101                283.9                          24978.64
     16673920                                     180                               176                             55238                       20061101               531.27                          55122.27
     16673922                                     180                               176                             25000                       20061101               224.03                          24623.97
     16673923                                     180                               176                             25000                       20061101               288.82                          24979.79
     16673925                                     180                               176                             25948                       20061101               266.91                          25917.83
     16673926                                     180                               176                             47200                       20061101               471.93                          47140.21
     16673927                                     180                               176                             32008                       20061115               326.17                          31979.45
     16673929                                     180                               176                             30298                       20061101                332.2                          30269.03
     16673930                                     180                               176                             40485                       20061101               381.73                          40424.86
     16673932                                     180                               176                             30898                       20061101               317.83                          30862.06
     16673933                                     180                               176                             27225                       20061101               290.57                          26906.08
     16673935                                     180                               176                             25000                       20061101               261.98                           24972.5
     16673938                                     180                               176                             54011                       20061101               499.12                          53926.29
     16673940                                     180                               176                             57600                       20061101               648.45                          57549.36
     16673941                                     180                               176                             53391                       20061101               401.11                           53253.4
     16673944                                     180                               176                             72243                       20061101               607.46                          72099.15
     16673945                                     180                               176                            100621                       20061101              1035.01                         100504.06
     16673946                                     180                               176                             44175                       20061101               379.54                          44039.81
     16673947                                     180                               176                             47876                       20061101               415.74                          47787.88
     16673948                                     180                               176                             30898                       20061101               336.78                          30589.59
     16673951                                     180                               176                             25000                       20061101               274.11                           24976.1
     16673952                                     180                               176                             31681                       20061101               263.51                          31616.24
     16673953                                     180                               176                             63135                       20061101               583.43                           62664.3
     16673954                                     180                               176                             84377                       20061101               925.15                          84296.29
     16673958                                     180                               176                             80174                       20061101               786.32                          80063.46
     16673959                                     180                               176                             53051                       20061101               465.57                          52955.91
     16673960                                     180                               176                             84000                       20061101               729.42                          83845.43
     16673963                                     180                               176                             32327                       20061101               286.69                          32270.56
     16673964                                     180                               176                             27598                       20061101               262.83                          27558.06
     16673965                                     180                               176                             28350                       20061101               246.18                          28243.12
     16673966                                     180                               176                             25000                       20061101               194.45                           24939.8
     16673968                                     180                               176                             38996                       20061101                327.9                          38918.36
     16673971                                     180                               176                             84435                       20061101               796.13                          84309.55
     16673973                                     180                               176                             82000                       20061101               719.61                          81853.07
     16673974                                     180                               176                             31785                       20061101               322.39                          31292.93
     16673975                                     180                               176                             25816                       20061101               184.95                           25742.4
     15554747                                     180                               161                             25000                       20050801                268.5                          23762.74
     15588585                                     360                               341                             10000                       20050801                76.89                           9877.28
     15588586                                     180                               161                             10000                       20050801                76.89                           9877.28
     15530741                                     180                               161                             26001                       20050801               228.18                          25765.22
     15530744                                     180                               161                             23399                       20050801               203.18                          23181.45
     16824829                                     180                               178                             40000                       20070101               473.95                          39985.35
     16824833                                     360                               358                            136000                       20070101              1425.14                          135925.5
     16824824                                     360                               358                            173950                       20070101              1822.82                         173855.36
     16824825                                     360                               357                            108000                       20061201               1102.5                            108000
     16824826                                     360                               358                             55845                       20070101               570.08                             55845
     16824827                                     360                               357                             55000                       20061201               576.34                           54954.9
     16824828                                     360                               358                             42840                       20070101                473.9                          42820.29
     16824830                                     360                               358                            120000                       20070101              1257.48                         119934.71
     16824832                                     180                               178                             70200                       20070101               708.61                          70157.33
     16824834                                     360                               358                            134000                       20070101              1126.74                         133867.66
     16824835                                     360                               358                            134000                       20070101              1225.75                         133893.03
     16824836                                     180                               179                            117000                       20070201              1158.64                         116962.61
     16824837                                     360                               358                            127200                       20070101              1332.92                         127130.81
     16824838                                     360                               358                             90000                       20070101               943.11                          89951.03
     15807568                                     360                               344                             22000                       20051101               184.83                          21815.77
     16802051                                     180                               177                             96000                       20061201               874.56                          95883.31
     16802070                                     180                               177                             55719                       20061201               627.27                          55682.48
     16802032                                     180                               178                             68000                       20070101               647.58                          67951.28
     16802063                                     180                               177                             32400                       20061201               333.27                          32371.91
     16802074                                     180                               178                            110000                       20070101              1173.98                         109943.41
     16802082                                     180                               177                             40600                       20061201               402.06                          40560.69
     16802092                                     180                               178                             80000                       20070101               822.89                          79953.99
     16802095                                     180                               178                             82000                       20070101               843.46                          81952.85
     16802103                                     180                               178                            117000                       20070101              1158.64                         116322.79
     16802105                                     180                               178                             90000                       20070101               960.53                           89953.7
     16802109                                     180                               178                            129000                       20070101              1351.79                         128929.81
     16802040                                     180                               176                             52485                       20061101               460.59                          52390.98
     16802047                                     180                               177                             91000                       20061201               950.07                          90924.53
     16802048                                     180                               177                            151000                       20061201              1489.58                         150852.24
     16802056                                     180                               177                             85000                       20061201               774.35                          84896.68
     16802060                                     180                               177                             47000                       20061201               501.61                          46963.54
     16802075                                     180                               178                             79000                       20070101                767.3                           78946.4
     16802073                                     180                               177                             93800                       20061201               892.57                          93698.51
     16802076                                     180                               177                            103000                       20061201              1079.33                         102915.53
     16802077                                     180                               178                             96600                       20070101               993.64                          96544.44
     16802078                                     180                               177                            107000                       20061201              1080.07                         106901.96
     16802079                                     180                               178                             33600                       20070101               319.98                          33575.93
     16802080                                     180                               177                             39260                       20061201               449.69                          39235.68
     16802081                                     180                               177                            119000                       20061201              1133.26                         118871.54
     16802083                                     180                               178                             75580                       20070101               719.77                          75525.85
     16802085                                     180                               178                             73000                       20070101               864.96                          72973.26
     16802087                                     180                               178                             44456                       20070101               544.39                          44441.49
     16802088                                     180                               178                             84504                       20070101               869.22                           84455.4
     16802089                                     180                               178                             42000                       20070101               407.93                          41971.51
     16802090                                     180                               178                            126000                       20070101               1312.5                            126000
     16802091                                     180                               178                             66000                       20070101               704.39                          65966.04
     16802093                                     180                               178                            105000                       20070101              1120.62                         104945.98
     16802094                                     180                               178                             57400                       20070101               568.43                          57363.13
     16802096                                     180                               178                            116000                       20070101              1170.92                         115929.48
     16802097                                     180                               178                             94000                       20070101               895.18                          93826.89
     16802098                                     180                               178                            114000                       20070101              1216.67                         113941.36
     16802099                                     180                               178                            158000                       20070101              1655.68                         157914.04
     16802100                                     180                               178                             53000                       20070101               514.77                          52964.05
     16802101                                     180                               178                            102000                       20070101               1010.1                         101934.49
     16802104                                     180                               178                             85000                       20070101               825.57                          84942.35
     16802106                                     180                               178                             79000                       20070101                767.3                           78946.4
     16802107                                     180                               178                             62000                       20070101                661.7                           61968.1
     16802108                                     180                               178                            133000                       20070101              1317.09                         132914.58
     16802110                                     180                               178                             86250                       20070101               920.51                          86205.63
     16802111                                     180                               178                             43000                       20070101               417.64                          42970.84
     16802112                                     180                               177                             69000                       20061201               670.17                          68929.47
     16802033                                     180                               177                            121500                       20061201              1249.76                         121394.67
     16802034                                     180                               177                             27000                       20061201               227.03                          26959.84
     16802036                                     180                               177                            122000                       20061201               1203.5                         121880.62
     16802037                                     180                               176                             85980                       20061101               783.28                          85840.03
     16802038                                     180                               177                             93900                       20061201               980.35                          93802.06
     16802039                                     180                               177                             77375                       20061201               693.36                          77276.81
     16802042                                     180                               177                            104000                       20061201               966.91                          103880.2
     16802043                                     180                               177                             71000                       20061201                660.1                          70918.22
     16802044                                     180                               178                             55000                       20070101               523.78                           54960.6
     16802045                                     180                               177                            111000                       20061201              1031.99                         110872.14
     16802046                                     180                               177                             44000                       20061201               369.98                          43934.54
     16802049                                     180                               177                             62000                       20061201                647.3                          61948.58
     16802050                                     180                               177                             83000                       20061201               756.13                          82899.11
     16802052                                     180                               177                             92000                       20061201               960.51                           91923.7
     16802053                                     180                               177                             63700                       20061201               592.23                          63626.64
     16802054                                     180                               177                             90000                       20061201               960.53                          89930.19
     16802057                                     180                               177                             69000                       20061201               641.51                          68920.52
     16802058                                     180                               177                            200000                       20061201              2018.82                         199816.75
     16802059                                     180                               177                             99400                       20061201               980.56                          99302.73
     16802061                                     180                               177                            130000                       20061201              1282.42                         129872.79
     16802062                                     180                               177                             92800                       20061201               845.41                          92687.19
     16802066                                     180                               177                             91000                       20061201               829.01                          90889.39
     16802068                                     180                               177                            148000                       20061201              1459.99                         147855.16
     16802069                                     180                               177                             42400                       20061201               442.67                          42364.84
     16802072                                     180                               177                            107250                       20061201              1103.19                            107157
     16794179                                     360                               346                             31832                       20060101               399.32                           31756.6
     16794203                                     360                               348                             37170                       20060301               484.89                          37108.42
     16794220                                     360                               346                             39000                       20060101               389.94                          38819.11
     16794233                                     360                               346                             37600                       20060101               412.27                          37467.03
     16794238                                     360                               346                             27000                       20060101               314.59                          26647.26
     16794348                                     360                               347                             59880                       20060201               667.41                          59879.85
     16794352                                     360                               347                             39930                       20060201               457.37                          39816.49
     16794355                                     360                               347                             70200                       20060201               804.08                           70000.6
     16794361                                     360                               347                             74600                       20060201               843.58                          72306.95
     16794364                                     360                               346                             41000                       20060101               520.78                          40979.16
     16794384                                     360                               349                             24000                       20060401               284.37                          23949.04
     16794403                                     360                               347                            124166                       20060201              1147.42                         112870.81
     16794503                                     360                               348                             45000                       20060301               562.44                             44995
     16794571                                     360                               350                             32251                       20060501               417.49                          32205.73
     16794585                                     360                               349                             34050                       20060401               423.75                          33988.93
     16794586                                     360                               349                             38650                       20060401               480.99                          38580.76
     16794587                                     360                               349                             21038                       20060401               274.45                          20942.69
     16794590                                     360                               349                             24600                       20060401               293.92                          24549.14
     16794591                                     360                               349                             24600                       20060401               293.92                          24549.14
     16794592                                     360                               349                             24600                       20060401               293.92                          24549.14
     16794598                                     360                               349                             36450                       20060401               453.62                          36384.59
     16794599                                     360                               349                             34550                       20060401               443.79                          34494.69
     16794608                                     360                               349                             52324                       20060401               573.71                          52181.02
     16794621                                     360                               350                             26000                       20060501               314.17                             26000
     16794645                                     360                               352                            101000                       20060701              1068.15                         100779.45
     16794686                                     360                               349                             31600                       20060401               374.42                          31532.88
     16794694                                     360                               350                             79900                       20060501                899.5                          79718.45
     16794729                                     360                               351                             50470                       20060601                678.7                          50415.25
     16794751                                     360                               351                             35000                       20060601               356.66                          34903.49
     16794788                                     360                               351                             54000                       20060601               399.38                             54000
     16794791                                     360                               352                             42120                       20060701               307.13                             42120
     16794829                                     360                               354                            322500                       20060901              4239.47                         322250.49
     16794862                                     360                               353                             14800                       20060801               175.37                          14780.41
     16795166                                     360                               345                             43400                       20051201               514.24                          43161.43
     16795189                                     360                               346                             21400                       20060101               231.61                           21379.5
     16795194                                     360                               345                             86000                       20051201              1070.25                          85784.55
     16795238                                     360                               346                             37200                       20060101               441.39                             37170
     16795279                                     360                               349                             49000                       20060401               541.04                             49000
     16795347                                     360                               354                             23000                       20060901               246.76                          22999.07
     16795394                                     360                               355                             39800                       20061001               417.07                          39744.99
     16795502                                     360                               346                             16300                       20060101                219.2                          16271.47
     16795543                                     360                               353                             30980                       20060801               444.82                          30960.19
     16795559                                     360                               353                             30600                       20060801                  459                             30600
     16795581                                     360                               347                             16800                       20060201               225.92                          16772.95
     16795593                                     360                               346                             83000                       20060101               983.44                           82771.7
     16795608                                     360                               350                             14600                       20060501               175.88                          14082.56
     16795630                                     360                               346                             12200                       20060101               144.55                          12166.49
     16795645                                     360                               345                             47250                       20051201               495.13                          46007.66
     16795649                                     360                               349                             33100                       20060401               327.79                          32977.87
     16795661                                     360                               346                             28200                       20060101               345.32                          28130.74
     16795666                                     360                               347                             21998                       20060201               247.16                          21969.99
     16795689                                     360                               344                             32400                       20051101               299.09                          31903.11
     16795782                                     360                               345                             27900                       20051201                239.7                          27693.32
     16795808                                     360                               350                             79460                       20060501               778.01                          79456.08
     16795811                                     360                               355                             86000                       20061001                921.2                          85859.52
     16795837                                     360                               344                             24750                       20051101               216.49                          24741.34
     16795916                                     360                               348                             53550                       20060301               489.84                          53260.44
     16795937                                     360                               347                             21300                       20060201               221.88                             21300
     16795941                                     360                               349                             74164                       20060401               825.81                             74091
     16795991                                     360                               344                             20000                       20051101               233.03                          19932.59
     16795998                                     360                               345                             17150                       20051201               199.82                          17090.33
     16796005                                     360                               345                             28000                       20051201               285.83                          27999.43
     16796039                                     360                               345                             19500                       20051201               193.11                          19391.28
     16796073                                     360                               346                             28800                       20060101               318.59                          28700.96
     16796104                                     360                               347                             44000                       20060201               495.35                          43867.74
     16796194                                     360                               346                             20550                       20060101               248.31                             20550
     16796229                                     360                               349                             37900                       20060401               434.06                          37881.63
     16796240                                     360                               351                             26950                       20060601                311.6                           26949.6
     16796274                                     360                               351                             43400                       20060601               689.58                          43376.86
     16796343                                     360                               353                             52960                       20060801               474.43                             52960
     16796353                                     360                               355                             66600                       20061001               637.52                          66523.44
     16796368                                     360                               355                             24260                       20061001               331.13                          24245.71
     16796389                                     360                               352                             43350                       20060701               587.32                          43309.72
     16796402                                     360                               353                            353700                       20060801              3979.13                            353700
     16793935                                     360                               346                            126000                       20060101              1094.12                         125061.44
     16794017                                     360                               344                             72000                       20051101               757.18                           71969.7
     16794054                                     360                               345                             34600                       20051201               339.35                          34417.64
     16794063                                     360                               346                             42000                       20060101                505.3                          41818.34
     16794070                                     360                               346                             62200                       20060101                 39.3                           3662.54
     16795290                                     360                               348                             67000                       20060301                663.5                             66729
     16795359                                     360                               355                            305000                       20061001              4320.83                            305000
     16795366                                     360                               355                             76965                       20061001              1098.35                             76965
     16795409                                     360                               356                            150000                       20061101              1644.66                         149772.58
     16795415                                     360                               356                             80000                       20061101                822.9                          79907.02
     16795418                                     360                               345                             25000                       20051201               240.49                          24561.11
     16795496                                     360                               347                             23500                       20060201               264.38                             23500
     16795500                                     360                               349                             17800                       20060401               242.76                          17790.14
     16795533                                     360                               346                             32780                       20060101               355.12                             32780
     16795612                                     360                               346                             25085                       20060101               214.19                          25076.27
     16795660                                     360                               345                             50300                       20051201               517.39                          50006.38
     16795677                                     360                               344                             38800                       20051101               391.66                           38462.3
     16795701                                     360                               346                             13600                       20060101               139.89                          13315.38
     16795714                                     360                               345                             58000                       20051201               630.28                          57445.22
     16795747                                     360                               346                             28750                       20060101               299.48                             28750
     16795759                                     360                               350                             37077                       20060501               332.15                           37076.9
     16795814                                     360                               349                             94200                       20060401               951.81                             94200
     16795899                                     360                               351                             25750                       20060601               329.92                          25749.93
     16795913                                     360                               348                             27000                       20060301               253.21                          25860.17
     16795933                                     360                               345                             29000                       20051201               270.95                          28901.68
     16795942                                     360                               346                             16000                       20060101               186.42                          15944.88
     16795989                                     360                               347                             48250                       20060201               381.98                             48250
     16796075                                     360                               346                             30500                       20060101               381.25                             30500
     16796083                                     360                               347                             34400                       20060201               380.54                          34290.73
     16796192                                     360                               350                             53928                       20060501               681.89                          53845.56
     16796315                                     360                               353                             33550                       20060801               354.81                          33486.26
     16796357                                     360                               352                             46100                       20060701               582.91                          45839.15
     16793903                                     360                               356                            440000                       20061101              4583.33                            440000
     16793964                                     360                               345                             24860                       20051201               243.26                          24843.96
     16794056                                     360                               345                             38200                       20051201                378.3                          37860.83
     16794058                                     360                               345                             43600                       20051201                430.2                          41298.74
     16794065                                     360                               345                             34990                       20051201               407.68                          34877.44
     16794106                                     360                               346                             30500                       20060101               343.37                          30339.96
     16794216                                     360                               347                             25400                       20060201               313.57                           25343.9
     16794222                                     360                               345                             11000                       20051201               121.69                          10559.09
     16794249                                     360                               347                             20600                       20060201               218.85                             20598
     16794356                                     360                               346                             33800                       20060101               397.29                          33752.28
     16794484                                     360                               347                             14025                       20060201               185.78                          14001.06
     16794524                                     360                               348                             22700                       20060301               251.11                          22581.86
     16794606                                     360                               350                             18540                       20060501                169.6                          18463.28
     16794695                                     360                               350                             21300                       20060501               299.35                          21278.31
     16794697                                     360                               352                             20600                       20060701               289.52                          20583.38
     16794709                                     360                               350                             10000                       20060501               108.67                           9974.61
     16794734                                     360                               350                             10780                       20060501               122.42                          10756.15
     16794747                                     360                               350                             45780                       20060501               597.21                          45717.61
     16794915                                     360                               355                             14600                       20061001               214.44                             14600
     16795073                                     360                               355                             21750                       20061001               325.58                          21741.78
     16795186                                     360                               347                             23225                       20060201               285.47                             23225
     16795204                                     360                               345                             45009                       20051201                468.6                          44985.56
     16795225                                     360                               346                             51100                       20060101               542.94                             51100
     16795230                                     360                               346                             19000                       20060101               229.51                          18994.17
     16795268                                     360                               348                             10860                       20060301               128.68                          10779.77
     16795272                                     360                               348                             11300                       20060301               133.89                          11267.59
     16795273                                     360                               348                             12000                       20060301               142.18                          11965.63
     16795282                                     360                               349                             15600                       20060401               194.14                          15572.03
     16795283                                     360                               349                             11600                       20060401               144.36                           11579.2
     16794079                                     360                               346                             58126                       20060101               659.33                           58069.6
     16794083                                     360                               346                             40000                       20060101               433.33                             40000
     16794092                                     360                               345                             30000                       20051201               374.44                          29955.02
     16794113                                     360                               348                             39400                       20060301               435.85                          39218.79
     16794148                                     360                               350                             25100                       20060501               327.44                          25069.36
     16794202                                     360                               347                             37100                       20060201               403.17                           36975.5
     16794218                                     360                               345                            139000                       20051201              1679.58                         138999.58
     16794270                                     360                               347                             25600                       20060201               303.33                          25521.31
     16794297                                     360                               349                             17550                       20060401               213.17                          17442.63
     16794310                                     360                               347                             33300                       20060201                441.1                          33243.18
     16794312                                     360                               347                             31500                       20060201                423.6                          31449.25
     16794313                                     360                               347                             29250                       20060201               387.46                          29199.99
     16794330                                     360                               355                              7500                       20061001                94.84                           7494.41
     16794331                                     360                               355                              7500                       20061001                94.84                           7494.41
     16794349                                     360                               347                             21500                       20060201               259.01                          19992.79
     16794357                                     360                               346                             53600                       20060101               585.59                             53540
     16794365                                     360                               347                             30000                       20060201               349.54                          29917.25
     16794366                                     360                               347                             30000                       20060201               349.54                          29919.33
     16794411                                     360                               347                             87800                       20060201               886.27                          87418.02
     16794482                                     360                               347                             31900                       20060201               338.94                             31900
     16794542                                     360                               349                            197000                       20060401               2102.5                         196415.62
     16794604                                     360                               349                             15000                       20060401               192.67                          14976.02
     16794646                                     360                               349                             53600                       20060401                753.3                          53539.41
     16794656                                     360                               350                             47600                       20060501                  619                          47539.01
     16794689                                     360                               350                             18600                       20060501               246.38                          18576.08
     16794700                                     360                               349                             10950                       20060401               150.57                          10936.47
     16794718                                     360                               350                             71800                       20060501               951.08                          71686.84
     16795026                                     360                               354                            429988                       20060901              5308.25                         429568.78
     16795183                                     360                               345                             59248                       20051201               690.03                             59145
     16795261                                     360                               348                             41980                       20060301               399.79                          41790.75
     16795313                                     360                               350                             17900                       20060501               237.11                          17876.95
     16795321                                     360                               352                             27500                       20060701               432.28                          27482.55
     16795328                                     360                               353                              9825                       20060801               151.09                           9820.29
     16795462                                     360                               346                             14090                       20060101               173.19                             14090
     16795480                                     360                               346                             16100                       20060101               165.61                           16031.1
     16795521                                     360                               346                             26300                       20060101               280.69                          26183.54
     16795623                                     360                               351                             21166                       20060601               297.65                             21166
     16795670                                     360                               346                             46135                       20060101               492.38                          45754.86
     16795702                                     360                               348                             39400                       20060301               449.27                          39209.12
     16795790                                     360                               348                             39750                       20060301               386.08                          39524.96
     16795878                                     360                               346                             22000                       20060101               201.67                             22000
     16795927                                     360                               352                             10650                       20060701               149.77                             10650
     16795980                                     360                               355                             67860                       20061001               684.99                          67755.33
     16795999                                     360                               344                             36000                       20051101                382.5                             36000
     16796044                                     360                               346                             38100                       20060101               428.92                          37976.09
     16796074                                     360                               346                             31000                       20060101               324.85                          30874.39
     16796077                                     360                               347                             78000                       20060201               728.12                          77554.69
     16796149                                     360                               346                             23600                       20060101               231.08                             23600
     16796166                                     360                               347                             38300                       20060201               343.21                          38080.12
     16796200                                     360                               349                             50000                       20060401               603.29                          49927.54
     16796205                                     360                               353                             29780                       20060801               303.46                          29716.82
     16796215                                     360                               349                             52000                       20060401               480.53                          51748.76
     16796230                                     360                               348                             41200                       20060301               488.17                          41103.96
     16796334                                     360                               353                              9680                       20060801               126.28                           9670.92
     16793936                                     360                               345                             48000                       20051201               498.44                             47850
     16794030                                     360                               345                             31200                       20051201               407.01                          31134.09
     16794036                                     360                               345                             74000                       20051201               876.81                          73780.48
     16794037                                     360                               347                             60000                       20060201               662.21                           59973.5
     16794040                                     360                               347                            133980                       20060201               1435.5                         133794.23
     16796272                                     360                               350                             29800                       20060501               318.04                           29720.1
     16796276                                     360                               352                             39800                       20060701               463.71                          39736.11
     16796279                                     360                               348                             40000                       20060301               533.33                             40000
     16796291                                     360                               349                             24520                       20060401               295.39                          24470.79
     16796296                                     360                               350                             19860                       20060501               208.11                          19698.53
     16796298                                     360                               349                             41000                       20060401               351.14                          40614.11
     16796299                                     360                               352                             45100                       20060701               507.72                          44946.32
     16796302                                     360                               351                             13200                       20060601               210.38                             13200
     16796304                                     360                               353                             34700                       20060801               346.86                          34686.12
     16796307                                     360                               353                             10500                       20060801               128.58                          10482.15
     16796310                                     360                               350                             33850                       20060501               504.22                             33850
     16796311                                     360                               352                             14800                       20060701               224.73                             13400
     16796312                                     360                               352                             14800                       20060701               233.11                             13900
     16796313                                     360                               352                             14800                       20060701               233.11                             13900
     16796314                                     360                               352                             14950                       20060701               233.11                             13900
     16796316                                     360                               352                             14800                       20060701               254.93                          13325.45
     16796317                                     360                               352                             14650                       20060701               238.91                             13900
     16796318                                     360                               352                             14650                       20060701               252.34                          13123.43
     16796319                                     360                               354                             29200                       20060901               360.68                          29096.88
     16796322                                     360                               355                              9950                       20061001               157.54                              9950
     16796331                                     360                               353                             28400                       20060801               384.77                          28377.08
     16796332                                     360                               354                             23000                       20060901               225.58                          22953.56
     16796333                                     360                               353                             31980                       20060801               360.02                          31928.97
     16796336                                     360                               354                             14400                       20060901                179.2                          14382.24
     16796340                                     360                               351                             51684                       20060601               643.19                          51600.59
     16796341                                     360                               355                             44200                       20061001               572.16                             44170
     16796344                                     360                               352                             54000                       20060701               500.62                          53999.63
     16796351                                     360                               354                             26750                       20060901               381.74                             26750
     16796352                                     360                               355                             81600                       20061001               902.66                          81504.66
     16796354                                     360                               355                             28000                       20061001               258.75                          27859.79
     16796355                                     360                               351                             29860                       20060601               359.72                          29811.56
     16796369                                     360                               355                             44000                       20061001               478.15                          43945.61
     16796373                                     360                               354                            200000                       20060901              2871.65                         199891.29
     16796374                                     360                               355                             75000                       20061001              1148.44                             75000
     16796379                                     360                               353                             68150                       20060801               861.72                          68078.44
     16796382                                     360                               353                             37850                       20060801                478.6                          37809.98
     16796384                                     360                               353                             40000                       20060801               574.34                          39974.37
     16796385                                     360                               356                             30700                       20061101               382.06                          30680.83
     16796390                                     360                               355                             45650                       20061001               469.56                          45397.97
     16796395                                     360                               355                             77850                       20061001              1224.52                             77850
     16796397                                     360                               355                             15750                       20061001               214.98                          15741.27
     16796400                                     360                               355                              8000                       20061001                98.76                            7989.4
     16796403                                     360                               354                             38950                       20060901               559.25                          38928.05
     16796404                                     360                               355                             39900                       20061001               398.94                          39836.74
     16796408                                     360                               355                            128000                       20061001                 1720                            128000
     16796409                                     360                               356                             23500                       20061101               342.71                             23500
     16796411                                     360                               352                             32600                       20060701               407.49                           32599.5
     16796413                                     360                               355                             11500                       20061001               127.21                          11455.68
     16796420                                     360                               354                             38600                       20060901               510.65                             38600
     16796421                                     360                               354                             37950                       20060901               502.05                             37950
     16796422                                     360                               355                             25000                       20061001                315.1                             25000
     16796427                                     360                               355                             17180                       20061001               272.02                             17180
     16796428                                     360                               355                             17180                       20061001               272.02                             17180
     16796430                                     360                               355                             31500                       20061001               288.75                             31500
     16796434                                     360                               355                             11550                       20061001               159.98                          11514.33
     16795880                                     360                               346                             35670                       20060101               460.73                          35669.74
     16795887                                     360                               344                             22050                       20051101               239.62                          21024.57
     16795888                                     360                               346                             24740                       20060101               216.48                             24740
     16795890                                     360                               346                             40000                       20060101               382.69                          39932.36
     16795892                                     360                               349                             52800                       20060401                  649                             52800
     16795894                                     360                               349                             29600                       20060401               312.99                          29457.99
     16795895                                     360                               345                             25400                       20051201                237.1                          25054.05
     16795897                                     360                               346                             29780                       20060101               316.41                             29780
     16795898                                     360                               348                             18680                       20060301               198.48                             18680
     16795900                                     360                               351                             29940                       20060601               366.63                          29894.14
     16795901                                     360                               351                             29940                       20060601               366.63                          29894.14
     16795902                                     360                               351                             29940                       20060601               366.63                          29894.14
     16795903                                     360                               351                             25050                       20060601               306.75                          25011.63
     16795904                                     360                               351                             25050                       20060601               306.75                          25011.63
     16795905                                     360                               351                             25050                       20060601               306.75                          25011.63
     16795906                                     360                               351                             25050                       20060601               306.75                          25011.63
     16795907                                     360                               348                             51800                       20060301               615.13                             51800
     16795909                                     360                               350                             52250                       20060501               391.88                             52250
     16795910                                     360                               345                             33100                       20051201               309.93                          33058.97
     16795915                                     360                               349                             67000                       20060401               721.57                          66805.57
     16795917                                     360                               347                             32350                       20060201               411.11                             32350
     16795918                                     360                               352                             13800                       20060701               203.76                          13790.97
     16795924                                     360                               349                             33555                       20060401               328.56                             33555
     16795925                                     360                               345                             36000                       20051201                  405                             36000
     16795926                                     360                               355                             13500                       20061001               165.32                          13481.98
     16795930                                     360                               345                             31400                       20051201               274.06                          31320.92
     16795931                                     360                               346                             29000                       20060101               300.22                          28821.17
     16795940                                     360                               348                             30500                       20060301               279.58                             30500
     16795943                                     360                               345                             27809                       20051201               318.64                             27809
     16795947                                     360                               347                             89600                       20060201               933.25                          89591.53
     16795948                                     360                               346                             27800                       20060101               330.13                             27800
     16795954                                     360                               351                             42850                       20060601               364.22                          42659.21
     16795956                                     360                               355                             40200                       20061001               345.38                          40104.69
     16795959                                     360                               346                             38250                       20060101               423.12                          38118.55
     16795967                                     360                               349                             25350                       20060401               237.66                             25350
     16795968                                     360                               355                             32850                       20061001               420.88                          32849.56
     16795969                                     360                               345                             16400                       20051201               168.69                          16243.32
     16795970                                     360                               350                             19800                       20060501               219.03                          19666.97
     16795972                                     360                               346                             36600                       20060101               320.25                             36600
     16795978                                     360                               353                             26000                       20060801               310.64                          25966.65
     16795981                                     360                               350                             35800                       20060501               372.76                          35785.08
     16795983                                     360                               347                             41800                       20060201                  418                             41800
     16795986                                     360                               348                             10675                       20060301               124.48                          10669.66
     16795988                                     360                               351                             11180                       20060601               160.71                             11180
     16795990                                     360                               345                             23000                       20051201               245.47                          22888.14
     16796023                                     360                               346                             27150                       20060101               265.74                          27139.37
     16796025                                     360                               347                             21942                       20060201               290.65                          21904.55
     16796026                                     360                               346                             19700                       20060101               210.25                          19624.45
     16796028                                     360                               346                             28750                       20060101               306.84                          28639.69
     16796030                                     360                               346                             43450                       20060101               389.24                             43450
     16796032                                     360                               345                             47950                       20051201               521.07                          47714.35
     16796033                                     360                               345                             52150                       20051201                701.3                          52051.64
     16796034                                     360                               346                             19650                       20060101               179.75                          19534.19
     16796035                                     360                               345                             32000                       20051201               341.53                          31867.66
     16796038                                     360                               346                            255000                       20060101              3071.96                         254336.61
     16796041                                     360                               345                             49950                       20051201               542.81                           49729.8
     16796042                                     360                               346                             23450                       20060101               218.91                           23309.3
     16796043                                     360                               346                             23450                       20060101               218.91                           23309.3
     16796045                                     360                               346                             11600                       20060101               132.87                          11450.67
     16796051                                     360                               346                             32950                       20060101               289.16                          32145.77
     16796052                                     360                               346                             30300                       20060101               323.38                          30183.77
     16796053                                     360                               346                             28000                       20060101               288.02                          27880.12
     16796055                                     360                               347                             80000                       20060201               832.64                          79933.35
     16796063                                     360                               347                            130000                       20060201               1583.6                         129936.63
     16796064                                     360                               346                             19850                       20060101               200.37                          19760.36
     16796065                                     360                               346                             19500                       20060101               219.53                          19436.53
     16796068                                     360                               346                             57400                       20060101                725.8                          57273.88
     16796069                                     360                               346                             28450                       20060101               266.72                             28450
     16796071                                     360                               346                             25600                       20060101               283.19                          25511.99
     16796076                                     360                               347                             12500                       20060201               150.59                          12469.94
     16796078                                     360                               346                             19800                       20060101               211.32                          19724.01
     16796080                                     360                               346                             39950                       20060101               449.75                          39799.21
     16796081                                     360                               346                             19700                       20060101               210.25                          19624.05
     16796085                                     360                               346                             77000                       20060101               718.79                          76569.53
     16796086                                     360                               346                             14800                       20060101               172.44                          14725.95
     16796087                                     360                               347                             66000                       20060201               866.25                             66000
     16796090                                     360                               347                             45300                       20060201               483.47                          45139.46
     16796094                                     360                               347                             30600                       20060201                338.5                          30133.12
     16796097                                     360                               347                             43350                       20060201               445.91                          43178.63
     16796098                                     360                               347                             46700                       20060201               480.37                          46515.37
     16796102                                     360                               347                             19250                       20060201               212.95                          19188.37
     16796103                                     360                               347                             29250                       20060201               432.14                          29215.38
     16796107                                     360                               347                             24000                       20060201                293.9                          23945.47
     16796110                                     360                               348                             36700                       20060301               456.73                          36627.71
     16796112                                     360                               348                             50700                       20060301                541.1                          50535.08
     16796114                                     360                               348                             40500                       20060301               471.88                          40400.04
     16796115                                     360                               350                             42350                       20060501                518.6                          42277.44
     16796116                                     360                               348                             41450                       20060301               434.36                           41307.5
     16796121                                     360                               349                             59950                       20060401               698.49                          59815.26
     16796122                                     360                               348                             26450                       20060301               272.07                          26353.97
     16796124                                     360                               349                             78450                       20060401               717.62                          78060.61
     16796125                                     360                               349                             27500                       20060401               309.09                          27474.64
     16796126                                     360                               350                             36450                       20060501               444.23                             36450
     16796127                                     360                               349                             27050                       20060401                304.3                          27049.31
     16796128                                     360                               350                             25600                       20060501               328.83                          25562.96
     16796129                                     360                               349                             28150                       20060401               372.88                           28109.9
     16796131                                     360                               349                             31500                       20060401               448.11                          30948.85
     16796133                                     360                               350                             27500                       20060501               358.75                          27389.54
     16796134                                     360                               350                             37750                       20060501               462.27                          37685.33
     16796140                                     360                               355                            120000                       20061001               1312.5                            120000
     16796143                                     360                               347                             63700                       20060201               642.99                          63389.65
     16796144                                     360                               350                             53250                       20060501                487.1                          53029.34
     16796146                                     360                               354                             45200                       20060901               456.25                          45115.96
     16796150                                     360                               346                             78300                       20060101               897.19                             78300
     16796151                                     360                               347                             42550                       20060201               398.91                             42550
     16796152                                     360                               348                             41700                       20060301               390.94                             41700
     16796155                                     360                               349                             19800                       20060401               207.48                          19712.74
     16796156                                     360                               349                             43000                       20060401               475.67                          42885.74
     16796159                                     360                               352                             26600                       20060701               349.12                           26599.9
     16796164                                     360                               347                             33050                       20060201               372.07                          32904.04
     16796165                                     360                               347                             33650                       20060201               352.62                          32722.84
     16796170                                     360                               349                             51950                       20060401               544.38                          51766.92
     16796171                                     360                               349                             59550                       20060401               533.63                          59239.99
     16796172                                     360                               351                             33650                       20060601               378.82                          33565.96
     16796173                                     360                               349                             47950                       20060401               530.42                          47822.68
     16796174                                     360                               353                             38750                       20060801               406.06                          38673.55
     16796175                                     360                               353                             37850                       20060801               396.63                          37774.92
     16796187                                     360                               348                             10300                       20060301                98.09                          10253.63
     16796188                                     360                               350                             35250                       20060501               396.84                          35169.89
     16796198                                     360                               347                             38800                       20060201               444.58                             38800
     16796201                                     360                               355                             44000                       20061001               527.08                             44000
     16796202                                     360                               347                             46350                       20060201               476.76                          46166.88
     16796204                                     360                               349                             56000                       20060401               512.25                          55744.26
     16796209                                     360                               349                            148000                       20060401              1865.42                            148000
     16796210                                     360                               351                             30400                       20060601                  342                             30400
     16796212                                     360                               348                             37980                       20060301               371.31                          37920.53
     16795992                                     360                               345                             11200                       20051201               106.67                          11135.92
     16795993                                     360                               350                             82650                       20060501               1012.1                           82430.6
     16795994                                     360                               345                             43700                       20051201               441.12                          43487.29
     16795995                                     360                               344                             45400                       20051101                449.6                          45150.25
     16795996                                     360                               345                             20950                       20051201               195.57                           20823.9
     16795997                                     360                               345                             34550                       20051201               438.85                          34532.44
     16796000                                     360                               344                             54550                       20051101               659.15                             54550
     16796003                                     360                               345                             20850                       20051201               242.93                          20784.55
     16796004                                     360                               345                             19700                       20051201               225.65                          19609.16
     16796006                                     360                               345                             22300                       20051201                225.1                          22181.28
     16796007                                     360                               346                             22800                       20060101               297.43                          22741.47
     16796008                                     360                               345                             38500                       20051201                  385                             38500
     16796010                                     360                               345                             75600                       20051201                913.5                             75600
     16796011                                     360                               345                             74600                       20051201               901.42                             74600
     16796012                                     360                               345                             38000                       20051201               398.21                          37834.07
     16796014                                     360                               345                             47950                       20051201               484.02                          47716.79
     16796015                                     360                               345                             35950                       20051201               383.68                          35801.11
     16796016                                     360                               346                             37750                       20060101               369.47                          37733.06
     16796020                                     360                               345                             37700                       20051201               469.17                          37605.52
     16796021                                     360                               345                             25900                       20051201               286.51                           25790.1
     16796216                                     360                               349                             32500                       20060401               321.61                             32500
     16796218                                     360                               349                             64120                       20060401               734.71                             64120
     16796219                                     360                               349                             69000                       20060401               790.63                             69000
     16796221                                     360                               348                             34000                       20060301               389.44                          33908.33
     16796222                                     360                               348                             23000                       20060301               282.71                             23000
     16796227                                     360                               348                             16408                       20060301               146.99                             16408
     16796232                                     360                               356                             41700                       20061101               616.81                             41700
     16796234                                     360                               350                             34250                       20060501               381.74                             34250
     16796237                                     360                               355                             31000                       20061001               324.85                          30957.18
     16796239                                     360                               350                             32000                       20060501                  410                             32000
     16796242                                     360                               353                             48200                       20060801               617.56                             48200
     16796244                                     360                               354                             42600                       20060901               403.81                             42600
     16796246                                     360                               350                             55000                       20060501               706.45                          54920.66
     16796247                                     360                               353                             46000                       20060801               490.94                          45914.96
     16796248                                     360                               347                             25200                       20060201               235.35                          25103.96
     16796255                                     360                               349                             59600                       20060401                  596                             59600
     16796256                                     360                               352                             67600                       20060701               837.96                             67600
     16796257                                     360                               348                             36000                       20060301                419.8                           35983.2
     16796258                                     360                               356                             31350                       20061101               388.61                             31350
     16796259                                     360                               350                             26000                       20060501               333.96                          25949.34
     16796260                                     360                               349                             37500                       20060401               421.88                             37500
     16796263                                     360                               350                             62000                       20060501                697.5                             62000
     16796264                                     360                               352                             47950                       20060701               594.38                             47950
     16796265                                     360                               355                             25000                       20061001               312.34                           24987.5
     16796269                                     360                               354                             32850                       20060901               455.02                          32829.31
     16795710                                     360                               344                             55750                       20051101               428.67                          55179.94
     16795711                                     360                               344                             25000                       20051101               252.35                          24869.77
     16795716                                     360                               347                             37750                       20060201                359.5                          37565.07
     16795718                                     360                               347                             37550                       20060201                357.6                          37334.24
     16795719                                     360                               349                             46800                       20060401               582.41                          46704.27
     16795720                                     360                               349                             46800                       20060401               582.41                          46704.37
     16795721                                     360                               349                             23287                       20060401               275.87                          23231.05
     16795724                                     360                               344                             57200                       20051101               464.75                             57200
     16795725                                     360                               344                             45650                       20051101                361.4                             45650
     16795730                                     360                               345                             22450                       20051201               238.53                             22450
     16795734                                     360                               345                             39200                       20051201               358.58                          38951.43
     16795737                                     360                               346                             41350                       20060101               258.44                             41350
     16795741                                     360                               350                             25100                       20060501               347.67                          25072.92
     16795742                                     360                               351                             25100                       20060601               362.94                          25079.72
     16795743                                     360                               345                             23500                       20051201               253.93                             23440
     16795751                                     360                               350                             36750                       20060501               191.41                             36750
     16795756                                     360                               346                             11650                       20060101               130.85                          11631.02
     16795763                                     360                               347                             38350                       20060201               357.99                          38035.59
     16795765                                     360                               347                             15600                       20060201               157.29                             15100
     16795771                                     360                               347                             24525                       20060201               260.58                             24525
     16795772                                     360                               346                             88400                       20060101               991.08                           88096.2
     16795773                                     360                               349                             43700                       20060401                446.1                             43700
     16795774                                     360                               353                             41200                       20060801               431.73                          41119.53
     16795779                                     360                               344                             39900                       20051101               372.46                           39642.8
     16795780                                     360                               345                             25200                       20051201               254.37                          25077.52
     16795096                                     360                               356                             28600                       20061101               387.29                             28600
     16795097                                     360                               356                             27100                       20061101               366.98                             27100
     16795109                                     360                               356                            249200                       20061101              3300.95                          248939.5
     16795144                                     360                               344                             25935                       20051101               334.22                          25875.47
     16795149                                     360                               346                             44990                       20060101               598.73                          44905.09
     16795152                                     360                               344                             70000                       20051101               656.25                             70000
     16795153                                     360                               345                             30200                       20051201               393.96                          30136.28
     16795154                                     360                               344                             16980                       20051101               229.94                             16980
     16795157                                     360                               347                             16000                       20060201               186.86                          15464.36
     16795158                                     360                               344                             68123                       20051101               624.46                             68123
     16795160                                     360                               345                            104000                       20051201               1137.5                            104000
     16795164                                     360                               345                             58000                       20051201               640.42                             58000
     16795168                                     360                               345                             32665                       20051201               387.04                          31505.04
     16795178                                     360                               345                             66000                       20051201                632.5                             66000
     16795179                                     360                               346                             23490                       20060101               308.31                             23490
     16795181                                     360                               346                             36000                       20060101               352.43                          35992.45
     16795184                                     360                               345                             32980                       20051201               343.26                          32952.52
     16795192                                     360                               346                             90000                       20060101               978.03                          89673.09
     16795195                                     360                               346                             34500                       20060101                290.1                          31828.21
     16795196                                     360                               345                             18800                       20051201               186.18                          18703.48
     16795205                                     360                               346                             66000                       20060101                577.5                             66000
     16795206                                     360                               345                             37400                       20051201               381.63                             37384
     16795214                                     360                               346                             85000                       20060101               814.58                             85000
     16795218                                     360                               346                             43150                       20060101               467.26                           43131.3
     16795223                                     360                               346                             18000                       20060101                  180                             18000
     16795229                                     360                               346                             19050                       20060101               244.69                          19010.48
     16795232                                     360                               346                             67935                       20060101               904.08                          67806.19
     16795234                                     360                               346                             28480                       20060101               332.27                             28480
     16795237                                     360                               346                             42000                       20060101               446.25                             42000
     16795248                                     360                               347                             62800                       20060201                664.7                          62560.06
     16795249                                     360                               347                             66000                       20060201               591.43                          65612.48
     16795250                                     360                               347                             38500                       20060201               505.31                             38500
     16795256                                     360                               349                             89101                       20060401              1073.39                          88922.15
     16795262                                     360                               348                             66000                       20060301               673.75                             66000
     16795263                                     360                               347                             65000                       20060201               754.69                          64688.03
     16795264                                     360                               347                             10085                       20060201               115.51                          10056.42
     16795265                                     360                               347                             36900                       20060201               414.58                          36851.79
     16795269                                     360                               347                             86000                       20060201               770.65                          85506.34
     16795270                                     360                               347                             11700                       20060201               136.32                             11661
     16795274                                     360                               349                             50400                       20060401                  462                             50400
     16795278                                     360                               348                             62400                       20060301               690.27                          61994.37
     16795281                                     360                               349                             24800                       20060401               323.53                          24762.47
     16795286                                     360                               348                             91800                       20060301              1070.79                          91781.79
     16795287                                     180                               168                             32700                       20060301               408.37                          31924.55
     16795288                                     360                               349                             13980                       20060401               190.82                          13962.25
     16795289                                     360                               349                             37000                       20060401               416.54                          36838.99
     16795292                                     360                               348                             23400                       20060301               254.29                           23327.9
     16795293                                     360                               348                             67000                       20060301               754.27                           66815.3
     16795294                                     360                               349                             10800                       20060401                139.8                          10783.17
     16795295                                     360                               349                             10000                       20060401               129.45                           9984.46
     16795296                                     360                               348                             12600                       20060301               139.38                          12562.66
     16795297                                     360                               348                             31125                       20060301               406.03                          31019.21
     16795299                                     360                               348                             63800                       20060301               664.58                             63800
     16795300                                     360                               349                             31800                       20060401               404.13                             31800
     16795301                                     360                               348                             12500                       20060301               158.06                          12476.73
     16795303                                     360                               348                             12500                       20060301               158.06                           12466.4
     16795304                                     360                               348                             22233                       20060301               220.17                          22143.13
     16795305                                     360                               348                             20000                       20060301               244.91                          19734.11
     16795307                                     360                               349                             33300                       20060401               431.81                             32900
     16795310                                     360                               349                             28900                       20060401               336.72                          28819.08
     16795311                                     360                               350                             32000                       20060501               366.54                           31916.8
     16795312                                     360                               352                             43725                       20060701               573.55                          43698.89
     16795314                                     360                               350                             11980                       20060501               165.95                          11897.65
     16795315                                     360                               351                            189500                       20060601              2510.15                         189282.15
     16795318                                     360                               352                            450000                       20060701              5624.99                            449999
     16795333                                     360                               353                             44960                       20060801               423.93                          44841.45
     16795339                                     360                               354                             68400                       20060901               669.15                           68339.2
     16795342                                     360                               354                             96000                       20060901                  830                             96000
     16795343                                     360                               354                             22000                       20060901               343.75                             22000
     16795356                                     360                               354                             75010                       20060901               984.51                             75010
     16795367                                     360                               355                             12050                       20061001               186.53                          12046.09
     16795368                                     360                               355                             14900                       20061001               213.94                           14893.3
     16795369                                     360                               354                             49000                       20060901               537.25                             48929
     16795373                                     360                               355                              8500                       20061001               109.18                           8494.06
     16795382                                     360                               355                             77700                       20061001              1157.41                             77700
     16795388                                     360                               355                             30400                       20061001                312.7                          30355.63
     16795390                                     360                               355                             30000                       20061001               379.33                          29977.81
     16795401                                     360                               356                             80000                       20061101                947.9                           79940.7
     16795408                                     360                               355                             12900                       20061001                142.7                            8900.9
     16795414                                     360                               356                             70100                       20061101                694.2                          70009.07
     16795416                                     360                               356                             29700                       20061101               411.46                           29699.5
     16795419                                     360                               345                             86705                       20051201               722.54                             86705
     16795420                                     360                               345                             21600                       20051201               222.18                          21496.78
     16795423                                     360                               346                             58600                       20060101                659.7                           58371.2
     16795424                                     360                               347                             19450                       20060201               271.49                          19449.86
     16795425                                     360                               345                             19450                       20051201               239.07                             19450
     16795427                                     360                               351                             13600                       20060601               158.46                          13575.24
     16795429                                     360                               347                             33000                       20060201                  323                          32986.94
     16795431                                     360                               348                             29600                       20060301               309.74                             29152
     16795432                                     360                               346                             28600                       20060101               288.69                          28470.91
     16795437                                     360                               348                             21950                       20060301               214.84                           21941.4
     16795442                                     360                               350                             27950                       20060501               317.35                             27950
     16795443                                     360                               350                             34100                       20060501               380.07                             34100
     16795445                                     360                               353                             38350                       20060801                459.4                             38350
     16795452                                     360                               347                             24950                       20060201               280.88                          24875.09
     16795454                                     360                               350                             25500                       20060501                262.2                          25425.56
     16795455                                     360                               350                             23980                       20060501               307.24                             23980
     16795461                                     360                               350                             34100                       20060501               340.95                          33989.18
     16795466                                     360                               352                             29800                       20060701               388.01                          29799.02
     16795468                                     360                               345                             24300                       20051201               273.13                          24278.13
     16795469                                     360                               345                             39200                       20051201               408.33                             39200
     16795470                                     360                               346                             60150                       20060101               665.38                          59915.47
     16795475                                     360                               348                             42800                       20060301               515.61                           42402.1
     16795478                                     360                               349                             25800                       20060401               225.75                             25800
     16795482                                     360                               346                             20998                       20060101               234.39                          20834.23
     16795485                                     360                               350                             53300                       20060501               416.41                             53300
     16795489                                     360                               347                             30400                       20060201               336.28                          30303.59
     16795490                                     360                               347                             23000                       20060201               290.82                          22953.45
     16795491                                     360                               347                            150000                       20060201              1148.77                         101176.19
     16795492                                     360                               350                             35980                       20060501               371.04                             35980
     16795494                                     360                               344                             20800                       20051101                  221                             20800
     16795497                                     360                               350                             27100                       20060501               329.16                          27052.23
     16795506                                     360                               355                             64500                       20061001               806.25                             64500
     16795508                                     360                               344                             25980                       20051101               287.39                          25876.83
     16795509                                     360                               344                             30180                       20051101               298.87                          30013.38
     16795511                                     360                               345                             98000                       20051201               989.22                          97523.64
     16795514                                     360                               346                             42550                       20060101               505.24                          42546.32
     16795515                                     360                               348                             22200                       20060301               249.75                             22200
     16795516                                     360                               346                             65150                       20060101               556.47                          65147.93
     16795523                                     360                               356                             38000                       20061101               316.67                             38000
     16795530                                     360                               346                             29250                       20060101               306.51                          28212.33
     16795538                                     360                               352                            110000                       20060701              1184.66                          109723.9
     16795540                                     360                               345                             10500                       20051201               130.67                          10473.69
     16795542                                     360                               348                             24000                       20060301               293.89                          23933.33
     16795544                                     360                               345                             21300                       20051201               227.33                          21201.86
     16795545                                     360                               346                             28000                       20060101               309.74                           27903.7
     16795548                                     360                               346                             31150                       20060101                338.5                          31036.97
     16795551                                     360                               343                            111800                       20051001              1085.26                          109668.5
     16795553                                     360                               346                             69400                       20060101               737.38                             69400
     16795561                                     360                               346                             41100                       20060101               393.87                          41099.81
     16795564                                     360                               346                             39650                       20060101               371.58                          39634.85
     16795568                                     360                               346                             17400                       20060101               195.88                           17343.5
     16795573                                     360                               344                             26980                       20051101               286.66                             26980
     16795574                                     360                               350                             25600                       20060501                  288                             25600
     16795577                                     360                               353                             40000                       20060801               497.79                          39954.43
     16795579                                     360                               346                             25100                       20060101                287.5                          25022.77
     16795580                                     360                               346                             19700                       20060101               229.53                          19591.42
     16795584                                     360                               348                             22200                       20060301               240.24                          22175.98
     16795586                                     360                               345                             41150                       20051201               353.54                          40830.72
     16795588                                     360                               346                             34350                       20060101               336.34                             34350
     16795598                                     360                               350                             40380                       20060501               478.45                          40302.52
     16795599                                     360                               346                             39350                       20060101               376.14                          39249.66
     16795600                                     360                               348                             31550                       20060301               308.93                             31550
     16795788                                     360                               346                             39550                       20060101               369.19                           39218.2
     16795791                                     360                               349                             41600                       20060401               396.17                           41429.1
     16795792                                     360                               349                             25400                       20060401               295.94                          25338.49
     16795798                                     360                               346                             50000                       20060101               447.91                           49999.7
     16795800                                     360                               346                             46000                       20060101                  460                             46000
     16795801                                     360                               346                             46500                       20060101                  465                             46500
     16795802                                     360                               347                             29150                       20060201               273.27                           29149.1
     16795803                                     360                               347                             29650                       20060201               277.97                             29650
     16795804                                     360                               347                             26150                       20060201               223.36                             26150
     16795812                                     360                               347                             45400                       20060201               529.67                             45400
     16795817                                     360                               345                             24350                       20051201               250.47                          23970.31
     16795821                                     360                               344                             53950                       20051101                539.5                           53949.5
     16795828                                     360                               348                             31800                       20060301               331.31                          31182.29
     16795840                                     360                               353                             36100                       20060801               336.99                          35999.09
     16795842                                     360                               346                             60000                       20060101                  650                             60000
     16795845                                     360                               355                             22350                       20061001               330.59                             22350
     16795851                                     360                               348                             20350                       20060301               199.26                             20350
     16795852                                     360                               351                             26000                       20060601               316.72                          25987.32
     16795856                                     360                               346                             67800                       20060101                579.1                          67797.36
     16795858                                     360                               350                             39400                       20060501               385.79                             39400
     16795859                                     360                               350                             39250                       20060501               383.82                          39198.24
     16795863                                     360                               346                             33780                       20060101               380.03                             33780
     16795867                                     360                               348                             16501                       20060301               116.67                          10181.83
     16795873                                     360                               347                             75000                       20060201               859.06                          74786.98
     16795874                                     360                               353                             25000                       20060801                252.6                             25000
     16795602                                     360                               348                             21840                       20060301               267.44                          21554.07
     16795613                                     360                               347                             51980                       20060201               564.86                          51804.67
     16795614                                     360                               348                             25600                       20060301               293.33                             25600
     16795619                                     360                               348                             13000                       20060301               186.88                             13000
     16795620                                     360                               348                             13000                       20060301               186.88                             13000
     16795624                                     360                               345                             33450                       20051201               348.44                             33450
     16795628                                     360                               348                             13800                       20060301               155.25                             13800
     16795631                                     360                               347                             50000                       20060201                  583                          49971.67
     16795639                                     360                               350                             62200                       20060501               719.19                             62200
     16795640                                     360                               346                             35000                       20060101               415.63                             35000
     16795641                                     360                               348                             34000                       20060301               292.11                          33787.85
     16795644                                     360                               351                             60000                       20060601                  650                             60000
     16795646                                     360                               348                             23900                       20060301               278.57                           23877.7
     16795651                                     360                               346                             14850                       20060101               163.88                           14841.8
     16795655                                     360                               345                             30550                       20051201               299.13                           30549.4
     16795659                                     360                               346                             25000                       20060101               252.35                          24747.67
     16795663                                     360                               346                             32080                       20060101               392.84                           32001.1
     16795664                                     360                               349                             26263                       20060401               290.52                          26128.21
     16795665                                     360                               345                             26000                       20051201               318.38                          25931.17
     16795668                                     360                               345                             40300                       20051201               391.42                          40081.93
     16795671                                     360                               346                             17790                       20060101               182.99                          17713.91
     16795672                                     360                               347                             25598                       20060201               258.39                          25491.21
     16795673                                     360                               347                             18990                       20060201               210.07                          18929.66
     16795676                                     360                               345                             96100                       20051201               940.98                             96100
     16795680                                     360                               345                             31500                       20051201               342.31                          31361.07
     16795681                                     360                               344                             47950                       20051101               539.81                          47733.57
     16795683                                     360                               344                             27550                       20051101               326.23                          27471.71
     16795685                                     360                               344                             42900                       20051101               433.04                          42676.39
     16795686                                     360                               345                             31000                       20051201               336.88                          30851.25
     16795687                                     360                               345                             43250                       20051201               374.29                           42775.5
     16795691                                     360                               344                             35950                       20051101               362.89                          35762.55
     16795696                                     360                               346                             17800                       20060101               214.43                          17753.76
     16795697                                     360                               346                             28500                       20060101               362.19                             28500
     16795699                                     360                               347                             13000                       20060201               154.03                          12967.05
     16795704                                     360                               345                             38700                       20051201               314.44                             38700
     16795708                                     360                               349                             16150                       20060401               158.07                          16143.67
     16795709                                     360                               355                             93000                       20061001                  930                             93000
     16794716                                     360                               350                             36000                       20060501               462.41                             35948
     16794717                                     360                               350                             28833                       20060501               370.35                          28791.38
     16794719                                     360                               350                             19400                       20060501               268.72                          19379.03
     16794720                                     360                               350                             21000                       20060501               290.89                          20977.23
     16794721                                     360                               350                             20000                       20060501               277.03                          19978.41
     16794722                                     360                               350                              7500                       20060501                89.61                           7452.13
     16794723                                     360                               350                             18700                       20060501               238.33                          18625.37
     16794724                                     360                               350                             22600                       20060501                247.8                          22544.16
     16794725                                     360                               350                             21240                       20060501               263.29                             21240
     16794726                                     360                               350                             19998                       20060501               244.89                          19963.68
     16794728                                     360                               350                             41051                       20060501               466.17                          40960.32
     16794730                                     360                               350                             36000                       20060501               524.22                          35968.29
     16794731                                     180                               170                             12000                       20060501               163.87                          11777.53
     16794732                                     360                               350                             57170                       20060501                768.8                          57100.61
     16794733                                     360                               350                             46362                       20060501               623.46                          46305.72
     16794735                                     360                               350                             73000                       20060501               937.66                          72852.58
     16794736                                     360                               350                             73000                       20060501               937.66                          72852.58
     16794737                                     360                               350                             17775                       20060501               267.89                          17761.49
     16794742                                     360                               355                             26000                       20061001               362.77                          25986.83
     16794743                                     360                               354                             53200                       20060901               801.77                          53176.52
     16794836                                     360                               356                             36998                       20061101               566.53                             36998
     16794837                                     360                               356                             28380                       20061101               424.82                          28353.74
     16794845                                     360                               354                             33650                       20060901               472.92                          33629.98
     16794852                                     360                               355                             59400                       20061001               858.92                          59374.04
     16794856                                     360                               356                             48800                       20061101               675.96                          48779.74
     16794863                                     360                               352                            350000                       20060701              4848.02                         349701.79
     16794872                                     360                               354                              8800                       20060901               118.34                           8736.97
     16794876                                     360                               356                             81335                       20061101               813.22                          81232.37
     16794878                                     360                               354                             30600                       20060901               568.91                          30511.47
     16794927                                     360                               354                            299000                       20060901              3307.54                         298403.95
     16794935                                     360                               355                            250000                       20061001              2708.33                            250000
     16794956                                     360                               355                             29945                       20061001                439.1                          29932.63
     16794964                                     360                               356                             16500                       20061101               240.41                             16485
     16794967                                     360                               353                             24600                       20060801               343.24                          24582.28
     16794975                                     360                               354                             22500                       20060901               345.99                          22490.91
     16795008                                     360                               355                             37600                       20061001               475.44                           37572.1
     16795022                                     360                               356                            295000                       20061101              3263.29                         294725.75
     16795025                                     360                               355                             94400                       20061001               971.02                          94262.17
     16795030                                     360                               355                             17500                       20061001               200.52                             17500
     16795035                                     360                               356                              7500                       20061101                94.84                           7495.56
     16795041                                     360                               354                             13190                       20060901                173.4                          13179.73
     16795050                                     360                               356                            105800                       20061101              1129.16                         105632.34
     16795072                                     360                               356                             39400                       20061101               401.49                          39352.41
     16795080                                     360                               356                             44800                       20061101               634.67                             44800
     16795088                                     360                               356                             14790                       20061101               218.38                          14785.29
     16795094                                     360                               356                             21700                       20061101               300.58                          21690.99
     16794753                                     360                               353                            329000                       20060801              3598.44                            329000
     16794755                                     360                               350                             42200                       20060501                533.6                          42135.46
     16794757                                     360                               351                             63000                       20060601               741.56                             63000
     16794759                                     360                               351                             46350                       20060601               586.08                          46286.56
     16794760                                     360                               351                             67000                       20060601               820.46                          66897.24
     16794761                                     360                               351                             21600                       20060601               332.15                           21586.6
     16794771                                     360                               351                             60185                       20060601               726.99                             60165
     16794773                                     360                               351                             40380                       20060601               502.52                          40321.55
     16794776                                     360                               351                            125000                       20060601              1680.95                         124864.39
     16794781                                     360                               352                             15980                       20060701                214.9                          15964.64
     16794783                                     360                               352                             18600                       20060701               250.13                          18582.12
     16794784                                     360                               352                             25800                       20060701               346.95                          25775.27
     16794789                                     360                               351                             25100                       20060601               312.37                          25063.62
     16794796                                     360                               353                             18250                       20060801               223.49                          18228.44
     16794813                                     360                               352                             34000                       20060701               478.13                             34000
     16794814                                     360                               352                             36000                       20060701               440.85                          35951.18
     16794819                                     360                               352                            179000                       20060701              1864.58                            179000
     16794824                                     360                               354                            250000                       20060901              3011.72                          249734.4
     16793900                                     360                               344                             20600                       20051101               202.04                          20483.65
     16793902                                     360                               348                             51000                       20060301               624.53                           50755.8
     16793907                                     360                               345                             14400                       20051201               153.69                           13824.8
     16793908                                     360                               345                             11850                       20051201               126.48                          11156.45
     16793909                                     360                               345                             14400                       20051201               153.69                          13850.09
     16793910                                     360                               349                             23200                       20060401               261.18                          23141.72
     16793911                                     360                               346                             27000                       20060101               319.92                          26925.65
     16793919                                     360                               344                             23000                       20051101               220.42                             23000
     16793924                                     360                               345                            161200                       20051201              1673.66                         160477.23
     16793927                                     360                               345                             71000                       20051201               703.11                          69177.68
     16793934                                     360                               346                             85980                       20060101               876.14                          85602.15
     16793938                                     360                               349                             12780                       20060401                141.9                          12613.23
     16793940                                     360                               344                             26000                       20051101               256.63                          25662.68
     16793944                                     360                               346                             14900                       20060101               163.37                          14830.33
     16793945                                     360                               346                             18780                       20060101               200.84                          18362.25
     16793949                                     360                               346                             20980                       20060101               226.79                          20735.52
     16793950                                     360                               346                             18780                       20060101               200.72                          18351.69
     16793952                                     360                               345                             42280                       20051201                418.7                          42063.05
     16793955                                     360                               344                             38800                       20051101               444.42                          38661.99
     16793959                                     360                               345                             21510                       20051201               217.34                             21510
     16793965                                     360                               346                             24860                       20060101                243.2                           24837.8
     16793966                                     360                               345                             45000                       20051201               511.02                          44846.51
     16793967                                     360                               346                             16950                       20060101               204.78                          16947.59
     16793968                                     360                               345                              7500                       20051201                89.82                           7433.71
     16793971                                     360                               345                             53200                       20051201               554.17                             53200
     16793972                                     360                               344                             16500                       20051101               195.94                             16500
     16793975                                     360                               345                              9990                       20051201                116.4                           9398.52
     16793977                                     360                               346                             41200                       20060101               497.59                          41180.09
     16793986                                     360                               353                             85450                       20060801               813.77                           85230.7
     16793988                                     360                               347                             40000                       20060201               497.79                          39905.02
     16793989                                     360                               349                             47100                       20060401                671.5                           47049.8
     16793990                                     360                               347                             16790                       20060201               187.14                             16790
     16793993                                     360                               349                             15690                       20060401               195.26                          15661.89
     16793994                                     360                               345                             35400                       20051201               350.31                             35400
     16793998                                     360                               344                             27450                       20051101               348.84                             27450
     16793999                                     360                               347                             17562                       20060201               187.44                          17479.47
     16794000                                     360                               351                             26470                       20060601                  298                          26416.13
     16794004                                     360                               348                             23577                       20060301               224.53                          23470.87
     16794006                                     360                               349                             23500                       20060401                223.8                          23403.44
     16794007                                     360                               348                             47000                       20060301               547.61                          46884.06
     16794012                                     360                               346                             34400                       20060101               357.16                          34195.24
     16794014                                     360                               350                             43954                       20060501               586.65                          43899.07
     16794016                                     360                               347                             51500                       20060201               529.74                          51272.57
     16794020                                     360                               345                             23000                       20051201               299.48                             23000
     16794024                                     360                               345                             36000                       20051201                  420                             36000
     16794041                                     360                               345                             29000                       20051201               340.75                           28911.5
     16794042                                     360                               345                             31950                       20051201               345.19                          31863.55
     16794043                                     360                               345                             29700                       20051201               321.19                          29648.56
     16794047                                     360                               346                             36200                       20060101               369.39                          36185.07
     16794053                                     360                               346                             62250                       20060101                745.7                             62250
     16794057                                     360                               345                             32500                       20051201               345.31                             32500
     16794060                                     360                               345                            179250                       20051201              1903.72                         179173.82
     16794066                                     360                               346                             42820                       20060101               419.18                             42810
     16794068                                     360                               346                             21500                       20060101               259.01                          21444.04
     16794069                                     360                               346                             37500                       20060101               359.38                             37500
     16794071                                     360                               347                             19990                       20060201               228.32                          19925.95
     16794074                                     360                               345                             71300                       20051201               806.95                          67953.84
     16794075                                     360                               346                             23000                       20060101               258.75                             23000
     16794077                                     360                               346                             61000                       20060101               648.13                             61000
     16794080                                     360                               346                             51200                       20060101                  656                             51200
     16794082                                     360                               346                             25490                       20060101                  277                           25013.1
     16794084                                     360                               344                             30000                       20051101               284.38                             30000
     16794094                                     360                               346                             17000                       20060101               193.05                          16946.23
     16794100                                     360                               347                             58100                       20060201               623.36                             58100
     16794101                                     360                               346                             11750                       20060101               133.44                          11712.68
     16794103                                     360                               347                             40400                       20060201               427.26                          40252.87
     16794104                                     360                               347                             33700                       20060201               392.65                          33609.39
     16794105                                     360                               347                             26800                       20060201               317.55                          26321.14
     16794107                                     360                               347                             34700                       20060201               473.25                          34681.06
     16794109                                     360                               347                             80600                       20060201                891.6                          80344.17
     16794110                                     360                               347                             58000                       20060201                596.6                          57550.07
     16794111                                     360                               347                             43000                       20060201               429.16                          42915.59
     16794112                                     360                               348                             41600                       20060301               472.33                             41600
     16794116                                     360                               346                             30980                       20060101               338.84                             30980
     16794117                                     360                               345                             65800                       20051201               671.71                             65800
     16794118                                     360                               346                             43500                       20060101               434.94                          43196.49
     16794121                                     360                               347                             41515                       20060201               459.24                          40904.67
     16794124                                     360                               346                             36600                       20060101               470.12                          36523.97
     16794129                                     360                               345                             54000                       20051201               534.76                          53722.98
     16794130                                     360                               345                             56000                       20051201               554.57                          55695.68
     16794131                                     360                               346                            123000                       20060101              1312.73                         122528.16
     16794134                                     360                               345                             79000                       20051201               835.48                          78412.69
     16794139                                     360                               346                             57000                       20060101                623.4                          56996.86
     16794143                                     360                               346                             49500                       20060101               504.41                           49189.1
     16794146                                     360                               346                             96000                       20060101               996.72                          95600.32
     16794153                                     360                               351                             35800                       20060601               463.43                          35755.08
     16794154                                     360                               351                             38200                       20060601                494.5                          38152.03
     16794155                                     360                               350                             33627                       20060501               431.93                          33578.42
     16794157                                     360                               348                             69300                       20060301               780.17                          69078.13
     16794158                                     360                               350                             74550                       20060501               731.17                          74262.76
     16794161                                     360                               346                             20600                       20060101               214.49                          20590.92
     16794164                                     360                               345                            103880                       20051201              1017.16                            103880
     16794167                                     360                               346                             30000                       20060101               331.86                          29896.89
     16794170                                     360                               346                             41200                       20060101               463.28                             41180
     16794177                                     360                               346                             48000                       20060101               489.13                          47788.94
     16794184                                     360                               347                             79712                       20060201               929.11                          79637.62
     16794187                                     360                               347                             63000                       20060201               834.51                          62892.54
     16794188                                     360                               347                             63000                       20060201               834.51                          62892.54
     16794189                                     360                               347                             63000                       20060201               834.51                          62892.54
     16794191                                     360                               347                             63000                       20060201               796.61                          62872.29
     16794192                                     360                               347                             61250                       20060201               774.48                          61125.84
     16794193                                     360                               347                             96250                       20060201              1217.03                          96055.05
     16794201                                     360                               349                             98000                       20060401               1347.5                             98000
     16794205                                     360                               349                             77000                       20060401               958.25                          76862.04
     16794207                                     360                               348                             68250                       20060301               867.34                             68250
     16794208                                     360                               348                             54250                       20060301               689.43                             54250
     16794209                                     360                               348                             54250                       20060301               689.43                             54250
     16794210                                     360                               348                             68250                       20060301               867.34                             68250
     16794212                                     360                               349                             44000                       20060401               531.67                             44000
     16794213                                     360                               349                             33250                       20060401               420.43                          33193.72
     16794217                                     360                               345                             14000                       20051201               145.76                          13992.71
     16794221                                     360                               346                             20600                       20060101               244.09                          20543.22
     16794228                                     360                               346                             45000                       20060101                506.6                          44853.65
     16794229                                     360                               346                             45000                       20060101                506.6                          44853.65
     16794230                                     360                               346                             45000                       20060101                506.6                          44853.65
     16794239                                     360                               345                             17902                       20051201               163.76                          17788.44
     16794244                                     360                               346                             28368                       20060101               347.39                          28298.14
     16794246                                     360                               346                            103640                       20060101              1076.04                         103208.55
     16794253                                     360                               346                             29200                       20060101               340.22                           29103.6
     16794254                                     360                               347                             18700                       20060201               257.14                          18620.89
     16794256                                     360                               347                             14000                       20060201               178.43                          13972.34
     16794257                                     360                               347                             14000                       20060201               178.43                          13972.34
     16794258                                     360                               347                             14000                       20060201               178.43                          13972.34
     16794259                                     360                               347                             14000                       20060201               178.43                          13972.34
     16794260                                     360                               347                             14000                       20060201               178.43                          13972.34
     16794262                                     360                               347                             14000                       20060201               178.43                          13972.34
     16794263                                     360                               347                             14000                       20060201               178.43                          13972.34
     16794264                                     360                               347                             14000                       20060201               178.43                          13972.34
     16794266                                     360                               347                             18700                       20060201               257.14                          18672.28
     16794268                                     360                               346                             31200                       20060101               317.93                          30882.71
     16794272                                     360                               347                             22800                       20060201               244.49                          22787.77
     16794275                                     360                               349                             18450                       20060401               195.13                          18393.65
     16794276                                     360                               347                             24150                       20060201               307.78                          24102.45
     16794278                                     360                               347                             10400                       20060201               133.25                             10400
     16794279                                     360                               347                             25400                       20060201               300.96                          25320.81
     16794281                                     360                               347                             25500                       20060201                314.8                          25443.75
     16794282                                     360                               347                             14204                       20060201               169.71                          14168.85
     16794283                                     360                               346                             32550                       20060101               325.45                          32399.03
     16794284                                     360                               346                             31350                       20060101               393.28                          31258.41
     16794286                                     360                               346                            135000                       20060101               1440.8                         134376.36
     16794290                                     360                               347                             24100                       20060201                266.6                          24023.42
     16794292                                     360                               347                             15000                       20060201               189.67                          14947.22
     16794295                                     360                               347                             42000                       20060201               448.25                          41826.25
     16794296                                     360                               348                             15750                       20060301               224.55                           15731.5
     16794298                                     360                               349                             16500                       20060401               205.34                          16470.42
     16794299                                     360                               349                              7500                       20060401               104.65                           7491.24
     16794302                                     360                               349                             60180                       20060401               724.99                          60059.12
     16794307                                     360                               347                             26218                       20060201               338.65                             26218
     16794308                                     360                               347                             26218                       20060201               338.65                             26218
     16794309                                     360                               346                            106000                       20060101              1121.03                         105582.05
     16794314                                     360                               347                             18200                       20060201               248.35                             18200
     16794315                                     360                               347                             16750                       20060201               208.26                          15742.63
     16794318                                     360                               347                             23000                       20060201               290.83                          22940.78
     16794319                                     360                               349                             33680                       20060401               410.48                             33680
     16794320                                     360                               351                             18000                       20060601               234.82                          17951.17
     16794321                                     360                               351                             52600                       20060601               509.36                          52578.99
     16794325                                     360                               355                             16000                       20061001               232.99                             15964
     16794335                                     360                               348                             51580                       20060301               580.28                             51580
     16794337                                     360                               351                             45000                       20060601               693.75                             45000
     16794339                                     360                               346                             36000                       20060101                415.9                          35892.16
     16794340                                     360                               347                             46485                       20060201               581.06                             46485
     16794345                                     360                               346                             24000                       20060101               286.81                          22755.19
     16794346                                     360                               347                             41600                       20060201               514.13                          41476.37
     16794347                                     360                               346                             25900                       20060101               278.94                          25790.85
     16794354                                     360                               347                             31676                       20060201               376.15                             31676
     16794362                                     360                               347                             33880                       20060201               430.56                             33880
     16794363                                     360                               347                             94400                       20060201              1240.95                          94234.26
     16794367                                     360                               347                             17620                       20060201                201.9                             17620
     16794369                                     360                               348                             51450                       20060301               681.52                          51369.48
     16794380                                     360                               350                             33380                       20060501               389.43                             33380
     16794383                                     360                               348                             57800                       20060301               730.85                          57692.61
     16794385                                     360                               349                             33000                       20060401               446.39                          32964.25
     16794388                                     360                               350                             49500                       20060501                597.8                          48634.23
     16794390                                     360                               349                             85000                       20060401              1134.49                           84882.3
     16794395                                     360                               350                             29289                       20060501               390.92                          29252.37
     16794405                                     360                               346                             73000                       20060101               786.19                          72727.47
     16794406                                     360                               346                            100000                       20060101              1019.01                           99545.3
     16794408                                     360                               347                            121500                       20060201              1284.95                         121057.54
     16794409                                     360                               347                             59000                       20060201               629.69                          58720.21
     16794413                                     360                               345                             95000                       20051201               958.94                           94538.2
     16794415                                     360                               346                             62250                       20060101               658.34                          61966.94
     16794419                                     360                               346                             89900                       20060101               870.91                             89900
     16794420                                     360                               347                             21920                       20060201               233.95                          21771.52
     16794424                                     360                               347                             79800                       20060201               685.61                          79291.63
     16794427                                     360                               347                            235000                       20060201              2372.12                          234019.7
     16794432                                     360                               348                             91600                       20060301               1040.2                          91354.41
     16794434                                     360                               350                             37770                       20060501               447.53                          37677.59
     16794435                                     360                               347                             68700                       20060201               654.25                          67982.99
     16794439                                     360                               349                             33780                       20060401               309.19                          33729.68
     16794440                                     360                               349                             31660                       20060401               289.71                          31605.14
     16794441                                     360                               349                             30100                       20060401               275.53                          30057.45
     16794443                                     360                               351                             12000                       20060601               178.41                          11991.31
     16794444                                     360                               350                             38140                       20060501               524.44                          38097.58
     16794445                                     360                               350                             38140                       20060501               524.44                          38097.58
     16794447                                     360                               347                             29980                       20060201               330.96                          29973.95
     16794449                                     360                               347                             22000                       20060201                  275                             22000
     16794450                                     360                               347                             41400                       20060201               437.84                          41187.62
     16794452                                     360                               347                             19600                       20060201               238.07                          19554.17
     16794455                                     360                               347                             16112                       20060201               176.66                          16059.42
     16794456                                     360                               347                             11660                       20060201               127.85                          11621.87
     16794457                                     360                               347                             10750                       20060201               117.87                          10714.87
     16794458                                     360                               347                             12760                       20060201               139.91                          12718.31
     16794459                                     360                               347                             14515                       20060201               159.15                          14467.62
     16794464                                     360                               347                             27600                       20060201               290.25                          27588.01
     16794465                                     360                               347                             28200                       20060201               281.02                          26449.25
     16794467                                     360                               347                             32319                       20060201               382.94                          32236.92
     16794468                                     360                               347                             24600                       20060201               276.95                          24513.88
     16794469                                     360                               347                             30400                       20060201               383.17                             30400
     16794471                                     360                               347                             61000                       20060201               759.14                          60837.39
     16794473                                     360                               347                             39200                       20060201               449.17                             39200
     16794475                                     360                               347                             29980                       20060201               377.87                             29980
     16794476                                     360                               347                             26500                       20060201               309.17                             26500
     16794485                                     360                               347                            103250                       20060201              1336.56                         103057.99
     16794486                                     360                               347                             32000                       20060201               398.24                          31824.71
     16794487                                     360                               347                             45000                       20060201               523.19                          44844.49
     16794490                                     360                               347                             45000                       20060201               560.02                          44903.45
     16794491                                     360                               347                             26000                       20060201               330.21                          25983.48
     16794492                                     360                               347                             77000                       20060201               821.79                          75744.83
     16794495                                     360                               349                             16849                       20060401               196.25                          16821.36
     16794496                                     360                               349                             24000                       20060401               356.81                          23958.19
     16794497                                     360                               348                             21435                       20060301               228.77                          21365.23
     16794498                                     360                               348                             17214                       20060301               207.38                          17176.02
     16794499                                     360                               348                             19125                       20060301               204.12                          19054.37
     16794500                                     360                               348                             21000                       20060301               265.54                          20960.89
     16794507                                     360                               349                             40380                       20060401               438.81                          40266.62
     16794509                                     360                               349                             19180                       20060401               215.93                          19131.74
     16794512                                     360                               348                             70500                       20060301               863.32                          70292.25
     16794514                                     360                               349                             20400                       20060401               257.95                          19955.44
     16794519                                     360                               347                             34512                       20060201               426.06                          34419.27
     16794520                                     360                               347                             21700                       20060201               296.11                             21700
     16794522                                     360                               349                             42000                       20060401               463.75                             42000
     16794523                                     360                               349                             37700                       20060401               484.25                          37639.66
     16794525                                     360                               349                             42000                       20060401               539.48                          41932.81
     16794526                                     360                               349                             41000                       20060401               526.63                          40934.48
     16794527                                     360                               349                             23500                       20060401               280.78                           23451.4
     16794528                                     360                               349                             45900                       20060401               592.88                             45900
     16794529                                     360                               350                             50800                       20060501                657.6                          50728.73
     16794530                                     360                               350                             42200                       20060501               546.28                          42140.75
     16794532                                     360                               350                             57250                       20060501               729.63                          57164.87
     16794533                                     360                               350                             35000                       20060501               481.25                             35000
     16794535                                     360                               349                             57900                       20060401                663.2                          57762.35
     16794536                                     360                               349                             17805                       20060401               234.06                           17778.9
     16794537                                     360                               349                             46600                       20060401               589.24                          46521.06
     16794539                                     360                               350                             18285                       20060501               275.58                          18271.05
     16794540                                     360                               348                             30000                       20060301               343.63                          29907.33
     16794543                                     360                               350                             60000                       20060501               746.69                          59869.51
     16794549                                     360                               349                             22600                       20060401                245.6                          22536.01
     16794551                                     360                               348                             22700                       20060301                224.8                          22608.16
     16794552                                     360                               348                             40650                       20060301               453.08                             40650
     16794554                                     360                               349                             24800                       20060401               227.25                          24790.91
     16794561                                     360                               349                             34400                       20060401               411.01                          34328.88
     16794562                                     360                               348                             40260                       20060301               423.38                          40242.45
     16794565                                     360                               349                             17800                       20060401                183.1                          17741.02
     16794567                                     360                               349                             24000                       20060401               313.09                          23963.74
     16794569                                     360                               350                             34800                       20060501               449.31                             34785
     16794570                                     360                               350                             31700                       20060501               409.46                             31700
     16794574                                     360                               350                             34000                       20060501               426.52                          33946.46
     16794575                                     360                               349                            424500                       20060401              5085.16                            424500
     16794576                                     360                               349                            220500                       20060401              2641.41                            220500
     16794579                                     360                               349                             49800                       20060401                629.7                          49715.67
     16794580                                     360                               349                             25200                       20060401                271.4                          25127.23
     16794581                                     360                               349                             17800                       20060401               217.36                          17683.75
     16794582                                     360                               349                             17800                       20060401               217.36                          17683.75
     16794583                                     360                               350                             28800                       20060501                344.1                          28746.21
     16794584                                     360                               348                             36000                       20060301                  465                             36000
     16794588                                     360                               348                             42655                       20060301               470.98                             42655
     16794589                                     360                               351                             17500                       20060601               205.63                           17460.1
     16794593                                     360                               350                             10800                       20060501               138.73                          10128.37
     16794594                                     360                               351                             19500                       20060601                264.2                          19479.39
     16794595                                     360                               350                             19000                       20060501               221.67                             19000
     16794596                                     360                               350                             47936                       20060501               587.01                          47853.78
     16794600                                     360                               349                             36500                       20060401               456.25                             36500
     16794601                                     360                               349                             34400                       20060401               390.65                          34315.85
     16794602                                     360                               349                             42300                       20060401               467.93                          42187.55
     16794603                                     360                               350                             27561                       20060501               342.99                          27516.39
     16794605                                     360                               350                             23800                       20060501               263.28                          23742.78
     16794607                                     360                               349                             25350                       20060401               327.44                             25350
     16794610                                     360                               350                             12400                       20060501               159.28                          12382.03
     16794611                                     360                               349                             26980                       20060401               309.04                          26915.81
     16794613                                     360                               350                             33600                       20060501                528.5                             33600
     16794624                                     360                               349                             73000                       20060401              1026.56                          72999.56
     16794625                                     360                               349                             71750                       20060401               878.62                          71613.94
     16794626                                     360                               349                             70000                       20060401               857.19                          69867.25
     16794627                                     360                               349                             64400                       20060401               820.75                          64294.02
     16794628                                     360                               349                             92750                       20060401              1182.05                          92597.49
     16794630                                     360                               349                             52150                       20060401               662.74                             52150
     16794631                                     360                               349                             77000                       20060401               978.54                             77000
     16794632                                     360                               349                             89250                       20060401              1152.81                             89250
     16794633                                     360                               349                             82250                       20060401               959.58                             82250
     16794637                                     360                               350                             87850                       20060501               1128.4                          87723.18
     16794639                                     360                               350                             22950                       20060501               265.36                             22950
     16794644                                     360                               351                             47830                       20060601               600.01                          47762.67
     16794647                                     360                               350                             67959                       20060501               811.96                          67832.16
     16794648                                     360                               350                             66929                       20060501               832.92                          66820.64
     16794650                                     360                               350                             76350                       20060501               961.84                          76311.51
     16794651                                     360                               351                             35600                       20060601               470.65                          35576.45
     16794653                                     360                               349                             48550                       20060401                627.1                             48550
     16794654                                     360                               349                             24200                       20060401               258.28                          24128.18
     16794657                                     360                               350                             51800                       20060501               706.85                             51800
     16794658                                     360                               350                             47550                       20060501               619.14                             47550
     16794659                                     360                               350                              7500                       20060501                91.85                           7391.43
     16794661                                     360                               351                              7500                       20060601                91.85                           7403.94
     16794677                                     360                               352                             33980                       20060701               410.59                             33980
     16794685                                     360                               350                             72596                       20060501               932.47                          72491.18
     16794688                                     360                               350                             25380                       20060501               328.54                           25344.4
     16794690                                     360                               350                             19990                       20060501                264.8                           19964.2
     16794691                                     360                               350                             10000                       20060501               151.73                           9992.63
     16794692                                     360                               350                             12875                       20060501               170.33                             12875
     16794693                                     360                               350                             12875                       20060501               170.33                             12875
     16794699                                     360                               350                             14600                       20060501               190.46                          14580.09
     16794701                                     360                               350                             12875                       20060501               170.33                             12875
     16794703                                     360                               350                             10590                       20060501               127.58                          10523.45
     16794706                                     360                               350                             10800                       20060501               122.65                          10776.07
     16794707                                     360                               350                             35300                       20060501               455.96                             35300
     16794708                                     360                               349                             22800                       20060401                275.5                             22800
     16794710                                     360                               350                             17800                       20060501               210.91                           17765.8
     16794713                                     360                               350                             32960                       20060501               423.36                           32912.4
     16794714                                     360                               350                             33150                       20060501                425.8                          33102.15
     16794715                                     360                               350                             31600                       20060501               411.46                             31600
     16795835                                     360                               344                             24400                       20051101               225.69                             23550
     16794001                                     360                               351                             13800                       20060601               196.75                          13784.39
     16795064                                     360                               355                             21750                       20061001               303.48                          21575.33
     16796213                                     360                               348                             39400                       20060301               377.29                           39369.8
     15541461                                     240                               217                             29400                       20050401               298.48                          28507.78
     15539772                                     360                               339                             10000                       20050601                96.75                           9921.14
     15538500                                     360                               338                             24600                       20050501               234.28                          24387.06
     15538820                                     180                               158                             13780                       20050501               137.73                             12890
     16379158                                     180                               173                             47980                       20060801               507.42                          47665.61
     16628169                                     180                               175                             66600                       20061001               579.55                          66446.99
     16628222                                     180                               175                             37000                       20061001               363.31                          36938.24
     16627909                                     180                               169                             27364                       20060401               239.94                          27224.83
     16627960                                     180                               169                             27100                       20060401               237.62                          26962.11
     16627966                                     180                               169                             27192                       20060401               238.43                          27053.71
     16627983                                     240                               230                             33400                       20060501               381.83                          33073.57
     16628052                                     180                               171                             79269                       20060601               873.78                          79096.66
     16628055                                     180                               171                             28615                       20060601               250.91                          28472.49
     16628063                                     180                               172                             47000                       20060701               438.74                          46830.96
     16628107                                     180                               175                             42500                       20061001               445.52                          42441.37
     16394406                                     360                               353                            192000                       20060801              2293.96                         191753.72
     16777820                                     360                               358                             87800                       20070101               928.54                          87753.56
     16777812                                     360                               358                             46400                       20070101               455.08                          46369.36
     16777830                                     360                               358                             71000                       20070101                785.4                          70967.36
     16777821                                     360                               358                            130000                       20070101              1362.27                         129929.26
     16777831                                     360                               358                             31000                       20070101               342.92                          30985.75
     16777822                                     360                               358                            116000                       20070101              1249.28                         115941.97
     16777813                                     360                               358                            103000                       20070101              1210.23                         102961.19
     16777823                                     360                               358                             21300                       20070101               260.84                           21293.5
     16777832                                     360                               358                             80000                       20070101               869.35                          70061.09
     16777814                                     360                               358                             74654                       20070101               746.42                          74607.36
     16777824                                     360                               357                             67500                       20061201               766.52                             67457
     16777833                                     180                               178                             14880                       20070101                183.7                          14641.25
     16777825                                     360                               357                             61000                       20061201               668.83                          60971.15
     16777817                                     180                               178                             56000                       20070101               528.02                          55958.77
     16777827                                     180                               178                             80400                       20070101               780.89                          80345.47
     16777819                                     360                               358                             53000                       20070101               509.74                          52963.05
     16777828                                     180                               178                             51000                       20070101                544.3                          50973.76
     16728994                                     360                               357                             79000                       20061201               730.04                          78907.51
     16777829                                     360                               358                             68054                       20070101               680.43                          68011.48
     16814925                                     360                               358                            101000                       20070101              1097.56                         100937.07
     16814926                                     360                               358                             52500                       20070101                519.9                          52466.29
     16814927                                     360                               358                             98000                       20070101              1093.66                           97956.2
     16814928                                     180                               178                             43380                       20070101               471.41                          43358.89
     16814929                                     180                               178                             57000                       20070101               575.36                          56965.37
     16814930                                     360                               358                             40000                       20070101               423.03                          39978.83
     16814931                                     360                               358                             53998                       20070101               550.24                          53966.08
     16814932                                     180                               178                             39980                       20070101               422.82                          39958.84
     16814933                                     180                               178                             39000                       20070101               412.45                          38979.37
     16814934                                     360                               358                             21000                       20070101               220.06                          20988.58
     16793277                                     360                               358                             41250                       20070101               432.26                          41227.55
     16793269                                     180                               178                             43000                       20070101               434.05                          42973.85
     16793270                                     180                               178                             87000                       20070101               945.42                          86957.69
     16793271                                     180                               178                             86000                       20070101               827.13                          85940.05
     16793272                                     180                               178                            104000                       20070101               1170.8                         103954.82
     16793273                                     180                               178                             81298                       20070101               751.27                           81234.1
     16793274                                     360                               358                             67450                       20070101               752.73                          67372.05
     16793237                                     180                               175                             96000                       20061001               729.67                           95656.5
     16793238                                     180                               178                             24735                       20070101               288.19                          24725.41
     16793239                                     180                               178                             78000                       20070101               809.83                          77956.38
     16793240                                     360                               358                             26380                       20070101               266.28                          26363.97
     16793241                                     360                               358                             40523                       20070101               448.27                          40504.36
     16793242                                     360                               358                             50000                       20070101               476.17                          49964.18
     16793244                                     360                               357                             57500                       20061201               542.16                          57457.67
     16793246                                     360                               358                             57000                       20070101               494.96                          56947.99
     16793248                                     360                               358                             12500                       20070101               151.83                          12495.79
     16793249                                     180                               178                             73000                       20070101               750.89                          72958.01
     16793250                                     180                               178                             45000                       20070101                424.3                          44966.87
     16793251                                     180                               178                             85000                       20070101               898.93                          84955.03
     16793252                                     180                               178                             15000                       20070101               157.18                          14991.85
     16793254                                     360                               358                             63000                       20070101               690.76                           62970.2
     16793255                                     180                               178                             93000                       20070101              1056.09                          92960.72
     16793257                                     180                               178                             92500                       20070101               907.21                          92438.93
     16793258                                     360                               358                             67000                       20070101               669.89                          66958.14
     16793259                                     360                               357                             29800                       20061201               318.04                           29776.9
     16793260                                     180                               178                             44000                       20070101               482.43                          43979.19
     16793261                                     180                               178                             37065                       20070101               352.98                          37038.44
     16793262                                     180                               178                             50000                       20070101               538.48                          49974.99
     16793263                                     360                               358                             44800                       20070101               430.88                          44768.76
     16793264                                     360                               358                             44000                       20070101               461.07                          43976.08
     16793265                                     360                               358                             53580                       20070101               608.45                          53557.36
     16793266                                     360                               358                             54000                       20070101               576.32                          53972.22
     16793267                                     360                               358                             47000                       20070101               510.75                          46977.13
     16793268                                     180                               178                             64000                       20070101               633.79                          63958.89
     16610855                                     180                               175                             69300                       20061001               699.52                          69193.14
     16836444                                     180                               178                             51000                       20070101                467.5                             51000
     16836445                                     180                               178                             58500                       20070101               513.38                          58448.02
     16836446                                     360                               358                             42600                       20070101               496.34                          42583.48
     16836447                                     180                               178                             92000                       20070101               832.97                          91924.57
     16836448                                     180                               178                             48000                       20070101               563.99                          47981.92
     16836449                                     180                               178                             39000                       20070101               292.99                          38950.09
     16836450                                     360                               358                             48650                       20070101               521.97                             48650
     16836451                                     360                               358                             71980                       20070101               692.29                          71929.81
     16836452                                     180                               178                            128000                       20070101              1147.01                         127892.18
     16836453                                     180                               178                             51100                       20070101               463.09                             51100
     16836454                                     180                               178                             69440                       20070101               727.66                          69402.22
     16836455                                     360                               358                            107000                       20070101              1080.07                         106934.96
     16836456                                     180                               178                            130000                       20070101               1337.2                         129925.23
     16836457                                     360                               358                             78280                       20070101               799.11                             78280
     16836458                                     180                               178                             88000                       20070101               871.46                          87943.47
     16836459                                     180                               178                             42000                       20070101                464.6                           41980.7
     16836460                                     180                               178                             71000                       20070101               855.33                          70975.45
     16836461                                     180                               178                             77000                       20070101               799.45                          76956.92
     16836462                                     180                               178                             60600                       20070101               623.34                          60565.15
     16836463                                     360                               358                            181998                       20070101              1876.85                            181998
     16836464                                     180                               178                             84200                       20070101               859.54                             84200
     16836465                                     360                               358                             28500                       20070101               301.41                          18686.31
     16836466                                     180                               178                             37600                       20070101               430.67                          37584.57
     16836412                                     180                               178                             79200                       20070101               701.25                           79199.5
     16836413                                     360                               358                             75000                       20070101               781.25                             75000
     16836414                                     180                               178                             56000                       20070101               565.83                             56000
     16836415                                     180                               178                             27000                       20070101               295.31                             27000
     16836416                                     180                               178                             58137                       20070101               426.59                          58058.72
     16836417                                     180                               178                             35000                       20070101               258.85                             35000
     16836418                                     360                               358                            143000                       20070101              1540.06                         142927.51
     16836419                                     180                               178                             55000                       20070101               641.29                          54967.92
     16836420                                     360                               358                             76000                       20070101               688.75                             76000
     16836421                                     180                               178                            151000                       20070101              1670.36                         150930.57
     16836422                                     360                               358                             24500                       20070101               204.17                             24500
     16836423                                     360                               358                             44980                       20070101               449.73                          44951.89
     16836424                                     180                               178                            140000                       20070101               1662.5                            140000
     16836425                                     180                               178                             58000                       20070101               624.64                          57970.99
     16836426                                     180                               178                             30300                       20070101               306.16                             30300
     16836427                                     360                               358                             44000                       20070101               403.33                             44000
     16836428                                     180                               178                            160972                       20070101              1660.02                            160972
     16836429                                     180                               178                            132500                       20070101              1186.98                            132500
     16836430                                     180                               178                             96000                       20070101              1118.51                          95962.77
     16836431                                     360                               358                             39000                       20070101               341.25                             39000
     16836432                                     180                               178                             45000                       20070101               411.63                          44964.08
     16836433                                     180                               179                             17000                       20070201               148.75                             17000
     16836434                                     360                               358                             48000                       20070101                  400                             48000
     16836435                                     180                               178                            100000                       20070101               859.15                          99906.32
     16836437                                     180                               178                             38000                       20070101               336.99                          37967.14
     16836438                                     180                               178                             67500                       20070101               689.06                             67500
     16836439                                     180                               178                             57000                       20070101               516.08                          56953.26
     16836440                                     180                               178                             65600                       20070101                758.5                             65600
     16836441                                     360                               358                             50000                       20070101               531.25                             50000
     16836442                                     180                               178                             68000                       20070101                637.5                             68000
     16836443                                     360                               358                             52000                       20070101               485.41                          51960.67
     16836392                                     360                               358                             50000                       20070101               536.46                             50000
     16836393                                     360                               358                             60600                       20070101               574.44                             60600
     16836394                                     180                               178                             33000                       20070101               285.31                             33000
     16836395                                     180                               178                            181000                       20070101              2073.96                            181000
     16836396                                     180                               178                             26650                       20070101               285.93                             26650
     16836397                                     360                               358                             71100                       20070101               636.94                             71100
     16836398                                     360                               358                             76000                       20070101               825.89                          75963.02
     16836399                                     360                               358                            185000                       20070101                 1850                            185000
     16836400                                     360                               358                             77000                       20070101               821.79                          76960.38
     16836401                                     180                               178                             99800                       20070101               925.23                             99800
     16836402                                     180                               178                             77000                       20070101               786.04                             77000
     16836403                                     360                               358                             36000                       20070101               371.25                             36000
     16836335                                     180                               178                             88800                       20070101                943.5                             88800
     16836336                                     180                               178                            115000                       20070101              1294.64                         114950.03
     16836337                                     360                               358                             45000                       20070101               398.44                          44999.95
     16836338                                     180                               178                            142000                       20070101              1508.75                            142000
     16836339                                     180                               178                             59999                       20070101               594.16                          59960.48
     16836340                                     180                               178                             93500                       20070101               925.26                             93500
     16836341                                     180                               178                             37500                       20070101               322.18                          37464.88
     16836343                                     180                               178                             45000                       20070101                432.8                          44968.63
     16836344                                     180                               178                             59000                       20070101               623.96                           58968.8
     16836345                                     360                               358                             72000                       20070101               867.37                          71975.11
     16836346                                     180                               178                             45500                       20070101               364.95                             45500
     16836347                                     180                               178                            108780                       20070101              1144.46                            108780
     16836348                                     180                               178                             66000                       20070101               678.88                          65962.05
     16836349                                     360                               358                             59800                       20070101               436.04                             59800
     16836350                                     180                               178                             25700                       20070101               289.32                          25688.84
     16836351                                     180                               178                            114950                       20070101              1226.81                         114890.87
     16836352                                     180                               178                             26780                       20070101               235.01                          26756.22
     16836353                                     180                               178                             93000                       20070101               842.81                             93000
     16836354                                     360                               358                             52500                       20070101               529.94                          52468.09
     16836355                                     180                               178                             59850                       20070101               623.44                             59850
     16836356                                     180                               178                             36900                       20070101               361.31                             36900
     16836357                                     180                               178                             45483                       20070101               416.05                          45442.71
     16836358                                     360                               358                             61000                       20070101               546.46                             61000
     16836359                                     180                               178                             49200                       20070101               468.54                          49164.76
     16836361                                     180                               178                            102500                       20070101               861.88                         102398.76
     16836362                                     180                               178                            136000                       20070101              1388.33                            136000
     16836363                                     180                               178                             85000                       20070101               743.75                             85000
     16836364                                     360                               358                             25850                       20070101               231.64                          25828.23
     16836365                                     360                               358                             79000                       20070101               843.13                          78959.37
     16836366                                     180                               178                             46800                       20070101               504.02                          46776.59
     16836367                                     180                               178                             77000                       20070101               802.08                             77000
     16836368                                     180                               178                             60500                       20070101                598.7                             60500
     16836369                                     360                               358                            119000                       20070101              1281.59                         118940.47
     16836370                                     360                               358                             46000                       20070101               455.21                             46000
     16836371                                     180                               178                             71250                       20070101               579.71                          71173.89
     16836372                                     180                               178                             49000                       20070101               444.06                             49000
     16836374                                     360                               358                            116780                       20070101              1280.42                         116724.77
     16836375                                     180                               178                             94000                       20070101               998.75                             94000
     16836376                                     180                               178                             69400                       20070101               727.24                          69362.25
     16836377                                     180                               178                             42478                       20070101               336.28                             42478
     16836378                                     180                               178                             86100                       20070101               877.36                          86049.09
     16836379                                     180                               178                             39000                       20070101                  414                          38964.38
     16836380                                     360                               358                             23000                       20070101               219.03                          22983.53
     16836381                                     180                               178                            103000                       20070101              1094.38                            103000
     16836382                                     360                               358                             51500                       20070101               461.49                          51456.63
     16836383                                     360                               358                            103000                       20070101              1240.83                         102964.38
     16836384                                     180                               178                             42800                       20070101               356.67                             42800
     16836385                                     180                               178                             56000                       20070101               559.91                          55965.01
     16836386                                     180                               178                             87000                       20070101               906.25                             87000
     16836387                                     180                               178                            110000                       20070101               985.71                         109907.35
     16836388                                     360                               358                             36380                       20070101               409.28                             36380
     16836389                                     360                               358                             70000                       20070101               561.46                             70000
     16836390                                     360                               358                             96850                       20070101               832.09                          96759.27
     16836391                                     180                               178                            120877                       20070101              1246.54                            120877
     16836294                                     180                               178                             30760                       20070101               298.76                          30737.89
     16836295                                     180                               178                            101897                       20070101              1210.03                            101897
     16836296                                     180                               178                             61000                       20070101                447.6                          60917.86
     16836297                                     180                               178                             98000                       20070101              1008.04                          97943.64
     16836298                                     180                               178                             40000                       20070101               354.73                          39965.39
     16836299                                     180                               178                             71000                       20070101               554.53                          70979.69
     16836300                                     180                               178                             97000                       20070101               899.27                             97000
     16836301                                     180                               178                             38000                       20070101               412.94                          37981.52
     16836302                                     360                               358                             66500                       20070101               602.66                             66500
     16836303                                     360                               358                             62000                       20070101                542.5                             62000
     16836304                                     180                               178                             56657                       20070101               566.57                             56657
     16836305                                     360                               358                             51707                       20070101               533.23                             51707
     16836306                                     180                               178                             26000                       20070101               230.21                             26000
     16836307                                     360                               358                             72500                       20070101                740.1                           72499.2
     16836308                                     360                               358                             76500                       20070101                637.5                             76500
     16836309                                     180                               178                             56600                       20070101               501.15                             56600
     16836310                                     360                               358                             40500                       20070101                337.5                             40500
     16836311                                     180                               178                             64500                       20070101               626.46                          64456.25
     16836312                                     180                               178                            118000                       20070101              1253.75                            118000
     16836313                                     180                               178                            175000                       20070101              1666.57                         174874.62
     16836314                                     180                               178                             62000                       20070101               608.07                          61959.09
     16836315                                     180                               178                            150000                       20070101              1593.75                            150000
     16836316                                     360                               358                            191800                       20070101              1898.02                            191800
     16836317                                     360                               358                             72000                       20070101                772.5                             72000
     16836318                                     360                               358                             36800                       20070101               385.63                          36779.97
     16836319                                     180                               178                             79500                       20070101               787.28                          79448.95
     16836320                                     360                               358                             58300                       20070101               491.91                             58300
     16836321                                     180                               178                             72000                       20070101               796.46                           71966.9
     16836322                                     180                               178                             47000                       20070101               542.97                          46981.25
     16836323                                     180                               178                             68000                       20070101               687.08                             68000
     16836324                                     180                               178                             65000                       20070101               541.25                             64950
     16836325                                     180                               178                             83400                       20070101               786.37                          83338.61
     16836326                                     360                               358                             90000                       20070101               969.27                          89954.98
     16836327                                     180                               178                             33800                       20070101               362.65                             33800
     16836328                                     360                               358                             74800                       20070101               646.68                          74796.71
     16836329                                     180                               178                             45000                       20070101               467.21                          44974.83
     16836330                                     180                               178                             19600                       20070101               175.58                             19600
     16836331                                     180                               178                             80200                       20070101               701.75                             80200
     16836332                                     360                               358                             38500                       20070101               373.94                          38473.88
     16836333                                     360                               358                             45000                       20070101               473.44                             45000
     16836289                                     360                               358                             66000                       20070101               584.38                             66000
     16836290                                     180                               178                             30000                       20070101               293.75                             30000
     16836292                                     180                               178                             75000                       20070101               804.69                             75000
     16836293                                     180                               178                             91500                       20070101               836.99                          91426.96
     16836404                                     360                               358                             83000                       20070101               861.74                          82953.58
     16836405                                     360                               358                             50936                       20070101               504.05                             50936
     16836406                                     360                               358                            139800                       20070101              1492.03                         139728.07
     16836407                                     360                               358                             54980                       20070101               570.83                          54949.24
     16836408                                     180                               178                             75000                       20070101               903.52                          74974.06
     16836409                                     180                               178                             31600                       20070101               300.93                          31577.37
     16836410                                     360                               358                             46300                       20070101                471.8                          46272.62
     16836411                                     180                               178                            107350                       20070101              1166.57                         107297.77
     16773596                                     180                               178                             55000                       20070101               561.46                             55000
     16971204                                     180                               179                             46000                       20070201               451.15                          45984.89
     16971205                                     360                               359                            105000                       20070201              1171.78                         104976.66
     16971261                                     180                               179                            130000                       20070201              1387.44                         129966.73
     16971180                                     360                               359                             68000                       20070201               587.92                             68000
     16971343                                     180                               179                            106200                       20070201               971.45                          106157.8
     16971262                                     180                               179                             90000                       20070201               899.86                          89972.02
     16971181                                     180                               179                            130000                       20070201              1387.44                         129966.73
     16971263                                     360                               359                             99000                       20070201              1018.33                          98971.67
     16971344                                     180                               179                             43200                       20070201                364.5                             43200
     16971182                                     180                               179                             30400                       20070201                312.7                           30391.3
     16971264                                     360                               359                             35000                       20070201               368.23                             35000
     16971345                                     360                               359                             26600                       20070201               265.96                          26591.73
     16971183                                     180                               179                             50000                       20070201               420.43                           49975.4
     16971184                                     360                               359                             35000                       20070201               415.63                             35000
     16971265                                     360                               359                             65000                       20070201               528.13                             65000
     16971346                                     360                               359                             24000                       20070201                  215                             24000
     16971347                                     180                               179                             48400                       20070201               463.83                             48400
     16971266                                     180                               179                             39000                       20070201                331.5                          38981.31
     16971185                                     360                               359                             15990                       20070201               189.46                          15987.09
     16971348                                     180                               179                             48400                       20070201               578.27                          48391.44
     16971186                                     180                               179                             58500                       20070201               535.12                          58476.76
     16971267                                     180                               179                             47936                       20070201               493.08                          47922.28
     16971349                                     360                               359                             39400                       20070201               377.58                             39400
     16971268                                     180                               179                             47936                       20070201               493.08                          47922.28
     16971187                                     360                               359                             46049                       20070201                450.9                             46049
     16971188                                     360                               359                             60750                       20070201               630.73                           60733.1
     16971269                                     180                               179                             42000                       20070201               345.63                             42000
     16971189                                     180                               179                            101150                       20070201               992.04                         101116.78
     16971350                                     360                               359                            130000                       20070201              1367.71                            130000
     16971270                                     360                               359                             83800                       20070201               995.13                             83800
     16971351                                     360                               359                             51300                       20070201               450.19                          51277.31
     16971271                                     180                               179                             14280                       20070201               157.68                             14280
     16971190                                     360                               359                            105700                       20070201               794.09                          105632.6
     16971352                                     180                               179                             28000                       20070201               277.08                             28000
     16971272                                     360                               359                            118500                       20070201              1234.38                            118500
     16971191                                     180                               179                             95000                       20070201               940.78                          94969.64
     16971353                                     180                               179                             58300                       20070201               546.56                             58300
     16971273                                     180                               179                             94500                       20070201               990.26                          94474.43
     16971192                                     180                               179                             95000                       20070201                995.5                          94974.29
     16971354                                     180                               179                             64000                       20070201                  771                             63989
     16971355                                     180                               179                             81000                       20070201               843.75                             81000
     16971274                                     360                               359                             78000                       20070201               817.36                          77978.89
     16971193                                     180                               179                             41250                       20070201               460.34                          41240.83
     16971194                                     360                               359                             53400                       20070201               500.63                             53400
     16971356                                     360                               359                            109000                       20070201              1067.29                            109000
     16971275                                     180                               179                             85000                       20070201               866.15                             84975
     16971357                                     360                               359                            113500                       20070201              1145.68                         113465.67
     16971276                                     180                               179                            120000                       20070201              1280.71                         119969.29
     16971195                                     180                               179                             53900                       20070201               516.54                             53900
     16971277                                     180                               179                            133560                       20070201              1386.68                         133522.83
     16971196                                     360                               359                             29600                       20070201               246.67                             29600
     16971358                                     180                               179                             74850                       20070201                748.5                             74850
     16971359                                     180                               179                             99600                       20070201               1043.7                          99573.05
     16971278                                     180                               179                             77000                       20070201               778.02                             77000
     16971197                                     180                               179                            138400                       20070201              1355.17                            138400
     16971279                                     360                               359                             69980                       20070201               801.85                             69980
     16971198                                     180                               179                             39000                       20070201               312.81                             39000
     16971199                                     360                               359                            130000                       20070201              1604.86                         129979.52
     16971200                                     180                               179                             66527                       20070201                547.3                          66492.51
     16971201                                     180                               179                             92000                       20070201               981.88                          91976.45
     16971202                                     180                               179                             69000                       20070201               856.06                          68869.88
     16971203                                     360                               359                             33000                       20070201               333.44                             33000
     16971239                                     360                               359                             65000                       20070201               433.33                             65000
     16971393                                     180                               179                             45000                       20070201               511.01                          44990.55
     16971159                                     360                               359                             75000                       20070201               771.46                          74978.54
     16971394                                     180                               179                             65000                       20070201               582.29                             65000
     16971395                                     360                               360                             45000                       20070301               394.91                             45000
     16971396                                     180                               179                             43800                       20070201               467.46                          43788.79
     16971397                                     180                               179                            123000                       20070201               1384.7                         122973.43
     16971399                                     180                               179                             27000                       20070201               306.61                          26994.33
     16971400                                     180                               179                             99750                       20070201               924.77                             99750
     16971401                                     180                               179                             18000                       20070201               209.72                          17996.53
     16971320                                     180                               179                             54700                       20070201               512.81                             54700
     16971321                                     180                               179                             10000                       20070201                125.7                           9981.59
     16971240                                     180                               179                             84512                       20070201              1029.99                             84512
     16971402                                     180                               179                             44000                       20070201                  358                          43976.58
     16971241                                     360                               359                             97000                       20070201              1020.52                             97000
     16971160                                     180                               179                             55500                       20070201                462.5                             55500
     16971403                                     180                               179                            124600                       20070201              1271.96                            124600
     16971322                                     180                               179                             31000                       20070201               293.85                             31000
     16971161                                     180                               179                             27000                       20070201               227.03                          26986.72
     16971323                                     180                               179                            150500                       20070201              1473.65                            150500
     16971404                                     180                               180                             47880                       20070301               451.46                             47880
     16971242                                     180                               179                            121000                       20070201              1175.23                         120959.15
     16971243                                     360                               359                             81998                       20070201               734.57                             81998
     16971405                                     180                               179                             37500                       20070201               265.63                             37500
     16971162                                     360                               359                             34000                       20070201               325.83                             34000
     16971406                                     360                               359                             19980                       20070201               201.68                          19973.96
     16971163                                     360                               359                            101000                       20070201              1031.04                            101000
     16971244                                     360                               359                            112000                       20070201               1217.1                          111972.9
     16971325                                     180                               179                             96000                       20070201               887.13                          95962.87
     16971245                                     180                               179                             28000                       20070201               337.31                          27995.19
     16971164                                     360                               359                             39580                       20070201                395.8                             39580
     16971326                                     180                               179                             40053                       20070201               344.12                          40034.31
     16971407                                     180                               179                             65000                       20070201               677.08                             65000
     16971408                                     180                               179                            129800                       20070201              1473.99                         129772.74
     16971165                                     180                               179                             77800                       20070201               745.58                             77800
     16971327                                     180                               179                             51600                       20070201                494.5                             51600
     16971246                                     360                               359                             75000                       20070201               728.45                          74974.68
     16971328                                     180                               179                             43500                       20070201               493.91                             43500
     16971247                                     360                               359                             43980                       20070201               421.48                             43980
     16971409                                     180                               179                             63600                       20070201               655.88                             63600
     16971166                                     180                               179                             55000                       20070201               498.44                             55000
     16971329                                     360                               359                            100000                       20070201               952.32                          99964.35
     16971248                                     180                               179                             54980                       20070201               513.23                           54959.3
     16971167                                     360                               359                             41398                       20070201               409.67                             41398
     16971249                                     180                               179                             10000                       20070201               114.58                             10000
     16971169                                     180                               179                             52300                       20070201               430.39                             52300
     16971410                                     180                               179                             48198                       20070201               523.76                          48186.34
     16971330                                     180                               179                            113750                       20070201              1104.81                          113711.6
     16971411                                     180                               179                             61800                       20070201               542.34                          61772.66
     16971331                                     180                               179                             84000                       20070201                  770                             84000
     16971250                                     180                               179                             89000                       20070201               864.42                          88969.96
     16971412                                     180                               179                             44780                       20070201               439.19                          44765.29
     16971170                                     180                               179                             72750                       20070201               621.41                             72750
     16971251                                     180                               179                             99995                       20070201              1114.53                             99995
     16971332                                     360                               359                             52500                       20070201               448.44                             52500
     16971333                                     180                               179                             32000                       20070201               343.33                             32000
     16971252                                     180                               179                            108000                       20070201                  945                            108000
     16971171                                     180                               179                             69000                       20070201               749.82                          68983.31
     16971334                                     180                               179                            318750                       20070201              2921.88                            318750
     16971172                                     180                               179                            155300                       20070201              1687.63                         155262.43
     16971253                                     180                               179                             96000                       20070201              1183.22                          95816.78
     16971254                                     180                               179                            122000                       20070201              1302.05                         121968.78
     16971173                                     180                               179                             24700                       20070201               216.13                             24700
     16971335                                     180                               179                             42000                       20070201                402.5                             42000
     16971174                                     180                               179                             31350                       20070201               252.25                          31332.88
     16971336                                     180                               179                             64000                       20070201               646.02                          63980.65
     16971255                                     360                               359                             85000                       20070201               867.71                             85000
     16971256                                     360                               359                             38000                       20070201               447.29                             38000
     16971175                                     180                               179                             81980                       20070201                749.9                          81947.43
     16971337                                     180                               179                            107000                       20070201              1080.07                         106967.64
     16971257                                     180                               179                             46000                       20070201               421.67                             46000
     16971338                                     180                               179                            100800                       20070201               979.03                         100765.97
     16971176                                     180                               179                             82000                       20070201               667.18                          81956.36
     16971339                                     180                               179                             62810                       20070201               484.16                             62810
     16971258                                     360                               359                             66000                       20070201               584.38                             66000
     16971177                                     360                               359                             43500                       20070201               377.73                          43480.24
     16971259                                     180                               179                             14000                       20070201               154.58                             14000
     16971178                                     360                               359                             94000                       20070201              1021.49                          93977.26
     16971179                                     360                               359                             73800                       20070201                  738                             73800
     16971340                                     180                               179                             82500                       20070201               856.55                          82477.04
     16971260                                     180                               179                             92400                       20070201               776.95                          92354.55
     16971341                                     180                               179                             62950                       20070201               593.55                          62926.93
     16971342                                     180                               179                             99800                       20070201               914.83                             99800
     16971313                                     180                               179                            103317                       20070201              1022.41                            103317
     16971233                                     360                               359                             58257                       20070201               571.36                          58237.87
     16971314                                     180                               179                             26500                       20070201               313.99                          26495.18
     16971234                                     360                               359                             10600                       20070201                99.95                          10596.11
     16971315                                     180                               179                            112000                       20070201              1166.67                            112000
     16971235                                     180                               179                             69000                       20070201               654.06                             69000
     16971236                                     180                               179                             29000                       20070201               277.92                             29000
     16971317                                     180                               179                            129375                       20070201              1145.51                            129375
     16971318                                     180                               179                             37800                       20070201               359.98                          37786.52
     16971237                                     180                               179                             49000                       20070201               398.13                             49000
     16971390                                     180                               179                             43000                       20070201               358.33                             43000
     16971319                                     360                               359                             85980                       20070201               797.11                             85980
     16971391                                     180                               179                             69800                       20070201               828.88                             69800
     16971392                                     180                               179                             19049                       20070201               229.48                          19045.73
     16971384                                     180                               179                             82392                       20070201               879.34                          82370.91
     16971385                                     360                               359                             68000                       20070201               679.89                          67978.86
     16971386                                     180                               179                             37485                       20070201               468.13                          37415.15
     16971387                                     180                               179                             45000                       20070201               403.13                             45000
     16971388                                     180                               179                            196000                       20070201              2053.88                         195946.95
     16971389                                     180                               179                             27000                       20070201               216.56                             27000
     16971310                                     360                               359                             81750                       20070201               621.64                             81750
     16971311                                     180                               179                             45000                       20070201                424.3                          44983.51
     16971230                                     360                               359                             48700                       20070201               446.42                             48700
     16971231                                     360                               359                             37000                       20070201               323.75                             37000
     16971312                                     180                               179                            116000                       20070201              1208.33                            116000
     16971232                                     360                               359                             42000                       20070201               364.71                          41980.92
     16971221                                     180                               179                            108000                       20070201              1091.25                            108000
     16971303                                     180                               179                            123000                       20070201               1506.2                         122980.05
     16971222                                     180                               179                             44000                       20070201                  358                          43976.58
     16971304                                     360                               359                             69500                       20070201               522.13                          69455.68
     16971223                                     360                               359                             35000                       20070201               306.25                             35000
     16971305                                     180                               179                            127000                       20070201                 1270                            127000
     16971306                                     360                               359                             68500                       20070201               652.34                          68475.58
     16971225                                     180                               179                             57000                       20070201               463.77                          56969.67
     16971307                                     180                               179                             74400                       20070201                  775                             74400
     16971226                                     360                               359                             33212                       20070201               396.81                          33206.12
     16971227                                     360                               359                             25980                       20070201               308.51                             25980
     16971380                                     180                               179                            199000                       20070201              1932.81                         198932.82
     16971308                                     180                               179                            121426                       20070201              1295.93                         121394.92
     16971381                                     180                               179                             85000                       20070201               801.46                          84968.85
     16971228                                     180                               179                            104000                       20070201              1094.17                            104000
     16971309                                     180                               179                             25600                       20070201                  200                             25600
     16971382                                     180                               179                             82000                       20070201               811.46                             82000
     16971229                                     180                               179                             54000                       20070201               483.75                             54000
     16971383                                     360                               359                             85400                       20070201               818.42                             85400
     16971295                                     180                               179                             80600                       20070201               752.39                          80569.65
     16971377                                     180                               179                             84000                       20070201               864.03                          83975.97
     16971296                                     180                               179                             63750                       20070201               668.03                          63732.75
     16971378                                     360                               359                             53000                       20070201               575.95                          52987.18
     16971297                                     180                               179                             29500                       20070201               326.33                          29493.25
     16971298                                     360                               359                             48000                       20070201                  470                             48000
     16971379                                     180                               179                            199051                       20070201              2453.35                          198671.1
     16971299                                     180                               179                             70000                       20070201               666.63                          69975.04
     16971300                                     360                               359                            150000                       20070201                 1750                            150000
     16971220                                     360                               359                             34500                       20070201               255.16                             34500
     16971301                                     360                               359                             48450                       20070201               554.95                          48440.11
     16971302                                     180                               179                             30250                       20070201               316.99                          30241.81
     16971219                                     180                               179                            141000                       20070201              1396.31                         140954.94
     16971373                                     180                               179                             49000                       20070201               518.21                           48987.1
     16971292                                     180                               179                             74000                       20070201               601.25                             74000
     16971293                                     180                               179                             73400                       20070201               644.14                          73367.53
     16971374                                     360                               359                             59500                       20070201               566.63                          59478.79
     16971294                                     180                               179                             56600                       20070201               598.58                          56585.11
     16971375                                     180                               179                             39980                       20070201               376.97                          39965.35
     16971376                                     360                               359                             38000                       20070201               447.29                             38000
     16971290                                     360                               359                             26800                       20070201               220.54                             26800
     16971371                                     180                               179                             53200                       20070201                465.5                             53200
     16971372                                     360                               359                            110000                       20070201               893.75                            110000
     16971291                                     360                               359                             31920                       20070201               337.58                           31911.6
     16971281                                     180                               179                             67000                       20070201               614.17                             67000
     16971362                                     180                               179                             75183                       20070201               787.84                          75162.65
     16971209                                     180                               179                             44000                       20070201               435.73                          43985.94
     16971282                                     360                               359                            117990                       20070201              1236.41                         117958.07
     16971363                                     180                               179                            178000                       20070201              1899.72                         177954.45
     16971364                                     180                               179                             35400                       20070201               377.81                          35390.94
     16971283                                     360                               359                             37000                       20070201               416.25                             37000
     16971284                                     360                               359                             46000                       20070201               479.17                             46000
     16971285                                     180                               179                             52272                       20070201               478.15                          52251.23
     16971366                                     360                               359                             78944                       20070201                943.2                          78930.04
     16971286                                     180                               179                             41000                       20070201                477.7                          40992.09
     16971287                                     180                               179                             41600                       20070201               439.95                          41589.05
     16971368                                     180                               179                             59975                       20070201               487.98                          59943.08
     16971288                                     180                               179                             62190                       20070201               608.94                             62190
     16971369                                     180                               179                            122000                       20070201              1448.75                            122000
     16971289                                     360                               359                             98250                       20070201               826.14                          98201.67
     16971210                                     180                               179                             81750                       20070201               694.87                          81710.83
     16971211                                     360                               359                             93000                       20070201               833.37                          92961.01
     16971212                                     180                               179                             88000                       20070201               834.17                             88000
     16971213                                     180                               179                             65000                       20070201               700.03                          64983.82
     16971214                                     180                               179                             67700                       20070201               676.89                          67678.95
     16971215                                     360                               359                             47937                       20070201               549.08                          47927.21
     16971216                                     180                               179                             63000                       20070201               570.94                             63000
     16971217                                     180                               179                             74998                       20070201               703.11                             74998
     16971370                                     180                               179                             66000                       20070201               728.75                             66000
     16971218                                     360                               359                             65500                       20070201               600.42                             65500
     16971207                                     180                               179                             48500                       20070201               452.74                          48481.74
     16971208                                     360                               359                             54800                       20070201               570.83                             54800
     16971361                                     180                               179                             67800                       20070201               658.52                          67777.11
     16971280                                     360                               359                             10000                       20070201                117.5                           9998.13
     16971206                                     180                               179                             25600                       20070201                  200                             25600
     16971360                                     360                               359                             78000                       20070201               742.81                          77972.19
     16729332                                     180                               177                             53800                       20061201                  538                             53800
     16729333                                     180                               177                             90000                       20061201                937.5                             90000
     16729334                                     180                               177                             73950                       20061201               770.31                             73950
     16729335                                     180                               178                            104000                       20070101              1126.67                            104000
     16729336                                     180                               177                             71000                       20061201               724.79                          70999.79
     16729346                                     360                               357                            130000                       20061201              1387.44                         129899.14
     16729347                                     180                               177                             63750                       20061201               680.38                          63700.53
     16729348                                     180                               178                            129000                       20070101                 1290                            129000
     16729349                                     180                               177                             53985                       20061201               565.71                          53940.72
     16729344                                     180                               177                             93000                       20061201               974.54                          92465.34
     16729341                                     180                               177                            102000                       20061201                 1020                            102000
     16729342                                     180                               177                            112000                       20061201              1195.33                         111913.12
     16729343                                     180                               177                             86000                       20061201                  860                             86000
     16729337                                     180                               177                             71400                       20061201               720.72                          71334.58
     16729338                                     180                               177                             90000                       20061201                937.5                             90000
     16729339                                     180                               177                            132000                       20061201                 1320                            132000
     16728942                                     360                               357                             69575                       20061201               675.76                          69503.86
     16728943                                     360                               358                             65000                       20070101               534.74                          64932.34
     16728944                                     360                               358                             87400                       20070101                750.9                          87318.12
     16728945                                     360                               357                            135200                       20061201              1394.25                            135200
     16728946                                     360                               357                             20800                       20061201               203.67                             20800
     16728947                                     360                               357                             17200                       20061201               203.67                             20800
     16728948                                     360                               357                             20800                       20061201               203.67                             20800
     16728949                                     360                               357                             38400                       20061201               308.98                          38336.58
     16728950                                     360                               357                             44000                       20061201               386.13                          43941.12
     16728951                                     360                               357                             70600                       20061201               619.57                           70505.5
     16728952                                     360                               357                             53491                       20061201               504.36                          53431.67
     16728953                                     360                               357                             52000                       20061201               525.42                             52000
     16728954                                     360                               357                             26000                       20061201               223.38                          25963.31
     16728955                                     360                               357                             32000                       20061201                  280                             32000
     16728956                                     360                               357                             29000                       20061201                320.8                          28979.88
     16728957                                     360                               357                             28500                       20061201               224.21                          28446.62
     16728958                                     360                               357                             38750                       20061201               379.43                             38750
     16728959                                     360                               357                             55000                       20061201               560.45                          54950.98
     16728960                                     360                               358                             47053                       20070101               370.17                          23780.57
     16728961                                     360                               357                             33750                       20061201               305.86                             33750
     16728962                                     360                               357                             22000                       20061201               203.67                             20800
     16728963                                     360                               357                             31700                       20061201                232.6                          31635.77
     16728964                                     360                               357                             19600                       20061201               203.67                             20800
     16728965                                     360                               357                             19000                       20061201               203.67                             20800
     16728966                                     360                               357                             18200                       20061201               203.67                             20800
     16728968                                     360                               357                            144000                       20061201               1558.8                            144000
     16728969                                     360                               358                             39000                       20070101               367.73                          38971.29
     16728970                                     360                               357                             55500                       20061201                635.7                          55465.65
     16728971                                     360                               357                             23250                       20061201               247.03                             23250
     16728972                                     360                               357                             22000                       20061201               236.93                             20800
     16728975                                     360                               357                             59115                       20061201               406.42                             59115
     16728976                                     360                               357                             41598                       20061201               380.51                          41547.98
     16728977                                     360                               357                             54500                       20061201               408.75                             54500
     16728978                                     360                               357                             35279                       20061201               234.71                          35191.75
     16728979                                     360                               358                             16000                       20070101               153.33                             16000
     16728980                                     360                               357                             83990                       20061201               752.64                          83883.41
     16728981                                     360                               357                             19800                       20061201                  208                             20800
     16728913                                     360                               356                             42400                       20061101               407.79                          42339.93
     16728914                                     360                               356                             64248                       20061101               698.18                          64184.82
     16728915                                     360                               357                             89000                       20061201               880.73                             89000
     16728916                                     360                               356                             59447                       20061101                651.8                          59390.17
     16728917                                     360                               357                             47000                       20061201               447.59                          46949.26
     16728918                                     360                               357                             25000                       20061201               200.52                             25000
     16728919                                     360                               357                             48500                       20061201                  485                             48500
     16728920                                     360                               356                             31700                       20061101               278.19                           31643.2
     16728921                                     360                               356                            145000                       20061101               1646.6                         144876.14
     16728923                                     360                               357                             61500                       20061201               522.74                          61410.91
     16728924                                     360                               357                            110000                       20061201              1216.82                         109923.72
     16728925                                     360                               357                             90000                       20061201               978.02                          89933.99
     16728926                                     360                               357                             30800                       20061201               215.36                          30730.99
     16728927                                     360                               357                             33750                       20061201               305.57                          33708.33
     16728928                                     360                               357                             42750                       20061201               415.21                          42706.31
     16728930                                     360                               357                             46900                       20061201                537.2                          46870.96
     16728931                                     360                               357                             50000                       20061201                452.7                          49938.25
     16728932                                     360                               357                             44000                       20061201               427.36                             43955
     16728933                                     360                               357                             50000                       20061201               358.21                          49893.44
     16728934                                     360                               357                             62100                       20061201               633.94                             62100
     16728935                                     360                               357                             33000                       20061201               320.52                          32966.26
     16728936                                     360                               357                             10000                       20061201                98.08                           9990.04
     16728937                                     360                               357                            110000                       20061201               945.07                         109844.78
     16728938                                     360                               357                             98000                       20061201              1074.51                          97904.34
     16728939                                     360                               357                             30900                       20061201               279.77                          30861.84
     16728940                                     360                               357                             56400                       20061201               618.39                          56359.78
     16600406                                     360                               355                             45000                       20061001               428.55                          44918.25
     16777446                                     180                               177                             29300                       20061201               301.16                          29274.54
     16777426                                     360                               357                             38550                       20061201               460.58                          38529.32
     16777400                                     360                               356                             43800                       20061101               412.99                          43734.92
     16777403                                     360                               356                             21980                       20061101               256.09                          21962.77
     16777404                                     360                               356                             49440                       20061101               452.25                          49360.36
     16777406                                     300                               297                             61500                       20061201                  647                          61497.03
     16777407                                     180                               176                             58000                       20061101               568.84                          57922.71
     16777408                                     360                               357                             79000                       20061201               678.73                          78888.54
     16777416                                     360                               357                             70198                       20061201                880.6                          70166.29
     16777504                                     360                               358                             31000                       20070101               301.09                          30978.98
     16777506                                     180                               178                             36990                       20070101               334.91                          36959.67
     16777507                                     180                               177                             28400                       20061201               291.91                          28375.31
     16777508                                     360                               357                             19000                       20061201               125.62                          18952.42
     16777509                                     360                               357                             41159                       20061201               368.83                          41106.77
     16777511                                     180                               177                             30000                       20061201                246.8                          29952.99
     16777513                                     360                               357                             42500                       20061201               361.25                          42438.42
     16777514                                     360                               357                             77000                       20061201               718.78                          76912.25
     16777515                                     180                               178                             41090                       20070101               410.56                             41090
     16777517                                     180                               177                             47500                       20061201               316.02                          46910.73
     16777518                                     180                               177                             13800                       20061201               118.56                          13780.54
     16777520                                     180                               177                             10000                       20061201                82.27                           9984.31
     16777521                                     360                               357                             35800                       20061201               307.58                          35749.48
     16777522                                     180                               178                             34600                       20070101               253.88                          34553.42
     16777523                                     180                               177                             53000                       20061201               382.01                          52888.46
     16777524                                     180                               177                             67500                       20061201               454.76                           67337.1
     16777525                                     360                               357                             29250                       20061201               207.03                          29186.08
     16777527                                     360                               358                             35400                       20070101               313.94                          35369.37
     16777528                                     360                               357                             63000                       20061201               588.09                          62904.08
     16777529                                     180                               177                             43000                       20061201               586.77                             43000
     16777530                                     360                               357                             52000                       20061201               409.08                          51909.61
     16777531                                     360                               358                             32360                       20070101               266.22                          32326.31
     16777532                                     360                               357                             62000                       20061201                827.5                          61977.83
     16777533                                     360                               357                             55000                       20061201               378.13                             55000
     16777534                                     360                               357                             24750                       20061201               254.39                          24728.49
     16777535                                     180                               178                             30000                       20070101               225.38                          29961.61
     16777536                                     360                               358                             57000                       20070101               532.08                          56755.11
     16777537                                     180                               178                             21000                       20070101               257.16                          20993.14
     16777538                                     360                               357                             52198                       20061201               429.42                          52116.19
     16777539                                     360                               358                             36700                       20070101               318.68                          36666.52
     16777540                                     360                               357                             57980                       20061201               400.45                          57846.84
     16777541                                     180                               177                             27000                       20061201               186.48                          26937.99
     16777542                                      60                                58                             40000                       20070101               314.68                          39953.81
     16777543                                     360                               357                             23000                       20061201               286.23                          22989.31
     16777544                                     360                               358                             79800                       20070101               656.49                          79716.96
     16777545                                     180                               178                             70000                       20070101               525.89                          69910.41
     16777546                                     360                               358                             23200                       20070101               316.66                          23194.98
     16777547                                     360                               357                             44000                       20061201                326.7                          43913.07
     16777548                                     360                               358                             40415                       20070101               347.23                          40377.13
     16777549                                     360                               358                             44300                       20070101               309.75                          44234.05
     16777550                                     180                               177                             72750                       20061201               514.92                          72591.03
     16777551                                     180                               178                             27000                       20070101               279.91                          26861.52
     16777552                                     360                               358                             13920                       20070101               143.08                          13911.96
     16777553                                     360                               358                             21600                       20070101               241.05                          21590.35
     16782298                                     360                               358                             24000                       20070101                208.4                          23977.61
     16777495                                     360                               357                             77000                       20061201               769.36                             77000
     16777496                                     180                               178                             40000                       20070101               554.06                          39991.82
     16777497                                     360                               357                             56000                       20061201               455.63                          55909.93
     16777498                                     360                               357                             27000                       20061201               244.46                          26961.06
     16777499                                     360                               357                             24150                       20061201               194.32                          24110.13
     16777500                                     360                               357                             51200                       20061201               375.69                          51096.23
     16777501                                     360                               358                            100050                       20070101               905.86                          99967.96
     16777502                                     360                               357                             18400                       20061201               158.08                          18374.05
     16777492                                     360                               357                             68000                       20061201                673.4                          67934.18
     16777493                                     360                               357                             28780                       20061201               295.81                             28755
     16777494                                     360                               357                             53000                       20061201               436.02                          52916.93
     16777483                                     360                               357                             37000                       20061201               501.04                             37000
     16777484                                     180                               177                            122500                       20061201              1595.05                            122500
     16777485                                     360                               357                             94000                       20061201                739.5                          93836.57
     16777486                                     180                               177                             32500                       20061201               318.75                          32465.13
     16777487                                     180                               177                             58185                       20061201               489.25                          58086.87
     16777488                                     180                               177                            148400                       20061201              1525.32                         148270.36
     16777489                                     360                               357                             90900                       20061201                831.5                          90790.68
     16777490                                     360                               357                             72000                       20061201                712.5                             72000
     16777434                                     180                               177                            100000                       20061201               840.85                          99851.28
     16777435                                     180                               177                             26500                       20061201               185.29                          25210.08
     16777438                                     360                               357                             51000                       20061201               495.34                          50947.87
     16777439                                     360                               357                            101097                       20061201               853.01                            101097
     16777440                                     360                               357                             20400                       20061201               225.66                          20385.87
     16777441                                     360                               357                            102139                       20061201              1050.61                         102050.46
     16777444                                     360                               357                             49000                       20061201               475.92                          48723.49
     16777445                                     360                               357                             26471                       20061201               227.43                          26433.65
     16777447                                     360                               357                             63000                       20061201               588.09                          62928.22
     16777448                                     180                               177                             33000                       20061201               342.11                          32745.12
     16777449                                     360                               357                             26400                       20061201                  264                             26400
     16777450                                     180                               177                             25000                       20061201               233.37                          24971.51
     16777452                                     360                               357                             14100                       20061201               199.59                          14096.01
     16777453                                     180                               177                             37800                       20061201               328.24                          37748.04
     16777454                                     360                               357                             51750                       20061201               435.14                          51673.04
     16777455                                     360                               357                             98000                       20061201               979.84                          97907.72
     16777457                                     360                               357                             40500                       20061201               385.69                          40456.28
     16777458                                     360                               358                             57000                       20070101               453.52                          56935.85
     16777460                                     360                               357                             14980                       20061201               189.41                          14973.44
     16777462                                     360                               357                             65000                       20061201                608.7                          64928.47
     16777464                                     360                               357                             48000                       20061201               578.25                          47974.95
     16777466                                     180                               177                             31200                       20061201               294.18                           31165.4
     16777467                                     180                               177                             48000                       20061201               475.34                          47953.53
     16777468                                     360                               357                             61000                       20061201               626.98                          60946.99
     16777469                                     360                               357                             33600                       20061201               479.03                          33569.21
     16777471                                     360                               357                             24000                       20061201                  260                             24000
     16777473                                     360                               358                             12000                       20070101               139.81                          11995.35
     16777474                                     360                               357                             50200                       20061201               394.92                          50107.57
     16777476                                     180                               177                             58659                       20061201               542.07                          58590.32
     16777477                                     180                               177                             98000                       20061201               841.97                          97861.72
     16777478                                     360                               357                             63800                       20061201               601.56                          63729.25
     16777479                                     180                               177                             45000                       20061201               449.93                          44957.62
     16777482                                     360                               357                             87800                       20061201               778.63                          87685.58
     16777356                                     360                               357                             40000                       20061201               391.67                             40000
     16777358                                     180                               177                             22000                       20061201               169.16                          21959.73
     16777361                                     180                               177                             39000                       20061201                256.2                          38698.85
     16777362                                     360                               357                             75000                       20061201               770.88                          74934.84
     16777370                                     360                               357                             97500                       20061201               974.72                           97472.1
     16777372                                     360                               357                             44280                       20061201               413.35                          44229.53
     16777377                                     360                               357                             55000                       20061201               565.31                          54678.79
     16777382                                     360                               357                             40000                       20061201                365.9                          39951.88
     16777386                                     360                               357                             23436                       20061201               273.06                             23410
     16777390                                     360                               357                             17400                       20061201               178.84                           17384.9
     16777401                                     360                               357                             25200                       20061201                304.5                             25200
     16777402                                     360                               357                             38000                       20061201               463.13                             38000
     16777409                                     180                               177                             38000                       20061201               390.87                          37967.06
     16777410                                     180                               177                             47980                       20061201               412.22                          47912.31
     16777413                                     180                               177                             66000                       20061201               634.78                          65562.04
     16777415                                     180                               177                             16000                       20061201               116.01                          15966.76
     16777417                                     180                               177                             61500                       20061201               511.53                          61406.09
     16777418                                     180                               178                             25000                       20070101               176.95                          24963.69
     16777419                                     180                               177                             33000                       20061201               361.82                          32798.22
     16777421                                     360                               357                             44728                       20061201               538.83                          44703.48
     16777422                                     360                               357                             30937                       20061201               195.54                          30852.65
     16777423                                     180                               178                             48600                       20070101               365.12                           48537.8
     16777424                                     360                               357                            285000                       20061201              2448.59                         284597.86
     16777425                                     360                               357                             39000                       20061201               292.99                          38924.89
     16777427                                     360                               357                            110000                       20061201               1120.9                         109901.96
     16777428                                     360                               357                             62000                       20061201               490.59                           61969.5
     16777429                                     180                               177                             28000                       20061201               396.35                          27992.09
     16777430                                     360                               357                             34300                       20061201               482.05                          34290.03
     16777431                                     360                               357                             45960                       20061201                472.4                          45920.06
     16777432                                     360                               357                            228646                       20061201              2242.48                         228418.53
     16777433                                     180                               177                             54357                       20061201                553.9                          54308.55
     16730544                                     360                               357                             25500                       20061201               241.72                             25500
     16730546                                     360                               357                             67000                       20061201               557.27                          66897.71
     16730549                                     360                               358                            124600                       20070101              1281.65                         124528.34
     16730551                                     360                               357                            100000                       20061201               905.41                          99876.45
     16730552                                     360                               357                            104000                       20061201              1029.17                            104000
     16730553                                     360                               357                             10100                       20061201                64.18                             10100
     16730554                                     360                               357                            123600                       20061201              1271.37                         123492.83
     16730555                                     180                               177                            248400                       20061201              2225.92                         248084.81
     16730556                                     360                               357                             70000                       20061201               633.78                          69156.63
     16730557                                     360                               357                             34500                       20061201               294.69                             34500
     16730558                                     360                               357                             55500                       20061201               476.83                          55398.15
     16730559                                     360                               357                             93600                       20061201               980.83                          93523.23
     16730560                                     180                               177                             70600                       20061201               685.71                          70527.83
     16730561                                     360                               357                            120000                       20061201               1187.5                            120000
     16730562                                     180                               177                             97200                       20061201               971.84                          97108.48
     16730563                                     360                               357                             39000                       20061201               408.68                          38967.69
     16730564                                     360                               357                             62400                       20061201               596.08                             62200
     16730565                                     360                               357                             20000                       20061201               159.13                          19966.11
     16730566                                     180                               177                            142000                       20061201              1138.96                            142000
     16730567                                     360                               357                             83000                       20061201               804.06                             83000
     16730568                                     360                               357                             84800                       20061201               872.26                          84726.49
     16730569                                     360                               357                             67500                       20061201               583.59                             67500
     16730570                                     180                               177                             41400                       20061201               498.74                          41378.41
     16730571                                     360                               357                             94000                       20061201               895.18                          93898.54
     16730572                                     180                               177                             25000                       20061201               240.45                          24871.85
     16777459                                     180                               177                             84800                       20061201               921.52                          84737.78
     16777461                                     180                               177                             47030                       20061201               387.02                             47030
     16777475                                     180                               177                             77800                       20061201               799.66                           77732.4
     16777491                                     180                               177                             32600                       20061201               268.19                          32548.91
     16777516                                     360                               357                             44000                       20061201               369.98                          43934.54
     16777350                                     360                               356                             95250                       20061101               998.12                           95145.3
     16777352                                     360                               355                             53000                       20061001               339.36                          52112.15
     16777353                                     360                               355                             65800                       20061001               695.88                          65607.41
     16777354                                     360                               356                             62500                       20061101               415.81                          61953.57
     16777357                                     360                               356                             38250                       20061101               449.43                          38220.84
     16777359                                     360                               356                             67000                       20061101               587.97                          66879.97
     16777360                                     300                               296                             39500                       20061101               251.72                          39356.98
     16777363                                     180                               176                            100000                       20061101               699.21                          99700.37
     16777364                                     360                               356                             34200                       20061101               293.83                          34087.16
     16730541                                     360                               357                            157500                       20061201               1514.8                         157334.55
     16600433                                     360                               355                             94000                       20061001              1008.54                             94000
     16777365                                     180                               176                             60000                       20061101               435.04                          59833.21
     16777366                                     360                               357                             15800                       20061201               151.96                          15758.18
     16777367                                     360                               357                             32600                       20061201               280.08                          32554.02
     16777368                                     360                               356                             42000                       20061101               388.12                          41934.16
     16777371                                     180                               177                             22351                       20061201               217.09                          22328.14
     16777374                                     360                               357                            105000                       20061201              1009.87                         104889.69
     16777375                                     180                               176                             52980                       20061101               450.32                          52877.27
     16777376                                     300                               296                             65000                       20061101               463.11                          64997.36
     16777378                                     360                               356                             33450                       20061101               528.06                          33442.14
     16777379                                     180                               176                             35000                       20061101               335.42                             35000
     16777380                                     360                               356                             99500                       20061101               765.07                           99256.3
     16777381                                     180                               176                             82400                       20061101               692.86                          82235.95
     16777383                                     180                               176                             28400                       20061101               205.92                          28321.06
     16777384                                     360                               356                             71000                       20061101               676.15                          70897.33
     16777388                                     300                               296                             50000                       20061101               481.05                          49865.68
     16777389                                     300                               296                             86800                       20061101               853.53                             86800
     16777392                                     180                               176                             16000                       20061101               173.75                          15982.93
     16777393                                     180                               177                             21600                       20061201               222.01                          21581.25
     16777394                                     360                               356                             52260                       20061101               557.75                          52205.67
     16777396                                     180                               177                             40000                       20061201               353.96                          39463.51
     16777397                                     180                               176                             13000                       20061101               133.62                          12960.18
     16777398                                     360                               357                             41325                       20061201               385.76                           41277.9
     16777399                                     360                               356                             25600                       20061101               364.97                          25590.59
     16840390                                     360                               357                             31000                       20061201               318.87                          30973.12
     16840391                                     360                               357                             15000                       20061201               224.53                          14996.67
     16840392                                     360                               357                             15000                       20061201               224.53                          14996.67
     16840393                                     360                               357                             27750                       20061201               288.11                           27726.6
     16840394                                     360                               357                             78120                       20061201               818.62                          78055.92
     16840395                                     360                               357                             19780                       20061201               286.02                          19774.88
     16840396                                     360                               357                             43020                       20061201               450.81                          42984.69
     16840397                                     360                               356                             40000                       20061101               351.03                          39928.33
     16840398                                     360                               357                             29980                       20061201               308.38                             29954
     16840399                                     360                               357                             22500                       20061201                336.8                             22495
     16840380                                     360                               352                             62500                       20060701               740.54                          62405.21
     16840381                                     360                               357                             51600                       20061201                647.3                          51576.69
     16840382                                     360                               354                             53600                       20060901                490.3                          53469.37
     16840384                                     360                               356                             17281                       20061101               177.75                          17260.94
     16840385                                     360                               355                             37500                       20061001               530.82                          37482.12
     16840386                                     360                               357                             22200                       20061201               232.63                          22181.79
     16840387                                     360                               356                             25780                       20061101               406.98                          25773.93
     16840388                                     360                               356                             25780                       20061101               406.98                          25773.93
     16840479                                     360                               355                            144250                       20061001              1694.92                         144111.69
     16840456                                     360                               358                             38000                       20070101               488.09                          37989.59
     16840457                                     360                               358                             33880                       20070101               441.97                          33871.24
     16840458                                     360                               358                             19567                       20070101               235.72                          19560.24
     16840460                                     360                               357                             56000                       20061201               586.82                          55954.08
     16840461                                     360                               357                             97000                       20061201              1236.21                          96958.67
     16840462                                     360                               357                             57000                       20061201               858.57                          56987.68
     16840463                                     360                               357                             34000                       20061201               440.12                          33986.34
     16840464                                     360                               358                             24900                       20070101               258.52                          24886.07
     16840465                                     360                               357                             90000                       20061201              1310.54                          89977.43
     16840466                                     360                               358                             73600                       20070101              1094.21                          73588.83
     16840467                                     360                               358                             29000                       20070101               425.23                          28995.34
     16840468                                     360                               358                             30000                       20070101               382.33                          29991.54
     16840469                                     360                               358                             24450                       20070101               318.76                          24443.66
     16840470                                     360                               358                             31200                       20070101               457.24                          31194.96
     16840471                                     360                               358                             30000                       20070101               367.13                          29990.18
     16840472                                     360                               357                             23850                       20061201               299.19                          23839.22
     16840473                                     360                               358                             23000                       20070101               288.52                          22993.12
     16840476                                     360                               355                             67150                       20061001               626.83                          67021.33
     16840477                                     360                               355                            165950                       20061001              1691.03                         165701.03
     16840478                                     360                               355                             67000                       20061001               625.43                           66871.6
     16840452                                     360                               358                             53000                       20070101               675.46                          52985.03
     16840453                                     360                               358                             51980                       20070101                544.7                          51951.72
     16840454                                     360                               358                             32600                       20070101               415.47                           32590.8
     16840455                                     360                               358                             25980                       20070101               269.74                          25965.46
     16840420                                     360                               357                             20400                       20061201               305.36                          20395.48
     16840421                                     360                               357                             67000                       20061201               587.97                          66910.35
     16840422                                     360                               357                             29600                       20061201               386.14                          29588.42
     16840423                                     360                               357                             28890                       20061201               376.87                          28878.73
     16840424                                     360                               357                             45000                       20061201                673.6                          44989.99
     16840425                                     360                               357                             20000                       20061201               299.38                          19995.54
     16840426                                     360                               357                             32000                       20061201                  479                           31992.9
     16840427                                     360                               357                             15500                       20061201               232.02                          15496.54
     16840428                                     360                               357                             73000                       20061201               640.63                           72902.3
     16840429                                     360                               358                             24375                       20070101               250.72                          24360.99
     16840430                                     360                               357                             20000                       20061201               299.38                          19995.54
     16840431                                     360                               358                             40000                       20070101               598.75                          39994.12
     16840432                                     360                               358                             21400                       20070101               277.02                           21394.3
     16840433                                     360                               357                             43000                       20061201               643.66                          42990.44
     16840434                                     360                               358                             34000                       20070101               292.11                          33968.15
     16840435                                     360                               357                             32000                       20061201               401.43                          31985.53
     16840436                                     360                               357                             32000                       20061201                  479                           31992.9
     16840437                                     360                               357                             48000                       20061201               611.73                          47979.56
     16840438                                     360                               357                             48454                       20061201               425.22                          48389.14
     16840439                                     360                               358                             53620                       20070101               802.63                          53612.11
     16840440                                     360                               358                             19600                       20070101               201.23                          19588.67
     16840441                                     360                               358                             20000                       20070101               281.08                          19996.15
     16840442                                     360                               358                             35704                       20070101               306.75                          35670.56
     16840443                                     360                               358                             27000                       20070101               277.73                          26984.46
     16840444                                     360                               358                             16800                       20070101                207.4                          16794.67
     16840445                                     360                               358                             16400                       20070101               232.15                          16396.92
     16840446                                     360                               358                             29982                       20070101                448.8                          29977.58
     16840447                                     360                               358                             19475                       20070101               291.52                          19472.14
     16840448                                     360                               358                             42375                       20070101               634.31                          42368.75
     16840449                                     360                               358                             32446                       20070101               465.87                          32440.28
     16840450                                     360                               358                             39000                       20070101               583.79                          38994.26
     16840451                                     360                               358                             34000                       20070101               508.94                             33995
     16840400                                     360                               357                             31980                       20061201               328.95                          31952.28
     16840401                                     360                               357                             14780                       20061201               144.96                          14765.29
     16840402                                     360                               357                             61021                       20061201               645.34                          60972.32
     16840403                                     360                               357                             43000                       20061201               643.66                          42990.44
     16840404                                     360                               357                             18700                       20061201               192.35                          18683.79
     16840406                                     360                               357                             15800                       20061201                207.7                          15794.01
     16840408                                     360                               357                             30380                       20061201               312.49                          30353.67
     16840409                                     360                               357                             30600                       20061201               314.76                          30573.45
     16840410                                     360                               356                             15600                       20061101               201.94                          15591.58
     16840411                                     360                               357                             32000                       20061201               417.45                          31987.49
     16840412                                     360                               357                             63600                       20061201               666.46                          63547.84
     16840413                                     360                               357                             81800                       20061201               717.85                          81690.55
     16840414                                     360                               357                             40146                       20061201               352.31                          40092.27
     16840415                                     360                               357                             25000                       20061201               293.75                          24985.77
     16840416                                     360                               357                             25000                       20061201               293.75                          24985.77
     16840417                                     360                               357                             37500                       20061201               561.33                          37491.67
     16840418                                     360                               357                             14600                       20061201               218.55                          14596.74
     16840419                                     360                               357                             17200                       20061201               176.92                          17185.09
     16840494                                     360                               357                             91950                       20061201               1144.3                          91907.24
     16840495                                     360                               358                             63200                       20070101               742.59                          63176.18
     16840496                                     360                               357                             58800                       20061201               431.45                          58680.86
     16840497                                     240                               230                             29650                       20060501               355.86                          29389.49
     16840498                                     360                               357                             30400                       20061201               333.32                          30378.31
     16840499                                     180                               178                             30000                       20070101               424.66                           29994.4
     16840491                                     360                               357                             70100                       20061201               823.66                          70060.16
     16840492                                     360                               357                             47950                       20061201               516.41                          47913.81
     16840488                                     360                               356                             34450                       20061101               432.16                          34429.12
     16840489                                     360                               356                            112000                       20061101               901.18                         111752.51
     16840480                                     360                               355                             89950                       20061001                  740                           89713.2
     16840481                                     360                               355                             66200                       20061001               574.85                           66047.1
     16840482                                     360                               355                             52700                       20061001               783.49                          52680.53
     16840483                                     360                               355                            112500                       20061001              1321.86                         112392.14
     16840484                                     360                               357                             93950                       20061201              1178.56                          93907.56
     16840485                                     360                               356                             64000                       20061101               683.04                          63933.48
     16840486                                     360                               356                             66300                       20061101                831.7                          66259.83
     16769965                                     360                               357                             16800                       20061201               202.39                          16791.23
     16769967                                     180                               177                             28600                       20061201               217.38                           28546.3
     16769968                                     180                               177                             85000                       20061201                973.6                          84947.36
     16769970                                     180                               177                            118000                       20061201              1539.33                         117953.92
     16769971                                     360                               358                             33750                       20070101                250.6                          33705.69
     16769972                                     360                               357                             47690                       20061201               583.99                          47666.51
     16769973                                     180                               177                             48380                       20061201               429.05                          48316.94
     16769963                                     180                               178                             17700                       20070101               234.46                          17695.67
     16769962                                     180                               178                             36024                       20070101               356.75                          36000.85
     16769960                                     180                               177                             17400                       20061201               233.99                          17393.95
     16769951                                     180                               177                             78725                       20061201               720.13                          78630.31
     16769952                                     360                               358                             74474                       20070101               533.54                          74368.54
     16769955                                     360                               357                             26250                       20061201               285.26                          26230.74
     16769956                                     180                               177                             68000                       20061201               565.59                          67826.81
     16769957                                     180                               178                             63750                       20070101               686.57                           63718.1
     16769950                                     180                               177                             72000                       20061201               598.86                          71888.91
     16769954                                     360                               357                             36750                       20061201               428.18                           36728.5
     16769959                                     180                               177                             27900                       20061201               376.26                          27763.56
     16769961                                     180                               177                             47498                       20061201               479.45                          47454.48
     16769964                                     180                               177                             24700                       20061201               263.62                          24680.83
     16769966                                     180                               177                             17317                       20061201               178.13                          17301.98
     16769969                                     180                               177                            102000                       20061201              1098.51                         101923.05
     16769977                                     360                               357                             25140                       20061201               360.97                          25114.73
     16769980                                     180                               177                             61500                       20061201               740.89                           61467.9
     16769981                                     180                               177                             61500                       20061201               740.89                           61467.9
     16769974                                     180                               177                             46100                       20061201               523.51                          46070.61
     16769976                                     180                               177                             25980                       20061201               362.49                          25972.22
     16769978                                     180                               178                             36200                       20070101               288.03                          36159.25
     16769979                                     360                               358                             28500                       20070101               309.71                          28486.13
     16609066                                     180                               174                             52600                       20060901               618.04                          52539.14
     16769065                                     180                               177                             51000                       20061201               485.68                          50944.96
     16769066                                     180                               177                             45500                       20061201               454.06                          45456.91
     16769067                                     180                               177                             88500                       20061201               920.55                          88425.78
     16769068                                     180                               177                             70800                       20061201               739.18                          70741.26
     16769069                                     180                               177                             50000                       20061201                  512                          49956.07
     16769071                                     180                               177                             74850                       20061201               769.92                           74785.1
     16769072                                     180                               177                            149800                       20061201              1518.99                         149664.55
     16769053                                     180                               177                             65000                       20061201                668.6                          64943.64
     16769054                                     180                               177                            109000                       20061201              1121.19                         108905.49
     16769055                                     180                               177                             50950                       20061201               529.97                          50907.27
     16769056                                     180                               177                             79600                       20061201               821.84                          79531.75
     16769058                                     180                               177                             63880                       20061201               687.97                          63831.79
     16769059                                     180                               177                             28000                       20061201               312.47                          27981.13
     16769061                                     180                               177                             33000                       20061201               319.26                           32965.9
     16769062                                     180                               177                            114000                       20061201              1128.93                         113889.66
     16769063                                     180                               177                             46050                       20061201               451.36                          46004.12
     16768956                                     360                               357                             87750                       20061201               894.17                           87671.8
     16768957                                     180                               176                             60800                       20061101                  643                          60735.01
     16768959                                     180                               177                             48000                       20061201               502.99                          47960.61
     16768961                                     180                               177                             75000                       20061201               749.88                          74929.37
     16768962                                     180                               176                             76600                       20061101                810.1                           76518.1
     16768963                                     180                               177                             57000                       20061201               585.87                          56950.48
     16768964                                     180                               177                            100000                       20061201              1086.69                          99926.65
     16768965                                     180                               176                             40980                       20061101               405.82                          40926.86
     16768966                                     180                               176                             58000                       20061101               637.07                          57944.84
     16768968                                     180                               177                             89000                       20061201                954.9                             89000
     16768969                                     180                               174                             66000                       20060901               567.04                          65811.47
     16768970                                     180                               176                             62000                       20061101                560.2                          61796.01
     16768971                                     180                               176                             57500                       20061101               569.42                          57425.43
     16768972                                     180                               176                             60000                       20061101               548.84                           59798.8
     16768973                                     180                               176                             75750                       20061101               728.55                           75643.4
     16768974                                     180                               177                            100000                       20061201              1001.75                          99906.34
     16768975                                     180                               176                             37500                       20061101               360.67                          37303.98
     16768976                                     180                               176                             44600                       20061101               491.62                          43842.51
     16768977                                     180                               176                             63900                       20061101               655.56                          63811.83
     16768978                                     180                               177                             99350                       20061201              1069.97                          99275.03
     16768980                                     180                               177                             57500                       20061201               618.14                          57456.38
     16768982                                     180                               176                             97000                       20061101              1030.73                          96897.78
     16768983                                     180                               177                             53400                       20061201               556.25                             53400
     16768984                                     180                               177                             54250                       20061201               573.73                          54206.73
     16768985                                     180                               176                             36400                       20061101               367.43                           36355.3
     16768986                                     180                               176                             93400                       20061101               942.79                          93285.34
     16768988                                     180                               177                            106500                       20061201              1105.73                         106410.18
     16768989                                     180                               177                             57075                       20061201               599.19                          57028.44
     16768991                                     180                               177                            123000                       20061201              1178.75                            123000
     16768993                                     180                               176                             82000                       20061101               840.31                          81903.67
     16768994                                     180                               177                            100000                       20061201              1086.69                          99926.65
     16768995                                     180                               176                             78000                       20061101               808.33                          77911.35
     16768996                                     180                               176                             80600                       20061101               832.17                          80122.83
     16768999                                     180                               176                             76000                       20061101               767.15                           75887.7
     16769000                                     180                               176                            100000                       20061101              1076.97                          99898.87
     16769001                                     180                               176                             74600                       20061101               760.17                          74510.92
     16769002                                     180                               176                             61200                       20061101               667.44                           61140.5
     16769003                                     180                               177                            100000                       20061201              1076.97                          99924.55
     16769004                                     180                               176                             39800                       20061101               411.23                          39754.36
     16769005                                     180                               176                             31000                       20061101               304.04                          30958.67
     16769006                                     180                               177                             99500                       20061201               966.41                          99398.26
     16769007                                     180                               176                             31000                       20061101               271.82                          30944.34
     16769010                                     180                               176                            105000                       20061101              1145.12                         104896.11
     16769011                                     180                               177                             54750                       20061201               538.01                          54695.84
     16769012                                     180                               177                             55000                       20061201               533.78                          54943.64
     16769015                                     180                               176                            100000                       20061101              1040.17                          99887.63
     16769017                                     180                               176                             41000                       20061101               429.64                          40954.92
     16769018                                     180                               177                             33700                       20061201               359.67                          33673.17
     16769019                                     180                               177                            100000                       20061201              1081.63                          99925.57
     16769020                                     180                               177                             66500                       20061201               664.38                          66364.97
     16769022                                     180                               176                            100000                       20061101               986.48                          99868.89
     16769024                                     180                               177                             36800                       20061201               361.62                           36763.6
     16769025                                     180                               177                             69100                       20061201               763.84                          69051.99
     16769026                                     180                               177                             65500                       20061201               680.81                          65424.54
     16769027                                     180                               176                             69800                       20061101               738.45                          69725.46
     16769029                                     180                               176                             64500                       20061101               655.52                          64422.38
     16769030                                     180                               176                             85000                       20061101                815.9                          80692.59
     16769032                                     180                               177                             44800                       20061201               482.48                          44766.21
     16769034                                     180                               177                             60600                       20061201               652.64                          60554.28
     16769035                                     360                               357                             53000                       20061201               592.51                          52964.45
     16769036                                     180                               177                             51000                       20061201               557.19                          50963.22
     16769039                                     180                               177                             59000                       20061201               599.62                          58946.25
     16769040                                     180                               177                             59600                       20061201               659.29                          59558.69
     16769041                                     180                               177                             62750                       20061201                686.3                          62677.06
     16769042                                     180                               177                             90000                       20061201               842.84                          89898.32
     16769043                                     180                               177                             61000                       20061201               648.66                          60952.16
     16769045                                     180                               177                            104160                       20061201               1041.6                            104160
     16769046                                     180                               177                             74000                       20061201               766.87                          73937.27
     16769047                                     360                               357                             90000                       20061201               934.42                          89924.11
     16769050                                     180                               177                             75000                       20061201               754.18                          74930.54
     16769051                                     180                               177                             44500                       20061201               462.88                          44462.67
     16768948                                     180                               176                             26000                       20061101               240.75                          25959.46
     16768949                                     180                               176                             81800                       20061101               865.09                          81712.55
     16768950                                     180                               176                            100000                       20061101               999.84                          99873.82
     16768951                                     180                               176                             51000                       20061101               510.89                          50948.17
     16768952                                     180                               176                             46600                       20061101               497.34                          46551.56
     16768953                                     180                               176                             50000                       20061101               538.48                          49949.45
     16768954                                     180                               176                             77000                       20061101               821.79                          76862.02
     16768931                                     360                               356                             64200                       20061101               666.55                          64116.89
     16768933                                     180                               176                             32400                       20061101               348.94                          32367.23
     16768935                                     180                               176                             99450                       20061101                937.7                          99302.28
     16768936                                     180                               176                             95000                       20061101              1004.69                          94898.44
     16768937                                     180                               176                             46000                       20061101               486.48                          45950.29
     16768939                                     180                               176                             75000                       20061101               789.06                             75000
     16768940                                     180                               176                             41000                       20061101                433.6                          40956.18
     16768941                                     180                               176                             37950                       20061101               405.02                          37264.35
     16768942                                     180                               176                             84000                       20061101                896.5                          83912.65
     16768943                                     180                               176                             69500                       20061101               661.86                          69399.53
     16768944                                     180                               176                             68000                       20061101               752.16                          67888.42
     16768945                                     180                               176                             46000                       20061101               490.94                          45952.16
     16768946                                     180                               177                             71850                       20061201               718.38                          71782.35
     16768947                                     180                               176                             68000                       20061101               732.34                          67931.24
     16768896                                     180                               175                             84000                       20061001               876.66                          83906.55
     16768897                                     180                               176                             43500                       20061101               410.16                          43435.36
     16768898                                     180                               175                             33750                       20061001               353.67                          33703.37
     16768899                                     180                               176                             94800                       20061101              1039.42                          94709.38
     16768900                                     180                               177                             57000                       20061201               569.91                          56946.32
     16768901                                     180                               175                             89800                       20061001               915.06                          89665.28
     16768902                                     180                               176                             90000                       20061101               943.13                             90000
     16768903                                     180                               176                             58000                       20061101               568.84                          57922.71
     16768904                                     180                               175                             57000                       20061001                658.5                          56942.14
     16768905                                     180                               175                             72400                       20061001               800.32                          72315.24
     16768907                                     180                               175                             86800                       20061001               783.01                             86800
     16768908                                     180                               176                             95000                       20061101               1013.9                           94901.2
     16768909                                     180                               176                            100550                       20061101              1063.38                         100442.21
     16768910                                     180                               175                             69500                       20061001               655.31                          69370.34
     16768911                                     180                               176                             72000                       20061101               692.48                          71898.68
     16768912                                     180                               177                             51700                       20061201               541.76                           51657.6
     16768913                                     180                               176                            100000                       20061101              1038.24                          99887.01
     16768914                                     180                               176                             91000                       20061101                944.8                          90897.16
     16768915                                     180                               176                             60000                       20061101               646.18                          59939.32
     16768916                                     180                               176                            100000                       20061101              1051.76                          99891.31
     16768918                                     180                               175                             28100                       20061001               259.67                          27989.52
     16768919                                     180                               175                             90300                       20061001               914.96                          90162.27
     16768920                                     180                               175                             64000                       20061001               664.48                          63909.12
     16768922                                     180                               176                             90000                       20061101               946.59                          89902.14
     16768924                                     180                               176                             89500                       20061101               972.59                             89412
     16768925                                     180                               175                             97980                       20061001               1045.7                          97851.98
     16768927                                     180                               176                             27000                       20061101               288.16                          26959.84
     16768928                                     180                               176                            100000                       20061101                982.8                          99945.27
     16768929                                     180                               177                             92000                       20061201               964.06                          91924.56
     16768930                                     180                               175                             42000                       20061001               427.98                          41936.99
     16769073                                     180                               177                            113000                       20061201              1162.33                         112902.04
     16769074                                     180                               177                            131000                       20061201              1332.38                         130882.59
     16769075                                     180                               177                             79400                       20061201               852.95                          79339.64
     16769076                                     180                               177                             51250                       20061201                  542                          51209.14
     16768889                                     180                               174                             85000                       20060901               882.51                          84749.26
     16768890                                     180                               176                             31200                       20061101               332.98                          31167.56
     16768891                                     180                               175                             50000                       20061001               495.15                          49918.54
     16768892                                     180                               175                             51950                       20061001               581.19                             51950
     16768893                                     180                               176                             85800                       20061101                899.1                          85705.68
     16768894                                     180                               176                             78800                       20061101               848.65                          78717.55
     16768895                                     180                               175                             42500                       20061001               461.84                           42447.5
     16828242                                     180                               177                             82400                       20061201               887.74                          82337.91
     16828243                                     180                               177                             71250                       20061201               721.94                          71185.43
     16828244                                     180                               178                            155000                       20070101              1564.59                         154905.78
     16828245                                     180                               177                             93000                       20061201               947.67                          92917.11
     16828246                                     180                               178                             79980                       20070101               799.67                          79930.04
     16828247                                     180                               178                            136000                       20070101              1351.99                         135913.61
     16828248                                     180                               178                             38600                       20070101               401.21                          38578.47
     16828249                                     180                               178                             41100                       20070101               408.58                          41073.89
     16828250                                     180                               178                             64600                       20070101               703.26                          64568.76
     16828251                                     180                               178                             88983                       20070101               830.64                          87735.86
     16828252                                     180                               178                             59100                       20070101               609.73                          59066.31
     16828253                                     180                               178                             73500                       20070101               683.35                          73443.81
     16828254                                     180                               178                             80000                       20070101               835.23                          79955.98
     16828255                                     180                               178                             56200                       20070101               591.09                          56169.77
     16828256                                     180                               178                             93000                       20070101               985.34                          92951.07
     16828145                                     180                               177                             42400                       20061201               464.89                          42369.76
     16828146                                     180                               177                             65000                       20061201               725.39                          64956.17
     16828147                                     180                               176                             77998                       20061101               692.23                             77998
     16828148                                     180                               176                             75000                       20061101               757.06                          74820.78
     16828149                                     180                               177                             75750                       20061201               770.44                          75680.97
     16828150                                     180                               177                             77000                       20061201               784.63                          76931.38
     16828151                                     180                               177                             58700                       20061201               598.15                          58647.69
     16828154                                     180                               177                             45800                       20061201               481.71                          45762.84
     16828155                                     360                               357                             42000                       20061201               456.41                          41969.19
     16828157                                     180                               177                             68200                       20061201               727.87                          68147.09
     16828158                                     180                               177                             81600                       20061201                807.5                             81600
     16828159                                     360                               357                             64500                       20061201               642.31                             64500
     16828160                                     180                               176                             67300                       20061101               718.26                          67230.04
     16828161                                     360                               357                            100000                       20061201              1088.64                          99927.06
     16828162                                     180                               176                             37275                       20061101               376.26                          37221.64
     16828164                                     180                               177                             77550                       20061201               767.97                          77474.94
     16828166                                     180                               177                             71940                       20061201               781.77                          71887.22
     16828167                                     180                               177                             30400                       20061201               306.86                          30372.16
     16828168                                     180                               177                             60400                       20061201               615.48                          60346.15
     16828169                                     180                               177                             49950                       20061201                533.1                          49911.23
     16828170                                     360                               357                             92000                       20061201                954.5                             92000
     16828172                                     180                               177                            100000                       20061201               1037.5                            100000
     16828174                                     180                               177                             79900                       20061201               806.52                          79826.79
     16828175                                     180                               177                             85600                       20061201               872.26                          85523.71
     16828176                                     180                               177                             77800                       20061201               845.45                          77742.93
     16828177                                     180                               177                             97900                       20061201                969.5                          97805.23
     16828178                                     180                               177                             78750                       20061201               738.28                             78750
     16828179                                     180                               177                             92000                       20061201               999.76                           91932.5
     16828180                                     180                               177                             70000                       20061201               747.08                           69945.7
     16828181                                     180                               177                            100000                       20061201              1009.41                          99908.38
     16828182                                     180                               177                             56000                       20061201               576.02                          55951.46
     16828183                                     180                               177                             32900                       20061201               310.21                          32863.52
     16828184                                     180                               177                             63600                       20061201               648.08                          63543.33
     16828185                                     180                               177                             81800                       20061201                825.7                          81725.05
     16828186                                     180                               177                             62250                       20061201               616.46                          62189.73
     16828187                                     180                               177                             32000                       20061201               315.67                          31968.69
     16828188                                     180                               178                             69000                       20070101               743.11                          68965.48
     16828189                                     360                               357                             93000                       20061201               920.97                          92909.99
     16828190                                     180                               177                             62500                       20061201               636.88                          62444.28
     16828191                                     180                               177                             55700                       20061201               540.99                          55643.06
     16828193                                     180                               177                             24500                       20061201                259.1                          24480.47
     16828197                                     180                               178                             61500                       20070101               568.32                          61452.21
     16828199                                     180                               177                             68900                       20061201               761.63                          68852.12
     16828200                                     180                               177                             82000                       20061201               875.15                           81936.4
     16828202                                     180                               177                             73000                       20061201               689.69                          72919.45
     16828203                                     180                               177                             60150                       20061201               623.34                             60099
     16828204                                     180                               177                             91200                       20061201               962.74                          91126.83
     16828205                                     180                               177                             96200                       20061201               1045.4                          96129.44
     16828206                                     180                               177                             67500                       20061201               662.02                          67432.83
     16828207                                     180                               177                             52500                       20061201               561.33                           52459.5
     16828208                                     180                               178                            125000                       20070101              1290.58                          124928.9
     16828209                                     180                               177                             98400                       20061201              1050.18                          98323.67
     16828210                                     180                               178                             46250                       20070101               498.64                          46226.94
     16828211                                     180                               178                             38900                       20070101               392.66                          38876.36
     16828212                                     180                               177                             62500                       20061201               650.11                          62447.58
     16828213                                     180                               178                             30000                       20070101               299.38                          29981.15
     16828214                                     180                               177                             78000                       20061201               805.32                          77933.12
     16828215                                     180                               178                             72000                       20070101                666.7                          71944.35
     16828216                                     180                               177                             89000                       20061201               918.89                           88923.7
     16828217                                     180                               178                             85000                       20070101                  927                          84959.12
     16828219                                     180                               178                             33000                       20070101               335.64                          32980.38
     16828220                                     180                               178                             99000                       20070101               970.96                          98905.33
     16828221                                     180                               177                            100000                       20061201               1082.8                          99925.81
     16828222                                     180                               178                             45900                       20070101               471.78                          45873.55
     16828223                                     180                               178                             72000                       20070101               757.27                          71961.26
     16828224                                     180                               178                             60000                       20070101               658.56                          59971.73
     16828225                                     180                               178                             99800                       20070101              1042.72                          99745.22
     16828226                                     180                               177                            111000                       20061201               1078.1                         110886.52
     16828227                                     180                               177                             36000                       20061201               366.84                          35967.92
     16828228                                     180                               178                             82950                       20070101               837.31                          82898.88
     16828229                                     180                               177                            153000                       20061201              1445.51                         152831.19
     16828230                                     180                               177                            102000                       20061201              1068.85                         101916.35
     16828231                                     180                               178                             70200                       20070101               701.89                          70156.13
     16828232                                     180                               178                             62000                       20070101                619.9                          61961.27
     16828233                                     180                               178                             54800                       20070101               578.49                          54770.83
     16828234                                     180                               178                             45600                       20070101               458.19                          45571.92
     16828235                                     180                               177                             71600                       20061201               755.28                          71542.43
     16828236                                     180                               177                            115200                       20061201              1154.02                         115092.09
     16828237                                     180                               177                             83800                       20061201               871.67                          83729.71
     16828238                                     180                               178                             77380                       20070101               855.98                          77344.41
     16828239                                     180                               178                             26700                       20070101               281.85                           26685.8
     16828240                                     180                               177                             34000                       20061201               323.53                          33961.26
     16768923                                     180                               176                             90000                       20061101               943.11                          89901.06
     16768926                                     180                               176                             93600                       20061101                994.5                             93600
     16768932                                     180                               175                             92000                       20061001               1017.7                          91892.54
     16768934                                     180                               176                             41600                       20061101               456.12                          41560.21
     16768960                                     180                               176                             26000                       20061101               235.41                          25956.97
     16768967                                     180                               176                             43400                       20061101               463.19                          43354.87
     16769008                                     180                               177                             63000                       20061201               660.17                          62948.35
     16769009                                     180                               177                             91250                       20061201                987.7                          91182.23
     16769013                                     180                               177                            100000                       20061201              1136.76                          99936.51
     16769014                                     180                               177                             55000                       20061201               584.86                          54956.86
     16769021                                     180                               177                             98000                       20061201              1093.66                          97933.94
     16769028                                     180                               177                             79500                       20061201               833.08                          79434.78
     16769038                                     180                               177                             25000                       20061201               253.79                          24977.47
     16769044                                     180                               177                             59750                       20061201               630.28                          59701.96
     16769048                                     180                               177                             67800                       20061201               726.23                             67748
     16769052                                     360                               357                             65000                       20061201               693.72                          64949.56
     16769060                                     180                               177                            100000                       20061201               971.26                          99897.76
     16769064                                     180                               177                             72000                       20061201               713.01                          71930.31
     16769070                                     180                               177                             46550                       20061201                  495                           46513.5
     16768992                                     180                               177                             88000                       20061201               918.75                          87927.01
     16777985                                     240                               237                            155350                       20061201               1553.5                            155350
     16777986                                     240                               237                             86000                       20061201               913.75                             86000
     16777988                                     240                               236                            108000                       20061101               1012.5                            108000
     16777990                                     240                               236                             82000                       20061101               750.98                             82000
     16777991                                     240                               236                             73600                       20061101               728.33                             73600
     16777992                                     240                               236                             70000                       20061101               743.74                           69999.5
     16777982                                     240                               237                             60900                       20061201               640.72                             60900
     16777983                                     240                               237                             39600                       20061201               408.38                             39600
     16777980                                     240                               237                            104150                       20061201               802.82                            104150
     16694336                                     240                               236                             41580                       20061101               389.81                             41580
     16777890                                     180                               177                             52400                       20061201               523.92                          52350.65
     16777892                                     240                               237                             96150                       20061201              1061.66                             96150
     16777893                                     180                               177                             40000                       20061201               438.58                          39971.46
     16777894                                     180                               177                             27400                       20061201               300.43                          27380.44
     16777895                                     180                               177                             41000                       20061201               429.64                          40966.36
     16777896                                     360                               356                             47000                       20061101               465.44                          46939.04
     16777897                                     180                               177                             85000                       20061201               874.33                          84926.28
     16777898                                     180                               177                             67000                       20061201               728.09                          66950.84
     16777883                                     180                               177                             48000                       20061201               587.79                          47976.35
     16777884                                     180                               177                             74000                       20061201               775.45                          73939.29
     16777886                                     180                               177                             89600                       20061201              1106.13                          89557.09
     16777887                                     180                               177                             84000                       20061201               855.97                          83912.96
     16777888                                     240                               237                             60000                       20061201                612.5                             60000
     16777889                                     180                               177                             55200                       20061201                632.5                             55200
     16777876                                     180                               177                             77000                       20061201               935.26                          76960.95
     16777877                                     180                               177                            107470                       20061201              1167.87                         107391.16
     16777878                                     180                               177                             52000                       20061201               636.77                          51974.38
     16777976                                     240                               237                             66350                       20061201               684.07                          66334.23
     16777977                                     180                               177                             35250                       20061201                372.8                          35221.86
     16777978                                     180                               177                            125800                       20061201              1306.12                         125649.56
     16777970                                     240                               237                            133550                       20061201              1238.12                            133550
     16777971                                     240                               237                            151000                       20061201              1635.83                            151000
     16777973                                     240                               237                             72800                       20061201               659.75                             72800
     16777974                                     240                               237                             74200                       20061201               749.73                             74200
     16777975                                     240                               237                             78000                       20061201               739.38                             78000
     16777941                                     240                               237                             44050                       20061201                477.2                          44049.21
     16777942                                     240                               237                             53800                       20061201               504.37                          53799.38
     16777943                                     240                               237                             49980                       20061201               458.13                          49978.15
     16777944                                     180                               177                             32565                       20061201               291.82                          32523.66
     16777946                                     240                               237                             26250                       20061201               278.91                             26250
     16777950                                     240                               236                             69300                       20061101               714.66                             69300
     16777951                                     180                               176                             98000                       20061101              1055.43                           97900.9
     16777952                                     180                               176                             65800                       20061101               715.05                          65735.28
     16777953                                     240                               236                             71000                       20061101               761.77                             71000
     16777956                                     240                               236                             95800                       20061101               878.17                             95800
     16777959                                     180                               177                             83400                       20061201               755.11                          83296.97
     16777960                                     240                               237                             97500                       20061201              1046.09                             97500
     16777961                                     240                               237                             55000                       20061201               538.54                             55000
     16777962                                     240                               237                            104000                       20061201              1094.17                            104000
     16777963                                     240                               237                             79600                       20061201               713.08                             79600
     16777964                                     240                               237                             25000                       20061201               275.28                           24923.4
     16777965                                     240                               237                             34800                       20061201               322.63                             34800
     16777966                                     240                               237                             49000                       20061201               484.89                           48999.9
     16777968                                     240                               237                             78000                       20061201                  715                             78000
     16777930                                     180                               177                             25000                       20061201               249.96                          24976.46
     16777933                                     180                               177                             62719                       20061201                663.3                          62668.96
     16777934                                     180                               177                             37600                       20061201               391.58                          37591.33
     16777936                                     180                               177                             33140                       20061201               266.66                          33085.26
     16777937                                     180                               177                             27400                       20061201               279.21                          27375.58
     16777938                                     240                               237                             39671                       20061201               384.31                             39671
     16777940                                     240                               237                            115000                       20061201              1269.79                            115000
     16777925                                     180                               177                             45000                       20061201               445.64                          44956.41
     16777926                                     180                               177                             25000                       20061201                283.9                          24984.07
     16777927                                     180                               177                             39750                       20061201                428.1                          39719.99
     16777928                                     180                               177                             41800                       20061201               421.94                          41761.68
     16777929                                     180                               177                             43200                       20061201               456.87                          43165.53
     16777918                                     240                               237                             56000                       20061201               554.17                             56000
     16777919                                     180                               177                             31000                       20061201               330.85                          30975.95
     16777920                                     180                               177                             32334                       20061201               326.39                          32304.35
     16777921                                     180                               177                             28180                       20061201               226.54                          28124.37
     16777922                                     240                               237                            134000                       20061201              1409.79                            134000
     16777923                                     240                               237                             48000                       20061201                  535                             48000
     16777924                                     180                               177                            108600                       20061201              1159.05                         108515.73
     16777914                                     360                               357                             33800                       20061201               321.63                          33763.43
     16777916                                     240                               237                             49500                       20061201               515.63                             49500
     16777900                                     180                               177                             28980                       20061201               300.89                          28955.54
     16777901                                     180                               177                            100700                       20061201              1084.51                         100624.02
     16777902                                     180                               177                             30000                       20061201               436.85                          29992.47
     16777903                                     180                               177                             69800                       20061201               785.79                          69754.25
     16777905                                     180                               177                             52000                       20061201               575.23                          51963.91
     16777907                                     240                               237                             33300                       20061201               339.94                             33300
     16777908                                     240                               237                             50000                       20061201               520.83                             50000
     16777910                                     180                               177                             70000                       20061201               562.74                          69846.63
     16777911                                     180                               177                             44250                       20061201                502.5                          44119.55
     16777913                                     180                               177                             27400                       20061201               224.43                          27356.59
     16778046                                     180                               177                             95880                       20061201               967.83                          95792.15
     16778047                                     180                               176                             61000                       20061101               639.22                          60932.94
     16778049                                     180                               176                             56400                       20061101                540.5                             56400
     16778050                                     240                               237                             74600                       20061201                691.6                             74600
     16777981                                     240                               236                             69250                       20061101                713.1                          69148.97
     16777984                                     240                               237                             70000                       20061201               678.13                             70000
     16777987                                     240                               236                            102900                       20061101              1093.31                            102900
     16777989                                     240                               236                             36000                       20061101               378.75                             36000
     16778000                                     180                               174                             43150                       20060901               435.57                           43069.7
     16778001                                     180                               174                             76450                       20060901               815.92                          76329.51
     16778004                                     180                               175                             67750                       20061001               664.47                          67636.58
     16778006                                     180                               175                             75400                       20061001               753.88                          75204.39
     16777957                                     180                               177                             37500                       20061201               357.13                          37459.49
     16777958                                     180                               177                             60000                       20061201               537.67                          59923.85
     16777969                                     240                               237                            132000                       20061201              1416.25                            132000
     16777972                                     180                               177                             81000                       20061201               840.98                          80931.69
     16694251                                     360                               356                             48000                       20061101               470.77                          47936.02
     16694268                                     180                               175                             69450                       20061001               853.66                             69450
     16694269                                     180                               175                             70000                       20061001               774.34                          69918.21
     16694464                                     240                               236                             66000                       20061101                687.5                             66000
     16694588                                     180                               175                             56000                       20061001               501.82                          54771.97
     16777885                                     180                               176                             36300                       20061101               412.22                          36268.98
     16777891                                     180                               177                             54000                       20061201               666.64                          53974.15
     16777904                                     180                               177                             32000                       20061201               307.77                          31923.76
     16777909                                     180                               177                             57000                       20061201               597.31                          56953.22
     16777912                                     180                               176                             42000                       20061101               444.18                           41955.1
     16777915                                     180                               177                             52000                       20061201                524.9                          51952.34
     16777917                                     180                               177                             40069                       20061201               322.12                          40002.69
     16777932                                     180                               175                             47400                       20061001               492.13                          47316.41
     16777935                                     180                               177                             41370                       20061201               332.88                          41301.67
     16777939                                     240                               237                             33678                       20061201               336.78                             33678
     16777945                                     180                               177                             84000                       20061201               760.55                           83896.2
     16777947                                     180                               177                             60400                       20061201               469.79                          60292.24
     16777948                                     180                               177                             33500                       20061201               348.96                             33500
     16777949                                     180                               177                             66000                       20061201               721.88                             66000
     16777954                                     180                               176                             84600                       20061101               742.43                           84448.4
     16777955                                     240                               237                            137000                       20061201              1427.08                            137000
     16777875                                     180                               177                            148400                       20061201               1699.8                         148308.07
     16777879                                     180                               177                             67800                       20061201               645.17                          67726.62
     16777880                                     180                               176                             46000                       20061101               572.46                           45971.3
     16777881                                     180                               176                            182000                       20061101               2047.5                            182000
     16777882                                     180                               177                             91500                       20061201              1120.47                          91454.92
     16778028                                     180                               176                             74000                       20061101               690.78                          73887.05
     16778030                                     180                               176                             26950                       20061101               310.56                          26715.11
     16778031                                     180                               176                             75200                       20061101                795.3                          75119.57
     16778032                                     180                               176                             37150                       20061101               382.13                          37106.84
     16778034                                     180                               176                             87800                       20061101               920.06                          87703.46
     16778037                                     240                               236                             25000                       20061101               260.18                          24884.77
     16778038                                     180                               176                             42150                       20061101               462.15                          42109.69
     16694287                                     180                               176                             45100                       20061101               472.61                           45050.4
     16694288                                     180                               176                             31000                       20061101               367.09                          30742.05
     16778040                                     180                               176                             72000                       20061101               881.69                          71896.13
     16778041                                     180                               176                             77000                       20061101               821.79                          76919.93
     16778042                                     180                               176                             81000                       20061101               872.35                          80918.07
     16778043                                     180                               176                             25000                       20061101               306.14                          24983.46
     16778045                                     240                               237                             64000                       20061201                  680                             64000
     16778016                                     180                               175                             35250                       20061001               319.16                          35176.78
     16778018                                     180                               175                             51950                       20061001               595.05                          51890.61
     16778020                                     180                               175                             49000                       20061001               556.44                          48919.25
     16778021                                     180                               176                             48300                       20061101               432.82                          48217.92
     16778023                                     180                               175                             59500                       20061001               522.16                          59347.23
     16778024                                     180                               175                             72850                       20061001               749.35                          72743.64
     16778025                                     180                               175                             94750                       20061001              1011.23                          94626.19
     16778026                                     180                               176                             52000                       20061101               565.09                          51948.83
     16694198                                     180                               176                             61000                       20061101               575.17                          60909.35
     16694137                                     180                               175                             34000                       20061001               308.06                           33992.4
     16777979                                     240                               237                             85600                       20061201               739.13                             85490
     16778005                                     180                               175                             93850                       20061001               956.34                          93709.15
     16778007                                     180                               175                             43580                       20061001               378.43                          43479.34
     16778011                                     180                               175                             72000                       20061001               713.01                          71882.73
     16778012                                     180                               175                             46150                       20061001                439.5                          46066.18
     16778013                                     180                               175                             40250                       20061001               468.96                           40210.3
     16778014                                     180                               175                             70800                       20061001                845.9                          70735.88
     16778015                                     240                               236                             59200                       20061101               567.33                             59200
     16694218                                     180                               176                             38500                       20061101               312.81                             38500
     16694227                                     360                               356                             25000                       20061101               256.97                          24970.85
     16694234                                     240                               236                             50000                       20061101               531.25                             50000
     16778002                                     180                               174                             25450                       20060901               244.78                          25395.73
     16778003                                     180                               175                             63300                       20061001               657.21                          63210.12
     16777993                                     240                               237                            132000                       20061201              1306.25                            132000
     16777994                                     240                               237                             62100                       20061201               588.66                             62100
     16777995                                     240                               237                             53300                       20061201               527.44                          53299.45
     16777996                                     240                               237                             79200                       20061201                791.6                           79160.4
     16777997                                     240                               237                             50000                       20061201               526.04                             50000
     16777998                                     240                               237                             72400                       20061201               754.17                             72400
     16777999                                     240                               237                             99650                       20061201              1058.78                             99650
     16778036                                     180                               176                             76250                       20061101               669.15                          76113.38
     16778044                                     180                               176                             76500                       20061101               823.88                          75886.85
     16778048                                     240                               236                             66000                       20061101               707.73                          65963.13
     16778022                                     180                               175                             49000                       20061001               556.44                          48947.38
     16778027                                     180                               175                             46000                       20061001               508.86                          45920.52
     16778029                                     180                               176                             33729                       20061101               433.24                          33710.24
     16778033                                     180                               176                            200000                       20061101               2095.8                         199780.13
     16778009                                     180                               175                             89700                       20061001              1001.04                          89598.07
     16778010                                     180                               176                             50800                       20061101               668.02                           50450.3
     16778017                                     180                               175                             70690                       20061001               768.19                          70602.62
     16828120                                     180                               175                             62000                       20061001               602.19                          61893.32
     16828124                                     180                               176                             44250                       20061101               455.17                          44198.56
     16828128                                     180                               175                             79000                       20061001               986.59                          78248.12
     16828119                                     360                               355                             70800                       20061001               797.05                          70721.79
     16828121                                     180                               176                             42450                       20061101               453.06                           42382.7
     16828122                                     180                               177                             23000                       20061201               241.02                          22981.12
     16828123                                     180                               177                             29985                       20061201               285.56                          29952.61
     16828125                                     180                               175                             24967                       20061001               261.63                          24931.75
     16828126                                     180                               175                             26500                       20061001               290.56                          26468.14
     16828127                                     180                               175                             34600                       20061001               352.58                          34548.07
     16789134                                     180                               175                             27700                       20061001               320.01                          27671.87
     16789169                                     180                               178                             36000                       20070101               408.81                           35984.8
     16789170                                     240                               236                            194000                       20061101              2323.96                            194000
     16789171                                     240                               236                             81200                       20061101               783.33                             80000
     16789135                                     180                               177                             32000                       20061201               369.68                          31980.72
     16789136                                     180                               176                             38700                       20061101               466.21                          38672.92
     16789137                                     180                               176                            150000                       20061101              1400.22                         149771.06
     16789138                                     180                               176                            134000                       20061101              1561.25                         133894.88
     16789140                                     180                               173                             70980                       20060801               778.25                          70859.32
     16789141                                     360                               356                             39000                       20061101                462.1                           38971.1
     16789143                                     180                               178                             27750                       20070101                334.3                           27740.4
     16789144                                     180                               175                             35600                       20061001               389.64                          35556.98
     16789145                                     180                               175                             72600                       20061001               670.75                          72513.86
     16789146                                     180                               178                            180000                       20070101               1851.5                         179896.49
     16789147                                     180                               177                            117000                       20061201              1226.04                         116904.03
     16789148                                     180                               177                            112500                       20061201                895.1                         112309.38
     16789149                                     180                               177                             70000                       20061201               715.99                           69938.3
     16789150                                     180                               177                            240000                       20061201               1996.2                         239633.55
     16789151                                     180                               178                             77500                       20070101               661.98                             77500
     16789152                                     180                               177                             41000                       20061201               286.68                          40908.14
     16789153                                     180                               177                             64500                       20061201               604.69                             64500
     16789154                                     180                               178                             49400                       20070101               508.13                           49371.6
     16789155                                     180                               178                            100000                       20070101               690.68                          99847.34
     16789156                                     180                               178                            160000                       20070101              1633.33                            160000
     16789157                                     180                               178                             67990                       20070101                679.9                             67990
     16789158                                     180                               178                             90000                       20070101               646.87                          89999.88
     16789159                                     180                               177                             76000                       20061201               702.31                          75911.04
     16789160                                     180                               178                            115000                       20070101              1173.96                            115000
     16789161                                     180                               175                             55000                       20061001               540.47                          54908.43
     16789162                                     180                               177                             27200                       20061201               314.23                          27183.62
     16789163                                     180                               176                             52000                       20061101               605.86                          51959.05
     16789164                                     180                               176                             30800                       20061101                361.9                           30776.5
     16789167                                     180                               178                             32600                       20070101               335.33                          32581.25
     16789168                                     180                               178                             31200                       20070101               332.98                          31183.96
     16633376                                     180                               175                             91000                       20061001               815.45                          90805.88
     16633377                                     180                               175                             80100                       20061001               816.22                          79979.83
     16633491                                     360                               355                             75000                       20061001               836.98                          74914.77
     16598245                                     180                               175                            125000                       20061001               1249.8                         124801.89
     16633567                                     180                               175                             74950                       20061001               792.65                          74849.31
     16598324                                     360                               352                            400000                       20060701              3658.96                         398688.68
     16633624                                     180                               175                             70000                       20061001               822.49                          69932.89
     16768792                                     360                               357                             54950                       20061201                469.1                          54919.36
     16768793                                     360                               357                             76150                       20061201               743.96                          76073.41
     16768782                                     360                               357                             52000                       20061201                440.1                          51923.85
     16768783                                     360                               357                             27400                       20061201               280.79                          27375.97
     16768784                                     360                               357                             30400                       20061201               276.95                          30363.03
     16768785                                     360                               357                             32500                       20061201               282.22                          32453.75
     16768786                                     360                               357                             39000                       20061201               355.88                             39000
     16768787                                     360                               357                             20000                       20061201               173.31                          19972.35
     16768789                                     360                               357                             30450                       20061201               272.87                          30411.33
     16768790                                     360                               357                             33500                       20061201               340.08                          33469.81
     16768791                                     360                               357                             48800                       20061201               578.22                          48773.02
     16768775                                     360                               356                             30000                       20061101               281.74                          29954.92
     16768776                                     360                               356                            179736                       20061101              1790.21                         179506.68
     16768777                                     360                               356                             29999                       20061101                260.5                          29943.79
     16768778                                     360                               357                             36000                       20061201               368.92                          35937.04
     16768779                                     360                               357                             47000                       20061201               508.92                          46965.12
     16768780                                     360                               356                             33400                       20061101                374.7                          33370.32
     16768781                                     360                               357                             29200                       20061201               267.11                          29164.87
     16768725                                     360                               353                             43819                       20060801               467.67                          43737.94
     16768727                                     180                               173                            181800                       20060801              1800.35                         181381.43
     16768728                                     360                               356                             99982                       20061101               995.84                          99854.45
     16768729                                     360                               356                             71991                       20061101               793.56                          71598.38
     16712870                                     360                               357                             47000                       20061201               468.04                             47000
     16712871                                     360                               356                             26000                       20061101               263.95                          25968.58
     16712872                                     360                               357                             60000                       20061201                597.5                             60000
     16712873                                     360                               356                            184600                       20061101              1915.23                            184600
     16712874                                     360                               356                             36000                       20061101               365.46                          35956.52
     16712875                                     360                               356                             64000                       20061101               625.26                          63913.75
     16712876                                     360                               356                             43400                       20061101               436.43                           43346.1
     16768730                                     360                               357                             16200                       20061201               146.98                          16180.09
     16712877                                     360                               357                             36200                       20061201               367.49                          36167.37
     16768731                                     360                               356                             28298                       20061101               245.73                          28245.92
     16712878                                     360                               356                             22000                       20061101                  252                           21981.7
     16768732                                     360                               356                             27291                       20061101               236.99                          27240.75
     16712879                                     360                               357                             26000                       20061201               281.53                          25980.71
     16768733                                     360                               356                             33000                       20061101               338.18                           32961.2
     16768723                                     360                               357                             41000                       20061201               505.34                          40980.23
     16712867                                     360                               357                             39000                       20061201                422.3                          38971.05
     16768721                                     360                               357                            123000                       20061201              1076.25                            123000
     16712868                                     360                               356                             58400                       20061101               671.22                          58352.05
     16768722                                     360                               357                             41850                       20061201               382.82                          41799.67
     16712869                                     360                               356                             39400                       20061101               377.45                          39343.94
     16768716                                     360                               357                             49000                       20061201               497.43                          48955.84
     16768717                                     360                               356                             20000                       20061101                191.6                          19971.54
     16768718                                     360                               356                             35044                       20061101               396.58                          35013.71
     16768719                                     360                               356                             30000                       20061101               302.26                             29730
     16712860                                     360                               357                             31750                       20061201               275.12                          31706.13
     16712861                                     360                               354                            136000                       20060901              1315.76                         130497.28
     16712862                                     360                               356                             37000                       20061101               347.48                           36916.4
     16712863                                     360                               357                             39400                       20061201               445.11                          39374.44
     16712864                                     360                               357                             51700                       20061201               592.18                          51667.99
     16712865                                     360                               357                             57000                       20061201               535.31                          56936.06
     16712866                                     360                               356                             55400                       20061101               656.42                          55358.95
     16768720                                     360                               357                             32000                       20061201               292.72                          31961.51
     16768715                                     360                               357                             49750                       20061201               505.05                          49705.14
     16768707                                     360                               357                             78200                       20061201                  824                           78136.9
     16768708                                     360                               357                            111000                       20061201              1156.25                            111000
     16768709                                     360                               357                             60900                       20061201               634.36                          60898.75
     16712850                                     360                               356                            110000                       20061101               955.19                         109797.59
     16712851                                     360                               356                             34350                       20061101               298.28                          34286.78
     16712852                                     360                               357                             25000                       20061201               217.09                          24965.64
     16712853                                     360                               356                             25850                       20061101               224.47                          25802.43
     16712854                                     360                               356                             29200                       20061101               253.56                          29133.48
     16712855                                     360                               357                             38200                       20061201               331.71                          38110.47
     16712856                                     360                               357                             44700                       20061201               388.16                          44537.73
     16768710                                     360                               357                            192000                       20061201                 2000                            192000
     16712857                                     360                               357                             21350                       20061201                185.4                          21320.63
     16768711                                     360                               357                             47850                       20061201               499.57                          47810.32
     16712858                                     360                               357                             41000                       20061201               356.03                          40943.64
     16768712                                     360                               357                             32700                       20061201               318.83                             32700
     16712859                                     360                               357                             27300                       20061201               236.56                          27262.28
     16768713                                     360                               357                             88000                       20061201                901.8                          87922.83
     16768771                                     360                               357                             97000                       20061201              1030.63                             97000
     16768772                                     360                               356                             58000                       20061101               680.35                           57955.5
     16768773                                     360                               356                             30816                       20061101                267.6                          30759.26
     16768774                                     360                               356                             43803                       20061101               380.37                          43682.16
     16712830                                     360                               354                             26100                       20060901               226.64                          26027.38
     16712831                                     360                               356                             29900                       20061101               259.09                          29844.68
     16712832                                     360                               355                             22200                       20061001                250.8                          22175.72
     16712833                                     360                               356                             22750                       20061101               197.55                          22708.14
     16712834                                     360                               357                             25950                       20061201               225.34                          25914.33
     16712836                                     360                               356                             67000                       20061101               758.22                          66942.08
     16712837                                     360                               356                             44000                       20061101               382.08                          43919.02
     16712838                                     360                               356                             20050                       20061101               174.11                          20013.08
     16712839                                     360                               356                            117650                       20061101              1342.96                         117551.15
     16712840                                     360                               356                             29950                       20061101               260.08                          29894.85
     16712841                                     360                               356                             70150                       20061101               607.86                          69989.34
     16712842                                     360                               357                            250000                       20061201              2170.88                         249656.42
     16712843                                     360                               356                             23050                       20061101               200.16                          23007.57
     16712844                                     360                               356                             22000                       20061101               219.13                          21971.91
     16712845                                     360                               356                             20250                       20061101               175.85                           20212.7
     16712846                                     360                               357                             40400                       20061201               350.82                          40344.46
     16768700                                     360                               357                             63000                       20061201               647.06                             63000
     16712847                                     360                               357                             28276                       20061201               245.54                          28181.76
     16768701                                     360                               357                            117000                       20061201               1248.7                         109762.62
     16712848                                     360                               357                             33600                       20061201               334.67                          33567.99
     16768702                                     360                               357                             99400                       20061201                958.8                             99400
     16712849                                     360                               356                             52010                       20061101               451.63                           51914.3
     16768703                                     360                               357                             84000                       20061201                  875                             84000
     16768704                                     360                               357                             28750                       20061201               297.39                          28620.79
     16768705                                     360                               357                             50000                       20061201               572.71                          49969.03
     16768706                                     360                               357                            133000                       20061201              1296.75                            133000
     16712829                                     360                               356                             31350                       20061101               272.23                          31292.31
     16712825                                     360                               357                             32000                       20061201               255.19                          31946.03
     16712827                                     360                               356                             75150                       20061101               610.09                          74742.03
     16712828                                     360                               356                             34800                       20061101               356.62                          34759.12
     16712891                                     360                               357                             84750                       20061201               843.97                             84750
     16712892                                     360                               356                             25500                       20061101               261.91                             25500
     16712893                                     360                               357                             53000                       20061201               527.89                          52949.54
     16712894                                     360                               356                             39750                       20061101               403.53                          39701.52
     16712895                                     360                               356                             48000                       20061101               487.28                          47942.03
     16712896                                     360                               356                             35600                       20061101               368.25                          35559.29
     16768750                                     360                               356                             25750                       20061101               227.41                          25680.99
     16712897                                     360                               357                            112000                       20061201              1136.99                         111899.05
     16712898                                     360                               357                             40000                       20061201               421.48                          39967.72
     16712899                                     360                               356                             49000                       20061101               561.26                          48959.28
     16768753                                     360                               357                             44000                       20061201                483.3                          43968.77
     16768754                                     360                               356                             27080                       20061101               310.18                           27057.5
     16768755                                     360                               356                             29800                       20061101               337.24                          29774.22
     16768756                                     360                               356                             39747                       20061101               395.89                          39696.28
     16768757                                     360                               356                             47658                       20061101               488.39                          47600.76
     16768758                                     360                               356                             28916                       20061101                251.1                          28813.46
     16768759                                     360                               356                             67600                       20061101               641.22                          67501.18
     16768760                                     360                               356                             42198                       20061101               456.93                          42149.74
     16768761                                     360                               356                             51850                       20061101               537.34                          51791.04
     16768762                                     360                               356                             75800                       20061101               806.05                          75720.28
     16768763                                     360                               356                             14000                       20061101               157.06                          13986.61
     16768764                                     360                               356                             68564                       20061101                729.1                          68491.89
     16768765                                     360                               356                             31664                       20061101               324.49                          31626.77
     16768766                                     360                               356                             29275                       20061101               300.01                          29240.57
     16768767                                     360                               356                             23474                       20061101               203.84                           23430.8
     16712820                                     360                               356                             32000                       20061101               366.54                           31973.4
     16712821                                     360                               357                             42000                       20061201                479.5                             42000
     16712822                                     360                               357                             38000                       20061201               385.77                          37965.73
     16712824                                     360                               357                             28000                       20061201               314.12                          27980.54
     16768768                                     360                               356                             30740                       20061101               266.94                           30683.4
     16768769                                     360                               356                             31882                       20061101               276.85                          31809.37
     16768770                                     360                               356                             68200                       20061101               623.86                          68074.49
     16712800                                     360                               356                             50950                       20061101               527.03                          50888.74
     16712802                                     360                               356                             41000                       20061101                358.3                          40925.72
     16712803                                     360                               357                             34200                       20061201               312.08                             34200
     16712804                                     360                               357                             93650                       20061201               879.49                          93544.99
     16712805                                     360                               357                             80750                       20061201                788.9                          80668.78
     16712806                                     360                               357                             39000                       20061201               358.94                           38588.6
     16712807                                     360                               357                             83000                       20061201               843.83                             83000
     16712808                                     360                               357                             43400                       20061201               441.23                             43400
     16712809                                     360                               356                             49000                       20061101               511.58                          48945.52
     16712810                                     360                               356                             35600                       20061101               351.19                           35553.3
     16712811                                     360                               356                             35600                       20061101                314.4                          35537.18
     16712812                                     360                               356                             53000                       20061101               568.74                          52945.78
     16712813                                     360                               357                            114000                       20061201               1190.2                         113905.44
     16712814                                     360                               357                             49000                       20061201               498.17                             49000
     16712815                                     360                               356                             30000                       20061101               338.91                          29973.93
     16712816                                     360                               356                            124250                       20061101              1249.44                         124095.76
     16712818                                     360                               357                             36000                       20061201                322.6                          35954.31
     16712819                                     360                               357                             71650                       20061201               741.15                          71588.88
     16768693                                     360                               357                             48000                       20061201               382.78                          47919.06
     16768694                                     360                               357                             43000                       20061201               407.88                          42953.06
     16768695                                     360                               357                             45000                       20061201               465.48                          44961.62
     16768696                                     360                               356                             41200                       20061101               418.25                          41143.42
     16768697                                     360                               357                             31600                       20061201                274.4                          31526.08
     16768698                                     360                               356                             43275                       20061101               435.17                          43221.26
     16768699                                     360                               357                             17000                       20061201               146.69                          16976.23
     16768734                                     360                               356                             25130                       20061101               217.76                           25083.5
     16768735                                     360                               356                             35890                       20061101               311.66                          35823.93
     16768736                                     360                               356                             25219                       20061101               218.99                           25172.6
     16768737                                     360                               356                             28352                       20061101                246.2                          28299.81
     16768738                                     360                               356                             45000                       20061101               508.37                          44960.88
     16768739                                     360                               356                             38563                       20061101               334.87                          38492.02
     16712880                                     360                               357                             75000                       20061201                725.6                          74922.48
     16712881                                     360                               357                             48600                       20061201               493.37                           48549.5
     16712882                                     360                               357                            145000                       20061201              1458.09                         144865.68
     16712883                                     360                               357                             43000                       20061201                420.1                          42956.73
     16712884                                     360                               357                             20400                       20061201               230.46                          20386.77
     16712885                                     360                               357                             33500                       20061201               337.09                             33500
     16712886                                     360                               357                             90000                       20061201               939.64                          89925.33
     16768740                                     360                               356                             66700                       20061101               657.99                          66612.52
     16712887                                     360                               356                            240000                       20061101              2387.91                            239790
     16768741                                     360                               356                             10000                       20061101                81.19                           9978.32
     16712888                                     360                               356                             98200                       20061101              1086.29                           98108.7
     16768742                                     360                               356                             20000                       20061101                195.4                          19973.02
     16712889                                     360                               356                             54000                       20061101               510.18                           53920.2
     16768743                                     360                               357                             22580                       20061201               206.55                          22552.85
     16768657                                     360                               357                             52600                       20061201               518.89                          52548.52
     16768658                                     360                               357                             23950                       20061201               270.57                          23929.93
     16768744                                     360                               356                             40000                       20061101               417.62                          39935.15
     16768745                                     360                               356                             30390                       20061101               302.69                          30351.23
     16768746                                     360                               357                             21750                       20061201               227.08                          21731.95
     16768747                                     360                               356                             49478                       20061101               423.28                          49383.54
     16768748                                     360                               357                             38200                       20061201               402.52                          38147.76
     16768749                                     360                               356                             56000                       20061101               639.23                          55952.97
     16768659                                     360                               357                             38300                       20061201               361.46                             38300
     16768660                                     360                               357                             16000                       20061201               157.23                          15984.16
     16768661                                     360                               357                             58500                       20061201               571.53                          58441.14
     16768662                                     360                               357                             27200                       20061201               268.33                          27173.35
     16768663                                     360                               357                             34350                       20061201               348.71                          34319.04
     16768664                                     360                               357                             51200                       20061201                539.5                          51158.69
     16768665                                     360                               357                             59250                       20061201               601.49                          59196.59
     16768666                                     360                               357                             42950                       20061201               473.44                          42919.86
     16768667                                     360                               357                             61000                       20061201               619.25                          60945.02
     16768668                                     180                               177                             50250                       20061201                484.7                             50250
     16768669                                     360                               357                             87000                       20061201               849.96                          86912.48
     16768670                                     360                               357                             31400                       20061201               345.39                           31399.4
     16768671                                     360                               357                             51200                       20061201               509.87                             51200
     16768672                                     360                               357                             77400                       20061201               778.32                           77328.3
     16768673                                     360                               357                             64000                       20061201               637.46                          63939.03
     16768675                                     360                               357                             81000                       20061201               822.29                          80926.98
     16768676                                     360                               357                            151000                       20061201              1708.81                         150900.28
     16768677                                     360                               357                             88500                       20061201               992.85                          88441.31
     16768678                                     360                               357                            110000                       20061201              1244.83                         109929.11
     16768679                                     360                               357                             70450                       20061201               728.73                          70389.64
     16768680                                     360                               357                             40000                       20061201               353.25                          39947.31
     16768681                                     360                               357                             23300                       20061201               247.77                          23281.71
     16768682                                     360                               356                             34000                       20061101               311.02                           33945.2
     16768683                                     360                               357                             22950                       20061201               261.97                          22935.62
     16768684                                     360                               357                             35800                       20061201               327.48                          35756.94
     16768685                                     360                               357                             20250                       20061201               185.24                          20225.64
     16768686                                     360                               356                             34440                       20061101                279.6                          34365.44
     16768687                                     360                               356                             79400                       20061101                644.6                          79228.12
     16768688                                     360                               356                             27600                       20061101               277.54                          27503.96
     16768689                                     360                               357                             15700                       20061201                125.2                          15673.53
     16768690                                     360                               357                             26300                       20061201               209.73                          26255.66
     16768691                                     360                               357                             20000                       20061201               208.81                           19983.4
     16768692                                     360                               357                             24780                       20061201               197.61                          24738.22
     16712992                                     360                               357                             28200                       20061201               316.37                          28094.96
     16712993                                     360                               356                             27750                       20061101               292.41                          27719.97
     16712994                                     360                               356                             27200                       20061101               248.81                          27156.19
     16712995                                     360                               356                             32600                       20061101               341.62                             32600
     16712996                                     360                               356                             26000                       20061101               258.92                             26000
     16768850                                     360                               357                             20000                       20061201               214.23                          19984.65
     16712997                                     360                               356                             20000                       20061101               224.38                          19982.18
     16768851                                     360                               357                             54400                       20061201               583.76                          54358.49
     16712998                                     180                               176                             34600                       20061101                  353                          34233.39
     16768852                                     360                               357                             30050                       20061201               296.44                          30020.58
     16712999                                     360                               356                             31550                       20061101               256.14                           31382.1
     16768853                                     360                               357                             55000                       20061201                600.9                          54960.31
     16768854                                     180                               177                             28800                       20061201               335.53                          28616.07
     16768855                                     360                               357                             38000                       20061201               347.61                          37954.27
     16768856                                     360                               357                             41000                       20061201               377.35                          40951.46
     16768857                                     360                               357                             50350                       20061201               535.42                          50310.48
     16768858                                     360                               357                             42400                       20061201               475.67                          42371.88
     16768859                                     360                               357                             34600                       20061201               361.24                          34570.53
     16768860                                     360                               357                             26150                       20061201                226.6                          26113.85
     16768861                                     360                               357                             30000                       20061201               330.69                          29838.09
     16768862                                     360                               357                             83000                       20061201               708.96                             83000
     16768863                                     360                               357                             20000                       20061201                197.3                          19980.41
     16768864                                     360                               357                             42750                       20061201               383.09                          42661.49
     16768865                                     360                               357                             31050                       20061201               278.24                          31008.83
     16689741                                     360                               356                             40000                       20061101               398.41                          39948.96
     16689753                                     360                               356                             29791                       20061101               258.69                          29694.54
     16712933                                     360                               357                            122000                       20061201              1215.15                         121883.81
     16712934                                     360                               357                             47250                       20061201               461.62                          47202.45
     16712936                                     360                               355                             21000                       20061001               231.08                             20975
     16712937                                     360                               357                             34000                       20061201               354.98                          33971.78
     16712938                                     360                               356                             26500                       20061101               301.46                          26477.45
     16712939                                     360                               356                            100000                       20061101              1092.54                          99903.31
     16712940                                     360                               357                             57400                       20061201               632.72                          57359.73
     16712941                                     360                               356                             37000                       20061101                409.3                          36944.88
     16712942                                     360                               356                             53000                       20061101               599.78                          52954.21
     16712943                                     360                               356                             51950                       20061101               527.38                          51018.39
     16712944                                     360                               356                             54000                       20061101                616.4                          53954.65
     16712945                                     360                               356                             76000                       20061101                720.9                          75888.89
     16768800                                     360                               357                             26000                       20061201               207.34                          25956.16
     16712947                                     360                               356                             84200                       20061101               879.08                          84106.39
     16768801                                     360                               357                             20000                       20061201               218.51                          19985.57
     16712948                                     360                               356                             40400                       20061101               469.12                          40362.84
     16768802                                     360                               357                             33250                       20061201               324.84                          33199.24
     16712949                                     360                               356                             59700                       20061101               675.61                          59648.39
     16768838                                     360                               357                             46500                       20061201               370.81                          46421.62
     16768839                                     360                               357                             51500                       20061201               527.75                          51453.29
     16712980                                     360                               357                             77600                       20061201               847.81                          77544.02
     16712981                                     360                               356                             56000                       20061101               600.93                          55942.73
     16712982                                     360                               355                             27600                       20061001               305.32                           27567.7
     16712983                                     360                               356                             30550                       20061101               327.83                          30518.75
     16712984                                     360                               356                             33000                       20061101               359.49                          32993.62
     16712985                                     360                               355                             54050                       20061001                548.7                          53967.99
     16712986                                     360                               356                             12490                       20061101               119.89                          12472.32
     16712987                                     360                               356                             28000                       20061101               319.62                          27976.46
     16768841                                     360                               357                             39450                       20061201               392.93                          39412.44
     16712988                                     360                               356                             20000                       20061101               182.95                          19967.78
     16768842                                     360                               357                             60000                       20061201               603.35                          59944.41
     16712989                                     360                               357                             39100                       20061201               370.89                          39057.31
     16768803                                     360                               357                             49500                       20061201               422.81                             49500
     16768804                                     360                               357                             47400                       20061201               404.88                             47400
     16768805                                     360                               357                             10000                       20061201                95.99                           9934.42
     16768806                                     360                               357                             26600                       20061201               270.04                             26576
     16768807                                     360                               357                             44050                       20061201               504.56                           44022.7
     16768808                                     360                               357                            131900                       20061201               1402.6                         131796.52
     16768809                                     360                               357                             73800                       20061201               735.07                           73729.7
     16712950                                     360                               357                             96000                       20061201               974.56                          95913.47
     16712951                                     360                               357                             28200                       20061201               272.83                          28170.84
     16712952                                     360                               356                             28800                       20061101               329.88                          28776.08
     16712953                                     360                               356                             48000                       20061101               547.92                          47959.65
     16712954                                     360                               357                             69000                       20061201               733.74                          68945.85
     16712955                                     360                               356                            170000                       20061101              1940.52                         169857.21
     16712956                                     360                               356                             28000                       20061101               303.19                          27972.13
     16768810                                     360                               357                             89400                       20061201              1009.95                          89342.06
     16712957                                     360                               356                             44000                       20061101               442.46                          43945.37
     16768811                                     360                               357                             42200                       20061201               424.36                          42160.89
     16712958                                     360                               357                            124000                       20061201              1164.52                         123860.94
     16712959                                     360                               356                             32700                       20061101               300.96                          32648.04
     16768813                                     360                               357                             28400                       20061201                325.3                          28306.86
     16768814                                     360                               357                             20000                       20061201               182.95                          19975.89
     16768815                                     360                               357                             38250                       20061201               326.72                             38250
     16768816                                     360                               357                             26400                       20061201               210.53                          26355.48
     16768817                                     360                               357                             42000                       20061201               434.45                          41964.18
     16768818                                     360                               357                             24000                       20061201                  244                             24000
     16768819                                     180                               177                             32980                       20061201               428.19                          32784.51
     16712960                                     360                               357                            110000                       20061201              1148.44                         109908.76
     16712961                                     360                               357                             29700                       20061201               324.49                          29678.56
     16712962                                     360                               356                             39000                       20061101                422.3                          38961.19
     16712963                                     360                               356                             33100                       20061101               336.02                          33043.06
     16712965                                     360                               357                             57400                       20061201               604.83                          57353.68
     16712966                                     360                               356                             52500                       20061101                  630                             52500
     16768820                                     360                               357                             75400                       20061201               787.21                          75337.44
     16712967                                     360                               357                            130000                       20061201              1489.04                         129919.48
     16712968                                     360                               356                             73000                       20061101               741.07                          72843.31
     16768822                                     360                               357                             79400                       20061201               678.21                             79400
     16712969                                     360                               357                             52400                       20061201               543.65                             52400
     16768823                                     360                               357                             33500                       20061201               329.42                             33500
     16768824                                     360                               357                             40622                       20061201               352.75                          40566.15
     16768825                                     360                               357                             21400                       20061201               170.66                          21363.91
     16768826                                     360                               357                             30550                       20061201               277.18                          30512.44
     16768827                                     360                               357                             62720                       20061201                548.8                             62720
     16768828                                     360                               357                             20000                       20061201               187.83                          19977.56
     16768829                                     360                               357                             70400                       20061201               724.14                          70338.95
     16712970                                     360                               356                             25000                       20061101                258.6                          24971.42
     16712971                                     360                               356                            130000                       20061101               1332.2                         129847.27
     16712972                                     360                               356                             46100                       20061101               499.18                          45987.36
     16712973                                     360                               357                             30500                       20061201               311.39                          30471.71
     16712974                                     360                               356                             36000                       20061101               396.83                          35966.14
     16712975                                     360                               356                             44000                       20061101               517.87                          43966.62
     16712976                                     360                               356                             99000                       20061101              1043.16                          98892.97
     16768830                                     360                               357                             16800                       20061201               193.76                           16789.8
     16712977                                     360                               357                             36400                       20061201               387.08                          36371.41
     16768831                                     360                               357                             76800                       20061201               688.21                          76700.72
     16712978                                     360                               357                             95000                       20061201               874.34                          94861.01
     16768832                                     360                               357                             31750                       20061201               363.67                          31730.33
     16712979                                     360                               357                             49000                       20061201               535.35                          48964.64
     16768833                                     360                               357                             35000                       20061201               298.96                             35000
     16768834                                     360                               357                             63600                       20061201               649.31                          63543.62
     16768835                                     360                               357                             57200                       20061201               591.68                           57151.2
     16768836                                     360                               357                             42000                       20061201               471.18                          41972.16
     16768837                                     360                               357                             84000                       20061201               768.39                          83898.95
     16712930                                     360                               357                             57000                       20061201                595.1                          56952.72
     16712931                                     360                               357                             32200                       20061201               350.85                             32200
     16712932                                     360                               357                             48000                       20061201               459.84                          47949.01
     16712926                                     360                               357                             52400                       20061201               542.03                          52355.29
     16712927                                     360                               357                             66000                       20061201               670.01                          65940.52
     16712929                                     360                               357                             39600                       20061201               398.21                          39563.31
     16712920                                     360                               357                             29800                       20061201               311.13                          29775.26
     16712921                                     360                               357                             57000                       20061201               578.65                          56948.61
     16712923                                     360                               357                             52000                       20061201               485.33                             52000
     16712924                                     360                               357                             46150                       20061201               532.25                          46122.03
     16712925                                     360                               357                             90000                       20061201              1030.88                          89944.23
     16712919                                     360                               357                            108000                       20061201              1096.38                         107902.65
     16712908                                     360                               356                             20000                       20061101                191.6                          19971.54
     16712909                                     360                               357                             36500                       20061201               374.04                          36441.78
     16712910                                     360                               356                             29200                       20061101               268.75                          29153.68
     16712911                                     360                               356                             44200                       20061101               463.18                             44200
     16712912                                     360                               356                             45300                       20061101               465.16                          45289.81
     16712913                                     360                               357                             20000                       20061201               224.38                          19986.71
     16712914                                     360                               357                             29000                       20061201               286.08                          28971.62
     16712915                                     360                               357                             83500                       20061201                901.1                             83500
     16712916                                     360                               357                             39800                       20061201               404.04                          39764.12
     16712917                                     360                               357                             42350                       20061201               421.82                          42309.65
     16712918                                     360                               357                             20850                       20061201               180.67                          20821.19
     16712904                                     360                               357                             43200                       20061201               471.98                          43144.72
     16712905                                     360                               356                             29400                       20061101               295.65                          29363.46
     16712906                                     360                               356                            162600                       20061101              1713.32                         162424.18
     16712907                                     360                               356                             97100                       20061101               939.41                          96965.57
     16712900                                     360                               357                             56000                       20061201                681.3                          55971.77
     16712901                                     360                               356                             53900                       20061101               594.14                          53849.31
     16712902                                     360                               356                             54000                       20061101               644.11                          53960.88
     16712903                                     360                               356                             23600                       20061101               235.02                             23600
     16768794                                     360                               357                             76250                       20061201               781.39                          76183.13
     16768795                                     360                               357                             99600                       20061201              1144.76                          99538.98
     16768796                                     360                               357                             54850                       20061201               546.32                          54797.76
     16768797                                     360                               357                             95000                       20061201               964.41                          94914.38
     16768798                                     360                               357                             31800                       20061201               364.25                          31780.28
     16768799                                     360                               357                             20000                       20061201               184.08                           19976.3
     16713100                                     360                               356                             54000                       20061101               553.38                          53936.54
     16713101                                     360                               356                             85779                       20061101               879.04                          85678.22
     16713102                                     360                               355                             58000                       20061001               656.37                          57936.97
     16713103                                     360                               356                             68797                       20061101               718.27                          68688.45
     16713104                                     360                               355                             40559                       20061001                352.2                          40465.31
     16713105                                     360                               355                             44936                       20061001               495.33                          44882.88
     16713106                                     360                               356                             37100                       20061101               361.73                             37100
     16713107                                     360                               356                             24351                       20061101               280.36                          24331.11
     16713108                                     360                               355                             39000                       20061001               339.63                             39000
     16713109                                     360                               356                             27370                       20061101               237.67                          27319.63
     16713110                                     360                               355                             34676                       20061001               389.02                          34637.24
     16713112                                     360                               356                             29300                       20061101               297.45                          28950.84
     16713113                                     360                               356                             21790                       20061101                225.4                          21765.07
     16713114                                     360                               355                            110000                       20061001              1173.99                         109856.25
     16713115                                     360                               355                             25404                       20061001               250.61                          25362.15
     16713116                                     360                               356                             92000                       20061101               981.88                          91904.33
     16713117                                     360                               355                             95000                       20061001              1023.12                          94879.29
     16713118                                     360                               355                             86250                       20061001                967.6                          86153.65
     16713119                                     360                               356                             53200                       20061101               545.18                          53076.75
     16713120                                     360                               356                             47000                       20061101               428.18                          46923.45
     16713121                                     360                               356                             53200                       20061101               607.27                          53155.31
     16712745                                     360                               357                            127000                       20061201              1301.46                         126888.64
     16768600                                     360                               357                             33600                       20061201                383.6                             33600
     16712746                                     360                               356                             39400                       20061101               430.46                          39361.91
     16768601                                     360                               357                             30000                       20061201               298.24                          29971.26
     16712747                                     360                               356                             39700                       20061101               422.17                          39658.22
     16768602                                     360                               357                             50000                       20061201               576.65                          49969.71
     16712748                                     360                               357                             46000                       20061201               462.57                          45957.37
     16768603                                     360                               357                             65000                       20061201               660.83                             65000
     16768604                                     360                               357                             22150                       20061201               200.97                          22122.76
     16768605                                     360                               357                            117000                       20061201              1198.98                         116897.42
     16768606                                     360                               357                             16800                       20061201               133.97                          16705.16
     16768607                                     360                               357                             32036                       20061201               278.19                          31991.96
     16768608                                     360                               357                             60000                       20061201                  635                             60000
     16768609                                     360                               357                             24300                       20061201               211.01                          24266.61
     16712750                                     360                               357                             85000                       20061201               688.53                          84861.81
     16712751                                     360                               356                             23000                       20061101               258.03                          22979.54
     16712752                                     360                               355                             48200                       20061001               493.94                          48128.85
     16712753                                     360                               356                             52700                       20061101               519.88                          52630.88
     16712754                                     360                               356                             39150                       20061101                401.2                             39104
     16712755                                     360                               355                             49600                       20061001               544.81                          49540.69
     16768610                                     360                               357                             40600                       20061201               351.81                          40543.89
     16712756                                     360                               356                             42400                       20061101               422.32                          42345.86
     16768611                                     360                               357                             22000                       20061201               190.64                          21969.58
     16712757                                     360                               355                             51200                       20061001               578.41                          51144.06
     16768612                                     360                               357                             10000                       20061201               103.64                           9991.49
     16712758                                     360                               356                             47240                       20061101               470.52                          47179.74
     16768613                                     360                               357                             31000                       20061201               268.62                          30957.16
     16712759                                     360                               356                             44667                       20061101                501.1                           44627.3
     16768614                                     360                               357                             27600                       20061201               239.16                          27561.86
     16768615                                     360                               357                             40450                       20061201               350.51                          40394.12
     16768616                                     360                               357                             20050                       20061201               173.74                          20022.29
     16712725                                     360                               354                             71600                       20060901               754.45                          71482.68
     16712727                                     360                               356                             29000                       20061101               272.35                          28956.43
     16712728                                     360                               356                             95000                       20061101               982.67                          94891.45
     16712729                                     360                               356                             20000                       20061101                191.6                          19788.75
     16712730                                     360                               356                             25200                       20061101                  251                          25167.83
     16712731                                     360                               356                             44000                       20061101               446.68                          43946.82
     16712732                                     360                               356                             34200                       20061101               350.47                          34159.83
     16712733                                     360                               356                             42800                       20061101               463.44                          42757.44
     16712734                                     360                               356                             43800                       20061101               417.93                             43800
     16712735                                     360                               356                             31000                       20061101               335.67                          30969.16
     16712736                                     360                               356                             20000                       20061101                197.3                          19973.76
     16712737                                     360                               356                             20000                       20061101               216.57                          19877.94
     16712738                                     360                               356                             31400                       20061101               303.79                          31323.33
     16712739                                     360                               356                             43400                       20061101               409.59                             43400
     16712740                                     360                               356                             26300                       20061101               300.21                          26277.91
     16712741                                     360                               356                             20000                       20061101                197.3                          19897.37
     16712742                                     360                               356                             28800                       20061101               286.86                          28650.27
     16712743                                     360                               357                             24000                       20061201               208.32                          23966.97
     16712744                                     360                               356                             20000                       20061101               181.46                          19967.06
     16689800                                     360                               356                             41600                       20061101               418.33                          41548.33
     16768585                                     360                               357                             29200                       20061201               299.24                           29071.6
     16768586                                     360                               356                             67000                       20061101               712.47                          66929.54
     16768587                                     360                               357                            210000                       20061201              2051.62                         209788.79
     16768588                                     360                               357                             26250                       20061201               251.98                          26222.24
     16768589                                     360                               357                             49400                       20061201               501.49                          49354.97
     16642662                                     360                               354                             56250                       20060901               571.03                          56147.11
     16768590                                     360                               357                             36800                       20061201                381.6                          36780.91
     16768591                                     360                               357                             52350                       20061201               536.47                           52304.1
     16768592                                     360                               357                             72750                       20061201               766.57                          72691.29
     16768593                                     360                               357                             43000                       20061201                469.8                          42968.95
     16768594                                     360                               357                             71700                       20061201               734.76                          71637.14
     16768595                                     360                               357                             35400                       20061201               374.65                             35400
     16768596                                     360                               357                             53400                       20061201                542.1                          53292.82
     16768597                                     360                               357                             33600                       20061201               363.83                           33574.7
     16768598                                     360                               357                             75600                       20061201               811.25                          75533.49
     16768599                                     360                               357                             10000                       20061201               104.41                           9991.69
     16768561                                     360                               357                             22800                       20061201               214.55                          22774.57
     16768562                                     360                               357                             25800                       20061201               252.06                          25774.04
     16768563                                     360                               356                             52750                       20061101               540.57                          52688.01
     16768564                                     360                               355                             26200                       20061001               286.25                          26167.39
     16768565                                     360                               356                             23284                       20061101               236.38                          23255.85
     16768566                                     360                               356                             39950                       20061101               405.56                          39901.75
     16768567                                     360                               356                             37780                       20061101                372.7                          37730.43
     16768568                                     360                               357                             26800                       20061201               295.42                          26781.19
     16768569                                     360                               356                             66550                       20061101               669.21                          66467.36
     16642640                                     360                               355                             38800                       20061001               435.28                          38756.66
     16768571                                     360                               357                             31000                       20061201               311.73                          30971.28
     16768572                                     360                               357                             33200                       20061201               380.28                          33179.43
     16768573                                     360                               357                             20000                       20061201               216.57                          19985.13
     16768574                                     360                               357                             23200                       20061201               201.03                           8044.82
     16768578                                     360                               357                             94450                       20061201               940.74                          94360.06
     16768580                                     360                               357                             49350                       20061201               534.37                          49313.37
     16768582                                     360                               356                             46050                       20061101               471.91                          45995.88
     16768583                                     360                               357                             20000                       20061201               187.83                          19977.56
     16768584                                     360                               357                             28400                       20061201                321.4                          28374.35
     16768558                                     360                               357                             37300                       20061201               375.09                          37263.58
     16768559                                     360                               357                             30300                       20061201                304.7                           30271.9
     16768560                                     360                               357                             38800                       20061201               386.46                          38763.04
     16713082                                     360                               356                             51700                       20061101               524.84                          51633.49
     16713083                                     360                               356                             40628                       20061101                352.8                          40553.21
     16713084                                     360                               356                             45607                       20061101               396.03                          45523.09
     16713085                                     360                               357                             27000                       20061201               263.78                          26972.84
     16713086                                     360                               355                             48800                       20061001               490.73                          48723.88
     16713088                                     360                               355                             42056                       20061001               414.88                          41986.58
     16713090                                     360                               356                             24580                       20061101               261.38                          24554.15
     16713091                                     360                               356                             28400                       20061101               299.25                           28369.3
     16713092                                     360                               354                             59068                       20060901               534.81                          58920.12
     16713093                                     360                               355                             30950                       20061001               268.76                          30847.01
     16713094                                     360                               355                             33580                       20061001               277.48                          33492.48
     16713095                                     360                               356                             40227                       20061101               408.37                          40178.43
     16713096                                     360                               356                             28996                       20061101               299.94                          28962.83
     16713097                                     360                               355                             80000                       20061001               850.71                          79894.29
     16713098                                     360                               355                             49984                       20061001               512.22                          49910.23
     16713099                                     360                               355                             39115                       20061001               432.69                           39069.3
     16713070                                     360                               353                             57779                       20060801               533.94                          57617.24
     16713071                                     360                               354                             33614                       20060901               318.22                          33539.16
     16713072                                     360                               355                             20658                       20061001               179.39                          20610.26
     16713073                                     360                               355                             89576                       20061001               952.54                          89457.62
     16713074                                     360                               356                             40134                       20061101               462.86                          40101.42
     16713075                                     360                               354                             28000                       20060901               243.14                           27920.2
     16713076                                     360                               354                             26350                       20060901               286.35                          26310.67
     16713077                                     360                               354                             29784                       20060901               258.63                          29701.12
     16713078                                     360                               356                             86350                       20061101               751.62                             86310
     16713079                                     360                               356                             31000                       20061101               342.93                          30971.15
     16713080                                     360                               355                             28123                       20061001               238.02                           28047.8
     16713000                                     360                               357                             19600                       20061201                156.3                          19566.96
     16713001                                     360                               356                             24100                       20061101               192.19                           24045.6
     16713002                                     360                               357                             26800                       20061201               213.72                          26754.81
     16713003                                     360                               357                             79000                       20061201               629.98                          78866.83
     16713004                                     360                               357                             25000                       20061201               259.38                             25000
     16713005                                     360                               357                             12500                       20061201               130.51                          12489.61
     16713006                                     360                               354                             25200                       20060901               231.93                          25139.47
     16713007                                     360                               355                             19800                       20061001               185.61                          19798.26
     16713008                                     360                               354                             63000                       20060901               684.62                          62906.07
     16713009                                     360                               357                             44400                       20061201               397.87                          44343.66
     16713010                                     360                               356                             47700                       20061101               521.15                          47653.84
     16713011                                     360                               356                             34400                       20061101               370.48                          34335.38
     16713012                                     360                               355                             32787                       20061001               358.22                          32747.11
     16713013                                     360                               356                             47925                       20061101               556.49                          47886.97
     16713014                                     360                               356                             31000                       20061101               323.66                           30965.5
     16713016                                     360                               356                             36050                       20061101                372.9                          36008.79
     16713017                                     360                               356                             41200                       20061101                414.3                          41148.86
     16713018                                     360                               356                             27400                       20061101               286.07                          27327.03
     16713019                                     360                               356                             26300                       20061101               228.38                           26251.6
     16406359                                     360                               353                             29985                       20060801               289.53                          29910.91
     16713020                                     360                               357                             55000                       20061201               490.82                          54875.98
     16713021                                     360                               356                             67200                       20061101               675.75                          67116.59
     16713022                                     360                               356                             36550                       20061101               317.39                          36482.72
     16713023                                     360                               356                             43750                       20061101               370.28                          43664.22
     16713024                                     360                               357                             34500                       20061201               337.71                          34465.48
     16713025                                     360                               357                             35400                       20061201               362.77                          35368.95
     16713026                                     360                               356                             22100                       20061101               218.02                          22070.98
     16713027                                     360                               357                             75000                       20061201               781.25                             75000
     16713029                                     360                               357                             67000                       20061201               697.92                             67000
     16713030                                     360                               357                             53800                       20061201               485.19                          53785.32
     16713031                                     360                               357                             48000                       20061201               512.29                          47962.03
     16713032                                     360                               356                            138000                       20061101                 1309                         137798.27
     16713033                                     360                               357                             24850                       20061201               254.66                          24828.19
     16713034                                     360                               356                            120000                       20061101              1280.71                         119855.54
     16713035                                     360                               356                            101850                       20061101              1087.01                         101744.07
     16713036                                     360                               356                             70000                       20061101               640.32                          69887.25
     16713037                                     360                               357                            137950                       20061201              1707.13                            137950
     16713038                                     360                               356                            245000                       20061101              2388.75                            245000
     16713040                                     360                               356                             47000                       20061101               508.92                          46953.17
     16713041                                     360                               356                             39400                       20061101               459.06                          39369.06
     16713042                                     360                               357                            149000                       20061201               1512.6                         148865.69
     16713043                                     360                               357                             36600                       20061201               427.88                          36578.82
     16713044                                     360                               357                             80250                       20061201               782.44                             80250
     16713046                                     360                               357                            112000                       20061201              1115.54                         111893.35
     16713047                                     360                               357                            107250                       20061201              1117.19                            107250
     16713048                                     360                               357                             50000                       20061201               520.83                             50000
     16713049                                     360                               357                             76000                       20061201               811.12                          75941.03
     16713050                                     360                               354                             25500                       20060901               273.64                          25460.45
     16713052                                     360                               356                             21000                       20061101               203.17                          20970.92
     16713053                                     360                               356                             43400                       20061101                  397                          43330.09
     16713054                                     360                               355                             35985                       20061001               365.31                          35930.39
     16713055                                     360                               356                             54700                       20061101               500.37                          54611.87
     16713056                                     360                               357                             23600                       20061201               215.88                          23486.01
     16713057                                     360                               356                             21000                       20061101               197.22                          20968.46
     16713058                                     360                               356                             89200                       20061101               852.85                          89072.38
     16713059                                     360                               356                             23850                       20061101               208.69                             23850
     16713060                                     360                               354                             66980                       20060901               712.26                          66873.23
     16713061                                     360                               356                             28600                       20061101               330.97                          28577.03
     16713062                                     360                               356                            146000                       20061101              1499.54                            146000
     16713063                                     360                               351                             38280                       20060601               412.31                             38280
     16713064                                     360                               352                             58933                       20060701               535.79                          58736.63
     16713065                                     360                               355                             52092                       20061001               538.84                           52017.2
     16713067                                     360                               352                             10800                       20060701                119.9                          10779.64
     16713068                                     360                               352                             91000                       20060701               930.79                          90640.75
     16713069                                     360                               354                             13400                       20060901               138.36                           13376.6
     16713149                                     360                               356                             39000                       20061101               437.53                          38965.32
     16713150                                     360                               357                             31000                       20061201               314.71                          30972.04
     16713151                                     360                               357                             90000                       20061201               965.78                          89896.39
     16713152                                     360                               354                             34980                       20060901               339.75                          34907.45
     16712990                                     360                               356                             54000                       20061101               553.38                          53936.54
     16712991                                     360                               356                             37000                       20061101               382.73                          36957.69
     16713123                                     360                               356                             29000                       20061101                261.6                             29000
     16713124                                     360                               356                             24000                       20061101               239.05                          23969.36
     16713125                                     360                               356                             65000                       20061101               710.15                          64937.16
     16713126                                     360                               356                             31476                       20061101               301.54                          31431.21
     16713127                                     360                               356                             28886                       20061101               250.84                          28832.82
     16713128                                     360                               356                             48800                       20061101                551.3                          48757.57
     16713129                                     360                               356                             85650                       20061101               853.09                          85540.74
     16713130                                     360                               356                             27300                       20061101                312.7                          27277.32
     16713131                                     360                               356                             51695                       20061101               549.72                          51640.63
     16713132                                     360                               356                             74635                       20061101               796.55                          74556.47
     16713133                                     360                               356                             28951                       20061101                251.4                          28897.72
     16713134                                     360                               356                             20000                       20061101               173.67                           19963.2
     16713135                                     360                               356                             33000                       20061101               347.72                          32962.03
     16713136                                     360                               356                             28156                       20061101               322.51                          28132.58
     16713137                                     360                               356                             54791                       20061101               618.98                          54743.37
     16713138                                     360                               356                             19900                       20061101               209.69                          19878.47
     16713139                                     360                               356                             37300                       20061101               400.99                          37262.04
     16713140                                     360                               356                             53945                       20061101               558.01                          53883.32
     16713141                                     360                               356                             56600                       20061101               580.02                           56533.5
     16713143                                     360                               356                             28400                       20061101               246.62                          28347.71
     16713144                                     360                               357                             12600                       20061201               131.55                          12589.54
     16713145                                     360                               356                             30200                       20061101               303.69                           30162.5
     16713146                                     360                               356                             37450                       20061101               380.18                          37404.78
     16713147                                     360                               356                             85000                       20061101               928.66                           84917.8
     16713148                                     360                               356                             18408                       20061101               162.23                          18375.34
     16768654                                     360                               357                             65000                       20061201               674.38                             65000
     16768655                                     360                               357                             59600                       20061201               605.93                             59600
     16768656                                     360                               357                             56250                       20061201               549.55                          56193.39
     16642453                                     360                               355                             21100                       20061001               243.35                          21078.44
     16768846                                     360                               357                             37550                       20061201               400.76                          37520.86
     16768847                                     360                               357                             35300                       20061201               344.87                          35264.48
     16768848                                     360                               357                             32500                       20061201               284.02                          32034.78
     16768849                                     360                               357                             63000                       20061201               645.61                          62944.74
     16768843                                     360                               357                            140000                       20061201              1434.68                         139877.25
     16768844                                     360                               357                             36800                       20061201               384.21                          36737.39
     16768845                                     360                               357                             58150                       20061201               584.75                          58096.11
     16713196                                     360                               357                             20000                       20061201               214.62                          19984.73
     16713197                                     360                               357                             84000                       20061201               710.92                          83877.02
     16713198                                     360                               357                             73950                       20061201               810.82                          73897.25
     16713199                                     360                               357                             44800                       20061201               433.43                          44753.68
     16713182                                     360                               357                             15000                       20061201               171.23                          14990.57
     16713183                                     360                               356                             36800                       20061101               370.06                          36749.21
     16713184                                     360                               356                             45450                       20061101               415.75                           45376.8
     16713185                                     360                               357                             92000                       20061201               801.17                             92000
     16713186                                     360                               357                             57750                       20061201                564.2                          57663.43
     16713187                                     360                               356                             69000                       20061101               727.06                          68925.38
     16713188                                     360                               357                             37000                       20061201                  365                          36963.78
     16713189                                     360                               356                             36600                       20061101               350.63                          36547.92
     16713190                                     360                               356                             28800                       20061101               334.42                          28777.14
     16713191                                     360                               356                             41800                       20061101                444.5                          41756.02
     16713193                                     360                               357                             84000                       20061201               929.21                          83941.74
     16713194                                     360                               356                             59600                       20061101               612.14                             59600
     16713195                                     360                               357                             29200                       20061201               274.23                          29167.23
     16713153                                     360                               356                             43600                       20061101               463.64                          43554.12
     16713154                                     360                               356                             20000                       20061101               238.75                             20000
     16713155                                     360                               356                            109800                       20061101              1118.87                         109668.83
     16713156                                     360                               356                             30740                       20061101               347.88                          30713.41
     16713157                                     360                               357                             44300                       20061201               384.68                          44239.12
     16713158                                     360                               357                             22950                       20061201               199.29                          22918.45
     16713159                                     360                               357                             31200                       20061201               350.02                          31179.31
     16713160                                     360                               357                             37400                       20061201               368.55                             37400
     16713161                                     360                               355                             44300                       20061001               483.14                          44245.82
     16713162                                     360                               357                             26250                       20061201               263.97                          26225.67
     16713163                                     360                               356                             57700                       20061101               651.84                          57649.84
     16713164                                     360                               356                             52000                       20061101               532.88                           51938.9
     16713165                                     360                               357                             30000                       20061201               321.93                             29974
     16713166                                     360                               357                             92000                       20061201               785.83                             92000
     16713167                                     360                               356                             20400                       20061101               189.67                          20368.17
     16713168                                     360                               357                             32550                       20061201               259.57                          32495.12
     16713169                                     360                               357                             29000                       20061201               272.35                          28967.47
     16713170                                     360                               356                             46000                       20061101               507.06                          45893.12
     16713171                                     360                               357                             18000                       20061201               187.93                          17985.06
     16713172                                     360                               357                             53000                       20061201               532.96                          52950.89
     16713173                                     360                               357                             25400                       20061201                260.3                           25377.7
     16713174                                     360                               357                             34600                       20061201               341.33                          34566.11
     16713175                                     360                               357                             37000                       20061201               295.06                          36937.61
     16713176                                     360                               356                             55000                       20061101               574.22                          54855.41
     16713177                                     360                               357                             35000                       20061201               365.42                          34970.95
     16713178                                     360                               357                             51600                       20061201               499.22                          51546.65
     16713179                                     360                               356                             31180                       20061101               357.14                           31154.1
     16713180                                     360                               357                             35700                       20061201               310.01                          35650.91
     16713181                                     360                               357                             14200                       20061201                  151                          14188.87
     16768652                                     360                               357                             74250                       20061201               723.94                             74250
     16712798                                     360                               353                             44311                       20060801               448.98                          44215.42
     16768653                                     360                               357                             37300                       20061201               353.81                          37259.29
     16712799                                     360                               356                             54000                       20061101                532.7                          53928.28
     16713200                                     360                               357                             18400                       20061201               176.62                          18380.56
     16713201                                     360                               357                             23000                       20061201               229.09                          22978.07
     16713202                                     360                               356                             69150                       20061101               735.33                          69077.29
     16713203                                     360                               356                             24200                       20061101               262.04                          24175.93
     16713204                                     360                               356                             27600                       20061101                259.2                          27558.54
     16713205                                     360                               357                             48800                       20061201               481.41                          48735.98
     16713206                                     360                               357                             26000                       20061201               258.92                             26000
     16713207                                     360                               357                             23300                       20061201                252.3                          23282.69
     16713209                                     360                               357                             22300                       20061201               245.82                          22284.33
     16713210                                     360                               356                             32300                       20061101                364.9                          32271.91
     16713211                                     360                               357                             23800                       20061201                  282                          23786.86
     16713212                                     360                               357                             34000                       20061201               290.42                             34000
     16713213                                     360                               357                             47000                       20061201               472.63                          46956.44
     16713214                                     360                               357                             15600                       20061201               149.75                           15577.9
     16713215                                     360                               357                             20000                       20061201                195.4                          19979.86
     16713216                                     360                               356                            139800                       20061101              1326.07                         139595.64
     16713217                                     360                               357                             20500                       20061201               183.71                          20473.96
     16713219                                     360                               357                             78600                       20061201               874.09                          78546.39
     16713220                                     360                               357                             29050                       20061201               310.04                          29027.46
     16713221                                     360                               356                             59400                       20061101               654.77                          59344.14
     16713222                                     360                               356                             27500                       20061101               314.99                          27477.14
     16713223                                     360                               356                             81700                       20061101               860.88                          81611.64
     16713224                                     360                               357                             46550                       20061201                  486                          46511.39
     16713226                                     360                               357                             28750                       20061201               291.86                          28724.09
     16713227                                     360                               356                             86200                       20061101               933.38                          86114.26
     16713228                                     360                               357                             31950                       20061201               315.18                          31878.72
     16713229                                     360                               357                             57000                       20061201               622.75                          56958.88
     16713230                                     360                               357                             59950                       20061201               666.68                          59902.08
     16713231                                     360                               357                             65700                       20061201               701.19                          65649.03
     16713232                                     360                               357                             37300                       20061201               334.25                          37252.66
     16713233                                     360                               356                             17270                       20061101               180.31                          17250.78
     16713234                                     360                               357                             70400                       20061201               630.86                          70310.66
     16713235                                     360                               357                             25400                       20061201               233.77                          25235.73
     16713236                                     360                               357                             48100                       20061201                488.3                          48056.63
     16713237                                     360                               357                             30850                       20061201               307.28                           30815.1
     16713238                                     360                               357                             33000                       20061201               263.16                          32944.36
     16713239                                     360                               357                             42800                       20061201               434.49                          42761.43
     16713240                                     360                               357                             31500                       20061201               353.39                           31479.1
     16713241                                     360                               357                            100000                       20061201               995.83                            100000
     16713242                                     360                               357                             34900                       20061201                354.3                          34868.52
     16713243                                     360                               357                             47100                       20061201               422.07                          47040.21
     16713244                                     360                               357                             33300                       20061201               322.17                          33265.57
     16713245                                     360                               357                             29100                       20061201               252.69                          29060.01
     16713246                                     360                               357                             88000                       20061201                901.8                          87922.83
     16713247                                     360                               357                             49443                       20061201               511.44                          49400.82
     16713248                                     360                               357                             61900                       20061201               616.54                          61841.05
     16713249                                     360                               357                             47550                       20061201               496.44                          47510.56
     16713250                                     360                               357                             33000                       20061201               295.72                          32958.12
     16713251                                     360                               357                             71200                       20061201               798.76                          71152.81
     16713252                                     360                               357                             27600                       20061201               274.91                          27573.69
     16713253                                     360                               357                             28500                       20061201               243.44                             28500
     16713254                                     360                               357                             37000                       20061201               368.53                          36964.76
     16713255                                     360                               357                             42500                       20061201               383.22                          42446.92
     16713256                                     360                               357                             62000                       20061201               617.54                          61900.55
     16713257                                     360                               357                             64000                       20061201               625.26                          63934.87
     16713258                                     360                               357                             88400                       20061201               917.15                             88400
     16713259                                     360                               357                             75000                       20061201               690.27                          74911.23
     16713260                                     360                               357                             36400                       20061201               369.52                          36305.63
     16768617                                     360                               357                             23200                       20061201               201.03                          23167.95
     16768618                                     360                               357                             48200                       20061201               417.66                           48133.4
     16768619                                     360                               357                             21300                       20061201               184.57                          21270.57
     16712760                                     360                               357                             40050                       20061201               372.36                           40003.2
     16712761                                     360                               356                             37630                       20061101                414.8                          37593.99
     16712763                                     360                               356                             36000                       20061101               362.01                          35946.17
     16712764                                     360                               356                             22600                       20061101               225.11                          22571.14
     16712765                                     360                               356                             25950                       20061101               263.44                          25918.65
     16768620                                     360                               357                             23000                       20061201                199.3                          22632.73
     16712766                                     360                               356                             46100                       20061101               499.18                          46053.29
     16768621                                     360                               357                             21500                       20061201                212.1                          21458.83
     16712767                                     360                               357                             64000                       20061201               643.58                          63940.69
     16768622                                     360                               357                             23100                       20061201               245.65                          23081.85
     16712768                                     360                               356                             20000                       20061101               210.74                          19978.38
     16712769                                     360                               357                             22500                       20061201               234.91                          22460.92
     16768624                                     360                               357                             22750                       20061201               197.14                          22718.54
     16768625                                     360                               357                             24000                       20061201               207.97                          23966.82
     16768626                                     360                               357                             61500                       20061201               612.56                          61365.45
     16768627                                     360                               357                             31800                       20061201               329.55                          31773.03
     16768628                                     360                               357                            156150                       20061201              1636.32                            156150
     16712770                                     360                               357                             23300                       20061201               266.89                          23285.55
     16712771                                     360                               356                             24300                       20061101               274.52                          24278.87
     16712772                                     360                               357                             32200                       20061201               300.53                             32200
     16712774                                     360                               356                             65000                       20061101               551.15                             65000
     16712775                                     360                               356                             43700                       20061101               399.75                          43629.58
     16768630                                     360                               357                             75250                       20061201                800.2                          75190.95
     16712776                                     360                               357                            105050                       20061201              1086.63                         104960.42
     16768632                                     360                               357                             31500                       20061201               255.16                          31448.79
     16712778                                     360                               357                            115300                       20061201              1192.66                         115201.66
     16768633                                     360                               357                             60400                       20061201               624.78                          60348.46
     16712779                                     360                               356                             25250                       20061101               220.94                          25249.82
     16768634                                     360                               357                             55600                       20061201               623.76                          55563.12
     16768635                                     360                               357                            113300                       20061201              1151.88                            113300
     16768636                                     360                               357                             32000                       20061201               331.01                          31955.98
     16768637                                     360                               357                             90000                       20061201              1009.67                          89940.33
     16768638                                     360                               357                             52000                       20061201               563.06                          51960.46
     16768639                                     360                               357                             60300                       20061201               612.15                          60245.64
     16712780                                     360                               356                             77900                       20061101               786.34                          77804.33
     16712781                                     360                               357                             96450                       20061201              1091.49                          96379.23
     16712782                                     360                               356                             15800                       20061101               151.67                          15777.62
     16712783                                     360                               356                             87100                       20061101               929.59                          86951.86
     16712784                                     360                               356                             81500                       20061101               890.42                          81421.18
     16712785                                     360                               356                             21150                       20061101               183.66                          21111.08
     16768640                                     360                               357                             27800                       20061201                263.7                          27769.64
     16712786                                     360                               356                             85050                       20061101               907.71                          84961.54
     16768641                                     360                               357                            124000                       20061201              1354.75                         123910.55
     16712787                                     360                               356                             65550                       20061101               646.64                          65464.04
     16712788                                     360                               356                             80000                       20061101               813.33                             80000
     16768643                                     360                               357                             37250                       20061201               406.98                           37223.1
     16712789                                     360                               356                             35550                       20061101               333.86                           35496.6
     16768644                                     360                               357                             26800                       20061201               272.07                          26775.82
     16768645                                     180                               177                             22600                       20061201                268.7                          22460.64
     16768646                                     360                               357                             67350                       20061201               709.67                          67295.33
     16768647                                     360                               357                             30000                       20061201               243.55                          29951.49
     16768648                                     360                               356                             33100                       20061101               374.58                           33071.4
     16768649                                     360                               356                             46800                       20061101               508.58                          46753.96
     16671073                                     360                               355                             37650                       20061001               385.83                           37594.4
     16712790                                     360                               356                             33150                       20061101               303.24                          33096.59
     16712791                                     360                               356                             20000                       20061101               182.95                          19967.78
     16712792                                     360                               356                             21300                       20061101               210.12                          21271.19
     16712793                                     360                               357                             65000                       20061201                622.7                          64930.96
     16712795                                     360                               357                             94400                       20061201               931.24                           94307.6
     16768650                                     360                               357                             30000                       20061201               290.24                          29968.99
     16712796                                     360                               356                             22100                       20061101                239.3                          22077.31
     16768651                                     360                               357                             64000                       20061201               649.71                          63942.31
     16712797                                     360                               356                             98250                       20061101              1016.29                          98137.72
     16729060                                     180                               177                             51000                       20061201               524.59                          50955.98
     16729061                                     300                               297                            196000                       20061201              1939.58                            196000
     16729062                                     300                               297                             38750                       20061201                343.1                             38750
     16729063                                     300                               297                            109350                       20061201              1150.45                            109350
     16729064                                     300                               297                             45000                       20061201               492.19                             45000
     16729065                                     300                               297                             86250                       20061201               772.65                          86249.31
     16729066                                     300                               297                             91000                       20061201               947.87                          90995.82
     16729067                                     300                               297                             45000                       20061201               454.69                             45000
     16729068                                     300                               297                             35000                       20061201               301.74                             34900
     16729069                                     300                               297                             50250                       20061201               471.09                             50250
     16729070                                     300                               297                             50250                       20061201                518.2                             50250
     16729071                                     300                               297                            140200                       20061201              1343.58                            140200
     16729072                                     300                               297                             62200                       20061201               563.36                          62163.69
     16729073                                     300                               297                             83400                       20061201               721.06                             83400
     16729074                                     300                               297                             87000                       20061201               869.13                             86913
     16729075                                     300                               297                            117000                       20061201               1072.5                            117000
     16729076                                     300                               297                             55000                       20061201               601.56                             55000
     16729077                                     300                               297                             35225                       20061201               300.88                             35225
     16729078                                     300                               297                             90750                       20061201               803.52                             90750
     16729079                                     300                               297                             53000                       20061201               535.52                             53000
     16729080                                     300                               297                             90000                       20061201               778.13                             90000
     16729081                                     300                               297                            108750                       20061201              1121.48                         108749.48
     16729082                                     300                               297                            130000                       20061201              1232.29                            130000
     16729083                                     300                               297                             83000                       20061201                734.9                             83000
     16729084                                     300                               297                             39000                       20061201               410.31                             39000
     16729085                                     300                               297                            100500                       20061201               952.66                            100500
     16729086                                     300                               297                             44500                       20061201               440.36                             44500
     16729087                                     300                               297                             48000                       20061201               404.62                             47955
     16729088                                     300                               297                            133500                       20061201              1376.72                            133500
     16729089                                     300                               297                             47000                       20061201               484.69                             47000
     16729058                                     300                               297                             46500                       20061201               435.94                             46500
     16729059                                     300                               297                             43000                       20061201               501.67                             43000
     16729043                                     300                               297                             21950                       20061201               244.65                             21950
     16729044                                     300                               297                            180000                       20061201                 1875                            180000
     16729045                                     300                               297                             81600                       20061201               756.43                          81592.94
     16729046                                     300                               297                             41000                       20061201               414.26                          40999.27
     16729047                                     300                               297                             93750                       20061201               986.33                             93750
     16729048                                     300                               297                            100000                       20061201              1052.08                            100000
     16729049                                     300                               297                            325000                       20061201              3080.73                            325000
     16729050                                     300                               297                            140000                       20061201              1472.92                            140000
     16729051                                     300                               297                             63000                       20061201                271.6                             29970
     16729052                                     300                               297                            149800                       20061201              1576.02                            149800
     16729053                                     300                               297                            118000                       20061201              1216.88                            118000
     16729054                                     300                               297                             25500                       20061201               249.69                             25500
     16729055                                     300                               297                             90000                       20061201                  825                             90000
     16729056                                     300                               297                            390000                       20061201              3453.13                            390000
     16729057                                     300                               297                             48900                       20061201               509.38                             48900
     16729040                                     300                               297                             52050                       20061201               444.59                             52050
     16729041                                     300                               297                             92550                       20061201               964.06                             92550
     16729042                                     300                               297                             70000                       20061201               634.38                             70000
     16729021                                     300                               297                             30000                       20061201                312.5                             30000
     16729023                                     300                               297                             42500                       20061201               332.03                             42500
     16729024                                     300                               297                             20200                       20061201               212.52                             20200
     16729025                                     300                               296                             57000                       20061101               593.75                             57000
     16729026                                     300                               297                             37500                       20061201               339.84                             37500
     16729027                                     300                               297                             72000                       20061201                682.5                             72000
     16729028                                     300                               297                             25500                       20061201                  255                             25500
     16729029                                     300                               297                             73500                       20061201               597.19                             73500
     16729030                                     300                               297                             31200                       20061201                292.5                           31199.5
     16729031                                     300                               297                            106000                       20061201              1104.17                            106000
     16729032                                     300                               297                             31000                       20061201               361.39                          30976.51
     16729033                                     300                               296                             27500                       20061101               317.97                             27500
     16729034                                     300                               297                            108400                       20061201              1106.58                            108400
     16729035                                     300                               297                            108000                       20061201                  990                            108000
     16729036                                     300                               297                             76500                       20061201               804.84                             76500
     16729037                                     300                               296                             62000                       20061101               594.17                             62000
     16729038                                     300                               297                            147000                       20061201              1439.36                         146998.75
     16729039                                     300                               297                            139000                       20061201              1621.67                            139000
     16613375                                     180                               173                             33600                       20060801               267.34                          33465.16
     16769453                                     180                               177                            112000                       20061201              1195.33                         111913.12
     16769454                                     180                               177                             62900                       20061201               634.92                          62842.37
     16769455                                     180                               177                             32000                       20061201               353.73                          31930.22
     16769456                                     180                               177                             37800                       20061201               381.56                          37746.09
     16769457                                     180                               177                             18780                       20061201               207.74                          18766.99
     16769459                                     180                               177                             27100                       20061201                225.5                          27054.13
     16769460                                     180                               177                             21000                       20061201               257.16                          20989.65
     16769461                                     180                               177                             34500                       20061201               322.05                          34457.71
     16769462                                     180                               177                             22980                       20061201                254.2                          22964.06
     16769450                                     180                               177                             46000                       20061201               471.39                          45959.68
     16769451                                     180                               177                            115800                       20061201              1326.39                         115728.28
     16769446                                     180                               176                             16840                       20061101                  183                          16823.44
     16769448                                     180                               176                             46580                       20061101                417.4                          46500.88
     16769445                                     180                               176                             25200                       20061101               283.69                          25177.88
     16769444                                     180                               176                             68400                       20061101               770.03                           68339.9
     16769436                                     180                               174                             17600                       20060901               215.52                          17582.36
     16769437                                     180                               174                             49980                       20060901               447.87                          49851.51
     16769438                                     180                               174                             89000                       20060901               967.16                          88867.33
     16769439                                     180                               175                             64000                       20061001               549.86                          63848.26
     16769441                                     180                               175                             36800                       20061001               450.64                          36769.41
     16769442                                     180                               177                             99000                       20061201               999.32                          98909.29
     16769481                                     180                               178                            122000                       20070101              1161.83                          121912.6
     16769482                                     180                               177                             29360                       20061201               347.88                          29238.31
     16769484                                     180                               177                             54400                       20061201               549.12                          54350.16
     16769485                                     180                               177                             60000                       20061201               647.35                          59954.98
     16769486                                     180                               178                             24712                       20070101               233.01                          24623.18
     16769487                                     180                               177                             68600                       20061201               718.86                          68543.72
     16769488                                     180                               177                             68800                       20061201                591.1                          68702.92
     16769489                                     180                               177                             29388                       20061201               296.65                          29361.06
     16769490                                     180                               177                             83000                       20061201               901.96                          82939.11
     16769491                                     180                               178                             53000                       20070101               575.95                          52974.22
     16769492                                     180                               178                             26400                       20070101               266.48                          26383.96
     16769463                                     180                               177                             93800                       20061201               911.04                          93704.12
     16769464                                     180                               177                             15542                       20061201               165.87                          15529.95
     16769465                                     180                               177                             27380                       20061201               335.28                          27349.56
     16769466                                     180                               176                             91000                       20061101               781.83                           90828.1
     16769467                                     180                               177                             22600                       20061201               240.32                          22582.28
     16769468                                     180                               178                             70000                       20070101                614.3                          69937.81
     16769469                                     180                               177                             38250                       20061201               304.33                           38185.2
     16769470                                     180                               177                             69800                       20061201               854.74                          69765.62
     16769471                                     180                               177                             26000                       20061201               272.45                          25978.68
     16769472                                     180                               177                             28980                       20061201               343.38                          28963.98
     16769473                                     180                               177                             68000                       20061201               596.75                             67909
     16769474                                     180                               177                             82000                       20061201               765.45                          81906.57
     16769475                                     180                               178                             70000                       20070101               788.04                           69957.5
     16769476                                     180                               177                             51000                       20061201               457.01                           50935.3
     16769477                                     180                               178                             50000                       20070101               448.05                          49957.88
     16769478                                     180                               177                             78000                       20061201               787.34                          77928.54
     16769479                                     180                               177                             33240                       20061201               407.04                          33223.63

   LOAN_ID              COMBO_LTV              GRP            NEGAM             PREPAY              PP_DESC            LIEN            BALLOON              IO_PERIOD                               AMORT_TERM1
   -------              ---------              ---            -----             ------              -------            ----            -------              ---------                               -----------
     16836541                      95             1         N                 No                  NO                       2         No                               0                                         360
     16836516                      95             1         N                 No                  NO                       2         No                               0                                         360
     16836527                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836530                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836533                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836536                      95             1         N                 No                  NO                       2         No                               0                                         360
     16836514                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836518                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836519                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836520                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836521                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836522                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836523                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836525                    89.9             1         N                 No                  NO                       2         Yes                              0                                         360
     16836526                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836528                   98.77             1         N                 No                  NO                       2         No                               0                                         360
     16836529                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16836532                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836534                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836535                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836537                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836538                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836539                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836540                      75             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836542                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836543                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836544                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836545                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836546                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836547                      80             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836548                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16836549                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836550                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836531                     100             1         N                 No                  NO                       2         No                               0                                         360
     16819878                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819907                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819926                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819927                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819937                   94.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16819938                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819965                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819971                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775937                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775988                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819978                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16820025                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819925                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819930                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819939                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775927                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16775935                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775941                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776006                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16776014                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775919                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775921                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775929                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775931                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775933                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775940                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775957                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775958                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775978                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775981                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775987                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775994                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775997                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16819968                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819974                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819985                     100             1         N                 No                  NO                       2         No                               0                                         360
     16819990                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16820015                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819881                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819890                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819903                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819934                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673743                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673943                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673703                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673713                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819868                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819869                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819870                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819871                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819872                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16819873                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819874                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16819876                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819877                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819880                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819884                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819885                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819886                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819887                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819891                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819893                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819894                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819895                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16819896                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819897                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819900                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819901                   99.94             2         N                 No                  NO                       2         Yes                              0                                         360
     16819904                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16819905                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819906                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819908                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16819910                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819911                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819913                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819915                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819916                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819917                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819918                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819919                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819920                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819921                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16819922                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819923                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16819924                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819928                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819929                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819932                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819933                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819936                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819940                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819941                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819942                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819943                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819944                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819945                   99.61             1         N                 No                  NO                       2         Yes                              0                                         360
     16819946                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819947                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819948                      95             1         N                 No                  NO                       2         No                               0                                         360
     16819949                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819950                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819951                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16819952                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819954                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819955                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819956                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819957                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819958                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819959                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819960                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819961                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819962                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819963                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819964                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819966                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819967                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819969                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819970                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819973                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819976                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819977                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819979                     100             1         N                 No                  NO                       2         No                               0                                         360
     16819980                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819981                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819982                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819983                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16819984                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819986                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819987                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819988                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819989                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16819991                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819993                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819994                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16819995                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819997                     100             1         N                 No                  NO                       2         No                               0                                         180
     16819998                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819999                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16820000                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16820001                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820002                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16820003                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820004                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820005                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820006                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820007                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16820008                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820010                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820011                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16820012                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820013                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820016                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820017                     100             1         N                 No                  NO                       2         No                               0                                         360
     16820018                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820019                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820020                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16820021                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820022                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820023                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16820024                     100             2         N                 No                  NO                       2         No                               0                                         180
     16820026                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820027                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820028                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820029                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820030                     100             1         N                 No                  NO                       2         No                               0                                         360
     16820031                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16820032                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673822                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673867                   99.45             1         N                 No                  NO                       2         Yes                              0                                         360
     16775915                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775916                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775917                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775918                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16775920                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775922                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775923                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775924                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775925                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775926                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775928                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16775930                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775934                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775936                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775938                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775939                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775942                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775943                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775944                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775945                      90             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16775946                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775947                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775948                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16775949                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775950                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775951                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775952                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775953                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775954                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775955                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16775956                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16775959                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775960                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775961                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775962                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775963                   96.66             1         N                 No                  NO                       2         Yes                              0                                         360
     16775965                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16775966                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775968                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16775970                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775971                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775972                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775973                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16775974                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775975                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775976                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16775977                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775979                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775980                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775982                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775983                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16775984                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775986                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775989                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775990                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775991                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16775992                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16775993                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775995                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775996                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775999                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776000                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16776001                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776002                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16776003                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776004                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776005                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776007                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776008                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776009                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776010                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776011                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776012                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16776013                     100             2         N                 No                  NO                       2         No                               0                                         180
     16776015                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673949                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673956                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673970                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673803                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673828                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673843                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673845                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673847                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673853                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673854                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673855                     100             1         N                 No                  NO                       2         No                               0                                         180
     16673856                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673872                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673873                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673888                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673897                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673905                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673913                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673914                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673918                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673722                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673735                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673741                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673761                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673763                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673776                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16673687                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673719                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673726                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673749                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673756                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673788                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673802                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673809                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673813                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16673848                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673863                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673866                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16673890                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673893                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673908                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673912                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673936                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673950                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673707                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673730                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673734                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673740                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673787                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673821                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673824                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673860                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673869                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673902                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673921                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673924                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673931                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673717                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673736                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673898                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673937                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673969                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16775985                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16775998                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16819975                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16819996                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673685                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673686                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673688                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673690                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673691                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673693                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673694                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673695                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673696                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673697                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673698                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673699                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673700                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673701                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673702                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673704                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16673705                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673706                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673708                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673709                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673711                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673712                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673714                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673715                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673716                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673718                   90.27             1         N                 No                  NO                       2         No                               0                                         180
     16673720                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673721                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673724                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673725                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673727                   98.37             1         N                 No                  NO                       2         Yes                              0                                         360
     16673728                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673729                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673731                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673732                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673733                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673737                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673738                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673739                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673742                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673744                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673746                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673747                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673748                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673750                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673752                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673753                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673755                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673757                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673758                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673760                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673762                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673764                   89.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16673765                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673767                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673769                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16673770                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673771                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673772                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673773                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673774                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673775                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673777                     100             1         N                 No                  NO                       2         No                               0                                         180
     16673779                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673780                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673781                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673782                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673784                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673785                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673786                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673789                   95.36             2         N                 No                  NO                       2         Yes                              0                                         360
     16673791                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673792                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673793                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673794                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673795                    92.4             1         N                 No                  NO                       2         Yes                              0                                         360
     16673796                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673797                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673798                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673799                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673800                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673801                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673804                     100             1         N                 No                  NO                       2         No                               0                                         180
     16673805                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673807                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673808                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673810                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673811                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673812                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673814                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673815                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673816                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673817                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673818                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673819                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673820                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673823                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673825                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673826                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673827                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673829                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673830                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673832                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673833                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673834                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673835                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673836                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673837                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673838                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673839                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673840                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673841                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673842                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673846                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673850                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673851                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673852                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673857                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673858                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673859                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673861                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673862                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673864                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673865                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673868                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673870                     100             1         N                 No                  NO                       2         No                               0                                         180
     16673871                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673874                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673875                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673876                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673877                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673878                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673879                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673880                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673881                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673882                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673883                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673884                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673885                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673886                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673887                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673889                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673891                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673892                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673894                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673895                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673896                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673899                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673900                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673901                     100             2         N                 No                  NO                       2         No                               0                                         180
     16673903                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673904                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673906                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673907                      95             1         N                 No                  NO                       2         No                               0                                         180
     16673909                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673910                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673911                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673915                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673916                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673917                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673919                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673920                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673922                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673923                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673925                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673926                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673927                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673929                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673930                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673932                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673933                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16673935                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673938                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673940                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673941                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673944                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673945                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673946                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673947                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673948                      95             1         N                 No                  NO                       2         No                               0                                         180
     16673951                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673952                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673953                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673954                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673958                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673959                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673960                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673963                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16673964                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673965                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673966                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16673968                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673971                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673973                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16673974                     100             2         N                 No                  NO                       2         No                               0                                         180
     16673975                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     15554747                     100             1         N                 Yes                 2YP                      2         No                               0                                         180
     15588585                      90             1         N                 No                  NO                       2         No                               0                                         360
     15588586                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     15530741                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     15530744                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16824829                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16824833                     100             2         N                 No                  NO                       2         No                               0                                         360
     16824824                   94.92             1         N                 No                  NO                       2         No                               0                                         360
     16824825                     100             1         N                 No                  NO                       2         No                             120                                         360
     16824826                      95             1         N                 No                  NO                       2         No                             120                                         360
     16824827                     100             1         N                 No                  NO                       2         No                               0                                         360
     16824828                     100             1         N                 No                  NO                       2         No                               0                                         360
     16824830                     100             1         N                 No                  NO                       2         No                               0                                         360
     16824832                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16824834                     100             1         N                 No                  NO                       2         No                               0                                         360
     16824835                     100             1         N                 No                  NO                       2         No                               0                                         360
     16824836                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16824837                     100             1         N                 No                  NO                       2         No                               0                                         360
     16824838                     100             1         N                 No                  NO                       2         No                               0                                         360
     15807568                   82.22             1         N                 Yes                 3YP                      2         No                               0                                         360
     16802051                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802070                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802032                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16802063                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802074                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802082                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16802092                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802095                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802103                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802105                    98.9             2         N                 No                  NO                       2         Yes                              0                                         360
     16802109                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802040                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16802047                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802048                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802056                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802060                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16802075                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802073                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802076                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802077                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802078                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802079                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802080                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802081                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802083                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802085                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802087                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16802088                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802089                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802090                     100             1         N                 No                  NO                       2         No                              60                                         180
     16802091                   90.73             1         N                 No                  NO                       2         Yes                              0                                         360
     16802093                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802094                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802096                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802097                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802098                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802099                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802100                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16802101                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802104                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802106                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802107                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802108                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802110                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16802111                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802112                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802033                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16802034                      85             1         N                 No                  NO                       2         Yes                              0                                         360
     16802036                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802037                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802038                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802039                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16802042                    96.8             1         N                 No                  NO                       2         Yes                              0                                         360
     16802043                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802044                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802045                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802046                   89.26             1         N                 No                  NO                       2         Yes                              0                                         360
     16802049                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802050                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802052                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802053                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802054                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16802057                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802058                   97.56             1         N                 No                  NO                       2         Yes                              0                                         360
     16802059                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802061                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802062                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802066                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802068                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802069                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16802072                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16794179                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794203                   94.97             1         N                 No                  NO                       2         No                               0                                         360
     16794220                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794233                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794238                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794348                   99.73             1         N                 No                  NO                       2         No                             120                                         360
     16794352                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794355                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16794361                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794364                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794384                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794403                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794503                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794571                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16794585                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16794586                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16794587                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794590                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794591                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794592                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794598                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16794599                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16794608                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794621                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794645                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794686                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794694                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794729                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794751                      90             2         N                 No                  NO                       2         No                               0                                         360
     16794788                     100             2         N                 No                  NO                       2         No                             120                                         360
     16794791                     100             2         N                 No                  NO                       2         No                             120                                         360
     16794829                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794862                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795166                   89.99             1         N                 No                  NO                       2         No                               0                                         360
     16795189                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795194                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795238                   94.97             1         N                 No                  NO                       2         No                             120                                         360
     16795279                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795347                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795394                     100             2         N                 No                  NO                       2         No                               0                                         360
     16795502                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795543                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795559                   98.55             1         N                 No                  NO                       2         No                             120                                         360
     16795581                   89.96             1         N                 No                  NO                       2         No                               0                                         360
     16795593                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795608                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795630                   89.96             1         N                 No                  NO                       2         No                               0                                         360
     16795645                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795649                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795661                   89.98             1         N                 No                  NO                       2         No                               0                                         360
     16795666                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795689                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795782                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795808                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16795811                   92.65             1         N                 No                  NO                       2         No                             120                                         360
     16795837                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795916                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16795937                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795941                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795991                    99.8             1         N                 No                  NO                       2         No                               0                                         360
     16795998                   94.81             1         N                 No                  NO                       2         No                               0                                         360
     16796005                    91.2             1         N                 No                  NO                       2         No                             120                                         360
     16796039                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796073                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796104                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796194                      95             1         N                 No                  NO                       2         No                             120                                         360
     16796229                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16796240                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16796274                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796343                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796353                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16796368                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796389                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796402                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793935                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794017                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794054                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794063                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794070                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795290                     100             2         N                 No                  NO                       2         No                               0                                         360
     16795359                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795366                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795409                   95.96             1         N                 No                  NO                       2         No                               0                                         360
     16795415                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795418                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795496                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795500                   94.96             1         N                 No                  NO                       2         No                             120                                         360
     16795533                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795612                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795660                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795677                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795701                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795714                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16795747                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16795759                   99.83             1         N                 No                  NO                       2         No                             120                                         360
     16795814                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795899                   98.85             1         N                 No                  NO                       2         No                             120                                         360
     16795913                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795933                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795942                      80             1         N                 No                  NO                       2         No                               0                                         360
     16795989                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16796075                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16796083                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796192                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796315                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796357                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16793903                      90             1         N                 No                  NO                       2         No                             120                                         360
     16793964                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794056                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794058                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794065                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794106                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794216                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794222                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794249                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794356                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794484                   95.77             1         N                 No                  NO                       2         No                               0                                         360
     16794524                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794606                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794695                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794697                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794709                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794734                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794747                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794915                   94.97             1         N                 No                  NO                       2         No                             120                                         360
     16795073                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795186                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795204                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795225                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795230                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795268                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16795272                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795273                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795282                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795283                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794079                   94.93             1         N                 No                  NO                       2         No                             120                                         360
     16794083                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794092                   94.08             1         N                 No                  NO                       2         No                             120                                         360
     16794113                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794148                   99.24             1         N                 No                  NO                       2         No                               0                                         360
     16794202                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794218                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794270                    99.3             1         N                 No                  NO                       2         No                               0                                         360
     16794297                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794310                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794312                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794313                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794330                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794331                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794349                   89.96             1         N                 No                  NO                       2         No                               0                                         360
     16794357                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794365                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794366                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794411                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794482                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16794542                   99.49             1         N                 No                  NO                       2         No                               0                                         360
     16794604                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794646                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794656                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794689                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794700                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794718                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795026                   94.85             1         N                 No                  NO                       2         No                               0                                         360
     16795183                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795261                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795313                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795321                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795328                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795462                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795480                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795521                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795623                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795670                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16795702                     100             2         N                 No                  NO                       2         No                             120                                         360
     16795790                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795878                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795927                   94.97             1         N                 No                  NO                       2         No                             120                                         360
     16795980                     100             2         N                 No                  NO                       2         No                               0                                         360
     16795999                      95             1         N                 No                  NO                       2         No                             120                                         360
     16796044                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796074                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796077                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796149                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796166                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796200                   89.92             1         N                 No                  NO                       2         No                             120                                         360
     16796205                   98.93             2         N                 No                  NO                       2         No                               0                                         360
     16796215                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796230                   99.95             1         N                 No                  NO                       2         No                               0                                         360
     16796334                   85.15             1         N                 No                  NO                       2         No                               0                                         360
     16793936                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794030                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794036                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794037                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16794040                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796272                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796276                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796279                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796291                     100             2         N                 No                  NO                       2         No                               0                                         360
     16796296                      95             1         N                 No                  NO                       2         No                               0                                         360
     16796298                     100             2         N                 No                  NO                       2         No                             120                                         360
     16796299                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796302                      95             1         N                 No                  NO                       2         No                             120                                         360
     16796304                   68.58             1         N                 No                  NO                       2         No                             120                                         360
     16796307                      90             1         N                 No                  NO                       2         No                               0                                         360
     16796310                   94.99             1         N                 No                  NO                       2         No                             120                                         360
     16796311                   94.96             1         N                 No                  NO                       2         No                             120                                         360
     16796312                   94.96             1         N                 No                  NO                       2         No                             120                                         360
     16796313                   94.96             1         N                 No                  NO                       2         No                             120                                         360
     16796314                   94.96             1         N                 No                  NO                       2         No                             120                                         360
     16796316                   94.94             1         N                 No                  NO                       2         No                               0                                         360
     16796317                   94.94             1         N                 No                  NO                       2         No                             120                                         360
     16796318                   94.94             1         N                 No                  NO                       2         No                               0                                         360
     16796319                   94.95             1         N                 No                  NO                       2         No                             120                                         360
     16796322                   89.94             1         N                 No                  NO                       2         No                             120                                         360
     16796331                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16796332                     100             2         N                 No                  NO                       2         No                               0                                         360
     16796333                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796336                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796340                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796341                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16796344                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16796351                   94.99             1         N                 No                  NO                       2         No                             120                                         360
     16796352                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796354                   99.64             2         N                 No                  NO                       2         No                               0                                         360
     16796355                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796369                     100             2         N                 No                  NO                       2         No                               0                                         360
     16796373                      95             1         N                 No                  NO                       2         No                               0                                         360
     16796374                      95             1         N                 No                  NO                       2         No                             120                                         360
     16796379                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796382                   94.98             1         N                 No                  NO                       2         No                               0                                         360
     16796384                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796385                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796390                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796395                   95.19             1         N                 No                  NO                       2         No                             120                                         360
     16796397                      95             1         N                 No                  NO                       2         No                               0                                         360
     16796400                      90             2         N                 No                  NO                       2         No                               0                                         360
     16796403                   99.95             1         N                 No                  NO                       2         No                               0                                         360
     16796404                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796408                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796409                      90             1         N                 No                  NO                       2         No                             120                                         360
     16796411                     100             2         N                 No                  NO                       2         No                             120                                         360
     16796413                      90             1         N                 No                  NO                       2         No                               0                                         360
     16796420                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16796421                   99.94             1         N                 No                  NO                       2         No                             120                                         360
     16796422                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796427                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796428                   99.88             1         N                 No                  NO                       2         No                             120                                         360
     16796430                      90             1         N                 No                  NO                       2         No                             120                                         360
     16796434                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795880                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16795887                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795888                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795890                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795892                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795894                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795895                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795897                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795898                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795900                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795901                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795902                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795903                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795904                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795905                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795906                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795907                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795909                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795910                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16795915                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795917                   94.98             1         N                 No                  NO                       2         No                             120                                         360
     16795918                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795924                     100             2         N                 No                  NO                       2         No                             120                                         360
     16795925                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795926                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795930                   96.32             1         N                 No                  NO                       2         No                             120                                         360
     16795931                   96.11             1         N                 No                  NO                       2         No                             120                                         360
     16795940                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795943                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795947                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795948                      80             1         N                 No                  NO                       2         No                             120                                         360
     16795954                     100             2         N                 No                  NO                       2         No                               0                                         360
     16795956                   99.98             2         N                 No                  NO                       2         No                               0                                         360
     16795959                   99.95             1         N                 No                  NO                       2         No                               0                                         360
     16795967                   99.96             1         N                 No                  NO                       2         No                             120                                         360
     16795968                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795969                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795970                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795972                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795978                   85.78             2         N                 No                  NO                       2         No                               0                                         360
     16795981                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795983                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16795986                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795988                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795990                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796023                   89.99             1         N                 No                  NO                       2         No                             120                                         360
     16796025                   89.99             1         N                 No                  NO                       2         No                               0                                         360
     16796026                   89.93             1         N                 No                  NO                       2         No                               0                                         360
     16796028                   89.99             1         N                 No                  NO                       2         No                               0                                         360
     16796030                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16796032                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796033                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796034                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796035                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796038                      90             1         N                 No                  NO                       2         No                               0                                         360
     16796041                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796042                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16796043                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16796045                   89.13             1         N                 No                  NO                       2         No                               0                                         360
     16796051                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796052                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796053                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796055                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796063                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796064                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796065                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796068                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796069                   94.97             1         N                 No                  NO                       2         No                             120                                         360
     16796071                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796076                      90             1         N                 No                  NO                       2         No                               0                                         360
     16796078                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796080                   99.62             1         N                 No                  NO                       2         No                               0                                         360
     16796081                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796085                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796086                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796087                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796090                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16796094                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796097                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796098                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796102                   89.95             1         N                 No                  NO                       2         No                               0                                         360
     16796103                   92.63             1         N                 No                  NO                       2         No                             120                                         360
     16796107                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796110                   94.98             1         N                 No                  NO                       2         No                               0                                         360
     16796112                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796114                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16796115                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796116                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796121                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16796122                    98.4             1         N                 No                  NO                       2         No                               0                                         360
     16796124                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16796125                   94.99             1         N                 No                  NO                       2         No                             120                                         360
     16796126                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16796127                   94.99             1         N                 No                  NO                       2         No                             120                                         360
     16796128                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796129                   99.68             1         N                 No                  NO                       2         No                               0                                         360
     16796131                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796133                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16796134                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16796140                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796143                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16796144                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796146                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796150                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796151                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16796152                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16796155                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796156                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796159                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796164                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796165                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796170                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16796171                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796172                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16796173                   99.95             1         N                 No                  NO                       2         No                               0                                         360
     16796174                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796175                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796187                     100             2         N                 No                  NO                       2         No                               0                                         360
     16796188                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796198                   89.96             1         N                 No                  NO                       2         No                             120                                         360
     16796201                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796202                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796204                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796209                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796210                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796212                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795992                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795993                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16795994                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795995                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795996                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795997                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16796000                   94.98             1         N                 No                  NO                       2         No                             120                                         360
     16796003                   89.92             1         N                 No                  NO                       2         No                               0                                         360
     16796004                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796006                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796007                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796008                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16796010                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796011                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796012                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796014                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796015                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16796016                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16796020                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796021                   99.92             1         N                 No                  NO                       2         No                               0                                         360
     16796216                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796218                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796219                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796221                     100             2         N                 No                  NO                       2         No                               0                                         360
     16796222                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796227                      95             1         N                 No                  NO                       2         No                             120                                         360
     16796232                   99.22             1         N                 No                  NO                       2         No                             120                                         360
     16796234                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796237                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16796239                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796242                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16796244                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796246                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796247                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796248                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796255                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796256                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796257                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796258                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796259                     100             1         N                 No                  NO                       2         No                               0                                         360
     16796260                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796263                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796264                     100             1         N                 No                  NO                       2         No                             120                                         360
     16796265                      90             1         N                 No                  NO                       2         No                             120                                         360
     16796269                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795710                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16795711                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795716                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16795718                   99.95             1         N                 No                  NO                       2         No                               0                                         360
     16795719                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795720                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795721                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795724                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795725                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16795730                   99.91             1         N                 No                  NO                       2         No                             120                                         360
     16795734                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795737                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795741                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795742                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795743                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795751                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795756                   89.98             1         N                 No                  NO                       2         No                             120                                         360
     16795763                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16795765                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795771                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795772                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795773                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16795774                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795779                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795780                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795096                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795097                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795109                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16795144                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795149                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795152                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795153                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795154                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795157                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795158                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795160                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795164                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795168                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795178                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795179                   89.73             1         N                 No                  NO                       2         No                             120                                         360
     16795181                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795184                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795192                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795195                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795196                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795205                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795206                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795214                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795218                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795223                   91.33             1         N                 No                  NO                       2         No                             120                                         360
     16795229                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795232                   94.47             1         N                 No                  NO                       2         No                             120                                         360
     16795234                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795237                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795248                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795249                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795250                   99.69             1         N                 No                  NO                       2         No                             120                                         360
     16795256                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795262                    99.1             2         N                 No                  NO                       2         No                             120                                         360
     16795263                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795264                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795265                   94.99             1         N                 No                  NO                       2         No                             120                                         360
     16795269                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795270                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795274                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795278                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795281                      65             1         N                 No                  NO                       2         No                               0                                         360
     16795286                   98.59             1         N                 No                  NO                       2         No                             120                                         360
     16795287                      95             1         N                 No                  NO                       2         No                               0                                         180
     16795288                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795289                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795292                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795293                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795294                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795295                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795296                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795297                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795299                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795300                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795301                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795303                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795304                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795305                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795307                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795310                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795311                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795312                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795314                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795315                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16795318                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795333                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795339                     100             2         N                 No                  NO                       2         No                             120                                         360
     16795342                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795343                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795356                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795367                   94.94             1         N                 No                  NO                       2         No                               0                                         360
     16795368                   94.91             1         N                 No                  NO                       2         No                               0                                         360
     16795369                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795373                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795382                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795388                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795390                      85             1         N                 No                  NO                       2         No                               0                                         360
     16795401                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795408                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795414                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795416                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795419                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795420                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795423                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795424                   89.97             1         N                 No                  NO                       2         No                             120                                         360
     16795425                   94.96             1         N                 No                  NO                       2         No                             120                                         360
     16795427                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795429                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795431                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795432                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16795437                   89.97             1         N                 No                  NO                       2         No                             120                                         360
     16795442                   99.96             1         N                 No                  NO                       2         No                             120                                         360
     16795443                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16795445                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16795452                   89.98             1         N                 No                  NO                       2         No                               0                                         360
     16795454                      90             2         N                 No                  NO                       2         No                             120                                         360
     16795455                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795461                     100             2         N                 No                  NO                       2         No                               0                                         360
     16795466                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795468                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795469                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795470                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16795475                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795478                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795482                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795485                   99.99             2         N                 No                  NO                       2         No                             120                                         360
     16795489                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795490                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795491                   95.19             1         N                 No                  NO                       2         No                             120                                         360
     16795492                    99.6             1         N                 No                  NO                       2         No                             120                                         360
     16795494                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795497                   99.85             1         N                 No                  NO                       2         No                               0                                         360
     16795506                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795508                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795509                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795511                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795514                   89.98             1         N                 No                  NO                       2         No                             120                                         360
     16795515                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795516                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795523                     100             2         N                 No                  NO                       2         No                             120                                         360
     16795530                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795538                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795540                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795542                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795544                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795545                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795548                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795551                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795553                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795561                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795564                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16795568                   99.66             1         N                 No                  NO                       2         No                               0                                         360
     16795573                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795574                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795577                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795579                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16795580                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795584                     100             2         N                 No                  NO                       2         No                             120                                         360
     16795586                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795588                   99.05             1         N                 No                  NO                       2         No                             120                                         360
     16795598                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795599                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16795600                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16795788                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795791                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16795792                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795798                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795800                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795801                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795802                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16795803                   99.96             1         N                 No                  NO                       2         No                             120                                         360
     16795804                   99.96             1         N                 No                  NO                       2         No                             120                                         360
     16795812                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795817                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16795821                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16795828                   94.98             1         N                 No                  NO                       2         No                             120                                         360
     16795840                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795842                    99.7             1         N                 No                  NO                       2         No                             120                                         360
     16795845                   89.96             1         N                 No                  NO                       2         No                             120                                         360
     16795851                   89.98             1         N                 No                  NO                       2         No                             120                                         360
     16795852                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795856                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795858                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16795859                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16795863                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795867                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795873                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795874                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16795602                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795613                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795614                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795619                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795620                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795624                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795628                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795631                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795639                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16795640                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795641                     100             2         N                 No                  NO                       2         No                               0                                         360
     16795644                     100             2         N                 No                  NO                       2         No                             120                                         360
     16795646                   89.94             1         N                 No                  NO                       2         No                             120                                         360
     16795651                      95             1         N                 No                  NO                       2         No                             120                                         360
     16795655                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16795659                   89.94             1         N                 No                  NO                       2         No                               0                                         360
     16795663                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795664                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795665                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795668                   98.61             1         N                 No                  NO                       2         No                               0                                         360
     16795671                   89.99             1         N                 No                  NO                       2         No                               0                                         360
     16795672                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795673                   90.53             1         N                 No                  NO                       2         No                               0                                         360
     16795676                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16795680                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795681                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16795683                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16795685                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16795686                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795687                   99.85             1         N                 No                  NO                       2         No                             120                                         360
     16795691                   99.95             1         N                 No                  NO                       2         No                               0                                         360
     16795696                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795697                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795699                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795704                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795708                   86.26             1         N                 No                  NO                       2         No                             120                                         360
     16795709                   98.74             1         N                 No                  NO                       2         No                             120                                         360
     16794716                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794717                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794719                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794720                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794721                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794722                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794723                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794724                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794725                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794726                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794728                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794730                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794731                     100             1         N                 No                  NO                       2         No                               0                                         180
     16794732                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794733                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794735                   96.71             1         N                 No                  NO                       2         No                               0                                         360
     16794736                   74.79             1         N                 No                  NO                       2         No                               0                                         360
     16794737                   94.81             1         N                 No                  NO                       2         No                               0                                         360
     16794742                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794743                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794836                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794837                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794845                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16794852                    97.7             1         N                 No                  NO                       2         No                               0                                         360
     16794856                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16794863                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794872                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794876                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794878                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794927                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794935                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794956                   98.84             1         N                 No                  NO                       2         No                               0                                         360
     16794964                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794967                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794975                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795008                     100             2         N                 No                  NO                       2         No                               0                                         360
     16795022                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795025                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795030                      90             1         N                 No                  NO                       2         No                             120                                         360
     16795035                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795041                      90             1         N                 No                  NO                       2         No                               0                                         360
     16795050                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795072                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795080                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16795088                      95             1         N                 No                  NO                       2         No                               0                                         360
     16795094                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794753                   98.52             1         N                 No                  NO                       2         No                             120                                         360
     16794755                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794757                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794759                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794760                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794761                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794771                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794773                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794776                   95.72             1         N                 No                  NO                       2         No                               0                                         360
     16794781                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794783                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794784                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794789                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794796                   89.95             1         N                 No                  NO                       2         No                               0                                         360
     16794813                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794814                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794819                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794824                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793900                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793902                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793907                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793908                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793909                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793910                      90             1         N                 No                  NO                       2         No                               0                                         360
     16793911                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793919                      90             1         N                 No                  NO                       2         No                             120                                         360
     16793924                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793927                   94.05             1         N                 No                  NO                       2         No                               0                                         360
     16793934                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793938                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793940                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793944                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793945                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793949                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793950                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793952                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793955                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793959                      95             1         N                 No                  NO                       2         No                             120                                         360
     16793965                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793966                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793967                      95             1         N                 No                  NO                       2         No                             120                                         360
     16793968                      95             1         N                 No                  NO                       2         No                             120                                         360
     16793971                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793972                      90             1         N                 No                  NO                       2         No                             120                                         360
     16793975                      90             1         N                 No                  NO                       2         No                               0                                         360
     16793977                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793986                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793988                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793989                      95             1         N                 No                  NO                       2         No                               0                                         360
     16793990                      90             1         N                 No                  NO                       2         No                             120                                         360
     16793993                     100             1         N                 No                  NO                       2         No                               0                                         360
     16793994                     100             1         N                 No                  NO                       2         No                             120                                         360
     16793998                   94.95             1         N                 No                  NO                       2         No                             120                                         360
     16793999                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794000                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794004                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794006                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794007                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794012                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794014                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794016                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794020                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794024                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794041                      50             1         N                 No                  NO                       2         No                               0                                         360
     16794042                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16794043                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794047                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794053                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794057                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794060                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794066                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794068                   89.96             1         N                 No                  NO                       2         No                               0                                         360
     16794069                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794071                   89.64             1         N                 No                  NO                       2         No                             120                                         360
     16794074                   94.99             1         N                 No                  NO                       2         No                             120                                         360
     16794075                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794077                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794080                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794082                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794084                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794094                   89.97             1         N                 No                  NO                       2         No                               0                                         360
     16794100                   99.96             1         N                 No                  NO                       2         No                             120                                         360
     16794101                   89.98             1         N                 No                  NO                       2         No                               0                                         360
     16794103                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794104                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794105                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794107                   94.99             1         N                 No                  NO                       2         No                             120                                         360
     16794109                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794110                   93.55             1         N                 No                  NO                       2         No                               0                                         360
     16794111                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794112                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794116                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794117                   96.48             1         N                 No                  NO                       2         No                             120                                         360
     16794118                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794121                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794124                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794129                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794130                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794131                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794134                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794139                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794143                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794146                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794153                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794154                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794155                   99.94             1         N                 No                  NO                       2         No                               0                                         360
     16794157                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16794158                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794161                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794164                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794167                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794170                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794177                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794184                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794187                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794188                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794189                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794191                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794192                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794193                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794201                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794205                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794207                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794208                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794209                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794210                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794212                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794213                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794217                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794221                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794228                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794229                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794230                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794239                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794244                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794246                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794253                   97.99             1         N                 No                  NO                       2         No                               0                                         360
     16794254                   89.05             1         N                 No                  NO                       2         No                               0                                         360
     16794256                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794257                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794258                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794259                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794260                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794262                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794263                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794264                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794266                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794268                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794272                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794275                   93.48             1         N                 No                  NO                       2         No                               0                                         360
     16794276                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16794278                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794279                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794281                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16794282                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794283                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794284                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794286                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794290                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794292                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794295                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794296                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794298                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794299                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794302                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794307                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794308                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794309                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794314                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794315                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794318                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794319                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794320                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794321                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794325                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794335                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794337                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794339                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794340                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794345                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794346                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794347                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794354                   89.09             1         N                 No                  NO                       2         No                             120                                         360
     16794362                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794363                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794367                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794369                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16794380                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794383                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794385                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794388                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794390                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794395                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794405                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794406                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794408                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794409                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794413                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794415                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794419                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794420                      88             1         N                 No                  NO                       2         No                               0                                         360
     16794424                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794427                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794432                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794434                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794435                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794439                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794440                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794441                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794443                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794444                   99.84             1         N                 No                  NO                       2         No                               0                                         360
     16794445                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794447                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794449                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794450                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794452                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794455                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794456                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794457                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794458                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794459                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794464                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794465                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794467                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794468                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794469                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794471                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794473                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794475                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794476                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794485                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794486                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794487                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794490                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794491                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794492                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794495                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794496                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794497                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794498                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794499                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794500                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794507                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794509                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794512                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794514                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794519                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794520                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794522                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794523                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794525                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794526                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794527                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794528                   60.96             1         N                 No                  NO                       2         No                             120                                         360
     16794529                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794530                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794532                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16794533                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794535                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794536                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794537                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794539                      95             1         N                 No                  NO                       2         No                               0                                         360
     16794540                   99.67             1         N                 No                  NO                       2         No                               0                                         360
     16794543                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794549                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794551                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794552                   99.97             1         N                 No                  NO                       2         No                             120                                         360
     16794554                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794561                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794562                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794565                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794567                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794569                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794570                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794574                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794575                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794576                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794579                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794580                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794581                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794582                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794583                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794584                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794588                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794589                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794593                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794594                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794595                   99.95             1         N                 No                  NO                       2         No                             120                                         360
     16794596                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794600                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794601                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794602                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16794603                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794605                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794607                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794610                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794611                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794613                   99.05             1         N                 No                  NO                       2         No                             120                                         360
     16794624                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794625                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794626                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794627                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794628                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794630                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794631                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794632                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794633                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794637                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794639                      90             1         N                 No                  NO                       2         No                             120                                         360
     16794644                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794647                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794648                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794650                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16794651                   99.78             1         N                 No                  NO                       2         No                             120                                         360
     16794653                   99.98             1         N                 No                  NO                       2         No                             120                                         360
     16794654                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794657                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794658                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16794659                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794661                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794677                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794685                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794688                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794690                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794691                   94.34             1         N                 No                  NO                       2         No                               0                                         360
     16794692                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794693                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794699                   97.33             1         N                 No                  NO                       2         No                               0                                         360
     16794701                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794703                      90             1         N                 No                  NO                       2         No                               0                                         360
     16794706                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794707                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794708                     100             1         N                 No                  NO                       2         No                             120                                         360
     16794710                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794713                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794714                     100             1         N                 No                  NO                       2         No                               0                                         360
     16794715                     100             1         N                 No                  NO                       2         No                             120                                         360
     16795835                      95             1         N                 No                  NO                       2         No                             120                                         360
     16794001                     100             1         N                 No                  NO                       2         No                               0                                         360
     16795064                      95             1         N                 No                  NO                       2         No                               0                                         360
     16796213                     100             1         N                 No                  NO                       2         No                             120                                         360
     15541461                     100             1         N                 No                  NO                       2         No                               0                                         240
     15539772                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     15538500                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     15538820                     100             1         N                 Yes                 2YP                      2         No                               0                                         180
     16379158                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16628169                      93             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16628222                   99.93             1         N                 No                  NO                       2         Yes                              0                                         360
     16627909                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16627960                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16627966                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16627983                     100             2         N                 No                  NO                       2         No                               0                                         240
     16628052                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16628055                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16628063                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16628107                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16394406                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777820                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16777812                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16777830                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777821                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16777831                      90             2         N                 No                  NO                       2         No                               0                                         360
     16777822                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777813                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777823                   89.93             1         N                 Yes                 3YP                      2         No                               0                                         360
     16777832                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16777814                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777824                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777833                      86             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777825                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16777817                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777827                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777819                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16777828                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16728994                   89.94             1         N                 Yes                 3YP                      2         No                               0                                         360
     16777829                     100             1         N                 No                  NO                       2         No                               0                                         360
     16814925                     100             1         N                 No                  NO                       2         No                               0                                         360
     16814926                      80             1         N                 Yes                 3YP                      2         No                               0                                         360
     16814927                     100             1         N                 No                  NO                       2         No                               0                                         360
     16814928                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16814929                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16814930                      90             2         N                 Yes                 3YP                      2         No                               0                                         360
     16814931                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16814932                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16814933                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16814934                      80             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793277                      95             1         N                 No                  NO                       2         No                               0                                         360
     16793269                   89.53             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16793270                    94.5             1         N                 No                  NO                       2         Yes                              0                                         360
     16793271                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16793272                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16793273                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16793274                   94.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793237                   96.41             1         N                 No                  NO                       2         Yes                              0                                         360
     16793238                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16793239                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16793240                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16793241                      90             1         N                 No                  NO                       2         No                               0                                         360
     16793242                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793244                   89.95             1         N                 No                  NO                       2         No                               0                                         360
     16793246                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793248                   85.56             1         N                 No                  NO                       2         No                               0                                         360
     16793249                   99.81             1         N                 No                  NO                       2         Yes                              0                                         360
     16793250                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16793251                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16793252                    92.5             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16793254                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793255                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16793257                      80             1         N                 No                  NO                       2         Yes                              0                                         360
     16793258                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793259                   91.46             2         N                 No                  NO                       2         No                               0                                         360
     16793260                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16793261                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16793262                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16793263                   94.94             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793264                      90             2         N                 Yes                 3YP                      2         No                               0                                         360
     16793265                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793266                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793267                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16793268                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16610855                      95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836444                     100             1         N                 Yes                 2YP                      2         Yes                             60                                         360
     16836445                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16836446                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836447                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16836448                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836449                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16836450                   99.99             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836451                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836452                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836453                     100             2         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836454                   94.48             2         N                 No                  NO                       2         Yes                              0                                         360
     16836455                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836456                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836457                     100             1         N                 No                  NO                       2         No                             120                                         360
     16836458                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836459                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16836460                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16836461                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836462                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836463                     100             1         N                 No                  NO                       2         No                             120                                         360
     16836464                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836465                      95             1         N                 No                  NO                       2         No                               0                                         360
     16836466                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836412                      88             1         N                 No                  NO                       2         Yes                             60                                         360
     16836413                     100             1         N                 No                  NO                       2         No                             120                                         360
     16836414                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836415                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836416                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836417                     100             2         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836418                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836419                     100             1         N                 Yes                 3YP                      2         No                              60                                         180
     16836420                     100             2         N                 No                  NO                       2         No                             120                                         360
     16836421                   99.74             1         N                 No                  NO                       2         Yes                              0                                         360
     16836422                      90             2         N                 Yes                 3YP                      2         No                             120                                         360
     16836423                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836424                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836425                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836426                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836427                      90             2         N                 No                  NO                       2         No                             120                                         360
     16836428                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836429                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836430                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16836431                   93.45             2         N                 No                  NO                       2         No                             120                                         360
     16836432                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16836433                   86.27             2         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836434                    89.9             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836435                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836437                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16836438                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836439                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16836440                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836441                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836442                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836443                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16836392                      90             1         N                 No                  NO                       2         No                             120                                         360
     16836393                     100             1         N                 No                  NO                       2         No                             120                                         360
     16836394                   84.84             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836395                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836396                      93             2         N                 No                  NO                       2         Yes                             60                                         360
     16836397                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836398                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836399                     100             1         N                 No                  NO                       2         No                             120                                         360
     16836400                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836401                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836402                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836403                     100             1         N                 No                  NO                       2         No                             120                                         360
     16836335                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836336                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836337                   88.26             2         N                 No                  NO                       2         No                             120                                         360
     16836338                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836339                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836340                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836341                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16836343                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836344                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836345                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836346                      90             2         N                 No                  NO                       2         Yes                             60                                         360
     16836347                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836348                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836349                      90             1         N                 No                  NO                       2         No                             120                                         360
     16836350                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16836351                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16836352                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836353                      95             1         N                 No                  NO                       2         Yes                             60                                         360
     16836354                   95.58             2         N                 No                  NO                       2         No                               0                                         360
     16836355                      99             2         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836356                      90             2         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836357                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836358                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836359                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836361                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16836362                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836363                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836364                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836365                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16836366                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836367                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836368                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16836369                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836370                     100             1         N                 No                  NO                       2         No                             120                                         360
     16836371                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16836372                    78.8             2         N                 Yes                 2YP                      2         No                              60                                         180
     16836374                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836375                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836376                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836377                     100             2         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836378                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836379                   91.14             2         N                 Yes                 3YP                      2         No                              60                                         180
     16836380                      80             1         N                 No                  NO                       2         No                               0                                         360
     16836381                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836382                   89.36             1         N                 No                  NO                       2         No                               0                                         360
     16836383                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836384                      90             2         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836385                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836386                    94.5             1         N                 Yes                 3YP                      2         No                              60                                         180
     16836387                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16836388                     100             1         N                 No                  NO                       2         No                             120                                         360
     16836389                   81.82             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836390                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836391                     100             1         N                 No                  NO                       2         No                              60                                         180
     16836294                   89.38             2         N                 No                  NO                       2         Yes                              0                                         360
     16836295                     100             1         N                 No                  NO                       2         No                              60                                         180
     16836296                   97.15             2         N                 No                  NO                       2         Yes                              0                                         360
     16836297                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836298                   93.33             2         N                 No                  NO                       2         Yes                              0                                         360
     16836299                     100             2         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836300                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836301                   96.45             2         N                 No                  NO                       2         Yes                              0                                         360
     16836302                      90             1         N                 No                  NO                       2         No                             120                                         360
     16836303                   98.51             2         N                 No                  NO                       2         No                             120                                         360
     16836304                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836305                   98.14             2         N                 Yes                 3YP                      2         No                             120                                         360
     16836306                   92.94             2         N                 No                  NO                       2         Yes                             60                                         360
     16836307                   83.54             1         N                 No                  NO                       2         No                             120                                         360
     16836308                      95             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836309                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836310                   87.57             1         N                 No                  NO                       2         No                             120                                         360
     16836311                    92.7             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836312                     100             1         N                 No                  NO                       2         No                              60                                         180
     16836313                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836314                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836315                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836316                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836317                      95             1         N                 Yes                 3YP                      2         No                             120                                         360
     16836318                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836319                   89.34             1         N                 No                  NO                       2         Yes                              0                                         360
     16836320                      90             1         N                 No                  NO                       2         No                             120                                         360
     16836321                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836322                   92.43             2         N                 No                  NO                       2         Yes                              0                                         360
     16836323                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836324                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16836325                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836326                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836327                      90             1         N                 No                  NO                       2         No                              60                                         180
     16836328                      90             1         N                 No                  NO                       2         No                             120                                         360
     16836329                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16836330                     100             2         N                 No                  NO                       2         Yes                             60                                         360
     16836331                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16836332                     100             2         N                 No                  NO                       2         No                               0                                         360
     16836333                      89             1         N                 No                  NO                       2         No                             120                                         360
     16836289                   94.33             1         N                 No                  NO                       2         No                             120                                         360
     16836290                      90             2         N                 No                  NO                       2         No                              60                                         180
     16836292                      90             1         N                 No                  NO                       2         No                              60                                         180
     16836293                   94.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16836404                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836405                     100             2         N                 No                  NO                       2         No                             120                                         360
     16836406                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16836407                     100             1         N                 No                  NO                       2         No                               0                                         360
     16836408                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16836409                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16836410                      90             1         N                 No                  NO                       2         No                               0                                         360
     16836411                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16773596                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971204                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971205                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971261                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971180                      90             1         N                 No                  NO                       2         No                             120                                         360
     16971343                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16971262                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971181                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971263                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971344                      90             1         N                 No                  NO                       2         No                              60                                         180
     16971182                      92             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971264                   88.97             1         N                 No                  NO                       2         No                             120                                         360
     16971345                      87             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971183                      88             1         N                 No                  NO                       2         Yes                              0                                         360
     16971184                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971265                      90             1         N                 No                  NO                       2         No                             120                                         360
     16971346                      85             1         N                 No                  NO                       2         No                             120                                         360
     16971347                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971266                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971185                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971348                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971186                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971267                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971349                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971268                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971187                      96             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971188                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971269                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971189                   94.99             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971350                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971270                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971351                      95             1         N                 No                  NO                       2         No                               0                                         360
     16971271                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16971190                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971352                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971272                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971191                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971353                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16971273                   89.54             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971192                   97.27             1         N                 No                  NO                       2         Yes                              0                                         360
     16971354                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971355                     100             1         N                 No                  NO                       2         No                              60                                         180
     16971274                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971193                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16971194                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971356                      89             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971275                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971357                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16971276                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971195                   99.94             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971277                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971196                      90             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971358                   99.99             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971359                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971278                     100             1         N                 Yes                 2YP                      2         Yes                             60                                         360
     16971197                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16971279                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971198                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971199                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971200                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971201                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971202                      95             1         N                 No                  NO                       2         No                               0                                         180
     16971203                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971239                      98             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971393                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16971159                      93             1         N                 No                  NO                       2         No                               0                                         360
     16971394                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16971395                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971396                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971397                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971399                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16971400                      95             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971401                   81.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16971320                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971321                   83.47             1         N                 No                  NO                       2         No                               0                                         180
     16971240                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971402                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16971241                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971160                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971403                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971322                      89             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971161                      89             1         N                 No                  NO                       2         Yes                              0                                         360
     16971323                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971404                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971242                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971243                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971405                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16971162                      88             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971406                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971163                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971244                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971325                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971245                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971164                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971326                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16971407                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971408                      90             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16971165                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971327                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971246                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971328                      95             1         N                 No                  NO                       2         Yes                             60                                         360
     16971247                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971409                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971166                     100             1         N                 Yes                 3YP                      2         No                              60                                         180
     16971329                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971248                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971167                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971249                   83.08             1         N                 No                  NO                       2         Yes                             60                                         360
     16971169                      93             1         N                 No                  NO                       2         Yes                             60                                         360
     16971410                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971330                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971411                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971331                      95             1         N                 No                  NO                       2         Yes                             60                                         360
     16971250                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971412                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971170                      90             1         N                 No                  NO                       2         No                              60                                         180
     16971251                      95             1         N                 No                  NO                       2         Yes                             60                                         360
     16971332                      87             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971333                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971252                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971171                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971334                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971172                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971253                     100             1         N                 No                  NO                       2         No                               0                                         180
     16971254                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971173                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16971335                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971174                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971336                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971255                      99             1         N                 No                  NO                       2         No                             120                                         360
     16971256                      90             1         N                 No                  NO                       2         No                             120                                         360
     16971175                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971337                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971257                     100             1         N                 Yes                 2YP                      2         No                              60                                         180
     16971338                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971176                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16971339                      95             1         N                 No                  NO                       2         Yes                             60                                         360
     16971258                      95             1         N                 No                  NO                       2         No                             120                                         360
     16971177                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971259                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16971178                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971179                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971340                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971260                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971341                   99.97             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971342                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971313                     100             1         N                 No                  NO                       2         No                              60                                         180
     16971233                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971314                   85.89             1         N                 No                  NO                       2         Yes                              0                                         360
     16971234                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971315                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971235                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971236                   78.64             1         N                 Yes                 3YP                      2         No                              60                                         180
     16971317                      95             1         N                 No                  NO                       2         Yes                             60                                         360
     16971318                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971237                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971390                      89             1         N                 No                  NO                       2         No                              60                                         180
     16971319                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971391                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971392                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971384                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971385                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971386                      95             1         N                 No                  NO                       2         No                               0                                         180
     16971387                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971388                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971389                      88             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971310                      90             1         N                 No                  NO                       2         No                             120                                         360
     16971311                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971230                      90             1         N                 No                  NO                       2         No                             120                                         360
     16971231                   89.99             1         N                 No                  NO                       2         No                             120                                         360
     16971312                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971232                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971221                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971303                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971222                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971304                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971223                      86             1         N                 No                  NO                       2         No                             120                                         360
     16971305                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971306                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971225                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971307                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971226                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971227                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971380                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971308                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971381                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971228                     100             1         N                 No                  NO                       2         No                              60                                         180
     16971309                      90             1         N                 Yes                 3YP                      2         No                              60                                         180
     16971382                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971229                      94             1         N                 No                  NO                       2         No                              60                                         180
     16971383                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971295                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971377                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971296                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16971378                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971297                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16971298                      90             1         N                 No                  NO                       2         No                             120                                         360
     16971379                     100             1         N                 No                  NO                       2         No                               0                                         180
     16971299                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971300                      93             1         N                 No                  NO                       2         No                             120                                         360
     16971220                      90             1         N                 No                  NO                       2         No                             120                                         360
     16971301                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971302                   89.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16971219                      94             1         N                 No                  NO                       2         Yes                              0                                         360
     16971373                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971292                     100             1         N                 No                  NO                       2         No                              60                                         180
     16971293                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971374                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971294                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971375                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971376                      90             1         N                 No                  NO                       2         No                             120                                         360
     16971290                      90             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971371                     100             1         N                 Yes                 2YP                      2         Yes                             60                                         360
     16971372                      90             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971291                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971281                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971362                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971209                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971282                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16971363                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971364                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16971283                   88.81             1         N                 No                  NO                       2         No                             120                                         360
     16971284                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971285                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16971366                     100             1         N                 No                  NO                       2         No                               0                                         360
     16971286                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16971287                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971368                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971288                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971369                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16971289                      95             1         N                 No                  NO                       2         No                               0                                         360
     16971210                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971211                      90             1         N                 No                  NO                       2         No                               0                                         360
     16971212                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971213                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971214                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16971215                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16971216                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16971217                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971370                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16971218                      90             1         N                 Yes                 3YP                      2         No                             120                                         360
     16971207                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16971208                     100             1         N                 No                  NO                       2         No                             120                                         360
     16971361                      92             1         N                 No                  NO                       2         Yes                              0                                         360
     16971280                   82.41             1         N                 No                  NO                       2         No                               0                                         360
     16971206                      90             1         N                 Yes                 2YP                      2         Yes                             60                                         360
     16971360                      94             1         N                 No                  NO                       2         No                               0                                         360
     16729332                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16729333                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16729334                      95             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16729335                     100             1         N                 Yes                 6MP                      2         Yes                             60                                         360
     16729336                   96.51             2         N                 Yes                 6MP                      2         Yes                             60                                         360
     16729346                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16729347                      95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16729348                      95             1         N                 Yes                 6MP                      2         Yes                             60                                         360
     16729349                      95             1         N                 Yes                 6MP                      2         Yes                              0                                         360
     16729344                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16729341                     100             1         N                 Yes                 6MP                      2         Yes                             60                                         360
     16729342                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16729343                    98.7             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16729337                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16729338                      95             1         N                 Yes                 6MP                      2         Yes                             60                                         360
     16729339                     100             1         N                 Yes                 6MP                      2         Yes                             60                                         360
     16728942                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728943                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728944                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728945                     100             1         N                 No                  NO                       2         No                              60                                         360
     16728946                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728947                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728948                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728949                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728950                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728951                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728952                     100             2         N                 No                  NO                       2         No                               0                                         360
     16728953                   94.29             2         N                 No                  NO                       2         No                              60                                         360
     16728954                      93             2         N                 No                  NO                       2         No                               0                                         360
     16728955                     100             2         N                 No                  NO                       2         No                              60                                         360
     16728956                      85             1         N                 No                  NO                       2         No                               0                                         360
     16728957                      90             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728958                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728959                   98.21             2         N                 No                  NO                       2         No                               0                                         360
     16728960                   89.99             1         N                 No                  NO                       2         No                               0                                         360
     16728961                      95             2         N                 No                  NO                       2         No                              60                                         360
     16728962                   86.84             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728963                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728964                   89.09             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728965                   89.06             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728966                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728968                      98             1         N                 No                  NO                       2         No                              60                                         360
     16728969                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728970                      95             2         N                 No                  NO                       2         No                               0                                         360
     16728971                      95             2         N                 Yes                 3YP                      2         No                              60                                         360
     16728972                   88.39             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728975                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728976                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728977                      90             1         N                 No                  NO                       2         No                              60                                         360
     16728978                      90             1         N                 No                  NO                       2         No                               0                                         360
     16728979                      90             2         N                 No                  NO                       2         No                              60                                         360
     16728980                     100             1         N                 No                  NO                       2         No                               0                                         360
     16728981                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728913                   93.25             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728914                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728915                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728916                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728917                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728918                   84.91             2         N                 Yes                 3YP                      2         No                              60                                         360
     16728919                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16728920                   94.81             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728921                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728923                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728924                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728925                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728926                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728927                   91.07             2         N                 No                  NO                       2         No                               0                                         360
     16728928                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728930                   99.38             2         N                 No                  NO                       2         No                               0                                         360
     16728931                     100             1         N                 No                  NO                       2         No                               0                                         360
     16728932                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728933                      90             1         N                 No                  NO                       2         No                               0                                         360
     16728934                      95             2         N                 Yes                 3YP                      2         No                              60                                         360
     16728935                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728936                    82.6             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728937                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728938                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16728939                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16728940                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16600406                   99.12             1         N                 No                  NO                       2         No                               0                                         360
     16777446                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777426                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777400                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777403                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777404                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777406                   89.99             1         N                 No                  NO                       2         No                              60                                         300
     16777407                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777408                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777416                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777504                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777506                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777507                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777508                   88.84             2         N                 No                  NO                       2         No                               0                                         360
     16777509                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777511                   36.23             2         N                 No                  NO                       2         Yes                              0                                         360
     16777513                      90             2         N                 No                  NO                       2         No                               0                                         360
     16777514                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777515                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16777517                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777518                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777520                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777521                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777522                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777523                   89.33             1         N                 No                  NO                       2         Yes                              0                                         360
     16777524                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777525                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777527                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777528                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777529                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16777530                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777531                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777532                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777533                     100             2         N                 No                  NO                       2         No                             120                                         360
     16777534                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777535                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777536                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777537                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777538                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777539                   99.11             2         N                 No                  NO                       2         No                               0                                         360
     16777540                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777541                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777542                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777543                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777544                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777545                   89.66             1         N                 No                  NO                       2         Yes                              0                                         360
     16777546                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777547                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777548                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777549                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777550                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16777551                   56.75             2         N                 No                  NO                       2         No                               0                                         180
     16777552                    93.7             2         N                 No                  NO                       2         No                               0                                         360
     16777553                     100             1         N                 No                  NO                       2         No                               0                                         360
     16782298                      95             2         N                 No                  NO                       2         No                               0                                         360
     16777495                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777496                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777497                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777498                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777499                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777500                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777501                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16777502                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777492                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777493                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777494                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777483                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777484                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16777485                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777486                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777487                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777488                   99.73             1         N                 No                  NO                       2         Yes                              0                                         360
     16777489                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16777490                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777434                   76.44             1         N                 No                  NO                       2         Yes                              0                                         360
     16777435                   87.36             2         N                 No                  NO                       2         Yes                              0                                         360
     16777438                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777439                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777440                    99.9             1         N                 No                  NO                       2         No                               0                                         360
     16777441                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777444                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777445                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777447                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777448                   79.47             1         N                 No                  NO                       2         No                               0                                         180
     16777449                      90             1         N                 No                  NO                       2         No                             120                                         360
     16777450                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16777452                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777453                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777454                      95             2         N                 No                  NO                       2         No                               0                                         360
     16777455                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777457                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777458                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777460                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777462                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777464                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777466                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777467                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777468                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777469                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777471                      90             1         N                 No                  NO                       2         No                             120                                         360
     16777473                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777474                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777476                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777477                   96.08             2         N                 No                  NO                       2         Yes                              0                                         360
     16777478                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777479                   93.44             2         N                 No                  NO                       2         Yes                              0                                         360
     16777482                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777356                     100             2         N                 No                  NO                       2         No                             120                                         360
     16777358                   68.73             2         N                 No                  NO                       2         Yes                              0                                         360
     16777361                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777362                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777370                      95             1         N                 No                  NO                       2         No                             120                                         360
     16777372                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777377                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777382                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777386                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777390                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777401                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777402                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777409                   91.69             1         N                 No                  NO                       2         Yes                              0                                         360
     16777410                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777413                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777415                   85.61             2         N                 No                  NO                       2         Yes                              0                                         360
     16777417                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16777418                   85.56             1         N                 No                  NO                       2         Yes                              0                                         360
     16777419                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777421                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777422                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777423                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777424                      90             1         N                 No                  NO                       2         No                               0                                         360
     16777425                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777427                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777428                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777429                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777430                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777431                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777432                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777433                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16730544                      90             2         N                 No                  NO                       2         No                              60                                         360
     16730546                      90             1         N                 No                  NO                       2         No                               0                                         360
     16730549                     100             1         N                 No                  NO                       2         No                               0                                         360
     16730551                   94.71             1         N                 No                  NO                       2         No                               0                                         360
     16730552                     100             1         N                 No                  NO                       2         No                              60                                         360
     16730553                   85.44             1         N                 No                  NO                       2         No                              60                                         360
     16730554                     100             1         N                 No                  NO                       2         No                               0                                         360
     16730555                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16730556                   93.33             1         N                 No                  NO                       2         No                               0                                         360
     16730557                     100             1         N                 No                  NO                       2         No                              60                                         360
     16730558                      90             1         N                 No                  NO                       2         No                               0                                         360
     16730559                     100             1         N                 No                  NO                       2         No                               0                                         360
     16730560                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16730561                     100             1         N                 No                  NO                       2         No                              60                                         360
     16730562                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16730563                      90             2         N                 No                  NO                       2         No                               0                                         360
     16730564                     100             1         N                 No                  NO                       2         No                              60                                         360
     16730565                      90             2         N                 No                  NO                       2         No                               0                                         360
     16730566                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16730567                     100             1         N                 No                  NO                       2         No                              60                                         360
     16730568                     100             1         N                 No                  NO                       2         No                               0                                         360
     16730569                      90             1         N                 No                  NO                       2         No                              60                                         360
     16730570                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16730571                     100             1         N                 No                  NO                       2         No                               0                                         360
     16730572                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16777459                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777461                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16777475                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777491                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777516                      90             2         N                 No                  NO                       2         No                               0                                         360
     16777350                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16777352                   46.94             2         N                 No                  NO                       2         No                               0                                         360
     16777353                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777354                    77.6             2         N                 No                  NO                       2         No                               0                                         360
     16777357                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777359                   89.87             2         N                 No                  NO                       2         No                               0                                         360
     16777360                      90             2         N                 No                  NO                       2         No                             120                                         300
     16777363                   78.05             1         N                 No                  NO                       2         Yes                              0                                         360
     16777364                     100             1         N                 No                  NO                       2         No                               0                                         360
     16730541                      95             1         N                 No                  NO                       2         No                               0                                         360
     16600433                     100             1         N                 No                  NO                       2         No                             120                                         360
     16777365                    80.6             2         N                 No                  NO                       2         Yes                              0                                         360
     16777366                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777367                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777368                      90             2         N                 No                  NO                       2         No                               0                                         360
     16777371                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777374                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777375                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777376                   90.89             2         N                 No                  NO                       2         No                             120                                         300
     16777378                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777379                      90             1         N                 No                  NO                       2         Yes                             60                                         360
     16777380                   93.78             1         N                 No                  NO                       2         No                               0                                         360
     16777381                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16777383                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777384                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777388                   33.23             2         N                 No                  NO                       2         No                               0                                         300
     16777389                   99.99             2         N                 No                  NO                       2         No                             120                                         300
     16777392                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777393                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777394                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777396                   68.33             2         N                 No                  NO                       2         No                               0                                         180
     16777397                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777398                      95             1         N                 No                  NO                       2         No                               0                                         360
     16777399                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840390                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840391                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840392                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840393                      95             1         N                 No                  NO                       2         No                               0                                         360
     16840394                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840395                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840396                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840397                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840398                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840399                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840380                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840381                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840382                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840384                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840385                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840386                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840387                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840388                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840479                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16840456                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840457                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16840458                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840460                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840461                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840462                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840463                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840464                   99.96             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840465                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840466                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840467                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840468                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840469                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16840470                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840471                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840472                   95.01             1         N                 No                  NO                       2         No                               0                                         360
     16840473                   94.83             1         N                 No                  NO                       2         No                               0                                         360
     16840476                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16840477                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840478                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840452                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840453                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840454                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840455                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840420                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840421                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840422                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840423                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840424                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840425                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840426                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840427                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840428                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840429                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840430                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840431                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840432                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840433                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840434                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840435                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16840436                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840437                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840438                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840439                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840440                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840441                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840442                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840443                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840444                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840445                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840446                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840447                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840448                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840449                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840450                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840451                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840400                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840401                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840402                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840403                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16840404                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840406                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16840408                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840409                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840410                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840411                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840412                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840413                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840414                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840415                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840416                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840417                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840418                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840419                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840494                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840495                     100             2         N                 No                  NO                       2         No                               0                                         360
     16840496                     100             2         N                 No                  NO                       2         No                               0                                         360
     16840497                      95             2         N                 No                  NO                       2         No                               0                                         240
     16840498                   99.96             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840499                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16840491                     100             1         N                 No                  NO                       2         No                               0                                         360
     16840492                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16840488                   94.96             1         N                 No                  NO                       2         No                               0                                         360
     16840489                   99.88             1         N                 No                  NO                       2         No                               0                                         360
     16840480                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16840481                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16840482                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16840483                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16840484                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16840485                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16840486                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16769965                      95             1         N                 Yes                 6MP                      2         No                               0                                         360
     16769967                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16769968                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769970                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769971                      95             2         N                 No                  NO                       2         No                               0                                         360
     16769972                     100             1         N                 No                  NO                       2         No                               0                                         360
     16769973                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769963                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16769962                      90             1         N                 Yes                 6MP                      2         Yes                              0                                         360
     16769960                      90             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769951                   99.97             1         N                 No                  NO                       2         Yes                              0                                         360
     16769952                      90             1         N                 No                  NO                       2         No                               0                                         360
     16769955                     100             1         N                 No                  NO                       2         No                               0                                         360
     16769956                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769957                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16769950                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769954                      95             1         N                 No                  NO                       2         No                               0                                         360
     16769959                      95             1         N                 Yes                 6MP                      2         No                               0                                         180
     16769961                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769964                      85             1         N                 No                  NO                       2         Yes                              0                                         360
     16769966                      95             1         N                 Yes                 6MP                      2         Yes                              0                                         360
     16769969                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769977                     100             1         N                 No                  NO                       2         No                               0                                         360
     16769980                      95             1         N                 Yes                 6MP                      2         Yes                              0                                         360
     16769981                      95             1         N                 Yes                 6MP                      2         Yes                              0                                         360
     16769974                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16769976                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769978                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16769979                     100             1         N                 No                  NO                       2         No                               0                                         360
     16609066                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769065                    83.8             1         N                 No                  NO                       2         Yes                              0                                         360
     16769066                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769067                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769068                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769069                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769071                   97.41             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769072                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769053                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769054                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769055                   99.98             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769056                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769058                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769059                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16769061                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16769062                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769063                      90             2         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768956                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768957                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768959                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768961                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768962                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768963                     100             2         N                 Yes                 5YP                      2         Yes                              0                                         360
     16768964                   99.01             1         N                 No                  NO                       2         Yes                              0                                         360
     16768965                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768966                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768968                   99.98             1         N                 No                  NO                       2         No                              60                                         180
     16768969                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768970                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768971                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768972                    87.7             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768973                      95             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768974                   99.13             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768975                      90             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768976                   99.97             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768977                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16768978                   94.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16768980                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16768982                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768983                     100             1         N                 Yes                 1YP                      2         Yes                             60                                         360
     16768984                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768985                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768986                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768988                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16768989                    96.5             2         N                 No                  NO                       2         Yes                              0                                         360
     16768991                     100             1         N                 Yes                 1YP                      2         Yes                             60                                         360
     16768993                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768994                   98.41             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768995                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768996                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768999                   99.74             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769000                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769001                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769002                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769003                    96.5             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769004                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769005                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16769006                   94.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16769007                      90             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769010                   98.65             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769011                      95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769012                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769015                   99.05             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769017                      85             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769018                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769019                   99.42             1         N                 No                  NO                       2         Yes                              0                                         360
     16769020                   88.94             2         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769022                    96.4             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769024                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769025                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769026                   99.89             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769027                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769029                      95             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769030                      85             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769032                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769034                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769035                     100             1         N                 No                  NO                       2         No                               0                                         360
     16769036                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769039                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769040                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769041                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769042                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769043                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769045                      86             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16769046                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769047                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16769050                   98.68             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769051                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768948                      90             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768949                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768950                    98.7             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768951                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16768952                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16768953                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768954                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768931                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768933                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16768935                      90             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768936                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768937                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16768939                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16768940                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768941                   99.97             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768942                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768943                   92.95             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768944                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768945                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768946                      90             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768947                     100             2         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768896                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768897                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768898                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768899                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768900                      95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768901                   99.99             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768902                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16768903                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768904                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768905                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768907                     100             1         N                 Yes                 3YP                      2         No                              60                                         180
     16768908                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768909                   99.99             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768910                   98.54             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768911                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768912                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16768913                   99.81             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768914                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768915                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768916                   99.24             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768918                   82.95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768919                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768920                   93.36             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768922                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768924                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768925                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768927                   88.71             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768928                   99.59             1         N                 No                  NO                       2         No                              60                                         180
     16768929                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768930                   92.66             2         N                 No                  NO                       2         Yes                              0                                         360
     16769073                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769074                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769075                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769076                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768889                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768890                      90             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768891                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768892                   99.99             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16768893                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768894                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768895                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16828242                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828243                      95             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828244                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828245                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828246                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828247                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828248                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828249                      95             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828250                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828251                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828252                   99.98             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828253                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828254                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828255                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828256                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828145                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828146                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828147                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16828148                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828149                      95             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828150                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828151                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828154                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828155                     100             1         N                 No                  NO                       2         No                               0                                         360
     16828157                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828158                     100             1         N                 No                  NO                       2         Yes                             60                                         360
     16828159                      95             1         N                 No                  NO                       2         No                              60                                         360
     16828160                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828161                   99.05             1         N                 No                  NO                       2         No                               0                                         360
     16828162                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16828164                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828166                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828167                      88             1         N                 No                  NO                       2         Yes                              0                                         360
     16828168                   93.27             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828169                   99.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16828170                     100             1         N                 No                  NO                       2         No                             120                                         360
     16828172                     100             1         N                 No                  NO                       2         No                              60                                         180
     16828174                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828175                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828176                     100             2         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828177                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828178                      95             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16828179                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828180                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828181                   99.99             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828182                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828183                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828184                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828185                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828186                      95             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828187                   83.21             2         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828188                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828189                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16828190                   90.73             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828191                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828193                      90             2         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828197                   89.99             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828199                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828200                     100             2         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828202                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828203                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16828204                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828205                   99.99             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828206                   91.35             1         N                 No                  NO                       2         Yes                              0                                         360
     16828207                   99.98             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828208                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828209                   99.99             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828210                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828211                      90             2         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828212                      80             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828213                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16828214                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828215                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828216                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828217                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828219                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16828220                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828221                   99.42             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828222                   99.96             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828223                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828224                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828225                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828226                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828227                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828228                      95             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16828229                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828230                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828231                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828232                   87.92             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828233                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828234                      95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16828235                   99.98             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828236                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828237                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828238                   99.98             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828239                   99.96             2         N                 No                  NO                       2         Yes                              0                                         360
     16828240                      90             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768923                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768926                     100             1         N                 No                  NO                       2         No                              60                                         180
     16768932                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16768934                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16768960                   94.36             2         N                 No                  NO                       2         Yes                              0                                         360
     16768967                      90             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769008                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769009                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769013                   98.87             1         N                 No                  NO                       2         Yes                              0                                         360
     16769014                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769021                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769028                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16769038                   84.39             1         N                 No                  NO                       2         Yes                              0                                         360
     16769044                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16769048                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769052                     100             1         N                 No                  NO                       2         No                               0                                         360
     16769060                    83.8             1         N                 No                  NO                       2         Yes                              0                                         360
     16769064                   93.95             2         N                 No                  NO                       2         Yes                              0                                         360
     16769070                   99.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16768992                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777985                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777986                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777988                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777990                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777991                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777992                     100             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777982                      95             2         N                 No                  NO                       2         No                              60                                         240
     16777983                     100             2         N                 Yes                 1YP                      2         No                              60                                         240
     16777980                   99.99             1         N                 Yes                 2YP                      2         No                              60                                         240
     16694336                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777890                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777892                      95             1         N                 No                  NO                       2         No                              60                                         240
     16777893                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777894                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777895                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777896                     100             2         N                 No                  NO                       2         No                               0                                         360
     16777897                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777898                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777883                   94.55             2         N                 No                  NO                       2         Yes                              0                                         360
     16777884                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777886                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777887                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777888                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777889                   92.08             2         N                 No                  NO                       2         No                              60                                         180
     16777876                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777877                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777878                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777976                   99.98             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777977                      90             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777978                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777970                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777971                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777973                     100             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777974                     100             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777975                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777941                   99.98             1         N                 No                  NO                       2         No                              60                                         240
     16777942                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777943                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777944                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16777946                      95             1         N                 Yes                 1YP                      2         No                              60                                         240
     16777950                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777951                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777952                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777953                     100             1         N                 Yes                 1YP                      2         No                              60                                         240
     16777956                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777959                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777960                   97.41             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777961                     100             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777962                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777963                     100             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777964                   83.16             1         N                 Yes                 1YP                      2         No                               0                                         240
     16777965                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777966                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777968                     100             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777930                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777933                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777934                     100             1         N                 Yes                 3YP                      2         No                              60                                         180
     16777936                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777937                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777938                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777940                   94.26             2         N                 Yes                 6MP                      2         No                              60                                         240
     16777925                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777926                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777927                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16777928                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777929                   94.95             2         N                 No                  NO                       2         Yes                              0                                         360
     16777918                     100             1         N                 Yes                 1YP                      2         No                              60                                         240
     16777919                      90             2         N                 Yes                 1YP                      2         Yes                              0                                         360
     16777920                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777921                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777922                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777923                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777924                   98.84             2         N                 No                  NO                       2         Yes                              0                                         360
     16777914                     100             1         N                 No                  NO                       2         No                               0                                         360
     16777916                      95             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777900                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777901                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777902                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777903                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777905                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777907                      95             1         N                 No                  NO                       2         No                              60                                         240
     16777908                     100             2         N                 Yes                 1YP                      2         No                              60                                         240
     16777910                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777911                      95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777913                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16778046                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16778047                     100             1         N                 Yes                 6MP                      2         Yes                              0                                         360
     16778049                   99.93             1         N                 Yes                 2YP                      2         No                              60                                         180
     16778050                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777981                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777984                     100             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777987                   99.98             1         N                 No                  NO                       2         No                              60                                         240
     16777989                    92.2             2         N                 No                  NO                       2         No                              60                                         240
     16778000                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16778001                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16778004                   99.97             1         N                 No                  NO                       2         Yes                              0                                         360
     16778006                   99.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16777957                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16777958                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777969                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777972                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16694251                      95             2         N                 No                  NO                       2         No                               0                                         360
     16694268                      95             1         N                 No                  NO                       2         No                              60                                         180
     16694269                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16694464                   88.34             1         N                 No                  NO                       2         No                              60                                         240
     16694588                   94.74             2         N                 No                  NO                       2         Yes                              0                                         360
     16777885                      95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16777891                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777904                     100             2         N                 Yes                 1YP                      2         Yes                              0                                         360
     16777909                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16777912                     100             2         N                 Yes                 1YP                      2         Yes                              0                                         360
     16777915                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777917                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777932                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777935                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777939                      95             1         N                 Yes                 2YP                      2         No                              60                                         240
     16777945                   89.93             2         N                 No                  NO                       2         Yes                              0                                         360
     16777947                   99.98             2         N                 No                  NO                       2         Yes                              0                                         360
     16777948                     100             2         N                 Yes                 3YP                      2         No                              60                                         180
     16777949                      95             1         N                 No                  NO                       2         No                              60                                         180
     16777954                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777955                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16777875                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16777879                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16777880                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16777881                     100             1         N                 No                  NO                       2         No                              60                                         180
     16777882                      95             1         N                 No                  NO                       2         Yes                              0                                         360
     16778028                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16778030                   94.95             1         N                 No                  NO                       2         No                               0                                         180
     16778031                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16778032                   99.95             1         N                 No                  NO                       2         Yes                              0                                         360
     16778034                   99.92             1         N                 No                  NO                       2         Yes                              0                                         360
     16778037                   99.97             2         N                 No                  NO                       2         No                               0                                         240
     16778038                   94.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16694287                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16694288                   96.88             2         N                 No                  NO                       2         No                               0                                         180
     16778040                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16778041                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16778042                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16778043                      95             1         N                 Yes                 6MP                      2         Yes                              0                                         360
     16778045                     100             2         N                 No                  NO                       2         No                              60                                         240
     16778016                   99.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16778018                   99.97             1         N                 No                  NO                       2         Yes                              0                                         360
     16778020                   99.98             2         N                 No                  NO                       2         Yes                              0                                         360
     16778021                   99.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16778023                   99.84             2         N                 No                  NO                       2         Yes                              0                                         360
     16778024                   99.87             1         N                 No                  NO                       2         Yes                              0                                         360
     16778025                   99.69             1         N                 No                  NO                       2         Yes                              0                                         360
     16778026                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16694198                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16694137                   88.83             2         N                 No                  NO                       2         No                              60                                         180
     16777979                     100             1         N                 Yes                 3YP                      2         No                              60                                         240
     16778005                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16778007                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16778011                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16778012                   99.96             2         N                 No                  NO                       2         Yes                              0                                         360
     16778013                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16778014                   99.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16778015                     100             2         N                 Yes                 6MP                      2         No                              60                                         240
     16694218                      90             2         N                 No                  NO                       2         No                              60                                         180
     16694227                    94.8             2         N                 No                  NO                       2         No                               0                                         360
     16694234                     100             2         N                 No                  NO                       2         No                              60                                         240
     16778002                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16778003                   99.99             2         N                 No                  NO                       2         Yes                              0                                         360
     16777993                     100             1         N                 No                  NO                       2         No                              60                                         240
     16777994                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777995                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777996                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777997                     100             2         N                 No                  NO                       2         No                              60                                         240
     16777998                     100             2         N                 Yes                 3YP                      2         No                              60                                         240
     16777999                     100             1         N                 No                  NO                       2         No                              60                                         240
     16778036                   94.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16778044                      90             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16778048                   94.83             1         N                 Yes                 3YP                      2         No                              60                                         240
     16778022                   99.98             2         N                 No                  NO                       2         Yes                              0                                         360
     16778027                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16778029                   95.01             1         N                 No                  NO                       2         Yes                              0                                         360
     16778033                   98.96             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16778009                   99.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16778010                     100             2         N                 No                  NO                       2         No                               0                                         180
     16778017                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16828120                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16828124                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16828128                     100             1         N                 No                  NO                       2         No                               0                                         180
     16828119                     100             2         N                 No                  NO                       2         No                               0                                         360
     16828121                   94.81             1         N                 No                  NO                       2         Yes                              0                                         360
     16828122                   97.04             2         N                 No                  NO                       2         Yes                              0                                         360
     16828123                   94.99             2         N                 No                  NO                       2         Yes                              0                                         360
     16828125                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16828126                   91.94             2         N                 Yes                 2YP                      2         Yes                              0                                         360
     16828127                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16789134                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16789169                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16789170                      95             1         N                 Yes                 1YP                      2         No                              60                                         240
     16789171                     100             1         N                 No                  NO                       2         No                              60                                         240
     16789135                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16789136                   99.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16789137                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16789138                   99.64             1         N                 No                  NO                       2         Yes                              0                                         360
     16789140                     100             1         N                 Yes                 6MP                      2         Yes                              0                                         360
     16789141                     100             1         N                 No                  NO                       2         No                               0                                         360
     16789143                      95             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789144                      95             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16789145                      95             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16789146                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789147                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789148                   96.19             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789149                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789150                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789151                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16789152                      90             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789153                      90             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16789154                   99.76             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789155                   96.53             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789156                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16789157                     100             1         N                 Yes                 3YP                      2         Yes                             60                                         360
     16789158                     100             1         N                 Yes                 3YP                      2         No                              60                                         180
     16789159                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789160                      95             2         N                 Yes                 3YP                      2         No                              60                                         180
     16789161                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16789162                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16789163                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16789164                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16789167                   89.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16789168                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16633376                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16633377                   99.98             1         N                 No                  NO                       2         Yes                              0                                         360
     16633491                     100             1         N                 No                  NO                       2         No                               0                                         360
     16598245                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16633567                   99.99             2         N                 No                  NO                       2         Yes                              0                                         360
     16598324                   60.99             1         N                 No                  NO                       2         No                               0                                         360
     16633624                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16768792                   99.98             2         N                 No                  NO                       2         No                             120                                         360
     16768793                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768782                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768783                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768784                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768785                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768786                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16768787                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768789                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768790                   97.86             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768791                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16768775                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768776                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768777                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768778                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768779                   97.11             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768780                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768781                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768725                      90             1         N                 No                  NO                       2         No                               0                                         360
     16768727                     100             1         N                 Yes                 2YP                      2         Yes                              0                                         360
     16768728                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768729                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712870                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16712871                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712872                   98.36             2         N                 Yes                 1YP                      2         No                              60                                         360
     16712873                     100             1         N                 No                  NO                       2         No                              60                                         360
     16712874                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712875                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16712876                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768730                   97.03             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712877                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768731                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712878                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768732                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712879                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768733                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768723                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712867                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768721                     100             1         N                 No                  NO                       2         No                             120                                         360
     16712868                   99.99             2         N                 No                  NO                       2         No                               0                                         360
     16768722                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16712869                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768716                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768717                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768718                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768719                     100             2         N                 No                  NO                       2         No                             120                                         360
     16712860                   99.97             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712861                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712862                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712863                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712864                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712865                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712866                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768720                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768715                   99.96             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768707                     100             2         N                 Yes                 1YP                      2         No                               0                                         360
     16768708                     100             1         N                 No                  NO                       2         No                             120                                         360
     16768709                     100             1         N                 No                  NO                       2         No                             120                                         360
     16712850                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712851                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712852                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712853                   99.93             2         N                 No                  NO                       2         No                               0                                         360
     16712854                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712855                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712856                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768710                     100             1         N                 No                  NO                       2         No                             120                                         360
     16712857                   99.93             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768711                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712858                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768712                      95             1         N                 Yes                 3YP                      2         No                             120                                         360
     16712859                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768713                      90             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768771                     100             1         N                 No                  NO                       2         No                             120                                         360
     16768772                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768773                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768774                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712830                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712831                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712832                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712833                   99.96             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712834                   99.96             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712836                   97.87             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712837                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712838                    89.9             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712839                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16712840                   89.97             1         N                 No                  NO                       2         No                               0                                         360
     16712841                   99.99             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712842                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712843                   99.96             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712844                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712845                   99.94             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712846                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768700                     100             2         N                 No                  NO                       2         No                             120                                         360
     16712847                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768701                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712848                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768702                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16712849                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768703                     100             1         N                 No                  NO                       2         No                             120                                         360
     16768704                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768705                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768706                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16712829                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712825                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712827                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712828                      95             1         N                 Yes                 1YP                      2         No                               0                                         360
     16712891                      95             1         N                 Yes                 3YP                      2         No                              60                                         360
     16712892                      95             1         N                 Yes                 3YP                      2         No                              60                                         360
     16712893                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712894                      95             2         N                 Yes                 1YP                      2         No                               0                                         360
     16712895                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712896                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768750                   94.97             1         N                 No                  NO                       2         No                               0                                         360
     16712897                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712898                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712899                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768753                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768754                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768755                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768756                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768757                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768758                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768759                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768760                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768761                   99.99             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768762                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768763                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768764                      95             1         N                 No                  NO                       2         No                               0                                         360
     16768765                   99.68             1         N                 No                  NO                       2         No                               0                                         360
     16768766                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768767                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712820                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712821                     100             2         N                 No                  NO                       2         No                              60                                         360
     16712822                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712824                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768768                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768769                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768770                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712800                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16712802                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712803                     100             2         N                 Yes                 3YP                      2         No                              60                                         360
     16712804                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712805                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16712806                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712807                     100             2         N                 No                  NO                       2         No                              60                                         360
     16712808                     100             2         N                 No                  NO                       2         No                              60                                         360
     16712809                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712810                   99.97             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712811                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712812                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712813                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16712814                     100             2         N                 No                  NO                       2         No                              60                                         360
     16712815                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712816                      95             1         N                 No                  NO                       2         No                               0                                         360
     16712818                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712819                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768693                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768694                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768695                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768696                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768697                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768698                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768699                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768734                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768735                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768736                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768737                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768738                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768739                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712880                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712881                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712882                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712883                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712884                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712885                      90             2         N                 Yes                 1YP                      2         No                              60                                         360
     16712886                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768740                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712887                     100             1         N                 Yes                 1YP                      2         No                              60                                         360
     16768741                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712888                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768742                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712889                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768743                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768657                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768658                   99.96             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768744                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768745                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768746                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768747                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768748                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768749                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768659                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16768660                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768661                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768662                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768663                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768664                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768665                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768666                   94.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768667                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768668                      95             1         N                 Yes                 3YP                      2         No                              60                                         180
     16768669                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768670                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16768671                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16768672                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768673                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768675                      95             1         N                 No                  NO                       2         No                               0                                         360
     16768676                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16768677                   99.32             1         N                 No                  NO                       2         No                               0                                         360
     16768678                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768679                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16768680                   98.54             2         N                 No                  NO                       2         No                               0                                         360
     16768681                      85             2         N                 No                  NO                       2         No                               0                                         360
     16768682                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768683                      95             2         N                 No                  NO                       2         No                               0                                         360
     16768684                   99.98             2         N                 No                  NO                       2         No                               0                                         360
     16768685                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768686                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768687                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768688                     100             2         N                 Yes                 1YP                      2         No                               0                                         360
     16768689                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768690                   99.96             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768691                      90             2         N                 No                  NO                       2         No                               0                                         360
     16768692                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712992                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712993                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16712994                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712995                     100             2         N                 Yes                 3YP                      2         No                              60                                         360
     16712996                     100             1         N                 No                  NO                       2         No                              60                                         360
     16768850                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712997                   97.89             2         N                 No                  NO                       2         No                               0                                         360
     16768851                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712998                     100             1         N                 No                  NO                       2         No                               0                                         180
     16768852                   99.94             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712999                   99.97             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768853                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768854                     100             1         N                 No                  NO                       2         No                               0                                         180
     16768855                      90             2         N                 No                  NO                       2         No                               0                                         360
     16768856                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768857                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16768858                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768859                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768860                   99.99             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768861                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768862                     100             1         N                 No                  NO                       2         No                             120                                         360
     16768863                   84.81             2         N                 No                  NO                       2         No                               0                                         360
     16768864                   99.98             2         N                 No                  NO                       2         No                               0                                         360
     16768865                   99.99             2         N                 No                  NO                       2         No                               0                                         360
     16689741                      90             1         N                 Yes                 1YP                      2         No                               0                                         360
     16689753                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712933                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16712934                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712936                    97.8             2         N                 Yes                 1YP                      2         No                               0                                         360
     16712937                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712938                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712939                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712940                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712941                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712942                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712943                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712944                      95             1         N                 No                  NO                       2         No                               0                                         360
     16712945                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768800                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712947                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768801                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712948                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768802                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712949                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768838                      95             1         N                 No                  NO                       2         No                               0                                         360
     16768839                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16712980                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712981                   94.98             1         N                 No                  NO                       2         No                               0                                         360
     16712982                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712983                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712984                     100             2         N                 No                  NO                       2         No                              60                                         360
     16712985                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16712986                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712987                   94.74             2         N                 No                  NO                       2         No                               0                                         360
     16768841                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712988                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768842                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712989                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768803                   99.98             2         N                 No                  NO                       2         No                             120                                         360
     16768804                     100             1         N                 No                  NO                       2         No                             120                                         360
     16768805                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768806                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768807                   99.08             1         N                 No                  NO                       2         No                               0                                         360
     16768808                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16768809                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712950                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712951                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712952                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712953                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712954                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712955                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712956                    97.5             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768810                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712957                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768811                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712958                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712959                      95             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768813                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768814                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768815                      95             2         N                 No                  NO                       2         No                             120                                         360
     16768816                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768817                   99.97             2         N                 No                  NO                       2         No                               0                                         360
     16768818                   87.63             2         N                 No                  NO                       2         No                             120                                         360
     16768819                   99.99             1         N                 Yes                 2YP                      2         No                               0                                         180
     16712960                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712961                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712962                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712963                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16712965                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712966                     100             1         N                 No                  NO                       2         No                              60                                         360
     16768820                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712967                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712968                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768822                   96.47             1         N                 No                  NO                       2         No                              60                                         360
     16712969                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16768823                      90             2         N                 No                  NO                       2         No                              60                                         360
     16768824                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768825                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768826                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768827                     100             1         N                 No                  NO                       2         No                             120                                         360
     16768828                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768829                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712970                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712971                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712972                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712973                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712974                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712975                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712976                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768830                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712977                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768831                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712978                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768832                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16712979                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768833                     100             2         N                 Yes                 2YP                      2         No                              60                                         360
     16768834                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768835                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768836                      95             2         N                 Yes                 1YP                      2         No                               0                                         360
     16768837                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712930                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712931                     100             1         N                 Yes                 1YP                      2         No                              60                                         360
     16712932                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712926                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712927                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712929                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712920                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712921                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712923                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16712924                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712925                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712919                   93.01             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712908                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712909                   99.21             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712910                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712911                     100             1         N                 No                  NO                       2         No                              60                                         360
     16712912                   99.92             1         N                 No                  NO                       2         No                              60                                         360
     16712913                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712914                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712915                     100             1         N                 Yes                 1YP                      2         No                              60                                         360
     16712916                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712917                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712918                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712904                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712905                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712906                   99.99             1         N                 Yes                 1YP                      2         No                               0                                         360
     16712907                      95             1         N                 Yes                 1YP                      2         No                               0                                         360
     16712900                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712901                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712902                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712903                     100             1         N                 Yes                 1YP                      2         No                              60                                         360
     16768794                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768795                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16768796                   99.77             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768797                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768798                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768799                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713100                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713101                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713102                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713103                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713104                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713105                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713106                     100             2         N                 No                  NO                       2         No                              60                                         360
     16713107                      95             1         N                 No                  NO                       2         No                               0                                         360
     16713108                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16713109                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713110                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713112                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713113                      90             1         N                 No                  NO                       2         No                               0                                         360
     16713114                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713115                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713116                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713117                   98.69             1         N                 No                  NO                       2         No                               0                                         360
     16713118                      95             1         N                 No                  NO                       2         No                               0                                         360
     16713119                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713120                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713121                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712745                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768600                     100             1         N                 No                  NO                       2         No                             120                                         360
     16712746                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768601                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712747                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16768602                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712748                      90             2         N                 Yes                 1YP                      2         No                               0                                         360
     16768603                     100             2         N                 No                  NO                       2         No                             120                                         360
     16768604                   99.99             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768605                   99.66             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768606                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768607                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768608                   92.37             1         N                 No                  NO                       2         No                              60                                         360
     16768609                   94.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712750                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712751                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712752                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712753                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712754                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16712755                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768610                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712756                     100             2         N                 Yes                 1YP                      2         No                               0                                         360
     16768611                   87.57             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712757                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768612                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712758                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16768613                   99.97             1         N                 Yes                 2YP                      2         No                               0                                         360
     16712759                      95             1         N                 No                  NO                       2         No                               0                                         360
     16768614                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768615                   99.95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768616                   99.93             1         N                 No                  NO                       2         No                               0                                         360
     16712725                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712727                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16712728                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712729                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712730                      90             1         N                 No                  NO                       2         No                               0                                         360
     16712731                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712732                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712733                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712734                     100             1         N                 No                  NO                       2         No                              60                                         360
     16712735                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712736                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712737                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712738                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712739                     100             1         N                 No                  NO                       2         No                              60                                         360
     16712740                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16712741                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712742                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712743                   92.31             2         N                 No                  NO                       2         No                               0                                         360
     16712744                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16689800                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768585                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768586                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768587                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768588                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768589                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16642662                      95             1         N                 No                  NO                       2         No                               0                                         360
     16768590                     100             2         N                 No                  NO                       2         No                             120                                         360
     16768591                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768592                   93.08             1         N                 No                  NO                       2         No                               0                                         360
     16768593                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768594                   99.92             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768595                     100             2         N                 No                  NO                       2         No                             120                                         360
     16768596                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768597                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768598                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768599                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768561                      95             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768562                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768563                   99.99             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768564                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768565                      90             1         N                 No                  NO                       2         No                               0                                         360
     16768566                   99.95             1         N                 No                  NO                       2         No                               0                                         360
     16768567                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768568                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768569                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16642640                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768571                   99.25             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768572                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768573                      90             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768574                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768578                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768580                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768582                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16768583                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768584                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768558                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768559                   92.44             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768560                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713082                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713083                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713084                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713085                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713086                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713088                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713090                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713091                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713092                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713093                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713094                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713095                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713096                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713097                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713098                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713099                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713070                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713071                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713072                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713073                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713074                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713075                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713076                   99.93             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713077                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713078                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16713079                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713080                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713000                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713001                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713002                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713003                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713004                     100             2         N                 No                  NO                       2         No                              60                                         360
     16713005                   99.96             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713006                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713007                     100             2         N                 Yes                 2YP                      2         No                              60                                         360
     16713008                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713009                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713010                      95             2         N                 No                  NO                       2         No                               0                                         360
     16713011                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713012                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713013                      95             1         N                 No                  NO                       2         No                               0                                         360
     16713014                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16713016                     100             2         N                 Yes                 1YP                      2         No                               0                                         360
     16713017                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713018                   99.61             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713019                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16406359                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713020                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713021                   99.99             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713022                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713023                   99.98             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713024                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713025                      95             1         N                 No                  NO                       2         No                               0                                         360
     16713026                      90             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713027                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16713029                     100             2         N                 No                  NO                       2         No                              60                                         360
     16713030                      90             1         N                 Yes                 1YP                      2         No                              60                                         360
     16713031                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713032                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713033                   89.97             1         N                 No                  NO                       2         No                               0                                         360
     16713034                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713035                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713036                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713037                   99.99             1         N                 Yes                 1YP                      2         No                              60                                         360
     16713038                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16713040                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713041                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713042                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713043                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713044                      95             1         N                 Yes                 3YP                      2         No                              60                                         360
     16713046                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713047                      95             1         N                 No                  NO                       2         No                              60                                         360
     16713048                     100             2         N                 Yes                 2YP                      2         No                              60                                         360
     16713049                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713050                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713052                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713053                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713054                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713055                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713056                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713057                   88.67             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713058                   99.99             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713059                      90             1         N                 No                  NO                       2         No                              60                                         360
     16713060                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713061                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713062                     100             1         N                 Yes                 1YP                      2         No                              60                                         360
     16713063                     100             1         N                 No                  NO                       2         No                              60                                         360
     16713064                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713065                    91.6             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713067                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713068                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713069                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713149                   95.12             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713150                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713151                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713152                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712990                      95             2         N                 No                  NO                       2         No                               0                                         360
     16712991                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713123                      90             1         N                 Yes                 3YP                      2         No                              60                                         360
     16713124                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713125                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713126                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713127                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713128                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713129                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713130                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713131                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713132                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713133                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713134                      95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713135                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713136                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713137                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713138                     100             2         N                 Yes                 1YP                      2         No                               0                                         360
     16713139                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713140                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713141                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713143                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713144                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713145                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713146                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713147                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713148                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768654                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16768655                     100             1         N                 Yes                 3YP                      2         No                             120                                         360
     16768656                      95             2         N                 Yes                 3YP                      2         No                               0                                         360
     16642453                     100             2         N                 No                  NO                       2         No                               0                                         360
     16768846                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768847                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768848                      90             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768849                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768843                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768844                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768845                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713196                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713197                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713198                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16713199                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713182                      95             1         N                 No                  NO                       2         No                               0                                         360
     16713183                   94.94             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713184                   99.96             1         N                 No                  NO                       2         No                               0                                         360
     16713185                     100             1         N                 No                  NO                       2         No                              60                                         360
     16713186                      95             2         N                 Yes                 1YP                      2         No                               0                                         360
     16713187                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713188                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713189                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713190                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713191                   99.98             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713193                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713194                     100             2         N                 No                  NO                       2         No                              60                                         360
     16713195                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713153                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713154                     100             2         N                 Yes                 3YP                      2         No                              60                                         360
     16713155                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713156                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713157                   96.72             2         N                 No                  NO                       2         No                               0                                         360
     16713158                   99.98             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713159                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713160                     100             1         N                 No                  NO                       2         No                              60                                         360
     16713161                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713162                      95             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713163                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713164                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713165                      95             2         N                 No                  NO                       2         No                               0                                         360
     16713166                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16713167                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713168                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713169                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713170                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713171                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713172                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713173                   99.22             2         N                 No                  NO                       2         No                               0                                         360
     16713174                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713175                   99.78             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713176                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713177                   96.67             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713178                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713179                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713180                   99.95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713181                     100             2         N                 Yes                 1YP                      2         No                               0                                         360
     16768652                      95             1         N                 Yes                 3YP                      2         No                             120                                         360
     16712798                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768653                   99.76             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712799                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16713200                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713201                   91.98             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713202                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16713203                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713204                   99.96             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713205                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713206                     100             1         N                 No                  NO                       2         No                              60                                         360
     16713207                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713209                   94.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713210                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16713211                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713212                     100             2         N                 No                  NO                       2         No                              60                                         360
     16713213                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713214                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713215                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713216                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713217                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713219                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713220                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713221                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713222                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16713223                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713224                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713226                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713227                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16713228                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713229                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713230                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16713231                      95             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713232                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16713233                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16713234                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713235                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713236                   99.98             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713237                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713238                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713239                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713240                     100             2         N                 No                  NO                       2         No                               0                                         360
     16713241                     100             1         N                 No                  NO                       2         No                              60                                         360
     16713242                   99.97             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713243                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713244                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713245                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713246                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713247                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16713248                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713249                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713250                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16713251                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713252                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713253                      95             2         N                 Yes                 3YP                      2         No                              60                                         360
     16713254                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713255                      90             1         N                 No                  NO                       2         No                               0                                         360
     16713256                     100             1         N                 No                  NO                       2         No                               0                                         360
     16713257                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713258                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16713259                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16713260                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768617                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768618                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768619                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712760                   99.41             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712761                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712763                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712764                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712765                   99.96             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768620                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712766                   99.97             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768621                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712767                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768622                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712768                   87.14             2         N                 Yes                 1YP                      2         No                               0                                         360
     16712769                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768624                   94.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768625                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768626                   99.99             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768627                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16768628                     100             1         N                 No                  NO                       2         No                             120                                         360
     16712770                   99.97             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712771                     100             2         N                 Yes                 2YP                      2         No                               0                                         360
     16712772                     100             2         N                 Yes                 3YP                      2         No                              60                                         360
     16712774                     100             1         N                 Yes                 3YP                      2         No                              60                                         360
     16712775                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16768630                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16712776                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768632                      95             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712778                   99.99             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768633                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712779                     100             1         N                 No                  NO                       2         No                              60                                         360
     16768634                   94.99             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768635                   99.99             1         N                 No                  NO                       2         No                             120                                         360
     16768636                     100             1         N                 Yes                 1YP                      2         No                               0                                         360
     16768637                     100             1         N                 Yes                 2YP                      2         No                               0                                         360
     16768638                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768639                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712780                   99.99             1         N                 Yes                 1YP                      2         No                               0                                         360
     16712781                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16712782                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712783                   99.99             1         N                 No                  NO                       2         No                               0                                         360
     16712784                     100             1         N                 No                  NO                       2         No                               0                                         360
     16712785                   89.95             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768640                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712786                   94.99             1         N                 No                  NO                       2         No                               0                                         360
     16768641                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712787                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712788                     100             1         N                 Yes                 1YP                      2         No                              60                                         360
     16768643                   94.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712789                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768644                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768645                     100             2         N                 Yes                 1YP                      2         No                               0                                         180
     16768646                   99.99             1         N                 Yes                 3YP                      2         No                               0                                         360
     16768647                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768648                   94.96             1         N                 No                  NO                       2         No                               0                                         360
     16768649                   99.98             1         N                 No                  NO                       2         No                               0                                         360
     16671073                   99.98             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712790                   99.97             1         N                 No                  NO                       2         No                               0                                         360
     16712791                   94.98             1         N                 No                  NO                       2         No                               0                                         360
     16712792                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712793                     100             2         N                 No                  NO                       2         No                               0                                         360
     16712795                     100             1         N                 No                  NO                       2         No                               0                                         360
     16768650                      90             2         N                 Yes                 3YP                      2         No                               0                                         360
     16712796                     100             2         N                 Yes                 3YP                      2         No                               0                                         360
     16768651                     100             1         N                 Yes                 3YP                      2         No                               0                                         360
     16712797                   99.98             1         N                 Yes                 3YP                      2         No                               0                                         360
     16729060                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16729061                     100             1         N                 Yes                 6MP                      2         No                             120                                         300
     16729062                      85             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729063                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729064                      95             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729065                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729066                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729067                      90             1         N                 Yes                 2YP                      2         No                             120                                         300
     16729068                      90             2         N                 Yes                 6MP                      2         No                             120                                         300
     16729069                      95             2         N                 No                  NO                       2         No                             120                                         300
     16729070                      95             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729071                     100             1         N                 Yes                 2YP                      2         No                             120                                         300
     16729072                     100             1         N                 Yes                 6MP                      2         No                             120                                         300
     16729073                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729074                      95             1         N                 No                  NO                       2         No                             120                                         300
     16729075                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729076                     100             1         N                 No                  NO                       2         No                             120                                         300
     16729077                      93             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729078                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729079                      90             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729080                    94.4             1         N                 Yes                 6MP                      2         No                             120                                         300
     16729081                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729082                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729083                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729084                      95             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729085                      95             1         N                 Yes                 6MP                      2         No                             120                                         300
     16729086                   92.36             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729087                      90             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729088                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729089                      90             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729058                      95             2         N                 No                  NO                       2         No                             120                                         300
     16729059                   99.54             2         N                 No                  NO                       2         No                             120                                         300
     16729043                      90             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729044                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729045                     100             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729046                   94.99             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729047                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729048                     100             1         N                 Yes                 2YP                      2         No                             120                                         300
     16729049                   74.04             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729050                     100             1         N                 Yes                 1YP                      2         No                             120                                         300
     16729051                      92             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729052                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729053                     100             1         N                 Yes                 6MP                      2         No                             120                                         300
     16729054                   89.85             2         N                 No                  NO                       2         No                             120                                         300
     16729055                      98             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729056                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729057                      95             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729040                      95             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729041                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729042                   92.96             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729021                      92             2         N                 No                  NO                       2         No                             120                                         300
     16729023                      85             1         N                 Yes                 1YP                      2         No                             120                                         300
     16729024                   92.05             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729025                      95             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729026                      95             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729027                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729028                   87.76             2         N                 No                  NO                       2         No                             120                                         300
     16729029                      90             1         N                 Yes                 6MP                      2         No                             120                                         300
     16729030                      93             2         N                 Yes                 3YP                      2         No                             120                                         300
     16729031                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729032                     100             2         N                 No                  NO                       2         No                             120                                         300
     16729033                      90             1         N                 Yes                 2YP                      2         No                             120                                         300
     16729034                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729035                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729036                      95             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729037                     100             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729038                   89.96             1         N                 Yes                 3YP                      2         No                             120                                         300
     16729039                     100             1         N                 Yes                 6MP                      2         No                             120                                         300
     16613375                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769453                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769454                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769455                   98.16             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769456                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769457                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769459                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769460                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769461                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16769462                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769450                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16769451                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769446                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769448                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769445                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769444                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769436                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769437                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769438                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769439                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769441                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769442                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769481                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769482                   89.99             1         N                 No                  NO                       2         Yes                              0                                         360
     16769484                   99.78             2         N                 No                  NO                       2         Yes                              0                                         360
     16769485                      90             1         N                 No                  NO                       2         Yes                              0                                         360
     16769486                      95             2         N                 No                  NO                       2         Yes                              0                                         360
     16769487                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769488                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769489                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769490                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769491                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769492                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769463                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769464                      90             2         N                 No                  NO                       2         Yes                              0                                         360
     16769465                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769466                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769467                   85.98             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769468                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769469                      95             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769470                     100             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769471                      90             1         N                 Yes                 1YP                      2         Yes                              0                                         360
     16769472                     100             1         N                 No                  NO                       2         Yes                              0                                         360
     16769473                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769474                     100             2         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769475                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769476                     100             2         N                 No                  NO                       2         Yes                              0                                         360
     16769477                      90             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769478                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360
     16769479                     100             1         N                 Yes                 3YP                      2         Yes                              0                                         360

EXHIBIT C

FORM OF TRANSFEREE AFFIDAVIT AND AGREEMENT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned is the [Title of Officer] of [Name of Transferee] (the “Investor”), the proposed transferee of an Ownership Interest in the SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2, Class [R-1][R-2][R-3][RX] Certificates (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and company, LaSalle Bank National Association, as master servicer and securities administrator (the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”), and makes this affidavit on behalf of the Investor for the benefit of the Depositor, the Securities Administrator and the Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.  The Investor is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Investor is not acquiring its ownership interest in the Certificates for the account of a Person other than a Permitted Transferee.

2.  The Investor has been advised and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if a subsequent transferee furnishes to such Person an affidavit that such subsequent transferee is a Permitted Transferee, and at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

3.  The Investor has been advised and understands that a tax will be imposed on a “pass-through entity” holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Investor understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury regulations, Persons holding interests in pass-through entities as a nominee for another Person.)

4.  The Investor has reviewed the provisions of Section 6.02(i) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding any prohibited Transfers and mandatory sales. The Investor expressly agrees to be bound by, and to abide by, such provisions of the Agreement and the restrictions noted on the face of the Certificates. The Investor understands and agrees that any breach of any of the representations included herein shall render the Transfer of the Certificates to the Investor contemplated hereby null and void. The Investor consents to any amendment of the Agreement that shall be deemed necessary by the Depositor (upon advice of nationally recognized counsel) to constitute a reasonable arrangement to ensure that the Certificates will not be owned directly or indirectly by a Person other than a Permitted Transferee.

5.  The Investor agrees not to Transfer the Certificates, or cause the Transfer of the Certificates by a Person for whom the Investor is acting as nominee, trustee or agent, in each case unless it has received an affidavit and agreement in substantially the same form as this affidavit and agreement containing these same representations and covenants from the subsequent transferee. In connection with any such Transfer by the Investor, the Investor agrees to deliver to the Trustee, the Securities Administrator and the Depositor an affidavit substantially in the form set forth as Exhibit R to the Agreement to the effect that the Investor has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

6.  The Investor has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes associated with holder an ownership interest in the Certificates may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Investor does not have the intention, and no purpose of the Transfer of the Certificates to the Investor is, to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

7.  The Investor’s U.S. taxpayer identification number is [_____________].

8.  The Investor is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “United State Person”).

9.  The Investor is aware that the Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated under Section 860E of the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

10.  The Investor will not cause income from the Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

11.  Check one of the following:

☐       The Transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(7) and (8) and, accordingly:

(i) the present value of the anticipated tax liabilities associated with holding the Certificates does not exceed the sum of:

(a)	the present value of any consideration given to the Investor to acquire such Certificates;

(b)	the present value of the expected future distributions on such Certificates; and

(c)	the present value of the anticipated tax savings associated with holding such Certificates as the related REMIC generates losses; and

(ii) the Transfer of the Certificates will not result in such Certificates being held, directly or indirectly, by a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

For purposes of the calculation in clause (i) above, (x) the Investor is assumed to pay tax at the highest rate currently specified in Section 11(b)(1) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Investor has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (y) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Investor.

☐       The Transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(5) and (6) and, accordingly:

(i)	the Investor is an “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), as to which income from the Certificates will only be taxed in the United States;

(ii)
at the time of the Transfer, and at the close of the Investor’s two fiscal years preceding the fiscal year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a “related person” to the Investor within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii) and any other asset the principal purpose of which is to permit the Investor to satisfy the condition of this clause (ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Investor will transfer the Certificates only to another “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction in which the requirements of U.S. Treasury Regulation Sections 1.860E-1(c)(4)(i), (ii) and (iii) and -1(c)(5) are satisfied and, accordingly, the subsequent transferee provides a similar affidavit with this box checked; and

(iv)
the Investor determined the consideration paid to it to acquire the Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith and has concluded that such consideration, together with other assets of the Investor, will be sufficient to cover the taxes associated with the Certificates.

☐       None of the above.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________, 200___

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: SACO I Trust 2007-2

Re:	SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 (the “Certificates”), including the Class [__] Certificates (the “Privately Offered Certificates”)
Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage-Backed Certificates, Series 2007-2, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and as company, LaSalle Bank National Association as master servicer and securities administrator and Citibank, N.A., as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Securities Administrator that:

Neither the Seller nor anyone acting on its behalf (a) has offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER (NON-RULE 144A)

[Date]
[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Re:	SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 (the “Certificates”), including the Class [__] Certificates (the “Privately Offered Certificates”)
Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)
we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)
we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)
we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if LaSalle Bank National Association (the “Securities Administrator”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) have provided the Opinion of Counsel required by the Agreement, or (iii) in the case of the Class B-4 Certificates, the transfer (1) will not result in a prohibited transaction which is not covered by Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (2) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee.

(ix)
We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. [In the case of the Class C Certificates]: NO TRANSFER OF ANY CLASS C CERTIFICATE SHALL BE MADE UNLESS THE TRANSFEREE OF SUCH CLASS C CERTIFICATE PROVIDES TO THE SECURITIES ADMINISTRATOR THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)), AS A CONDITION TO SUCH TRANSFER AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT ANY IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO), HAS BECOME OBSOLETE OR INCORRECT. UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS C CERTIFICATE, THE SECURITIES ADMINISTRATOR SHALL PROVIDE A COPY OF SUCH TAX CERTIFICATION FORM TO THE SUPPLEMENTAL INTEREST TRUST TRUSTEE. THE SUPPLEMENTAL INTEREST TRUST TRUSTEE SHALL PROVIDE A COPY OF ANY SUCH TAX CERTIFICATION FORM TO THE SWAP PROVIDER. [In the case of the Class C, Class X and Class R Certificates]: NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and as company, LaSalle Bank National Association as master servicer and securities administrator, and Citibank, N.A., as Trustee (the “Pooling and Servicing Agreement”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): __________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

Attn: SACO I Trust 2007-2

Re:	SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 (the “Certificates”), including the Class [__] Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2. The dollar amount set forth above is:

a.	greater than $100 million and the undersigned is one of the following entities:

(1)	[_]	an insurance company as defined in Section 2(13) of the Act[1] ; or

(2)	[_]	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(3)	[_]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(4)	[_]
a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(5)	[_]	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(6)	[_]
a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(7)	[_]	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(8)	[_]	an investment adviser registered under the Investment Advisers Act; or

b.	[_]	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	[_]
less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	[_]
less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[_]	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and as company, LaSalle Bank National Association as master servicer and securities administrator, and Citibank, N.A., as Trustee, pursuant to which the Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificates directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) has provided the Opinion of Counsel required by the Agreement or (iii) in the case of the Class B-4 Certificates, the transfer (1) will not result in a prohibited transaction which is not covered by Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (2) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________________

1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:	LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603

RE:
Pooling and Servicing Agreement, dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as seller and as company, LaSalle Bank National Association as master servicer and securities administrator, and Citibank, N.A., as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation	Reason:_________________________________

_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:

Date:

EXHIBIT H

DTC LETTER OF REPRESENTATIONS

[Provided Upon Request]

EXHIBIT I

SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

[Provided Upon Request]

EXHIBIT J

RESERVED

EXHIBIT K

FORM OF WELLS FARGO CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of February 28, 2007, by and among CITIBANK, N.A., not individually but solely as trustee under the Pooling and Servicing Agreement defined below (in such capacity, including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION as seller (in such capacity, “EMC” or the “Seller”) and as company (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company”), LASALLE BANK NATIONAL ASSOCIATION, as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”) and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Securities Administrator”) and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of February 1, 2007, relating to the issuance of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 (as in effect on the date of this Agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer and the Custodian hereby agree as follows:

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

CUSTODY OF MORTGAGE DOCUMENTS

Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Review of Mortgage Files.

On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Seller, the Master Servicer, the Securities Administrator and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller, the Master Servicer, the Securities Administrator and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller, the Master Servicer, the Securities Administrator and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectability, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the related Servicer and the Trustee.

Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit G to the Pooling and Servicing Agreement signed by a Servicing Officer of a Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of their Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or PMI Policy, the Company or the related Servicer, as applicable, shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Company or the related Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the related Servicer, as applicable. The Company or the related Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the related Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the related Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company or the related Servicer is required to deliver to the Custodian a Request for Release, the Company or the related Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company or the related Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Loans is registered on the MERS System) and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company or the related Servicer, as applicable.

Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement or the related Servicing Agreement, shall enforce any obligation of the Company or the related Servicer, as applicable, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

CONCERNING THE CUSTODIAN

Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Depositor, any Servicer, the Securities Administrator or the Master Servicer or otherwise released from the possession of the Custodian.

Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Master Servicer to Pay Custodian’s Fees. The Master Servicer covenants and agrees to pay to the Custodian from time to time a fee as agreed upon by such parties as reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian. Upon its request, the Custodian shall be paid or reimbursed from the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its legal counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the Custodian’s negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Servicers, the Company and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

COMPLIANCE WITH REGULATION AB

Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

Additional Representations and Warranties of the Custodian.

The Custodian hereby represents and warrants that the information set forth in the Prospectus Supplement under the caption "Description of the Certificates - The Custodian" (the "Custodian Disclosure") does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor 's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor, the Securities Administrator or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Report on Assessment of Compliance and Attestation.

On or before March 15 of each calendar year, the Custodian shall:

(i) deliver to the Depositor and the Securities Administrator a report (in form and substance reasonably satisfactory to the Depositor) regarding the Custodian’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Depositor and the Securities Administrator and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four attached hereto; and

(ii) deliver to the Depositor and the Securities Administrator a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

In the event the Custodian is terminated under, or resigns pursuant to, the terms of this Agreement, the Custodian shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 4.4 notwithstanding any such termination or resignation.

Indemnification; Remedies.

The Custodian shall indemnify the Depositor, each affiliate of the Depositor, the Securities Administrator, the Master Servicer, EMC and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV.

(iii) the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Article IV.

In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

In no event shall the Custodian or its directors, officers, and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

MISCELLANEOUS PROVISIONS

Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

[Reserved].

Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.  The Securities Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: SACO 2007-2	CITIBANK, N.A., not individually but solely as Trustee By:__________________________________ Name: Title:

Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By:__________________________________ Name: Title:

Address: 2780 Lake Vista Drive Lewisville, Texas 75067 (Facsimile: (469) 759-4714) Attention: General Counsel	EMC MORTGAGE CORPORATION By:__________________________________ Name: Title:

Address: 1015 10th Avenue Southeast, MS 0031 Minneapolis, MN 55414 Attention: SACO I Trust 2007-2	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian By:__________________________________ Name: Title:

Address: 135 South LaSalle Street, Suite 1511 Chicago, IL 60603 Attention: SACO I Trust 2007-2	LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator By:__________________________________ Name: Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 28th day of February, 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a(n) __________________________ of Citibank, N.A., a national banking association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 28th day of February, 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a(n) __________________________ of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 28th day of February, 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be an authorized representative of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 28th day of February, 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be a(n) __________________________ of Wells Fargo Bank, National Association, a national banking association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF___________	)

On the 28th day of February, 2007 before me, a notary public in and for said State, personally appeared ____________________ known to me to be a(n) ____________________of LaSalle Bank National Association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

February 28, 2007

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Facsimile: (214) 626-3704)
Attention: Janan Weeks

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - SACO I Trust 2007-2
Attention: SACO I Trust, Series 2007-2

Re:
Custodial Agreement, dated as of February 28, 2007, by and among Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Citibank, N.A., LaSalle Bank National Association and Wells Fargo Bank, N.A., as Custodian relating to SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

[DATE]

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Facsimile: (214) 626-3704)
Attention: Janan Weeks

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - SACO I Trust 2007-2
Attention: SACO I Trust, Series 2007-2

Re:
Custodial Agreement, dated as of February 28, 2007, by and among Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Citibank, N.A., LaSalle Bank National Association and Wells Fargo Bank, N.A., as Custodian relating to SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Facsimile: (214) 626-3704)
Attention: Janan Weeks

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - SACO I Trust 2007-2
Attention: SACO I Trust, Series 2007-2

Re:
Custodial Agreement, dated as of February 28, 2007, by and among Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Citibank, N.A., LaSalle Bank National Association and Wells Fargo Bank, N.A., as Custodian relating to SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT L

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of February 28, 2007, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (the “Mortgage Loan Seller”) and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, closed-end, fixed rate junior-lien mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 (the “Certificates”), under a pooling and servicing agreement, to be dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), a among the Purchaser, as depositor, EMC, as seller and as company, LaSalle Bank National Association, as master servicer (in that capacity, the “Master Servicer”) and securities administrator (in that capacity, the “Securities Administrator”), and Citibank, N.A., as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-131374) relating to its Mortgage-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Free Writing Prospectus” shall mean the free writing prospectus, dated February 9, 2007. The “Prospectus Supplement” shall mean that supplement, dated February [__], 2007 to the Prospectus, dated December 18, 2006, relating to certain classes of Certificates. With respect to the Public Offering of certain classes of the Certificates, Bear, Stearns & Co. Inc. (“Bear Stearns”) and the Purchaser have entered into a terms agreement, dated as of February 9, 2007, to an underwriting agreement, dated April 13, 2006 (together, the “Underwriting Agreement”) between Bear Stearns and the Purchaser.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.   Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: With respect to the Mortgage Loan Seller and the sale of the Mortgage Loans, cash in an amount equal to $            *           (plus $         *          in accrued interest) and the retained certificates.

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: February 28, 2007.

Custodial Agreement: The Wells Fargo Custodial Agreement.

Custodian: Wells Fargo, as custodian under the Wells Fargo Custodial Agreement.

Cut-off Date: February 1, 2007.

Cut-off Date Balance: Shall mean $222,079,641.17.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

EMC: EMC Mortgage Corporation.

EMC Flow Loans: The Mortgage Loans purchased by EMC pursuant to a flow loan purchase agreement.

Loan Group I Mortgage Loans: The Mortgage Loans with respect to Loan Group I.

Loan Group II Mortgage Loans: The Mortgage Loans with respect to Loan Group II.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust or other instrument creating a first or junior lien on an interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated herein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Piggyback Loan: With respect to a second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

Purchase Price: With respect to any Mortgage Loan required to be purchased by EMC pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), net of any Servicing Advances and Advances attributable to principal and payable to the purchaser of the Mortgage Loan if such purchaser is also the Master Servicer of such Mortgage Loan, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate through and including the last day of the month of such purchase, net of any portion of the Servicing Fee and any Servicing Advances and Advances attributable to interest that is payable to the purchaser of the Mortgage Loan if such purchaser is also the Master Servicer of such Mortgage Loan, plus (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Moody’s and Standard & Poor’s, each a “Rating Agency”.

Replacement Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Value: The value of the Mortgaged Property at the time of origination of the Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Wells Fargo: Wells Fargo Bank, National Association, or its successor in interest.

Wells Fargo Custodial Agreement: The custodial agreement, dated as of February 28, among the Depositor, the Mortgage Loan Seller, the Master Servicer, Securities Administrator, the Trustee and Wells Fargo Bank, National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

* Please contact Bear Stearns for pricing information.

SECTION 2.   Purchase and Sale of the Mortgage Loans and Related Rights.

(a)  Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase the Mortgage Loans sold by the Mortgage Loan Seller having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

(b)  The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)  Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans sold by the Mortgage Loan Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

SECTION 3.   Mortgage Loan Schedule. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a listing of the Mortgage Loans (the “Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser.

SECTION 4.   Mortgage Loan Transfer.

(a)  The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans sold by it to the Purchaser due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

(b)  Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee, or the Custodian on behalf of the Trustee, by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of the respective Custodian’s Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage (other than the Mortgages related to the EMC Flow Loans), assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage (other than the Mortgages related to the EMC Flow Loans), assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the related Custodian on behalf of the Trustee, promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)  In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit the Master Servicer or related Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)  The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans will ultimately be assigned to Citibank, N.A., as Trustee for the benefit of the Certificateholders, on the date hereof.

SECTION 5.   Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the Custodial Agreement), for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)  Within 90 days of the Closing Date, the Trustee or the related Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Mortgage Loan Seller and the Trustee an Interim Certification in the form attached as Exhibit Two to the Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The related Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)  The Trustee or the related Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller and the Master Servicer, and if reviewed by the related Custodian, the Trustee, a final certification substantially in the form of Exhibit 3 to the Custodial Agreement. If the Trustee or the related Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Mortgage Loan Schedule (a “Material Defect”), the Trustee or the related Custodian on its behalf shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee, the Depositor or the Master Servicer of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(e)  At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Mortgage Loan Seller and shall release or cause the related Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the related Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

SECTION 6.   Recordation of Assignments of Mortgage.

(a)  The Mortgage Loan Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Mortgage Loan Seller need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Mortgage Loan Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller under the Pooling and Servicing Agreement, (iv) the occurrence of a servicing transfer or an assignment of the servicing as described in Section 8.07 of the Pooling and Servicing Agreement or (iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee or the related Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

(b)  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the related Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7.   Representations and Warranties of the Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan:

(a)  the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

(b)  immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

(c)  each Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

(d)  there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(e)  the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

(f)  no selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

(g)  each Mortgage is a valid and enforceable junior lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(h)  there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in clause (m) below;

(i)  there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(j)  there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(k)  the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(l)  the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(m)  a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Mortgage Loan Seller’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan; and the Mortgage Loan Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable; with respect to any junior lien Mortgage Loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000, (a) a lender’s title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Mortgage Loan Seller’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the related seller and its successors and assigns; and the Mortgage Loan Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related Mortgaged Property;

(n)  at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

(o)  the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense;

(p)  each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9) without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

(q)  none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(r)  the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

(s)  no Mortgage Loan (a) is a “high cost loan” or “covered loan” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.7, Appendix E, attached hereto as Exhibit 6) or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

(t)  each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

(u)  each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

(v)  the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

(w)  the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(x)  with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Mortgage Loan Seller and each prepayment penalty is permitted pursuant to federal, state and local law. In addition, with respect to each Mortgage Loan (i) no Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated and (ii) such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

(y)  if any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

(z)  with respect to the Loan Group II Mortgage Loans, no refinance or purchase money mortgage loan has an APR or total points and fees that exceed the thresholds set by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and its implementing regulations, including 12 CFR § 226.32(a)(1)(i) and (ii);

(aa)  with respect to the Loan Group II Mortgage Loans, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the mortgage loan;

(bb)  with respect to the Loan Group II Mortgage Loans that contain a provision permitting imposition of a penalty upon a prepayment prior to maturity: (a) the mortgage loan provides some benefit to the borrower (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty; (b) the mortgage loan’s originator had a written policy of offering the borrower, or requiring any third-party brokers to offer the borrower, the option of obtaining a mortgage loan that did not require payment of such a penalty; (c) the prepayment penalty was adequately disclosed to the borrower pursuant to applicable state and federal law; and (d) no subprime loan originated on or after October 1, 2002 will provide for prepayment penalties for a term in excess of three years and any loans originated prior to such date, and any non-subprime loans, will not provide for prepayment penalties for a term in excess of five years; unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period;

(cc)  with respect to the Loan Group II Mortgage Loans, the borrower was not encouraged or required to select a mortgage loan product offered by the mortgage loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the mortgage loan’s requirements and the borrower’s credit history, income, assets and liabilities;

(dd)   with respect to the Loan Group II Mortgage Loans, the methodology used in underwriting the extension of credit for each Loan Group II Mortgage Loan in the trust did not rely solely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the borrower’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on the Mortgage Loan;

(ee)  with respect to the Loan Group II Mortgage Loans, no borrower was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such mortgage loan, whichever is greater. For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fee and charges, in total, do not exceed 0.25 percent of the loan amount;

(ff)  with respect to any Loan Group II Mortgage Loans originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

(gg)  no Loan Group II Mortgage Loan was originated in connection with a manufactured housing unit;

(hh)  none of the Loan Group II Mortgage Loans have an original principal balance that exceeds the applicable Freddie Mac loan limit as of the Closing Date;

(ii)  none of the Loan Group II Mortgage Loans are seasoned more than 12 months;

(jj)  with respect to any Loan Group II Mortgage Loan which is a subordinate lien mortgage loan underlying the Security, such lien is on a one- to four-family residence that is the principal residence of the borrower;

(kk)  no Loan Group II Mortgage Loan which is a subordinate lien mortgage loan underlying the Security has an original principal balance that exceeds one-half of the one-unit limitation for first lien mortgage loans, i.e., $208,500 (in Alaska, Guam, Hawaii or Virgin Islands: $312,750), without regard to the number of units; and

(ll)  with respect to any Loan Group II Mortgage Loan, the original principal balance of the first lien mortgage loan plus the original principal balance of any subordinate lien mortgage loans relating to the same mortgaged property does not exceed the applicable Freddie Mac loan limit for first lien mortgage loans for that property type.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. It is understood and agreed that a breach of any one of the representations contained in clauses (c), (q) and (s) in respect of the Loan Group II Mortgage Loans and clauses (z) through (ll) will be deemed to materially adversely affect the interests of the related Certificateholders. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (x) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Mortgage Loan Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Mortgage Loan Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

SECTION 8.   Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)  the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Mortgage Loan Seller of this Agreement has been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)  this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Mortgage Loan Seller’s Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 9.   Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)  the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby or thereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser could reasonably be expected to be determined adversely to the Purchaser and if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10.   Conditions to Closing.

(a)  The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)  Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of each of the Mortgage Loan Seller.

(2)  The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(ii)  A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement, together with copies of the articles of incorporation, by-laws and certificate of good standing of the Mortgage Loan Seller;

(iii)  One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser the Trustee and each Rating Agency;

(iv)  A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(v)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(3)  The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(4)  The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its respective counsel may reasonably request.

(b)  The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)  The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement or the Pooling and Servicing Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(2)  The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Trustee, and all documents required thereby duly executed by all signatories;

(ii)  A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, together with copies of the Purchaser’s certificate of formation, limited liability company agreement and evidence as to the good standing of the Purchaser dated as of a recent date;

(iii)  One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller, the Trustee and the Rating Agencies; and

(iv)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

SECTION 11.   Fees and Expenses. Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the related Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus, the Free Writing Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 12.   Accountants’ Letters.

(a)  Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Free Writing Prospectus under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus and the Prospectus Supplement.

(b)  To the extent statistical information with respect to the Mortgage Loan Seller’s servicing portfolio is included in the Free Writing Prospectus and the Prospectus Supplement under the caption “Master Servicing and Servicing of the Mortgage Loans,” a letter from the certified public accountant for the Mortgage Loan Seller will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 13.   Indemnification.

(a)  The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Free Writing Prospectus, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

(b)  The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Free Writing Prospectus, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Purchaser shall reimburse the Mortgage Loan Seller and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller or any other such indemnified party.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)  If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(e)  The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

SECTION 14.   Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067, (Facsimile: (469-759-4714)), Attention: General Counsel; notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy: (212-272-7206)), Attention: Chief Counsel; or to any other address as may hereafter be furnished by one party to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15.   Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

SECTION 16.   Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17.   Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule and any Replacement Mortgage Loan.

SECTION 18.   Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19.   Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20.   Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21.   GOVERNING LAW. THIS AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.

SECTION 22.   Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23.   Successors and Assigns.

(a)  This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws), to the extent of its rights as a third party beneficiary hereunder. The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24.   The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full force and effect its existence, all rights and franchises as a corporation or a limited liability company, as the case may be, under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation or a limited liability company, as the case may be, in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 25.   Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26.   No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:
Name:	Baron Silverstein
Title:	Vice President

EXHIBIT 1
CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of “Citibank, N.A., as Trustee for certificateholders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2,” or to blank and showing to the extent available to the Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or, for Mortgage Loans other than the EMC Flow Loans, if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

unless the Mortgage Loan is either a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “Citibank, N.A., as Trustee for certificateholders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Mortgage Loan Seller, with evidence of recording thereon;

the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; and (y) in lieu of the Mortgage assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the related Mortgage Loan Seller or the Master Servicer to such effect), the related Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J to the Pooling and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and the Custodians a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Protected Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Mortgage Loan Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Mortgage Loan Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns. In the event that the Mortgage Loan Seller, the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, should the Mortgage Loan Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Mortgage Loan Seller or the Master Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;
(b)  the property type;
(c)  the Mortgage Rate;
(d)  the Servicing Fee Rate;
(e)  the Master Servicer’s Fee Rate;
(f)  the LPMI Fee, if applicable;
(g)  the Trustee Fee Rate, if applicable;
(h)  the Net Rate;
(i)  the maturity date;
(j)  the stated original term to maturity;
(k)  the stated remaining term to maturity;
(l)  the original Principal Balance;
(m)  the first payment date;
(n)  the principal and interest payment in effect as of the Cut-off Date;
(o)  the unpaid Principal Balance as of the Cut-off Date;
(p)  the Loan-to-Value Ratio at origination;
(q)  the insurer of any Primary Mortgage Insurance Policy;
(r)  the MIN with respect to each MOM Loan;
(s)  the Gross Margin, if applicable;
(t)  the next Adjustment Date, if applicable;
(u)  the Maximum Lifetime Mortgage Rate, if applicable;
(v)  the Minimum Lifetime Mortgage Rate, if applicable;
(w)  the Periodic Rate Cap, if applicable;
(x)  the Loan Group, if applicable;
(y)  a code indicating whether the Mortgage Loan is negatively amortizing;
(z)      which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;
(aa)  the Prepayment Charge, if any;
(bb)  lien position (e.g., first lien or second lien);
(cc)  a code indicating whether the Mortgage Loan is has a balloon payment;
(dd)  a code indicating whether the Mortgage Loan is an interest-only loan;
(ee)  the interest-only term, if applicable;
(ff)  the Mortgage Loan Seller; and
(gg)  the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (o) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3

MORTGAGE LOAN SELLER’S INFORMATION

All information in the Free Writing Prospectus and the Prospectus Supplement described under the following captions: “SUMMARY — The Mortgage Loans,” “THE MORTGAGE POOL”, “THE SPONSOR” and “SCHEDULE A — Mortgage Loan Statistical Data.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Free Writing Prospectus, the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

REVISED October 20, 2006

APPENDIX E - Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.
Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 - current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective January 1, 2005; amended by 2005 HB 1179, effective July 1, 2005.	High Cost Home Loans
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. §16a-3-308a)
Kentucky	2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 et seq. Effective December 31, 2006.	High Cost Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 et seq. Effective January 1, 2007.	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 - July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	Standard & Poor’s	Moody’s
I-A	AAA	Aaa
II-A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Private Certificates

Class	Standard & Poor’s	Moody’s
C	Not Rated	Not Rated
R-1	Not Rated	Not Rated
R-2	Not Rated	Not Rated
R-3	Not Rated	Not Rated
RX	Not Rated	Not Rated
X	Not Rated	Not Rated

EXHIBIT M

FORM OF BACK-UP CERTIFICATION

Re:  The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT N

INTEREST RATE SWAP AGREEMENT

BEAR STEARNS FINANCIAL PRODUCTS INC. 383 MADISON AVENUE NEW YORK, NEW YORK 10179 212-272-4009

DATE:	February 28, 2007

TO:
LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2

ATTENTION:	Megan Novak
TELEPHONE:	312-904-6709
FACSIMILE:	312-904-1368

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNSC9250

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“Party A”) and LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 (“Party B”). Reference is hereby made to the Pooling and Servicing Agreement dated as of February 1, 2007, among EMC Mortgage Corporation, as Seller and Company, LaSalle Bank National Association, as Master Servicer and Securities Administrator, Bear Stearns Asset Backed Securities I LLC, as Depositor and, Citibank N.A., as Trustee (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

	Notional Amount:	With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.

	Trade Date:	February 23, 2007

	Effective Date:	February 28, 2007

Termination Date:
November 25, 2010, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amount:

	Fixed Rate Payer:	Party B

Fixed Rate Payer
	Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007 and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer
	Payment Date:	Early Payment shall be applicable. One Business Day prior to each Fixed Rate Payer Period End Date.

	Fixed Rate:	5.1165%

	Fixed Amount:	To be determined in accordance with the following formula:

Scale Factor * Fixed Rate * Notional Amount * Fixed Rate Day Count Fraction.
Fixed Rate Day
	Count Fraction:	30/360

Floating Amounts:

	Floating Rate Payer:	Party A

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
	Payment Dates:	Early Payment shall be applicable. One Business Day prior to each Floating Rate Payer Period End Date.
	Floating Amount:	To be determined in accordance with the following formula:

Scale Factor * Floating Rate Option * Notional Amount * Floating Rate Day Count Fraction

Floating Rate for initial
	Calculation Period:	To be determined.

	Floating Rate Option:	USD-LIBOR-BBA

	Designated Maturity:	One month

Floating Rate Day
	Count Fraction:	Actual/360

	Reset Dates:	The first day of each Calculation Period.

	Compounding:	Inapplicable

	Business Days:	New York and Illinois

Business Day
	Convention:	Following

	Scale Factor:	100

	Additional Amount:	In connection with entering into this Transaction USD 25,000 is payable by Party A to Party B on February 28, 2007.

	Calculation Agent:	Party A

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(i) or in Paragraph 7 of the Credit Support Annex, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means USD 100,000,000.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)          Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	The Second Method will apply.

(ii)	Market Quotation will apply, provided, however, that, if Party A is the Defaulting Party or the sole Affected Party, the following provisions will apply:

(A)	Section 6(e) is hereby amended by inserting on the first line thereof the words “or is effectively designated” after “If an Early Termination Date occurs”;

(B)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of one or more Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date are to be included. The party making the determination (or its agent) will request each Reference Market-maker that is an Eligible Replacement to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be provided (the “bid time”) will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If at least one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, the Market Quotation will be the Firm Offer (among such Firm Offers as specified in clause (C) below) actually accepted by Party B no later than the Business Day immediately preceding the Early Termination Date. If no Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

(C)
If more than one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by Party B to the Reference Market-maker, to the extent Party B would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Party B, to the extent the Reference Market-maker would be required to make a payment to Party B. If only one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept such Firm Offer.

(D)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so.

(E)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(g)          “Termination Currency” means USD.

(h)          Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)          Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, it may rely on:

(1)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(2)
the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(3)
the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)          Party B makes the following representation(s):

None.

(ii)           Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

Party A is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

(B)           Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)
Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes (including any Tax imposed in relation to a Credit Support Document or in relation to any payment thereunder) unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 3.  Agreement to Deliver Documents.

(a)           For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A
An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) Upon execution of this Agreement, an original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B that eliminates U.S. federal withholding and backup withholding Tax on payments to Party B under this Agreement, and (ii) thereafter, the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Party B, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A and Party B	An opinion of counsel of such party regarding the enforceability of this Agreement in a form reasonably satisfactory to the other party.	Upon the execution and delivery of this Agreement	No

Party B	An executed copy of the Pooling and Servicing Agreement	The earlier of the filing of such agreement with the U.S. Securities and Exchange Commission or receipt by Party B	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address: 383 Madison Avenue, New York, New York 10179
Attention: DPC Manager
Facsimile: (212) 272-5823

with a copy to:

Address: One Metrotech Center North, Brooklyn, New York 11201
Attention: Derivative Operations 7th Floor
Facsimile: (212) 272-1634

(For all purposes)

Address for notices or communications to Party B:

Address:                LaSalle Bank N.A.
Global Securities and Trust Services
135 S. LaSalle St. Suite 1511
Chicago, IL. 60603
Attention:              Megan Novak
Facsimile:               (312) 904-1368
Phone:                    (312) 904-6709

(For all purposes)

(b)           Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)            Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B: The Credit Support Annex.

(g)	Credit Support Provider.

Party A: The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B: None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)	Affiliate. Party A and Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)           Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved.]

(iii)	[Reserved.]

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction, (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (iii) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction, and (iv) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) deleting the last paragraph thereof and inserting the following in lieu thereof:

“Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(f), any transfer by Party A under this Section 6(b)(ii) shall not require the consent of Party B for such transfer if the following conditions are satisfied:

(1)	the transferee (the “Section 6 Transferee”) is an Eligible Replacement;

(2)	if the Section 6 Transferee is domiciled in a different country or political subdivision thereof from both Party A and Party B, such transfer satisfies the Rating Agency Condition;

(3)
the Section 6 Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Section 6 Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(4)	a Termination Event or Event of Default does not occur as a result of such transfer; and

(5)
the Section 6 Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.”

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)        S&P First Level Downgrade. If an S&P Approved Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(ii)       Moody’s First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(iii)      S&P Second Level Downgrade. If an S&P Required Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(iv)      Moody’s Second Rating Trigger Replacement. If (A) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(v)       Amendment of the Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A under this Agreement, an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(vi)      Failure to Comply with Regulation AB Requirements. If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(e) below) Party A has not complied with any of the provisions set forth in clause (iii) of Part 5(e) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(vii)    Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article XI of the Pooling and Servicing Agreement (such notice, the “Optional Termination Notice”). With respect to such Additional Termination Event: (A) Party B shall be the sole Affected Party; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Securities Administrator requests the amount of the Estimated Swap Termination Payment, Party A shall provide to the Securities Administrator in writing (which may be done in electronic format) the amount of the Estimated Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Securities Administrator provides written notice (which may be done in electronic format) to Party A no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Party A shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by Section 6(e) of the ISDA Master Agreement (as amended herein) and provide to the Securities Administrator in writing (which may be done in electronic format) the amount payable by either Party B or Party A in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Party B, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due by Party B pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Party B to Party A in respect of this Additional Termination Event will be payable on the final Distribution Date specified in the Optional Termination Notice and any amount due from Party A to Party B in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified in the Optional Termination Notice.

The Securities Administrator shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Securities Administrator’s rights specified herein.

(viii)    Failure to Pay Class A Certificates. If the Securities Administrator on behalf of the Trust is unable to pay, or fails or admits in writing its inability to pay (1) on any Distribution Date, any Accrued Certificate Interest Distribution Amount with respect to the Class A Certificates or (2) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates, then an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions.

(d)	Rating Agency Downgrade.

(i)             S&P Downgrade:

(1)
In the event that an S&P Approved Ratings Downgrade Event occurs and is continuing, then within 30 days after such rating downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guarantee or (iii) post collateral in accordance with the Credit Support Annex.

(2)
In the event that an S&P Required Ratings Downgrade Event occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, procure either (i) a Permitted Transfer or (ii) an Eligible Guarantee.

(ii)           Moody’s Downgrade.

(1)
In the event that a Moody’s Second Trigger Ratings Event occurs and is continuing, Party A shall, as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guarantee.

(e)	Compliance with Regulation AB.

(i)
Party A agrees and acknowledges that Bear Stearns Asset Backed Securities I LLC (“Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof for so long as the Issuing Entity is required to file periodic reports under the Exchange Act, Depositor requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii)
Upon the occurrence of a Swap Disclosure Event, Party A, within ten (10) days and at its own expense, shall (1)(a) either (i) provide to Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the Exchange Act Reports of Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to Depositor any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity to replace Party A, by way of a Permitted Transfer, as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) satisfies the Rating Agency Condition with respect to S&P and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (3) subject to the Rating Agency Condition with respect to S&P and obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv)
Party A agrees that, in the event that Party A provides Swap Financial Disclosure to Depositor in accordance with Part 5(e)(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to Depositor in accordance with Part 5(e)(iii)(c), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)	Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified in this Part 5(e).

(f)	Transfers.

(i)             Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to a Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) or the succeeding sentence, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under this Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)          Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by LaSalle Bank National Association (“LaSalle”)not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement and Swap Administration Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) LaSalle has been directed pursuant to the Pooling and Servicing Agreement and Swap Administration Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations of LaSalle but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) under no circumstances shall LaSalle in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that Party B has appointed the Supplemental Interest Trust Trustee and the Swap Administrator as its agents under the Pooling and Servicing Agreement and the Swap Administration Agreement to carry out certain functions on behalf of Party B, and that the Supplemental Interest Trust Trustee and the Swap Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)	[Reserved]

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Supplemental Interest Trust Trustee represents to Party A on the date on which Party B enters into this Agreement that Supplemental Interest Trust Trustee is executing the Agreement not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

(w)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(x)	[Reserved].

(y)	[Reserved].

(z)            Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d)of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future payment obligations and obligations to post collateral of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s.

“Eligible Replacement” means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v), Part 5(e), or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4 (in each case as certified by such entity); (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold. For purposes of determining whether a Required Ratings Downgrade Event has occurred, each Relevant Entity shall provide its credit ratings to Party B in writing, upon request of Party B.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB-”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the SACO I Trust 2007-2 Mortgage-Backed Certificates, Series 2007-2
(the “Certificates”) or any notes backed by the Certificates (the “Notes”).

[Remainder of this page intentionally left blank.]

4.            Account Details and Settlement Information:

Payments to Party A:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Party B:

LaSalle Bank NA
ABA# 071000505
LaSalle CHGO/BNF LaSalle Trust
Act# 724524.2
Attn: SACO 2007-2 (Swap Act)

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN PARTY A IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Party B hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Party A a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By: _______________________________
Name:
Title:

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE SACO I TRUST 2007-2, MORTGAGE-BACKED CERTIFICATES, SERIES 2007-2

By: _______________________________
Name:
Title:

am

SCHEDULE I
(where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Following Business Day Convention and (ii) determining Fixed Amounts, all such dates subject to No Adjustment.)

From and including	To but excluding	Notional Amount (USD)
Effective Date	3/25/2007	2,220,796.41
3/25/2007	4/25/2007	2,141,993.32
4/25/2007	5/25/2007	2,065,981.64
5/25/2007	6/25/2007	1,992,662.63
6/25/2007	7/25/2007	1,921,941.02
7/25/2007	8/25/2007	1,853,724.90
8/25/2007	9/25/2007	1,787,925.63
9/25/2007	10/25/2007	1,724,457.70
10/25/2007	11/25/2007	1,663,238.60
11/25/2007	12/25/2007	1,604,188.77
12/25/2007	1/25/2008	1,547,231.44
1/25/2008	2/25/2008	1,492,292.56
2/25/2008	3/25/2008	1,439,300.69
3/25/2008	4/25/2008	1,388,186.94
4/25/2008	5/25/2008	1,338,884.83
5/25/2008	6/25/2008	1,291,330.24
6/25/2008	7/25/2008	1,245,461.32
7/25/2008	8/25/2008	1,201,218.41
8/25/2008	9/25/2008	1,158,543.94
9/25/2008	10/25/2008	1,117,382.39
10/25/2008	11/25/2008	1,077,680.22
11/25/2008	12/25/2008	1,039,385.74
12/25/2008	1/25/2009	1,002,449.14
1/25/2009	2/25/2009	966,822.33
2/25/2009	3/25/2009	932,458.93
3/25/2009	4/25/2009	899,314.22
4/25/2009	5/25/2009	867,345.05
5/25/2009	6/25/2009	836,509.78
6/25/2009	7/25/2009	806,768.26
7/25/2009	8/25/2009	778,081.76
8/25/2009	9/25/2009	750,412.92
9/25/2009	10/25/2009	723,725.70
10/25/2009	11/25/2009	697,985.32
11/25/2009	12/25/2009	673,158.26
12/25/2009	1/25/2010	649,212.16
1/25/2010	2/25/2010	626,115.81
2/25/2010	3/25/2010	603,839.12
3/25/2010	4/25/2010	582,353.04
4/25/2010	5/25/2010	561,629.57
5/25/2010	6/25/2010	541,641.70
6/25/2010	7/25/2010	522,363.34
7/25/2010	8/25/2010	503,769.38
8/25/2010	9/25/2010	485,835.54
9/25/2010	10/25/2010	468,538.46
10/25/2010	Termination Date	451,855.54

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of February 28, 2007 between
Bear Stearns Financial Products Inc. (hereinafter referred to as “Party A” or “Pledgor”)
and
LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 (hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated February 28, 2007, between Party A and Party B, Reference Number FXNSC9250.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

The items set forth on the schedule of Eligible Collateral attached as Schedule A hereto will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral described in (D) and (E) of column one of the Collateral Schedule to be denominated in USD).

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Calculations. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of Party B’s Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Credit Support Amount shall be based on the greatest of Party B’s Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of Party B’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of Party B’s Exposure.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the product of (1)(x) the bid-side quotation at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the arithmetic mean of the bid-side quotations for such securities quoted at the Valuation Time by any three principal market makers for such securities selected by the Valuation Agent, provided that if only two bid-side quotations are obtained, then the arithmetic mean of such two bid-side quotations will be used, and if only one bid-side quotation is obtained, such quotation shall be used, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians. Party B (or its Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1)	it is not a Defaulting Party.

(2)
Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code.

(3)
in the case of any Custodian for Party B, such Custodian (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1”.

Initially, the Custodian for Party B is: Swap Administrator

(ii)  Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B, and Party B shall not have any right to use Posted Collateral or take any action specified in such Paragraph 6(c).

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A. Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)	Amendment of Paragraph 6(d)(i) - Distributions. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(i) Distributions. If Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local Business Day any Distributions it receives, and such Distributions will constitute Posted Collateral and will be subject to the security interest granted under Paragraph 2. For the avoidance of doubt, any Distributions will not be Transferred to Party A pursuant to Paragraph 6.”

(iii)	Amendment of Paragraph 6(d)(ii) - Interest Amount. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(ii) Interest Amount. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly.” Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: at the address designated in writing from time to time.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Party B’s Custodian account details for holding collateral:

LaSalle Bank NA
ABA# 071000505
LaSalle CHGO/BNF LaSalle Trust
Act# 724524.3
Attn: SACO 2007-2 (Credit Support Act)

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)	Events of Default. Clause (iii) of Paragraph 7 shall not apply to Party B.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(ix) Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) Scale Factor (as defined in the related confirmation) for such Transaction, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)         the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 15.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 2%.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of:

(1)
if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier, (2) Scale Factor (as defined in the related confirmation) for such Transaction, and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(2)
if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, and (2) Scale Factor (as defined in the related confirmation) for such Transaction, (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)         the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 50.

“Moody’s Second Trigger Notional Amount Multiplier” means 8%.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Downgrade Event has occurred and been continuing for at least 30 days or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) Scale Factor (as defined in the related confirmation) for such Transaction, and (iii)the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)         the Threshold for Party A for such Valuation Date.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

BEAR STEARNS FINANCIAL PRODUCTS INC.
LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE ON BEHALF OF THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE SACO I TRUST 2007-2, MORTGAGE-BACKED CERTIFICATES, SERIES 2007-2

By: ________________________________ Name Title: Date:	By: _________________________________ Name: Title: Date:

SCHEDULE A

ELIGIBLE COLLATERAL

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) US-CASH	N/A	100%	100%	100%
(B) EU-CASH	N/A	92.5%	98%	94%
(C) GB-CASH	N/A	94.1%	98%	95%
(D) US-TBILL US-TNOTE US-TBOND
	1 or less	98.9%	100%	100%
	More than 1 but not more than 2	98.0%	100%	99%
	More than 2 but not more than 3	97.4%	100%	98%
	More than 3 but not more than 5	95.5%	100%	97%
	More than 5 but not more than 7	93.7%	100%	96%
	More than 7 but not more than 10	92.5%	100%	94%
	More than 10 but not more than 20	91.1%	100%	90%
	More than 20	88.6%	100%	88%
(E) US-GNMA US-FNMA US-FHLMC
	1 or less	98.5%	100%	99%
	More than 1 but not more than 2	97.7%	100%	99%
	More than 2 but not more than 3	97.3%	100%	98%
	More than 3 but not more than 5	94.5%	100%	96%
	More than 5 but not more than 7	93.1%	100%	93%
	More than 7 but not more than 10	90.7%	100%	93%
	More than 10 but not more than 20	87.7%	100%	89%
	More than 20	84.4%	100%	87%
(F) Fixed-Rate GA-EUROZONE-GOV		Rated AAA or better by S&P	Rated Aa3 or better by Moody's	Rated Aa3 or better by Moody's
	1 or less	98.8%	98%	94%
	More than 1 but not more than 2	97.9%	98%	93%
	More than 2 but not more than 3	97.1%	98%	92%
	More than 3 but not more than 5	91.2%	98%	90%
	More than 5 but not more than 7	87.5%	98%	89%
	More than 7 but not more than 10	83.8%	98%	88%
	More than 10 but not more than 20	75.5%	98%	84%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Schedule A are taken from the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key: X - obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Securities Administrator	Custodian	Trustee (nominal)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X		X

EXHIBIT P

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.18 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “monthly statements to certificateholders” are required to be included in the periodic Distribution Date statement under Section 6.06 of the Pooling and Servicing Agreement, provided by the Securities Administrator based on information received from the party providing such information to the Securities Administrator; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statements to certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items of Form 8-K and Form 10-K set forth in this exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee (nominal)	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (monthly statements to certificateholders)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (monthly statements to certificateholders)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (monthly statements to certificateholders)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (monthly statements to certificateholders)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (monthly statements to certificateholders)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (monthly statements to certificateholders)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (monthly statements to certificateholders)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (monthly statements to certificateholders)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (monthly statements to certificateholders)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (monthly statements to certificateholders) (only with respect to reserve accounts)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (monthly statements to certificateholders)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
					X (monthly statements to certificateholders)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.			X (monthly statements to certificateholders)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
X (monthly statements to certificateholders)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.			X (monthly statements to certificateholders)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (monthly statements to certificateholders)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X			X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
								X	X
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)		X (only with respect to any servicer event of default)
	5	Submission of Matters to a Vote of Certificateholders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) - Derivative Counterparty Financial Information*
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X			X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X			X	X
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Securities Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement [in this transaction there is no off-balance sheet arrangement]
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to certificateholders.
[in this transaction there will be no events other than waterfall triggers]
X
	3.03	Material Modification to Rights of Certificateholders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement			X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]						X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, securities administrator or trustee.
			X	X	X			X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.					X (to the extent required by successor trustee)
		Reg AB disclosure about any new securities administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
					X			X
		Reg AB disclosure about any new enhancement provider is also required.			X			X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X	X		X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to Certificateholders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K Item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information						X
Item 1114(b)(2) - Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) - Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
Trustee
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X
		Custodian				X
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 - Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 - Servicer Compliance Statement	X	X	X

EXHIBIT Q

ADDITIONAL DISCLOSURE NOTIFICATION

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Fax: (212) 272-2000
E-mail: regabnotifications@bear.com

LaSalle Bank National Association as Securities Administrator
135 S. LaSalle St., Suite 1511
Chicago, Illinois 60603
Fax: (312) 904-1368
E-mail: edgar@abnamro.com

Attn: Global Securities and Trust Services - SACO I TRUST 2007-2 - SEC REPORT PROCESSING

RE: **Additional Form [ ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.18 of the Pooling and Servicing Agreement, dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as Seller and as company, LaSalle Bank National Association, as master servicer and as securities administrator, and Citibank, N.A., as trustee. The Undersigned, as [Name of Party], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [     ].

Description of Additional Form [     ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [     ] Disclosure:

Any inquiries related to this notification should be directed to [     ], phone number: [     ]; email address: [     ].

[NAME OF PARTY], as [role]

By:
Name:
Title:

EXHIBIT R-1

FORM OF GMACM SERVICING AGREEMENT

____________________________________________________________________________________

EMC MORTGAGE CORPORATION
Owner

GMAC MORTGAGE CORPORATION
Servicer

SERVICING AGREEMENT

Dated as of May 1, 2001

____________________________________________________________________________________

EXHIBITS

Exhibit A	Mortgage Loan Schedule

Exhibit B	Custodial Account Letter Agreement

Exhibit C	Escrow Account Letter Agreement

Exhibit D	Form of Request for Release

Exhibit E	Loan Level Scheduled-Scheduled Remittance Tape Layout

THIS IS A SERVICING AGREEMENT, dated as of May 1, 2001, and is executed between EMC Mortgage Corporation (the "Owner") and GMAC Mortgage Corporation (the "Servicer").

W I T N E S S E T H :

WHEREAS, the Owner is the owner of the Mortgage Loans;

WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with the Fannie Mae Guide.

Adjustment Date: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

ARM Loans: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps and which do not permit conversion to fixed interest rates.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Iowa or the Commonwealth of Pennsylvania, or (iii) a day on which banks in the States of New York, Iowa or Pennsylvania are authorized or obligated by law or executive order to be closed.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "GMAC Mortgage Corporation Custodial Account in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

Custodian: Wells Fargo Bank Minnesota, N.A., or such other custodian as Owner shall designate.

Cut-off Date: As identified on the related Confirmation.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

Due Date: Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Effective Date: As identified on the related Confirmation.

Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "GMAC Mortgage Corporation Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae: Fannie Mae, or any successor thereto.

Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

Freddie Mac: Freddie Mac, or any successor thereto.

Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

GAAP: Generally accepted accounting procedures, consistently applied.

HUD: The United States Department of Housing and Urban Development or any successor.

Index: With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

Margin: With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

Monthly Advance: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

Mortgage Loan: An individual Mortgage Loan described herein, and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The original mortgage loan legal documents held by the Custodian.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling.

Mortgagor: The obligor on a Mortgage Note. The Mortgagor is a natural person who is a party to the Mortgage Note and Mortgage in an individual capacity.

Nonrecoverable Advance: Any advance previously made by the Servicer pursuant to Section 5.03 or any expenses incurred pursuant to Section 4.08 which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds. The determination by the Servicer that is has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

OCC: Office of the Comptroller of the Currency, its successors and assigns.

Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

  OTS: Office of Thrift Supervision, its successors and assigns.

Owner: EMC Mortgage Corporation, its successors in interest and assigns.

Partial Principal Prepayment: A Principal Prepayment by a Mortgagor of a partial principal balance of a Mortgage Loan.

Pass-Through Transfer: The sale or transfer of same or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

Periodic Rate Cap: With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; pro-vided that obligations of Freddie Mac or Fannie Mae shall be Per-mitted Invest-ments only if, at the time of investment, they are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

(ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institu-tion or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Cor-poration;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumen-tality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such in-vestment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of secur-ities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstand-ing principal balances and amounts of all the Permitted Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obliga-tions payable on demand or on a specified date not more than one year after the date of issuance there-of) which are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

(vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.; and

(viii) GMAC Variable Denomination Adjustable Rate Demand Notes constituting unsecured, senior debt obligations of General Motors Acceptance Corporation as outlined in the prospectus dated June 17, 1998 and rated by Moody’s in its highest short-term rating category available and rated at least D-1 by Fitch;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the ob-li-ga-tions underlying such instrument or if such security provides for payment of both principal and interest with a yield to matur-ity in excess of 120% of the yield to maturity at par.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall: The sum of the differences between interest actually received in a Due Period as a result of a full or partial prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received and the interest portion of the Monthly Payment of such Mortgage Loan scheduled to be due at the applicable Mortgage Loan Remittance Rate; provided, however, Prepayment Interest Shortfalls shall not include Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs which are remitted by the Servicer to the Owner on such Remittance Date.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

Prime Rate: The prime rate of U.S. money center banks as published from time to time in
The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Qualified Appraiser: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Depository: (a) The Custodian or (b) a depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Duff & Phelps.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: Amounts received by the Servicer in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Servicer: GMAC Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred prior to, on and subsequent to the Effective Date in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one--twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (not including recoveries of interest from Liquidation Proceeds or otherwise) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05.

Servicing Fee Rate: The Servicing Fee Rate shall be a rate per annum equal to 0.25%.

Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Whole Loan Transfer: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

ARTICLE II

SERVICING OF MORTGAGE LOANS;
POSSESSION OF SERVICING FILES;
BOOKS AND RECORDS;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Servicing of Mortgage Loans.

From and after the Effective Date, the Servicer does hereby agree to service the Mortgage Loans, but subject to the terms of this Agreement. The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

Section 2.02 Maintenance of Servicing Files.

The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

Section 2.03 Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File (or copies thereof) upon reasonable request during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

Section 2.04. Transfer of Mortgage Loans.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe from time to time, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Sections 10.02 and 11.12, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer. The Owner also shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.05 Delivery of Mortgage Loan Documents.

The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 promptly after their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D. The Custodian shall deliver to the Servicer promptly, and in no event later than within five (5) Business Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

Section 2.06 Quality Control Procedures.

The Servicer must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its servicing activities. The purpose of the program is to ensure that the Mortgage Loans are serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SERVICER

The Servicer represents, warrants and covenants to the Owner that as of the Effective Date or as of such date specifically provided herein:

(a) The Servicer is a validly existing corporation in good standing under the laws of the State of its organization and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b) The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(d) There is no litigation pending or, to the Seller’s knowledge, threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

(f) The collection and servicing practices used by the Servicer, with respect to each Mortgage Note and Mortgage have been in all material respects legal. With respect to escrow deposits and payments that the Servicer collects, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

  (g) The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(h) No written statement, report or other document furnished or to be furnished pursuant to the Agreement contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

(i) No fraud or misrepresentation of a material fact with respect to the servicing of a Mortgage Loan has taken place on the part of the Servicer;

(j) At the time Servicer commenced servicing the Mortgage Loans, either (i) each Mortgagor was properly notified with respect to Servicer's servicing of the related Mortgage Loan in accordance with the Cranston Gonzalez National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act or (ii) such notification was not required;

(k) At the time Servicer commenced servicing the Mortgage Loans, all applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents were notified of the transfer of the servicing of the Mortgage Loans to Servicer, or its designee, and Servicer currently receives all related notices, tax bills and insurance statements. Additionally, any and all costs, fees and expenses associated with the Servicer’s commencement of the servicing of the Mortgage Loans, including the costs of any insurer notifications, the transfer or implementation of tax service contracts, flood certification contracts, and any and all other servicing transfer-related costs and expenses have been paid for by the Servicer and will, in no event, be the responsibility of the Owner; and

(l) The collection and servicing practices with respect to each Mortgage Note and Mortgage have been in all material respects legal. With respect to escrow deposits and payments that the Servicer collects, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Servicer to Act as Servicer.
The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer. The Owner shall, upon reasonable request, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

The Servicer shall perform all of its servicing responsibilities hereunder or may, with the Owner's prior written approval, cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer that the Owner shall be requested to consent to must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange, with the Owner's prior written approval, for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

Section 4.02 Collection of Mortgage Loan Payments.

Continuously from the Effective Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with reasonable diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03 Realization Upon Defaulted Mortgage Loans.

The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall notify the Owner in writing of the commencement of foreclosure proceedings. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor from the related Mortgaged Property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Each Custodial Account shall be established with a Qualified Depository. To the extent such funds are not deposited in a Custodial Account, such funds may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer). Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account or Accounts no later than the second Business Day after receipt of funds and retain therein the following payments and collections:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans received after the Cut-off Date;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

(iii) all Liquidation Proceeds and REO Disposition Proceeds received after the Cut-off Date;

(iv) any net amounts received by the Servicer after the Cut-off Date in connection with any REO Property pursuant to Section 4.13;

(v) all Insurance Proceeds received after the Cut-off Date including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

(vi) all Condemnation Proceeds affecting any Mortgaged Property received after the Cut-off Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

(vii) any Monthly Advances as provided in Section 5.03;

(viii) any amounts received after the Cut-off Date and required to be deposited in the Custodial Account pursuant to 6.02; and

(ix) with respect to each full or partial Principal Prepayment received after the Cut-off date, any Prepayment Interest Shortfalls, to the extent of the Servicer’s aggregate Servicing Fee received with respect to the related Due Period.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the Qualified Depository shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv).

Section 4.05 Permitted Withdrawals From the Custodial Account.

The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

(i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

(iii) to reimburse itself for unreimbursed Servicing Advances and unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan;

(iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

(v) to reimburse itself for any Nonrecoverable Advances:

(vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

(vii) to remove funds inadvertently placed in the Custodial Account in error by the Servicer; and

(viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be established with a Qualified Depository. To the extent such funds are not deposited in an Escrow Account, such funds may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second Business Day after receipt of funds and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. The Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

(ii) to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii) to refund to the Mortgagor any funds as may be determined to be overages;

(iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

(viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

(ix) to clear and terminate the Escrow Account on the termination of this Agreement.

As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to 80.00% or less. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09 Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer.

Section 4.10 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

Section 4.11 Adjustments to Mortgage Interest Rate and Monthly Payment.

On each applicable Adjustment Date, the Mortgage Interest Rate shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Index plus the Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Periodic Rate Cap and Lifetime Rate Cap, as set forth in the Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable laws and regulations regarding interest rate adjustments.

Section 4.12 Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

Section 4.13 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

The Servicer shall notify the Owner in accordance with prudent servicing practices of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Servicer and Owner shall be entered into with respect to such purchase money mortgage.

The Servicer shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Servicer shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

Notwithstanding anything to the contrary set forth in this Section 4.13, the parties hereto hereby agree that the Owner, at its option, shall be entitled to manage, conserve, protect and operate each REO Property for its own benefit (such option, an "REO Option"). In connection with the exercise of an REO Option, the prior two paragraphs and the related provisions of Section 4.03 and Section 4.04(iii) (such provisions, the “REO Marketing Provisions”) shall be revised as follows. Following the acquisition of any Mortgaged Property, the Servicer shall submit a detailed invoice to the Owner for all related Servicing Advances and, upon exercising the REO Option, the Owner shall promptly reimburse the Servicer for such amounts. In the event the REO Option is exercised with respect to an REO Property, Section 4.04 (iii) shall not be applicable thereto. References made in Section 4.03 with respect to the reimbursement of Servicing Advances shall, for purposes of such REO Property, be deemed to be covered by this paragraph. The Owner acknowledges that, in the event it exercises an REO Option, with respect to the related REO Property, there shall be no breach by the Servicer based upon or arising out of the Servicer's failure to comply with the REO Marketing Provisions.

ARTICLE V

PAYMENTS TO THE OWNER

Section 5.01 Remittances.

On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts credited to the Custodial Account as of the close of business on the related preceding Determination Date, except (a) Partial Principal Prepayments received on or after the first day of the month in which the Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date, (b) Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the Remittance Date of such month, and (c) Full Principal Prepayments received after the 15th day of the month shall be remitted to the Owner on the next following Remittance Date, each net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and (iii) all Prepayment Interest Shortfalls the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts attributable to Monthly Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.02 Statements to the Owner.

The Servicer shall furnish to the Owner an individual Mortgage Loan accounting report (a “Report”), as of the last Business Day of each month, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner (i) no later than the fifth Business Day of the following month of the related Remittance Date on a disk or tape or other computer-readable format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and (ii) no later than the tenth Business Day of the following month of the related Remittance Date in hard copy, which Report shall contain the following:

(i)	with respect to each Monthly Payment, the amount of such remittance allocable to interest

(ii)	the amount of servicing compensation received by the Servicer during the prior distribution period;

(iii)	the aggregate Stated Principal Balance of the Mortgage Loans;

(iv)
the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

(v)	such other reports as may reasonably be required by the Owner.

The Servicer shall also provide a trial balance, sorted in the Owner's assigned loan number order, and such other loan level scheduled-scheduled remittance information as described on Exhibit E, in electronic tape form, with each such Report.

The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

Section 5.03 Monthly Advances by the Servicer.

Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of Monthly Payments, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related Determination Date; provided, however, that the amount of any such deposit may be reduced by (i) the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account, plus (ii) with respect to the initial Remittance Date, the Non-held Early Pay Amount (as defined below). Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

The “Amount Held for Future Distribution” as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and Partial Principal Prepayments received or made in the month of such Remittance Date, (ii) Full Principal Payments received after the 15th day of the month in the month of such Remittance Date, and (iii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date. The "Non-held Early Pay Amount" shall be the total of the amounts on account of payments which represent early receipt of scheduled payments of principal and interest received on or prior to the Cut-off Date.

The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan. In such latter event, the Servicer shall deliver to the Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

Section 5.04 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in--lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, with the approval of the Owner (such approval not to be unreasonably withheld), will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Loan Documents.

Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian, and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, such request is to be acknowledged by the Owner. Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within two Business Days to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer (and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, acknowledged by the Owner), the Custodian shall release the portion of the Mortgage Loan Documents held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 6.04 Annual Statement as to Compliance.

The Servicer will deliver to the Owner not later than 90 days following the end of each fiscal year of the Servicer, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such Officers in their good faith judgment believe to be immaterial.

Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

Not later than 90 days following the end of each fiscal year of the Servicer, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the Servicer's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer's servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.06 Owner's Right to Examine Servicer Records.

The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal government agency, FDIC, OTS, or any other similar regulations.

Section 6.07 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 6.08 Non-solicitation.

The Servicer shall not knowingly conduct any solicitation exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section. Nothing contained herein shall prohibit the Servicer from (i) distributing to Mortgagors any general advertising including information brochures, coupon books, or other similar documentation which indicates services the Seller offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor’s request.

ARTICLE VII

REPORTS TO BE PREPARED BY SERVICER

Section 7.01 Servicer Shall Provide Information as Reasonably Required.

The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service, OTS, FDIC or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01 Indemnification; Third Party Claims.

The Servicer agrees to indemnify the Owner and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and with counsel reasonably satisfactory to the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim but failure to so notify the Owner shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner unless such settlement includes an unconditional release of the Owner from all liability that is the subject matter of such claim. The provisions of this Section 8.01 shall survive termination of this Agreement. In no event will either Purchaser or Seller be liable to the other party to this Agreement for incidental or consequential damages, including, without limitation, loss of profit or loss of business or business opportunity, regardless of the form of action whether in contract, tort or otherwise.

Section 8.02 Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

Section 8.03 Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence or any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Owner upon written demand.

Section 8.04 Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05 No Transfer of Servicing.

  With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $10,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

ARTICLE IX

DEFAULT

Section 9.01 Events of Default.

In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

(i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or

(ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the Closing Date) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

(vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

Section 9.02 Waiver of Defaults.

The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

TERMINATION

Section 10.01 Termination.

The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

Section 10.02 Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole  Loan Transfer or a Pass-Through Transfer.

The Servicer acknowledges and the Owner agrees that with respect to some or all of the Mortgage Loans, the Owner may effect either (1) one or more Whole Loan Transfers, or (2) one or more Pass-Through Transfers.

The Servicer shall cooperate with the Owner in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Owner pursuant to this Section. In connection therewith, and without limitation, the Owner shall deliver any reconstitution agreement or other document related to the Whole Loan Transfer or Pass-Through Transfer to the Servicer at least 15 days prior to such transfer (or 30 days if such transfer is to take place in March, June, September or December) and the Servicer shall execute any such reconstitution agreement which contains provisions substantially similar to those herein or otherwise reasonably acceptable to the Owner and the Servicer and which restates the representations and warranties contained in Article III as of the date of transfer (except to the extent any such representation or warranty is not accurate on such date).

With respect to each Whole Loan Transfer or Pass--Through Transfer, as the case may be, effected by the Owner, Owner (i) shall reimburse Servicer for all reasonable out-of-pocket third party costs and expenses related thereto and (ii) shall pay Servicer a reasonable amount representing time and effort expended by Servicer related thereto (which amount shall be reasonably agreed upon by Servicer and Owner prior to the expenditure of such time and effort); provided, however, that for each Whole Loan Transfer and/or Pass--Through Transfer, the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed $5,000. For purposes of this paragraph, all Whole Loan Transfers and/or Pass--Through Transfers made to the same entity within the same accounting cycle shall be considered one Whole Loan Transfer or Pass--Through Transfer.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Successor to the Servicer.

Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

Section 11.02 Amendment.

This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

Section 11.03 Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner at the Owner's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

Section 11.04 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.05 Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i)                          if to the Servicer:

500 Enterprise Road
Horsham, Pennsylvania 19044
Attention: Mr. Frank Ruhl
Telecopier No.: (215) 682-3396

(ii)                        if to the Owner:

Mac Arthur Ridge II,
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Mr. Edward Raice
Telecopier No.: (972) 444-2810

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06 Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 11.09 Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10 Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

Section 11.11 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Owner's expense.

Section 11.12 Assignment by the Owner.

The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. In no event shall Owner sell a partial interest in any Mortgage Loan. All references to the Owner in this Agreement shall be deemed to include its assignees or designees. It is understood and agreed between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

Section 11.13 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

Section 11.14 Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

Section 11.15 Entire Agreement.

Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

GMAC MORTGAGE CORPORATION
Servicer

By: _______________________________
Name:
Title:

EMC MORTGAGE CORPORATION
Owner

By: ________________________________

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

(date)

To:______________________
_________________________
_________________________
(the "Depository")

As "Servicer" under the Servicing Agreement, dated as of  , (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[Servicer] Custodial Account, in trust for [Owner], Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

By:____________________
Name:__________________
Title:___________________

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[                            ]
(name of Depository)
By:____________________
Name:__________________
Title:___________________

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT
(date)

To:___________________________
______________________________
______________________________
(the "Depository")

As "Servicer" under the Servicing Agreement, dated as of   (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[Servicer] Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

By:____________________
Name:__________________
Title:___________________

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[                               ]
(name of Depository)
By:____________________
Name:__________________
Title:___________________

EXHIBIT D

REQUEST FOR RELEASE

EXHIBIT E

LOAN LEVEL SCHEDULED-SCHEDULED
REMITTANCE TAPE LAYOUT

Amendment No. 1 to the Servicing Agreement

This is Amendment No. 1 dated October 1, 2001 to that certain Servicing Agreement (the “Agreement”) dated as of May 1, 2001 between EMC MORTGAGE CORPORATION, as Owner and GMAC MORTGAGE CORPORATION, as Servicer.

W I T N E S S E T H :

WHEREAS, the Owner is the owner of the Mortgage Loans and the Servicer is the servicer of the Mortgage Loans; and

WHEREAS, the Owner and the Servicer wish to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree that the following amendment shall be made to the Agreement:

(a) The following shall replace (i)(a), (b) and (c) in the first paragraph of Section 5.01:

“(i) all amounts credited to the Custodial Account as of the close of business on the related preceding Determination Date, except Principal Prepayments received on or after the first day of the month in which the Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date,”

(b) Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(d) Except as such amendments are made herein, the Agreement shall remain in full force and effect.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION
Owner

By:________________________
Name:
Title:

GMAC MORTGAGE CORPORATION
Servicer

By: _______________________
Name:
Title:

Amendment No. 2 to the Servicing Agreement

This is Amendment No. 1 dated July 31, 2002 to that certain Servicing Agreement (the “Agreement”) dated as of May 1, 2001 between EMC MORTGAGE CORPORATION, as Owner and GMAC MORTGAGE CORPORATION, as Servicer.

W I T N E S S E T H :

WHEREAS, the Owner is the owner of the Mortgage Loans and the Servicer is the servicer of the Mortgage Loans; and

WHEREAS, the Owner and the Servicer wish to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree that the following amendment shall be made to the Agreement:

(a)	The definition of “Permitted Investments” in Section 1.01 of the Agreement is amended by deleting (viii) in such definition.

(b) Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(d) Except as such amendments are made herein, the Agreement shall remain in full force and effect.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION
Owner

By:________________________
Name:
Title:

GMAC MORTGAGE CORPORATION
Servicer

By: _______________________
Name:
Title:

AMENDMENT NUMBER THREE
to the

SERVICING AGREEMENT

Dated as of December 20, 2005

between

EMC MORTGAGE CORPORATION,
as Owner

and

GMAC MORTGAGE CORPORATION,
as Servicer

This AMENDMENT NUMBER THREE (this “Amendment”) is made and entered into this 20th day of December, 2005, by and between EMC Mortgage Corporation, a Delaware corporation, as owner (the “Owner”) and GMAC Mortgage Corporation, as servicer (the “Servicer”) in connection with the Servicing Agreement, dated as of May 1, 2001, between the above mentioned parties (the “Agreement”). This Amendment is made pursuant to Section 11.02 of the Agreement.

RECITALS
WHEREAS,  the parties hereto have entered into the Agreement;

WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

Commission or SEC: The Securities and Exchange Commission.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction document.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Qualified Correspondent: Any Person from which the Servicer purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Servicer and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Servicer, in accordance with underwriting guidelines designated by the Servicer (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Servicer within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Servicer in origination of mortgage loans of the same type as the Mortgage Loans for the Servicer’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Servicer on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Servicer; and (iv) the Servicer employed, at the time such Mortgage Loans were acquired by the Servicer, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Servicer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Criteria: As of any date of determination, the “servicing criteria” set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit G for convenience of reference only. In the event of a conflict or inconsistency between the terms of Exhibit G and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Owner, Servicer and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit G).

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Servicer.

3. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new clause (m):

(m) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Owner, any Master Servicer and any Depositor: (1) the Servicer is not aware and has not received notice that any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Servicer; (2) no material noncompliance with applicable servicing criteria as to any other securitization involving residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (3) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Servicer’s servicing policies and procedures with respect to the servicing function it will perform under this Agreement or any Reconstitution Agreement has occurred in the preceding three years; (5) there are no aspects of the Servicer’s financial condition that could have a material adverse impact on the performance by the Servicer of its servicing obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Servicer that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Servicer of a type that are described under Item 1119 of Regulation AB.

4. Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 4.14:

Section 4.14 Financial Statements.

Upon request by the Purchaser, the Servicer shall provide its financial statements of its parent for the previous two fiscal years.

5. The Agreement is hereby amended effective as of the date hereof by moving clauses (a) through (m) of Article III to Section 3.01.

6. The Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02:

Section 3.02 Updates.

(a) If so requested by the Owner or any Depositor on any date, the Servicer shall, within five Business Days, and in no event later than seven Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in clause (m) of this Article III or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(b) If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Owner, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (7) of paragraph (m) of Section 3.01 (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

All notification pursuant to this Section 3.02(b), other than those pursuant to Section 3.02(b)(i)(A), should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to Section 3.01(b)(i)(A) should be sent to:

EMC Mortgage Corporation
Two Mac Arthur Ridge
909 Hidden Ridge Drive, Suite 200
Irving, TX 75038
Attention: Associate General Counsel for Loan Administration
Facsimile: (972) 831-2555

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

(c) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, any Master Servicer and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner, any Master Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner, any Master Servicer and such Depositor, all information reasonably requested by the Owner, any Master Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

7. Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following after the first sentence of Section 4.01:

In addition, the Servicer shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

8. Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

In determining the delinquency status of any Mortgage Loan, the Servicer will use delinquency recognition policies as utilized by the Servicer in connection with the servicing of mortgage loans on its own securitizations.

9. Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

Section 5.02 Statements to the Owner.

The Servicer shall furnish to the Owner an individual Mortgage Loan accounting report (a “Report”), as of the last Business Day of each month, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner (i) no later than the fifth Business Day of the following month of the related Remittance Date on a disk or tape or other computer-readable format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and (ii) no later than the tenth Business Day of the following month of the related Remittance Date in hard copy, which Report shall contain the following:

(i) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to interest;

(iii) with respect to each Mortgage Loan, the amount of servicing compensation received by the Servicer during the prior distribution period;

(iv) the Stated Principal Balance of each Mortgage Loan and the aggregate Stated Principal Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(v) with respect to each Mortgage Loan, the current Mortgage Interest Rate;

(vi) with respect to each Mortgage Loan, the aggregate amount of any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

(vii) with respect to each Mortgage Loan, the amount of any Prepayment Interest Shortfalls paid by the Servicer in accordance with Section 4.04(viii) during the prior distribution period;

(viii) with respect to each Mortgage Loan, the Stated Principal Balance of each Mortgage Loan (a) delinquent as grouped in the following intervals through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(ix) with respect to each Mortgage Loan, and in the aggregate for all Mortgage Loans, the amount of any Monthly Advances made by the Servicer during the prior distribution period;

(x) with respect to each Mortgage Loan, the amount of any Servicing Advances made by the Servicer with respect to such Mortgage Loan, and the aggregate amount of Servicing Advances for all Mortgage Loans during the prior distribution period;

(xi) with respect to each Mortgage Loan, a description of any Nonrecoverable Advances made by the Servicer with respect to such Mortgage Loan including the amount, terms and general purpose of such Nonrecoverable Advances, and the aggregate amount of Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

(xii) with respect to any Mortgage Loan, a description of any material modifications, extensions or waivers to the terms, fees, penalties or payments of such Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

(xiii) with respect to each Mortgage Loan, the Stated Principal Balance of any substitute Mortgage Loan provided by the Servicer and the Stated Principal Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

(xiv) with respect to each Mortgage Loan, the Stated Principal Balance of any Mortgage Loan that has been repurchased by the Servicer in accordance with Section 3.03 herein.

For any Mortgage Loan in a Pass-Through Transfer, the Servicer shall also furnish the following items in the Report to the Master Servicer, provided that if these items are included in the report to the Owner they need not be incorporated in the Report:

(i) the beginning and ending balances of the Custodial Account and Escrow Account;

(ii) with respect to each Mortgage Loan, a description of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Servicer with respect to such Mortgage Loan during the prior distribution period pursuant to Section 4.05, and the source of funds for such reimbursement, and the aggregate amount of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Servicer for all Mortgage Loans during the prior distribution period pursuant to Section 4.05; and

(iii) a description of any material breach of a representation or warranty set forth in Section 3.01 or Section 3.02 herein or of any other breach of a covenant or condition contained herein and the status of any resolution of such breach.

In addition, the Servicer shall provide to the Owner such other information known or available to the Servicer that is necessary in order to provide the distribution and pool performance information as required under Item 1121 of Regulation AB, as amended from time to time, as determined by the Owner in its reasonable discretion. Notwithstanding the foregoing, the Servicer shall be under no obligation to provide information that the Owner deems required under Regulation AB if (i) the Servicer does not reasonably believe that such information is required under Regulation AB and (ii) the Servicer is not providing such information for (A) its own securitizations, or (B) any third party securitizations with mortgage loans serviced by the Servicer[, unless the Owner pays all reasonable actual costs incurred by the Servicer in connection with the preparation and delivery of such information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such information; provided, however, that the costs incurred by the Servicer in connection with establishing the necessary systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

The Servicer shall also provide a monthly report, in the form of Exhibit E hereto, or such other form as is mutually acceptable to the Servicer, the Owner and any Master Servicer, Exhibit H or such other agreeable format with respect to defaulted mortgage loans and Exhibit I, with respect to realized losses and gains, with each such report.

The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return as Owner may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

10. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

Section 6.04 Annual Statement as to Compliance; Annual Certification.

(a) The Servicer will deliver to the Owner and any Master Servicer, using its best efforts to deliver on March 1, but in no event later than March 15, of each calendar year beginning in 2007, an Officers’ Certificate acceptable to the Owner (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.

(b) With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, using its best efforts to deliver on March 1, but in no event later than March 15, of each calendar year beginning in 2007, an officer of the Servicer shall execute and deliver an Officers’ Certificate (an “Annual Certification”) to the Owner, any Master Servicer and any related Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, in the form attached hereto as Exhibit F.

In the event that the Servicer fails to timely comply with this Section 6.04 after the cure period set forth herein, commencing on March 15th of the related year, the Owner shall use its commercially reasonable efforts to obtain written or verbal statements or assurances from the Commission, by March 30th of the related year (or such extension of time granted by the Commission so that it can review the facts surrounding any requests made by the Owner) that such failure to provide the required Assessment of Compliance and Attestation Report on a timely basis, and a one time additional failure by the Servicer to comply with this Section 6.04, will not result in any adverse effect on the Owner or its affiliates with respect to any Shelf Registration on Form S-3 of the Owner or any of its affiliates. Any costs or expenses incurred by the Owner in obtaining such statement or assurances from the Commission shall be reimbursed to the Owner by the Servicer. In the event that the Owner is unable to receive any such assurances from the Commission after the use of such commercially reasonable efforts by March 30th (or any extension period granted by the Commission) of the related year, such failure by the Servicer to comply with this Section 6.04 shall be deemed an Event of Default, automatically at such time, without notice and without any cure period, and Owner may, in addition to whatever rights the Owner may have under Section 8.01, subject to the limitation expressed therein, and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section 9.01 . Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Failure to provide the Annual Statement of Compliance or Annual Certification will be treated as a failure of the Servicer to perform its duties under the Agreement and will be subject to the indemnification provisions of Section 8.01, subject to the limitation expressed therein, of the Agreement. This indemnification is understood by the parties hereto to cover any gross negligence, bad faith or willful misconduct of the Servicer in connection with its performance hereunder. For any indemnification from the Servicer to any Master Servicer, the Servicer in no event will be liable for punitive or consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

If the indemnification provided for therein is unavailable or insufficient to hold harmless the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

11. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

Section 6.05 [Reserved].

12. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.09:

Section 6.09 Assessment of Compliance with Servicing Criteria.

On and after January 1, 2006, the Servicer shall service and administer, and shall cause each subservicer to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Servicer shall use its best efforts to deliver to the Owner or its designee, any Master Servicer and any Depositor on March 1, but in no event later than March 15 of each calendar year beginning in 2007 a report (an “Assessment of Compliance”) reasonably satisfactory to the Owner, any Master Servicer and any Depositor regarding the Servicer’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB or as otherwise required by the Master Servicer. Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit G hereto delivered to the Owner concurrently with the execution of this Agreement.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Servicer shall use its best efforts to deliver to the Owner or its designee, any Master Servicer and any Depositor on March 1, but in no event later than March 15 of each calendar year beginning in 2007 a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Servicer Accounting Oversight Board.

The Servicer shall cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 11.19 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Sections 6.09. Each assessment of compliance provided by a Subservicer shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit G hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.

In the event that the Servicer fails to timely comply with this Section 6.09 after the cure period set forth herein, commencing on March 15th of the related year, the Owner shall use its commercially reasonable efforts to obtain written or verbal statements or assurances from the Commission, by March 30th of the related year (or such extension of time granted by the Commission so that it can review the facts surrounding any requests made by the Owner) that such failure to provide the required Assessment of Compliance and Attestation Report on a timely basis, and a one time additional failure by the Servicer to comply with this Section 6.09, will not result in any adverse effect on the Owner or its affiliates with respect to any Shelf Registration on Form S-3 of the Owner or any of its affiliates. Any costs or expenses incurred by the Owner in obtaining such statement or assurances from the Commission shall be reimbursed to the Owner by the Servicer. In the event that the Owner is unable to receive any such assurances from the Commission after the use of such commercially reasonable efforts by March 30th (or any extension period granted by the Commission) of the related year, such failure by the Servicer to comply with this Section 6.09 shall be deemed an Event of Default, automatically at such time, without notice and without any cure period, and Owner may, in addition to whatever rights the Owner may have under Section 8.01, subject to the limitation expressed therein, and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section 9.01 . Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Failure to provide the Assessment of Compliance or Attestation Report will be treated as a failure of the Servicer to perform its duties under the Agreement and will be subject to the indemnification provisions of Section 8.01, subject to the limitation expressed therein, of the Agreement. This indemnification is understood by the parties hereto to cover any gross negligence bad faith or willful misconduct of the Servicer in connection with its performance hereunder. For any indemnification from the Servicer to any Master Servicer, the Servicer in no event will be liable for punitive or consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

If the indemnification provided for therein is unavailable or insufficient to hold harmless the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

13. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.10:

Section 6.10 Intent of the Parties; Reasonableness.

The Owner and the Servicer acknowledge and agree that a purpose of Section 3.01(m), 4.14, Sections 5.02, 6.04, 6.09 and 10.02 of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Owner, any Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

Notwithstanding anything to the contrary herein, the Servicer shall be under no obligation to provide information that the Owner deems required under Regulation AB if (i) the Servicer does not reasonably believe that such information is required under Regulation AB and (ii) the Servicer is not providing such information for its own securitizations unless the Owner pays all reasonable costs incurred by the Servicer in connection with the preparation and delivery of such information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such information; provided, however, that the costs incurred by the Servicer in connection with establishing the necessary systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

14. Article IX of the Agreement is hereby amended effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following (new text underlined):

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (or as otherwise stated herein, in which case, automatically and without notice) may, in addition to whatever rights the Owner may have under Section 8.01, subject to the limitation expressed therein, and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

15. Article IX of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a Master Servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

16. Article X of the Agreement is hereby amended effective as of the date hereof by restating Section 10.02 in its entirety as follows:

Section 10.02. Cooperation of Servicer with a Reconstitution.

The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Owner’s sole option, the Owner may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(1) one or more third party purchasers in one or more in whole loan transfers (each, a “Whole Loan Transfer”); or

(2) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, the Servicer shall (i) following request by the Owner or any Depositor, use best efforts to provide within five, and in no event later than seven Business Days the Owner and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (d) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

(a) If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this clause (a), a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(1) the Servicer’s form of organization;

(2) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(i) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(ii) the extent of outsourcing the Servicer utilizes;

(iii) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(iv) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(v) such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(3) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(4) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(5) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(6) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(7) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(8) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b) If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Servicer, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Owner or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Owner, and (E) the Owner’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Owner’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Servicer and any Depositor a description of such proceedings, affiliations or relationships.

As a condition to the succession to the Owner or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Owner or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Owner or any Subservicer, the Owner shall provide to the Servicer, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Servicer and such Depositor, all information reasonably requested by the Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

In addition to such information as the Owner, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Owner or any Subservicer, the Owner or such Subservicer, as applicable, shall, to the extent the Owner or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

The Owner shall provide to the Servicer, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Owner or any Subservicer or the Owner or such Subservicer’s performance hereunder.

Notwithstanding the foregoing, the Servicer shall be under no obligation to provide information that the Owner deems required under Regulation AB if (i) the Servicer does not reasonably believe that such information is required under Regulation AB and (ii) the Servicer is not providing such information for (A) its own securitizations, or (B) any third party securitizations with mortgage loans serviced by the Servicer[, unless the Owner pays all reasonable actual costs incurred by the Servicer in connection with the preparation and delivery of such information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such information; provided, however, that the costs incurred by the Servicer in connection with establishing the necessary systems and procedures will be split pro rata with any other purchaser that makes a request for similar information..

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

17. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.16:

Section 11.16. Use of Subservicers and Subcontractors.

(a) The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (d) of this Section.

(b) It shall not be necessary for the Servicer to seek the consent of the Owner to the utilization of any subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 3.01(m), 4.14, 6.04, 6.09 and 10.02 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 3.02(b) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner, any Master Servicer and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.09 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

(c) The Servicer shall promptly upon request provide to the Owner, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Owner, any Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.09 and 10.02 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any Assessment of Compliance and Attestation Report and the other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.09, in each case as and when required to be delivered.

18. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.17:

For purposes of this Agreement, and with respect to any Mortgage Loan in a Pass-Through Transfer, the related Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement, with respect to such Mortgage Loans.

19. The Agreement is hereby amended effective as of the date hereof by deleting Exhibit E in its entirety and replacing it with the following:

EXHIBIT E

REPORTING DATA FOR MONTHLY REPORT

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

20. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit F:

EXHIBIT F

FORM OF SERVICER CERTIFICATION

Re: The [ ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF SERVICER] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

21. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit G:

EXHIBIT G

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: _________________________

By: __________________________
Name:
Title:

22. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit H:

EXHIBIT H

REPORTING DATA FOR DEFAULTED LOANS

Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

23. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit I:

EXHIBIT I

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

1.
2.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.            The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.            The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.            Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.      Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.
* For escrow advances - complete payment history  (to calculate advances from last positive escrow balance forward)
* Other expenses -  copies of corporate advance history showing all payments
* REO repairs > $1500 require explanation
* REO repairs >$3000 require evidence of at least 2 bids.
* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate
* Unusual or extraordinary items may require further documentation.

13.         The total of lines 1 through 12.

3.  Credits:

14-21.    Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.
* Copy of EOB for any MI or gov't guarantee
* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.          The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _____________________
Phone: ______________________            Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._________________________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale   Short Sale  Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes                             No
If “Yes”, provide deficiency or cramdown amount ________________________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ _______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
Cash for Keys__________________________		________________
HOA/Condo Fees_______________________		________________
______________________________________		________________
______________________________________		________________
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

24. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

25. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the following parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION,
as Owner

By: __________________________________
Name:
Title:

GMAC MORTGAGE CORPORATION,
as Servicer

By:      ________________________________
Name:
Title:

EXHIBIT R-2

FORM OF GMACM ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of February 28, 2007 (the “Closing Date”), among EMC Mortgage Corporation (the “Assignor”), Citibank, N.A., not individually but solely as trustee for the holders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2 (the “Assignee”) and GMAC Mortgage, LLC (the “Company”).

Whereas, the Assignor purchased mortgage loans from the Company (the “Mortgage Loans”) pursuant to certain mortgage loan purchase and interim servicing agreements, between the Company and the mortgage loan originators (the “Sellers”), the related term sheets, and related assignment assumption and recognition agreements listed in Exhibit A (collectively, the “Purchase Agreements”).

Whereas, the Assignor and the Company entered into that certain Servicing Agreement, dated as of May 1, 2001, as amended by Amendment No. 1, dated as of October 1, 2001, Amendment No. 2, dated as of July 31, 2002 and the Amended and Restated Amendment No. 3, dated as of December 20, 2005 (as amended, the “Servicing Agreement”), pursuant to which the Company agreed to service the Mortgage Loans.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the “Assigned Loans”) shall be subject to the terms of this AAR Agreement. Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Assignment and Assumption

1.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Assigned Loans and (b) as it relates to the Assigned Loans, the Servicing Agreement. Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest in, to and under the Servicing Agreement with respect to any other mortgage loan other than the Assigned Loans. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in the relevant sections of the Purchase Agreements, and any obligation of the Sellers to cure, repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such representations and warranties pursuant to the Purchase Agreements, and the Assignor is retaining the right to enforce the representations and warranties and the obligations of the Sellers set forth in those sections against the Sellers. The Assignor specifically reserves and does not assign to the Assignee its obligation, as set forth in (i) the second sentence of the fourth to last paragraph of Section 5.02 of the Servicing Agreement, (ii) the second paragraph of Section 6.10 of the Servicing Agreement and (iii) the second to last paragraph of Section 10.02(b) of the Servicing Agreement. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Assignor acknowledges and agrees that upon execution of this AAR Agreement, the Assignee shall become the “Owner” under the Servicing Agreement, and all representations, warranties and covenants by the “Servicer” to the “Owner” under the Servicing Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this AAR Agreement.

Representations, Warranties and Covenants

2.  Assignor warrants and represents to, and covenants with, Assignee and Company as of the date hereof that:

a.
Attached hereto as Attachment 2 is a true and correct copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.
Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

c.	There are no offsets, counterclaims or other defenses available to the Company with respect to the Assigned Loans, the Purchase Agreements or the Servicing Agreement;

d.	Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

e.
Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.
Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and the parties hereto, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

g.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof that:

a.
Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2;

b.
Assignee has full corporate power and authority to execute, deliver and perform under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s organizational documents or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and the parties hereto, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

d.
The Assignee assumes all of the rights of the Owner under the Servicing Agreement with respect to the Assigned Loans other than the right to enforce the obligations of the Servicer under the Servicing Agreement.

4.  The Company warrants and represents to, and covenants with, Assignee and Assignor, as of the date hereof, that:

a.
Attached hereto as Attachment 2 is a true and correct copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.
Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement;

c.
Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s limited liability company agreement or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.
Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor;

f.
Pursuant to Section 10.02 of the Servicing Agreement, the Company hereby restates the representations and warranties set forth in Article III of the Servicing Agreement with respect to the Company and the Assigned Loans as of the date hereof, provided that Section 3.01(a) is hereby amended by deleting “corporation” and replacing it with “limited liability company” and 3.01(c) is hereby amended by deleting “articles of incorporation or by-laws” and replacing it with “limited liability company agreement”; and

g.
Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

5.  Company warrants and represents to, and covenants with, Assignor and Bear Stearns Asset Backed Securities I LLC (“BSABS I”) as of the date hereof:

a.
Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

b.
No material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

c.	Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

d.
No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Servicing Agreement and this AAR Agreement for mortgage loans of a type similar to the Assigned Loans have occurred during the three-year period immediately preceding the date hereof;

e.
There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Servicing Agreement and this AAR Agreement;

f.	There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

g.
There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this Securitization Transaction and any party thereto of a type described in Item 1119 of Regulation AB.

Notwithstanding anything to the contrary in the Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify Assignor and BSABS I in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Assigned Loans, (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor or BSABS I with respect to the Securitization Transaction and (ii) provide to the Assignor and BSABS I a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to the Assignor by e-mail to regABnotifications@bear.com. Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to (i)(A) above should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: General Counsel
Facsimile: (469) 759-4714

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

6.  Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

7.  It is expressly understood and agreed by the parties hereto that insofar as this AAR Agreement is executed on behalf of the Assignee (i) this AAR Agreement is executed and delivered by Citibank, N.A., not in its individual capacity but solely as trustee under the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), among the Assignor, BSABS I, Citibank, N.A., as trustee and LaSalle Bank National Association as securities administrator and master servicer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Assignee is made and intended not as representations, warranties, covenants, undertakings and agreements by Citibank, N.A. in its individual capacity, but is made and intended for the purpose of binding only the Assignee, (iii) under no circumstances shall Citibank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Assignee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee under this AAR Agreement and (iv) any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2.

Recognition of Assignee

8.  From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans, and will service the Assigned Loans for Assignee as if Assignee and Company had entered into a separate servicing agreement for the servicing of the Assigned Loans in the form of the Servicing Agreement (as modified herein), the terms of which are incorporated herein by reference. The Company acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

9.  The Company shall prepare for and deliver to the Assignee, the Master Servicer and the Securities Administrator, a statement with respect to each Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Assigned Loan (“REO Property”) that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Assignee (or the securities administrator, if any) to comply with the reporting requirements of the REMIC provisions of the Code. The net monthly rental income, if any, from such REO Property shall be deposited in the related collection account no later than the close of business on each determination date. The Company shall perform, or caused to be performed, the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

Modification of Servicing Agreement

10.  The Company and Assignor hereby amend the Servicing Agreement as follows:

(a)	The following definitions are added to Article I of the Servicing Agreement:

Assignee: Citibank, N.A., as trustee for the holders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2.

Class X Certificateholder: Any holder of a certificate designated as a “Class X Certificate” on the face thereof.

Master Servicer: LaSalle Bank National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of February 1, 2007, among Bear Stearns Asset Backed Securities I LLC, the Trustee, LaSalle Bank National Association as securities administrator, the Master Servicer and the Owner.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Period: As to any Remittance Date and each Mortgage Loan, the calendar month prior to the month in which such Remittance Date occurs.

Subsequent Recoveries: As of any Remittance Date, surplus amounts held by the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Servicer pursuant to the Mortgage Loan Purchase Agreement, dated as of February 1, 2005, as amended, between the Servicer and the Owner) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property as of the end of the prior calendar month that resulted in a realized loss.

Trustee: Citibank, N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

(b)	The definition of “Business Day” is deleted in its entirety and replaced with the following:

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Iowa, Illinois, Minnesota or the Commonwealth of Pennsylvania or (iii) a day on which banks in the States of New York, Iowa, Illinois, Minnesota or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to be closed.

(c)	The definition of “Custodian” is deleted in its entirety and replaced with the following:

Custodian: Wells Fargo Bank, National Association.

(d)	The definition of Qualified Depository is deleted in its entirety and replaced with the following:

Qualified Depository: A separate and segregated account established with a depository, the accounts of which are insured by the FDIC through BIF or the SAIF and the short term debt ratings of which are rated in the highest rating category by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Services, Inc., or Fitch, Inc.

(e)
Section 4.04 of the Servicing Agreement is hereby amended by deleting the word “and” from clause (viii) of Section 4.04, deleting the period and adding “;” to the end of clause (ix) of Section 4.04 and inserting the following as clauses (x) and (xi) to Section 4.04 of the Servicing Agreement:

(x)  the amount of any Prepayment Charges collected with respect to the Mortgage Loans and the amount of any Prepayment Charges paid by the Servicer in connection with the waiver of a Prepayment Charge in a manner that is not permitted under this Agreement; and

(xi) all Subsequent Recoveries with respect to any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the Mortgage Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures.

(f)
Section 4.05 of the Servicing Agreement is hereby amended by deleting the “;” at the end of clause (viii) of Section 4.05, adding a period at the end of clause (viii) of Section 4.05 and deleting the following in its entirety from Section 4.05 of the Servicing Agreement:

provided, however, that prior to the Servicer receiving such reimbursements from the Owner pursuant to this Section 4.05, the Servicer shall submit a claim for reimbursement to the Owner for approval of such reimbursements. Such claim for reimbursement shall be in the form substantially attached hereto as Exhibit J to this Agreement, or in another form as mutually agreed upon by the parties, and supported by the necessary documentation as is reasonably requested by the Owner.

(g)
Section 5.02 of the Servicing Agreement is hereby amended by deleting the period and adding “;” to the end of clause (xiii) of Section 5.02 and inserting the following clause (xiv) to Section 5.02 of the Servicing Agreement:

(viv) each Mortgage Loan that has been charged off and released from the trust fund pursuant and transferred to the Class X Certificateholder pursuant to Section 5.03 of this Agreement.

(h)	Section 5.03 of the Servicing Agreement is hereby amended by inserting as the second and third pagraphs in the section the following:

The Servicer shall discontinue making advances with respect to any Mortgage Loan that becomes 60 days delinquent. In addition, subject to Section 4.03 of this Agreement, the Servicer must charge off a Mortgage Loan at the time such Mortgage Loan, as applicable, becomes 180 days delinquent unless the Servicer reasonably believes that it may be able to obtain a net recovery through foreclosure proceedings or other conversion of the related Mortgage Loan. Once a Mortgage Loan is charged off, the Servicer shall not be entitled to any additional Servicing Fee for such Mortgage Loan, except to the extent of any unpaid Servicing Fees and expenses which shall be reimbursable from any recoveries on such Mortgage Loan, and the Mortgage Loan shall be treated as a liquidated loan giving rise to a realized loss. If the Servicer determines that a significant net recovery is possible through foreclosure proceedings or other disposition of the related Mortgage Loan that becomes 60 days delinquent, the Servicer may continue making advances on such Mortgage Loan.

Unless Subsequent Recoveries are anticipated, as applicable, on a particular Mortgage Loan that is charged off as described in the preceding paragraph, such charged off Mortgage Loan will be released from the trust fund, and will be transferred to the Class X Certificateholder. If any Subsequent Recoveries are anticipated on such charged off Mortgage Loans, the release of such Mortgage Loan from the trust fund will be delayed until the distribution date after receipt of such Subsequent Recoveries. After the release of any charged off Mortgage Loan, the Class X Certificateholders will be entitled to any amounts subsequently received in respect of any such released Mortgage Loans, subject to any fees or expenses owed to the Master Servicer. Such Class X Certificateholder may designate any servicer to service any such released Mortgage Loan and the Class X Certificateholder may sell any such released Mortgage Loan to a third party. To the extent the servicing of such released Mortgage Loan is not transferred to the Servicer, the servicing of such released Mortgage Loan and the fees therefor shall be governed by this Agreement.

(i)	The following is added as Section 6.11 of the Servicing Agreement:

Section 6.11  No Waiver of Prepayment Charges

The Servicer may waive the collection of any otherwise applicable Prepayment Charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the Prepayment Charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Master Servicer by the Remittance Date.

(j)	Exhibit G of the Servicing Agreement is deleted in its entirety and replaced with the following:

EXHIBIT G

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	x
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	x
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
x
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
x
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
x
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
x
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
x
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	x
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
x
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
x
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	x
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	x
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	x
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
x
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	x
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
x
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
x
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
x
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	x
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	x
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: _________________________

By: _________________________

Name:

Title:

(k)
Exhibit H and Exhibit I in the Servicing Agreement shall be modified by deleting the words “Wells Fargo Bank”, “WFB” and “Wells Fargo Bank, N.A.” and replacing them with “LaSalle Bank National Association”, where applicable.

(l)	Exhibit J of the Servicing Agreement is deleted in its entirety.

Miscellaneous

11.  All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

a.	In the case of Company,
GMAC Mortgage, LLC
500 Enterprise Road
Horsham, Pennsylvania 19044
Attention: Mr. Frank Ruhl
Telecopier No.: (215) 682-3396

b.	In the case of Assignor,
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: President or General Counsel
Telecopier No.: (469) 759-4714

c.	In the case of Assignee,
Citibank, N.A., as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: SACO 2007-2
Telecopier No.: (212) 816-5527

12.  The Company hereby acknowledges that LaSalle Bank National Association (the “Master Servicer”) has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007, among the Assignor, the Assignee, BSABS I, and LaSalle Bank National Association as securities administrator and as the Master Servicer, and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the Servicing Agreement. Such right will include, without limitation, the right to terminate the Company under the Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the Servicing Agreement, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

LaSalle Bank National Association
ABA# 071000505
Account # 900328.1
Attn: Susan Latham - SACO 2007-2

and the Company shall deliver all reports required to be delivered under the Servicing Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 10 herein and to the Master Servicer at:

LaSalle Bank National Association
135 S. LaSalle St., Suite 1511
Chicago, IL 60603
Attention: Global Securities and Trust Services Group- SACO 2007-2

13.  THIS AAR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

14.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

15.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

16.  This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement and the Purchase Agreements.

17.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

18.  In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

EMC MORTAGE CORPORATION, the Assignor	CITIBANK, N.A., not individually but solely as trustee for the holders of SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2, the Assignee

By:	By:
Name:	Name:
Title:	Title:

GMAC MORTGAGE, LLC, the Company

By:
Name:
Title:

Acknowledged and Agreed

LASALLE BANK NATIONAL ASSOCIATION the Master Servicer

By:
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:
Name:
Title:

EXHIBIT A

THE PURCHASE AGREEMENTS

1.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of February 1, 2006, and the related Term Sheet, between the Company and Opteum Financial Services f/k/a Homestar Mortgage Services, LLC (“Opteum”) and that certain Assignment, Assumption and Recognition Agreement dated November 7, 2006 among the Assignor, the Company and Opteum;

2.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of August 1, 2006, and the related Term Sheet, between the Company and Opteum and that certain Assignment, Assumption and Recognition Agreement dated December 15, 2006 among the Assignor, the Company and Opteum;

3.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of February 1, 2006, and the related Term Sheets, between the Company and Aegis Mortgage Corporation (“Aegis”) and those certain Assignment, Assumption and Recognition Agreements dated November 29, 2006, December 21, 2006 and December 28, 2006 among the Assignor, the Company and Aegis;

4.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of February 1, 2006, and the related Term Sheets, between the Company and SouthStar Funding, LLC (“SouthStar”) and those certain Assignment, Assumption and Recognition Agreements dated May 12, 2006, May 19, 2006, May 25, 2006, June 2, 2006, June 8, 2006, August 2, 2006, October 31, 2006, October 31, 2006, November 21, 2006 and November 29, 2006 among the Assignor, the Company and SouthStar;

5.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2006, and the related Term Sheets, between the Company and Steward Financial Inc. (“Steward”) and those certain Assignment, Assumption and Recognition Agreements dated November 28, 2006 and January 5, 2007 among the Assignor, the Company and Steward;

6.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of January 1, 2006, and the related Term Sheets, between the Company and ACT Lending Corporation dba ACT Mortgage Capital and American Mortgage Services (“ACT”) and those certain Assignment, Assumption and Recognition Agreements dated September 7, 2006, September 14, 2006, November 14, 2006, November 16, 2006, November 29, 2006 and December 14, 2006 among the Assignor, the Company and ACT;

7.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of April 1, 2006, and the related Term Sheets, between the Company and ComUnity Lending, Incorporated (“ComUnity”) and those certain Assignment, Assumption and Recognition Agreements dated September 18, 2006, September 20, 2006, September 29, 2006, November 28, 2006 and December 13, 2006 among the Assignor, the Company and ComUnity;

8.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of December 1, 2006, and the related Term Sheet, between the Company and First Guaranty Mortgage Corporation (“First Guaranty”) and that certain Assignment, Assumption and Recognition Agreement dated December 29, 2006 among the Assignor, the Company and First Guaranty;

9.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of June 1, 2006, and the related Term Sheets, between the Company and Impac Funding Corporation (“Impac”) and that certain Assignment, Assumption and Recognition Agreements dated as of June 27, 2006, November 28, 2006 and December 21, 2006 among the Assignor, the Company and Impac;

10.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of July 1, 2006, and the related Term Sheet, between the Company and First Mariner Bank (“First Mariner”) and that certain Assignment, Assumption and Recognition Agreement dated as of August 3, 2006 among the Assignor, the Company and First Mariner;

11.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of January 1, 2006, and the related Term Sheet, between the Company and Aames Capital Corporation (“Aames”) and those certain Assignment, Assumption and Recognition Agreements dated as of August 30, 2006 and September 26, 2006 among the Assignor, the Company and Aames;

12.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of January 1, 2006, and the related Term Sheet, between the Company and Access National Mortgage Corporation (“Access”) and that certain Assignment, Assumption and Recognition Agreement dated July 31, 2006 among the Assignor, the Company and Access;

13.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2006, and the related Term Sheet, between the Company and Alternative Financing Corporation (“AFC”) and that certain Assignment, Assumption and Recognition Agreement dated November 28, 2006 among the Assignor, the Company and AFC;

14.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of September 1, 2006, and the related Term Sheet, between the Company and BayRock Mortgage Corporation (“BayRock”) and that certain Assignment, Assumption and Recognition Agreement dated November 28, 2006 among the Assignor, the Company and BayRock;

15.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of April 1, 2006, and the related Term Sheet, between the Company and CTX Mortgage Company (“CTX”) and that certain Assignment, Assumption and Recognition Agreement dated August 21, 2006 among the Assignor, the Company and CTX;

16.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of October 1, 2006, and the related Term Sheets, between the Company and First NLC Financial Services (“First NLC”) and that certain Assignment, Assumption and Recognition Agreement dated October 13, 2006 among the Assignor, the Company and First NLC;

17.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2006, and the related Term Sheet, between the Company and Flick Mortgage Investors (“Flick”) and that certain Assignment, Assumption and Recognition Agreement dated November 30, 2006 among the Assignor, the Company and Flick;

18.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of September 1, 2006, and the related Term Sheet, between the Company and Hyperion Capital Group, LLC (“Hyperion”) and that certain Assignment, Assumption and Recognition Agreement dated September 22, 2006 among the Assignor, the Company and Hyperion;

19.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2006, and the related Term Sheet, between the Company and Market Street Mortgage Corporation (“Market Street”) and that certain Assignment, Assumption and Recognition Agreement dated April 28, 2006 among the Assignor, the Company and Market Street;

20.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of May 1, 2006, and the related Term Sheet, between the Company and New Century Mortgage Corporation (“New Century”) and that certain Assignment, Assumption and Recognition Agreement dated August 10, 2006 among the Assignor, the Company and New Century;

21.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of February 1, 2006, and the related Term Sheets, between the Company and Pinnacle Financial Corporation (“Pinnacle”) and those certain Assignment, Assumption and Recognition Agreements dated September 5, 2006 and October 19, 2006 among the Assignor, the Company and Pinnacle;

22.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of December 1, 2006, and the related Term Sheet, between the Company and Realty Mortgage Corporation (“Realty”) and those certain Assignment, Assumption and Recognition Agreement dated December 15, 2006 among the Assignor, the Company and Realty;

23.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of June 1, 2006, and the related Term Sheet, between the Company and Residential Funding Corporation (“Residential Funding”) and those certain Assignment, Assumption and Recognition Agreement dated June 29, 2006 among the Assignor, the Company and Residential Funding;

24.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of January 1, 2006, and the related Term Sheets, between the Company and Silver State Financial Services, Inc. (“Silver State”) and those certain Assignment, Assumption and Recognition Agreements dated May 19, 2006, June 7, 2006, June 30, 2006, July 19, 2006, August 17, 2006, September 15, 2006 and September 29, 2006 among the Assignor, the Company and Silver State;

25.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of August 1, 2006, and the related Term Sheets, between the Company and Taylor, Bean & Whitaker Mortgage Corp. (“Taylor Bean”) and those certain Assignment, Assumption and Recognition Agreements dated September 5, 2006 and October 4, 2006 among the Assignor, the Company and Taylor Bean; and

26.
That certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2006, and the related Term Sheets, between the Company and WestStar Mortgage, Inc. (“WestStar”) and those certain Assignment, Assumption and Recognition Agreements dated September 15, 2006, December 13, 2006 and December 20, 2006 among the Assignor, the Company and WestStar.

ATTACHMENT 1

ASSIGNED LOANS

[Provided Upon Request]

ATTACHMENT 2

SERVICING AGREEMENT

EXHIBIT S

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned is the [Title of Officer] of [Name of Transferor] (the “Owner”), the proposed transferor of an Ownership Interest in the SACO I Trust 2007-2, Mortgage-Backed Certificates, Series 2007-2, Class [R-1][R-2][R-3][RX] Certificates (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and company, LaSalle Bank National Association, as master servicer and securities administrator (the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”), and makes this affidavit on behalf of the Owner for the benefit of the Depositor, the Securities Administrator and the Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.  The Owner is not transferring the Certificate to impede the assessment or collection of any tax.

2.  The Owner has no actual knowledge that the proposed transferee of the Certificate: (i) has insufficient assets to pay any taxes that would be owed by such transferee as Holder of the Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Certificate remains outstanding; and (iii) is not a Permitted Transferee.

3.  The Owner understands that the proposed transferee has delivered to the Trustee, the Securities Administrator and the Depositor a transfer affidavit and agreement in the form attached to the Agreement as Exhibit C. The Owner does not know or believe that any representation contained therein is false.

4.  At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the proposed transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the proposed transferee will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of the Certificate may not be respected for U.S. federal income tax purposes (and the Owner may continue to be liable for U.S. federal income taxes associated therewith) unless the Owner has conducted such an investigation.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF OWNER]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.